UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 5)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

ROTH CH ACQUISITION III CO.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:
Common Stock, par value $0.0001 per share

(2)
Aggregate number of securities to which transaction applies:
As of January 20, 2022, 31,458,054 shares of Common Stock

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The proposed maximum aggregate value of the transaction was calculated based on $9.93 per share, the average of the high and low prices reported on the Nasdaq Capital Market (“Nasdaq”) on January 19, 2022. A filing fee was previously paid with respect to 29,431,854 shares of Common Stock based upon the filing fee of $109.10 per $1,000,000 in effect on August 11, 2021, the date of the initial filing of this preliminary proxy statement, and a filing fee was previously paid with respect of an additional 93,069 shares of Common Stock based upon the current filing fee of $92.70 per $1,000,000. A filing fee of $1,779.47 is being paid in connection with this filing, in respect of the additional 1,933,131 shares of Common Stock to which the transaction applies based upon the current filing fee of $92.70 per $1,000,000.

(4)
Proposed maximum aggregate value of transaction:
$310,321,038.51

(5)
Total fee paid:
$33,526.01 less $31,746.54 previously paid. Accordingly, $1,779.47 is being paid herewith.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:
$31,746.54

(2)
Form, Schedule or Registration Statement No.:
Schedule 14A — Preliminary Proxy Statement

(3)
Filing Party:
Roth CH Acquisition III. Co.

(4)
Date Filed:
On August 11, 2021 and October 20, 2021, $31,660.61 and $85.93 were previously paid, respectively.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED JANUARY 20, 2022
PROXY STATEMENT FOR SPECIAL MEETING OF
ROTH CH ACQUISITION III CO.
ROTH CH ACQUISITION III CO.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
To the Stockholders of ROTH CH Acquisition III Co.
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of ROTH CH Acquisition III Co., which is referred to as “ROCR.” The Special Meeting will be held on February [•], 2022, at [•] local time, via a virtual meeting. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. ROCR recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person.
At the Special Meeting, ROCR stockholders will be asked to consider and vote upon the following proposals (the “Proposals”):
Proposal 1. The Business Combination Proposal — to consider and vote on a proposal to adopt and approve (a) the Business Combination Agreement (the “Business Combination Agreement”) dated as of June 16, 2021, by and among (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR” or “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with the Buyer and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek” or the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), pursuant to which (i) the Blocker Merger Sub will be merged with and into the Blocker, with the Blocker as the surviving company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Buyer, with the Buyer as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, the Company Merger Sub will be merged with and into the Company, with the Company as the surviving company (the “QualTek Merger”) and (b) such mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”). A copy of the Business Combination Agreement is attached to this proxy statement as Annex A;
Proposal 2. The Charter Amendment Proposal — to consider and vote on a proposal to adopt the proposed second amended and restated certificate of incorporation of ROCR (the “Proposed Certificate of Incorporation”) attached hereto as Annex B (the “Charter Amendment Proposal”).
Proposal 3. The Governance Proposal — to consider and vote, on a non-binding advisory basis, on seven separate governance proposals relating to the following material differences between ROCR’s current amended and restated certificate of incorporation (“Current Charter”) and the Proposed Certificate of Incorporation (collectively the “Governance Proposal”):
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Proposal 3A — to change ROCR’s name to “QualTek Services Inc.” and remove certain provisions related to ROCR’s status as a special purpose acquisition company;

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Proposal 3B — to increase the amount of authorized shares of common stock;

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Proposal 3C — to establish a class of authorized preferred stock;

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Proposal 3D — to provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors;

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Proposal 3E — to create three classes of directors with each such director to serve a three year term;

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Proposal 3F —  to permit stockholders to remove a director from office only for cause; and

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Proposal 3G — to absolve certain stockholders from certain competition and corporate opportunities obligations.

Proposal 4. The Nasdaq Proposal — to consider and vote on a proposal to approve, (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of Common Stock and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635 (d), the issuance of more than 20% of the common stock in connection with the PIPE Investment and the Convertible Note Subscription Agreements (as defined below) upon the consummation of the Business Combination (the “Nasdaq Proposal”).
Proposal 5. The Directors Proposal —  to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination to serve on the Combined Company Board of Directors, Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Chawla, Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai (the “Directors Proposal”).
Proposal 6. Management Equity Incentive Plan Proposal — to consider and vote on a proposal to approve the Management Equity Incentive Plan Proposal (the “Management Equity Incentive Plan”), a copy of which is annexed to this proxy statement as Annex D, in connection with the Business Combination (the “Management Equity Plan Proposal”).
Proposal 7. Employee Stock Purchase Plan Proposal — to consider and vote on a proposal to approve the Employee Stock Purchase Plan Proposal (the “ESPP”), a copy of which is annexed to this proxy statement as Annex E, in connection with the Business Combination (the “ESPP Proposal”).
Proposal 8. The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Plan Proposal or the ESPP Proposal (the “Adjournment Proposal”).
As we previously announced, on June 16, 2021, ROCR entered into the Business Combination Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement.
The Business Combination Agreement provides for, among other things, the following:
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The cumulative value of the merger consideration is $306,888,378.46, assuming (x) QualTek issues $10,000,000 of Equity Interests as consideration for acquisitions by QualTek prior to the Closing and (y) $2,569,834.71 of interest accrues on the convertible promissory note issued by QualTek to BCP QualTek II, as further outlined below;

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immediately following the Closing, on the Closing Date, ROCR will change its name to “QualTek Services Inc.”;

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Blocker Merger Sub will merge with and into the Blocker (the “Blocker Merger”), with the Blocker as the surviving company (the “Surviving Blocker”), resulting in the equity interests of the Blocker being converted into the right to receive 12,682,382 shares (as estimated as of the date hereof) of Class A Common Stock under the Business Combination Agreement, and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock (as further described below), and thereafter, the Surviving Blocker will merge with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the Surviving Blocker and ROCR directly owning all of the units of QualTek (“QualTek Units”) previously held by the Blocker in QualTek;

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immediately following the Buyer Merger, Company Merger Sub will merge with and into QualTek, with QualTek as the surviving company (the “QualTek Merger” and collectively with the Blocker Merger and the Buyer Merger, the “Mergers”), resulting in (i) QualTek becoming a subsidiary of

ROCR, (ii) the QualTek Units (excluding those held by the Blocker prior to the Blocker Merger and ROCR following the Blocker Merger) being converted into the right to receive 18,775,672 shares (as estimated as of the date hereof) of Class B Common Stock under the Business Combination Agreement and the holders of QualTek Units being entitled to such shares of Class B Common Stock (as further described below), (iii) the QualTek Units held by ROCR being converted into the right to receive a number of Common Units (as defined herein) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 31,597,195 QualTek Units), less the number of Common Units received in connection with the contribution described immediately below (estimated as of the date of this proxy statement to be approximately 15,805,750 QualTek Units);
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with respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units are entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,318,543.75, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (which, as of the date hereof, is currently estimated to be $10,000,000) plus (iii) the amount of interest accrued on that certain convertible promissory note in an aggregate principal amount of $30,657,134.88 issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. The exact amount allocated between the Blocker Owners and holders of QualTek Units is determined by their respective governing documents and as of the date hereof is expected to be allocated as follows (i) 3,741,048 shares of Class A Common Stock to BCP AIV Investor Holdings-3, L.P., (ii) 4,297,204 shares of Class A Common Stock to BCP Strategic AIV Investor Holdings-2, L.P., (iii) 4,238,587 shares of Class A Common Stock to BCP QualTek Investor Holdings, L.P., (iv) 405,543 shares of Class A Common Stock to BCP QualTek, LLC, (v) 11,783,398 shares of Class B Common Stock and 11,783,398 Common Units to BCP QualTek, LLC, (vi) 2,165,224 shares of Class B Common Stock and 2,165,224 Common Units to BCP QualTek II, LLC, and (vii) 4,827,050 shares of Class B Common Stock and 4,827,050 Common Units to BCP QualTek Management LLC. No portion of the merger consideration will be paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination.

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ROCR will contribute, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger (estimated as of the date of this proxy statement to be approximately 15,805,750 QualTek Units), an amount of cash available after payment of the merger consideration under the Business Combination Agreement estimated as of the date of this proxy statement to be approximately $158,057,500, assuming no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account, which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement;

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the limited liability company agreement of QualTek will be amended and restated to, among other things, reflect the QualTek Merger and admit ROCR as the managing member of QualTek; and

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following the completion of the Business Combination, as described above, our organizational structure will be what is commonly referred to as an umbrella partnership corporation (or Up-C) structure. This organizational structure will allow the equityholders of QualTek (other than the Blocker) (the “Flow-Through Sellers”) to retain their equity ownership in QualTek, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of common units of QualTek issued pursuant to the Business Combination (“Common Units”). Each Flow-Through Seller will also hold a number of shares of Class B Common Stock equal to the number of Common Units held by such Flow-Through Seller, which will have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the stockholders of ROCR.

The Blocker Owners will, by contrast, hold their equity ownership in ROCR, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment. See the section entitled “Risk Factors — Risks Related to ROCR and the Business Combination” for additional information on our organizational structure, including the Tax Receivable Agreement.

The Third Amended and Restated LLCA will provide holders of Common Units the right to exchange Common Units, together with the cancellation of an equal number of shares of Class B Common Stock, for an equal number of shares of Class A Common Stock, subject to certain restrictions set forth therein.
In connection with the Business Combination Agreement, ROCR has signed a letter of intent and intends to enter into subscription agreements (the “Convertible Note Subscription Agreements”) with certain investors (collectively, the “Convertible Note Investors”), pursuant to which, among other things, ROCR will agree to issue and sell to the Convertible Note Investors, in private placements to close substantially concurrently with Closing, convertible notes due 2027 (“Convertible Notes”) in an aggregate principal amount of up to $123,042,500 at a purchase price of 98.00% of the principal amount. The Convertible Notes will be guaranteed by the Company’s subsidiaries that guarantee its credit facilities. The Convertible Notes are initially convertible into 12,304,250 shares of Class A Common Stock at an initial conversion price of $10.00 (subject to adjustment). The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time. The interest rate will be set quarterly based on gross last twelve months leverage with a minimum interest rate of 9.00% per annum and up to a maximum of 11.25% as follows: (i) a leverage ratio of less than 4.5x will equate to an interest rate of 9.00%; (ii) a leverage ratio of 4.5x or greater but less than 5.0x will equate to an interest rate of 9.50%; (iii) a leverage ratio of 5.0x or greater but less than 5.5x will equate to an interest rate of 10.25%; and (iv) a leverage ratio of 5.5x or greater will equate to an interest rate of 11.25%. The initial and maximum conversion price (as may be adjusted, the “Conversion Price”) shall be $10.00 per share. If the Company’s shares trade below the Conversion Price prior to the first anniversary of the Closing Date, then the Conversion Price will be reduced to the lowest of (i) $10.00, (ii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s first quarterly earnings announcement following the Closing Date, (iii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s second quarterly earnings announcement following the Closing Date, (iv) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day immediately following the first anniversary of the Closing Date and (v) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the closing date of the applicable Conversion Reset Offering by the Company; provided that the Conversion Price may not be less than $6.00 per share.
ROCR Common Stock and Warrants (as defined herein) are currently listed on the Nasdaq under the symbols “ROCR,” and “ROCRW,” respectively. Effective March 22, 2021, holders of ROCR’s units who elect to do so are able to trade the common stock and warrants included in the units separately. The common stock and warrants trade on the Nasdaq under the symbols ROCR and ROCRW, respectively. Units not separated will continue to trade on Nasdaq under the symbol ROCRU. After separation, the Common Stock and Warrants may not be recombined to create Units.
Pursuant to the Current Charter, ROCR is providing its public stockholders with the opportunity to redeem, upon the Closing, shares of its Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account (the “Trust Account”) that holds the proceeds (including interest but less franchise and income taxes payable) of ROCR’s initial public offering (“ROCR IPO”). For illustrative purposes, based on funds in the Trust Account of approximately $115 million on [•], 2022, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, 20% or more of the shares of Common Stock included in the Units sold in ROCR IPO. Holders of ROCR’s outstanding Warrants and Units do not have redemption rights with respect to such securities in connection with the Business Combination.
Holders of outstanding Units must separate the underlying Public Shares and Warrants prior to exercising redemption rights with respect to the Public Shares. The Initial Stockholders have agreed to waive their redemption rights with respect to any shares of Common Stock they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Initial Stockholders own an aggregate amount of 22.2% of ROCR’s issued and outstanding shares of Common Stock, including Common Stock underlying Private Units. The Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the related transactions.
ROCR is providing this proxy statement and accompanying proxy card to ROCR stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, ROCR urges you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section titled “Risk Factors.”
After careful consideration, the Board of Directors of ROCR has unanimously approved and adopted the Business Combination Agreement and the transactions contemplated therein and unanimously recommends that stockholders vote “FOR” adoption and approval of the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Governance Proposal, “FOR” the Nasdaq Proposal, “FOR” the Directors Proposal, “FOR” the Management Equity Incentive Plan Proposal, “FOR” the ESPP Proposal, presented to ROCR stockholders in this proxy statement, and “FOR” the Adjournment Proposal. When you consider the Board of Directors’ recommendation of these proposals, you should keep in mind that the directors and officers of ROCR have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “Business Combination Proposal — Interests of ROCR’s Directors and Officers and Others in the Business Combination.”
Each redemption of shares of ROCR Common Stock by ROCR public stockholders will decrease the amount in the Trust Account, which held total assets of approximately $115 million as of September 30, 2021. Net tangible assets will be maintained at a minimum of $5,000,001 upon consummation of the Business Combination.
Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible to ensure that your vote is counted, regardless of whether you expect to attend the Special Meeting virtually, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Business Combination Agreement will be consummated only if the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal are approved at the Special Meeting. The Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, and the ESPP Proposal are conditioned on the approval of the Business Combination Proposal and satisfaction of other closing conditions.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” for the Business Combination Proposal, “FOR” for the Charter Amendment Proposal, “FOR” for the Governance Proposal, “FOR” for the Nasdaq Proposal, “FOR” for the Directors Proposal, “FOR” for the Management Equity Incentive Plan Proposal, and “FOR” for the ESPP Proposal to be presented at the Special Meeting and “FOR” the Adjournment Proposal, if presented. If you fail to return your proxy card or fail to submit your proxy by telephone or over the Internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person by virtual attendance, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and, if a quorum is present, will have no effect on the Proposals. If you are a stockholder of record and you attend the Special Meeting and wish to vote during the Special Meeting, you may withdraw your proxy and vote during the Special Meeting.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT ROCR REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO ROCR’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR

CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
On behalf of ROCR’s Board of Directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
Byron Roth
Co-Chief Executive Officer and Chairman of the
Board of Directors
ROTH CH Acquisition III Co.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement or determined that the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [•], 2022 and is first being mailed to the stockholders of ROCR on or about [•], 2022.

ROTH CH Acquisition III Co.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF ROTH CH ACQUISITION III CO.
To Be Held On [•], 2022
To the Stockholders of ROTH CH Acquisition III Co.
NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of ROTH CH Acquisition III Co., a Delaware corporation (“ROCR,” “we,” “our” or “us”), will be held on [•], 2022, at [•], Eastern time, via live webcast at the following address [•]. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. ROCR recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. You are cordially invited to attend the Special Meeting for the following purposes:
Proposal 1. The Business Combination Proposal — to consider and vote on a proposal to adopt and approve (a) the Business Combination Agreement (the “Business Combination Agreement”) dated as of June 16, 2021, by and among (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR” or “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with the Buyer and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek” or the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), pursuant to which (i) the Blocker Merger Sub will be merged with and into the Blocker, with the Blocker as the surviving company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Buyer, with the Buyer as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, the Company Merger Sub will be merged with and into the Company, with the Company as the surviving company (the “QualTek Merger”) and (b) such mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”). A copy of the Business Combination Agreement is attached to this proxy statement as Annex A;
Proposal 2. — The Charter Amendment Proposal — to consider and vote on a proposal to adopt the proposed second amended and restated certificate of incorporation of ROCR (the “Proposed Certificate of Incorporation”) attached hereto as Annex B (the “Charter Amendment Proposal”).
Proposal 3 — The Governance Proposal. — to consider and vote, on a non-binding advisory basis, on seven separate governance proposals relating to the following material differences between ROCR’s Current Charter and the Proposed Certificate of Incorporation (collectively the “Governance Proposal”):
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Proposal 3A — to change ROCR’s name to “QualTek Services Inc.” and remove certain provisions related to ROCR’s status as a special purpose acquisition company;

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Proposal 3B — to increase the amount of authorized shares of common stock;

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Proposal 3C — to establish a class of authorized preferred stock;

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Proposal 3D — to provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors;

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Proposal 3E — to create three classes of directors with each such director to serve a three year term;

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Proposal 3F — to permit stockholders to remove a director from office only for cause; and

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Proposal 3G — to absolve certain stockholders from certain competition and corporate opportunities obligations.

Proposal 4. The Nasdaq Proposal —   to consider and vote on a proposal to approve, (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of Common Stock and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635 (d), the issuance of more than 20% of the common stock in connection with the PIPE Investment and the Convertible Note Subscription Agreements upon the consummation of the Business Combination (the “Nasdaq Proposal”).
Proposal 5. The Directors Proposal —    to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination to serve on the Combined Company Board of Directors, Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Chawla, Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai (the “Directors Proposal”).
Proposal 6. Management Equity Incentive Plan Proposal —   to consider and vote on a proposal to approve the Management Equity Incentive Plan Proposal (the “Management Equity Incentive Plan”), a copy of which is annexed to this proxy statement as Annex D, in connection with the Business Combination (the “Management Equity Plan Proposal”).
Proposal 7. Employee Stock Purchase Plan Proposal — to consider and vote on a proposal to approve the Employee Stock Purchase Plan Proposal (the “ESPP”), a copy of which is annexed to this proxy statement as Annex E, in connection with the Business Combination (the “ESPP Proposal”).
Proposal 8. The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Plan Proposal or the ESPP Proposal (the “Adjournment Proposal”).
Only holders of record of ROCR Common Stock at the close of business on [•], 2022 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of ROCR stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of ROCR for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.
Pursuant to the Current Charter, ROCR is providing ROCR public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of ROCR Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the Trust Account that holds the proceeds (including interest but less franchise and income taxes payable) of the ROCR IPO. For illustrative purposes, based on funds in the Trust Account of approximately $115 million on [•], 2022, the estimated per share redemption price would have been approximately $[•]. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, with respect to 20% or more of the shares of Common Stock included in the Units sold in the ROCR IPO. Holders of ROCR’s outstanding Warrants and Units do not have redemption rights with respect to such securities in connection with the Business Combination. Holders of outstanding Units must separate the underlying Public Shares and Warrants prior to exercising redemption rights with respect to the Public Shares. The Initial Stockholders have agreed to waive their redemption rights with respect to any shares of Common Stock they may hold in connection with the consummation of the Business Combination, and such shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Initial Stockholders own an aggregate amount of 22.2% of the issued and outstanding shares of ROCR Common Stock. The Initial Stockholders have agreed to vote any shares of ROCR Common Stock owned by them in favor of the Business Combination Proposal.
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of ROCR Common Stock as of the Record Date for the Special Meeting.

The approval of the Business Combination Proposal, the Governance Proposal, the Nasdaq Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of ROCR Common Stock cast by the stockholders represented in person by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting. If the Business Combination Proposal is not approved, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal will not be presented to the ROCR stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. ROCR’s Board has already approved the Business Combination.
In connection with the Business Combination Agreement, ROCR has signed a letter of intent and intends to enter into the Convertible Note Subscription Agreements with the Convertible Note Investors, pursuant to which, among other things, ROCR will agree to issue and sell to the Convertible Note Investors, in private placements to close substantially concurrently with Closing, the Convertible Notes in an aggregate principal amount of up to $123,042,500 at a purchase price of 98.00% of the principal amount. The Convertible Notes will be guaranteed by the Company’s subsidiaries that guarantee its credit facilities. The Convertible Notes are initially convertible into 12,304,250 shares of Class A Common Stock at an initial conversion price of $10.00 (subject to adjustment). The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time. The interest rate will be set quarterly based on gross last twelve months leverage with a minimum interest rate of 9.00% per annum and up to a maximum of 11.25% as follows: (i) a leverage ratio of less than 4.5x will equate to an interest rate of 9.00%; (ii) a leverage ratio of 4.5x or greater but less than 5.0x will equate to an interest rate of 9.50%; (iii) a leverage ratio of 5.0x or greater but less than 5.5x will equate to an interest rate of 10.25%; and (iv) a leverage ratio of 5.5x or greater will equate to an interest rate of 11.25%. The initial and maximum Conversion Price shall be $10.00 per share. If theCompany’s shares trade below the Conversion Price prior to the first anniversary of the Closing Date, then the Conversion Price will be reduced to the lowest of (i) $10.00, (ii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s first quarterly earnings announcement following the Closing Date, (iii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s second quarterly earnings announcement following the Closing Date, (iv) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day immediately following the first anniversary of the Closing Date and (v) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading dayafter the closing date of the applicable Conversion Reset Offering by the Company; provided that the Conversion Price may not be less than $6.00 per share.
As of [•], there was approximately 115.0 million in the Trust Account. Each redemption of shares of ROCR Common Stock by its public stockholders will decrease the amount in the Trust Account. Net tangible assets will be maintained at a minimum of $5,000,001 upon consummation of our initial business combination.
Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.
[•], 2022
By Order of the Board of Directors
Byron Roth
Co-Chief Executive Officer and
Chairman of the Board of Directors

i

ii

ABOUT THIS PROXY STATEMENT
This document constitutes a notice of a meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to the special meeting of ROCR stockholders at which ROCR stockholders will be asked to consider and vote upon a proposal to approve the Business Combination by the approval and adoption of the Business Combination Agreement, among other matters.
ROCR files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read ROCR’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact our proxy solicitor at:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
If you are a stockholder of ROCR and would like to request documents, please do so by [•], 2022 to receive them before the ROCR special meeting of stockholders. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “ROCR” refer to ROTH CH Acquisition III Co.
In this document:
“Amended and Restated Bylaws” means ROCR’s proposed amended and restated bylaws attached hereto as Annex C.
“Blocker” refers to BCP QualTek Investors, LLC, a Delaware limited liability company.
“Board” means the board of directors of ROCR.
“Brightstar” means Brightstar Capital Partners, L.P. and its affiliates.
“Business Combination” means the business combination pursuant to the Business Combination Agreement.
“Class A Common Stock” means the Class A common stock, $0.0001 par value, of the Combined Company, which is the ROCR Common Stock that, upon the effectiveness of the Proposed Certificate of Incorporation and the consummation of the Business Combination, will be automatically converted into such Class A Common Stock.
“Class B Common Stock” means the Class B common stock, $0.0001 par value, of the Combined Company.
“Closing” means the closing of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“Combined Company” means ROCR after the Business Combination.
“Convertible Note Investment” means the private placement pursuant to which the Convertible Note Investors intend to subscribe for Convertible Notes in an aggregate principal amount of up to $123,042,500 at a purchase price of 98.00% of the principal amount.

“Convertible Note Investors” means certain institutional investors that will invest in the Convertible Note Investment.
“Convertible Notes” means the Convertible Senior Notes due 2027 that are convertible into Convertible Note Shares at an initial conversion price of $10.00 per share (subject to adjustment).
“Convertible Note Shares” means the shares of Common Stock to be issued upon conversion of the Convertible Notes, in accordance with the terms and subject to the conditions of the Convertible Note Subscription Agreements and the Indenture.
“Convertible Note Subscription Agreements” means, collectively, those certain subscription agreements to be entered into between ROCR and the Convertible Note Investors, pursuant to which such Convertible Note Investors will agree to purchase up to $123,042,500 in aggregate principal amount of Convertible Notes in the Convertible Note Investment.
“Craig-Hallum” means Craig-Hallum Capital Group LLC.
“Current Charter” means ROCR’s current amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware March 2, 2021.
“DGCL” means the Delaware General Corporation Law, as amended.
“Effective Time” means the time at which the Business Combination becomes effective pursuant to its terms.
“Form S-1” refers to the Form S-1 (as amended) (SEC File No. 333-252044) registration statement, initially filed by ROCR with the SEC on January 12, 2021.
“Founder Shares” means the outstanding shares of our Common Stock held by the Sponsor, our directors and affiliates of our management team since February 13, 2019.
“Indenture” means the indenture to be entered into in connection with the Closing between ROCR and the Indenture Trustee in its capacity as trustee thereunder.
“Indenture Trustee” means Wilmington Trust, National Association, a national banking association.
“Initial Stockholders” or ‘ROCR’s Initial Stockholders’ means the holders of ROCR shares prior to the IPO.
“Investor Rights Agreement” means the investor rights agreement to be entered at Closing by and between ROCR (and subsequent to the Business Combination, the Combined Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein), a form of which is attached hereto as Annex H.
“Nasdaq” refers to the Nasdaq Capital Market.
“Notes Issuer” refers to BCP QualTek Holdco, LLC.
“Note Purchase Agreements” means the Note Purchase Agreements, dated June 16, 2021, as amended on January 14, 2022, among the Notes Issuer, ROCR and the Pre-PIPE Investors.
“PIPE Investment” has the meaning ascribed to such term in the Business Combination Agreement.
“PIPE Registration Rights Agreement” means the registration rights agreement, dated June 16, 2021, between ROCR and the PIPE Investors.
“Pre-PIPE Investment” refers to the private placement of Pre-PIPE Notes, issuable pursuant to the Note Purchase Agreement.
“Pre-PIPE Notes” refers to the convertible notes of BCP QualTek Holdco, LLC, as the issuer in an aggregate principal amount of $44.4 million in the Pre-PIPE Investment.
“Pre-PIPE Registration Rights Agreement” means the registration rights agreement, dated June 16, 2021, between ROCR and the Pre-PIPE Investors.

“Private Placement” refers to the private placements described in ROCR’s Form S-1.
“Private Units” refers to the 408,000 units sold by ROCR at a price of $10.00 per unit, in the PIPE Investment.
“Proposals” means the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal; and the Adjournment Proposal.
“Proposed Certificate of Incorporation” means the proposed Certificate of Incorporation of the Company to be in effect following the Business Combination, a form of which is attached to this proxy statement as Annex B.
“Public Shares” means Common Stock underlying the Units sold in the ROCR IPO.
“public stockholders” means the public stockholders in the ROCR IPO.
“QualTek” or the “Company” means, prior to the Business Combination, BCP QualTek HoldCo, LLC and its subsidiaries, and after the Business Combination, ROCR and its subsidiaries, including BCP QualTek HoldCo, LLC.
“QualTek Equityholders” refers to the Company Equityholders (as defined in the Business Combination Agreement).
“QualTek Common Units” refers to the Common Units as defined in the Third Amended and Restated LLCA.
“Redemption” means the right of the holders of Public Shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement.
“Reorganization Transactions” refers to the Reorganization Transactions as defined in the Tax Receivable Agreement.
“ROCR” means ROTH CH Acquisition III Co.
“ROCR Common Stock” or “Common Stock” means, prior to the Business Combination, the common stock of ROCR, $0.0001 par value per share, and following the Business Combination, Class A Common Stock and Class B Common Stock.
“ROCR IPO” or “IPO” means ROCR’s initial public offering registered on ROCR’s Form S-1.
“Roth” means Roth Capital Partners, LLC.
“SEC” means the United States Securities and Exchange Commission.
“Special Meeting” means the special meeting of the stockholders of ROCR, to be held on [•], 2022, at [•], Eastern time, via live webcast at the following address [•]
“Sponsor” means CR Financial Holdings, Inc., an entity affiliated with Roth.
“Subscription Agreements” means the subscription agreements, dated June 16, 2021, as amended on January 14, 2022, by and between certain accredited investors and ROCR.
“Tax Receivable Agreement” refers to that certain Tax Receivable Agreement to be entered into at the Closing of the Business Combination, a form of which is attached hereto as Annex G.
“Third Amended and Restated LLCA” refers to that certain Third Amended and Restated Limited Liability Company Operating Agreement of QualTek, a copy of which is attached hereto as Annex F.
“TRA Holder Representative” refers to the TRA Holder Representative as defined in the Tax Receivable Agreement.
“TRA Holders” refers to the TRA Holders as defined in the Tax Receivable Agreement.

“Trust Account” means the Trust Account of ROCR, which holds the net proceeds of the ROCR IPO and the sale of the Private Units, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.
“Unit” means a unit consisting of one share of Common Stock and one-quarter of one redeemable warrant.
“Warrant” means a warrant to purchase one share of Common Stock at a price of $11.50 per whole share, (subject to adjustment).

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting of ROCR stockholders. The following questions and answers do not include all the information that is important to stockholders of ROCR. We urge the stockholders of ROCR to read carefully this entire proxy statement, including the annexes and other documents referred to herein.
Q.
Why am I receiving this proxy statement?

A.
ROCR stockholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, among other proposals. ROCR has entered into the Business Combination Agreement and pursuant to the terms set forth in the Business Combination Agreement, subject to the satisfaction or waiver of the conditions to the Closing therein, (i) a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), with the Blocker surviving as a wholly owned subsidiary of the Company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Company, with the Company as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), with QualTek as the surviving company (the “QualTek Merger”).

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.
This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its annexes carefully and in their entirety.
Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.
Below are proposals on which ROCR stockholders are being asked to vote.
Proposal 1. The Business Combination Proposal — to consider and vote on a proposal to adopt and approve (a) the Business Combination Agreement (the “Business Combination Agreement”) dated as of June 16, 2021, by and among (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR” or “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with the Buyer and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek” or the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), pursuant to which (i) the Blocker Merger Sub will be merged with and into the Blocker, with the Blocker as the surviving company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Buyer, with the Buyer as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, the Company Merger Sub will be merged with and into the Company, with the Company as the surviving company (the “QualTek Merger”) and (b) such mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”). A copy of the Business Combination Agreement is attached to this proxy statement as Annex A;
Proposal 2. The Charter Amendment Proposal — to consider and vote on a proposal to adopt the proposed second amended and restated certificate of incorporation of ROCR (the “Proposed Certificate of Incorporation”) attached hereto as Annex B (the “Charter Amendment Proposal”).

Proposal 3 — The Governance Proposal. — to consider and vote, on a non-binding advisory basis, on seven separate governance proposals relating to the following material differences between ROCR’s Current Charter and the Proposed Certificate of Incorporation (collectively the “Governance Proposal”):
•
Proposal 3A — to change ROCR’s name to “QualTek Services Inc.” and remove certain provisions related to ROCR’s status as a special purpose acquisition company;

•
Proposal 3B — to increase the amount of authorized shares of common stock;

•
Proposal 3C — to establish a class of authorized preferred stock;

•
Proposal 3D — to provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors;

•
Proposal 3E — to create three classes of directors with each such director to serve a three year term;

•
Proposal 3F — to permit stockholders to remove a director from office only for cause; and

•
Proposal 3G — to absolve certain stockholders from certain competition and corporate opportunities obligations.

Proposal 4. The Nasdaq Proposal — to consider and vote on a proposal to approve, (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of Common Stock and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635 (d), the issuance of more than 20% of the common stock in connection with the PIPE Investment and the Convertible Note Subscription Agreements upon the consummation of the Business Combination (the “Nasdaq Proposal”).
Proposal 5. The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination to serve on the Combined Company Board of Directors, Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Chawla, Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai (the “Directors Proposal”).
Proposal 6. Management Equity Incentive Plan Proposal — to consider and vote on a proposal to approve the Management Equity Incentive Plan Proposal (the “Management Equity Incentive Plan”), a copy of which is annexed to this proxy statement as Annex D, in connection with the Business Combination (the “Management Equity Plan Proposal”).
Proposal 7. Employee Stock Purchase Plan Proposal — to consider and vote on a proposal to approve the Employee Stock Purchase Plan Proposal (the “ESPP”), a copy of which is annexed to this proxy statement as Annex E, in connection with the Business Combination (the “ESPP Proposal”).
Proposal 8. The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Plan Proposal or the ESPP Proposal (the “Adjournment Proposal”).
Q:
Are the proposals conditioned on one another?

A:
Unless the Business Combination Proposal is approved, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal and the ESPP Proposal will not be presented to the stockholders of ROCR at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement. The Business Combination is conditioned on the approval of the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If ROCR does not consummate the Business Combination and fails to complete an initial business combination by

March 5, 2023, ROCR will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders.
Q:
What will happen in the Business Combination?

A:
At the Closing, pursuant to the terms set forth in the Business Combination Agreement, subject to the satisfaction or waiver of the conditions to the Closing therein, (i) a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), with the Blocker surviving as a wholly owned subsidiary of the Company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Company, with the Company as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), with QualTek as the surviving company (the “QualTek Merger”).

A copy of the Business Combination Agreement is attached to this proxy statement as Annex A.
Q:
What equity stake will current stockholders of the Company and QualTek Equityholders hold in the Combined Company after the Closing?

A:
It is anticipated that, upon the Closing of the Business Combination, ROCR’s public stockholders (other than the PIPE Subscribers, Pre-PIPE Investors and Convertible Note Investors) will retain an ownership interest of approximately [•]% in the Combined Company, the Pre-PIPE Investors will own approximately [•]% of the Combined Company (such that public stockholders, including Pre-PIPE Investors, will own approximately [•]% of the Combined Company), the PIPE Subscribers will own approximately [•]% of the Combined Company (such that public stockholders, including PIPE Subscribers, will own approximately [•]% of the Combined Company), ROCR’s Sponsor, officers, directors and other holders of Founder Shares will own approximately [•]% in the Combined Company and the QualTek Equityholders will own approximately [•]% of the outstanding common stock of the Combined Company. The ownership percentage with respect to the Combined Company following the Business Combination does not take into account (i) the redemption of any shares by ROCR’s public stockholders, (ii) Warrants that may remain outstanding following the Business Combination or (iii) the issuance of any shares upon Closing of the Business Combination under the Management Equity Incentive Plan, which is intended to be adopted following consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the Combined Company will be different.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Q.
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Business Combination Agreement, including the approval by the stockholders of ROCR of the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal. The Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal and the ESPP Proposal are subject to and conditioned on the approval of the Business Combination Proposal. The Business Combination Proposal is subject to and conditioned on the approval of the Charter Amendment Proposal, and the Nasdaq Proposal. For a summary of the conditions that must be satisfied or waived prior to the Closing of the Business Combination, see the section titled “The Business Combination Proposal — Business Combination Agreement.”

Q:
Why is ROCR providing stockholders with the opportunity to vote on the Business Combination?

A:
Under the Current Charter, ROCR must provide all holders of its Public Shares with the opportunity to have their Public Shares redeemed upon the consummation of ROCR’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, ROCR has elected to provide its stockholders with the opportunity to have their Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, ROCR is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their Public Shares in connection with the closing of its Business Combination.
Q:
Are there any arrangements to help ensure that ROCR will have sufficient funds, together with the proceeds in its Trust Account, to fund the merger consideration?

A:
Yes. ROCR entered into Subscription Agreements with the PIPE Subscribers dated as of June 16, 2021, as amended on January 14, 2022, pursuant to which, among other things, ROCR agreed to issue and sell, in a private placement to close immediately prior to the Closing, an aggregate of [•] shares of ROCR Common Stock for $8.00 per share for a total of $[•] million. Additionally, the Notes Issuer entered into the Note Purchase Agreements with the Pre-PIPE Investors, pursuant to which the Notes Issuer issued to such subscribers $44.4 million of Pre-PIPE Notes that will automatically convert into the Class A Common Stock at $6.40 per share upon consummation of the Business Combination. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Buyer Class B Voting Stock) in lieu of converting into Class A Common Stock. The number of Common Units and Buyer Class B Voting Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $6.40, subject to certain adjustments. The ROCR Common Stock was originally sold in the ROCR IPO as a component of the Units for $10.00 per Unit. The Units consist of one share of ROCR Common Stock and one-quarter of one Warrant. As of [•], 2022, the closing price on Nasdaq of ROCR Common Stock was $[•] per share, and the closing price of the Warrants was $[•] per Warrant. The conversion price of $6.40 per share of Class A Common Stock to the Pre-PIPE Investors for their Pre-PIPE Notes, upon consummation of the Business Combination, reflects a $1.60 discount to the purchase price of $8.00 per share for the PIPE Shares, and a $3.60 discount to the price per Unit sold to investors in the ROCR IPO.

In addition, the Convertible Note Investors intend to purchase up to $123,042,500 in aggregate principal amount of Convertible Notes at a purchase price of 98.00% of the principal amount pursuant to the Convertible Note Subscription Agreements. The Convertible Note Investment will close substantially concurrently with Closing and is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the Closing. The Convertible Notes will be guaranteed by the Company’s subsidiaries that guarantee its credit facilities. The Convertible Notes are initially convertible into 12,304,250 shares of Class A Common Stock at an initial conversion price of $10.00 (subject to adjustment). The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time. The interest rate will be set quarterly based on gross last twelve months leverage with a minimum interest rate of 9.00% per annum and up to a maximum of 11.25% as follows: (i) a leverage ratio of less than 4.5x will equate to an interest rate of 9.00%; (ii) a leverage ratio of 4.5x or greater but less than 5.0x will equate to an interest rate of 9.50%; (iii) a leverage ratio of 5.0x or greater but less than 5.5x will equate to an interest rate of 10.25%; and (iv) a leverage ratio of 5.5x or greater will equate to an interest rate of 11.25%. The initial and maximum Conversion Price shall be $10.00 per share. If the Company’s shares trade below the Conversion Price prior to the first anniversary of the Closing Date, then the Conversion Price will be reduced to the lowest of (i) $10.00, (ii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s first quarterly earnings announcement following the Closing Date, (iii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s second quarterly earnings announcement following the Closing Date, (iv) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day immediately following the first anniversary of the Closing Date and (v) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the closing date of the applicable Conversion Reset Offering by the Company; provided that the Conversion Price may not be less than $6.00 per share. The obligations to consummate the Convertible Note Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement.

To the extent not utilized to consummate the Business Combination, the proceeds from the Trust Account will be used for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions. ROCR will agree that it (or its successor) will file with the SEC one or more registration statements registering the resale of the shares purchased in the PIPE Investment and the resale of the shares of Class A Common Stock to be received upon automatic conversion of the Pre-PIPE Notes, and to use its commercially reasonable efforts to have the registration statement or statements declared no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)). In addition, ROCR will agree that it (or its successor) will file with the SEC, on or prior to [•] calendar days after the Closing Date, a registration statement registering the resale of the shares of Class A Common Stock issuable upon conversion of the Convertible Notes, and to use its commercially reasonable efforts to have the registration statement (the “Convertible Note Registration Statement”) declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (i) the [•] calendar day (or [•] calendar day if the SEC notifies ROCR that it will “review” the Convertible Note Registration Statement) following the Closing Date and (ii) ten (10) business days after ROCR is notified by the SEC that the Convertible Note Registration Statement will not be “reviewed” or be subject to further review.
Q:
How many votes do I have at the Special Meeting?

A:
ROCR stockholders are entitled to one vote at the Special Meeting for each share of ROCR Common Stock held of record as of [•], 2022, the record date for the Special Meeting (the “Record Date”). As of the close of business on the Record Date, there were [•] outstanding shares of ROCR Common Stock.

Q:
What vote is required to approve the proposals presented at the Special Meeting?

A:
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding ROCR Common Stock as of the Record Date. Accordingly, a ROCR stockholder’s failure to vote by proxy or to vote in person on line at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

The approval of the Business Combination Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of ROCR Common Stock cast by the stockholders represented in person by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting. A ROCR stockholder’s failure to vote by proxy or to vote in person on line at the Special Meeting will not be counted towards the number of shares of ROCR Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal.
If the Business Combination Proposal is not approved, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, and the ESPP Proposal will not be presented to the ROCR stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal are preconditions to the consummation of the Business Combination.
Q:
What constitutes a quorum at the Special Meeting?

A:
Holders of a majority in voting power of ROCR Common Stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the ROCR stockholders representing the majority of the votes present in person by virtual attendance or represented by proxy at the Special Meeting may adjourn the Special Meeting until a quorum is present. As of the Record Date, [•] shares of ROCR Common Stock would be required to achieve a quorum.

Q:
How will the Initial Stockholders vote?

A:
Pursuant to the letter agreements, dated March 2, 2021 (the “Letter Agreements”), the Initial Stockholders agreed to vote their respective shares of ROCR Common Stock acquired by them prior to or concurrently with the consummation of the IPO in favor of the Business Combination Proposal. In addition, pursuant to the Letter Agreements, the Initial Stockholders have agreed that they will vote any shares of ROCR Common Stock they purchase in the open market concurrently with or following the consummation of the IPO in favor of the Business Combination Proposal.

On June 16, 2021, contemporaneously with the execution of the Business Combination Agreement, each of the Initial Stockholders entered into Buyer Voting and Support Agreement with QualTek and Blocker, pursuant to which such holders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions, and not to redeem or transfer their ROCR Common Stock.
As of [•], 2022, a total of 3,283,000 shares of Common Stock, including shares underlying Private Units, or approximately 22.2% of the outstanding shares, were subject to the Letter Agreements and the Buyer Voting and Support Agreement. As a result, only [•] shares of Common Stock held by the public stockholders will need to be present in person by teleconference or by proxy to satisfy the quorum requirement for the meeting. In addition, as the vote to approve the Business Combination Proposal is a majority of the votes cast by the stockholders represented in person or by proxy and entitled to vote thereon at a meeting at which a quorum is present, assuming only the minimum number of shares of common stock to constitute a quorum is present, only [•] shares of Common Stock, or approximately [•]% of the outstanding shares of the Common Stock held by the public stockholders, must vote in favor of the Business Combination Proposal for it to be approved.
While the Initial Stockholders have agreed to vote their shares in favor of the Business Combination Proposal, stockholders should consider that our Sponsor and ROCR’s directors and executive officers may have interests that are different from, or in addition to, those of other stockholders, and may be incentivized to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See the immediate following question and answer for additional information on such conflicts.
Q:
What interests do ROCR’s current officers and directors have in the Business Combination?

A:
The Sponsor, members of the Board and its executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include:

•
unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, Roth and Craig-Hallum will not be entitled to a fee equal to 3.5% of the gross proceeds of the IPO equal to approximately $4.0 million under the Business Combination Marketing Agreement, a fee of approximately $5.2 million for acting as placement agents in the PIPE Investment, and a fee of approximately $5.0 million for acting as placement agents in the Convertible Notes Investment;

•
The 3.5% marketing fee payable to Roth and Craig-Hallum equal to $4,025,000 under the Business Combination Marketing Agreement remains constant and is not adjusted based on redemptions. The following table presents the marketing fee as a percentage of the aggregate proceeds from the IPO under the three redemption scenarios:

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%

•
unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, the Sponsor, Craig-Hallum, certain of ROCR’s executive officers and directors and certain affiliates of our management who loaned us an aggregate of $500,000 on November 3, 2021 will not receive repayment of the loan to the extent the amount exceeds the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. Further, the Sponsor and ROCR’s executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. As of [•], 2022, no out-of-pocket expenses were owed to the Sponsor or ROCR’s executive officers or directors;

•
the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of ROCR Common Stock held by them if we fail to consummate an initial business combination, such as the Business Combination, prior to March 5, 2023;

•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•
the fact that, with certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of ROCR Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Business Combination or earlier, in either case if, subsequent to the consummation of the Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of ROCR Common Stock for cash, securities or other property;

•
the fact that the Sponsor, CR Financial Holdings, Inc., an entity affiliated with Roth, purchased an aggregate of 100 shares of ROCR Common Stock for an aggregate purchase price of $25,000 in February 2019 and such 100 shares of ROCR Common Stock resulted in an aggregate of 497,377 shares of ROCR Common Stock held by the Sponsor (after certain dividends, transfers and cancellations as described in “Certain Relationships and Related Person Transactions —  Certain Relationships and Related Person Transactions —  ROCR Founder Shares”); and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

•
the fact that on May 29, 2020, Craig-Hallum and certain of our executive officers and directors and affiliates of the ROCR management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51, on January 19, 2021 and February 3, 2021, certain affiliates of the ROCR management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33, on February 9, 2021, certain of ROCR’s initial stockholders sold an aggregate of 417,080 shares back to ROCR, which shares were cancelled, and Craig-Hallum and certain of ROCR’s directors and affiliates of ROCR’s management team purchased from ROCR an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86, and on that same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48; and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

•
the fact that the Initial Stockholders, which include the Sponsor, ROCR officers and directors, and affiliates of our management team, currently hold an aggregate of 2,875,000 Founder Shares and 408,000 Private Units. As of [•], 2022, the Founder Shares had an aggregate market value of $[•] and the Private Units had an aggregate market value of $[•], based on a market price of $[•] per share of Common Stock on [•], 2022 and a market price of $[•] per Unit on [•], 2022.

•
the continued indemnification of ROCR’s executive officers and directors and the continuation of ROCR’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that Sam Chawla will continue as a member of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors, expected to include [•]; and

•
the fact that the Sponsor and ROCR’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal and such Founder Shares will be worthless if no business combination is effected by ROCR by March 5, 2023.

In light of the foregoing, the Sponsor and ROCR’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with QualTek rather than liquidate even if (i) QualTek is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and ROCR’s directors and executive officers who hold Founder Shares may receive a positive return on the Founder Shares even if ROCR’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
The ROCR Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to ROCR stockholders that they approve the Business Combination.
These interests may influence ROCR’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.
Q:
What happens if I sell my shares of Common Stock before the Special Meeting?

A:
The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Common Stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:
What happens if I vote against the Business Combination Proposal?

A:
Pursuant to the Current Charter, if the Business Combination Proposal is not approved and ROCR does not otherwise consummate an alternative business combination by March 5, 2023, ROCR will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:
Do I have redemption rights?

A:
Pursuant to the Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the Current Charter. As of [•], 2022, based on funds in the Trust Account of approximately $115 million, this would have amounted to approximately $[•] per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of ROCR Common Stock for cash. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to ROCR’s transfer agent prior to the Special Meeting. See the section titled “Special Meeting of ROCR Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No. You may exercise your redemption rights whether you vote your shares of ROCR Common Stock “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Business Combination Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:
How do I exercise my redemption rights?

A:
If you are a holder of the Public Shares and you seek to have your Public Shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time, on [•], 2022 (at least two business days before the Special Meeting), that ROCR redeem your shares into cash and (ii) submit your request in writing to Continental, at the address listed at the end of this section and deliver your shares to Continental physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit / Withdrawal at Custodian) System at least two business days before the Special Meeting. Any corrected or changed written demand of redemption rights must be received by Continental two business days before the Special Meeting. No demand for redemption will be honored unless the holder’s Public Shares have been delivered (either physically or electronically) to Continental at least two business days before the Special Meeting.

The holders of the Public Shares may seek to have their Public Shares redeemed regardless of whether they vote for or against the Business Combination Proposal and whether or not they are holders of ROCR Common Stock as of the Record Date. Any holder of the Public Shares who holds Public Shares on or before [•], 2022 (two business days before the Special Meeting) will have the right to demand that such holder’s Public Shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account upon the consummation of the Business Combination. The actual per share redemption price will be equal to the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable), divided by the number of shares of ROCR Common Stock underlying the Public Units. See “Special Meeting of the ROCR Stockholders  —  Redemption Rights” for the procedures to be followed if you wish to redeem your shares of ROCR Common Stock for cash.
Notwithstanding the foregoing, a holder of the Public Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to an aggregate of 20% or more of the shares of ROCR Common Stock included in the Public Units (the “20% threshold”). Accordingly, all Public Shares in excess of the 20% threshold beneficially owned by a holder of the Public Shares or a “group” will not be redeemed for cash.
The ROCR’s stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from Continental and to effect delivery. It is ROCR’s understanding that the ROCR’s stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, ROCR does not have any control over this process and it may take longer than two weeks. The ROCR’s stockholders who hold their Public Shares in street name will have to coordinate with their bank, broker or other nominee to have their Public Shares certificated or delivered electronically.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and, thereafter, with ROCR’s consent, until the vote is taken with respect to the Business Combination Proposal. If you delivered your Public Shares for redemption to Continental and decide within the required timeframe not to exercise your redemption rights, you may request that

Continental return your Public Shares (physically or electronically). You may make such request by contacting Continental at the phone number or address listed under the question “— Who can help answer my questions?”
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
The tax consequences of an exercise of redemption rights depends on your particular facts and circumstances. Please see the section entitled “Proposal 1:   The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations to Holders of ROCR Common Stock Exercising Redemption Rights.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:
If I am a holder of Warrants, can I exercise redemption rights with respect to my Warrants?

A:
No. The holders of Warrants have no redemption rights with respect to the Warrants.

Q:
If I am a Unit holder, can I exercise redemption rights with respect to my Units?

A:
No. Holders of outstanding Units must separate the underlying Public Shares and Warrants prior to exercising redemption rights with respect to the Public Shares.

If you hold Units registered in your own name, you must deliver the certificate for such Units to Continental Stock Transfer & Trust Company, our transfer agent, with written instructions to separate such Units into Public Shares and Warrants. This must be completed far enough in advance to permit the mailing of the Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the Public Shares from the Units. See the question “— How do I exercise my redemption rights?” above. The address of Continental Stock Transfer & Trust Company is listed under the question “— Who can help answer my questions?” below.
If a broker, dealer, commercial bank, trust company or other nominee holds your Units, you must instruct such nominee to separate your Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our transfer agent. Such written instructions must include the number of Units to be split and the nominee holding such Units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant units and a deposit of an equal number of Public Shares and Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the Public Shares from the Units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Q:
Do I have dissenter rights if I object to the proposed Business Combination?

A:
No. There are no dissenter rights available to holders of ROCR Common Stock in connection with the Business Combination.

Q:
What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:
If the Business Combination is consummated, the funds held in the Trust Account will be released to pay:

•
Company stockholders who properly exercise their redemption rights;

•
certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by ROCR or QualTek in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Business Combination Agreement;

•
unpaid franchise and income taxes of ROCR; and

•
for general corporate purposes including, but not limited to, working capital for operations, capital expenditures and future potential acquisitions.

Q:
What happens if the Business Combination is not consummated?

A:
There are certain circumstances under which the Business Combination Agreement may be terminated. See the section titled “Proposal 1:   The Business Combination Proposal — The Business Combination Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, ROCR is unable to complete the Business Combination or another initial business combination transaction by March 5, 2023, the Current Charter provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay its working capital requirements or necessary to pay its taxes, by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.
ROCR expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to ROCR’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares have waived any right to any liquidation distribution with respect to those shares.
Q.
What is the Tax Receivable Agreement?

A.
At the Closing of the Business Combination, ROCR, QualTek, the TRA Holders and the TRA Holder Representative will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex G.

Pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any and collectively the “Tax Group”) realizes, or is deemed to realize, as a result of certain tax attributes, including:
•
existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to QualTek Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including QualTek Common Units held by Blocker, which is acquired by ROCR in a Reorganization Transaction);

•
tax basis adjustments resulting from the acquisition of QualTek Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of QualTek Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

•
tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•
certain tax attributes of Blocker, which holds QualTek Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Please see the section entitled “Proposal 1: — The Business Combination Proposal — Additional Agreements — Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Related to Tax” for certain specified risks related to the Tax Receivable Agreement.
Q:
When is the Business Combination expected to be completed?

A:
The Closing is expected to take place (a) the business day following the satisfaction or waiver of the conditions described below under the section titled “Proposal 1:   The Business Combination Proposal — Description of the Business Combination Agreement — Structure of the Business Combination”; or (b) such other date as agreed to by the parties to the Business Combination Agreement in writing, in each case, subject to the satisfaction or waiver of the Closing conditions. The Business Combination Agreement may be terminated by either ROCR or QualTek if the Closing has not occurred by February 16, 2022, subject to certain exceptions.

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal.”
Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A.
If you are a stockholder of record, you may vote online at the Special Meeting or vote by proxy using the enclosed proxy card, the Internet or telephone. Whether or not you plan to participate in the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have already voted by proxy, you may still attend the Special Meeting and vote online, if you choose.

To vote online at the Special Meeting, follow the instructions below under “How may I participate in the Special Meeting?”
To vote using the proxy card, please complete, sign and date the proxy card and return it in the prepaid envelope. If you return your signed proxy card before the Special Meeting, we will vote your shares as you direct.
To vote via the telephone, you can vote by calling the telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.
To vote via the Internet, please go to [•] and follow the instructions. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your instructions have been properly recorded.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m. Eastern Time on [•], 2022. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that your proxy card is received before the date of the Special Meeting or attend the Special Meeting to vote your shares online.
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

If you plan to vote at the Special Meeting, you will need to contact Continental at the phone number or email below to receive a control number and you must obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Common Stock you held as of the Record Date, your name and email address. You must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Special Meeting for processing your control number.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to virtually attend the Special Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to Continental. Requests for registration should be directed to 917-262-2373 or email proxy@continentalstock.com. Requests for registration must be received no later than 5:00 p.m., Eastern Time, on [•], 2022.
You will receive a confirmation of your registration by email after we receive your registration materials. We encourage you to access the Special Meeting prior to the start time leaving ample time for the check in.
Q.
How may I participate in the Special Meeting?

A.
If you are a stockholder of record as of the Record Date for the Special Meeting, you should receive a proxy card from Continental, containing instructions on how to attend the Special Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental at 917-262-2373 or email proxy@continentalstock.com.

You can pre-register to attend the Special Meeting starting on [•] , 2021. Go to https:// [•], enter the control number found on your proxy card you previously received, as well as your name and email address. Once you pre-register you can vote. At the start of the Special Meeting you will need to re-log into https://www.[•] using your control number.
If your shares are held in street name, and you would like to join and not vote, Continental will issue you a guest control number. Either way, you must contact Continental for specific instructions on how to receive the control number. Please allow up to 48 hours prior to the Special Meeting for processing your control number.
Q:
Who can help answer any other questions I might have about the Special Meeting?

A.
If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact ROCR’s proxy solicitor at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
You may also obtain additional information about ROCR from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”
Q:
If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:
No. If you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any Proposal for which your broker does not have discretionary authority to vote. If a proposal is determined to be discretionary, your broker, bank or other holder of record is permitted to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your broker, bank or other holder of record is not permitted to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a non-discretionary proposal because the holder of record has not received voting instructions from the beneficial owner.
Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Each of the Proposals to be presented at the Special Meeting is a non-discretionary proposal. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker, bank or other holder of record holding shares for you, your shares will not be voted with respect to any of the Proposals.
Broker non-votes will count as a vote “AGAINST” the Charter Amendment Proposal (Proposal 2).
Q:
What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:
At the Special Meeting, ROCR will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote “AGAINST” all of the Proposals. Broker non-votes will not be counted as present for the purposes of establishing a quorum, and will have the effect of a vote “AGAINST” the Charter Amendment Proposal and will have no effect on the remaining proposals.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by ROCR without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting. If you fail to indicate how you vote, you will not be able to exercise your redemption rights.

Q:
If I am not going to attend the Special Meeting, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the Special Meeting virtually or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. ROCR believes the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to ROCR’s secretary at the address listed below so that it is received by ROCR’s secretary prior to the Special Meeting or attend the Special Meeting in person by virtual attendance and vote. You also may revoke your proxy by sending a notice of revocation to ROCR’s secretary, which must be received by ROCR’s secretary prior to the Special Meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
ROCR will pay the cost of soliciting proxies for the Special Meeting. ROCR has engaged Advantage Proxy, to assist in the solicitation of proxies for the Special Meeting. ROCR has agreed to pay Advantage Proxy a fee of $[•] plus disbursements. ROCR will reimburse Advantage Proxy for reasonable out-of-pocket expenses and will indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses. ROCR will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of ROCR Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the ROCR Common Stock and in obtaining voting instructions from those owners. ROCR’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

If you have any questions concerning the Special Meeting (including accessing the Special Meeting by virtual means) or need help voting your shares of the Company’s Common Stock, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.
The Notice of Special Meeting, Proxy Statement and form of Proxy Card are available at
You may also contact our proxy solicitor at:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
To obtain timely delivery, ROCR stockholders must request the materials no later than five (5) business days prior to the Special Meeting.
You may also obtain additional information about ROCR from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”
If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to ROCR’s transfer agent prior to the Special Meeting in accordance with the procedures detailed under the question “— How do I exercise my redemption rights?” above. If you have questions regarding the certification of your position or delivery of your stock, please contact Continental at 917-262-2373 or email proxy@continentalstock.com.

SUMMARY OF THE PROXY STATEMENT
This summary, together with the section entitled, “Questions and Answers About the Proposals” summarizes certain information contained in this proxy statement and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Special Meeting, you should read this entire proxy statement carefully, including the annexes. See also the section titled “Where You Can Find More Information.”
Unless otherwise specified, all share calculations assume: (i) no exercise of redemption rights by the Company’s public stockholders; and (ii) no shares of Common Stock issuable upon conversion of the Convertible Notes have been issued.
Parties to the Business Combination
Roth CH Acquisition III Co.
ROCR is a blank check company formed under the laws of the State of Delaware on February 13, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. Although our efforts to identify a prospective target business are not limited to a particular geographic region or industry, we have focused on the business services, consumer, healthcare, technology, wellness and sustainability sectors. ROCR has until March 5, 2023 to consummate a business combination.
On March 5, 2021, ROCR consummated the IPO of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 units. Simultaneously with the closing of the IPO, ROCR consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000.
After deducting the underwriting discounts, offering expenses, and commissions from the ROCR IPO and the sale of the Placement Warrants, a total of $115,000,000 was deposited into the Trust Account established for the benefit of ROCR’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of [•], 2022, ROCR had cash of $[•] outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [•], 2022, there was $[•] held in the Trust Account.
In accordance with ROCR’s Current Charter, the amounts held in the Trust Account may only be used by ROCR upon the consummation of a business combination, except that there can be released to ROCR, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and ROCR’s liquidation. ROCR executed the Business Combination Agreement on June 16, 2021 and it must liquidate unless a business combination is consummated by March 5, 2023.
The ROCR Units, ROCR shares of Common Stock, and ROCR Warrants are currently listed on the Nasdaq Stock Market, under the symbols “ROCRU,” “ROCR,” and “ROCRW,” respectively. The ROCR Units commenced trading on Nasdaq on March 3, 2021, and the ROCR shares of Common Stock and Warrants commenced separate trading from the ROCR Units on March 22, 2021.
ROCR’s principal executive offices are located at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, and its telephone number is (949) 720-5700.
Blocker Merger Sub and Merger Subs
Blocker Merger Sub is a wholly-owned subsidiary of ROCR, formed in the State of Delaware on May 13, 2021, to consummate the Business Combination. Blocker Merger Sub will merge with and into Blocker, with Blocker surviving such merger as a wholly-owned subsidiary of ROCR, and Blocker thereafter merging into ROCR with ROCR surviving such merger.

Company Merger Sub is a wholly-owned subsidiary of ROCR, formed in the State of Delaware on May 13, 2021, to consummate the Business Combination. Blocker Merger Sub will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of ROCR. Each Merger Sub’s principal executive offices are located at [•] and the phone number of each is [•].
QualTek
QualTek, through its subsidiaries, is a leading provider of communication infrastructure services including engineering, installation, fulfillment and program management, renewable energy solutions, and business continuity and disaster recovery support, delivering a full suite of critical services to the North American telecommunications and power sectors. QualTek was formed as a Delaware limited liability company on May 15, 2018 in connection with the acquisition by Brightstar of QualTek LLC.
QualTek’s principal executive offices are located at 475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422 and the Company’s phone number is (484) 804-4500.
The Proposals
Proposal 1: The Business Combination Proposal
ROCR and QualTek have agreed to the Business Combination under the terms the Business Combination Agreement. Pursuant to the terms set forth in the Business Combination Agreement, subject to the satisfaction or waiver of the conditions to the Closing therein, (i) a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), with the Blocker surviving as a wholly owned subsidiary of the Company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Company, with the Company as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, a direct, wholly owned subsidiary of the Buyer will be merged with and into BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), with QualTek as the surviving company (the “QualTek Merger”).
Business Combination Agreement
The Business Combination Agreement provides for among other things, the following:
•
The cumulative value of the merger consideration is $306,888,378.46, assuming (x) QualTek issues $10,000,000 of Equity Interests as consideration for acquisitions by QualTek prior to the Closing and (y) $2,569,834.71 of interest accrues on the convertible promissory note issued by QualTek to BCP QualTek II, as further outlined below;

•
immediately following the Closing, on the Closing Date, ROCR will change its name to “QualTek Services Inc.”;

•
Blocker Merger Sub will merge with and into the Blocker (the “Blocker Merger”), resulting in the equity interests of the Blocker being converted into the right to receive 12,682,382 shares (as estimated as of the date hereof) of Class A Common Stock under the Business Combination Agreement (as further described below), and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock (as further described below), and thereafter, the surviving blocker will merge with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the surviving blocker and ROCR directly owning all of the QualTek Units previously held by the Blocker;

•
immediately following the Buyer Merger, Company Merger Sub will merge with and into QualTek, with QualTek as the surviving company (the “QualTek Merger,” and together with the Blocker Merger and the Buyer Merger, the “Mergers”), resulting in (i) QualTek becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker and ROCR) being converted into the right to receive 18,775,672 shares (as estimated as of the date hereof) of Class B Common Stock under the Business Combination Agreement (as further described below) and the holders of QualTek Units being entitled to such shares of Class B Common Stock (as further described below), (iii) the

QualTek Units held by ROCR being converted into the right to receive a number of Common Units (as defined herein) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 31,597,195 QualTek Units), less the number of Common Units received in connection with the contribution described below (estimated as of the date of this proxy statement to be approximately 15,805,750 QualTek Units), and as described more fully in the subsection “— Consideration to be Received in the Business Combination”;
•
with respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units are entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,318,543.75, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (which, as of the date hereof, is currently estimated to be an amount between $10,000,000) plus (iii) the amount of interest accrued on that certain convertible promissory note in an aggregate principal amount of $30,657,134.88 issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. The exact amount allocated between the Blocker Owners and holders of QualTek Units is determined by their respective governing documents and as of the date hereof is expected to be allocated as follows (i) 3,741,048 shares of Class A Common Stock to BCP AIV Investor Holdings-3, L.P., (ii) 4,297,204 shares of Class A Common Stock to BCP Strategic AIV Investor Holdings-2, L.P., (iii) 4,238,587 shares of Class A Common Stock to BCP QualTek Investor Holdings, L.P., (iv) 405,543 shares of Class A Common Stock to BCP QualTek, LLC, (v) 11,783,398 shares of Class B Common Stock and 11,783,398 Common Units to BCP QualTek, LLC, (vi) 2,165,224 shares of Class B Common Stock and 2,165,224 Common Units to BCP QualTek II, LLC, and (vii) 4,827,050 shares of Class B Common Stock and 4,827,050 Common Units to BCP QualTek Management LLC. No portion of the merger consideration will be paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination.

•
ROCR will contribute, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger (estimated as of the date of this proxy statement to be approximately 15,805,750 QualTek Units), an amount of cash (as further described below) available after payment of the merger consideration under the Business Combination Agreement estimated as of the date of this proxy statement to be approximately $158,057,500, assuming no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account, which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement;

•
the amount of cash ROCR will contribute equals the sum (without duplication) of (i) the cash in the trust account ROCR established with Continental Stock Transfer & Trust (after reduction by any redemptions thereof by ROCR equity holders), plus (b) the amount of Pre-PIPE Proceeds and PIPE Proceeds; and

•
the limited liability company agreement of QualTek will be amended and restated to, among other things, reflect the QualTek Merger and admit ROCR as the managing member of QualTek.

Organizational Structure
Prior to the Business Combination
The diagrams below depict simplified versions of the current organizational structures of ROCR and QualTek, respectively.

Blocker Owners
Pre-PIPE Investors
Flow-Through Sellers
Blocker
60.45%
39.55%
Convertible Notes
BCP QualTek Holdco, LLC
BCP QualTek Buyer, LLC
QualTek USA, LLC
Subsidiaries

The diagram below depicts the steps involved in the Business Combination.
The diagrams below depict a simplified version of our organizational structure immediately following the completion of the Business Combination under both the minimum and maximum redemption scenarios.
Minimum Redemption Scenario

(1)
For the purposes of this diagram, it is assumed that the Pre-PIPE Notes are amended and any other agreements deemed necessary are entered into such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock.

(2)
1.30% of the shares of Class A Common Stock held by the PIPE Subscribers will be held by an entity affiliated with Brightstar.

Maximum Redemption Scenario

(1)
For the purpose of this diagram, it is assumed that the Pre-PIPE Notes are amended and any other agreements deemed necessary are entered into such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock.

(2)
1.65% of the shares of Class A Common Stock held by the PIPE Subscribers will be held by an entity affiliated with Brightstar.

Other Agreements Relating to the Business Combination
Tax Receivable Agreement
At the Closing of the Business Combination, ROCR (and subsequent to the Business Combination, the Combined Company), QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement, a form of which is attached hereto as Annex G.
Pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:
•
existing tax basis in certain assets of QualTek and certain of its direct or indirect subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

•
tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

•
tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•
certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that ROCR determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse ROCR for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by ROCR under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances ROCR could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
The Tax Receivable Agreement will provide that, in the event (such events collectively, “Early Termination Events”) that (i) ROCR exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of ROCR or QualTek occur (as described in the Third Amended and Restated LLCA) , (iii) ROCR in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) ROCR materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, ROCR’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and ROCR will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTek Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.
As a result of the foregoing, in some circumstances (i) ROCR could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that ROCR may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).
Please see the section entitled “Proposal 1:   The Business Combination Proposal — Additional Agreements — Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement and the section entitled “Risk Factors — Risks Related to Tax” for certain specified risks related to the Tax Receivable Agreement.
Buyer Voting and Support Agreement
Contemporaneously with the execution of the Business Combination Agreement, certain holders of the ROCR Common Stock entered into the Buyer Voting and Support Agreement with QualTek and Blocker, pursuant to which such holders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions, and not to redeem or transfer their ROCR Common Stock.

Company/Blocker Voting and Support Agreements
Contemporaneously with the execution of the Business Combination Agreement, certain Company and Blocker unitholders entered into the Company Voting and Support Agreements and Blocker Voting and Support Agreements with ROCR, pursuant to which such unitholders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions.
Investor Rights Agreement
At the Closing, ROCR (and subsequent to the Business Combination, the Combined Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Combined Company.
LLCA
At Closing, the Second Amended and Restated Limited Liability Company Agreement of QualTek, dated as of October 4, 2019 will be amended and restated (the “Third Amended and Restated LLCA”) to, among other things reflect: (a) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as such term is defined in the Business Combination Agreement), including the conversion of units pursuant to Section 3.1(c)(ii) thereof and the admission of the Combined Company as a Member, (b) the Combined Company’s designation as the sole Managing Member of the Company, and (c) the rights and obligations of the Members and other terms and provisions, as set forth in Third Amended and Restated LLCA.
Founder Shares Forfeiture and Lock-Up Agreement
Contemporaneously with the execution of the Business Combination Agreement, ROCR entered into a Founder Shares Forfeiture and Lock-Up Agreement with QualTek and each of the holders of shares of ROCR Common Stock issued prior to the IPO (the “Founder Shares Agreement”), pursuant to which such holders agreed to (i) forfeit up to an aggregate amount of 575,000 shares of their ROCR Common Stock for no consideration, on a pro rata basis, based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing, and (ii) lock up an aggregate amount of up to 575,000 shares of ROCR Common Stock for no consideration, on a pro rata basis, similarly based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing (the “lock-up shares”). The lock-up shares would be released on the date on which the closing price of the Class A Common Stock on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any consecutive 30- trading day period commencing after the Closing Date (the “lock-up release”). Pursuant to the terms of the Founder Shares Agreement, if the requirements for the lock-up release are not satisfied within five (5) years following the Closing Date, the holders have agreed to forfeit the lock-up shares for no consideration.
On January 14, 2022, in connection with the Pre-PIPE Amendment, PIPE Amendment, PIPE Waiver, and the Convertible Notes Investment, ROCR, QualTek, and the holders mutually agreed to terminate the Founder Shares Agreement, such that there will be no forfeiture or lock up of any of the shares of ROCR Common Stock pursuant to the terms of the Founder Shares Agreement, and all rights, benefits and obligations thereunder terminated effective as of the that date. Accordingly, the Initial Stockholders will continue to hold all 2,875,000 Founder Shares. Pursuant to the Investor Rights Agreement, the Founder Shares will be locked up for a period of six months following the Closing, and thereafter, it is anticipated that the Initial Stockholders will be permitted to sell such shares pursuant to a resale registration statement to be initially filed within 30 days following the Closing Date. The sale of these Founder Shares will cause immediate dilution to existing holders of Class A Common Stock upon such sale. For more detail, see “Risk Factors — Risks Related to ROCR and the Business Combination — ROCR’s stockholders, in particular nonredeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.”
Pre-PIPE Convertible Notes Offering, PIPE Subscription Agreements, Convertible Note Subscription Agreements and Registration Rights Agreements
ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination, including the issuance of Class A Common Stock underlying the Pre-PIPE Notes in the Pre-PIPE Investment, and the issuance of Class A Common Stock in the PIPE Investment, and the issuance of Class A Common Stock underlying the Convertible Notes, each as described below. For more detail, see “Risk Factors — Risks Related to ROCR and the Business Combination — ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.”
Pre-PIPE Convertible Notes Offering and Pre-PIPE Registration Rights Agreement
In connection with the proposed Business Combination, accredited investors (each a “Pre-PIPE Investor”) have purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre-PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.
Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre-PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.
Under the initial terms, the Pre-PIPE Notes were to automatically convert into Class A Common Stock at $8.00 per share upon consummation of the Business Combination. Pursuant to an amendment to the Notes Purchase Agreement and Amendment No. 1 to the Note, each effective as of January 14, 2022, under the current terms of the Pre-PIPE Notes, upon consummation of the Business Combination, the Pre-PIPE Notes will automatically convert into Class A Common Stock at $6.40 per share, subject to certain adjustments. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock. The number of Common Units and Class B Common Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $6.40, subject to certain adjustments.
In addition, the ROCR Common Stock was originally sold in the ROCR IPO as a component of the Units for $10.00 per Unit. The Units consist of one share of ROCR Common Stock and one-quarter of one Warrant. As of [•], 2022, the closing price on Nasdaq of ROCR Common Stock was $[•] per share, and the closing price of the Warrants was $[•] per Warrant. The conversion price of $6.40 per share of Class A Common Stock to the Pre-PIPE Investors for their Pre-PIPE Notes, upon consummation of the Business Combination, reflects a $1.60 discount to the purchase price of $8.00 per share for the PIPE Shares, and a $3.60 discount to the price per Unit sold to investors in the ROCR IPO. The Class A Common Stock the Pre-PIPE Investors will receive for their Pre-PIPE Notes will be identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that such Class A Common Stock will not be entitled to any redemption rights and will not be registered with the SEC at Closing. Should the Pre-PIPE Notes be amended such that upon consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock, the conversion price will reflect a similar conversion price as described above, and the Common Units and Class B Common Stock will be identical to the Common Units and Class B Common Stock to be issued in connection with the Business Combination. None of the Sponsor or ROCR’s officers, directors or their affiliates, is a Pre-PIPE Investor in the Pre‑PIPE Investment.
ROCR also entered into a registration rights agreement with the Pre-PIPE Investors (the “Pre-PIPE Registration Rights Agreement”). Pursuant to the Pre-PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) a registration statement registering the resale of the shares of Class A Common Stock to be received upon automatic conversion of the Pre-PIPE Notes (the “Pre-PIPE Resale Registration Statement”) with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the Pre-PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)).
PIPE Subscription Agreements and PIPE Registration Rights Agreement
In connection with the proposed Business Combination, ROCR has obtained commitments from certain accredited investors (each a “Subscriber”), including BCP QualTek, LLC, Roth, Craig-Hallum, and certain officers and directors of ROCR, to purchase shares of Class A Common Stock which will be issued in connection with the Closing (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price initially of $10.00 per share, in a private placement (the “PIPE Investment”). Such commitments are being made by way of the subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). The terms of the Subscription Agreements were amended on January 14, 2022, to adjust the cost basis of the per share price from $10.00 per share to $8.00 per share. Additionally, pursuant to the amendment, Subscribers could elect to participate in the Convertible Notes Investment in lieu of purchasing shares of Class A Common Stock pursuant to the Subscription Agreements. A total of $23.0 million of the PIPE Investment elected to invest in the Convertible Notes Investment in lieu of the PIPE Investment. In connection with the amendment, QualTek, the Sponsor, Craig-Hallum, Roth, ROCR’s officers and directors and certain affiliates of ROCR’s management waived (i) the right to purchase Convertible Notes in lieu of the PIPE Investment, and (i) the reduced per share price, and accordingly will continue to pay $10.00 per share pursuant to the Subscription Agreements. Such shares in the aggregate are equal to 2,001,500 shares. Following the PIPE Amendment, the aggregate number of shares to be issued pursuant to the Subscription Agreements is 4,881,813 shares of Class A Common Stock for gross proceeds of $43.1 million (or 7,181,813 shares of Class A Common Stock for gross proceeds of $66.1 million including the impact from PIPE investors who elected to participate in the Convertible Note Investment in lieu of the PIPE Investment).
Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,150,000. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.
The PIPE Shares are identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that such Class A Common Stock will not be entitled to any redemption rights and will not be registered with the SEC at Closing.
The closing of the sale of the PIPE Shares (the “PIPE Closing”) will be contingent upon the substantially concurrent consummation of the Business Combination. The PIPE Closing will occur on the date of, and immediately prior to, the consummation of the Business Combination. The PIPE Closing will be subject to customary conditions, including:
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ROCR shall have filed with Nasdaq an application for the listing of the PIPE Shares and Nasdaq shall have raised no objection with respect thereto;

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all representations and warranties of ROCR and the Subscriber contained in the relevant Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Subscription Agreements), which representations and warranties shall be true in all respects) at, and as of, the PIPE Closing (except that representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date); and

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all conditions precedent to the Closing of the Business Combination, including the approval by ROCR’s stockholders, shall have been satisfied or waived.

Each Subscription Agreement will terminate upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to the Subscription Agreement and QualTek, (iii) if the conditions to the PIPE Closing are not capable of being satisfied or waived on or prior to February 16, 2022 and, as a result thereof, the transactions contemplated by each Subscription Agreement will not be or are not consummated at the PIPE Closing or (iv) if the PIPE Closing does not occur by February 16, 2022.
ROCR also entered into a registration rights agreement with the PIPE Investors (the “PIPE Registration Rights Agreement”). Pursuant to the PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) the PIPE Resale Registration Statement with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)).
Convertible Note Subscription Agreements
In connection with the Business Combination Agreement, ROCR has signed a letter of intent and intends to enter into the Convertible Note Subscription Agreements with the Convertible Note Investors, pursuant to which, among other things, ROCR will agree to issue and sell to the Convertible Note Investors, in private placements to close substantially concurrently with Closing, the Convertible Notes in an aggregate principal amount of up to $123,042,500 at a purchase price of 98.00% of the principal amount. The Convertible Notes will be guaranteed by the Company’s subsidiaries that guarantee its credit facilities. The Convertible Notes are initially convertible into 12,304,250 shares of Class A Common Stock at an initial conversion price of $10.00 (subject to adjustment). The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time. The interest rate will be set quarterly based on gross last twelve months leverage with a minimum interest rate of 9.00% per annum and up to a maximum of 11.25% as follows: (i) a leverage ratio of less than 4.5x will equate to an interest rate of 9.00%; (ii) a leverage ratio of 4.5x or greater but less than 5.0x will equate to an interest rate of 9.50%; (iii) a leverage ratio of 5.0x or greater but less than 5.5x will equate to an interest rate of 10.25%; and (iv) a leverage ratio of 5.5x or greater will equate to an interest rate of 11.25%. The initial and maximum Conversion Price shall be $10.00 per share. If the Company’s shares trade below the Conversion Price prior to the first anniversary of the Closing Date, then the Conversion Price will be reduced to the lowest of (i) $10.00, (ii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s first quarterly earnings announcement following the Closing Date, (iii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s second quarterly earnings announcement following the Closing Date, (iv) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day immediately following the first anniversary of the Closing Date and (v) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the closing date of the applicable Conversion Reset Offering by the Company; provided that the Conversion Price may not be less than $6.00 per share.The obligations to consummate the Convertible Note Investment are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The Convertible Note Investment will be consummated substantially concurrently with the Closing.

For more information about the Convertible Note Subscription Agreements, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Additional Agreements — Other Agreements Relating to the Business Combination — Convertible Note Subscription Agreements and Indenture.”
Proposal 2: The Charter Amendment Proposal
In connection with the Business Combination, ROCR stockholders will be asked to consider and vote on a proposal to adopt the Proposed Certificate of Incorporation attached hereto as Annex B. In the judgment of the Board, the Charter Amendment Proposal is necessary to adequately address the needs of the Combined Company.
A summary of the Proposed Certificate of Incorporation is set forth in the “The Proposed Certificate of Incorporation Proposal” section of this proxy statement and a complete copy of the Proposed Certificate of Incorporation is attached hereto as Annex B.
Proposal 3: The Governance Proposal
In connection with the Business Combination, ROCR stockholders will be asked to consider and vote , on a non-binding advisory basis, on seven separate governance proposals relating to the following material differences between ROCR’s Current Charter and the Proposed Certificate of Incorporation (collectively the “Governance Proposal”):
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Proposal 3A — to change ROCR’s name to “QualTek Services Inc.” and remove certain provisions related to ROCR’s status as a special purpose acquisition company;

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Proposal 3B — to increase the amount of authorized shares of common stock;

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Proposal 3C — to establish a class of authorized preferred stock;

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Proposal 3D — to provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors;

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Proposal 3E — to create three classes of directors with each such director to serve a three year term;

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Proposal 3F — to permit stockholders to remove a director from office only for cause; and

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Proposal 3G — to absolve certain stockholders from certain competition and corporate opportunities obligations.

Proposal 4: The Nasdaq Proposal
ROCR is proposing that its stockholders approve, (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of Common Stock and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635 (d), the issuance of more than 20% of the common stock in connection with the PIPE Investment and the Convertible Note Subscription Agreements upon the consummation of the Business Combination (the “Nasdaq Proposal”). A summary of the Nasdaq Proposal is set forth in the section entitled “The Nasdaq Proposal” section of this proxy statement.
Proposal 5: The Directors Proposal
ROCR is proposing that its stockholders approve the election, effective as of the consummation of the Business Combination, Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Chawla, Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai to serve on the Combined Company Board of Directors. A summary of the Directors Proposal is set forth in the section entitled “The Directors Proposal” section of this proxy statement.
Proposal 6: The Management Equity Incentive Plan Proposal
ROCR is proposing that its stockholders approve and adopt the Management Equity Incentive Plan, which will become effective upon the Closing of the Business Combination and has the following principal features:

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an initial share reserve of shares of Class A Common Stock equal to [•]% of the fully dilutedcapitalization of the Company for issuance under QualTek 2022 Long-Term Incentive Plan (the “Management Equity Incentive Plan”);

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our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the Management Equity Incentive Plan;

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the Management Equity Incentive Plan will terminate 10 years from the date the Board adopts the plan, unless it is terminated earlier by the Board; and

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the Management Equity Incentive Plan will authorize the grant of stock awards, performance awards and other cash-based awards.

A summary of the Management Equity Incentive Plan is set forth in the “The Management Equity Incentive Plan Proposal” section of this proxy statement and a complete copy of the Management Equity Incentive Plan is attached hereto as Annex D.
Proposal 7: The Employee Stock Purchase Plan Proposal
ROCR is proposing that its stockholders approve and adopt the ESPP, which will become effective upon the Closing of the Business Combination and has the following principal features:
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The ESPP is intended to assist employees of the Combined Company in acquiring share ownership interest in the Combined Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Combined Company or its subsidiaries. The ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to so qualify (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.

The maximum aggregate number of shares that may be issued pursuant to the ESPP will be equal to shares of Class A Common Stock equal to 2% of the fully diluted capitalization of the Company. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the ESPP will be increased automatically by the number of shares equal to the lesser of (i) 2% of the total number of all classes of our outstanding shares and (ii) such number of shares that would result in the number of shares in the share reserve being equal to 2% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year; except that the administrator may in its sole discretion reduce the amount of the increase in any particular year.
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The ESPP will permit participants to purchase Class A Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, bonuses, equity compensation and other similar compensation. Subject to the eligibility requirements, a participant may purchase a maximum of 1,000 shares of Class A Common Stock during each six-month offering period.

Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of Class A Common Stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last trading day of the offering period. A summary of the ESPP is set forth in the “The ESPP Proposal” section of this proxy statement and a complete copy of the ESPP is attached hereto as Annex E.
Proposal 8: The Adjournment Proposal
ROCR is proposing that its stockholders approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination

Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal the Management Equity Incentive Plan Proposal or the ESPP Proposal (the “Adjournment Proposal”).
Date, Time and Place of Special Meeting
The Special Meeting will be held on [•], 2022, at [•], Eastern Time, conducted via live webcast at the following address [•]. You will need the 12-digit meeting control number that is printed on your proxy card to enter the Special Meeting. ROCR recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to physically attend the Special Meeting in person.
Proxy Solicitation
Proxies may be solicited by mail. We have engaged Advantage Proxy to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares online if it revokes its proxy before the special meeting. A stockholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of ROCR Stockholders — Revoking Your Proxy.”
Quorum and Required Vote for Proposals for the Special Meeting
A quorum of ROCR stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting of stockholders if a majority of the Common Stock outstanding and entitled to vote at the Special Meeting is represented live or by proxy at the Special Meeting. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding ROCR Common Stock as of the Record Date. Accordingly, a ROCR stockholder’s failure to vote by proxy or to vote in person by virtual attendance at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.
The approval of the Business Combination Proposal, the Governance Proposal, the Nasdaq Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of ROCR Common Stock cast by the stockholders represented in person by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting. A ROCR stockholder’s failure to vote by proxy or to vote in person by virtual attendance at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal.
The Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal and the ESPP Proposal are conditioned on the approval of the Business Combination Proposal and the Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposal, and the Nasdaq Proposal. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. It is important for you to note that in the event the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal do not receive the requisite vote for approval, then ROCR will not consummate the Business Combination. If ROCR does not consummate the Business Combination and fails to complete an initial business combination by March 5, 2023, it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to its public stockholders.
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination.

Redemption Rights
Pursuant to our Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay its working capital requirements or necessary to pay its taxes, by (ii) the total number of then-outstanding public shares of Common Stock. As of [•], 2022, this would have amounted to approximately $[•] per share.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)   (a) hold Public Shares, or
(b) hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and
(ii)   prior to 5:00 p.m., Eastern Time, on [•], 2022, (a) submit a written request to Continental to redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.
Holders of outstanding Units must separate the underlying shares of Common Stock prior to exercising redemption rights with respect to the Public Shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the Units.
If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section titled “Special Meeting of ROCR Stockholders— Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.
Interests of ROCR’s Directors and Officers and Others in the Business Combination
When you consider the recommendation of ROCR’s board of directors in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor and ROCR’s directors and officers, have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, Roth and Craig-Hallum will not be entitled to a fee equal to 3.5% of the gross proceeds of the IPO equal to approximately $4.0 million under the Business Combination Marketing Agreement, a fee of approximately $5.2 million for acting as placement agents in the PIPE Investment, and a fee of approximately $5.0 million for acting as placement agents in the Convertible Notes Investment.

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The 3.5% marketing fee payable to Roth and Craig-Hallum equal to $4,025,000 under the Business Combination Marketing Agreement remains constant and is not adjusted based on redemptions. The following table presents the marketing fee as a percentage of the aggregate proceeds from the IPO under the two redemption scenarios:

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%

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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, the Sponsor, Craig-Hallum, certain of ROCR’s executive officers and directors and certain affiliates of our management who loaned us an aggregate of $500,000 on November 3, 2021 will not receive repayment of the loan to the extent the amount exceeds the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. Further, the Sponsor and ROCR’s executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. As of [•], 2022, no out-of-pocket expenses were owed to the Sponsor or ROCR’s executive officers or directors;

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the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of ROCR Common Stock held by them if we fail to consummate an initial business combination, such as the Business Combination, prior to March 5, 2023;

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the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

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the fact that, with certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of ROCR Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Business Combination or earlier, in either case if, subsequent to the consummation of the Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of ROCR Common Stock for cash, securities or other property;

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the fact that the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares of ROCR Common Stock for an aggregate purchase price of $25,000 in February 2019 and such 100 shares of ROCR Common Stock resulted in an aggregate of 497,377 shares of ROCR Common Stock held by the Sponsor (after certain dividends, transfers and cancellations as described in “Certain Relationships and Related Person Transactions — Certain Relationships and Related Person Transactions — ROCR Founder Shares”); and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

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the fact that on May 29, 2020, Craig-Hallum and certain of our executive officers and directors and affiliates of the ROCR management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51, on January 19, 2021 and February 3, 2021, certain affiliates of the ROCR management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33, on February 9, 2021, certain of ROCR’s initial stockholders sold an aggregate of 417,080 shares back to ROCR, which shares were cancelled, and Craig-Hallum and certain of ROCR’s directors and affiliates of ROCR’s management team purchased from ROCR an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86, and on that same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48; and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

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the fact that the Initial Stockholders, which include the Sponsor, ROCR officers and directors, and affiliates of our management team, currently hold an aggregate of 2,875,000 Founder Shares and 408,000 Private Units. As of [•], 2022, the Founder Shares had an aggregate market value of $[•] and the Private Units had an aggregate market value of $[•], based on a market price of $[•] per share of Common Stock on [•], 2022 and a market price of $[•] per Unit on [•], 2022;

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the continued indemnification of ROCR’s executive officers and directors and the continuation of ROCR’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

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the fact that Sam Chawla will continue as a member of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors, expected to include [•]; and

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the fact that the Sponsor and ROCR’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal and such Founder Shares will be worthless if no business combination is effected by ROCR by March 5, 2023.

In light of the foregoing, the Sponsor and ROCR’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with QualTek rather than liquidate even if (i) QualTek is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and ROCR’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if ROCR’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
The ROCR Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to ROCR stockholders that they approve the Business Combination.
Public Warrant Holders
We may call the outstanding redeemable Warrants (excluding the Warrants underlying the Private Units) for redemption, in whole and not in part, at a price of $0.01 per Warrant:
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at any time after the Warrants become exercisable,

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upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

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if, and only if, the reported last sale price of the shares of ROCR Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders, and

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if, and only if, there is a current registration statement in effect with respect to the shares of ROCR Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise Warrants will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant. The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants; however, such redemption may occur at a time when the redeemable Warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of ROCR Common Stock had your Warrants remained outstanding. Historical trading prices for ROCR Common Stock have not exceeded the $18.00 per share threshold at which the public Warrants would become redeemable. However, this could occur in connection with or after the closing of the Business Combination.
Further, if we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of ROCR Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of ROCR Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of ROCR Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of ROCR Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Redemption of the outstanding Warrants could force holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the Warrants at the then-current market price when the holder might otherwise wish to hold its Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Private Warrants are not redeemable by ROCR so long as they are held by the initial purchasers or their permitted transferees.
In the event ROCR determined to redeem the public Warrants, holders of redeemable Warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that ROCR elects to redeem all of the redeemable Warrants as described above, it shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by ROCR not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via ROCR’s posting of the redemption notice to DTC.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the QualTek Unitholders are expected to have a majority of the voting power of the Combined Company, QualTek will comprise all of the ongoing operations of the Combined Company, QualTek will comprise a majority of the governing body of the Combined Company, and QualTek’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.
Emerging Growth Company
ROCR is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

ROCR will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of ROCR’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Smaller Reporting Company
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of shares of Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of shares of Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.
Recommendations of the Board and Reasons for the Business Combination
After careful consideration of the terms and conditions of the Business Combination Agreement, the Board has determined that Business Combination and the transactions contemplated thereby are fair to, and in the best interests of, ROCR and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board reviewed various industry and financial data and the evaluation of materials provided by QualTek. The Board did not obtain a fairness opinion on which to base its assessment. The Board recommends that ROCR stockholders vote:
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FOR the Business Combination Proposal (Proposal 1);

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FOR the Charter Amendment Proposal (Proposal 2);

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FOR the Governance Proposal (Proposal 3)

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FOR the Nasdaq Proposal (Proposal 4);

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FOR the Directors Proposal (Proposal 5);

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FOR the Management Equity Incentive Plan Proposal (Proposal 6);

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FOR the ESPP Proposal (Proposal 7); and

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FOR the Adjournment Proposal (Proposal 8).

Risk Factors
In evaluating the Business Combination and the Proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 41 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of ROCR and QualTek to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the Combined Company following consummation of the Business Combination.
Risk Factor Summary
Risks Related to QualTek
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Many of the industries QualTek serves are highly competitive and subject to rapid technological and regulatory changes, as well as customer consolidation, any of which could result in decreased demand for QualTek’s services and adversely affect its results of operations, cash flows and liquidity.

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Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could reduce capital expenditures in the industries QualTek serves or could adversely affect its customers, which could result in decreased demand or impair its customers’ ability to pay for QualTek’s services.

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QualTek’s failure to properly manage projects, or project delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on QualTek’s operating results, cash flows and liquidity.

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QualTek’s failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on QualTek’s financial results.

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QualTek derives a significant portion of its revenue from a few customers, and the loss of one or more of these customers, or a reduction in their demand for QualTek’s services, could impair QualTek’s financial performance. In addition, many of QualTek’s contracts, including its service agreements, do not obligate QualTek’s customers to undertake any infrastructure projects or other work with QualTek, and most of QualTek’s contracts may be canceled on short or no advance notice.

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Amounts included in QualTek’s backlog may not result in actual revenue or translate into profits. QualTek’s backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.

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QualTek’s business is seasonal and affected by the spending patterns of QualTek’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes QualTek to variations in quarterly results.

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QualTek relies on information, communications and data systems in its operations. System and information technology interruptions and/or data security breaches could adversely affect QualTek’s ability to operate and its operating results or could result in harm to its reputation.

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A failure to comply with environmental laws could result in significant liabilities or harm QualTek’s reputation, and new environmental laws or regulations could adversely affect QualTek’s business.

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QualTek has a significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future. In addition, QualTek’s debt contains restrictive covenants that may prevent it from engaging in transactions that might benefit the Company.

Risks Related to ROCR and the Business Combination
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ROCR will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 24 months from the closing of the IPO, or March 5, 2023. In the event of a liquidation, ROCR’s public stockholders will receive $10.00 per share and the ROCR warrants will expire worthless.

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There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

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If third parties bring claims against ROCR, the proceeds held in trust could be reduced and the per-share liquidation price received by ROCR’s stockholders may be less than $10.00.

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If ROCR’s due diligence investigation of QualTek was inadequate, then stockholders of ROCR following the Business Combination could lose some or all of their investment.

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Stockholder litigation and regulatory inquiries and investigations are expensive and could harm ROCR’s business, financial condition and operating results and could divert management attention.

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ROCR’s directors and officers may have certain conflicts in determining to recommend the acquisition of QualTek, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

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ROCR has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by ROCR if the Business Combination is not completed.
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ROCR’s stockholders will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.

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If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur.

Risk Related to the Class A Common Stock
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The market price of the Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

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The Combined Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Combined Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

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Following the Business Combination, we will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. To the extent we rely on such exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.

Risks Related to Tax
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Our only principal asset following the Business Combination will be our interest in QualTek, and accordingly we will depend on distributions from QualTek to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.

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The Tax Receivable Agreement will require us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

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ROCR could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

Recent Developments
Please refer to “Proposal 1:    The Business Combination Proposals — Certain Unaudited QualTek Prospective Financial Information — Certain Important Updates Relating to the Projections” for important additional information that has become available since the signing of the Business Combination Agreement.

RISK FACTORS
You should carefully consider all the following risk factors, together with all of the other information in this proxy statement, including the financial information and the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement. The following discussion should be read in conjunction with our financial statements and notes to our financial statements, and the financial statements of QualTek and notes to their financial statements included herein.
The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, the Company’s business, financial condition and results of operations. If any of the events described below occur, the Company’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Company’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of ROCR and QualTek.
Throughout this section, references to the “Company” refer to the Company and its consolidated subsidiaries as the context so requires.
Risks Related to QualTek
Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to QualTek and its subsidiaries prior to the consummation of the Business Combination and the Combined Company and its subsidiaries after the consummation of the Business Combination.
Risks Related to the Industries We Serve
Changes to laws, governmental regulations and policies, including governmental permitting processes and tax incentives, could affect demand for our services. Additionally, demand for construction services depends on industry activity and expenditure levels, which can be affected by a variety of factors. Our inability or failure to adjust to such changes or activity could result in decreased demand for our services and adversely affect our results of operations, cash flows and liquidity.
The industries we serve are subject to effects of governmental regulation, climate change initiatives and political or social activism, any of which could result in reduced demand for our services, delays in timing of construction of projects or cancellations of current or planned future projects. Many of our customers face stringent regulatory and environmental requirements and permitting processes, including governmental regulations and policies. Most of our communications customers are regulated by the Federal Communications Commission, and our utility customers are regulated by state public utility commissions. These agencies or governments could change their interpretation of current regulations and/or may impose additional regulations, which could have an adverse effect on our customers, reduce demand for our services and adversely affect our results of operations, cash flows and liquidity. We build renewable energy infrastructure, including wind, solar and other renewable energy facilities, for which the development may be partially dependent upon federal tax credits, existing renewable portfolio standards and other tax or state incentives. Elimination of, or changes to, existing renewable portfolio standards, tax incentives or similar environmental policies could negatively affect demand for our services.
All of the above factors could result in fewer projects than anticipated or a delay in the timing of construction of these projects and the related infrastructure, which could negatively affect demand for our services, and have a material adverse effect on our results of operations, cash flows and liquidity.
Many of the industries we serve are highly competitive and subject to rapid technological and regulatory changes, as well as customer consolidation, any of which could result in decreased demand for our services and adversely affect our results of operations, cash flows and liquidity.
Our industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing and prospective customers that employ in-house personnel to perform some of the services we provide. There are relatively few barriers to entry into certain of the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become a competitor. Most of our customers’ work is awarded through bid processes, and our project bids may not be successful. Our results of operations, cash flows and liquidity could be materially and adversely affected if we are unsuccessful in bidding for projects or renewing our master service agreements, or if our ability to win such projects or agreements requires that we accept lower margins.
We derive a substantial portion of our revenue from customers in industries that are subject to rapid changes in technology, governmental regulation, changing consumer demands and consolidation, such as the telecommunications industry. Technological advances in the markets we serve could render existing projects or technologies uncompetitive or obsolete and/or could alter our customers’ existing operating models. Our failure to rapidly adopt and master new technologies as they are developed or adapt to changing customer requirements could reduce demand for our services. Additionally, consolidation among our customers could result in the loss of customer revenue or could negatively affect customer demand for the services we provide and have a material adverse effect on our results of operations, cash flows and liquidity.
Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could reduce capital expenditures in the industries we serve or could adversely affect our customers, which could result in decreased demand or impair our customers’ ability to pay for our services.
Demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. economy. Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could have a negative effect on demand for our customers’ services or the profitability of their services. We continually monitor our customers’ industries and their relative health compared to the economy as a whole. Our customers may not have the ability to fund capital expenditures for infrastructure or may have difficulty obtaining financing for planned projects during economic downturns. Uncertain or adverse economic conditions or the lack of availability of debt or equity financing for our customers could reduce their capital spending and/or result in project cancellations or deferrals. Any of these conditions could materially and adversely affect our results of operations, cash flows and liquidity, and could add uncertainty to our backlog determinations. Other economic factors can also negatively affect demand for our services, including economic downturns affecting our communications and customer fulfillment customers, if services are ordered at a reduced rate, or not at all. A decrease in demand for the services we provide from any of the above factors, among others, could materially and adversely affect our results of operations, cash flows and liquidity.
An impairment of the financial condition of one or more of our customers due to economic downturns, or due to the potential adverse effects of the COVID-19 pandemic on economic activity, could hinder their ability to pay us on a timely basis. In difficult economic times, some of our clients may find it difficult to pay for our services on a timely basis, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients are project-specific entities that do not have significant assets other than their interests in the project. From time to time, it may be difficult for us to collect payments owed to us by these clients. Delays in client payments may require us to make a working capital investment, which could negatively affect our cash flows and liquidity. Our results of operations, cash flows and liquidity could be materially and adversely affected if a client fails to pay us on a timely basis or defaults in making payments on a project for which we have devoted significant resources.
Risks Related to Our Business and Operations
Our failure to properly manage projects, or project delays, including those resulting from difficult work sites and environments or delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity.
Certain of our engagements involve large-scale, complex projects that may occur over extended time periods. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself, such as the timely deployment of appropriate resources, including third-party contractors and our own personnel. Our results of operations, cash flows and liquidity could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones.
We perform work under a variety of conditions, including, but not limited to, challenging and hard to reach terrain and difficult site conditions. Performing work under such conditions can result in project delays or cancellations, potentially causing us to incur unanticipated costs, reductions in revenue or the payment of liquidated damages. In addition, some of our contracts require that we assume the risk should actual site conditions vary from those expected. Some of our projects involve challenging engineering, procurement and construction phases, which may occur over extended time periods. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, permitting delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of projects and governmental, market and political or other factors, some of which are beyond our control and could affect our ability to complete a project as originally scheduled. For instance, in the second quarter of 2021, we experienced delays in certain renewables and recovery logistics projects in Texas because of heavy rains, which is expected to delay or reduce our anticipated revenue or profits from these projects. To date in 2021, we have also experienced delays in certain 5G rollout projects, including equipment delays, which delayed or reduced our anticipated revenue or profits from these projects. In some cases, delays and additional costs may be substantial, and/or we may be required to cancel or defer a project and/or compensate the customer for the delay. We may not be able to recover any of such costs. Any such delays, cancellations, errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity, and could also negatively affect our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.
We could also encounter project delays due to local opposition, including political and social activism, which could include injunctive actions or public protests related to the siting of our projects, and such delays could adversely affect our project margins. In addition, some of our agreements require that we pay liquidated damages or other charges if we do not meet project deadlines; therefore, any failure to properly estimate or manage cost, or delays in the completion of projects, could subject us to penalties, which could adversely affect our results of operations, cash flows and liquidity. Further, any defects or errors, or failures to meet our customers’ expectations, could result in large damage claims against us. Due to the substantial cost of, and potentially long lead-times necessary to acquire certain of the materials and equipment used in our complex projects, damage claims could substantially exceed the amount we can charge for our associated services.
Our failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on our financial results.
We occasionally seek reimbursement from project owners for additional costs that exceed the contract price or for amounts not included in the original contract price. Similarly, we present change orders and charges to our subcontractors and suppliers. We could incur reduced profits, cost overruns or project losses if we fail to properly document the nature of change orders or charges or are otherwise unsuccessful in negotiating an expected settlement. These types of charges can often occur due to matters such as owner-caused delays or changes from the initial project scope, which result in additional costs, both direct and indirect, or from project or contract terminations. From time to time, these charges can be the subject of lengthy and costly proceedings, and it is often difficult to accurately predict when these charges will be fully resolved. When these types of events occur and unresolved charges are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant charges. A failure to promptly recover on these types of charges could have a material adverse effect on our liquidity and financial results.
Additionally, we generally warrant the work we perform following substantial completion of a project. Warranty claims have historically not been material, but such claims could potentially increase. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our results of operations, cash flows and liquidity.
We may not accurately estimate the costs associated with services provided under fixed price contracts, which could impair our financial performance. Additionally, we recognize revenue for certain projects using the cost-to-cost method of accounting; therefore, variations of actual results from our assumptions could reduce our profitability.
We derive a significant portion of our revenue from fixed price master service and other service agreements. Under these contracts, we typically set the price of our services on a per unit or aggregate basis and assume the risk that costs associated with our performance may be greater than what we estimated. We also enter into contracts for specific projects or jobs that require the installation or construction of an entire infrastructure system or specified units within an infrastructure system, many of which are priced on a fixed price or per unit basis. Our profitability will be reduced if actual costs to complete a project exceed our original estimates. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services and our ability to execute in accordance with our plans. A variety of factors could negatively affect these estimates, including delays resulting from weather and the COVID-19 pandemic, changes in expected productivity levels, conditions at work sites differing materially from those anticipated at the time we bid on the contract and higher than expected costs of labor and/or materials. These variations, along with other risks inherent in performing fixed price contracts, could cause actual project results to differ materially from our original estimates, which could result in lower margins than anticipated, or losses, which could reduce our profitability, cash flows and liquidity.
In addition, we recognize revenue from fixed price contracts, as well as for certain projects pursuant to master and other service agreements, over time utilizing the cost-to-cost measure of progress, or the “cost-to-cost” method of accounting, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The cost-to-cost method, therefore, relies on estimates of total expected contract costs. Contract revenue and total contract cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contract revenue or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management’s reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications, changes in job performance, job conditions and management’s assessment of expected variable consideration. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period such losses are determined. Any such adjustments could result in reduced profitability and negatively affect our results of operations.
We derive a significant portion of our revenue from a few customers, and the loss of one or more of these customers, or a reduction in their demand for our services, could impair our financial performance. In addition, many of our contracts, including our service agreements, do not obligate our customers to undertake any infrastructure projects or other work with us, and most of our contracts may be canceled on short or no advance notice.
Our business is concentrated among relatively few customers, and a substantial portion of our services are provided on a non-recurring, project-by-project basis. Our revenue could significantly decline if we were to lose one or more of our significant customers, or if one or more of our customers reduce the amount of business they provide to us. For the fiscal year ended December 31, 2020, our top two customers accounted for approximately 54% and 18% of our total revenues, respectively. In addition, our results of operations, cash flows and liquidity could be negatively affected if we complete the required work on non-recurring projects and cannot replace them with similar projects. See Note 5 — Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration, in the notes to our audited consolidated financial statements included herein for revenue concentration information.
We derive a significant portion of our revenue from multi-year master service and other service agreements. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. In addition, most of our contracts are cancelable on short or no advance notice. This makes it difficult to estimate our customers’ demand for our services. A significant decline in the volume of work our customers request us to perform under these service agreements could negatively affect our results of operations, cash flows and liquidity.
Some of our contracts, including our service agreements, are periodically open to public bid. We may not be the successful bidder on existing contracts that are re-bid. We could experience a reduction in revenue, profitability and liquidity if we fail to win a significant number of existing contracts upon re-bid, or, for services that are provided on a non-recurring basis, if we complete the required work under a significant number of projects and cannot replace them with similar projects. Additionally, from time to time, we enter into contracts that contain financing or other conditions that must be satisfied before we can begin work. Certain of these contracts may not result in revenue or profits if our customers are unable to obtain financing or to satisfy other conditions associated with such projects.
Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. The balance of our backlog is our estimate of work to be completed under contracts for specific projects. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have experienced postponements, cancellations and reductions in expected future work due to changes in our customers’ spending plans, market volatility, regulatory delays and/or other factors. There can be no assurance as to our customers’ requirements or that actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our results of operations, cash flows and liquidity would be materially and adversely affected.
Our business and operations, and the operations of our customers, may be adversely affected by epidemics or pandemics such as the COVID-19 pandemic.
We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases. The global spread of COVID-19 has created significant volatility, uncertainty and economic disruption, including significant volatility in the U.S. economy and financial markets. The extent to which the COVID-19 pandemic could affect our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic and new information that may emerge concerning the severity and effect of COVID-19, the continued emergence of new strains of COVID-19, the development and availability of effective treatments and vaccines and the speed with which they are administered to the public. Additional factors include governmental and business actions that have been and continue to be taken in response to the pandemic, including mitigation efforts such as “stay-at-home,” “shelter-in-place,” social distancing, travel restrictions and other similar orders, as well as the impact of the pandemic on the U.S. economy, global economic and market activity and actions taken in response, including from governmental stimulus efforts.
A public health epidemic or pandemic, such as the COVID-19 pandemic, poses the risk that we or our employees, customers and/or business partners may be prevented from conducting ordinary course business activities for an indefinite period of time, including due to shutdowns or cancellations that have been, and may continue to be, mandated or requested by governmental authorities or others, or that the pandemic may otherwise interrupt or affect business activities. While our business model has, thus far, proven resilient, the COVID-19 pandemic has had a negative effect on our operations, and we expect this to continue until the systemic effects that COVID-19 has had on labor, materials, supply chains, governmental response time, among others, return to pre-COVID levels. It is currently unclear how long an economic recovery could take, and we cannot predict the extent or duration of potential negative effects on our operations. We have adjusted standard operating procedures within our business operations to ensure continued employee and customer safety and are continually monitoring evolving health guidelines as well as market conditions and responding to changes as appropriate. We cannot be certain, however, that these efforts will prevent further disruption due to effects of the pandemic on business and market conditions. Additionally, we could be exposed to increased risks and costs associated with workplace health claims. To comply with health guidelines implemented to control the spread of COVID-19, we have incorporated work-at-home programs as appropriate for our administrative offices and, despite our implementation of information technology security measures, there is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter some of the common risks associated with employees accessing company data and systems remotely.
Disruptions in global economic activity as a result of the COVID-19 pandemic have had, and may continue to have, adverse effects across our end markets. Unfavorable market conditions and market uncertainty due to the COVID-19 pandemic could have a negative effect on demand for our customers’ services and/or the profitability of services. Our customers may not have the ability to fund capital expenditures for infrastructure, or may have difficulty obtaining financing for planned projects, which could reduce their capital spending and/or result in reduced demand for our services and/or delays or cancellations of current or planned future projects. Delay in the receipt of regulatory approvals due to pandemic-related disruptions could also affect project timing and activity levels. We could also incur incremental costs to operate in the current environment or experience lower levels of overhead absorption from a reduction in revenue, both of which could negatively affect our margins and profitability. Additionally, the economic and market disruptions resulting from COVID-19 could also lead to greater than normal uncertainty with respect to the realization of estimated amounts, including our estimates for backlog, revenue recognition, recoverability of goodwill, intangible assets and other investments and our provisions for credit losses. Our customers could seek to delay payments to us as a result of the pandemic’s financial effects on them, which could negatively affect our cash flows and liquidity. The COVID-19 pandemic or any other future pandemics could also precipitate or aggravate other risk factors presented in this proxy / registration statement, which in turn could materially adversely affect our business, financial condition and results of operations.
The ultimate extent, duration and impact of the COVID-19 pandemic is uncertain. The effect of COVID-19 have been and could continue to be significant, and we cannot predict or quantify with any certainty the extent to which it could adversely affect our future financial condition, results of operations, liquidity, cash flows or the market price of our common stock.
We maintain a workforce based upon current and anticipated workloads. We could incur significant costs and reduced profitability from underutilization of our workforce if there is a significant reduction in the level of services we provide or if contract awards are delayed or not received.
Our estimates of future performance and results of operations depend, among other factors, on whether and when we receive new contract awards, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to forecast the need for our services, which allows us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects, our ability to manage attrition and our need to devote resources to non-chargeable activities such as training or business development. While our estimates are based upon our good faith judgment, professional knowledge and experience, these estimates may not be accurate and can frequently change based on newly available information. In the case of large-scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of contract award timing can present difficulties in matching our workforce size to our project needs. If an expected contract award is delayed or not received, we could incur costs resulting from underutilization of our workforce, redundancy of facilities, or from efforts to right-size our workforce and/or operations, which could reduce our profitability and cash flows.
Our financial results are based, in part, upon estimates and assumptions that may differ from actual results. In addition, changes in accounting principles may cause unexpected fluctuations in our reported financial information.
In preparing our consolidated financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”), management makes a number of estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. These estimates and assumptions must be made because certain information used in the preparation of our consolidated financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. See Note 1 — Nature of Business and Summary of Significant Accounting Policies in the notes to the audited consolidated financial statements included herein for details of key estimates. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity.
In addition, accounting rules and regulations are subject to review and interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC and various other governing bodies. A change in U.S. GAAP could have a material effect on our reported financial results, and the adoption of new or revised accounting principles could require that we make significant changes to our systems, processes and controls, which could have an adverse effect on our results of operations, cash flows and liquidity.
Our business is subject to operational risk, including from operational and physical hazards that could result in substantial liabilities and weaken our financial condition.
Our business is subject to operational hazards due to the nature of services we provide and the conditions in which we operate, including electricity, fires, explosions, mechanical failures and weather-related incidents. While we invest substantial resources in occupational health and safety programs, there can be no assurance that we will be able to mitigate all such hazards or avoid significant liability. Construction projects undertaken by us expose our employees to electrical lines, heavy equipment, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. These risks and hazards, among others, have in the past caused, and may in the future cause, personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations, large damage claims which could, in some cases, substantially exceed the amount we charge for the associated services, government enforcement actions or regulatory penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if further serious accidents or fatalities occur, or if our safety records were to deteriorate, we may be restricted from bidding on certain work or obtaining new contracts, and certain existing contracts could be terminated. Our safety processes and procedures are monitored by various agencies and ratings bureaus. The occurrence of accidents in the course of our business could result in significant liabilities, employee turnover, an increase in insurance costs or an increase in the costs of our projects or harm our ability to perform under our contracts or enter into new customer contracts, all of which could materially adversely affect our revenue, profitability and liquidity.
Our business is seasonal and affected by the spending patterns of our customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes us to variations in quarterly results.
Some of our customers reduce their expenditures and work order requests towards the end of the calendar year. In addition, adverse weather conditions, particularly during the winter season, can affect our ability to perform outdoor services in certain regions. As a result, we generally experience reduced revenue in the first and fourth quarters of each calendar year. Natural catastrophes such as hurricanes or other severe weather, wildfires or flooding could affect our ability to perform outdoor services or utilize equipment and crews in affected regions. For instance, in the second quarter of 2021, we experienced delays in certain renewables and recovery logistics projects in Texas because of heavy rains, which delayed or reduced our anticipated revenue or profits from these projects. The effects of the COVID-19 pandemic and changes in governmental permitting could also result in greater seasonal and cyclical volatility than would otherwise exist under normal conditions. These events, as well as other global and/or economic effects, could adversely affect demand for our services and our results of operations, cash flows and liquidity.
In the ordinary course of our business, we may become subject to lawsuits, indemnity or other claims, which could materially and adversely affect our business, results of operations and cash flows.
From time to time, we are subject to various claims, lawsuits and other legal proceedings brought or threatened against us in the ordinary course of our business. These actions and proceedings may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination and other employment-related damages, breach of contract, intellectual property violations, property damage, environmental liabilities, liquidated damages, consequential damages, punitive damages and civil penalties or other losses, or injunctive or declaratory relief. We may also be subject to litigation in the normal course of business involving allegations of violations of the Fair Labor Standards Act and state wage and hour laws, misclassification of independent contractors, and determination of the Company as a joint employer of subcontractor employees. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we may be allocated risk through our contract terms for actions by our customers or other third parties.
Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish accruals for litigation and contingencies that we believe to be adequate in light of current information, legal advice and our indemnity insurance coverages. We reassess our potential liability for litigation and contingencies as additional information becomes available and adjust our accruals as necessary. We could experience a reduction in our profitability and liquidity if we do not properly estimate the amount of required accruals for litigation or contingencies, or if our insurance coverage proves to be inadequate or becomes unavailable, or if our claim liabilities (including those attributable to insurance deductibles) are higher than expected. The outcome of litigation is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts and the magnitude of the potential loss may remain unknown for substantial periods of time. Furthermore, because litigation is inherently uncertain, the ultimate resolution of any such claim, lawsuit or proceeding through settlement, mediation or court judgment could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management’s attention from our business or divert resources away from operating our business and cause us to incur significant expenses, any of which could have a material adverse effect on our business, results of operations or financial condition.
We rely on information, communications and data systems in our operations. System and information technology interruptions and/or data security breaches could adversely affect our ability to operate and our operating results or could result in harm to our reputation.
We rely on information and communications technology, computer and other related systems in order to operate. We also rely, in part, on third-party software and information technology to run certain of our critical accounting, project management and financial information systems. From time to time, we experience system interruptions and delays. Our operations could be interrupted or delayed, or our data security could be breached, if we are unable to deploy software and hardware, gain access to, or effectively maintain and upgrade, our systems and network infrastructure and/or take other steps to improve and otherwise protect our systems. In addition, our information technology and communications systems, including those associated with acquired businesses, and our operations could be damaged or interrupted by cyber-attacks and/or physical security risks. These risks include natural disasters, power loss, telecommunication failures, intentional or inadvertent user misuse or error, failures of information technology solutions, computer viruses, phishing attacks, social engineering schemes, malicious code, ransomware attacks, acts of terrorism and physical or electronic security breaches, including breaches by computer hackers, cyber-terrorists and/or unauthorized access to or disclosure of our and/or our employees’ or customers’ data. Furthermore, such unauthorized access, cyber-attacks or data security breaches could go unnoticed for some period of time.
These events, among others, could cause system interruptions, delays and/or the loss or release of critical or sensitive data, including the unintentional disclosure of our and/or our employees’ or customers’ data, and could delay or prevent operations, including the processing of transactions and reporting of financial results or cause processing inefficiency or downtime, all of which could have a material adverse effect on our business, results of operations and financial condition and could harm our reputation and/or result in significant costs, fines or litigation. Similar risks could affect our customers, subcontractors, suppliers or other third-party providers, indirectly affecting us.
While we have security, internal control and technology measures in place to protect our systems and network, if these measures fail as a result of a cyber-attack, other third-party action, employee error, malfeasance or other security breach or failure, and someone obtains unauthorized access to our and/or our employees’ or customers’ data, our reputation could be damaged, our business may suffer and we could incur significant liability, or, in some cases, we may lose access to our business data. In the ordinary course of business, we have been targeted by malicious cyber-attacks, although our systems have been sufficiently resilient to prevent material disruption of our operations; however, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, our current or future defenses may not be adequate to protect against new or revised techniques. As a result, we may be required to expend significant resources to protect against the threat of system disruptions and security breaches or to investigate and mitigate problems caused by these disruptions and breaches. Any of these events could damage our reputation and have a material adverse effect on our business, results of operations, financial condition and cash flows. Furthermore, while we maintain insurance policies that we consider to be adequate, our coverage may not specifically cover all types of losses or claims that may arise.
In addition, the unauthorized disclosure of confidential information and current and future laws and regulations governing data privacy may pose complex compliance challenges and/or result in additional costs. Failure to comply with such laws and regulations could result in penalties, fines and/or legal liabilities and/or harm our reputation. The continuing and evolving threat of cyber-attacks has also resulted in increased regulatory focus on risk management and prevention. New data privacy-related regulations or other requirements could require significant additional resources and/or cause us to incur significant costs, which could have an adverse effect on our results of operations and cash flows.
We regularly evaluate the need to upgrade, enhance and/or replace our systems and network infrastructure to protect our information technology environment, to stay current on vendor-supported products and to improve the efficiency and scope of our systems and information technology capabilities. The implementation of new systems and information technology could adversely impact our operations by requiring substantial capital expenditures, diverting management’s attention, and/or causing delays or difficulties in transitioning to new systems. In addition, our system implementations may not result in productivity improvements at the levels anticipated. System implementation and/or any other information technology disruptions, if not anticipated and appropriately mitigated, could have an adverse effect on our business and remediation of any such disruptions could result in significant costs.
Our subcontractors and suppliers may fail, or be unable to, satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which could have a material adverse effect on our results of operations, cash flows and liquidity.
We depend on subcontractors to perform work for some of our projects. There is a risk that we could have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform, customer concerns or our failure to extend existing work orders or issue new work orders under a subcontracting arrangement. Our ability to fulfill our obligations as a prime contractor could be jeopardized if any of our subcontractors fail to perform the agreed-upon services on a timely basis and/or deliver the agreed-upon supplies. In addition, the absence of qualified subcontractors with whom we have satisfactory relationships could adversely affect our ability to perform under some of our contracts, or the quality of the services we provide. Additionally, in some cases, we pay our subcontractors before our customers pay us for the related services. We could experience a material decrease in profitability and liquidity if we pay our subcontractors for work performed for customers that fail to or delay paying us for the related work. Any of these factors could have a material adverse effect on our results of operations, cash flows and liquidity.
We also rely on suppliers, equipment manufacturers and lessors to obtain or provide the materials and equipment we require to conduct our operations. Any substantial limitation on the availability of suppliers or equipment, including from economic, regulatory or market conditions, could negatively affect our operations. Our results of operations, cash flows and liquidity could be adversely affected if we were unable to acquire sufficient materials or equipment to conduct our operations.
We may have additional tax liabilities associated with our domestic and international operations.
We are subject to income taxes in the United States, Puerto Rico and Canada. Management must exercise significant judgment in determining our provision for income taxes due to lack of clear and concise tax laws and regulations in certain jurisdictions. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of laws are issued or applied, and such changes could materially affect our tax provisions. The federal government signed various relief measures into law in 2020 in response to the COVID-19 pandemic, including the Coronavirus Aid, Relief and Economic Security Act, which provides various tax relief and incentive measures, including provisions permitting the deferral and/or reduction of certain federal and payroll tax amounts. We have pursued certain of these relief provisions, which permit certain deferred employer taxes to be repaid in future years. Our interpretations of these provisions could differ from those of the U.S. Treasury Department or the Internal Revenue Service. The foregoing items, as well as any other future changes in tax laws, could have a material adverse effect on our business, cash flow, financial condition, or results of operations.
In addition, we are audited by various U.S. and foreign tax authorities, and in the ordinary course of our business, there are many transactions and calculations for which the ultimate tax determination may be uncertain. The final outcome of income tax examinations could be materially different from our expectations and the estimates that are reflected in our consolidated financial statements, which could have a material adverse effect on our results of operations, cash flows and liquidity.
We could incur goodwill and intangible asset impairment charges, which could harm our profitability.
We have significant amounts of goodwill and intangible assets. We periodically review the carrying values of goodwill and intangible assets to determine whether such carrying values exceed their fair market values. Declines in the profitability of individual reporting units due to economic or market conditions or otherwise, as well as adverse changes in financial, competitive and other conditions, including declines in the operating performance of our reporting units or other adverse changes in the key valuation assumptions contributing to the estimated fair value of our reporting units, could adversely affect the estimated fair values of the related reporting units, which could result in an impairment of the recorded balances of goodwill or intangible assets. See Note 6 — Goodwill and Intangible Assets in the notes to our audited consolidated financial statements included herein for additional details.
We have liability claims exposure due to high deductible insurance and potential uninsured claims.
We maintain insurance policies with respect to automobile liability, general liability, employer’s liability, workers’ compensation and other types of coverage. These policies are subject to high deductibles or self-insured retention amounts. We are effectively self-insured for substantially all claims because most claims against us do not exceed the deductibles or the self-insured retention amounts under our insurance policies and there can be no assurance that our insurance coverages will be sufficient or effective under all circumstances, or against all claims or liabilities to which we may be subject, which could expose us to significant liabilities and materially and adversely affect our business, financial condition, results of operations and cash flows. In addition, insurance liabilities are difficult to assess and estimate due to many factors, the effects of which are often unknown or difficult to estimate, including the severity of an injury, the determination of our liability in proportion to other parties’ liability, the number of incidents not reported and the effectiveness of our safety programs. If our insurance costs exceed our estimates of insurance liabilities, or if our insurance claims increase, or if our insurance coverage proves to be inadequate or becomes unavailable, we could experience increased exposure to risk and/or a decline in profitability and liquidity.
If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently, which could reduce our revenue, profitability and liquidity.
Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in, and possess, specialized technical skills that are necessary to efficiently operate our business and maintain productivity and profitability. At times of low unemployment, it can be difficult for us to find appropriately skilled and qualified personnel at affordable rates. We may be unable to hire and retain a sufficiently skilled labor force to support our operating requirements and growth strategy. Our labor and training expenses could increase as a result of a shortage in the supply of skilled personnel, which could adversely affect our profitability. We cannot be certain that we will be able to maintain and ensure the productivity of the skilled labor force necessary to operate our business. Our ability to do so depends on a number of factors, such as the general rate of employment, competition for employees possessing the skills we need, the general health and welfare of our employees, which has been impacted by the COVID-19 pandemic, and the level of compensation required to hire, train and retain qualified employees. Additionally, our business is managed by a number of key executive and operational officers, many of whom have extensive industry experience, and is dependent upon retaining and recruiting qualified management to execute our business strategy. Labor shortages, increased labor or training costs or the loss of key personnel could materially adversely affect our results of operations, cash flows and liquidity.
The use of unionized employees and contractors and any related obligations could subject us to liabilities that could adversely affect our liquidity, cash flows and results of operations.
Certain of our Canadian employees are represented by labor unions and collective bargaining agreements. Although all such collective bargaining agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur despite the terms of these agreements. Strikes or work stoppages could adversely affect our relationships with our customers and cause us to lose business. Additionally, as current agreements expire, the labor unions may not be able to negotiate extensions or replacements on terms favorable to their members, or at all, or avoid strikes, lockouts or other labor actions that could affect their members. Therefore, we cannot assure you that new agreements will be reached with employee labor unions as existing contracts expire, or on desirable terms. In the United States, we occasionally engage unionized contractors as well. Any action against us relating to the union workforce we employ could have a material adverse effect on our liquidity, cash flows and results of operations.
Our recovery logistics business is subject to a number of risks that may impact our business, liquidity, cash flows and results of operations.
Our recovery logistics business provides recovery and restoration services for our energy and telecommunications customers. The majority of its revenue is earned through support of the restoration efforts of our customers affected by storms and other disasters. The timing, duration and severity of these events is uncertain and difficult to predict. In addition, much of these services are provided by third parties which may be difficult or costly to mobilize in the event of unexpected demand for services. Customers may also rely on their employees to provide these services, which reduces demand for our services. We do not control such factors and, as a result, our revenue and income can vary from quarter to quarter, and past financial results for certain quarters may not be a reliable indicator of future results for comparable quarters in subsequent years.
Risks Related to Regulation and Compliance
Our operations could affect the environment or cause exposure to hazardous substances. In addition, our properties could have environmental contamination, which could result in material liabilities.
Our operations are subject to various environmental laws and regulations, including those dealing with the handling and disposal of waste products, polychlorinated biphenyls, air quality, transportation of hazardous materials and the protection of endangered species. Certain of our current and historical construction operations have used hazardous materials and, to the extent that such materials are not properly stored, contained or recycled, they could become hazardous waste. Additionally, some of our contracts require that we assume the environmental risk of site conditions and require that we indemnify our customers for any damages, including environmental damages, incurred in connection with our projects. We may be subject to claims under various environmental laws and regulations, federal and state statutes and / or common law doctrines for toxic torts and other damages, as well as for natural resource damages and the investigation and clean-up of soil, surface water, groundwater and other media under laws such as the Comprehensive Environmental Response, Compensation and Liability Act. Such claims may arise, for example, out of current or former conditions at project sites, current or former properties owned or leased by us or contaminated sites that have always been owned or operated by third parties. Liability may be imposed without regard to fault and may be strict and joint and several, such that we may be held responsible for more than our share of any contamination or other damages, or even for the entire share, and we may be unable to obtain reimbursement from the parties that caused the contamination. The obligations, liabilities, fines and costs or reputational harm associated with these and other events could be material and could have a material adverse impact on our business, financial condition, results of operations and cash flows.
We perform work in underground environments, which could affect the environment. A failure to comply with environmental laws could result in significant liabilities or harm our reputation, and new environmental laws or regulations could adversely affect our business.
Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we could incur significant costs, including clean-up costs, and we may be liable for significant fines and damages and could suffer reputational harm. Additionally, we sometimes perform directional drilling operations below certain environmentally sensitive terrains and water bodies. Due to the inconsistent nature of terrain and water bodies, it is possible that such directional drilling could cause a surface fracture releasing subsurface materials or drilling fluid. These releases alone or, in combination with releases that may contain contaminants in excess of amounts permitted by law, could potentially expose us to significant clean up and remediation costs, damages, fines and reputational harm, which could have a material adverse effect on our results of operations, cash flows and liquidity.
New environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks or the imposition of new clean-up requirements could require us to incur significant costs or result in new or increased liabilities that could have a material adverse effect on our results of operations, cash flows and liquidity. We may incur work stoppages to avoid violating these laws and regulations, or we may risk fines or other sanctions if we inadvertently violate these laws and regulations, which could adversely affect our business.
We are subject to risks associated with climate change.
In recent years, there has been an increased focus on climate change, greenhouse gas and other emissions and other potential damage to the environment caused by human activities. The potential effects of climate change on our operations is highly uncertain. Climate change may result in, among other things, an increase in extreme weather events, such as floods, hurricanes, wildfires, rising sea levels and limitations on water availability and quality. Extreme weather conditions could limit the availability of resources or increase the costs of our projects, or could cause projects to be delayed or canceled. Our operating results are significantly influenced by weather. Therefore, major changes in weather patterns could have a significant effect on our future operating results. We could experience project cancellations, reduced demand or reduced productivity if climate change results in a significant increase in adverse weather conditions in a given period, which could negatively affect our revenue and profitability. In addition, our projections regarding our future operating results assume revenue from our recovery logistics sub-segment that is dependent on weather, including hurricanes and other significant weather events. If the 2021 hurricane season does not produce significant storms or other significant weather events, the demand for our recovery logistics services may not materialize, and the results of operations reflected in the projections could be adversely affected, as well as cash flows and liquidity. See “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections.”
Climate change could also affect our customers and the projects they award. Concerns about climate change could result in potential new regulations, regulatory actions or requirements to fund energy efficiency activities, any of which could negatively affect our customers, decrease the projects they award and decrease demand for our services, including for power projects and other projects, or result in increased costs associated with our operations. Legislative and/or regulatory responses related to climate change could also affect the availability of goods, increase our costs or otherwise negatively affect our operations.
There are significant environmental regulations and policies under consideration or reconsideration to encourage the use of clean energy technologies and regulate emissions of greenhouse gases to address climate change. For example, in February 2021, the United States reentered the 2015 Paris Agreement as part of an executive order signed by the new administration. We cannot predict future changes to environmental regulations and policies, nor can we predict the effects that any conceivable changes would have on our business. The establishment of rules limiting greenhouse gas emissions could affect customer demand as well as our ability to perform construction services or to perform these services at current levels of profitability. For example, if new regulations were adopted regulating greenhouse gas emissions from sources such as cars and trucks, we could experience a significant increase in environmental compliance costs in light of our large fleet and the amount of construction machinery we own. New regulations may require us to acquire different equipment or change processes. The new equipment may not be available, or we may not be able to purchase or rent this equipment in a cost-effective manner. Compliance with any new laws or regulations regarding the reduction of greenhouse gases could result in significant changes to our operations and a significant increase in the cost of conducting our business. In addition, our reputation could suffer and/or we could experience a reduction in the amount of future work we are awarded if our operations are perceived to result in high greenhouse gas emissions or to otherwise pose environmental risks. Reductions in project awards, project deferrals, delays or cancellations or increases in costs related to the effects of climate change, climate change initiatives or climate change regulations could have a material adverse effect on our results of operations, cash flows and liquidity.
Our failure to comply with the regulations of federal, state and local agencies that oversee transportation and safety compliance could reduce our revenue, profitability and liquidity.
The Occupational Safety and Health Administration (“OSHA”) establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by OSHA and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to our operations. We incur capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future from violations of health and safety regulations, including, in extreme cases, criminal sanctions. Our customers could cancel existing contracts and not award future business to us if we were in violation of these regulations.
We are also subject to a number of state and federal laws and regulations related to the operation of our fleet of commercial motor vehicles. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses. Our failure to comply with these laws and regulations may affect our ability to operate and could require us to incur significant costs that adversely affect our results of operations.
Our failure to comply with various laws and regulations related to contractor licensing and business licensing could result in significant liabilities.
We are subject to a number of state and federal laws and regulations, including those related to contractor licensing, business licensing and employment of qualified individuals. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses. Our failure to comply with these laws and regulations may affect our ability to operate and could require us to incur significant costs that adversely affect our results of operations.
Risks Related to Strategic Transactions
Acquisitions, strategic investments and dispositions involve risks that could negatively affect our operating results, cash flows and liquidity and may not enhance shareholder value.
We have made, and may continue to make, strategic acquisitions and investments. Acquisitions may expose us to operational challenges and risks, including the ability to profitably manage the acquired business or successfully integrate the operations, internal controls and procedures and financial reporting and accounting systems of the acquired business into our business; increased indebtedness and contingent earn-out obligations; the ability to fund cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or other unforeseen difficulties; the expense of integrating acquired businesses; the availability of funding sufficient to meet increased capital needs; diversion of management’s attention; and the ability to retain or hire qualified personnel required for expanded operations.
In addition, we may not be able to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required consent of our lenders and therefore, may not be able to complete such acquisitions or strategic investments. We may pay for acquisitions or strategic investments with our common stock or with debt instruments, including convertible debt securities, which could dilute the ownership interests of our stockholders, or we may decide to pursue acquisitions with which our investors may not agree. Borrowings or issuances of debt associated with these acquisitions could also result in higher levels of indebtedness, which could negatively affect our ability to service our debt within the scheduled repayment terms. In addition, to the extent we defer payment of an acquisition’s purchase price through a cash earn-out arrangement, it will reduce our cash flows in subsequent periods.
Acquired companies may have liabilities that we failed, or were unable, to discover in the course of performing due diligence investigations. We cannot assure you that the indemnifications granted to us by sellers of acquired companies will be sufficient in amount, scope or duration to fully offset potential liabilities associated with acquired businesses. We may learn additional information about the businesses we have acquired that could materially adversely affect us, such as unknown or contingent liabilities, unprofitable projects and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business. We generally require that key management and former principals of the businesses we acquire enter into non-competition agreements in our favor. If we are unable, and the courts refuse to enforce the non-competition agreement entered into by such person or persons, we might be subject to increased competition. Failure to successfully manage the operational challenges and risks associated with, or resulting from, our acquisitions could adversely affect our results of operations, cash flows and liquidity.
Additionally, we may from time to time explore opportunities to maximize value through the disposition of assets and businesses, including the sale of certain businesses. These sales or transactions could adversely affect our results of operations, cash flows and liquidity.
Risks Related to Financing Our Business
We have a significant amount of debt, which could adversely affect our business, financial condition and results of operations or could affect our ability to access capital markets in the future. In addition, our debt contains restrictive covenants that may prevent us from engaging in transactions that might benefit us.
Our outstanding debt and debt service requirements could have significant consequences on our future operations, including: making it more difficult for us to meet our payment and other obligations; an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which could result in all of our debt becoming immediately due and payable; reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, and limiting our ability to obtain additional financing for these purposes; subjecting us to the risk of increasing interest expense on variable rate indebtedness; limiting our flexibility in planning for, or reacting to changes in our business, the industries in which we operate and the general economy; and placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.
The terms of our indebtedness contain customary events of default and covenants that prohibit us from taking certain actions without satisfying certain financial tests or obtaining the consent of the lenders. Should we be unable to comply with the terms and covenants of our indebtedness, including our credit facility, we would be required to obtain consents from our bank group, modify our credit facility or other debt instruments or secure another source of financing to continue to operate our business, none of which may be available to us on reasonable terms or at all. A default could also result in the acceleration of our obligations. In addition, these covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.

Any of these factors could have an adverse effect on our business, financial condition and results of operations. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future, which can be subject to many factors, some of which are beyond our control. We cannot assure that our business will generate future cash flow from operations, or that future borrowings will be available to us in an amount sufficient to enable us to meet our payment obligations and to fund other liquidity needs. Our business is capital intensive, and if we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital, and some of these activities could have terms that are unfavorable or could be highly dilutive. Our ability to obtain additional financing or to refinance our existing indebtedness will depend on the capital markets and our financial condition at such time. Any of the above factors could adversely affect our results of operations, cash flows and liquidity.
In addition, regulatory changes and/or reforms, such as the phase-out of the London Inter-bank Offered Rate (“LIBOR”), which is expected to occur by June 30, 2023, could lead to additional volatility in interest rates for our variable rate debt and other unpredictable effects. While our material financing arrangements indexed to LIBOR have procedures for determining an alternative base rate, such alternative base rate could perform differently than the current LIBOR-indexed rate and could result in an increase in the cost of our variable rate indebtedness, which could negatively affect our results of operations and cash flows.
We are also party to certain factoring arrangements. Any termination of such factoring arrangements could adversely affect our results of operations, cash flows and liquidity.
We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds could reduce availability under our credit facility.
Some of our contracts require performance and payment bonds. If we are not able to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain contracts or successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit in connection with the bonds, which would reduce availability under our credit facility. Furthermore, under standard terms in the surety market, sureties issue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. If we were to experience an interruption or reduction in the availability of bonding capacity, we may be unable to compete for or work on projects that require bonding.
Risks Related to ROCR and the Business Combination
Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to ROCR and its subsidiaries prior to the consummation of the Business Combination.
ROCR is a blank check company, and it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. ROCR has until March 5, 2023 to complete a business combination. ROCR has no obligation to return funds to investors prior to such date unless ROCR consummates its initial business combination prior thereto and only then in cases where investors have sought to convert their shares.
ROCR will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 24 months from the closing of the IPO, or March 5, 2023. In the event of a liquidation, ROCR’s public stockholders will receive $[•] per share and the ROCR warrants will expire worthless.
If ROCR is unable to complete a business combination by the date that is 24 months from the closing of the IPO, or March 5, 2023, and is forced to liquidate, the per-share liquidation distribution will be $[•]. Furthermore, holders of ROCR warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the ROCR’s assets held outside of the Trust Account with respect to such warrants. ROCR warrants will expire worthless as a result of ROCR’s failure to complete a business combination.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of ROCR might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the Public Shares after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
You must tender your shares of Common Stock in order to validly seek redemption at the Special Meeting.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your Common Stock to Continental Stock Transfer & Trust Company (“Continental”) electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the Special Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.
If third parties bring claims against ROCR, the proceeds held in trust could be reduced and the per-share liquidation price received by ROCR’s stockholders may be less than $10.00.
ROCR’s placing of funds in trust may not protect those funds from third party claims against ROCR. Although ROCR has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of ROCR’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of ROCR’s public stockholders. If ROCR liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, ROCR cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our stockholders may be less than $10.00 due to such claims.
Additionally, if ROCR is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in ROCR’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, ROCR may not be able to return $10.00 to our public stockholders.
Any distributions received by ROCR stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, ROCR was unable to pay its debts as they became due in the ordinary course of business.
ROCR’s Certificate of Incorporation provides that it will continue in existence only until the date that is 24 months from the closing of the IPO, or March 5, 2023. If ROCR is unable to consummate a transaction within the required time period, upon notice from ROCR, the trustee of the Trust Account will distribute the amount in its Trust Account to its public stockholders. Concurrently, ROCR shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although ROCR cannot assure you that there will be sufficient funds for such purpose. We may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If ROCR’s due diligence investigation of QualTek was inadequate, then stockholders of ROCR following the Business Combination could lose some or all of their investment.
Even though ROCR conducted a due diligence investigation of QualTek, it cannot be sure that this diligence uncovered all material issues that may be present inside QualTek or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of QualTek and its business and outside of its control will not later arise. In particular, in connection with the Business Combination, QualTek’s management prepared and provided to ROCR, the ROCR Board and ROCR’s financial advisors, prior to ROCR, QualTek and the other parties thereto entering into the Business Combination Agreement, certain internal unaudited prospective financial information (collectively, the “Projections”) to assist ROCR in its review and evaluation of QualTek and the Business Combination. While all projections are necessarily speculative, ROCR believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. Notably, the Projections set forth in “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information” were prepared solely by QualTek for internal use and not with a view toward public disclosure, or in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, and do not take into account any circumstances or events occurring after the date on which such Projections were finalized, including the current expectation of QualTek of lowered revenues for certain segments due to events occurring in the second quarter and first half of 2021 or any delay in the closing of the Business Combination. ROCR and the ROCR Board are continuing to, and will continue to, conduct due diligence on the financial performance of QualTek, both historical and expected, until the date of the closing of the Business Combination, but there are no assurances that this diligence will uncover all material issues that may be present inside QualTek or its business. You are encouraged to read “See “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections”, which include important updates relating to the Projections that have become available since the signing of the Business Combination Agreement.
Further, as a result of unidentified issues or factors outside of ROCR’s or QualTek’s control, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if ROCR’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis conducted by ROCR. Even though these charges may be non-cash items that would not have an immediate impact on the Combined Company’s liquidity, the fact that the Combined Company reports charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. In addition, charges of this nature may cause the Combined Company to violate leverage or other covenants to which it may be subject. Accordingly, any stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares from any such write-down or write-downs.

Stockholder litigation and regulatory inquiries and investigations are expensive and could harm ROCR’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against ROCR, whether or not resolved in ROCR’s favor, could result in substantial costs and divert ROCR’s management’s attention from other business concerns, which could adversely affect ROCR’s business and cash resources and the ultimate value ROCR’s stockholders receive as a result of the Business Combination.
The Initial Stockholders who own shares of Common Stock and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.
As of the Record Date, the Initial Stockholders owned an aggregate of [•] shares of Common Stock, which will be transferred at the closing of the Business Combination. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if ROCR is unable to consummate a business combination. Based on a market price of $[•] per share of Common Stock on [•], 2022, the value of these shares was approximately $[•] million. The shares of Common Stock and Private Units acquired prior to the IPO will be worthless if ROCR does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting QualTek as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in ROCR’s public stockholders’ best interest.
ROCR is requiring stockholders who wish to redeem their Public Shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
ROCR is requiring stockholders who wish to redeem their Common Stock to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is ROCR’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than ROCR anticipates for stockholders to deliver their Common Stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Common Stock.
ROCR will require its public stockholders who wish to redeem their Public Shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If ROCR requires public stockholders who wish to redeem their Public Shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, ROCR will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their Public Shares in such a circumstance will be unable to sell their securities after the failed acquisition until ROCR has returned their securities to them. The market price for shares of our Common Stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

If ROCR’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of ROCR’s securities.
ROCR’s Initial Stockholders are entitled to make a demand that it register the resale of their Insider Shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our Initial Stockholders, officers and directors are entitled to demand that ROCR register the resale of the shares underlying any securities our Initial Stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after ROCR consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [•] shares of Common Stock eligible for trading in the public market. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of ROCR’s securities.
ROCR will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.
ROCR is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its public stockholders from a financial point of view. ROCR’s public stockholders therefore, must rely solely on the judgment of the Board.
Going public through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to completion of the Business Combination, the Combined Company may be required to take write-downs or write-offs, restructure its operations, or take impairment or other charges, any of which that could have a significant negative effect on the Combined Company’s financial condition, results of operations and the Class A Common Stock price, which could cause you to lose some or all of your investment.
Going public through a merger rather than an underwritten offering, as QualTek is seeking to do through the Business Combination, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the business plan and any underlying financial assumptions. Because the Combined Company will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of Class A Common Stock of the Combined Company, and, accordingly, the Combined Company’s stockholders (including ROCR’s public stockholders) will not have the benefit of an independent review and due diligence investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.
Although ROCR has conducted due diligence on the QualTek business, ROCR cannot assure you that this due diligence has identified all material issues that may be present in QualTek’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of QualTek’s business and outside of ROCR’s and QualTek’s control will not later arise. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Further, although ROCR performed a due diligence review and investigation of QualTek in connection with the Business Combination, ROCR has different incentives and objectives in the Business Combination than an underwriter would in a traditional initial public offering, and therefore ROCR’s due diligence review and investigation should not be viewed as equivalent to the review and investigation that an underwriter would be expected to conduct. Even if ROCR’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with ROCR’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the Combined Company’s liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing thereafter. Accordingly, any ROCR stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. These stockholders or warrant holders are unlikely to have a remedy for the reduction in value.
In addition, because the Combined Company will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or may be less likely to provide, coverage of the Combined Company. Investment banks may also be less likely to agree to underwrite securities offerings on behalf of the Combined Company than they might if the Combined Company became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with the Combined Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Combined Company’s Class A Common Stock could have an adverse effect on the Combined Company’s ability to develop a liquid market for the Class A Common Stock.
ROCR’s directors and officers may have certain conflicts in determining to recommend the acquisition of QualTek, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.
ROCR’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder, which could result in a real or perceived conflict of interest. These interests include:
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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, Roth and Craig-Hallum will not be entitled to a fee equal to 3.5% of the gross proceeds of the IPO equal to approximately $4.0 million under the Business Combination Marketing Agreement, a fee of approximately $5.2 million for acting as placement agents in the PIPE Investment and a fee of approximately $5.0 million for acting as placement agents in the Convertible Notes Investment;

•
The 3.5% marketing fee payable to Roth and Craig-Hallum equal to $4,025,000 under the Business Combination Marketing Agreement remains constant and is not adjusted based on redemptions. The following table presents the marketing fee as a percentage of the aggregate proceeds from the IPO under the two redemption scenarios:

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%
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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, the Sponsor, Craig-Hallum, certain of ROCR’s executive officers and directors and certain affiliates of our management who loaned us an aggregate of $500,000 on November 3, 2021 will not receive repayment of the loan to the extent the amount exceeds the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. Further, the Sponsor and ROCR’s executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. As of [•], 2022, no out-of-pocket expenses were owed to the Sponsor or ROCR’s executive officers or directors;

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the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of ROCR Common Stock held by them if we fail to consummate an initial business, such as the Business Combination, combination prior to March 5, 2023;

•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Initial

Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;
•
the fact that, with certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of ROCR Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Business Combination or earlier, in either case if, subsequent to the consummation of the Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of ROCR Common Stock for cash, securities or other property;

•
the fact that the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares of ROCR Common Stock for an aggregate purchase price of $25,000 in February 2019 and such 100 shares of ROCR Common Stock resulted in an aggregate of 497,377 shares of ROCR Common Stock held by the Sponsor (after certain dividends, transfers and cancellations as described in “Certain Relationships and Related Person Transactions — Certain Relationships and Related Person Transactions — ROCR Founder Shares”); and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

•
the fact that on May 29, 2020, Craig-Hallum and certain of our executive officers and directors and affiliates of the ROCR management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51, on January 19, 2021 and February 3, 2021, certain affiliates of the ROCR management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33, on February 9, 2021, certain of ROCR’s initial stockholders sold an aggregate of 417,080 shares back to ROCR, which shares were cancelled, and Craig-Hallum and certain of ROCR’s directors and affiliates of ROCR’s management team purchased from ROCR an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86, and on that same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48; and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

•
the fact that the Initial Stockholders, which include the Sponsor, ROCR officers and directors, and affiliates of our management team, currently hold an aggregate of 2,875,000 Founder Shares and 408,000 Private Units. As of [•], 2022, the Founder Shares had an aggregate market value of $[•] and the Private Units had an aggregate market value of $[•], based on a market price of $[•] per share of Common Stock on [•], 2022 and a market price of $[•] per Unit on [•], 2022;

•
the continued indemnification of ROCR’s executive officers and directors and the continuation of ROCR’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that Sam Chawla will continue as a member of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors, expected to include [•]; and

•
the fact that the Sponsor and ROCR’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal and such Founder Shares will be worthless if no business combination is effected by ROCR by March 5, 2023.

In light of the foregoing, the Sponsor and ROCR’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with QualTek rather than liquidate even if (i) QualTek is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and ROCR’s directors and executive officers who hold Founder Shares may receive a positive return on the Founder Shares even if ROCR’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
The ROCR Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to ROCR stockholders that they approve the Business Combination. These interests may influence ROCR’s directors in making their recommendation that you vote in favor of the approval of the Business Combination.
The Sponsor and ROCR’s directors and executive officers who hold Founder Shares may receive a positive return on the Founder Shares even if ROCR’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
If ROCR is able to complete a business combination within the required time period, the Sponsor and ROCR’s directors and executive officers who hold Founder Shares may receive a positive return on the Founder Shares, which were acquired prior to the ROCR IPO, even if ROCR’s public stockholders experience a negative return on their investment in ROCR Units after consummation of the Business Combination.
As of the date hereof, there are a total of 2,875,000 Founder Shares outstanding. ROCR’s Initial Stockholders each purchased the Founder Shares at a price of less than $0.01 per share. Accordingly, holders of Founder Shares will receive a positive rate of return so long as the market price of the Common Stock is at least $0.01 per share.
As of the date hereof, there are a total of 408,000 Private Units outstanding. Each of the holders purchased the Private Units at a price of $10.00 per Private Unit, which is equal to the price per Unit of the Public Units purchased by public stockholders in the IPO. The Private Units consist of one share of Common Stock and one-quarter of one Warrant. Holders of Private Units will receive a positive rate of return so long as the aggreate market price of the Common Stock and the Warrants are at least $10.01 per share, which is equal to the price per at which public stockholders would receive a positive return assuming such holders purchased their Units in the IPO. As of [•], 2022, the closing price on the Nasdaq of Common Stock was $[•] per share, and the closing price of the Warrants was $[•] per Warrant.
We may redeem the unexpired redeemable Warrants prior to their exercise at a time that is disadvantageous to Warrant holders, thereby making their Warrants worthless.
We may call the outstanding redeemable Warrants (excluding the Warrants underlying the Private Units) for redemption, in whole and not in part, at a price of $0.01 per Warrant:
•
at any time after the Warrants become exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•
if, and only if, the reported last sale price of the shares of ROCR Common Stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of ROCR Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise Warrants will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such

Warrant. The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants; however, such redemption may occur at a time when the redeemable Warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of ROCR Common Stock had your Warrants remained outstanding. Historical trading prices for ROCR Common Stock have not exceeded the $18.00 per share threshold at which the public Warrants would become redeemable. However, this could occur in connection with or after the closing of the Business Combination.
Further, if we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of ROCR Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of ROCR Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of ROCR Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of ROCR Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances. Redemption of the outstanding Warrants could force holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) to sell the Warrants at the then-current market price when the holder might otherwise wish to hold its Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Private Warrants are not redeemable by ROCR so long as they are held by the initial purchasers or their permitted transferees.
In the event ROCR determined to redeem the public Warrants, holders of redeemable Warrants would be notified of such redemption as described in our Warrant Agreement. Specifically, in the event that ROCR elects to redeem all of the redeemable Warrants as described above, it shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by ROCR not less than 30 days prior to the Redemption Date to the registered holders of the redeemable Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable Warrants will be notified of such redemption via ROCR’s posting of the redemption notice to DTC.
ROCR has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by ROCR if the Business Combination is not completed.
ROCR has incurred significant costs associated with the Business Combination. Whether or not the Business Combination is completed, ROCR expects to incur approximately $5.15 million in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by ROCR if the Business Combination is not completed.
The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

In the event that a significant number of Public Shares are redeemed, our Common Stock may become less liquid following the Business Combination.
If a significant number of Public Shares are redeemed, ROCR may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected. The Combined Company intends to apply to list its shares on the Nasdaq, and the Nasdaq may not list the Class A Common Stock on its exchange, which could limit investors’ ability to make transactions in ROCR’s securities and subject ROCR to additional trading restrictions.
ROCR may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.
ROCR may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, ROCR has the discretion to complete the Business Combination without seeking further stockholder approval.
ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.
ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination, including the issuance of Common Stock underlying the Pre-PIPE Notes in the Pre-PIPE Investment, and the issuance of Class A Common Stock in the PIPE Investment, and the issuance ofClass A Common Stock underlying the Convertible Notes. The terms of the Notes Purchase Agreements for the Pre-PIPE Investment and the Subscription Agreements for the PIPE Investment were revised on January 14, 2022 to reduce the Pre-PIPE conversion price from $8.00 per share to $6.40 per share, and the PIPE Investment purchase price from $10.00 per share to $8.00, resulting in an increase in the number of shares issuable pursuant to the Pre-PIPE from 5,550,000 shares to 6,937,500 shares, and pursuant to the PIPE Investment from 6,610,000 shares to 7,181,813 (inclusive of the shares underlying the Convertible Notes for those PIPE Investors who elected to participate in the Convertible Notes Investment), creating further dilution upon issuance of these shares. Further, the ROCR Common Stock was originally sold in the ROCR IPO as a component of the Units for $10.00 per Unit. The Units consist of one share of ROCR Common Stock and one-quarter of one Warrant. As of [•], 2022, the closing price on Nasdaq of ROCR Common Stock was $[•] per share, and the closing price of the Warrants was $[•] per Warrant. The conversion price of $6.40 per share of Class A Common Stock to the Pre-PIPE Investors for theirPre-PIPE Notes, upon consummation of the Business Combination, reflects a $1.60 discount to the purchase price of $8.00 per share for the PIPE Shares, and a $3.60 discount to the price per Unit sold to investors in the ROCR IPO.
In addition, after the Business Combination, QualTek employees and consultants are expected to be granted equity awards under the Equity Incentive Plan and purchase rights under the ESPP. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercisable, as applicable, for shares of Class A Common Stock. You will also experience dilution upon the issuance of Class A Common Stock upon the conversion of the Convertible Notes.
The issuance of additional Class A Common Stock will significantly dilute the equity interests of existing holders of ROCR Common Stock, and such issuances of Class A Common Stock may adversely affect prevailing market prices for our Public Shares and/or Warrants.
Public stockholders who purchased units as part of IPO for $10.00 may experience dilution if they elect not to redeem in connection with the Business Combination. The table below shows the effect of proceeds from the Pre-PIPE Investment, PIPE Investment, Convertible Notes Investment and associated expenses assuming (i) no redemptions, (ii) 25% redemptions, (iii) 50% redemptions, (iv) 75% redemptions, and (v) maximum redemptions that may occur, and shows:
•
The per share value to a public stockholder that elects not to redeem, which factors in the per share value following the dilution from Pre-PIPE Investment and the PIPE Investment expenses (gross Pre-PIPE proceeds are at $6.40 per share, gross PIPE proceeds are at $8 per share and gross Convertible Note proceeds are $10 per share).

•
The per share value to a public stockholder that elects to redeem their Public Shares in connection with the Business Combination for their pro-rata share of cash in the Trust Account plus the value of the redeemable warrants held by such public stockholder.

Per Share Value
Trust Account fair value as of September 30,2021	115,007,452
Total Public Shares	11,500,000
Trust Account value per Public Share	$10.00
	No Redemptions	25% Redemptions	50% Redemptions	75% Redemptions	Maximum Redemptions
Total Held in Trust	$115,007,452	$115,007,452	$115,007,452	$115,007,452	$115,007,452
Redemptions	$—	$28,751,863	$57,503,726	$86,255,589	$115,007,452
Cash left in Trust Account Post Redemptions	$115,007,452	$86,255,589	$57,503,726	$28,751,863	$—
Proceeds from Pre-PIPE Investment	$44,400,000	$44,400,000	$44,400,000	$44,400,000	$44,400,000
Proceeds from PIPE Investment	$43,100,000	$43,100,000	$43,100,000	$43,100,000	$43,100,000
Proceeds from Convertible Notes Investment	$93,042,500	$100,542,500	$108,042,500	$115,542,500	$123,042,500
Expenses from Pre-PIPE Investment, PIPE Investment, and Convertible Notes Investment	$12,060,850	$12,210,850	$12,360,850	$12,510,850	$12,660,850
Net Poceeds from Pre-PIPE, PIPE Investments and Convertible Notes Investment	$168,481,650	$175,831,650	$183,181,650	$190,531,650	$197,881,650
Cash left in Trust Account post redemptions plus Net Pre-PIPE, PIPE Investment and Convertible Notes proceeds	$283,489,102	$262,087,239	$240,685,376	$219,283,513	$197,881,650
Public Shares	11,500,000	11,500,000	11,500,000	11,500,000	11,500,000
Redemptions	—	2,875,000	5,750,000	8,625,000	11,500,000
Public Shares Post Redemptions	11,500,000	8,625,000	5,750,000	2,875,000	—
Pre-PIPE, PIPE and Convertible Note Shares	21,123,563	21,873,563	22,623,563	23,373,563	24,123,563
Public Shares post redemptions plus Pre-PIPE, PIPE Shares and Convertible Notes Shares	32,623,563	30,498,563	28,373,563	26,248,563	24,123,563
Per share value(1)	8.69	8.59	8.48	8.35	8.2
	Value of Non-Redeemed Shares
Per share value	$8.69	$8.59	$8.48	$8.35	$8.2
Value of one-quarter of one redeemable warrant held by Public Stockholders(2)	$1.19	$1.19	$1.19	$1.19	$1.19
Total value of non-redeemed share	$9.88	$9.78	$9.67	$9.54	$9.39

	No Redemptions	25% Redemptions	50% Redemptions	75% Redemptions	Maximum Redemptions
	Value of Redeemed Shares
Per share value	$10.00	$10.00	$10.00	$10.00	$10.00
Value of one-quarter of one redeemable warrant held by Public Stockholders(2)	$1.19	$1.19	$1.19	$1.19	$1.19
Total value of redeemed share	$11.19	$11.19	$11.19	$11.19	$11.19

(1)
Before issuance of shares to QualTek equityholders and payment Business Combination expenses.

(2)
Based on price of $1.19 per Warrant, the closing trading price on Nasdaq as of January 11, 2022, of $11.50 exercise price warrants held by public stockholders.

ROCR has public Warrants and private Warrants outstanding, each exercisable for $11.50 per share. These Warrants are not dilutive to our public stockholders until the stock price exceeds $11.50.
Public stockholders will also face dilution from the Founder Shares, which will automatically convert into shares of Class A Common Stock at the Closing on a one-for-one basis, resulting in the issuance of 2,875,000 shares of Class A Common Stock in the aggregate. While we offered our Units at an offering price of $10.00 per Unit in the IPO and the amount in our Trust Account was initially $10.00 per Public Share, implying an initial value of $10.00 per Public Share, our Sponsor, officers and directors, and affiliates of our management paid only a nominal purchase price of $25,000 for the 2,875,000 Founder Shares outstanding. Further, in January 2022, the Founder Shares Agreement was terminated, such that there will be no forfeiture of 750,000 Founder Shares or lock up of an additional 750,000 Founder Shares as previously contemplated under the Founder Shares Agreement. Accordingly, the Initial Stockholders will continue to hold all 2,875,000 Founder Shares. Pursuant to the Investor Rights Agreement, the Founder Shares will be locked up for a period of six months following the Closing, and thereafter, it is anticipated that the Initial Stockholders will be permitted to sell such shares pursuant to a resale registration statement to be initially filed within 30 days following the Closing Date. The sale of these Founder Shares will cause immediate dilution to existing holders of Class A Common Stock upon such sale, and relatedly, may decrease the market price of the Class A Common Stock. As a result, the value of your Public Shares may be significantly diluted in the event we consummate the Business Combination. The table below illustrates how the conversion of the Founder Shares and other sources of possible dilution affect the Public Stockholder ownership percentage in the combined entity.
The table below shows possible sources of dilution and the extent of such dilution that non-redeeming public stockholders could experience in connection with the Closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table below assumes (i) the exercise of all public Warrants and private Warrants, which are exercisable for one whole share of Class A Common Stock at a price of $11.50 per share, (ii) the conversion of all Founder Shares at the Closing on a one-for-one basis, into 3,283,000 shares of Class A Common Stock in the aggregate, (iii) the issuance of 6,937,500 shares of Class B Common Stock in connection with the Pre-PIPE Investment, (iv) the issuance of [•] shares of Class A Common Stock in connection with the PIPE Investment, (v) the issuance of 12,304,250 shares of Class A Common Stock in connection with the Convertible Notes Investment, and (vi) the issuance of shares of Class A Common Stock and Class B Common Stock to the QualTek equityholders as merger consideration. The table is presented assuming (i) no redemptions, (ii) 25% redemptions, (iii) 50% redemptions, (iv) 75% redemptions, and (v) maximum redemptions that may occur.
	No Redemptions	% Ownership	25% Redemptions	% Ownership	50% Redemptions	% Ownership	75% Redemptions	% Ownership	Maximum Redemptions	% Ownership
Current Shares Outstanding
Public Shares issued in IPO	11,500,000	16.35%	11,500,000	17.40%	11,500,000	17.40%	11,500,000	17.40%	11,500,000	17.40%

	No Redemptions	% Ownership	25% Redemptions	% Ownership	50% Redemptions	% Ownership	75% Redemptions	% Ownership	Maximum Redemptions	% Ownership
Redemptions in connection with the Business Combination	—	—	2,875,000	4.21%	5,750,000	8.70%	8,625,000	13.48%	11,500,000	18.60%
Shares held by Public Stockholders post-redemptions	11,500,000	16.35%	8,625,000	13.05%	5,750,000	8.70%	2,875,000	4.35%	0	0.00%
Founder Shares issued to Initial Stockholders pre-IPO	2,875,000	4.09%	2,875,000	4.35%	2,875,000	4.35%	2,875,000	4.35%	2,875,000	4.35%
Private Shares issued to Initial Stockholders at close of IPO	408,000	0.58%	408,000	0.62%	408,000	0.62%	408,000	0.62%	408,000	0.62%

	No Redemptions	% Ownership	25% Redemptions	% Ownership	50% Redemptions	% Ownership	75% Redemptions	% Ownership	Maximum Redemptions	% Ownership
Shares issued in connection with the Business Combination and assumed exercise of warrants
Class A Common Stock issued to current QualTek equityholders	12,682,382	18.03%	12,682,382	19.19%	12,682,382	19.19%	12,682,382	19.19%	12,682,382	19.19%
Class B Common Stock issued to current QualTek equityholders	18,775,672	26.69%	18,775,672	28.41%	18,775,672	28.41%	18,775,672	28.41%	18,775,672	28.41%
Pre-PIPE Shares	6,937,500	9.86%	6,937,500	10.50%	6,937,500	10.50%	6,937,500	10.50%	6,937,500	10.50%
PIPE Shares	4,881,813	6.94%	4,881,813	7.39%	4,881,813	7.39%	4,881,813	7.39%	4,881,813	7.39%
Convertible Note Shares	9,304,250	13.23%	10,054,250	15.21%	10,804,250	16.35%	11,554,250	17.48%	12,304,250	18.62%
Shares Underlying Public Warrants	2,875,000	4.09%	2,875,000	4.35%	2,875,000	4.35%	2,875,000	4.35%	2,875,000	4.35%
Shares Underlying Private Warrants	102,000	0.15%	102,000	0.15%	102,000	0.15%	102,000	0.15%	102,000	0.15%
Total	70,341,617	100.00%	68,216,617	100.00%	66,091,617	100.00%	63,966,617	100.00%	61,841,617	100.00%

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a% of IPO Proceds (net of Redemptions)	(Shares)	Fee as a% of IPO Proceds (net of Redemptions)	(Shares)	Fee as a% of IPO Proceds (net of Redemptions)	(Shares)	Fee as a% of IPO Proceds (net of Redemptions)	(Shares)	Fee as a% of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%
The minority position of the former ROCR stockholders will give them limited influence over the management and operations of the Combined Company. In addition, the issuance of additional common stock will significantly dilute the equity interests of existing holders of ROCR securities, and may adversely affect prevailing market prices for the common shares and/or warrants.
Activities taken by ROCR’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Business Combination Proposal and the other Proposals and may affect the market price of ROCR’s securities.
ROCR’s Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of ROCR’s Sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of ROCR’s Sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by ROCR’s Sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such Proposals would be approved. If the market does not view the Business Combination positively, purchases of Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of ROCR’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of ROCR’s securities.
As of the date of this proxy statement, no agreements with respect to the private purchase of Public Shares by ROCR or the persons described above have been entered into with any such investor or holder.

ROCR will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.
The shares of the Class A Common Stock to be received by ROCR’s stockholders as a result of the Business Combination will have different rights from shares of Class A Common Stock.
Following completion of the Business Combination, the public stockholders will no longer be stockholders of ROCR but will instead be stockholders of the Combined Company. There will be important differences between your current rights as a ROCR stockholder and your rights as a Combined Company stockholder. See “Comparison of Stockholders’ Rights” for a discussion of the different rights associated with the shares of common stock.
If ROCR fails to consummate the PIPE, it may not have enough funds to complete the Business Combination.
As a condition to closing the Business Combination, the Business Combination Agreement provides that ROCR must have $110 million from PIPE and Pre-PIPE gross proceeds, However, puruant to the Waiver and Consent Agreement between the parties to the Business Combination Agreement, that amount will be reduced by an amount equal to the reduced amount of the PIPE Investment from Susbribers who elect to participate in the Convertible Note Investment, or $90 million. While Pre-PIPE Investors have purchased Pre-PIPE Notes in an aggregate principal amount of $44.4 million and ROCR has entered into Subscription Agreements to raise an aggregate of approximately $43.1 million immediately prior to the Closing, there can be no assurance that the counterparties to the Subscription Agreements will perform their obligations thereunder. If ROCR fails to consummate the PIPE, it is unlikely that ROCR will have sufficient funds to meet the condition to Closing in the Business Combination Agreement.
In connection with amending the Business Combination Agreement, ROCR has signed a letter of intent and intends to enter into the Convertible Note Subscription Agreements with the Convertible Note Investors. However, we may not enter into a definitive agreement that is consistent with the letter of intent or enter into a definitive agreement at all. Even if the definitive agreement is consistent with the letter of intent, the Convertible Note Investors’ obligation to fund will be subject to customary conditions and the Convertible Note Investors may not comply with their obligations, which could adversely affect our operations, cash flows and liquidity.
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to approve the Business Combination Proposal, the Board will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.
The Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the Business Combination Proposal. If the Adjournment Proposal is not approved, the Board will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Business Combination Proposal. In such event, the Business Combination may not be completed.
The Combined Company’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Company’s Board and QualTek’s key personnel and the loss of such persons could negatively impact the operations and profitability of the Combined Company’s business following the Business Combination.
The Combined Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Company Board and key personnel. ROCR cannot assure you that, following the Business Combination, the Combined Company Board and the Combined Company’s key personnel will be effective or successful or remain with the Combined Company.

During the pendency of the Business Combination, ROCR will not be able to enter into a business combination with another party because of restrictions in the Business Combination Agreement. Furthermore, certain provisions of the Business Combination Agreement will discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Business Combination Agreement.
Covenants in the Business Combination Agreement impede the ability of ROCR to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Business Combination. As a result, ROCR may be at a disadvantage to its competitors during that period. In addition, while the Business Combination Agreement is in effect, neither ROCR nor QualTek may solicit, assist, initiate, or take action to knowingly facilitate the making, submission or announcement of, or intentionally encourage any alternative acquisition proposal, enter into any negotiations, commence due diligence or approve or endorse any competing transaction such as a merger, material sale of assets or equity interests or other business combination, with any third party, even though any such alternative acquisition could be more favorable to ROCR’s stockholders than the Business Combination. In addition, if the Business Combination is not completed, these provisions will make it more difficult to complete an alternative business combination following the termination of the Business Combination Agreement due to the passage of time during which these provisions have remained in effect.
If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur.
Even if the Business Combination is approved by the stockholders of ROCR and the members of QualTek, specified conditions must be satisfied or waived before the parties to the Business Combination Agreement are obligated to complete the Business Combination. For a list of the material closing conditions contained in the Business Combination Agreement, see the section entitled “Proposal 1: The Business Combination Proposal — The Business Combination Agreement — Closing Conditions.” ROCR and QualTek may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause ROCR and QualTek to each lose some or all of the intended benefits of the Business Combination. In addition, any substantial delay in the closing of the Business Combination could have a material adverse effect on QualTek’s results of operations, cash flows and liquidity.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the business, investments and results of operations of ROCR.
ROCR is subject to laws and regulations enacted by national, regional and local governments. In particular, ROCR is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the business, investments and results of operations of ROCR. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on ROCR s business and results of operations.
ROCR is an emerging growth company within the meaning of the Securities Act and ROCR has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Combined Company’s securities less attractive to investors and may make it more difficult to compare the Combined Company’s performance with other public companies.
ROCR is (and the Combined Company following the Business Combination will be) an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in ROCR’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, ROCR’s stockholders may not have access to certain information they may deem important. ROCR and the Combined Company may be an emerging growth company for up to five years from the IPO, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of the Combined Company held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case the Combined Company would no longer be an emerging growth company as of the following December 31. ROCR cannot predict whether investors will find its (or the Combined Company’s) securities less attractive because ROCR (or the Combined Company) rely on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the Combined Company’s securities may be lower than they otherwise would be, there may be a less active trading market for the Combined Company’s securities and the trading prices of the securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. ROCR has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, ROCR (or the Combined Company following the Business Combination), as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of ROCR’s and the Combined Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for ROCR to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that ROCR evaluate and report on its system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Following the initial Business Combination, if the Combined Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Combined Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Following the Business Combination, the Combined Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations of the Combined Company following the Business Combination.
In connection with the recent restatements of our financial statements, our management has concluded that our disclosure controls and procedures were not effective as of September 30, 2021 due to a material weakness in internal control over financial reporting solely related to our accounting for complex financial instruments. If we are unable to maintain an effective system of disclosure controls and procedures and internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and financial results.
After consultation with our independent registered public accounting firm and our management team, our audit committee concluded that it was appropriate to restate our previously issued financial statements as described in Note 2 to the financial statements included elsewhere in this proxy statement. As part of such process, we identified a material weakness in our internal control over financial reporting, solely related to our accounting for complex financial instruments.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We expect to take steps to remediate the material weakness, but there is no assurance that any remediation efforts will ultimately have the intended effects.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
Risks Related to Tax
Our only principal asset following the Business Combination will be our interest in QualTek, and accordingly we will depend on distributions from QualTek to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.
Upon consummation of the Business Combination, we will be a holding company and will have no material assets other than our ownership of QualTek Common Units. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future will be dependent upon the financial results and cash flows of QualTek. There can be no assurance that QualTek will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If QualTek does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.
QualTek will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated, for U.S. federal income tax purposes, to the holders QualTek Common Units. Under the terms of the Third Amended and Restated LLCA, QualTek is obligated to make pro rata tax distributions to holders of QualTek Common Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by QualTek (excluding payment obligations under the Tax Receivable Agreement). For so long as we are Managing Member (as defined in the Third Amended and Restated LLCA) of QualTek, we intend to cause QualTek to make ordinary distributions and tax distributions to the holders of QualTek Common Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, QualTek’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of QualTek and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in QualTek’s debt agreements, or any applicable law, or that would have the effect of rendering QualTek insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.
We anticipate that the distributions received from QualTek may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.
The Tax Receivable Agreement will require us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.
At the Closing, ROCR (and subsequent to the Business Combination, the Company), QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement.
Pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:
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existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

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tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

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tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

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certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction.

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that ROCR determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse ROCR for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by ROCR under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances ROCR could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
The Tax Receivable Agreement will provide that, in the event that (i) ROCR exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of ROCR or QualTek occur (as described in the Third Amended and Restated LLCA), (iii) ROCR in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) ROCR materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, ROCR’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and ROCR will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTeck Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.
As a result of the foregoing, in some circumstances (i) ROCR could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that ROCR may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).
Payments under the Tax Receivable Agreement will be our obligations and not obligations of QualTek. Any actual increase in our allocable share of QualTek and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Common Stock at the time of an exchange of QualTek Common Units by a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivable Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an material adverse effect on our financial condition.
Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement.
Please see the section entitled “Proposal 1:   The Business Combination Proposal — Additional Agreements — Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement.
ROCR could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.
We could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce ROCR’s after-tax income and adversely affect our business and financial condition. For example, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the CARES Act for future years is difficult to quantify, but these changes could materially affect ROCR, QualTek, or its subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on ROCR’s financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge ROCR’s interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase ROCR’s effective tax rate. Changes to tax laws may also adversely affect ROCR’s ability to attract and retain key personnel.
Risks Related to the Convertible Notes
We may not have the ability to repurchase the Convertible Notes upon a fundamental change.
Holders of the Convertible Notes will have the right to require us to repurchase their Convertible Notes upon the occurrence of a fundamental change, which includes a delisting of the Combined Company Stock. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Convertible Notes. In addition, our ability to repurchase the Convertible Notes is limited by the agreements governing our existing indebtedness and may also be limited by law, by regulatory authority or by agreements that will govern our future indebtedness. Our failure to repurchase the Convertible Notes at a time when the repurchase is required by the indenture that will govern the notes would constitute a default under such indenture. A default under the indenture that will govern the Convertible Notes or the fundamental change itself could also lead to a default under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Convertible Notes.
The Convertible Notes may be converted into Class A Common Stock in the future, which would cause immediate and substantial dilution to our stockholders.
We expect to issue the Convertible Notes in an aggregate principal of up to $123,042,500. The Convertible Notes are initially convertible into 12,304,250 shares of Class A Common Stock at an initial conversion price of $10.00 (subject to downward adjustment during the first year depending on the price of the Class A Common Stock and other anti-dilution adjustments). The issuance of shares of Class A Common Stock upon any conversion of the Convertible Notes will result in dilution to the interests of stockholders and such dilution may increase as a result of the conversion price adjustment and anti-dilution provisions in the indenture governing the Convertible Notes.
Risks Related to the Class A Common Stock
An active trading market for the Class A Common Stock may never develop or be sustained, which may make it difficult to sell the shares of the Class A Common Stock you purchase.
An active trading market for the Class A Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of the Class A Common Stock at an attractive price (or at all). The market price of the Combined Company’s Common Stock may decline below your purchase price, and you may not be able to sell your shares of the Combined Company’s Common Stock at or above the price you paid for such shares (or at all).
There can be no assurance that Class A Common Stock will be approved for listing on the Nasdaq upon the completion of the Business Combination, or if approved, that the Combined Company will be able to comply with the continued listing standards of the Nasdaq.
ROCR’s Common Stock is currently listed on the Nasdaq. In connection with the Closing, the Combined Company intends to apply to list the Class A Common Stock, and warrants on the Nasdaq upon the completion of the Business Combination under the symbol “QTEK” and “QTEKW”, respectively. As part of the application process, we are required to provide evidence that we are able to meet the initial listing requirements of the Nasdaq, which are more rigorous than the Nasdaq’s continued listing requirements and include, among other things, a requirement that the Combined Company have 300 or more unrestricted round lot holders, at least 150 of which hold unrestricted shares with a minimum value of $2,500, and meet a minimum public float. The Combined Company’s ability to meet these listing requirements may depend, in part, on the number of shares of Class A Common Stock that are redeemed in connection with the Business Combination, as the number of redemptions may impact whether the Combined Company has at least 300 unrestricted round lot holders upon the Closing, among other initial listing requirements. The Combined Company’s application has not yet been approved, and may not be approved if we are unable to provide evidence satisfactory to the Nasdaq that the Combined Company will meet these listing requirements.
If the Class A Common Stock is not approved for listing on the Nasdaq or, after the Business Combination, the Nasdaq delists the Combined Company’s shares from trading on its exchange for failure to meet the listing standards, the Combined Company and its stockholders could face significant material adverse consequences including:
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a limited availability of market quotations for the Combined Company’s securities; reduced liquidity for the Combined Company’s securities;

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a determination that the Combined Company’s Common Stock is a “penny stock” which will require brokers trading in the Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Combined Company’s securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of the Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment.
Following the Business Combination, the market price of Class A Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
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the impact of COVID-19 pandemic on QualTek’s business;

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the inability to obtain or maintain the listing of the Combined Company’s shares of Class A Common Stock on the Nasdaq;

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the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, QualTek’s ability to grow and manage growth profitably, and retain its key employees;

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changes in applicable laws or regulations;

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risks relating to the uncertainty of QualTek’s projected financial information;

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risks related to the growth of QualTek’s business, the timing of expected business milestones, and the success of future acquisitions, if any; and

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the amount of redemption requests made by ROCR’s stockholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Class A Common Stock, regardless of the Combined Company’s actual operating performance.
The Combined Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Combined Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Class A Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Combined Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Combined Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Combined Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.
If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.
The trading market for the Combined Company’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.
Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.
The grant of registration rights to our stockholders and holders of our Private Placement Warrants and the future exercise of such rights may adversely affect the market price of our Class A Common Stock.
Upon the completion of the Business Combination, the Investor Rights Agreement will be entered into between ROCR, Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders, replacing the Original Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR. Pursuant to the Investor Rights Agreement, the Holders (as defined therein), which includes those certain QualTek Equityholders as well as the Sponsor, and, in each case, their permitted transferees will have customary registration rights (including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date)) with respect to (i) the Class A Common Stock (including the Class A common stock issued (a) pursuant to the LLCA upon exchange of the Common Units along with a corresponding number of shares of the Class B Common Stock, and (b) upon conversion of the Restricted Sponsor Shares, in each case, upon the issuance thereof or lapse of transfer restrictions applicable thereto), (ii) Private Placement Warrants and the Class A Common Stock issuable upon exercise of the Private Placement Warrants, and (iii) any common stock of the Company or any subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. Further, pursuant to the Pre-PIPE Registration Rights Agreement, ROCR has agreed to file the Pre-PIPE Resale Registration Statement with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the Pre-PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)). Similarly, pursuant to the PIPE Registration Rights Agreement, we agreed that we will use our reasonable best efforts (i) to file no later than the 10th business following the date ROCR first filed the Proxy Statement, a registration statement with the SEC for a secondary offering of the PIPE Shares (and underlying Class A Common Stock), (ii) to use our commercially reasonable efforts to have the registration statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies us that it will “review” the registration statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)) and (iii) to maintain the effectiveness of such registration statement until the earlier of (a) such date and as the Business Combination Agreement is validly terminated in accordance with its terms, and (b) upon the mutual written agreement of each of the parties to the Subscription Agreements and the Company, or (c) three years from the Closing. In addition, the PIPE Subscription Agreements provide these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Class A Common Stock of the Company.
Future offerings of debt or offerings or issuances of equity securities by the Combined Company may adversely affect the market price of the Combined Company’s Common Stock or otherwise dilute all other stockholders.
In the future, we may attempt to obtain financing or to further increase the Combined Company’s capital resources by issuing additional shares of the Class A Common Stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We also expect to grant equity awards to employees, directors, and consultants under the Combined Company’s stock incentive plans. Future acquisitions could require substantial additional capital in excess of cash from operations. The Combined Company would expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and cash from operations.
Issuing additional shares of the Class A Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of the Combined Company’s existing stockholders or reduce the market price of the Class A Common Stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of the Combined Company’s available assets prior to the holders of the Class A Common Stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit the Combined Company’s ability to pay dividends to the holders of the Class A Common Stock. The Combined Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond the Combined Company’s control, which may adversely affect the amount, timing and nature of the Combined Company’s future offerings.
Risks Related to the Combined Company’s Corporate Governance
Following the Business Combination, we will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. To the extent we rely on such exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
Following the Business Combination, Brightstar will own a majority of the voting power of our Class A Common Stock. As a result, we will be a “controlled company” under Nasdaq rules. As a controlled company, we will be exempt from certain corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees of directors are determined or recommended to our board of directors by independent members of our board of directors. To the extent we rely on one or more of these exemptions, holders of our Class A Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The Sponsor and QualTek Equityholders have the right to elect a certain number of directors to our board of directors.
The terms of the Investor Rights Agreement provide the Sponsor the right to elect one director to the board of directors of the Combined Company so long as the Sponsor holds 40% or more of the Combined Company’s outstanding Class A Common Stock. In addition, the QualTek Equityholders are entitled pursuant to the Investor Rights Agreement to select up to seven directors, depending on the percentage of the Combined Company’s outstanding Class A Common Stock held by them. The remaining director will be selected jointly by the Sponsor and the QualTek Equityholders. See Description of the Combined Company’s Securities.
Pursuant to these provisions, the Sponsor has designated Sam Chawla to assume a seat on the Combined Company’s board of directors upon the consummation of the Business Combination and the QualTek Equityholders have designated Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Raul Deju, Roger Bulloch, Maha Eltobgy, and Renee Noto to assume the other seats as directors. Jigisha Desai has been jointly selected to serve on the Surviving Company's board as a director. As a result of these provisions, following the Closing Date, it is unlikely that public stockholders of the Combined Company will have the ability to effectively influence the election of directors during the period these provisions of the Investor Rights Agreement are applicable. While the directors designated pursuant to the Investor Rights Agreement are obligated to act in accordance with their applicable fiduciary duties, their interests may be aligned with the interests of the investors they represent, which may not always coincide with our corporate interests or the interests of our other stockholders.
Anti-takeover provisions contained in the Proposed Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
The Proposed Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. ROCR is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for ROCR’s securities. These provisions are described in the section titled “Proposal 2: The Charter Amendment Proposal” and in the Proposed Certificate of Incorporation and Amended and Restated Bylaws attached hereto as Annex B and Annex C, respectively.
The Proposed Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between the Combined Company and its stockholders, which could limit the Combined Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Combined Company or its directors, officers, or employees.
The Proposed Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware is the exclusive forum for:
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any derivative action or proceeding brought on its behalf;

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any action asserting a breach of fiduciary duty by any director, officer, other employee or Company stockholder to us or to our stockholders;

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any action asserting a claim against the Combined Company arising under the Delaware General Corporation Law, the Proposed Certificate of Incorporation, or the Amended and Restated Bylaws; and

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any action asserting a claim against us, our directors, officers, other employees or the Combined Company stockholders arising pursuant to any provision of the DGCL, the Proposed Certificate of Incorporation or the Amended and Restated Bylaws, or (iv) any action asserting a claim against us, our directors, officers, other employees or Combined Company stockholders governed by the internal affairs doctrine under Delaware law shall be brought, to the fullest extent permitted by law, solely and exclusively in the Court of Chancery in the State of Delaware; provided, however, that, in the event that the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions, the Proposed Certificate of Incorporation provides that the sole and exclusive forum hall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant.
In addition, the Proposed Certificate of Incorporation requires, unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This provision in the Proposed Certificate of Incorporation will not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the attachments hereto contain forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 ("PSLRA"), including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial condition, results of operations, earnings outlook and prospects of ROCR and/or QualTek, and may include statements for the period following the consummation of the Business Combination. In addition, any statements that refer to projections (including EBITDA, Adjusted EBITDA, EBITDA margin and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of ROCR and QualTek, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by ROCR and, include, but are not limited to, the following:
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expectations regarding QualTek’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and QualTek’s ability to invest in growth initiatives and pursue acquisition opportunities;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

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the outcome of any legal proceedings that may be instituted against ROCR or QualTek following announcement of the Business Combination Agreement and the transactions contemplated therein;

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the inability to complete the proposed Business Combination due to, among other things, the failure to obtain ROCR stockholder approval or ROCR’s inability to obtain the financing necessary to consummate the Business Combination;

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the risk that the announcement and consummation of the proposed Business Combination disrupts QualTek’s current operations and future plans;

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the ability to recognize the anticipated benefits of the proposed Business Combination;

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unexpected costs related to the proposed Business Combination;

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the amount of any redemptions by existing holders of ROCR’s common stock being greater than expected;

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limited liquidity and trading of ROCR’s securities;

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geopolitical risk and changes in applicable laws or regulations;

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the possibility that ROCR and/or QualTek may be adversely affected by other economic, business, and/or competitive factors;

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operational risk;

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risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations; and

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the risks that the consummation of the proposed Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ROCR and QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
Any financial projections in this proxy statement and the attachments hereto are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond ROCR’s and QualTek’s control. While all projections are necessarily speculative, ROCR and QualTek believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this proxy statement or the attachments hereto should not be regarded as an indication that ROCR and QualTek, or their representatives, considered or consider the projections to be a reliable prediction of future events. In particular, the projections set forth in “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information” were prepared solely by QualTek for internal use and not with a view toward public disclosure, or in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, and do not take into account any circumstances or events occurring after the date on which such projections were finalized, including the current expectation of QualTek of lowered revenues for certain segments due to events occurring in the second quarter and first half of 2021 or any delay in the closing of the Business Combination. We encourage you to read in full the information set forth in “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections.”
Annualized, pro forma, projected and estimated numbers, including as to value, are used for illustrative purpose only, are not forecasts and may not reflect actual results.
All subsequent written and oral forward-looking statements concerning the proposed Business Combination or other matters addressed in this proxy statement and attributable to ROCR, QualTek or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement. Except to the extent required by applicable law or regulation, ROCR and QualTek undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement to reflect the occurrence of unanticipated events.
In addition, statements that ROCR or QualTek “believes” and similar statements reflect such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this proxy statement, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either ROCR or QualTek has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The PSLRA provides a safe harbor for forward-looking statements made with respect to certain securities offerings, but excludes such protection for statements made in connection with certain securities offerings, such as tender offers and initial public offerings. The term “initial public offering” is not defined in the PSLRA. Given the particular characteristics of mergers and business combinations completed by special purpose acquisition companies, there has been some question regarding whether such mergers and business combinations are “initial public offerings,” and therefore not subject to the protection of the PSLRA. There is currently no relevant case law on this matter, and accordingly, there can be no assurances that the safe harbor is applicable to forward-looking statements made by ROCR and QualTek in connection with the Business Combination, and the protections of the safe harbor provided by the PSLRA to ROCR and QualTek may not be available.

SPECIAL MEETING OF ROCR STOCKHOLDERS
General
ROCR is furnishing this proxy statement to its stockholders as part of the solicitation of proxies by the board of directors for use at the Special Meeting to be held on [•], 2022 and at any adjournment or postponement thereof. This proxy statement provides ROCR’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Special Meeting.
Date, Time and Place
The Special Meeting will be held on [•], 2022, at [•] Eastern Time, via live webcast at the following address: [•].
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of ROCR Common Stock at the close of business on [•], 2022 which is the Record Date. You are entitled to one vote for each share of Common Stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were [•] shares of Common Stock outstanding, of which [•] are Public Shares and [•] are Founder Shares held by the Sponsor.
Vote of the Sponsor, Directors and Officers
In connection with the IPO and entering into the Business Combination Agreement, ROCR entered into agreements with the Initial Stockholders pursuant to which each agreed to vote any shares of Common Stock owned by it in favor of the Business Combination Proposal and for all other proposals presented at the Special Meeting. These agreements apply to the Sponsor as it relates to the Founder Shares and shares of Common Stock underlying the Private Units and the requirement to vote such shares in favor of the Business Combination Proposal and for all other proposals presented to ROCR stockholders in this proxy statement.
The Initial Stockholders have waived any redemption rights, including with respect to shares of Common Stock issued or purchased in the ROCR IPO or in the aftermarket, in connection with Business Combination. The Founder Shares and the Private Units held by the Sponsor have no redemption rights upon ROCR’s liquidation and will be worthless if no business combination is effected by ROCR by March 5, 2023.
Quorum and Required Vote for Proposals
A quorum of ROCR stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Common Stock outstanding and entitled to vote at the Special Meeting is represented in person by virtual attendance or by proxy at the Special Meeting.
The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding ROCR Common Stock as of the Record Date for the Special Meeting. The approval of the Business Combination Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal, each require the affirmative vote of the holders of a majority of the shares of ROCR Common Stock cast by the stockholders represented in person by virtual attendance or by proxy and entitled to vote thereon at the Special Meeting.
If the Business Combination Proposal is not approved, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, and the ESPP Proposal will not be presented to the ROCR stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendment Proposal, and the Nasdaq Proposal are preconditions to the consummation of the Business Combination. The Charter Amendment Proposal,

the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal and the ESPP Proposal are conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement.
It is important for you to note that in the event the Business Combination Proposal does not receive the requisite vote for approval, then ROCR will not consummate the Business Combination. If ROCR does not consummate the Business Combination and fails to complete an initial business combination by March 5, 2023, ROCR will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.
Abstentions and Broker Non-Votes
Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Proposals. A failure to vote by proxy or to vote in person by virtual attendance will have the same effect as a vote “AGAINST” the Charter Amendment Proposal and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Business Combination Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal. Broker non-votes will not be counted as present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.
Recommendation of the Board
The Board has unanimously determined that each of the proposals is fair to and in the best interests of ROCR and its stockholders, and has unanimously approved such proposals. The Board unanimously recommends that stockholders:
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vote “FOR” the Business Combination Proposal;

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vote “FOR” the Charter Amendment Proposal;

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vote “FOR” the Governance Proposal;

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vote “FOR” the Nasdaq Proposal;

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vote “FOR” the Directors Proposal;

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vote “FOR” the Management Equity Incentive Plan Proposal;

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vote “FOR” the ESPP Proposal; and

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vote “FOR” the Adjournment Proposal, if it is presented at the Special Meeting.

When you consider the recommendation of the Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of the Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:
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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, Roth and Craig-Hallum will not be entitled to a fee equal to 3.5% of the gross proceeds of the IPO equal to approximately $4.0 million under the Business Combination Marketing Agreement, a fee of approximately $5.2 million for acting as placement agents in the PIPE Investment, and a fee of approximately $5.0 million for acting as placement agents in the Convertible Notes Investment;

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The 3.5% marketing fee payable to Roth and Craig-Hallum equal to $4,025,000 under the Business Combination Marketing Agreement remains constant and is not adjusted based on redemptions. The following table presents the marketing fee as a percentage of the aggregate proceeds from the IPO under the two redemption scenarios:

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%
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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, the Sponsor, Craig-Hallum, certain of ROCR’s executive officers and directors and certain affiliates of our management who loaned us an aggregate of $500,000 on November 3, 2021 will not receive repayment of the loan to the extent the amount exceeds the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. Further, the Sponsor and ROCR’s executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. As of [•], 2022, no out-of-pocket expenses were owed to the Sponsor or ROCR’s executive officers or directors;

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the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of ROCR Common Stock held by them if we fail to consummate an initial business combination, such as the Business Combination, prior to March 5, 2023;

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the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

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the fact that, with certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of ROCR Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Business Combination or earlier, in either case if, subsequent to the consummation of the Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of ROCR Common Stock for cash, securities or other property;

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the fact that the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares of ROCR Common Stock for an aggregate purchase price of $25,000 in February 2019 and such 100 shares of ROCR Common Stock resulted in an aggregate of 497,377 shares of ROCR Common Stock held by the Sponsor (after certain dividends, transfers and cancellations as described in “Certain Relationships and Related Person Transactions — Certain Relationships and Related Person Transactions — ROCR Founder Shares”); and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

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the fact that on May 29, 2020, Craig-Hallum and certain of our executive officers and directors and affiliates of the ROCR management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51, on January 19, 2021 and February 3, 2021, certain affiliates of the ROCR management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33, on February 9, 2021, certain of ROCR’s initial stockholders sold an aggregate of 417,080 shares back to ROCR, which shares were cancelled, and Craig-Hallum and certain of ROCR’s directors and affiliates of ROCR’s management team purchased from ROCR an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86, and on that same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48; and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;
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the fact that the Initial Stockholders, which include the Sponsor, ROCR officers and directors, and affiliates of our management team, currently hold an aggregate of 2,875,000 Founder Shares and 408,000 Private Units. As of [•], 2022, the Founder Shares had an aggregate market value of $[•] and the Private Units had an aggregate market value of $[•], based on a market price of $[•] per share of Common Stock on [•], 2022 and a market price of $[•] per Unit on [•], 2022;

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the continued indemnification of ROCR’s executive officers and directors and the continuation of ROCR’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

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the fact that Sam Chawla will continue as a member of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors, expected to include [•]; and

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the fact that the Sponsor and ROCR’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal and such Founder Shares will be worthless if no business combination is effected by ROCR by March 5, 2023.

In light of the foregoing, the Sponsor and ROCR’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with QualTek rather than liquidate even if (i) QualTek is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and ROCR’s directors and executive officers who hold Founder Shares may receive a positive return on the Founder Shares even if ROCR’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
The ROCR Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to ROCR stockholders that they approve the Business Combination.
Voting Your Shares
Each ROCR Common Stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of ROCR Common Stock at the Special Meeting:
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You Can Vote By Signing and Returning the Enclosed Proxy Card.   If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board “FOR” the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•
You Can Attend the Special Meeting and Vote Through the Internet.   You will be able to attend the Special Meeting online and vote during the Special Meeting by visiting [•] and entering the control number included on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the Special Meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way ROCR can be sure that the broker, bank or nominee has not already voted your shares.
Revoking Your Proxy
If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may notify ROCR’s secretary in writing before the Special Meeting that you have revoked your proxy; or

•
you may attend the Special Meeting, revoke your proxy, and vote through the internet as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.
Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your ROCR Common Stock, you may call Advantage Proxy, ROCR’s proxy solicitor, at 877-870-8565 or email Karen Smith at KSmith@advantageproxy.com.
No Additional Matters May Be Presented at the Special Meeting
The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal. Under ROCR’s bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.
Redemption Rights
Pursuant to the Current Charter, any holders of Public Shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the ROCR IPO (including interest earned on the funds held in the Trust Account and not previously released to it to pay the Company’s franchise and income taxes). For illustrative purposes, based on funds in the Trust Account of approximately $[•] million on [•], the estimated per share redemption price would have been approximately $[•].
You will be entitled to receive cash for any Public Shares to be redeemed only if you:
(i)
hold Public Shares, or

hold Public Shares through Public Units and you elect to separate your Public Units into Public Shares and Public Warrants prior to exercising your redemption rights with respect to the Public Shares; and
(ii)
prior to 5:00 p.m., Eastern Time, on [•], 2022, (x) submit a written request to Continental to redeem your Public Shares for cash and (y) deliver your Public Shares to Continental, physically or electronically through DTC.

Holders of outstanding Public Units must separate the Public Units into the Public Shares and Public Warrants prior to exercising redemption rights with respect to the Public Shares. If the Public Units are registered in a holder’s own name, such holder must deliver the certificate for its Public Units to Continental, with written instructions to separate the Public Units into the Public Shares and Public Warrants. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Units into the Public Shares and Public Warrants.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with ROCR’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to ROCR’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that ROCR’s transfer agent return the shares (physically or electronically). You may make such request by contacting ROCR’s transfer agent at the phone number or address listed above.
Prior to exercising redemption rights, stockholders should verify the market price of ROCR Common Stock as they may receive higher proceeds from the sale of their Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of ROCR Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in ROCR Common Stock when you wish to sell your shares.
If you exercise your redemption rights, your shares of ROCR Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the Combined Company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
If the Business Combination is not approved and ROCR does not consummate an initial business combination by March 5 2023, ROCR will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders and the Warrants will expire worthless.
Dissenter Rights
ROCR stockholders do not have dissenter rights in connection with the Business Combination or the other proposals.
Proxy Solicitation
ROCR is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone, by facsimile, on the Internet or in person. ROCR and its directors, officers and employees may also solicit proxies in person. ROCR will file with the SEC all scripts and other electronic communications as proxy soliciting materials. ROCR will bear the cost of the solicitation.
ROCR has hired Advantage Proxy to assist in the proxy solicitation process. ROCR will pay that firm a fee of $[•], plus disbursements.
ROCR will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ROCR will reimburse them for their reasonable expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of QualTek and ROCR adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses.
Introduction
ROCR is a special purpose acquisition company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. ROCR was incorporated in Delaware on February 13, 2019, as ROTH CH Acquisition III Co.
On March 5, 2021, ROCR consummated its IPO of 11,500,000 of Units, each consisting of one share of Common Stock and one-quarter of one redeemable Warrant, at a price of $10.00 per Unit, generating gross proceeds of $115.0 million, including the exercise of the underwriters’ over-allotment option. Simultaneously with the closing of the IPO, ROCR completed the private sale of an aggregate of 408,000 Private Units to its Initial Stockholders at a purchase price of $10.00 per unit, generating gross proceeds of approximately $4.1 million. Each Private Unit consists of one share of Common Stock and one-quarter of one redeemable Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. Following the closing of the IPO, approximately $115.0 million from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a Trust Account invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of the IPO and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.
QualTek, through its subsidiaries, is a leading provider of communication infrastructure services including engineering, installation, fulfillment and program management, renewable energy solutions, and business continuity and disaster recovery support, delivering a full suite of critical services to the North American telecommunications and power sectors.
The unaudited pro forma condensed combined balance sheet as of October 2, 2021 combines the unaudited condensed balance sheet of ROCR as of September 30, 2021 and the unaudited consolidated balance sheet of QualTek as of October 2, 2021 on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on October 2, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended October 2, 2021 combines the unaudited condensed statement of operations of ROCR for the nine months ended September 30, 2021 with the unaudited consolidated statement of operations and comprehensive loss of QualTek for the nine months ended October 2, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2020 combines the audited statement of operations of ROCR for the year ended December 31, 2020 with the audited consolidated statement of operations and comprehensive loss of QualTek for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the nine months ended October 2, 2021 and the year ended December 31, 2020 give effect as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The transactions contemplated by the Business Combination Agreement that are given pro forma effect include:
•
the reverse recapitalization between the Merger Subs and QualTek;

•
the net proceeds from the issuance of ROCR Common Stock in the PIPE investment;

•
the conversion of the Pre-PIPE Notes into Class B Common Stock ; and

•
the issuance of the Convertible Notes by ROCR

The pro forma condensed combined financial information may not be useful in predicting the future financial conditions and results of operations of the Combined Company. The actual financial position and results of operation may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of ROCR was derived from the unaudited condensed financial statements as of and for the nine months ended September 30, 2021 and the audited financial statements of ROCR as of and for the year ended December 31, 2020, which are included elsewhere in this proxy statement. The historical financial information of QualTek was derived from the unaudited consolidated financial statements as of and for the nine months ended October 2, 2021, and the audited consolidated financial statements of QualTek as of and for the year ended December 31, 2020, which are included elsewhere in this proxy statement. This information should be read together with ROCR’s and QualTek’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROCR,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and other financial information included elsewhere in this proxy statement.
The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.
QualTek’s and ROCR’s management have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
QualTek has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:
•
QualTek will have the largest single voting interest block in the Combined Company under the minimum redemption scenario and the maximum redemption scenario;

•
QualTek will hold executive management roles for the Combined Company and be responsible for the day- to-day operations;

•
QualTek will have the ability to nominate all but two members of the Board following the Closing;

•
The Combined Company will assume QualTek’s name; and,

•
The intended strategy of the Combined Company will continue QualTek’s current strategy of being a leader in communication infrastructure and renewable solutions.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming No Redemptions:   This presentation assumes that no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that public stockholders holding 11.5 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of $115.0 million using a per share redemption price of $10.00 per share. Additionally, this presentation also contemplates that ROCR’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder

Shares, Private Shares and any Public Shares they hold in connection with the completion of a Business Combination.
The following summarize the pro forma Common Stock outstanding under the two redemption scenarios (in thousands), which excludes the Private Warrants and the Public Warrants:
	Assuming No Redemptions		Assuming Maximum Redemptions
	(Shares)%		(Shares)%
Existing QualTek equityholders	30,708,054	48%	30,708,055	59%
ROCR Public Shares	11,500,000	18%	—	0%
Founder and Private Shares	3,283,000	5%	3,283,000	6%
Pre-PIPE Shares	6,937,500	11%	6,937,500	13%
PIPE Shares(1)	4,881,813	8%	4,881,813	10%
Earnout Shares	6,111,111	10%	6,111,111	12%
Total Common Stock	63,421,478		51,921,479

(1)
BCP entities will hold 750,000 of the total 4,881,813 PIPE Shares.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information is based on information and assumptions which are described in the accompanying notes.
The following unaudited pro forma condensed combined balance sheet as of October 2, 2021 and the unaudited pro forma combined statements of operations and comprehensive loss for the nine months ended October 2, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of ROCR and QualTek. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanied unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet As of October 2, 2021
(In thousands)
	As of October 2, 2021				As of September 30, 2021			As of October 2, 2021	Transaction Accounting adjustments (Assuming Maximum Redemption)		As of October 2, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)			Pro Forma Combined (Assuming Maximum Redemption)
Assets
Current assets:
Cash	$5,405	$—		$5,405	$94	115,007	B	$234,677	(115,000)	J	$149,077
						43,058	C		29,400	O
						(1)	E
						(15,018)	F
						86,132	O
Accounts receivable, net of allowance	249,264	—		249,264	—	—		249,264	—		249,264
Inventories, net	5,633	—		5,633	—	—		5,633	—		5,633
Prepaid expenses	7,446	—		7,446	287	—		7,733	—		7,733
Other current assets	1,952	—		1,952	—	—		1,952	—		1,952
Current assets of discontinued operations	8,157	—		8,157	—	—		8,157	—		8,157
Total current assets	277,857	—		277,857	381	229,178		507,416	(85,600)		421,816
Property and equipment, net	42,187	—		42,187	—	—		42,187	—		42,187
Intangible assets, net	364,722	—		364,722	—	—		364,722	—		364,722
Goodwill	81,775	—		81,775	—	—		81,775	—		81,775
Other long-term assets	1,676	—		1,676	—	—		1,676	—		1,676
Marketable securities held in Trust Account	—	—		—	115,007	(115,007)	B	—	—		—
Deferred tax asset	—	—		—	—	—	K	—	—		—
Non-current assets of discontinued operations	1,348	—		1,348	—	—		1,348	—		1,348
Total assets	$769,565	$—		$769,565	$115,388	$114,171		$999,124	$(85,600)		$913,524
Liabilities and Equity (Deficit)
Current liabilities:
Current portion of long-term debt and capital lease obligations	$119,545	$(30,568)	A	$52,075	$—	$—		$52,075	$—		$52,075
		(36,902)	D
Current portion of contingent consideration	4,292	—		4,292	—	—		4,292	—		4,292
Accounts payable	74,217	—		74,217	—	—		74,217	—		74,217
Accrued expenses	60,713	—		60,713	—	—		60,713	—		60,713
Accounts payable and accrued expenses	—	—		—	393	—		393	—		393
Accrued offering costs	—	—		—	1	(1)	E	—	—		—
Convertible promissory note	—	—		—	—	—		—	—		—
Contract liabilities	14,950	—		14,950	—	—		14,950	—		14,950
Current liabilities of discontinued operations	3,941			3,941	—	—		3,941	—		3,941
Total current liabilities	277,658	(67,470)		210,188	394	(1)		210,581	—		210,581
Capital lease obligations, net of current portion	16,471	—		16,471	—	—		16,471	—		16,471
Long-term debt, net of current portion and deferred financing fees	429,033	—		429,033		86,132	O	515,165	29,400	O	544,565
Contingent consideration, net of current portion	24,137	—		24,137		—		24,137	—		24,137
Distributions payable	11,409	—		11,409	—	—		11,409	—		11,409
Warrant liability	—	—		—	217	—		217	—		217

	As of October 2, 2021				As of September 30, 2021			As of October 2, 2021	Transaction Accounting adjustments (Assuming Maximum Redemption)		As of October 2, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)			Pro Forma Combined (Assuming Maximum Redemption)
Payable to related parties pursuant to tax receivable agreement	—	—		—	—	35,561	L	35,561	(180)	L	35,381
Non-current liabilities of discontinued operations	—			—	—	—		—	—		—
Total liabilities	758,708	(67,470)		691,238	612	121,692		813,542	29,220		842,762
Commitments
Temporary Equity:
Common stock subject to possible redemption	—	—		—	115,000	(115,000)	G	—	—		—
Equity:
Class A units	248,595	30,568	A	279,163	—	(279,163)	H	—	—		—
Accumulated other comprehensive income	471	—		471	—	—		471	—		471
Class A Common stock	—			—	0	1	C	3	(1)	J	2
						1	G
						1	H
						—	N
Class B Common Stock	—	1	D	1	—	2	H	3	—		3
						—	N
Additional paid-in-capital	—	36,901	D	36,901	1,201	43,057	C	384,099	(114,999)	J	310,271
						(7,334)	F		180	L
						114,999	G		40,991	M
						279,160	H
						(1,425)	I
						—	K
						52,099	N
						(98,998)	M
						(35,561)	L
Accumulated deficit	(238,209)			(238,209)	(1,425)	(7,684)	F	(297,992)	—		(297,992)
						1,425	I
						(52,099)	N

Non-controlling interest	—	—		—	—	98,998	M	98,998	(40,991)	M	58,007
Total equity (deficit)	10,857	67,470		78,327	114,776	(7,521)		185,582	(114,820)		70,762
Total liabilities and equity (deficit)	$769,565	$—		$769,565	$115,388	$114,171		$999,124	$(85,600)		$913,524

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Nine Months Ended October 2, 2021
(In thousands, except per share data)
	For the Nine Months Ended October 2, 2021				For the Nine Months Ended September 30, 2021			For the Nine Months Ended October 2, 2021			For the Nine Months Ended October 2, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$465,184	$—		$465,184	$—	$—		$465,184	$—		$465,184
Costs and expenses:
Cost of revenues	372,496	—		372,496	—	—		372,496	—		372,496
General and administrative	37,962	—		37,962	1,304			39,266	—		39,266
Transaction expenses	2,875	—		2,875	—	(1,559)	BB	1,316	—		1,316
Change in fair value of contingent consideration	(4,544)	—		(4,544)	—	—		(4,544)	—		(4,544)
Impairment of long-lived assets	—	—		—	—	—		—	—		—
Impairment of goodwill	—	—		—	—	—		—	—		—
Depreciation and amortization	39,136	—		39,136	—	—		39,136	—		39,136
Operating and formation costs	—	—		—	—	—		—	—		—
Total costs and expenses	447,925	—		447,925	1,304	(1,559)		447,670	—		447,670
Income from operations	17,259	—		17,259	(1,304)	1,559		17,514	—		17,514
Other income (expense):
Gain on sale/disposal of property and equipment	514	—		514	—	—		514	—		514
Interest expense	(35,778)	6,740	AA	(29,038)	—	(7,317)	HH	(36,355)	(2,115)	HH	(38,470)
Loss on extinguishment of convertible notes	(2,436)	—		(2,436)	—	—		(2,436)	—		(2,436)
Change in fair value of warrants		—			(125)	—		(125)	—		(125)
Interest earned on marketable securities held in Trust Account	—	—		—	7	(7)	CC	—	—		—
Total other income (expense)	(37,700)	6,740		(30,960)	(118)	(7,324)		(38,402)	(2,115)		(40,517)
Income tax benefit (provision)	—	—		—	—	(257)	DD	(257)	556	DD	299
Loss from continuing operations	(20,441)	6,740		(13,701)	(1,422)	(6,022)		(21,145)	(1,559)		(22,704)
Loss from discontinued operations	(8,114)	—		(8,114)	—	—		(8,114)	—		(8,114)
Net loss	(28,555)	6,740		(21,815)	(1,422)	(6,022)		(29,259)	(1,559)		(30,818)
Other comprehensive income:
Foreign currency translation adjustment	75	—		75	—	—		75	—		75
Comprehensive loss	$(28,480)	$6,740		$(21,740)	$(1,422)	$(6,022)		$(29,184)	$(1,559)		$(30,743)
Net loss attributable to noncontrolling interest						(9,350)	FF	(9,350)	(3,220)	FF	(12,570)
Net loss attributable to controlling interest								$(19,834)			$(18,173)
Earnings per share:
Basic and diluted net loss per unit from continuing operations	$(10.21)

	For the Nine Months Ended October 2, 2021			For the Nine Months Ended September 30, 2021		For the Nine Months Ended October 2, 2021		For the Nine Months Ended October 2, 2021
	QualTek Historical	QualTek Adjustments	QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)	Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Basic and diluted net loss per unit from discontinued operations	(3.75)
Basic and diluted net loss per unit	$(13.96)
Basic and diluted weighted average common units outstanding	2,161,951
Basic and diluted net loss per share, redeemable common stock				$(0.12)
Basic and diluted weighted average shares outstanding, redeemable common stock				8,804,029
Basic and diluted net loss per share, non-redeemable common stock				$(0.12)
Basic and diluted weighted average shares outstanding, non- redeemable common stock				3,099,440
Basic and diluted net loss per share from continuing operations						(0.57)		(0.77)
Basic and diluted weighted average common shares outstanding						31,597,195		20,120,675

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2020
(In thousands, except share and per share data)
	For the Year Ended December 31, 2020					Transaction Accounting adjustments (Assuming No Redemption)		For the Year Ended December 31, 2020	Transaction Accounting adjustments (Assuming Maximum Redemption)		For the Year Ended December 31, 2020
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical			Pro Forma Combined (Assuming No Redemption)			Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$656,524	$—		$656,524	$—	$—		$656,524	$—		$656,524
Costs and expenses:
Cost of revenues	597,583	—		597,583	—	—		597,583	—		597,583
General and administrative	47,049	—		47,049	—	1	EE	47,050	—		47,050
Transaction expenses	988	—		988	—	9,243	BB	10,231	—		10,231
Change in fair value of contingent consideration	(7,081)	—		(7,081)	—	—		(7,081)	—		(7,081)
Impairment of long-lived assets	—	—		—	—	—		—	—		—
Impairment of goodwill	28,802	—		28,802	—	—		28,802	—		28,802
Depreciation and amortization	46,475	—		46,475	—	—		46,475	—		46,475
Operating and formation costs	—	—		—	1	(1)	EE	—	—		—
Total costs and expenses	713,816	—		713,816	1	9,243		723,060	—		723,060
Loss from operations	(57,292)	—		(57,292)	(1)	(9,243)		(66,536)	—		(66,536)
Other income (expense):
Gain on sale/disposal of property and equipment	729	—		729	—	—		729	—		729
Interest expense	(37,659)	—		(37,659)	—	(9,756)	HH	(47,415)	(2,820)	HH	(50,235)
Loss on extinguishment of debt		(7,498)	GG	(7,498)	—	—		(7,498)	—		(7,498)
Change in fair value of warrants		—		—	—	—		—	—		—
Interest earned on marketable securities held in Trust Account	—	—		—	—	—		—	—		—
Total other income (expense)	(36,930)	(7,498)		(44,428)	—	(9,756)		(54,184)	(2,820)		(57,004)
Income tax benefit (provision)	—	—		—	—	6,969	DD	6,969	742	DD	7,711
Loss from continuing operations	(94,222)	(7,498)		(101,720)	(1)	(12,030)		(113,751)	(2,078)		(115,829)
Loss from discontinued operations	(3,865)	—		(3,865)		—		(3,865)			(3,865)
Net loss	(98,087)	(7,498)		(105,585)	(1)	(12,030)		(117,616)	(2,078)		(119,694)
Other comprehensive income:
Foreign currency translation adjustment	239	—		239	—	—		239	—		239
Comprehensive loss	$(97,848)	$(7,498)		$(105,346)	$(1)	$(12,030)		$(117,377)	$(2,078)		$(119,455)
Net loss attributable to noncontrolling interest						(54,042)	FF	(54,042)	(13,472)	FF	(67,514)
Net loss attributable to controlling interest								$(63,335)			$(51,941)
Earnings per share:
Basic and diluted net loss per unit from continuing operations	$(48.61)
Basic and diluted net loss per unit from discontinued operations	(1.93)
Basic and diluted net loss per unit	$(50.54)
Basic and diluted weighted average common units outstanding	2,005,824
Basic and diluted net loss per share				$(0.00)

	For the Year Ended December 31, 2020				Transaction Accounting adjustments (Assuming No Redemption)	For the Year Ended December 31, 2020	Transaction Accounting adjustments (Assuming Maximum Redemption)	For the Year Ended December 31, 2020
	QualTek Historical	QualTek Adjustments	QualTek As Adjusted	ROCR Historical		Pro Forma Combined (Assuming No Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Basic and diluted weighted average common shares outstanding			2,500,000
Basic and diluted net loss per share from continuing operations						$(1.81)		$(2.21)
Basic and diluted weighted average common shares outstanding						31,597,195		20,120,675

Notes to Unaudited Pro Forma Condensed Combined Financial Information
1.
Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.
The unaudited pro forma condensed combined balance sheet as of October 2, 2021 assumes that the Business Combination occurred on October 2, 2021. The unaudited pro forma combined statements of operations and comprehensive loss for the nine months ended October 2, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of QualTek as the accounting acquirer.
The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this proxy statement:
•
The historical unaudited condensed financial statements of ROCR as of and for the nine months ended September 30, 2021 and the historical audited financial statements of ROCR as of and for the year ended December 31, 2020; and

•
The historical unaudited condensed consolidated financial statements of QualTek as of and for the nine months ended October 2, 2021 and the audited consolidated financial statements of QualTek as of and for the year ended December 31, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Management considers this basis of presentation to be reasonable under the circumstances.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ROCR and QualTek.
2.
Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.
3.
Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses.

Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). QualTek has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. In addition, we will present adjustments to QualTek’s historical financial statements (“QualTek Adjustments”), which represent transactions that have occurred in anticipation of the Business Combination that are required to be presented to illustrate the effects of the Business Combination on a pro forma basis.
The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.
Adjustment to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of October 2, 2021 are as follows:
(A)   Represents the conversion of the Convertible Notes- Related Party — June 2021 upon the consummation of the Business Combination into Class A Units of the Company at a price of $83.23 per unit.
(B)   Reflects the reclassification of $115.0 million of marketable securities held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.
(C)   Represents the net proceeds from the private placement of 4.9 million shares of common stock for total proceeds of $43.1 million pursuant to the PIPE Investment to Class A Common Stock under both min and max redemption scenarios. Both the no redemption and maximum redemption scenarios assume $23.0 million of the initial $66.1 million PIPE Investment will be funded through the Convertible Note Investment as part of adjustment (O).
(D)   Represents the conversion of the Pre-PIPE convertible notes at $6.40 per share to Class B Common Stock in an aggregate principal amount of $44.4 million, which is recorded net of debt discount of $7.5 million.
(E)   Reflects the settlement of $1.1 thousand of deferred underwriters’ fees. The fees are expected to be paid at the close of the Business Combination.
(F)   Represents preliminary estimated transaction costs incurred by ROCR and QualTek of approximately $15.0 million, in addition to the $1.1 thousand of deferred underwriting fees noted above, inclusive of legal, advisory, printing, and accounting fees. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $15.0 million. Equity issuance costs of $7.3 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations and comprehensive loss for the nine months ended October 2, 2021.
(G)   Reflects the reclassification of approximately $115 million of common stock subject to possible redemption to permanent equity.
(H)   Represents recapitalization of QualTek’s Units and the issuance of 11.9 million shares of Class A Common Stock and 18.8 million shares of Class B Common Stock to the historical QualTek and Blocker equity holders as consideration for the reverse recapitalization.
(I)   Reflects the reclassification of ROCR’s historical accumulated deficit.
(J)   Reflects the maximum redemption of 11.5 million ROCR Public Shares for aggregate redemption payments of $115.0 million allocated to Common Stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.00 per share. This adjustment is recorded after consideration of the $115.0 million minimum cash requirement.

(K)   Represents adjustments to reflect applicable deferred income taxes of $34.6 million offset by a valuation allowance of $34.6 million assuming no redemption, and deferred income taxes of $24.2 million offset by a valuation allowance of $24.2 million assuming maximum redemption. The deferred taxes are primarily related to the difference between the financial statement carrying amount and the tax basis in the QualTek partnership interest but also includes tax attributes (e.g., net operating losses) inherited from the Blocker. The basis difference primarily results from the Business Combination where ROCR will record a carryover tax basis in the QualTek partnership interests. The adjustment related to the deferred tax asset was calculated assuming: (1) the GAAP balance sheet as of October 2, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of October 2, 2021 adjusted for the pro forma entries described herein, and (3) a constant federal income tax rate of 21.0% and a blended state tax rate of 5.3% (net of federal tax benefit). Based on the weight of all positive and negative evidence, it was determined that the deferred tax asset is not more-likely-than-not to be realized. As such, a full valuation allowance was recorded under both redemption scenarios.
(L)   Upon the Closing, ROCR will be a party to a tax receivable agreement (“TRA”). Under the terms of that agreement, ROCR generally will be required to pay to the TRA Holders 85% of the applicable cash tax savings, if any, in U.S. federal, state and local tax that ROCR realizes or is deemed to realize in certain circumstances as a result of (i) existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries allocable to ROCR as a result of the acquisition of Common Units by ROCR at the Closing of the Business Acquisition, (i) tax basis adjustments resulting from taxable exchanges of Common Units acquired by ROCR, (iii) tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement, and (iv) certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to the Reorganization Transaction. ROCR generally will retain the benefit of the remaining 15% of the applicable tax savings.
Upon the completion of the Business Combination, the Blocker TRA Holder will have exchanged their QualTek Common Units, which would create an obligation under the TRA. The $35.6 million adjustment and $35.4 million adjustment related to the TRA Assuming No Redemptions and Assuming Maximum Redemptions, respectively, both assume: (1) no cash paid to the TRA Parties in connection with the Business Combination, (2) a price per share of Company Class A Common stock equal to $10, (3) a constant federal U.S. income tax rate of 21.0% and an assumed weighted-average state and local income tax rate of 5.3% (net of federal tax benefit), (4) no material changes in tax law, (5) the ability to utilize some, but not all, of the tax attributes based on current alternative anticipated tax forecasts, and (6) future payments under the TRA. If there was sufficient income to utilize all tax attributes, the adjustment related to the TRA would be $45.67 million and $45.76 million Assuming No Redemptions and Assuming Maximum Redemptions, respectively.
The amount of expected future payments under the TRA is dependent upon a number of factors, including the Company’s cash tax savings, the enacted tax rate in the years in which it utilizes tax attributes subject to the TRA, and current tax forecasts. These estimated rates and forecasts are subject to change based on actual results and realizations, which could have a material impact on the liability to be paid. If the Company exercises its right to terminate the TRA or in the case of a change in control of the Company or a material breach of the Company’s obligations under the TRA all obligations under the TRA will be accelerated and the Company will be required to make a payment to the TRA Parties. Such payment would be in an amount equal to the present value of future payments under the Tax Receivable Agreement, as determined based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the tax deductions and other tax attributes subject to the TRA.
Due to the uncertainty as to the amount and timing of future exchanges of QualTek Common Units by the TRA Holders and as to the price of Class A Common Stock at the time of any such exchanges, the unaudited pro forma condensed combined financial information does not assume that any existing equityholder of QualTek has exchanged Common Units that would create an obligation to the Purchase TRA Holders or Exchange TRA Holders (both as defined in the TRA) under the TRA. Future exchanges will result in incremental tax attributes and potential cash tax savings for ROCR. Depending on ROCR’s assessment on realizability of such tax attributes, the arising TRA liability will be recorded at the exchange date.

(M)   Represents the allocation of net assets to the non-controlling interests, which are primarily due to the retained interests of the BCP and certain members of QualTek management in QualTek. Non-controlling interest was calculated using the post-acquisition number of Class B shares retained by QualTek owners as a percentage of total common shares multiplied by total adjusted equity. Total equity was adjusted to remove the value of any adjustments that solely impact the equity of ROCR and are not related to the equity in the QualTek partnership. .
	As of October 2, 2021
(in thousands except share and per share data)	Pro Forma Combined (Assuming No Redemption)	Incremental Adjustment for Maximum Redemption	Pro Forma Combined (Assuming Maximum Redemption)	Adjustment Tickmark
Total equity (deficit)	$185,582	$(114,820)	$70,762
Adjustments to equity excluded from the calculation of noncontrolling interest
Payable to related parties pursuant to tax receivable agreement	35,561	(180)	35,381	(L)
Adjusted total equity (deficit)	$221,143	$(115,000)	$106,143
Retained interest of Qualtek equityholders	45%		55%
Noncontrolling interest	$98,998	$(40,991)	$58,007
(N)   Represents the issuance of the Earnout Shares consisting of 3.4 million shares of Class A Common Stock (Blocker Owner Earnout Shares) and 2.7 million shares of Class B Common Stock (Earnout Voting Shares). The existing shareholders of the Blocker and QualTek will each receive their proportionate amount of Earnout Shares (and in the case of the historical owners of QualTek, a corresponding number of Earnout Common Units) based on their share of merger consideration received upon consummation of the Business Combination. The Earnout Shares have an estimated fair value of $52.1 million, which was determined by using a Monte Carlo simulation to forecast the future daily price per share of Class A common stock over the earnout period of five years. The earnout triggering events are detailed within the section entitled “The Business Combination Agreement — Consideration to be Received in the Business Combination — The Earnout Shares and Earnout Common Units” within this proxy statement.
(O)   Represents the Convertible Note Investment expected to be issued on the closing date, including the $23.0 million of cash from the initial PIPE Investment that is now expected to be funded through the Convertible Note. The adjustment amounts have been calculated as follows:
	As of October 2, 2021
(in thousands)	Adjustment Assuming No Redemption	Incremental Adjustment for Maximum Redemption	Total Assuming Maximum Redemption
Investment expected from current Convertible Note Subscribers	$70,000	$30,000	$100,000
Initial PIPE Investment expected to be funded through Convertible Note	23,043	—	23,043
Less: Convertible Note financing fees	(6,911)	(600)	(7,511)
Total pro forma adjustment	$86,132	$29,400	$115,532
Adjustment to Unaudited Pro Forma Combined Statements of Operations and Comprehensive Loss
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended October 2, 2021 and the year ended December 31, 2020 are as follows:
(AA) Reflects elimination of interest expense on the QualTek convertible notes for the nine months ended October 2, 2021.
(BB) Reflects the total estimated transaction costs in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations and comprehensive loss. As such, transaction costs included in the historical QualTek results for the nine months ended October 2, 2021 have been eliminated and included in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020. This is a non-recurring item.
(CC) Reflects elimination of investment income on the Trust Account.
(DD) Reflects the adjustment to income tax benefit as a result of the tax impact on pro forma net loss from continuing operations attributable to ROCR at the estimated combined federal and state statutory tax rate of 26.3%.
(EE) Reflects the reclassification of operating and formation costs to general and administrative expenses.
(FF) Represents the allocation of net loss to the non-controlling interests due to the Common Units held by BCP and certain members of QualTek management upon closing. The amounts have been calculated as follows:
	For the nine months ended October 2, 2021
(in thousands)	Adjustment Assuming No Redemption	Incremental Adjustment for Maximum Redemption	Total Assuming Maximum Redemption
Pro Forma Combined Loss from continuing operations	(21,145)	(1,559)	(22,704)
Pro Forma Combined Income tax provision	(257)	556	299
Pro Forma Combined Pre-tax loss from continuing operations	(20,888)	(2,115)	(23,003)
Retained interest of QualTek equityholders	45%		55%
Pro Forma Combined income/(loss) from continuing operations related to noncontrolling interest	(9,350)	(3,220)	(12,570)
	For the year ended December 31, 2020
(in thousands)	Adjustment Assuming No Redemption	Incremental Adjustment for Maximum Redemption	Total Assuming Maximum Redemption
Pro Forma Combined Loss from continuing operations	(113,751)	(2,078)	(115,829)
Pro Forma Combined Income tax provision	6,969	742	7,711
Pro Forma Combined Pre-tax loss from continuing operations	(120,270)	(2,820)	(123,540)
Retained interest of QualTek equityholders	45%		55%
Pro Forma Combined income/(loss) from continuing operations related to noncontrolling interest	(54,042)	(13,472)	(67,514)
(GG) Represents the loss on debt extinguishment related to the Company’s expected conversion of the Pre- PIPE Convertible Notes at close. This is a non-recurring item.
(HH) Represents interest expense on the expected Convertible Note Investment at close. The adjustment amounts have been calculated as follows:
	For the nine months ended October 2, 2021
(in thousands)	Adjustment Assuming No Redemption	Incremental Adjustment for Maximum Redemption	Total Assuming Maximum Redemption
Interest expense related to Convertible Note Investment	6,280	2,025	8,305
Amortization of deferred financing fees	1,037	90	1,127
Total pro forma adjustment	$7,317	$2,115	$9,432

	For the year ended December 31, 2021
(in thousands)	Adjustment Assuming No Redemption	Incremental Adjustment for Maximum Redemption	Total Assuming Maximum Redemption
Interest expense related to Convertible Note Investment	8,374	2,700	11,074
Amortization of deferred financing fees	1,382	120	1,502
Total pro forma adjustment	$9,756	$2,820	$12,576
Interest expense on the Convertible Notes has been calculated assuming a 9.0% annual interest rate. A 0.125% change in the estimated interest rate on the variable rate Convertible Note Investment would result in an increase or decrease in the pro forma annual interest expense of approximately $0.1 million for the no redemption scenario and $0.2 million for the maximum redemption scenario.
4.
Loss per share

The unaudited pro forma condensed combined basic and diluted net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Pro forma basic and diluted net loss per share has been prepared assuming two alternative levels of redemption by the Company’s public stockholders of shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account for each respective period.
In accordance with the terms of the Business Combination Agreement, the Earnout Shares will be considered legally issued and outstanding shares of common stock issued to the historical Blocker and QualTek owners, subject to restrictions on transfer and voting described in the section entitled “The Business Combination Agreement — The Earnout Shares and Earnout Common Units” within this proxy statement. The 3.3 million Blocker Owner Earnout Shares are entitled to receive, ratably with the other outstanding Class A Common Stock, dividends, and other distributions prior to vesting, at which point they become issued common stock. The 2.8 million Earnout Voting Shares have only voting rights and therefore are not entitled to receive any distributions. For additional information on the Earnout Shares, refer to the section entitled “The Business Combination Agreement — The Earnout Shares and Earnout Common Units” within this proxy statement.
Pro forma basic and diluted net loss per share is presented in conformity with the two-class method required for participating securities, as the Blocker Owner Earnout Shares are considered participating securities. The net loss per share amounts is the same for Class A Common Stock and the Blocker Owner Earnout Shares because the holders of each are legally entitled to equal per share earnings, losses, and distributions, whether through dividends or liquidation. Shares of Class B Common Stock do not participate in the earnings or losses of the Combined Company and, therefore, are not participating securities. As such, a separate presentation of basic and diluted earnings per share of Class B Common Stock under the two-class method has not been presented.

	For the nine-months ended October 2, 2021		For the year ended December 31, 2020
(in thousands except share and per share data)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Pro forma net income (loss) attributable to the controlling interest (in thousands)	$(19,834)	$(18,173)	$(63,335)	$(51,941)
Less: undistributed earnings attributable to Class A Earnout Shares	(1,943)	(2,644)	(6,206)	(7,558)
Pro forma income (loss) from continuing operations attributable to common shareholders (in thousands) – basic	$(17,891)	$(15,529)	$(57,129)	$(44,383)
Weighted average common shares outstanding – basic and diluted	31,597,195	20,120,675	31,597,195	20,120,675
Net loss per share – basic and diluted	$(0.57)	$(0.77)	$(1.81)	$(2.21)
Weighted average common shares calculation
Existing QualTek Equity Holders	11,932,382	11,955,862	11,932,382	11,955,862
ROCR Public Shareholders	11,500,000	—	11,500,000	—
Founder Shares	3,283,000	3,283,000	3,283,000	3,283,000
Pre-PIPE Investors	—	—	—	—
PIPE Investors	4,881,813	4,881,813	4,881,813	4,881,813
Weighted average common shares outstanding, basic and diluted	31,597,195	20,120,675	31,597,195	20,120,675
Excluded from the calculation
Class B Common Stock	28,391,543	28,374,695	28,391,543	28,374,695
Private Warrants	102,000	102,000	102,000	102,000
Public Warrants	2,875,000	2,875,000	2,875,000	2,875,000
Convertible Notes	9,304,250	12,304,250	9,304,250	12,304,250
Total potentially dilutive shares excluded from calculation	40,672,793	43,655,945	40,672,793	43,655,945
The unaudited pro forma condensed combined financial statements reflect a net loss in all periods presented and therefore the effect of the following securities are not included in the calculation of diluted loss per share as including them would have had an anti-dilutive effect:
	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Excluded from the calculation(1)
Class B Common Stock	28,391,543	28,374,695
Private Warrants	102,000	102,000
Public Warrants	2,875,000	2,875,000
Convertible Notes	9,304,250	12,304,250
Total potentially dilutive shares excluded from calculation	40,672,793	43,655,945

(1)
This table excludes Earnout Voting Shares as the earnout contingency has not been met at period end.

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF ROCR AND QUALTEK
The following table sets forth summary historical comparative share information for ROCR and QualTek and unaudited pro forma condensed combined per share information after giving effect to the Business Combination. The pro forma book value information reflects the Business Combination as if it had occurred on October 2, 2021. The weighted average shares outstanding and net loss per share information reflect the Business Combination as if they had occurred on January 1, 2020.
This information is only a summary and should be read in conjunction with the historical financial statements and related notes of ROCR and QualTek that are included elsewhere in this proxy statement. The unaudited pro forma combined per share information of ROCR and QualTek is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.
The unaudited pro forma condensed combined per share information has been presented for informational purposes only and is not necessarily indicative of what the Combined Company’s results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the unaudited pro forma combined book value per share information does not purport to project the future financial position or operating results of the Combined Company.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:
•
Assuming No Redemptions:   This presentation assumes that no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that public stockholders holding 11.5 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of $115.0 million using a per share redemption price of $10.00 per share. Additionally, this presentation also contemplates that ROCR’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they may hold in connection with the completion of a Business Combination.

			Combined Pro Forma
	QualTek (Historical)	ROCR (Historical)	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
As of and for the nine months ended October 2, 2021
Book value per share(1)	$4.88	$(0.07)	$5.30	$3.01
Weighted average share outstanding, redeemable common stock – basic and diluted		8,804,029
Net loss per share, redeemable common stock – basic and diluted		$(0.12)
Weighted average share outstanding non-redeemable common stock – basic and diluted		3,099,440
Net loss per share, non-redeemable common stock – basic and diluted		$(0.12)
Weighted average share common units outstanding – basic and diluted	2,161,951
Net loss per unit – basic and diluted	$(13.96)
Weighted average share outstanding of common stock – basic and diluted			31,597,195	20,120,675
Net loss per share of common stock – basic and diluted			$(0.57)	$(0.77)
As of and for the year ended December 31, 2020
Book value per share(1)	$14.77	$0.01	N/A(2)	N/A(2)
Weighted average share outstanding of common stock – basic and diluted		2,500,000	31,597,195	20,120,675
Net loss per share of common stock – basic and diluted		$(0.00)	$(1.81)	$(2.21)
Weighted average share common units outstanding – basic and diluted	2,005,824
Net loss per unit – basic and diluted	$(50.54)

(1)
Book value per share = (Total equity)/common shares outstanding. In the case of the Pro Forma Combined, the denominator consists of shares of Class A Common Stock as the shares of Class B Common Stock have no economic rights.

(2)
Pro Forma balance sheet as of December 31, 2020 not required and as such, no such calculation included in this table.

PROPOSALS TO BE CONSIDERED BY ROCR STOCKHOLDERS
PROPOSAL 1: THE BUSINESS COMBINATION PROPOSAL
General
Holders of ROCR Common Stock are being asked to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. ROCR stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement. Please see the section entitled “— The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal. Capitalized terms not defined in this section have the meanings ascribed to them in the Business Combination Agreement.
Because ROCR is holding a stockholder vote on the Business Combination, ROCR may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of ROCR Common Stock as of the Record Date for the Special Meeting.
Background of the Business Combination
The terms of the Business Combination are the result of negotiations between the representatives of ROCR and QualTek. The following is a brief description of the background of these negotiations and related transactions.
ROCR is a blank check company formed under the laws of the State of Delaware on February 13, 2019 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although ROCR is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, ROCR intends to focus on businesses that have their primary operations in the business services, consumer, healthcare, technology, wellness or sustainability sectors. ROCR has until March 5, 2023 to consummate a Business Combination.
In February 2019, the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares from ROCR for an aggregate purchase price of $25,000. On May 26, 2020, ROCR effected a dividend of 28,750 shares for each share outstanding resulting in there being an aggregate of 2,875,000 shares outstanding. On May 29, 2020, Craig-Hallum and certain of ROCR’s directors, officers, and affiliates of the ROCR management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51. On January 19, 2021 and February 3, 2021, certain affiliates of the ROCR management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33. On February 9, 2021, certain of ROCR’s initial stockholders sold an aggregate of 417,080 shares back to ROCR, which shares were cancelled, and Craig-Hallum and certain of ROCR’s directors and affiliates of ROCR’s management team purchased from ROCR an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86. That same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48. Also on February 9, 2021, ROCR effected a dividend of 0.50 share for each share outstanding, which dividend was rescinded and cancelled on February 24, 2021. As a result, prior to the ROCR IPO, there were an aggregate of 2,875,000 founder shares outstanding which includes an aggregate of up to 375,000 shares that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.
On March 5, 2021, ROCR consummated the IPO of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 units. Simultaneously with the closing of the IPO, ROCR consummated the sale of the 408,000 Private Units at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000.
After deducting the underwriting discounts, offering expenses, and commissions from the ROCR IPO and the sale of the Private Units, a total of $[•] was deposited into the Trust Account established for the benefit of ROCR’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of [•], 2022, ROCR had cash of $[•] outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [•], 2022, there was $[•] held in the Trust Account.
Following the pricing of its IPO, the respective banking teams at Roth and Craig-Hallum were asked to prepare lists of potential target companies for review by Mr. Byron Roth, ROCR’s Co-Chief Executive Officer and Chairman of the Board and Mr. Lipman, ROCR’s Co-Chief Executive Officer and director. Mr. Roth and Mr. Lipman asked their teams to focus on companies known to be active in strategic discussions so that delays in negotiations would be unlikely and that were drawn from industry sectors that were known to the banking teams of Roth and Craig-Hallum from their platforms with capital markets and financial advisory expertise so that transaction analyses could be developed quickly. In addition, the independent members of the Board were requested to approach their networks of business contacts (including venture capital funds, private equity funds and hedge funds, operating companies, and advisors) to identify any such opportunities for further review. Mr. Roth and Mr. Lipman also researched their own networks in this regard. While there are certain conflicts of interest related to our officers and directors, as described in “Executive Officers and Directors of ROCR — Conflicts of Interest,” ROCR does not believe that such conflicts of interest impacted its search for an acquisition target in any way. As a result, ROCR reviewed and considered numerous target companies and entered into discussions with over 10 of those targets (“Initial Candidates”), including negotiating and executing non-disclosure agreements with 5 such companies. Target candidates that were reviewed were a Fintech company, Electric Vehicle Battery business, a Battery Recycling company, a healthy foods company, a cutting edge agricultural business, and several high technology businesses in chips and components. The decision not to pursue other Initial Candidates was generally the result of ROCR’s determination that each business was not an attractive target due to one or more of a number of important factors, including an evaluation of business prospects based on non-public information made available to ROCR, strategy differences that became evident in the process of negotiation, ability to forge an effective working relationship with the relevant management teams, perception of financial performance in light of deeper analysis, structure and valuation differences that emerged in discussions and, in certain cases, unavailability of relevant audited financial statements.
Each of these candidates were reviewed in light of indicative valuations discussed with target representatives and compared with similar companies identified through either internal experience by ROCR management or a review of transaction databases. No criteria was weighted more heavily than any other, but the focus on similar industry, relevant applicable multiples and how recently a comparable transaction had been executed by such comparable companies were important in this analysis. Valuation analyses were generally performed by Mr. Byron Roth and Mr. Lipman in consultation with other members of the ROCR management team and involved the application of judgment in determining such inputs as EBITDA multiples or discount rates to terminal cash flows and these valuation analyses were discussed with the ROCR Board or internally without constructing formal financial models.
On January 21, 2021, two members of Roth CH Acquisition II Co. (“ROCC”) management, Mr. Byron Roth and Mr. Lipman, participated in a call with Christopher S. Hisey to discuss a potential transaction with QualTek and was later sent a form of NDA for review. Roth had acted as joint bookrunning manager in UniTek Global Services’ initial public offering in 2010, at which time Mr. Hisey had been serving as Chief Executive Officer of such company. Through that representation, Roth, and in particular Mr. Byron Roth, had become familiar with Mr. Hisey, and his background and leadership. Mr. Byron Roth was aware of Mr. Hisey’s current role as Chief Executive Officer at QualTek and Messrs. Byron Roth and Lipman initiated contact to have a general discussion about QualTek’s business and future plans in view of a potential business combination between ROCC and QualTek. ROCC replied on January 22, 2021 to QualTek with a revised, signed form of NDA, and conveyed an interest in pursuing discussions with QualTek, after which they received a management presentation from QualTek.
On January 25, 2021, ROCC received from QualTek a supplement to the management presentation that included additional financials, and participated in a call with the broader QualTek management team to discuss the management presentation and the supplement to the management presentation, potential dataroom access and next steps.

On January 26, 2021, ROCC participated in a call with the QualTek management team to discuss in more detail the financials of QualTek as well as their financial model, which included detailed future projections and cash flows.
On February 5, 2021, ROCC received access to QualTek’s dataroom for diligence purposes. At that time, QualTek did not have any audited financials and had not engaged a financial advisor in connection with a SPAC merger, ROCC began conducting diligence on QualTek, but no further steps were otherwise taken or discussions had between ROCC or QualTek. At that time, Andrew Weinberg, Managing Partner and CEO of Brightstar, QualTek’s majority owner, exchanged emails with Mr. Lipman and Mr. Hisey, indicating that QualTek was interested in pursuing funding through a debt or other financing on a private placement basis, rather than through a SPAC merger. As a result, among other factors, including the fact that QualTek did not have audited financials, QualTek was no longer considered a potential target in a business combination with ROCC.
Subsequently, on February 15, 2021, ROCC signed an exclusive letter of intent with another target business and, as required thereunder, terminated discussions with each of the potential business combination targets of ROCC, including QualTek.
On February 18, 2021, the brokerage side of each of Craig-Hallum and Roth sent an engagement letter to Mr. Hisey pursuant to which they would act as placement agent to QualTek in their proposed private placement of debt or convertible debt, along with a process timeline for the private placement transaction. QualTek did not engage with Craig-Hallum and Roth on the proposed engagement letter and process timeline for the private placement, and there were no further communications between any of QualTek and ROCC, Craig-Hallum or Roth.
There were no communications between ROCC, its officers or directors, or other representatives of ROCC, and QualTek relating to completing a business combination through ROCR. The current or former executive officers and directors of ROCC (or Reservoir Media following that business combination) who are also executive officers and directors of ROCR are Byron Roth, Gordon Roth, Aaron Gurewitz, Rick Hartfiel, John Lipman, Daniel M. Friedberg, Molly Montgomery, and Adam Rothstein.
On March 4, 2021, members of ROCR management, including Messrs. Byron Roth and Lipman, among others, were contacted by Mr. Weinberg who connected ROCR management with the investment banking group at Citigroup (“Citi”), which QualTek had recently engaged as a financial advisor, in order to set up a call to introduce Citi to the ROCR management team and to also set up a call with QualTek for a management presentation, about QualTek’s financial condition, business and future plans. Messrs. Byron Roth and Lipman were familiar with QualTek through previous discussions with QualTek during ROCC’s search for a potential business combination target, which ended in early February as a result of, among other factors, QualTek’s plans to seek financing through avenues other than a SPAC merger, as discussed above, but at such time had no further information about updates to QualTek’s business plans. Over the next couple days, email correspondence was sent between ROCR management, the Citi team, Brightstar and QualTek, to schedule the management presentation call, which was scheduled for March 8, 2021.
On March 8, 2021, the ROCR management team as well as the entire Board participated in a call with management of QualTek and Citi on a potential business combination with QualTek. Members of ROCR management had previously heard the QualTek story and were interested in pursuing negotiations given anticipated 5G industry tailwinds. There was then an internal conversation among ROCR management regarding QualTek and initial valuation parameters were discussed among the members of the ROCR management and finance teams with a view towards presenting an illustrative transaction model and draft letter of intent to QualTek. After internal discussion, an illustrative transaction model was sent to QualTek the next day, which led to the signing of an NDA between ROCR and QualTek on March 10, 2021. Additionally, on March 10, 2021, the draft letter of intent (“LOI”) and an accompanying presentation was sent to QualTek by ROCR that reflected the SPAC merger anticipated timeline, valuation parameters, and PIPE marketing strategy.
On March 13, 2021, Citi responded to ROCR with a new blank term sheet to be filled in and requested its return by March 17, 2021.

On March 16, 2021, ROCR sent the completed term sheet to QualTek, proposing a $848 million purchase price including $341 million in cash and stock, and the assumption of $507 million of debt. The term sheet also included a $150 million stock earn-out based on the following parameters:
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If the 20 day daily per share volume-weighted average price (VWAP) of the common stock is $15 or greater during the two year period beginning 6 months after the Closing of the Business Combination, the shareholders would receive a total of 5 million earn out shares.

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If the 20 day VWAP of the common stock is $18 or greater during the two year period beginning 6 months after the Closing of the Business Combination, the shareholders would receive a total of 4.17 million earn out shares.

On March 19, 2021, ROCR received a revised term sheet from Citi reflecting a number of changes, including, but not limited to, (i) changes to the enterprise value, (ii) changes to the earn-out structure, (iii) a restructuring of the existing shares and warrants of ROCR, and (iv) changing the lockup period from 6 to 12 months. In the updated term sheet, the QualTek equityholders would be eligible to receive earn-out shares equal to 5%-10% of the Combined Company’s outstanding common stock as of the Closing in accordance with the following vesting schedule: (a) one-third (1/3) of the earn-out shares would vest if the closing price of the Combined Company’s common shares equals or exceeds $12.50 per share for any 20 trading days within any 30-trading day period commencing after the Closing; (b) one-third (1/3) of the earn-out shares would vest if the closing price of the Combined Company’s common shares equals or exceeds $15.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing; and (c) one-third (1/3) of the earn-out shares would vest if the closing price of the Combined Company's common shares equals or exceeds $17.50 per share for any 20 trading days within any 30-trading day period commencing after the Closing, in each of the foregoing cases, prior to the fifth (5th) anniversary of the Closing (but in no event prior to the date that is 180 days after the Closing).
On March 23, 2021, ROCR participated on a call with Citi to discuss the latest draft of the term sheet and to discuss process timeline and framework. ROCR also responded to Citi on March 23, 2021, with a revised term sheet. The revised term sheet proposed a $848 million purchase price including approximately $308 million in cash and stock, and a $100 million stock earn-out based on the following parameters:
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3,333,333 shares if the closing price of the Combined Company’s common shares equals or exceeds $15.00 for any 20-trading days within any 30-trading day period commencing after Closing.

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2,777,778 shares if the closing price of the Combined Company’s common shares equals or exceeds $18.00 for any 20-trading days within any 30-trading day period commencing after Closing.

On March 24, 2021, Citi sent to ROCR a revised term sheet, (i) changing the earn-out to 5% to 10% of the pro forma company, (ii) removing language that said unvested options (or incentive equity) can only be sold if the stock is above $10.00, (iii) clarifying that the equity value not be subject to the company’s debt or working capital, (iv) requesting that the SPAC file the S-4 within two weeks of signing a definitive agreement, (v) asking for ROCR’s prospective PIPE anchors, (vi) changing the lockup to remove the language that says QualTek holders cannot sell below $10.00 for a period of 12 months, (vii) changing ROCR’s appointed directors from 2 to 1 (out of 9), and (viii) requesting a schedule of ROCR’s anticipated transaction expenses, among other items. The earn-out was based on the following parameters:
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50% of the earn-out shares if the closing price of the Combined Company’s common shares equals or exceeds $15.00 for any 20-trading days within any 30-trading day period commencing after Closing; and

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50% of the earn-out shares if the closing price of the Combined Company’s common shares equals or exceeds $18.00 for any 20-trading days within any 30-trading day period commencing after Closing.

On March 25, 2021, ROCR sent a revised term sheet back to Citi reflecting minor changes, including, but not limited to, (i) allowing the receipt of additional shares if QualTek’s debt was less than a certain threshold, (ii) changing the lockup period from 12 to 6 months and (iii) changing the director designation right for ROCR from one to two, after which Citi reviewed and responded with an updated revised term sheet back to ROCR, which ROCR shared with the Board. This led to a call among ROCR, Citi, Brightstar and QualTek to discuss this term sheet.

On March 26, 2021, ROCR arranged a call with the Board to discuss the terms of a final term sheet and the potential transaction, after which ROCR sent a final term sheet to Citi, Brightstar revised such term sheet with minor changes and sent it to ROCR, after which such term sheet was executed by all parties.
On March 29, 2021, an all-hands organizational kick-off call was arranged with all parties including QualTek, Brightstar, ROCR, Citi, PricewaterhouseCoopers LLP, RSM US LLP, Kirkland & Ellis LLP (“Kirkland”), Loeb & Loeb LLP (“Loeb”), and Ellenoff Grossman & Schole LLP (“EGS”) to discuss process and next steps, and due diligence and marketing material preparation began. Due diligence included, in addition to documentary due diligence, a financial due diligence call with QualTek, and introductory call with QualTek’s operations team, a business and contracts due diligence call with QualTek, several customer calls with QualTek customers, and auditor due diligence call with QualTek and RSM, a legal due diligence call with QualTek, a business due diligence call with QualTek’s renewables sub-segment, a due diligence call with QualTek to discuss capital leases, capital expenditures, safety and insurance, a follow-up financial due diligence call, and an additional follow-up due diligence call to discuss leases.
On April 7, 2021, an initial draft of the Business Combination Agreement based on the terms of the LOI was sent by Kirkland to Loeb.
On April 9, 2021, ROCR conducted a status update with the Board.
On April 22, 2021, Loeb sent a revised Business Combination Agreement to Kirkland with the pertinent revisions including, without limitation, revising certain representations and warranties, making the lookback date further back, adding interim operating covenants, and clarifying that the earnout shares are subject to the terms and conditions of the surviving company’s governing documents. On April 23, 2021, Kirkland and ROCR exchanged emails agreeing to an earn-out comprising $100 million in shares of common stock, based on the following parameters: (i) 3,333,333 shares if the closing price of the Combined Company’s common shares equals or exceeds $15.00 for any 20-trading days within any 30-trading day period commencing after Closing and (ii) 2,777,778 shares if the closing price of the Combined Company’s common shares equals or exceeds $18.00 for any 20-trading days within any 30-trading day period commencing after Closing. The change was in part to move to an earn-out structure with clearly defined and predictable share numbers, rather than a structure based on a percentage of shares outstanding.
On April 23, 2021, ROCR engaged Roth and Craig-Hallum (collectively, the “Placement Agents”) to act as placement agents in connection with a PIPE Investment. A PIPE was contemplated in the initial term sheet between ROCR and QualTek. A PIPE was deemed to be necessary to ensure QualTek received working capital, primarily in the event that the ROCR received redemptions from the Trust Account. From March 29, 2021 to April 25, 2021, ROCR, QualTek and the Placement Agents prepared and finalized a presentation for a potential PIPE Investment (and after May 13, 2021, updated such presentation for a potential Pre-PIPE Investment (as described below) as well) and negotiated drafts of the Subscription Agreement and PIPE Registration Rights Agreement, which were prepared by EGS, counsel to the Placement Agents, and reviewed by Loeb and Kirkland. During the weeks from April 26, 2021 through the week of May 31, 2021, QualTek and the Placement Agents commenced virtual presentations to potential PIPE investors. The Placement Agents utilized their respective sales forces to market the PIPE to institutional and accredited investors, primarily including clients of the Placement Agents, in addition to Roth, Craig-Hallum, certain of ROCR’s officers and directors, affiliates of Craig-Hallum’s management, and BCP Qualtek, LLC. There were no other material relationships between the PIPE investors and ROCR, the Sponsor, Qualtek or its affiliates, and the Placement Agent. The Placement Agents particularly focused on contacting investors who the Placement Agent knew from previous business dealings are interested in 5G infrastructure, SPACs, and have the financial ability to invest in PIPEs. Following negotiation and discussions with the PIPE Investors, the PIPE investors agreed to the terms of the PIPE Investment priced at $10.00 per share, as reflected in the presentation for the potential PIPE Investment, which equates to a $829M post-money valuation, a discount to the public company comparables. The final business terms were materially consistent with the terms of the PIPE Investment in the initial term sheet. The Placement Agent continued these presentations, followed up on due diligence, and made additional calls to potential investors through June 15, 2021.
On April 30, 2021, Kirkland sent a revised Business Combination Agreement to Loeb with the pertinent changes including, without limitation, clarifying the blocker owner merger consideration and company unit holder consideration, moving the lookback date to be earlier, revising the representations and warranties including adding a provision regarding owned real property, and narrowing the interim covenants. On May 5, 2021, Loeb and Kirkland spoke by phone regarding key open issues in the latest draft of the Business Combination Agreement. On May 7, 2021, Loeb sent a revised Business Combination Agreement to Kirkland with the pertinent changes including, without limitation, revising representations and warranties, clarifying COVID-19 related decisions and their relationship with interim covenants, clarifications with respect to QualTek potentially misclassifying certain of its warrants as equity, the timing for when ROCR is to provide its financials to ROCR, and the authority of, and the ability to rely on, the equityholder representative (as defined in the Business Combination Agreement). On May 12, 2021, Kirkland sent a revised Business Combination Agreement to Loeb. On May 26, 2021, Loeb sent a revised Business Combination Agreement to Kirkland with the pertinent changes including, without limitation, clarifying terms regarding the Pre-Pipe Investment, adding a concept whereby the equity holders of the Blocker and QualTek commit to voting and supporting the Transactions, and revising the representations and warranties and covenants. On June 4, 2021, Kirkland sent a revised Business Combination Agreement to Loeb with the pertinent changes including, without limitation, providing for QualTek to issue to BCP QualTek II a convertible promissory note providing for the redemption of such entity’s Class B Units of the Company in exchange for $20,000,000 worth of Class A Units a cash payment in an amount to-be-determined, adding the Blocker Voting and Support Agreement and the Company Voting and Support Agreement, removing the cash component of the consideration paid in connection with the transactions, revising representations and warranties and revising covenants. On June 13, 2021, Loeb sent a revised Business Combination Agreement to Kirkland with the pertinent changes including, without limitation, clarifying terms with respect to the Pre-PIPE Investment, clarifying the Sponsors, clarifying the “Knowledge” definition, and updating the representations and warranties and covenants. On June 15, 2021, Loeb and Kirkland exchanged drafts of the Business Combination Agreement to each other to finalize applicable terms including with respect to certain representations and warranties and covenants, clarifying terms with respect to the Pre-PIPE Investment and PIPE Investment, including with respect to the conversion of BCP QualTek II’s Class B Units of the Company for Class A Units only (and no cash component), and removing the tax allocation schedule and related provisions. Loeb and Kirkland held several teleconferences to discuss the open issues in the Business Combination Agreement including on May 5, 2021, May 7, 2021, May 14, 2021, May 21, 2021, June 5, 2021, June 7, 2021, June 14, 2021, and June 15, 2021.
On April 27, 2021, Kirkland sent to Loeb initial drafts of ancillary documents called for in the Business Combination Agreement including the Tax Receivable Agreement, Amended and Restated Limited Liability Company Agreement, Second Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws, and over the next ten (10) days Loeb and Kirkland circulated revised drafts to each other and had two teleconferences regarding them. On May 3, 2021, Kirkland sent to Loeb an initial draft of another ancillary agreement, the Investor Rights Agreement, and Loeb sent a revised draft to Kirkland on May 10, 2021.
On May 13, 2021, a call was held among Loeb, Kirkland, Brightstar, EGS and ROCR to discuss a potential Pre-PIPE Investment. A Pre-PIPE was deemed to be advisable to allow QualTek to accretively pursue acquisitions, consistent with its business strategy. As reflected in the presentation for the potential PIPE Investment, QualTek had a pipeline of potential acquisitions to consolidate their business, and a Pre-PIPE was determined to be the advisable way to finance potential acquisitions in QualTek’s pipeline prior to consummation of the Business Combination. ROCR engaged Roth and Craig-Hallum to act as the Placement Agents in connection with the Pre-PIPE Investment. Following the May 13, 2021 call, Kirkland circulated a proposed term sheet based on the terms discussed on the call, including a senior unsecured unsubordinated note at zero interest convertible into shares of ROCR at a conversion price per share of $8. The pricing of the Pre-PIPE Investment was based on a valuation of QualTek of approximately $764.7 million. The valuation of QualTek was lower than the post-money valuation of the Combined Company because the Pre-PIPE valuation excludes the anticipated impact of the trust funds following the Business Combination and involved pre-Business Combination securities of QualTek, rather than of ROCR. The Placement Agents utilized their respective sales forces to market the Pre-PIPE to institutional and accredited investors, primarily including existing clients of the Placement Agents. None of the Sponsor, Roth, Craig-Hallum, ROCR’s officers and directors, QualTek or any of their affiliates were investors in the Pre-PIPE Investment, and there were no other material relationships between the Pre-PIPE investors and ROCR, the Sponsor, Qualtek or its affiliates, and the Placement Agent. EGS, as counsel to the Placement Agents, aided in the legal negotiation process on behalf of the Placement Agents. On May 18, 2021, Kirkland circulated a draft of the Pre-PIPE Note, followed by a draft of the related form of Note Purchase Agreement on May 19, 2021, which was sent to potential Pre-PIPE investors and were consistent with the terms discussed on the May 13th call. On June 3, 2021, EGS prepared a draft form of registration rights agreement for the Pre-PIPE, which was also sent to potential Pre-PIPE investors. During the weeks from May 13, 2021 through the week of May 31, 2021, QualTek and the Placement Agents commenced virtual presentations to potential Pre-PIPE investors consistent with the Placement Agents’ approach in the PIPE Investment. From May 19 to June 15, 2021, ROCR, QualTek and the Placement Agents negotiated drafts of the Pre-PIPE Note, Note Purchase Agreement and Pre-PIPE Registration Rights Agreement with potential Pre-PIPE investors. The final business terms were materially consistent with the terms of the Pre-PIPE Investment in the initial term sheet.
On June 15, 2021, the Board met and a deal and timing update was provided by Mr. Roth and Mr. Lipman regarding the status of discussions with QualTek regarding the Business Combination Agreement and ancillary documents, the Pre-Pipe Investment and the PIPE-Investment. After discussion, the ROCR Board unanimously (i) approved the signing of the BCA and the transactions contemplated thereby, (ii) approved a PIPE Investment totaling $66.1 million at a purchase price per share of $10, (iii) approved a Pre-PIPE Investment totaling $44.4 million in Pre-PIPE Notes at a conversion price per share of $8, and (iv) directed that the Business Combination Agreement, related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to ROCR stockholders for approval.
Following the ROCR Board meeting, ROCR, QualTek and the legal advisors negotiated the remaining terms of the Business Combination Agreement, which included discussion of the availability of QualTek’s audited and interim financial statements meeting SEC standards. Also on June 15, 2021, at ROCR’s request, the Placement Agents closed the Pre-PIPE Investment and PIPE Investment to new orders and ROCR, QualTek and representatives of the Placement Agents reviewed the demand and allocated and capped the Pre-PIPE Investment at $44.4 million and the PIPE Investment at $66.1 million. ROCR and QualTek deemed the amounts generated in the Pre-PIPE and PIPE Investments to be sufficient for the minimum cash requirement in the Business Combination Agreement in light of expected QualTek acquisition pipeline prior to the Business Combination and cash requirements of the Combined Company following the Closing.
On June 15, 2021, following a meeting conducted by Brightstar’s Investment Committee, the QualTek manager and equity holders unanimously approved the signing of the BCA and the transactions contemplated thereby, and directed that the BCA, related transaction documentation and other matters necessary to consummate the Business Combination be submitted to the QualTek stockholders for approval. Following such approval, the QualTek stockholders delivered a unanimous written consent approving the BCA, related transaction documentation and other matters necessary to consummate the Business Combination.
At this time, the investors making the PIPE Investment executed the Subscription Agreements and the PIPE Registration Rights Agreement, and the investors making the Pre-PIPE Investment executed the Note Purchase Agreements and the pre-PIPE Registration Rights Agreement. ROCR and QualTek executed the BCA before public trading began on June 16, 2021 and announced the transaction via press release at approximately 8:30 eastern that morning. At this time, an execution copy of the Business Combination Agreement was circulated by Kirkland.
On June 16, 2021, ROCR issued a press release announcing the Business Combination and filed a Current Report on Form 8-K with the press release and certain other materials, and on June 17, 2021, filed a Current Report on Form 8-K with the BCA and ancillary documents, form of Pre-PIPE Investment documents and PIPE Investment documents. Following the filing of the Form 8-K, no valuations or other material information about ROCR, Qualtek, or the Business Combination previously provided to potential Pre-PIPE Investment investors or PIPE Investment investors remained undisclosed to the public.
On August 3, 2021, the Board met to discuss additional information provided by QualTek in respect of its performance for the second quarter and first half of 2021, which relates to the Projections previously provided by QualTek (as detailed below in “— Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections.”) After discussion, the Board approved the continued evaluation of and diligence on the financial performance of QualTek, both historical and expected, until the date of the closing of the Business Combination. The Board also approved further diligence into the valuation of QualTek and the Business Combination transaction, which had been based off of, in part, projected 2021 EBITDA. Additionally, ROCR hired Berkeley Research Group, LLC to provide certain financial advisory and consulting services in connection with the Business Combination, including with respect to the continued diligence on the financial performance of QualTek, both historical and expected. Berkeley Research Group, LLC undertook financial due diligence of QualTek, in particular in relation to evaluating QualTek’s historical performance against its current performance and budgeted/projected performance. Berkeley Research Group, LLC was engaged to, among other financial due diligence measures, conduct a review of QualTek’s 2021 quarterly historical results against forecasts/projections, evaluate QualTek’s backlog projected for the third and fourth quarters of 2021, and provide to ROCR its finding related to QualTek’s recent historical and projected financial performance for 2021.
On August 6, 2021, QualTek updated ROCR that, based on second quarter performance and QualTek’s updated outlook for the remainder of the year, it was projecting Adjusted EBITDA of $85 million to $106 million for the year ending December 31, 2021. These projections depended, in part, on weather activity (in particular, the 2021 Atlantic hurricane season and other weather events) and the timing of awards of large projects by QualTek's customers, which may occur in 2021 or be delayed until 2022. In addition, QualTek projected Adjusted EBITDA of $120 million to $140 million for the year ending December 31, 2022. The updated Adjusted EBITDA projections for the years ending December 31, 2021 and 2022 did not include the impact of any future acquisitions, including Broken Arrow, Concurrent and Urban Cable (each as defined herein) because the Broken Arrow, Concurrent and Urban Cable acquisitions had not yet closed at that time. On October 4, 2021, QualTek also updated guidance on third quarter performance of $40 million to $42 million of Adjusted EBITDA.
Subsequently, on December 2, 2021, QualTek updated ROCR that, for the full year ending December 31, 2021, it expects to generate Adjusted EBITDA in the range of $60 million to $65 million. This compares to the prior Adjusted EBITDA guidance range of $85 million to $106 million discussed above. As communicated by QualTek to ROCR, the lowered guidance is due primarily to continued industry-wide delays in the rollout of 5G wireless telecom infrastructure projects as well as project delays in the Renewables business. In addition, for the full year ending December 31, 2022, QualTek now expects to generate pro forma Adjusted EBITDA in the range of $100 million to $120 million. This compares to prior Adjusted EBITDA guidance of $120 million to $140 million discussed above. The reduced 2022 guidance factors in a mix of further potential 5G wireless telecom infrastructure project buildout delays, uncertainty on the impact of COVID-19 on business operations, and the natural unpredictability related to Recovery work that is largely driven by the Atlantic hurricane season. The updated guidance for both 2021 and 2022 includes the post-acquisition date contributions from the acquisitions of Concurrent, Broken Arrow and Urban Cable, which closed during the third and fourth quarters of 2021. On a pro forma basis, assuming the three recently closed acquisitions (i.e., Concurrent, Broken Arrow, and Urban Cable) had been owned for the full year ending December 31, 2021, QualTek estimates Adjusted EBITDA would be approximately $72 million to $77 million.
On December 29, 2021, ROCR engaged Roth and Craig-Hallum to act as placement agents in connection with the Convertible Notes Investment. The Convertible Notes Investment was deemed to be necessary as a backstop financing, to ensure QualTek will have in place working capital, including to be able execute on planned near-term acquisitions, primarily in the event that ROCR receives redemptions from the Trust Account, and particularly in light of the updated guidance from QualTek on projected revenue and Adjusted EBITDA (as detailed below in “— Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections.”). From December 13, 2021 through the date hereof, QualTek and the Placement Agents commenced discussions with the largest Notes Investor, and from December 23, 2021 through December 28, 2021, the parties negotiated the terms of the LOI and related term sheet for the Convertible Notes Investment. There were no material changes to the business terms of the LOI from the initial draft to the final LOI dated December 28, 2021. From January 10, 2022 through the date hereof, ROCR, QualTek and the Placement Agents have negotiated drafts of the Notes Subscription Agreement, which were prepared by Kirkland, counsel to QualTek, and reviewed by Loeb. The largest Notes Investor was a client of the Placement Agents and the Placement Agents knew of their particular interest in the broader 5G infrastructure space, while the remaining Notes Investors include QualTek and certain of the PIPE Investors who elected to participate in the

Convertible Notes Investment in lieu of their subscription in the PIPE Investment. There were no other material relationships between the Notes Investors and ROCR, the Sponsor, QualTek or its affiliates, and the Placement Agent.
In connection with the Convertible Notes Investment, from December 23, 2021 through December 29, 2021, ROCR, QualTek and the Placement Agents prepared and finalized a presentation reflecting a proposed adjustment to the terms of the Pre-PIPE and PIPE Investments. From January 6, 2022 through January 14, 2022, ROCR, QualTek and the Pre-PIPE and PIPE Investors negotiated the terms of the Pre-PIPE Amendment and PIPE Amendment. The adjusted deal terms offered were (i) a reduced per share price under the PIPE Investment from $10.00 to $8.00, or in lieu thereof, eligibility by the Subscribers to elect to participate in the Convertible Notes Investment, and relatedly, (ii) a reduced conversion price under the Pre-PIPE Notes Purchase Agreement and Pre-PIPE Note from $8.00 per share to $6.40 per share, which was consistent with the automatic reduced conversion feature under the Note. The final business terms of the deal adjustment were materially consistent with the initial terms presented in the final presentation to the Pre-PIPE and PIPE Investors. The primary reason for the reduction in the per share price under the PIPE Investment was that approval was required from the PIPE investors to amend the terms of their Subscription Agreements to permit the backstop financing of the Convertible Notes Investment. The consideration provided by ROCR for such amendments included a reduction in the cost basis resulting from the reduced projected revenue and projected Adjusted EBITDA (as detailed below in “— Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections.”). The conversion price under the Pre-PIPE Notes Purchase Agreement and Pre-PIPE Note was then automatically reduced from $8.00 per share to $6.40 per share, pursuant to the existing terms of the Pre-PIPE Notes, which provided for an automatic reduction based on any reduction in the per share price for the PIPE Investment.
For more information regarding QualTek’s use of projections and any limitations with respect to their reliability, please see the section below titled “— Certain Unaudited QualTek Prospective Financial Information.”
The Board’s Reasons for the Approval of the Business Combination
The members of ROCR’s management team and the Board are well qualified to evaluate the transaction with QualTek. They have extensive transactional experience, including substantial experience in evaluating the operating and financial merits of companies from a wide range of industries. ROCR’s management team and the ROCR Board include individuals with decades of experience across industries, at both the management and board level. In particular, the ROCR management team has decades of investment banking experience, including substantial experience with mergers and acquisitions, and, for some of them, experience with prior SPAC business combinations. See “Executive Officers and Directors of ROCR — Management of ROCR” for additional information on management’s involvement with two prior special purposes acquisition companies, Roth CH Acquisition I Co. and Roth CH Acquisition II Co., and their completed business combinations. Further, Loeb conducted the legal due diligence of QualTek, in its capacity as legal counsel to ROCR. ROCR’s management team and Board concluded that their experience and backgrounds, together with the experience of its advisors enabled them to perform the necessary analyses to make determinations regarding the Business Combination, and therefore they decided that a fairness opinion was not necessary. Had the benefits to ROCR’s stockholders been less apparent, the Board might have chosen to incur the additional expenses associated with having a third party provide a fairness opinion, but along with the engagement of a financial advisor to conduct financial due diligence, and given the management team and Board’s training and qualification to perform the valuation analysis, it deemed it unnecessary.
In evaluating the transaction with QualTek, the ROCR Board consulted with management, and considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the ROCR Board did not assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The ROCR Board based its decision on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weights to different factors. This explanation of our reasons for the Business

Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement.
In recommending the transaction, the Board reviewed financial performance metrics and valuation metrics of comparable publicly traded companies in the industry in which QualTek competes. The three most comparable companies that the Board included in assessing QualTek’s valuation were Dycom Industries, Inc. (NYSE: DY), MasTec, Inc. (NYSE: MTZ), and Quanta Services, Inc. (NYSE: PWR). The average estimated compound annual revenue growth rate for CY2020-2022 of these comparable companies was 8%, compared to 13% for QualTek. The average estimated 2021 EBITDA margin of these companies was 10%, compared to 13% for QualTek, and the average enterprise valuation as a multiple of estimated 2021 EBITDA for these companies was 11.0x, compared to 7.8x (excluding future acquisitions) for QualTek. As a result, the Board determined that the equity value of QualTek of approximately $294 million from which the merger consideration was based, was a good discount to these comparable publicly traded companies. The Board also determined that the merger consideration, as well as the capital contribution by ROCR, and the overall Up-C structure of the Business Combination, was advisable, appropriate and fair, from a valuation perspective, as well as an efficient structure for tax and other purposes.
In addition, before reaching its decision, the ROCR Board discussed the material results of its management’s due diligence activities, which included:
•
QualTek is a scaled growth leader in the early stage of a multi-year telecom and renewables infrastructure spend cycle.  QualTek is a technology-driven, leading provider of communications infrastructure services and renewables solutions to the North American telecommunications and utilities industries. QualTek is poised to capitalize on incredibly attractive industry dynamics and tailwinds. Increasing data consumption across multiple platforms, continued growth of mobile data demand, increasing popularity of video streaming services, and continued expansion of fiber networks are all drivers of carrier demand for network infrastructure. US telecommunications operators are forecast to spend over $100 billion between 2015-2025 to fully upgrade existing 4G networks to the new 5G standards. Every major carrier, including Verizon and AT&T, has publicly committed to investing in the fiber and 5G build-out. Over the next five years, communication installation spend is estimated to grow at a 13% CAGR. QualTek has already been awarded several contracts to work on this monumental buildout. We also expect more spending in renewables, for which QualTek is well-positioned to capitalize. According to Goldman Sachs, spending for renewable power projects will become the largest area of energy spending in 2021, surpassing upstream oil and gas for the first time in history, and they expect the clean energy sector to reach a $16 trillion investment volume through 2030, eclipsing fossil fuels.

•
QualTek maintains a highly scalable shared services platform and a culture of operational excellence that resonates with an established blue-chip customer base and a strategic regional presence that has enabled them to build deep relationships with local customers, creating an opportunity for them to grow their business.  QualTek is one of few companies in the industry that provides full turnkey services to its customers. A centralized shared services system provides them with a competitive advantage for operational execution of customer services, process consistency and cross division sharing of ‘best practices’, resulting in enhanced efficiency and increased margins. QualTek has fostered a culture of continuous improvement and their operational excellence is reflected in their customers’ consistently high ratings of them and their ability to take market share. Some of these customers include Fortune 500 companies such as AT&T, Verizon, Comcast, Blattner Energy, Kiewit, and DISH. QualTek also operates a strategically located nationwide network of facilities in the U.S. that provides them with a competitive advantage in the market. Due to this strategic regional presence, QualTek has also built deep relationships with local customers that help drive business development, project execution, and cross-sell opportunities. Management of ROCR had calls with several of QualTek’s key customers as part of ROCR’s due diligence into the proposed Business Combination, including QualTek’s top two customers which accounted for approximately 54% and 18% of QualTek’s total revenues for the fiscal year ended December 31, 2020, to better understand the customers’ long-term commitment to QualTek and future goals. Following ROCR’s discussions with these key customers, ROCR felt comfortable that they were committed long-term to QualTek’s business and services. Notably, ROCR developed comfort with a number of factors such as high levels of customer satisfaction and loyalty stemming from consistent track records of positive performance relative to expectations. The combination of multi-year established MSA contracts with built-in auto renewals, opportunities to gain further share with key existing customers, a limited number of competitors with national scale, and scale advantages relative to smaller peers are additional factors that gave ROCR comfort customer concentration levels and confidence that key customers will remain committed to QualTek over the long term.
•
QualTek’s $1.7 billion two-year backlog.  QualTek has a growing backlog with long-term visibility into a recurring and growing revenue base. Their long-standing relationships with blue-chip, investment grade customers enable them to understand their customers’ needs and expand their backlog.

•
QualTek has a proven acquisition platform with a significant M&A pipeline.  QualTek has a history of improving acquired businesses by leveraging their proprietary technology driven platform and highly scalable shared services platform. It has successfully acquired and integrated nine acquisitions in the past two and one-half years. Acquisitions are occasionally sourced from current blue-chip customers that prefer QualTek to provide them with services in a particular geography, and they currently have a robust pipeline of 15 potential and actionable targets. This robust acquisition pipeline filled with value-driven targets present a significant M&A pipeline backed by QualTek customers.

•
QualTek’s Proven Management Team.  QualTek is led by a best-in-class, highly experienced management team that is positioned to drive market share capture and capitalize on sector momentum. QualTek’s senior management team has an average of 25+ years of individual industry experience. Most members of the senior management team have been working together since the early 2000s. They will remain the core executive management team of the Combined Company after Closing.

•
Other Alternatives.  The Board’s belief, after a thorough review of other business combination opportunities reasonably available to it, that the proposed Business Combination represents the best potential business combination for ROCR based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative.

The Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
•
Future Financial Performance.  The risk that future financial performance may not meet our expectations due to factors in our control or out of our control, including macroeconomic factors.

•
COVID-19.  Uncertainties regarding the potential impacts of the COVID-19 virus and related disruptions on QualTek’s operations or the industry, including delays in infrastructure buildouts.

•
Potential for Benefits not Achieved.  The risk that the potential benefits of the Business Combination, including QualTek’s future strategies, existing backlog fulfillment, and identified acquisition opportunities, may not be fully achieved, or may not be achieved within the expected timeframe, or that the 5G renewables buildout does not occur near the timeframe expected, or at all.

•
Liquidation of the Company.  The risks and costs to our business if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in our inability to effect a business combination by March 5, 2023 and force ROCR to dissolve and liquidate.

•
Stockholder Vote.  The risk that our stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•
Closing Conditions.  The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within our control.

As discussed in the section below titled “— Certain Unaudited QualTek Prospective Financial Information,” on December 2, 2021, QualTek updated ROCR that, for the full year ending December 31, 2021, it expects to generate Adjusted EBITDA in the range of $60 million to $65 million. This compares to the prior Adjusted EBITDA guidance range of $85 million to $106 million. However, on a pro forma basis, assuming the three recently closed acquisitions (i.e., Concurrent, Broken Arrow, and Urban Cable)

had been owned for the full year ending December 31, 2021, QualTek estimates Adjusted EBITDA would be approximately $72 million to $77 million. In addition, for the full year ending December 31, 2022, QualTek now expects to generate pro forma Adjusted EBITDA in the range of $100 million to $120 million. This compares to prior Adjusted EBITDA guidance of $120 million to $140 million. However, as disclosed herein, QualTek has identified a number of acquisitions and other actions it could implement, which could positively impact revenue and Adjusted EBITDA for 2021 and 2022 and revenue for 2022. QualTek is currently in negotiations with a number of acquisition targets. QualTek has a track record of successful acquisitions. In the past two-and-a-half years, QualTek has been able to complete nine acquisitions. The initial Projections are the complete set of Projections provided to and considered by the Board at the time of entering into the Business Combination Agreement, in connection with their review of QualTek and the Business Combination and include all of the material projections provided by QualTek to ROCR and the Board as part of their diligence review prior to entering into the Business Combination Agreement. The Board was made aware at a meeting held on December 20, 2021 of the revised projections detailed above and herein. At that same meeting of the Board, the Board discussed the potential Convertible Notes Investment and the desirability for a backstop financing, and took into consideration the anticipated proceeds from the Convertible Note Investment, and the corresponding reduction in the per share price for the PIPE Investment and the reduced conversion price in the Pre-PIPE Investment. The reduced share price for the Pre-PIPE investors helped ROCR and QualTek, as applicable, obtain the required approvals from the PIPE investors to permit the Convertible Notes Investment, and provided the PIPE investors, as well as, due to the automatic adjustment of the conversion price for the Pre-PIPE Notes, the Pre-PIPE investors, with a reduced cost basis in light of the reduced projections. Further, the proceeds from the Pre-PIPE and PIPE Investments, as well as the additional proceeds from the Convertible Notes Investments, are anticipated to benefit the Combined Company following the closing of the Business Combination to execute on acquisitions and other investments, which in turn is expected to help increase future revenue and Adjusted EBITDA. The Board has approved the ongoing diligence into the valuation of QualTek and the Business Combination transaction. The Board intends to meet prior to Closing, to review the findings of the continued diligence to such date, to again formally approve proceeding with the Business Combination transaction.
Certain Unaudited QualTek Prospective Financial Information
QualTek does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results of operations. However, in connection with the Business Combination, QualTek’s management prepared and provided to ROCR, the Board and ROCR’s financial advisors, prior to ROCR and QualTek and the other parties thereto entering into the Business Combination Agreement, certain internal unaudited prospective financial information set forth below (collectively, the “Projections”) to assist ROCR in its review and evaluation of QualTek and the Business Combination. The Projections provided by QualTek to the ROCR Board prior to the signing of the Business Combination were also used by the ROCR Board as a basis for approval of the Business Combination.
The Projections were prepared by QualTek solely for internal use and not with a view toward public disclosure, or in accordance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of QualTek’s management, were prepared on a reasonable basis, reflected the best available estimates and judgments as of the date on which the Projections were finalized and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of QualTek. The Projections are the complete set of Projections provided to and considered by the Board at the time of entering into the Business Combination Agreement, in connection with their review of QualTek and the Business Combination and include all of the material projections provided by QualTek to ROCR and the Board as part of their diligence review prior to entering into the Business Combination Agreement. ROCR and the Board will continue to evaluate and conduct due diligence on the financial performance of QualTek, both historical and expected, until the date of the closing of the Business Combination. You are encouraged to read “— Background of the Business Combination” above and “— Certain Important Updates Relating to the Projections” below, which includes important updates relating to the Projections that have become available since the signing of the Business Combination Agreement. In particular, while all projections are necessarily speculative, ROCR and QualTek believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation.
The inclusion of the Projections in this proxy statement should not be regarded as an indication that QualTek, QualTek’s management or board of directors or QualTek’s affiliates, advisors or other representatives considered, or now consider, the Projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The Projections are not fact and should not be relied upon as being indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the Projections, as the Projections may be materially different from actual results. In addition, ROCR will not refer back to the Projections in its future periodic reports filed under the Exchange Act.
Furthermore, the Projections do not take into account circumstances or events occurring after the date on which the Projections were finalized, including changes in management’s plans or objectives. As detailed below, the Projections reflect numerous estimates and assumptions made as of the date such Projections were prepared, all of which are difficult to predict and may change. Please see “— Background of the Business Combination” above and “— Certain Important Updates Relating to the Projections” below, which includes important updates relating to the Projections that have become available since the signing of the Business Combination Agreement. Except to the extent required by applicable securities laws, by including in this proxy statement a summary of the Projections, QualTek undertakes no obligations and expressly disclaims any responsibility to update or revise, or publicly disclose any update or revision to, the Projections to reflect circumstances or events, including unanticipated events, that may have occurred or that may occur after the preparation of the Projections, even in the event that any or all of the estimates and assumptions underlying the Projections are shown to be in error or change. Readers of this proxy statement are cautioned not to place undue reliance on the Projections.
ROCR and the Board will continue to evaluate and conduct due diligence on the financial performance of QualTek, both historical and expected, until the date of the closing of the Business Combination, and you are encouraged to read “— Background of the Business Combination” above and “— Certain Important Updates Relating to the Projections” below, which include important updates relating to the Projections that have become available since the signing of the Business Combination Agreement. You are encouraged to read the Projections also in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek,” “Selected Financial and Other Data “Unaudited Pro Forma Condensed Combined Financial Information,” “Risk Factors” and QualTek’s consolidated financial statements, including the accompanying notes, contained elsewhere in this proxy statement and to not rely on any single financial measure.
The Projections, including the updates set forth in “— Background of the Business Combination” above and “— Certain Important Updates Relating to the Projections” reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to QualTek’s business, all of which are difficult to predict and many of which are beyond QualTek’s and ROCR’s control. A bulleted list of the material estimates and assumptions underlying the Projections is set forth below. The Projections are forward-looking statements that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond QualTek’s and ROCR’s control. The various risks, uncertainties and contingencies include those set forth in the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” sections of this proxy statement. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. Because the Projections cover multiple years, the information included in the Projections by its nature becomes less reliable with each successive year. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experiences and business developments.
QualTek is an early commercial stage emerging growth company that evaluates various strategies to achieve its financial goals on an ongoing basis. QualTek’s financial goals reflect an expansion of its telecom and renewables infrastructure businesses as well as growing the recovery logistics business, but do not include the effects of any future acquisitions.

Neither QualTek’s independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the Projections, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and they assume no responsibility for, and disclaim any association with, the Projections. The audit report of RSM US LLP contained in this proxy statement relates to historical consolidated financial information of QualTek and does not extend to the Projections and should not be read to do so.
The Projections were prepared by QualTek’s management using a number of estimates and assumptions, including the following estimates and assumptions that QualTek’s management believed to be material:
•
Telecommunications Segment: FY2021 — FY2023 estimated revenue compounded annual growth rate (“CAGR”) was 20% (excluding future acquisitions). Expected revenue growth was supported by (a) continued infrastructure work required for the nationwide rollout of 5G wireless as well as further expansion of broadband networks; (b) network upgrades driven by the work-from-home environment; and (c) future capital expenditures by large telecommunications companies;

•
Renewables and Recovery Logistics Segment: FY2021 — FY2023 estimated revenue CAGR was 10% (excluding future acquisitions). Expected revenue growth was driven by (a) increased focus and emphasis on clean and renewable energy from government and energy-related clients; and (b) expansion of recovery logistics service offerings and customer base;

•
Telecommunications Segment EBITDA margin was expected to expand from 8% in 2020 to 10% in FY2023. Margin expansion was expected to be driven by increased economies of scale as new buildouts ramp up and the full automation of QualTek’s internal KPI reporting;

•
Renewables and Recovery Logistics Segment EBITDA margin was expected to decline from 42% in FY2020 to 35% in FY2023 due to a change in segment mix related to the acquisition of Fiber Network Solutions, Inc. in January 2021; and

•
Maintenance capex was projected to be approximately 2% of revenue to support continued business and replacement of PPE.

The projections for FY2021E, FY2022E, and FY2023E set forth below, which were presented to the Board prior to the signing of the Merger Agreement, are pro forma for the Business Combination with illustrative $207 million in cash to balance sheet. The projections for FY2021E, FY2022E, and FY2023E excluded the effect of any non-cash stock-based compensation expense related to the Management Equity Incentive Plan and the ESPP. The actual results for FY2019 and FY2020 at the time of the signing of the Merger Agreement are included for comparative purposes.
(in millions, except percentages and leverage)	FY2019A	FY2020A(1)	FY2021E	FY2022E	FY2023E
Income Statement Data:
Revenues:
Telecommunications	$590	$605	$650	$791	$932
% Growth		3%	7%	22%	18%
% Total revenues	95%	90%	80%	81%	82%
Renewables & Recovery Logistics	$31	$69	$167	$184	$202
% Growth		123%	143%	10%	10%
% Total revenues	5%	10%	20%	19%	18%
Total revenues	$621	$674	$818	$975	$1,135
% Growth		9%	21%	19%	16%
EBITDA:
Telecommunications	$38	$48	$67	$81	$97
% Growth		28%	39%	21%	19%
% Margin	6%	8%	10%	10%	10%
Renewables & Recovery Logistics	$11	$29	$59	$65	$71
% Growth		153%	104%	10%	10%
% Margin	37%	42%	35%	35%	35%
Corporate SG&A	(16)	(16)	(21)	(26)	(32)
Total EBITDA	$33	$61	$106	$120	$136
% Growth		84%	72%	14%	13%

(in millions, except percentages and leverage)	FY2019A	FY2020A(1)	FY2021E	FY2022E	FY2023E
% Margin	5%	9%	13%	12%	12%
Balance Sheet and Cash Flow Data:
Reported EBITDA	$33	$11	$106	$120	$136
Cash Capex	(8)	(10)	(14)	(18)	(23)
Cash Interest Expense	(30)	(35)	(25)	(11)	(9)
Cash Taxes(2)	(1)	(1)	(14)	(19)	(22)
Change in Net Working Capital	(1)	41	1	(31)	(32)
Earnouts(3)	(13)	(6)	—	(10)	(5)
Levered Free Cash Flow	$(20)	$(0)	$54	$31	$45
% Margin	*	*	51%	26%	33%
Memo: Unlevered free cash flow	$11	$35	$79	$42	$54
% Margin	32%	*	75%	35%	40%
Cash as of Period End	$0.3	$0.1	$38	$34	$33
Debt as of Period End	$431	$463	$240	$207	$160
Net Debt	$431	$463	$202	$173	$126
Net Leverage(4)	5.0x	5.7x	1.9x	1.4x	0.9x

*
Not meaningful.

(1)
FY2020 EBITDA amounts are inclusive of bank and management adjustments; free cash flow calculations exclude all adjustments to EBITDA.

(2)
Assumes a 21% tax rate (no further analysis/deductions considered).

(3)
Projections reflect potential earnouts totaling $5M for both FY2022E and FY2023E related to the Fiber Network Solutions acquisition (January 2021) and an additional $5M for FY2022E related to the Vertical Limit acquisition (March 2019).

(4)
Bank-defined EBITDA used for FY2019 and FY2020 Net Leverage calculations; FY2021E- FY2023E debt includes bank debt and capital leases.

Certain of the measures included in the Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by QualTek may not be comparable to similarly titled amounts used by other companies.
Certain Important Updates Relating to the Projections
ROCR and the ROCR Board will continue to evaluate and conduct due diligence on the financial performance of QualTek, both historical and expected, until the date of the closing of the Business Combination. While the Projections above have not been provided on a quarterly or biannual basis, QualTek has provided additional information to ROCR and the ROCR board on the historical and expected financial performance of QualTek for 2021, including interim periods, as well as developments on expected and projected financial performance of QualTek for 2022. Following ongoing discussions amongst representatives of QualTek and its advisors and ROCR and its advisors after the date of execution of the Business Combination Agreement, we have determined that it is important to include additional information regarding QualTek’s expected performance for 2021 and 2022. This information is based upon our estimates and currently available information, and is subject to revision as a result of, among other things, the completion of our financial closing procedures, the completion of our financial statements for such period and the completion of other operational procedures. Any such change may potentially be material. Readers should exercise caution in relying on this information and should draw no inferences from this information regarding financial or operating data not provided. QualTek cannot assure you that these projected results will not differ materially from the information reflected in our financial statements for such period when they have been finalized.
As a result of QualTek’s performance through the third quarter of 2021, the Projections set forth above may not be achieved. On December 2, 2021, QualTek updated ROCR that, for the full year ending December 31, 2021, it expects to generate Adjusted EBITDA in the range of $60 million to $65 million. This compares to the prior Adjusted EBITDA guidance range of $85 million to $106 million discussed above. As communicated by QualTek to ROCR, the lowered guidance is due primarily to continued industry-wide delays in the rollout of 5G wireless telecom infrastructure projects as well as project delays in the Renewables business. In addition, for the full year ending December 31, 2022, QualTek now expects to generate pro forma Adjusted EBITDA in the range of $100 million to $120 million. This compares to prior Adjusted EBITDA guidance of $120 million to $140 million discussed above. The reduced 2022 guidance factors in a mix of further potential 5G wireless telecom infrastructure project buildout delays, uncertainty on the impact of COVID-19 on business operations, and the natural unpredictability related to Recovery work that is largely driven by the Atlantic hurricane season. The updated guidance for both 2021 and 2022 includes the post-acquisition date contributions from the acquisitions of Concurrent, Broken Arrow and Urban Cable, which closed during the third and fourth quarters of 2021. For further information on QualTek’s performance through the third quarter of 2021, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek — Results of Operations — Comparison of the Nine Months Ended October 2, 2021 and October 3, 2020” and QualTek’s consolidated financial statements for the quarter ended October 2, 2021 included herein.
QualTek has identified a number of acquisitions and other actions it could implement, which could positively impact revenue and Adjusted EBITDA for 2021 and 2022. QualTek is currently in negotiations with a number of acquisition targets. QualTek has a track record of successful acquisitions; in the past two-and-a-half years, QualTek has been able to complete nine acquisitions. However, there can be no assurance that the negotiations with any pending acquisition targets will lead to the execution of definitive agreements or completion of any acquisitions, and there is no guarantee that if such acquisitions are completed, that QualTek will be able to achieve the strategic, operational, financial and other benefits contemplated as part of these acquisitions to the full extent expected or in a timely manner. While any such new business opportunities, if completed in 2022, could generate additional revenue and Adjusted EBITDA, there is no guarantee that they will be completed in 2022, or at all. See, for example, “Risk Factors — Risks Related to QualTek — Risks Related to Our Business and Operations — Our failure to properly manage projects, or project delays, including those resulting from difficult work sites and environments or delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity.” Please see also “Information about QualTek — M&A History & Strategy” and “Risk Factors — Risks Related to QualTek — Risks Related to Strategic Transactions — Acquisitions, strategic investments and dispositions involve risks that could negatively affect our operating results, cash flows and liquidity and may not enhance shareholder value.”
Further, because of the nature of QualTek’s business, including the seasonality of our business, our exposure to weather conditions and natural catastrophes, the cyclical demand for our business and the varying availability of suitable acquisition targets, revenue and Adjusted EBITDA can be very difficult to predict. Additionally, it is particularly difficult in QualTek’s business to make estimates on a monthly and quarterly basis, as amounts included in our backlog may not result in actual revenue or translate into profits. See “Risk Factors — Risks Related to QualTek — Risks Related to Our Business and Operations — Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results” and “Risk Factors — Risks Related to QualTek — Risks Related to Our Business and Operations — Our business is seasonal and affected by the spending patterns of our customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes us to variations in quarterly results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek — Seasonality and Cyclical Nature of Business.” Further, as noted above, while all projections are necessarily speculative, ROCR and QualTek believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation, and therefore the projections set forth herein for 2022 and 2023, are extremely variable, and there is no assurance that such projections will be met. Investors should not place undue reliance on any projections set forth herein, in particular those for periods further in the future as, by their nature, the further out the projections extend, the less reliable they are.
Satisfaction of 80% Test
It is a requirement under the Nasdaq Rules that the business or assets acquired in ROCR’s initial business combination have a fair market value equal to at least 80% of ROCR’s assets held in the Trust

Account (excluding taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for such initial business combination. As of June 16, 2021, the date of the execution of the Business Combination Agreement, the fair value of marketable securities held in the Trust Account was approximately $115 million and 80% thereof represents approximately $92 million. In reaching its conclusion that the Business Combination meets the 80% asset test, the Board reviewed the equity value of QualTek of approximately $294 million. In determining whether the equity value described above represents the fair market value of QualTek, the Board considered all of the factors described in this section and the section of this proxy statement entitled “Proposal 1 — The Business Combination Proposal — The Business Combination Agreement” and that the $294 million QualTek equity value was determined as a result of arm’s length negotiations. As a result, the Board concluded that the fair market value of the equity acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account).
The Business Combination Agreement
The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, which may be updated prior to the closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.
Description of the Business Combination Agreement; Structure of the Business Combination
On June 16, 2021, (i) Roth CH Acquisition III Co., a Delaware corporation (“ROCR” or “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with the Buyer and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek” or the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), entered into a Business Combination Agreement (the “Business Combination Agreement”). The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the business combination described below and the other transactions contemplated by the Business Combination Agreement, are summarized below.
Prior to the Closing, the units representing limited liability company interests in QualTek (the “QualTek Units”) were held by (i) the Blocker, which is a limited liability company treated as a corporation for U.S. federal income tax purposes) that is affiliated with certain institutional investors and (ii) other members of QualTek, which consist of entities, including BCP QualTek Management, LLC, the members of which are members of management and other employees of QualTek or its Subsidiaries. The members, other than the Blocker, of QualTek are referred to in this proxy statements as the “Flow-Through Sellers.”

The Business Combination Agreement provides for among other things, the following:
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The cumulative value of the merger consideration is $306,888,378.46, assuming (x) QualTek issues $10,000,000 of Equity Interests as consideration for acquisitions by QualTek prior to the Closing and (y) $2,569,834.71 of interest accrues on the convertible promissory note issued by QualTek to BCP QualTek II, as further outlined below;

•
immediately following the Closing, on the Closing Date, ROCR will change its name to “QualTek Services Inc.”;

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Blocker Merger Sub will merge with and into the Blocker (the “Blocker Merger”), with the Blocker as the surviving company (the “Surviving Blocker”), resulting in the equity interests of the Blocker being converted into the right to receive 12,682,382 shares (as estimated as of the date hereof) of Class A Common Stock under the Business Combination Agreement, and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock, and thereafter, the Surviving Blocker will merge with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the Surviving Blocker and ROCR directly owning all of the units of QualTek (“QualTek Units”) previously held by the Blocker in QualTek;

•
immediately following the Buyer Merger, Company Merger Sub will merge with and into QualTek, with QualTek as the surviving company (the “QualTek Merger” and collectively with the Blocker Merger and the Buyer Merger, the “Mergers”), resulting in (i) QualTek becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker prior to the Blocker Merger and ROCR following the Blocker Merger) being converted into the right to receive 18,775,672 shares (as estimated as of the date hereof) of Class B Common Stock under the Business Combination Agreement (as further described below) and the holders of QualTek Units being entitled to such shares of Class B Common Stock (as further described below), (iii) the QualTek Units held by ROCR being converted into the right to receive a number of Common Units (as defined herein) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 31,597,195 QualTek Units), less the number of Common Units received in connection with the contribution described below (estimated as of the date of this proxy statement to be approximately 15,805,750 QualTek Units);

•
with respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units are entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,318,543.75, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (which, as of the date hereof, is currently estimated to be $10,000,000) plus (iii) the amount of interest accrued on that certain convertible promissory note in an aggregate principal amount of $30,657,134.88 issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. The exact amount allocated between the Blocker Owners and holders of QualTek Units is determined by their respective governing documents and as of the date hereof is expected to be allocated as follows (i) 3,741,048 shares of Class A Common Stock to BCP AIV Investor Holdings-3, L.P., (ii) 4,297,204 shares of Class A Common Stock to BCP Strategic AIV Investor Holdings-2, L.P., (iii) 4,238,587 shares of Class A Common Stock to BCP QualTek Investor Holdings, L.P., (iv) 405,543 shares of Class A Common Stock to BCP QualTek, LLC, (v) 11,783,398 shares of Class B Common Stock and 11,783,398 Common Units to BCP QualTek, LLC, (vi) 2,165,224 shares of Class B Common Stock and 2,165,224 Common Units to BCP QualTek II, LLC, and (vii) 4,827,050 shares of Class B Common Stock and 4,827,050 Common Units to BCP QualTek Management LLC. No portion of the merger consideration will be paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination.

•
ROCR will contribute, as a capital contribution in exchange for additional QualTek Units (estimated as of the date of this proxy statement to be approximately 15,805,750 QualTek Units), an amount of cash available after payment of the merger consideration under the Business Combination Agreement estimated as of the date of this proxy statement to be approximately $158,057,500, assuming no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account, which will be used by QualTek or its Subsidiaries to, among other things, pay the transaction expenses under the Business Combination Agreement; and
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the limited liability company agreement of QualTek will be amended and restated to, among other things, reflect the QualTek Merger and admit ROCR as the managing member of QualTek.

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Following the completion of the Business Combination, as described above, our organizational structure will be what is commonly referred to as an umbrella partnership corporation (or Up-C) structure. This organizational structure will allow the equityholders of QualTek (other than the Blocker) (the “Flow-Through Sellers”) to retain their equity ownership in QualTek, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of common units of QualTek issued pursuant to the Business Combination (“Common Units”). Each Flow-Through Seller will also hold a number of shares of Class B Common Stock equal to the number of Common Units held by such Flow-Through Seller, which will have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the shareholders of ROCR. The Blocker Owners will, by contrast, hold their equity ownership in ROCR, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment.

The Third Amended and Restated LLCA will provide holders of Common Units the right to exchange Common Units, together with the cancellation of an equal number of shares of Class B Common Stock, for an equal number of shares of Class A Common Stock, subject to certain restrictions set forth therein.
Consideration to be Received in the Business Combination
The cumulative value of the merger consideration is $306,888,378.46, assuming (x) QualTek issues $10,000,000 of Equity Interests as consideration for acquisitions by QualTek prior to the Closing and (y) $2,569,834.71 of interest accrues on the convertible promissory note issued by QualTek to BCP QualTek II, as further outlined below.
Blocker Owner Consideration
The consideration to be received by the Blocker Owners at the Closing pursuant to the Business Combination will consist of (i) 12,682,382 shares of Class A Common Stock with 3,741,048 shares of Class A Common Stock to be received by BCP AIV Investor Holdings-3, L.P., 4,297,204 shares of Class A Common Stock to be received by BCP Strategic AIV Investor Holdings-2, L.P., 4,238,587 shares of Class A Common Stock to be received by BCP QualTek Investor Holdings L.P., and 405,543 shares of Class A Common Stock to be received by BCP QualTek, LLC and (ii) 2,274,932 Blocker Owner Earnout Shares (as defined herein) with 626,122 Blocker Owner Earnout Shares to be received by BCP AIV Investor Holdings-3, L.P., 719,229 Blocker Owner Earnout Shares to be received by BCP Strategic AIV Investor Holdings-2, L.P., and 929,581 Blocker Owner Earnout Shares to be received by BCP QualTek Investor Holdings L.P.
Flow-Through Seller Consideration
The consideration to be received by each Flow-Through Seller at the Closing pursuant to the Business Combination will consist of:
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18,775,672 Common Units, with 4,827,050 Common Units to be received by BCP QualTek ManagementLLC, 11,783,398 Common Units to be received by BCP QualTek, LLC and 2,165,224 Common Units tobe received by BCP QualTek II, LLC;

•
18,775,672 shares of Class B Common Stock, with 4,827,050 shares of Class B Common Stock to be received by BCP QualTek Management LLC, 11,783,398 shares of Class B Common Stock to be received by BCP QualTek, LLC and 2,165,224 shares of Class B Common Stock to be received by BCP QualTek II, LLC;

•
3,836,179 Earnout Common Units, with 1,157,808 Earnout Common Units to be received by BCP QualTek Management LLC, 2,678,371 Earnout Common Units to be received by BCP QualTek, LLC and 0 Earnout Common Units to be received by BCP QualTek II, LLC; and

•
3,836,179 Earnout Voting Shares, with 1,157,808 Earnout Voting Shares to be received by BCP QualTek Management LLC, 2,678,371 Earnout Voting Shares to be received by BCP QualTek, LLC and 0 Earnout Common Units to be received by BCP QualTek II, LLC.

No fractional shares will be issued pursuant to the Business Combination Agreement. In lieu of any fractional shares that would otherwise be issuable to any Blocker Owner or Flow-Through Seller, ROCR will pay to such Blocker Owner or Flow-Through Seller, as applicable, cash (rounded up to the nearest cent) in an amount equal to such fraction multiplied by $10.00.
The Earnout Shares and Earnout Common Units
In connection with the Closing, (i) 2,274,932 shares of Class A Common Stock issued to the Blocker Owners (the “Blocker Owner Earnout Shares”), (ii) 3,836,179 Common Units issued to the Flow-Through Sellers (the “Earnout Common Units”) and (iii) an equal number of shares of Class B Common Stock issued to the Flow-Through Sellers by ROCR in connection with the Business Combination (the “Earnout Voting Shares,” and together with the Blocker Owner Earnout Shares, the “Earnout Shares”), will be subject to certain restriction on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement:
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if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Class A Common Stock equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting; and

•
if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Class A Common Stock equals or exceeds $18.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting.

Representations and Warranties
The Business Combination Agreement contains representations and warranties of the parties thereto, certain of which are qualified by materiality, material adverse effect, knowledge and other similar qualifiers and may be further modified and limited by the disclosure schedules. See “— Material Adverse Effect” below.
Under the Business Combination Agreement, QualTek has made customary representations and warranties, including those relating to: organization, standing, qualification, power and authority, and execution, delivery, and enforceability of the Business Combination Agreement and the ancillary agreements; no conflict and consents; capitalization of QualTek and QualTek’s subsidiaries; financial statements and undisclosed liabilities; no material adverse effect; absence of certain developments; compliance with laws and permits; affiliate transactions; litigation; taxes; intellectual property; employee and employee benefits; labor; environmental matters; material contracts; real property; insurance; brokers’ and finders’ fees; information supplied; title to and sufficiency of assets; and trade and anti-corruption compliance.
Under the Business Combination Agreement, the Blocker has made customary representations and warranties, including those relating to: organization, standing, power and authority, and execution, delivery and enforceability of the Business Combination Agreement and the ancillary agreements; no conflict and consents; capitalization and ownership; information supplied; litigation; brokers’ and finders’ fees; foreign status; affiliate transactions and tax matters.
Under the Business Combination Agreement, ROCR and the Merger Subs made customary representations and warranties, including those relating to: organization, standing, qualification, power and authority, and execution, delivery and enforceability of the Business Combination Agreement and the

Ancillary Agreements; no conflict and consents; capitalization; information supplied; litigation; brokers’ and finders’ fees; the Trust Account; SEC documents and financial statements; listing; investment company and emerging growth company status; compliance with laws; business activities; organization of the Merger Subs; and financing.
Material Adverse Effect
Under the Business Combination Agreement, certain representations and warranties of ROCR and its subsidiaries are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. In addition, the obligation of ROCR and the Merger Subs to consummate the Closing is conditioned upon there having been no Material Adverse Effect. A “Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of any of the Group Companies to perform their respective obligations and to consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the Group Companies operate; (ii) changes in Law or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iii) any failure of any Group Company to achieve any projected periodic revenue or earnings projection, forecast or budget prior to the Closing (it being understood that the underlying event, circumstance or state of facts giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred); (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any change in the financial, banking, or securities markets; (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of god; (vii) any national or international political conditions in any jurisdiction in which the Group Companies conduct business; (viii) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; (ix) any consequences arising from any action (A) taken by a party required by the Business Combination Agreement (other than the Group Companies’ compliance with certain covenants of the Group Companies to operate in the Ordinary Course of Business, maintain intact their respective businesses in all material respects and preserve their existing relationships with material customers, suppliers and distributors, and other material business relations) or (B) taken by any Group Company at the express direction of ROCR, the Sponsor or any Affiliate thereof; (x) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19); (xi) any failure in and of itself to complete one or more permitted acquisitions once the definitive agreement with respect thereto has been executed (it being understood that the underlying event, circumstance or state of facts with respect to the Group Companies giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred); or (xii) the announcement or pendency of the transactions contemplated hereby; provided, however, that any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (ii), (iv), (v), (vi), (vii), (viii) and (x) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Group Companies, taken as a whole, relative to other comparable entities operating in the industries or markets in which the Group Companies operate.
Closing and Effective Time of the Business Combination
The closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) will take place by conference call and by exchange of signature pages by email or other electronic transmission at 9:00 a.m., Eastern Time, on (a) the second (2nd) Business Day after the conditions described below under the section entitled “— Closing Conditions” have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or (b) such other date and time as the Parties mutually agree.
Survival
Under the Business Combination Agreement and in any certificate delivered pursuant thereto, the parties to the Business Combination Agreement made or will make customary representations and warranties for transactions of this type regarding themselves. The representations and warranties made under the Business Combination Agreement and in any certificate delivered pursuant thereto do not survive the Closing. In addition, the parties to the Business Combination Agreement made covenants and agreements that are customary for transactions of this type. The covenants and agreements made under the Business Combination generally will not survive the Closing, subject to exceptions, including, among others, certain covenants and agreements that by their terms are to be performed in whole or in part after the Closing. None of the provisions in the Business Combination Agreement is to be deemed a waiver by any party to the Business Combination Agreement of any right or remedy which such party may have at Law or in equity in the case of Fraud.
Covenants of ROCR
ROCR made certain covenants in the Business Combination Agreement, including, among others, the following:
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to not amend or otherwise modify any of its Governing Documents or the Trust Agreement or to not withdraw any funds from the Trust Account, other than as permitted by the Trust Agreement or ROCR’s organizational documents;

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subject to certain exceptions, to not issue or sell, or authorize to issue or sell, any of its equity interests, or to not issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or to not enter into any contract with respect to the issuance or sale of, any of its equity interests or those of any Merger Sub;

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subject to certain exceptions, declare, set aside or pay any dividend or make any other distribution or return of capital (whether in cash or in kind) to its equityholders;

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subject to certain exceptions, to not split, combine, redeem or reclassify any of its equity interests;

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subject to certain exceptions and limitations, to not incur any indebtedness, make any loans, advances or capital contributions to or investments in any person, or amend or modify any indebtedness;

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to not commit to making or make or incur any capital commitment or capital expenditure (or series of capital commitments or capital expenditures);

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to not enter into certain transactions or contracts with a related party;

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to not waive, release, assign, settle or compromise certain pending or threatened proceedings;

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to not buy, purchase or otherwise acquire, directly or indirectly, any material portion of assets, securities, properties, interests or businesses of any person;

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to not enter into any new line of business; or

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to not agree or commit in writing to do any of the foregoing.

In addition, ROCR made certain customary covenants and agreements in the Business Combination Agreement, including, among others, the following:
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to, use reasonable best efforts to cause the Class A Common Stock to be listed on the stock exchange;

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to, as promptly as reasonably practicable after the date of the Business Combination Agreement (and in any event on or prior to the 10th Business Day following QualTek’s delivery of the financial statements required to be provided under the Business Combination Agreement) prepare and file the registration statement of which this proxy statement forms a part with the SEC;
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to, take all actions in accordance with applicable law, ROCR’s organizational documents and the rules of the Stock Exchange to duly call, give notice of, convene and promptly hold the Buyer Shareholder Meeting, which meeting will be held not more than 25 days after the date on which ROCR completes the mailing of this definitive proxy statement to ROCR’s Shareholders, and to recommend the adoption of the Business Combination Agreement and the Buyer Shareholder Voting Matters; and

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subject to certain exceptions, prior to the earlier of the Closing or the termination of the Business Combination Agreement, to not together with its Affiliates, and to cause its representatives not to, directly or indirectly, solicit, initiate or take any action to knowingly facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from ROCR, the Sponsor, any Person or group of Persons other than QualTek and its equityholders that may constitute, or would reasonably be expected to lead to, a Buyer Competing Transaction; enter into, participate in, continue or otherwise engage in, any discussions or negotiations regarding a Buyer Competing Transaction; commence due diligence with respect to any Person, in all cases for the purpose of assisting with or facilitating, or that would otherwise reasonably be expected to lead to, a Buyer Competing Transaction; approve, endorse or recommend any Buyer Competing Transaction; or enter into a Buyer Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Buyer Competing Transaction or publicly announce an intention to do so.

Covenants of QualTek and the Blocker
QualTek and the Blocker each made certain covenants in the Business Combination Agreement, including, among others, the following covenants related to the following:
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to conduct and operate their business in the ordinary course of business and maintain intact their respective businesses in all material respects and preserve their existing relationships with material customers, suppliers and distributors, and other material business relations;

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to not amend any of their organizational documents;

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to not make any material changes to their financial or tax accounting methods, principles or practices or change to an annual accounting period, other than as required by GAAP or applicable law;

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subject to certain exceptions, to not take certain actions with respect to tax matters;

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subject to certain exceptions, to not issue or sell, or authorize to issue or sell, any of their equity interests or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any contract with respect to the issuance or sale of, any of their equity interests;

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subject to certain exceptions, to not declare, set aside or pay any dividend or make any other distribution;

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to not split, combine, redeem or reclassify, or purchase or otherwise acquire, any of their equity interests;

•
subject to certain exceptions, to not incur, assume, guarantee or otherwise become liable or responsible for any indebtedness, to not make any loans, advances or capital contributions to, or investments in any person, or to not amend or modify any indebtedness;

•
subject to certain exceptions, to not enter into, renew, modify or revise any affiliate transaction;

•
to not adopt or effect any plan of complete or partial liquidation, dissolution, recapitalization or reorganization;

•
to not enter into a new line of business; or

•
to not agree or commit in writing to do any of the foregoing.

In addition, QualTek made certain customary covenants and agreements in the Business Combination Agreement, including, among others, the following:
•
subject to certain exceptions, prior to the earlier of the Closing or the termination of the Business Combination Agreement, to not together with its Affiliates, and to cause its representatives not to, directly or indirectly, solicit, initiate or take any action to knowingly facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than ROCR and the Sponsor (and their respective representatives, acting in their capacity as such) (a “Competing Buyer”) that may constitute, or would reasonably be expected to lead to, a Competing Transaction, enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Buyer regarding a Competing Transaction; furnish (including through any virtual data room) any information relating to the Blocker or QualTek or any of its subsidiaries or any of their assets or businesses, or afford access to the assets, business, properties, books or records of the Blocker or QualTek or any of its subsidiaries to a Competing Buyer, in all cases for the purpose of assisting with or facilitating, or that would otherwise reasonably be expected to lead to, a Competing Transaction;

•
approve, endorse or recommend any Competing Transaction; or

•
enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so.

Mutual Covenants
Each party made certain mutual covenants under the Business Combination Agreement, including, among others, the following:
•
each of the parties will cooperate and use reasonable best efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper and advisable to consummate and made effective, in the most expeditious manner practicable, the transactions contemplated by the Business Combination Agreement;

•
each of the Parties will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the transactions contemplated by the Business Combination Agreement to be filed no later than 20 Business Days after the Effective Date, (ii) request early termination of the waiting period relating to such HSR Act filings, (iii) make an appropriate response to any requests for additional information and documentary material made by a Governmental Entity pursuant to the HSR Act, and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act with respect to the transactions contemplated by the Business Combination Agreement as soon as practicable;

•
subject to certain exceptions, none of the parties will and each party will cause its Affiliates not to, make or issue any public release or public announcement concerning the transactions contemplated by the Business Combination Agreement without the prior written consent of ROCR, in the case of QualTek Holdco, the Blocker and the Equityholder Representative, or the prior written consent of the QualTek, in the case of ROCR or the Merger Sub, which consent, in each case, will not be unreasonably withheld, conditioned or delayed; and

•
among other tax-related covenants, the parties will cooperate, as and to the extent reasonably requested by each other party, in connection with the preparation and filing of tax returns and any examination or other proceeding with respect to taxes.

Closing Conditions
The respective obligations of each party to the Business Combination Agreement to effect the Business Combination and the other transactions contemplated by the Business Combination Agreement are subject to the satisfaction or written waiver, at or prior to the Closing of the following conditions:

•
the waiting period (or any extension thereof) applicable to the consummation of the transactions contemplated by the Business Combination Agreement shall have expired or been terminated;

•
there shall not be any applicable law in effect that makes the consummation of the transactions contemplated by the Business Combination Agreement illegal or any order in effect preventing the consummation of the transactions contemplated thereby;

•
the approval of each of the Business Combination Proposal, the Proposed Certificate of Incorporation, the Nasdaq Proposal by ROCR shareholders, the approval of the equity holders of QualTek and Blocker of the Business Combination Proposal;

•
after the consummation of the Business Combination, ROCR shall have net tangible assets of at least $5,000,001; and

•
the Proposed Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and ROCR shall have adopted the A&R Buyer Bylaws;

Conditions to ROCR and the Merger Subs’ Obligations
The obligations of ROCR and each Merger Sub to consummate the Business Combination and the other transactions contemplated by the Business Combination Agreement are subject to the satisfaction or written waiver by ROCR, at or prior to the Closing of the following conditions, among others:
•
the representations and warranties of the Group Companies and the Blocker set forth in the Business Combination Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though then made (or if such representation and warranty relates to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, where failure of the representations or warranties to be true and correct, when taken as a whole, would not have a Material Adverse Effect (other than with respect to certain fundamental representations, which must be true and correct in all material respects);

•
the covenants and agreements of the Company, the Equityholder Representative and the Blocker to be performed or complied with on or before Closing shall have been performed in all material respects;

•
no Material Adverse Effect shall have occurred since the Effective Date; and

•
the Company and the Blocker shall have delivered to ROCR a duly executed officer’s certificate from an authorized person of the Company and the Blocker, in each case, certifying satisfaction of certain conditions set forth in the Business Combination Agreement.

Conditions to the Company’s and the Blocker’s Obligations
The obligations of the Company and the Blocker to consummate the Business Combination and the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or written waiver by the Company, at or prior to the Closing of the following conditions, among others:
•
representations and warranties of ROCR set forth in the Business Combination Agreement shall be true and correct as of the Effective Date and as of the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, where failure of the representations or warranties to be true and correct would not have a material adverse effect on ROCR’s ability to consummate the Business Combination (other than with respect to certain fundamental representations, which must be true and correct in all respects);

•
the covenants and agreements of the Buyer Parties to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects;

•
Minimum Cash Amount equals $110 million; and

•
ROCR shall have delivered to the Company a duly executed officer’s certificate from an authorized person of ROCR certifying satisfaction of certain conditions set forth in the Business Combination Agreement.

Termination
The Business Combination Agreement may be terminated and the transactions contemplated therein abandoned under certain customary and limited circumstances, including:
•
by the mutual consent of the Company and ROCR.

•
by either the Company or ROCR, by written notice to the other party, provided that the terminating party is not in material breach of the Business Combination Agreement, if (i) any governmental entity has enacted any final and non-appealable law which makes the consummation of the contemplated transactions illegal or any final, non-appealable order is in effect permanently preventing the consummation of the contemplated transactions, or (ii) the consummation of the transactions contemplated by the Business Combination Agreement shall not have occurred on or before the Outside Date;

•
by the Company, if ROCR or any Merger Sub breaches in any material respect any of its representations or warranties or breaches or fails to perform in any material respect any of its covenants such that certain conditions to the obligations of the Company and the Blocker to consummate the Closing, are not capable of being satisfied and the breach (or breaches) is (or are) not cured or cannot be cured by the earlier of (i) the Outside Date and (ii) thirty (30) business days after written notice thereof and the Company has not waived such breach or failure in writing; provided that this right to terminate will not be available if the Company, the Blocker or the Equityholder Representative is in material breach of the Business Combination Agreement; and

•
by ROCR if (i) the required written consent of the Blocker or the Company or any Company Voting and Support Agreement or any Blocker Voting and Support Agreement has not been obtained and delivered to ROCR within one (1) day after the execution of the Business Combination Agreement or (ii) if the Company or the Blocker breaches in any material respect any of its representations or warranties or breaches or fails to perform in any material respect any of its covenants such that certain conditions to the obligations of ROCR or any Merger Sub to consummate the Closing, are not capable of being satisfied and the breach (or breaches) is (or are) not cured or cannot be cured by the earlier of (a) the Outside Date and (b) thirty (30) business days after written notice thereof and ROCR has not waived such breach or failure in writing; provided that this right to terminate will not be available if the Company, the Blocker or the Equityholder Representative is in material breach of the Business Combination Agreement.

Expenses
The fees and expenses incurred in connection with the Business Combination Agreement and ancillary agreements, and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses. However, if the Closing occurs, then QualTek will pay or cause to be paid, all unpaid transaction expenses as of such time (including expenses of the Sponsor, ROCR, QualTek and its subsidiaries, the Blocker, the Equityholder Representative and the holders of QualTek Units (other than the Blocker)).
Governing Law
The Business Combination Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Amendments
The Business Combination Agreement may be amended or modified only by a written agreement executed and delivered by each of ROCR, QualTek and the Equityholder Representative.
Waiver and Consent Agreement
On January 14, 2022, the parties entered into a Waiver and Consent Agreement (the “Waiver and Consent Agreement”), pursuant to which the parties agreed to waive certain provisions and conditions and to provide consent to certain actions under the Business Combination Agreement and certain of the Ancillary Agreements (as defined in the Business Combination Agreement). Specifically, pursuant to the Waiver and Consent Agreement, ROCR (a) consented to and approved of QualTek entering into and performing its obligations and exercising its rights under the Pre-PIPE Amendment (as more fully described below), and consented to and approved any Convertible Notes Investment, and (b) expressly waived any and all rights to notice or other rights or remedies ROCR may have as a result of QualTek entering into and performing its obligations or exercising its rights under the Pre-PIPE Amendment or any Convertible Notes Investment, and waived any breach or right to notice, event of default or right of termination or modification that would be caused by QualTek entering into or performing its obligations or exercising its rights under the Pre-PIPE Amendment or any Convertible Notes Investment. Additionally, pursuant to the Agreement, QualTek (a) consented to and approved of ROCR entering into and performing its obligations and exercising its rights under the PIPE Amendment and (b) expressly waived any and all rights to notice or other rights or remedies QualTek or the Blocker’s equityholders and QualTek’s equityholders may have as a result of ROCR entering into the PIPE Amendment and waived any breach or right to notice, event of default or right of termination or modification that would be caused by ROCR entering into or performing its obligations and exercising its rights under the PIPE Amendment. The parties also agreed that any proceeeds from the Convertible Notes Investment would be included the definition of “Minimum Cash Amount.”
Additional Agreements
Other Agreements Relating to the Business Combination
Tax Receivable Agreement
At the Closing of the Business Combination, ROCR, QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement.
Pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:
•
existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

•
tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

•
tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•
certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction.

•
(each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that ROCR determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse ROCR for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by ROCR under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances ROCR could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
The Tax Receivable Agreement will provide that, in the event that (i) ROCR exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of ROCR or QualTek occur (as described in the Third Amended and Restated LLCA) , (iii) ROCR in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) ROCR materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, ROCR’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and ROCR will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTek Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.
As a result of the foregoing, in some circumstances (i) ROCR could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that ROCR may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).
ROCR will be required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with the ROCR, and provide input and comment to ROCR regarding, any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. ROCR will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).
Under the Tax Receivable Agreement, ROCR will be required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of ROCR. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.

Buyer Voting and Support Agreement
Contemporaneously with the execution of the Business Combination Agreement, certain holders of the ROCR Common Stock entered into the Buyer Voting and Support Agreement, pursuant to which such holders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions, and not to redeem or transfer their ROCR Common Stock.
Company Voting and Support Agreement
Contemporaneously with the execution of the Business Combination Agreement, certain Company Unitholders entered into the Company Voting and Support Agreement, pursuant to which such unitholders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions.
Blocker Voting and Support Agreement
Contemporaneously with the execution of the Business Combination Agreement, certain Blocker unitholders entered into the Blocker Voting and Support Agreement, pursuant to which such unitholders agreed to approve the Business Combination Agreement and the proposed Business Combination and related transactions.
Investor Rights Agreement
At the Closing, ROCR (and subsequent to the Business Combination, the Combined Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Combined Company.
Third Amended and Restated LLCA
At Closing, the Second Amended and Restated Limited Liability Company Agreement of QualTek, dated as of October 4, 2019 will be amended and restated (the “Third Amended and Restated LLCA”) to, among other things reflect: (a) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as such term is defined in the Business Combination Agreement), including the conversion of units pursuant to Section 3.1(c)(ii) thereof and the admission of the Combined Company as a Member, (b) the Combined Company’s designation as the sole Managing Member of the Company, and (c) the rights and obligations of the Members and other terms and provisions, as set forth in Third Amended and Restated LLCA.
Founder Shares Forfeiture and Lock-Up Agreement
Contemporaneously with the execution of the Business Combination Agreement, ROCR entered into a Founder Shares Forfeiture and Lock-Up Agreement with QualTek and each of the holders of shares of ROCR Common Stock issued prior to the IPO (the “Founder Shares Agreement”), pursuant to which such holders agreed to (i) forfeit up to an aggregate amount of 575,000 shares of their ROCR Common Stock for no consideration, on a pro rata basis, based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing, and (ii) lock up an aggregate amount of up to 575,000 shares of ROCR Common Stock for no consideration, on a pro rata basis, similarly based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing (the “lock-up shares”). The lock-up shares would be released on the date on which the closing price of the Class A Common Stock on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any consecutive 30- trading day period commencing after the Closing Date (the “lock-up release”). Pursuant to the terms of the Founder Shares Agreement, if the requirements for the lock-up release are not satisfied within five (5) years following the Closing Date, the holders have agreed to forfeit the lock-up shares for no consideration.
On January 14, 2022, in connection with the Pre-PIPE Amendment, PIPE Amendment, PIPE Waiver, and the Convertible Notes Investment, ROCR, QualTek, and the holders mutually agreed to terminate the Founder Shares Agreement, such that there will be no forfeiture or lock up of any of the shares of ROCR Common Stock pursuant to the terms of the Founder Shares Agreement, and all rights, benefits and obligations thereunder terminated effective as of the that date. Accordingly, the Initial Stockholders will continue to hold all 2,875,000 Founder Shares. Pursuant to the Investor Rights Agreement, the Founder Shares will be locked up for a period of six months following the Closing, and thereafter, it is anticipated that the Initial Stockholders will be permitted to sell such shares pursuant to a resale registration statement to be initially filed within 30 days following the Closing Date. The sale of these Founder Shares will cause immediate dilution to existing holders of Class A Common Stock upon such sale. For more detail, see “Risk Factors — Risks Related to ROCR and the Business Combination — ROCR’s stockholders, in particular nonredeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.”
Pre-PIPE Convertible Notes Offering, PIPE Subscription Agreements and PIPE Registration Rights Agreement
Pre-PIPE Convertible Notes Offering and Pre-PIPE Registration Rights Agreement
In connection with the proposed Business Combination, Pre-PIPE Investors have purchased Pre-PIPE Notes of the Notes Issuer, in an aggregate principal amount of $44.4 million in a private placement, issuable pursuant to the Note Purchase Agreements, among the Notes Issuer, ROCR and the Pre-PIPE Investors. The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.
Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre-PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.
Initially, the Pre-PIPE Notes were to automatically convert into shares of Class A Common Stock at a price of $8.00 per share upon consummation of the Business Combination. On January 14, 2022, the Notes Purchase Agreement and the Note were amended, pursuant to which, the Pre-PIPE Notes will now automatically convert into shares of Class A Common Stock at $6.40 per share, subject to certain adjustments. The reduced per share conversion price was a result of an automatic reduced conversion feature in the Note upon any amendment to the per share price of the PIPE Investment.
The Note Purchase Agreements provide, however, that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Buyer Class B Voting Stock) in lieu of converting into Class A Common Stock. The number of Common Units and Buyer Class B Voting Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $6.40, subject to certain adjustments.
ROCR also entered into the Pre-PIPE Registration Rights Agreement. Pursuant to the Pre-PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) the Pre-PIPE Resale Registration Statement registering the resale of the shares of Class A Common Stock to be received upon automatic conversion of the Pre-PIPE Notes with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the Pre-PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)).
In addition, the ROCR Common Stock was originally sold in the ROCR IPO as a component of the Units for $10.00 per Unit. The Units consist of one share of ROCR Common Stock and one-quarter of one Warrant. As of [•], 2022, the closing price on Nasdaq of ROCR Common Stock was $[•] per share, and the closing price of the Warrants was $[•] per Warrant. The conversion price of $6.40 per share of Class A Common Stock to the Pre-PIPE Investors for their Pre-PIPE Notes, upon consummation of the Business Combination, reflects a $1.60 discount to the purchase price of $8.00 per share for the PIPE Shares, and a $3.60 discount to the price per Unit sold to investors in the ROCR IPO. The Class A Common Stock the Pre-PIPE Investors will receive for their Pre-PIPE Notes will be identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that such Class A Common Stock will not be entitled to any redemption rights and will not be registered with the SEC at Closing. Should the Pre-PIPE Notes be amended such that upon consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock, the conversion price will reflect a similar conversion price as described above, and the Common Units and Class B Common Stock will be identical to the Common Units and Class B Common Stock to be issued in connection with the Business Combination. None of the Sponsor or ROCR’s officers, directors or their affiliates, is a Pre-PIPE Investor in the Pre-PIPE Investment. ROCR’s stockholders, in particular non-redeeming stockholders, may experience dilution as a consequence of, among other transactions, the Pre-PIPE Investment. For more detail, see “Risk Factors — ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.”
PIPE Subscription Agreements and PIPE Registration Rights Agreement
In connection with the proposed Business Combination, ROCR has obtained commitments from the Subscribers, including BCP QualTek LLC, Roth, Craig-Hallum, and certain officers and directors of ROCR, to purchase the PIPE Shares, which will be issued in connection with the Closing, for an aggregate cash amount of $66.1 million initially at a purchase price of $10.00 per share, in the PIPE Investment. Such commitments are being made by way of the Subscription Agreements. On January 14, 2022, the terms of the PIPE Investment were amended to reduce the purchase price per share from $10.00 to $8.00 per share, and to allow Subscribers to invest in the Convertible Note Investment in lieu of all or a portion of their PIPE Investment. A total of $23.0 million of the PIPE Investment elected to invest in the Convertible Notes Investment in lieu of the PIPE Investment. On that same date, QualTek, the Sponsor, Craig-Hallum, Roth, directors and officers of ROCR and affiliates of ROCR’s management waived their rights to the reduced per share price and eligibility to participate in the Convertible Notes Offering. Accordingly these Subscribers will continue to pay $10.00 per share pursuant to the terms of the Susbcription Agreements, which amount in the aggregate represents $20,015,000 or 2,001,500 shares. Following the PIPE Amendment, the aggregate number of shares to be issued pursuant to the Subscription Agreements is 4,881,813 shares of Class A Common Stock for gross proceeds of $43.1 million (or 7,181,813 shares of Class A Common Stock for gross proceeds of $66.1 million including the impact from PIPE investors who elected to participate in the Convertible Note Investment in lieu of the PIPE Investment).
Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,150,000. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.
The PIPE Shares are identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that such Class A Common Stock will not be entitled to any redemption rights and will not be registered with the SEC at Closing.

The PIPE Closing will be contingent upon the substantially concurrent consummation of the Business Combination. The PIPE Closing will occur on the date of, and immediately prior to, the consummation of the Business Combination. The PIPE Closing will be subject to customary conditions, including:
•
ROCR shall have filed with Nasdaq an application for the listing of the PIPE Shares and Nasdaq shall have raised no objection with respect thereto;

•
all representations and warranties of ROCR and the Subscriber contained in the relevant Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Subscription Agreements), which representations and warranties shall be true in all respects) at, and as of, the PIPE Closing (except that representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date); and

•
all conditions precedent to the Closing of the Business Combination, including the approval by ROCR’s stockholders, shall have been satisfied or waived.

Each Subscription Agreement will terminate upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to the Subscription Agreement and QualTek, (iii) if the conditions to the PIPE Closing are not capable of being satisfied or waived on or prior to February 16, 2022 and, as a result thereof, the transactions contemplated by each Subscription Agreement will not be or are not consummated at the PIPE Closing or (iv) if the PIPE Closing does not occur by February 16, 2022.
ROCR also entered into the PIPE Registration Rights Agreement with the PIPE Investors. Pursuant to the PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) the PIPE Resale Registration Statement registering the resale of the shares of Class A Common Stock to be purchased in the private placement PIPE Investment with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC. ROCR will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)).
In addition, the Common Stock was originally sold in the IPO as a component of the Units for $10.00 per Unit. The Units consist of one share of Common Stock and one-quarter of one Warrant. As of [•], 2022, the closing price on the Nasdaq of Common Stock was $[•] per share, and the closing price of the Warrants was $[•] per Warrant. The PIPE Investment investors agreed to subscribe for and purchase the PIPE Shares for an effective price of $8.00 per share of Class A Common Stock. The Class A Common Stock the PIPE Investors will receive will be identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that such Class A Common Stock will not be entitled to any redemption rights and will not be registered with the SEC at Closing. ROCR’s stockholders, in particular non-redeeming stockholders, may experience dilution as a consequence of, among other transactions, the PIPE Investment. For more detail, see “Risk Factors — ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.”
Convertible Note Subscription Agreements and Indenture
In connection with the Business Combination Agreement, ROCR has signed a letter of intent and intends to enter into the Convertible Note Subscription Agreements with the Convertible Note Investors.
Pursuant to the Convertible Note Subscription Agreements, the Convertible Note Investors, upon the terms and subject to the conditions set forth in the respective Convertible Note Subscription Agreements, will purchase from ROCR, and ROCR will issue to the Convertible Note Investors, subject to the terms and conditions of the Indenture, up to $123,042,500 in aggregate principal amount of unsecured Convertible Notes at a purchase price of 98.00% of the principal amount, which shall be convertible into shares of Class A Common Stock at an initial conversion price of $10.00 (subject to adjustment) in accordance with the terms thereof, and shall mature five years after their issuance. The Convertible Note Investors may convert their notes into shares of Class A Common Stock at any time. Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,000,000. The Convertible Notes will not be redeemable by ROCR.
Interest on the Convertible Notes will be payable in cash on a quarterly basis in arrears. The interest rate will be set quarterly based on gross last twelve months leverage with a minimum interest rate of 9.00% per annum and up to a maximum of 11.25% per annum as follows:
Leverage Ratio	Applicable Interest Rate
Less than 4.5x	9.00%
4.5x or greater but less than 5.0x	9.50%
5.0x or greater but less than 5.5x	10.25%
5.5x or greater	11.25%
The initial and maximum conversion price (as may be adjusted, the “Conversion Price”) shall be $10.00 per share. If the Company’s shares trade below the Conversion Price prior to the first anniversary of the Closing Date, then the Conversion Price will be reduced to be the lowest of $10.00 and (i) a Conversion Price per share equal to a 15.0% premium to the 10-day VWAP for the 10-day period commencing the first trading day after the first quarterly earnings report following the Closing Date; (ii) a Conversion Price per share equal to a 15.0% premium to the 10-day VWAP for the 10-day period commencing the first trading day after the second quarterly earnings report following the Closing Date; and (iii) a Conversion Price per share equal to a 15.0% premium to the 10-day VWAP for the 10-day period commencing the first trading day after the first anniversary of the Closing Date, in each case subject to a minimum Conversion Price per share equal to $6.00.
The Convertible Notes may be converted by ROCR any time after the two-year anniversary of the Closing Date (the “Issuer Forced Conversion Date”) subject to the following conditions: (i) the ROCR share price trading at or above $14.00 for 20 out of any 30 consecutive trading days commencing after the Issuer Forced Conversion Date; (ii) the holders receiving a make-whole payment in the form of cash or additional shares at the time of such conversion; (iii) the 60-day average daily trading volume ending on, and including, the last trading day of the applicable exercise period being greater than or equal to $15,000,000; (iv) the conversion of the Convertible Notes being made on a pro- rata basis across all Convertible Note Investors; and (v) the conversion of the Convertible Notes, together with all previously converted Convertible Notes, resulting in no more than 20% of the free float of ROCR’s Common Stock on a pro forma basis.
If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the Convertible Notes will have the right to require ROCR to repurchase all or any portion of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.
Following certain corporate events that occur prior to the maturity date or if ROCR exercises its mandatory conversion right in connection with such corporate events, ROCR will in certain circumstances increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such corporate events or has been forced to convert its Convertible Notes in connection with such corporate events, as the case may be.
The Convertible Notes will have customary negative covenants, including limitations on indebtedness, restricted payments, and permitted investments. The Convertible Notes will also have customary anti-dilution protections in the event of secondary stock issuances. In the event of any secondary stock issuance, throughout the life of the Convertible Notes, the conversion premium will be set at the lower of (i) the existing premium and (ii) a 15.0% premium to the 10-day volume weighted average price commencing the first trading day after the day of the secondary stock offering.
The Convertible Notes and any Common Stock issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

ROCR shall be obligated to register the Class A Common Stock issuable upon conversion of the Convertible Notes. The obligations of the Convertible Note Investors to consummate the subscriptions provided for in the Convertible Note Subscription Agreements are conditioned upon, among other things, ROCR having not entered into any Other Subscription Agreement (as defined in each Convertible Note Subscription Agreement), including through amendment, waiver or modification of the terms of any Other Subscription Agreement with a lower purchase price per $1,000 principal amount of the Convertible Notes or other terms (economic or otherwise) substantially more favorable to such other subscriber or investor than as set forth in the Convertible Note Subscription Agreement unless the Convertible Note Investor has been offered substantially the same terms or benefits.
The terms of the Convertible Notes Investment summarized above are pursuant to a non-binding letter of intent. There can be no assurances that the Convertible Notes Investment will result in definitive agreements, or that the Convertible Notes Investment will be consummated on the contemplated terms or at all.
Board of Directors
The Combined Company’s Board of Directors will consist of Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Chawla, Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai.
Interests of ROCR’s Directors and Officers and Others in the Business Combination
When you consider the recommendation of ROCR’s board of directors in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor and ROCR’s directors and officers, have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, Roth and Craig-Hallum will not be entitled to a fee equal to 3.5% of the gross proceeds of the IPO equal to approximately $4.0 million under the Business Combination Marketing Agreement, a fee of approximately $5.2 million for acting as placement agents in the PIPE Investment, and a fee of approximately $5.0 million for acting as placement agents in the Convertible Notes Investment;

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The 3.5% marketing fee payable to Roth and Craig-Hallum equal to $4,025,000 under the Business Combination Marketing Agreement remains constant and is not adjusted based on redemptions. The following table presents the marketing fee as a percentage of the aggregate proceeds from the IPO under the two redemption scenarios:

Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%

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unless ROCR consummates the Business Combination or an initial business combination prior to March 5, 2023, the Sponsor, Craig-Hallum, certain of ROCR’s executive officers and directors and certain affiliates of our management who loaned us an aggregate of $500,000 on November 3, 2021 will not receive repayment of the loan to the extent the amount exceeds the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. Further, the Sponsor and ROCR’s executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the IPO and the concurrent private placement of the Private Units not deposited in the Trust Account. As of [•], 2022, no out-of-pocket expenses were owed to the Sponsor or ROCR’s executive officers or directors;

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the fact that the Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the shares of ROCR Common Stock held by them if we fail to consummate an initial business combination, such as the Business Combination, prior to March 5, 2023;

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the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within the required time period, the Initial Stockholders have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

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the fact that, with certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until the earlier of (x) six months after the date of the consummation of the Business Combination and (y) the date on which the closing price of ROCR Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the date of the consummation of the Business Combination and the remaining 50% of the Founder Shares will not be transferred, assigned, sold or released from escrow until six months after the date of the consummation of the Business Combination or earlier, in either case if, subsequent to the consummation of the Business Combination, we complete a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of ROCR Common Stock for cash, securities or other property;

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the fact that the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares of ROCR Common Stock for an aggregate purchase price of $25,000 in February 2019 and such 100 shares of ROCR Common Stock resulted in an aggregate of 497,377 shares of ROCR Common Stock held by the Sponsor (after certain dividends, transfers and cancellations as described in “Certain Relationships and Related Person Transactions — Certain Relationships and Related Person Transactions — ROCR Founder Shares”); and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

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the fact that on May 29, 2020, Craig-Hallum and certain of our executive officers and directors and affiliates of the ROCR management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51, on January 19, 2021 and February 3, 2021, certain affiliates of the ROCR management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33, on February 9, 2021, certain of ROCR’s initial stockholders sold an aggregate of 417,080 shares back to ROCR, which shares were cancelled, and Craig-Hallum and certain of ROCR’s directors and affiliates of ROCR’s management team purchased from ROCR an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86, and on that same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48; and such Founder Shares will have a significantly higher value at the time of the consummation of the Business Combination;

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the fact that the Initial Stockholders, which include the Sponsor, ROCR officers and directors, and affiliates of our management team, currently hold an aggregate of 2,875,000 Founder Shares and 408,000 Private Units. As of [•], 2022, the Founder Shares had an aggregate market value of $[•] and the Private Units had an aggregate market value of $[•], based on a market price of $[•] per share of Common Stock on [•], 2022 and a market price of $[•] per Unit on [•], 2022;

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the continued indemnification of ROCR’s executive officers and directors and the continuation of ROCR’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

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the fact that Sam Chawla will continue as a member of the Combined Company’s board of directors and will be entitled to receive compensation for serving on the Combined Company’s board of directors, expected to include [•]; and

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the fact that the Sponsor and ROCR’s executive officers and directors have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination Proposal and such Founder Shares will be worthless if no business combination is effected by ROCR by March 5, 2023.

In light of the foregoing, the Sponsor and ROCR’s directors and executive officers will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with QualTek rather than liquidate even if (i) QualTek is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor and directors and officers may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and ROCR’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if ROCR’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
The ROCR Board was aware of and considered these interests and facts, among other matters, in evaluating and unanimously approving the Business Combination and in recommending to ROCR stockholders that they approve the Business Combination.
Roth and Craig-Hallum are entitled to a fee equal to 3.5% of the gross proceeds of the IPO equal to $4,025,000 under the Business Combination Marketing Agreement. The following table presents the marketing fee as a percentage of the aggregate proceeds from the IPO under the two redemption scenarios:
Assuming No Redemptions		Assuming 25% Redemptions		Assuming 50% Redemptions		Assuming 75% Redemptions		Assuming Maximum Redemptions
(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)	(Shares)	Fee as a % of IPO Proceds (net of Redemptions)
11,500,000	3.5%	8,625,000	4.7%	5,750,000	7.0%	2,875,000	100.0%	0	100.0%
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination.
Name; Headquarters
The name of the Combined Company will be “QualTek Services Inc.” and its headquarters will be located at 475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, the QualTek Unitholders are expected to have a majority of the voting power of the Combined Company, QualTek will comprise all of the ongoing operations of the Combined Company, QualTek will comprise a majority of the governing body of the Combined Company, and QualTek’s senior management will comprise all of the senior management of the Combined Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.
Certain U.S. Federal Income Tax Considerations to Holders of ROCR Common Stock Exercising Redemption Rights
The following summary sets forth below certain material U.S. federal income tax consequences for U.S. Holders and Non-U.S. Holders (each as defined below) of our ROCR Common Stock electing to have their ROCR Common Stock redeemed for cash if the Business Combination is completed. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and does not address the U.S. federal income tax consequences to holders that are subject to special tax rules, including, without limitation: financial institutions, insurance companies, mutual funds, pension plans, S corporations, controlled foreign corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, partnerships and their partners, tax-exempt organizations (including private foundations), investors that hold ROCR Common Stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, holders subject to the alternative minimum tax provisions of the Code, holders who acquired ROCR Common Stock directly or indirectly in connection with performance of services, pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation, the Sponsor and its affiliates, persons who actually or constructively own 5% or more (by vote or value) of the ROCR Common Stock, persons required to accelerate the recognition of any item of gross income with respect to ROCR Common Stock as a result of such income being recognized on an applicable financial statement, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, and U.S. expatriates, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the Medicare tax on certain net investment income, or any tax reporting obligations in respect of the ownership of ROCR Common Stock. In addition, this summary does not address any tax consequences to holders that directly or indirectly hold equity interests in QualTek prior to the Business Combination, including holders of ROCR Common Stock that also hold, directly or indirectly, equity interests in QualTek. In addition, this summary is limited to holders that hold ROCR Common Stock as “capital assets” (generally, property held for investment) under the Code.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ROCR Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding ROCR Common Stock, you are urged to consult your tax advisor.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of ROCR Common Stock that is:
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an individual who is a United States citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of ROCR Common Stock that is not a U.S. Holder or a partnership.

Tax Consequences to U.S. Holders Exercising Redemption Rights
This section is addressed to U.S. Holders of ROCR Common Stock that elect to have their ROCR Common Stock redeemed for cash as described in the section entitled “Special Meeting of the ROCR Stockholders — Redemption Rights.”
Redemption of ROCR Common Stock
In the event that a U.S. Holder’s ROCR Common Stock is redeemed pursuant to the redemption provisions described in the section entitled “Special Meeting of the ROCR Stockholders — Redemption Rights,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the ROCR Common Stock under Section 302 of the Code. Generally, whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants or as a result of the Business Combination or PIPE Investment) relative to all of our shares, both before and after the redemption. The redemption of ROCR Common Stock generally will be treated as a sale of the ROCR Common Stock (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S . Holder.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include stock which could be acquired pursuant to the exercise of the warrants. Among other requirements that must be met, in order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of ROCR Common Stock must be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. Because holders of ROCR Common Stock are not entitled to elect directors until after the completion of the Business Combination, the ROCR Common Stock may not be treated as voting stock for this purpose and, consequently, the substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock and certain other requirements are met. The redemption of the ROCR Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under “— Taxation of Distributions.”
U.S. Holders of our ROCR Common Stock considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption of their ROCR Common Stock would be treated as a sale or as a distribution under the Code in light of their particular circumstances.
Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of ROCR Common Stock
If the redemption qualifies as a sale of ROCR Common Stock with respect to a U.S. Holder, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received by the U.S. Holder on such disposition and (ii) the

U.S. Holder’s adjusted tax basis in its ROCR Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its ROCR Common Stock generally will equal the U.S. Holder’s acquisition cost of the ROCR Common Stock, less any prior distributions on the ROCR Common Stock treated as a return of capital. Any such gain or loss recognized will generally be capital gain or loss and generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the ROCR Common Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the ROCR Common Stock may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holder is currently taxed at a reduced rate. The deduction of capital losses is subject to limitations.
Taxation of Distributions
If the redemption does not qualify as a sale ROCR Common Stock with respect to a U.S. Holder, such U.S. Holder will be treated as receiving a distribution. Any distributions to U.S. Holders generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the ROCR Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the ROCR Common Stock and will be treated as described above under “— Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of ROCR Common Stock.” Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be taxable at a reduced rate. It is unclear, however, whether the redemption rights with respect to the ROCR Common Stock may suspend the running of the applicable holding period for these purposes.
Tax Consequences to Non-U.S. Holders Exercising Redemption Rights
This section is addressed to Non-U.S. Holders of ROCR Common Stock that elect to have their ROCR Common Stock common stock redeemed for cash as described in the section entitled “Special Meeting of the ROCR Stockholders — Redemption Rights.”
Redemption of ROCR Common Stock
The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder’s ROCR Common Stock pursuant to the redemption provisions described in the sections entitled “Special Meeting of the ROCR Stockholders — Redemption Rights” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s ROCR Common Stock, as described above under “Tax Consequences to U.S. Holders Exercising Redemption Rights — Redemption of ROCR Common Stock.”
Non-U.S. Holders of ROCR Common Stock considering exercising their redemption rights should consult their tax advisors as to whether the redemption of their ROCR Common Stock will be treated as a sale or as a distribution under the Code in light of their particular circumstances.
Gain on Sale, Taxable Exchange, or Other Taxable Disposition of ROCR Common Stock
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” if the redemption qualifies as a sale of ROCR Common Stock by a Non-U.S. Holder, such Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale of its ROCR Common Stock, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case, unless an applicable income tax treaty provides otherwise, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);
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the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a 30% tax on the individual’s net capital gain for the year; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the ROCR Common Stock, and, in the case where shares of ROCR Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of ROCR Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of ROCR Common Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of the ROCR Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. There can be no assurance that ROCR Common Stock will be treated as regularly traded on an established securities market for this purpose. ROCR does not believe that it is or has been a United States real property holding corporation for U.S. federal income tax purposes but there can be no assurance in this regard. ROCR would be classified as a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Taxation of Distributions
If the redemption does not qualify as a sale of ROCR Common Stock with respect to a Non-U.S. Holder, the Non-U.S. Holder will be treated as receiving a distribution. Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” in general, any distributions we make to a Non-U.S. Holder on shares of ROCR Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of ROCR Common Stock (and, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” and the third bullet point above under “— Tax Consequences for Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of ROCR Common Stock,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of ROCR Common Stock, which will be treated as described above under “— Tax Consequences to Non-U.S. Holders Exercising Redemption Rights — Gain on Sale, Taxable Exchange or Other Taxable Disposition of ROCR Common Stock.” In addition, if we determine that we are classified as a United States real property holding corporation, we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), generally will not be subject to U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Information Reporting and Backup Withholding
Generally information reporting requirements may apply to payments resulting from the redemption of ROCR Common Stock. U.S. Holders generally may have to provide their taxpayer identification number and comply with comply certification requirements (usually on an IRS Form W-9) to avoid backup withholding. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy a Non-U.S. Holder’s certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s or Non-U.S. Holders U.S. federal income tax liability provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
FATCA
Under sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) a 30% withholding tax generally applies with respect to certain payments on and, subject to the regulatory relief described below, gross proceeds from a sale or disposition of, ROCR Common Stock if paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or such entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply unless such proposed U.S. Treasury regulations are modified, withdrawn or replaced in a manner that would subject gross proceeds to FATCA withholding. U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible implications of such withholding tax.
WE URGE HOLDERS OF ROCR COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.
Vote Required for Approval
This Business Combination Proposal (and consequently, the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination) will be approved and adopted only if a majority of the outstanding shares of Common Stock present and entitled to vote at the Special Meeting are voted “FOR” the Business Combination Proposal and each of the Charter Amendment Proposal, and the Nasdaq Proposal are approved by the requisite stockholder vote at the Special Meeting.

Failure to vote by proxy or to vote online at the Special Meeting will have no effect on the outcome of the vote on the Business Combination proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
The Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal, and the ESPP Proposal are conditioned on the approval of the Business Combination Proposal at the Special Meeting.
As of the Record Date, the Initial Stockholders have agreed to vote all shares of Common Stock owned by them in favor of the Business Combination, which reflects 22.2% of the issued and outstanding shares of Common Stock. As of the date hereof, the Sponsor, directors and officers have not purchased any Public Shares.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL 2: THE CHARTER AMENDMENT PROPOSAL
Overview
In connection with the Business Combination, ROCR will replace the Current Charter with the Proposed Certificate of Incorporation in the form attached to this proxy statement as Annex B. In the judgment of the Board, adoption of the Proposed Certificate of Incorporation is necessary to adequately address the needs of the Combined Company. The Proposed Certificate of Incorporation will amend and restate the Current Charter as follows:
(i) changing the total number of shares and classes of stock that ROCR is authorized to issue up to [•] shares, consisting of (x) [•] shares of preferred stock, par value $0.0001 per share, (y) [•] shares of Class A Common Stock, par value $0.0001 per share, and (z) [•] shares of Class B Common Stock, par value $0.0001 per share;
(ii) absolving any Seller, any Sponsor, members of the Board who are not employees of ROCR (“Non‑Employee Directors”) or any of their Affiliates or Affiliated Entities (each as defined in the Proposed Certificate of Incorporation) (collectively, the “Identified Persons”) from the duty to refrain from directly or indirectly (x) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which ROCR or any of its subsidiaries now engages or proposes to engage or (y) competing with ROCR or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other person, and, provide that no Identified Person shall be liable to ROCR or its stockholders or to any affiliate of ROCR for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities, and to provide that ROCR renounces any such business opportunity which may be a corporate opportunity for an Identified Person other than any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely and expressly in his or her capacity as a director or officer of ROCR, such opportunity is one ROCR is legally permitted to undertake and would otherwise be reasonable for ROCR to pursue;
(iii) electing not to be governed by Section 203 of the DGCL and, instead, including a provision that is substantially similar to Section 203 of the DGCL providing that ROCR may not engage in certain “business combinations” with any “interest stockholder” for a three-year period following the time that the stockholder became an interest stockholder, unless (w) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (x) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of ROCR’s voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; (y) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of ROCR that is not owned by the interested stockholder; or (z) the stockholder became an interested stockholder inadvertently and (1) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (2) was not, at any time within the three-year period immediately prior to a business combination between ROCR and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.
(iv) providing that if the Delaware Court of Chancery lacks subject matter jurisdiction over a claim brought against or on behalf of ROCR or any of its directors, officers, employees or stockholders, then the sole and exclusive forum for such action shall be another state or federal court located within the state of Delaware, unless the Court of Chancery (or such other state or federal court located within the state of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein, and to provide further that any cause of action arising under the Securities Act of 1933, as amended, that is asserted against ROCR shall be brought in the federal district courts of the United States unless ROCR consents in writing to an alternate forum, and to provide further that failure to enforce the forum selection clause of the Proposed Certificate of Incorporation would cause ROCR irreparable harm and entitle ROCR to equitable relief to enforce the forum selection clause. This provision in the Proposed Certificate of Incorporation will not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder; and(viii) providing for certain additional changes, including, among other things, (x) changing the post-business combination company’s corporate name from “Roth CH Acquisition III Co.” to “QualTek Services Inc.”, (y) making ROCR’s corporate existence perpetual and (z) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which our Board believes are necessary to adequately address the needs of the post-business combination company.
The Proposed Certificate of Incorporation differs in material respects from the Current Charter and we urge stockholders to carefully consult the information set out in this Section and the full text of the Proposed Certificate of Incorporation, attached hereto as Annex B.
The Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Charter Amendment Proposal will have no effect, even if approved by our public stockholders.
Reasons for the Amendments
Each of these amendments was negotiated as part of the Business Combination. The Board’s reasons for proposing each of these amendments to the Current Charter are set forth below.
Authorized Capital Stock
Our Board believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to facilitate the transactions contemplated by the Business Combination (including our “Up-C” structure), to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).
Changes in Connection with the Corporate Opportunity Doctrine
Our Board believes that revising the existing waiver of the corporate opportunity doctrine so that such waiver is limited to the Identified Persons reflects a desirable and appropriate change in corporate governance for ROCR as it will no longer be a special purpose acquisition company and, as a result, a reasonable limitation on the advance waiver of business opportunities reflecting the changed circumstances of ROCR following the Business Combination is in the best interests of ROCR and its stockholders.
Opt Out of Section 203 of the DGCL
Our Board believes that the election to not be governed by Section 203 of the DGCL, but having the Proposed Certificate of Incorporation contain other restrictions regarding takeovers by interested stockholders, provides ROCR with increased flexibility as to future, potentially value creating transactions. These provisions will encourage any potential acquirer to negotiate with the Board and therefore provide an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a non-negotiated, hostile or unsolicited proposed acquisition of ROCR. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving ROCR that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of ROCR without paying a fair premium to all stockholders.

Forum
Our Board believes that making clear that if the Delaware Court of Chancery lacks subject matter jurisdiction over a claim brought against or on behalf of ROCR or any of its directors, officers, employees or stockholders, then the sole and exclusive forum for such action shall be another state or federal court located within the state of Delaware, unless the Court of Chancery (or such other state or federal court located within the state of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein, and to provide further that any cause of action arising under the Securities Act that is asserted against ROCR shall be brought in the federal district courts of the United States unless ROCR consents in writing to an alternate forum, and to provide further that failure to enforce the forum selection clause of the Proposed Certificate of Incorporation would cause ROCR irreparable harm and entitle ROCR to equitable relief to enforce the forum selection clause, will permit us to comply with the jurisdictional limitations imposed by the federal securities laws and to provide clear notice of such limitations to our stockholders. This provision in the Proposed Certificate of Incorporation will not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
Corporate Name and Perpetual Existence
Our Board believes that changing the post-business combination corporate name from “ROTH CH Acquisition III Co.” to “QualTek Services Inc.” and making ROCR’s corporate existence perpetual is desirable to reflect the Business Combination and to clearly identify ROCR as the publicly traded entity. Additionally, perpetual existence is the usual period of existence for corporations, and our Board believes that it is the most appropriate period for ROCR following the Business Combination.
Blank Check Company
Our Board has determined it is in the best interest of ROCR to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the Business Combination. For example, these proposed amendments remove the requirement to dissolve ROCR and allow us to continue as a corporate entity with perpetual existence following consummation of the Business Combination.
Vote Required for Approval
The Charter Amendment Proposal will be approved and adopted if the holders of a majority of the shares of ROCR Common Stock outstanding vote “FOR” the Charter Amendment Proposal. The Charter Amendment Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Charter Amendment Proposal will have no effect even if approved by our stockholders. Approval of the Charter Amendment Proposal is a condition to the Closing of the Business Combination. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.
As of the Record Date, the Initial Stockholders have agreed to vote all shares of Common Stock owned by them in favor of the Charter Amendment Proposal, which reflects 22.2% of the issued and outstanding shares of Common Stock.
A copy of the Proposed Certificate of Incorporation, as will be in effect assuming approval of the Charter Amendment Proposal, upon Closing of the Business Combination and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B.
If the Charter Amendment Proposal is not approved, the Business Combination will not occur.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

PROPOSAL 3: THE GOVERNANCE PROPOSAL
At the closing, ROCR will adopt the Proposed Certificate of Incorporation in the form set forth in Annex B. Assuming the Business Combination Proposal is approved, ROCR’s stockholders are also being asked to approve the amendments to the ROCR’s Current Charter that will be effected in the Proposed Certificate of Incorporation.
The seven Governance Proposals that we are asking stockholders to approve in connection with the Business Combination consist of approving the following material differences between the Current Charter and the Proposed Certificate of Incorporation, each of which would be effected by the filing of the Proposed Certificate of Incorporation: (i) Proposal 3A — to change our name to “QualTek Services Inc.” and remove certain provisions related to ROCR’s status as a special purpose acquisition company; (ii) Proposal 3B — to increase the amount of authorized shares of common stock; (iii) Proposal 3C — to establish a class of authorized preferred stock; (iv) Proposal 3D — to provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors; (v) Proposal 3E — to create three classes of directors with each such director to serve a three year term; (vi) Proposal 3F — to permit stockholders to remove a director from office only for cause; and Proposal 3G — to absolve certain stockholders from certain competition and corporate opportunities obligations.
Each of the Governance Proposals are conditioned upon the approval and completion of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Governance Proposals will have no effect even if approved by our stockholders. Approval of each of the Governance Proposals is a condition to the completion of the Business Combination. If each of the Governance Proposals are not approved, the Business Combination will not occur.
The tables contained under each of Proposals 3A to 3G below set forth a summary of the material differences between the Current Charter and the Proposed Certificate of Incorporation, as well as the Board’s reasons for proposing the changes. These summaries are qualified by reference to the complete text of the Proposed Certificate of Incorporation. The Proposed Certificate of Incorporation, as will be in effect assuming approval of all of the Governance Proposals, upon consummation of the Business Combination and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B. All stockholders are encouraged to read the Governance Proposal in its entirety for a more complete description of its terms.
Proposal 3A — Change of Name and Removal of Special Purpose Acquisition Company Provisions
This proposal is to adopt the name “QualTek Services Inc.” and to remove certain provisions related to ROCR’s status as a special purpose acquisition company.
	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Name	“Roth CH Acquisition III Co.”	“QualTek Services Inc.”	The change in name will reflect the identity of ROCR’s business following the consummation of the Business Combination.
Provisions Specific to Special Purpose Acquisition Companies	The Current Charter sets forth various provisions related to its operations as a special purpose acquisition company prior to the consummation of an initial business combination.	The Proposed Certificate of Incorporation does not include these special purpose acquisition company provisions because, upon consummation of the Business Combination, ROCR will not be a special purpose acquisition	The provisions of the ROCR charter that relate to the operation of ROCR as a special purpose acquisition company prior to the consummation of the Business Combination would not be applicable to ROCR following the Business Combination

Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
	company. In addition, the provisions requiring that the proceeds from ROCR’s initial public offering be held in a trust account until a business combination or liquidation of the ROCR and the terms governing the ROCR’s consummation of a proposed business combination will not be applicable to ROCR following consummation of the Business Combination.	(such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).
Proposal 3B — Increase Authorized Common Stock
This proposal is to approve the authorized common stock of ROCR, which will be greater in number than the authorized Common Stock of ROCR.
	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Common stock	ROCR has 50,000,000 authorized shares of common stock.	ROCR will have [•] authorized [•] shares of Class A common stock, par value $0.0001 per share; and (c) [•] shares of Class B common stock, par value $0.0001 per share	The Board believes that the greater number of authorized shares of capital stock is desirable for ROCR to have sufficient shares to issue to holders of [•] and to [•] in order to complete the Business Combination and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.
Proposal 3C — Authorized “Blank Check” Preferred Stock
This proposal is to approve the authorized preferred stock of ROCR, as ROCR had no such class of capital stock authorized in its charter, and provide the Board authority to approve the issuance of shares of such class by board resolution.
	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Preferred stock	ROCR has no authorized shares of preferred stock.	ROCR will have [•] authorized shares of preferred stock, par value $0.0001 per share, which may be issued by the ROCR Board of Directors by resolution.	The Board believes that the flexibility afforded by authorization of a class of “blank check” preferred stock to public companies includes the ability to quickly access the capital markets when investors seek

Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
dividend-paying instruments such as straight or convertible preferred stock, and may in addition be used in connection with an undesirable takeover transaction, as more fully described below.
Notwithstanding the foregoing, authorized but unissued shares of Class A Common Stock, Class B Common Stock or Preferred Stock may enable the Board to render it more difficult or to discourage an attempt to obtain control of ROCR and thereby protect continuity of or entrench its management, which may adversely affect the market price of the Combined Company’s securities. If, in the exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal were not in the best interests of ROCR, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable ROCR to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. ROCR currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.
Proposal 3D — Elimination of Stockholders’ Ability to Call Special Meetings
This proposal is to approve the provisions in the Proposed Certificate of Incorporation that provide that special meetings of the stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors that ROCR.
	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Stockholder Ability to Call Special Meetings	ROCR’s Current Charter contains no limitations on the ability to call special meetings of stockholders.	ROCR’s Proposed Certificate of Incorporation will provide that special meetings of stockholders may be called at any time only by the Chairman of the Board, or a majority of the directors.	The Board believes that eliminating the ability of ROCR’s stockholders to call a special meeting is a prudent corporate governance measure to reduce the possibility that a block of ROCR stockholders could take corporate actions that the Board deems undesirable, including for purposes of seeking to implement an opportunistic change in control of ROCR without the support of the then incumbent Board.
Proposal 3E — Classified Board
This proposal is to approve the classification of the Board into three separate classes, with directors in each class serving a three-year term.

	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Classified Board	The directors of the Board are elected each year and serve a one-year term.	The Proposed Certificate of Incorporation states that the Board will consist of three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term.	The amendments to the classified Board are desirable for ROCR to enhance the likelihood of continuity and stability in the composition of the Board, avoid costly takeover battles, reduce ROCR’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize shareholder value in connection with any unsolicited offer to acquire ROCR.
Proposal 3F — Removal of Directors
This proposal is to approve provisions of ROCR’s Proposed Certificate of Incorporation permitting stockholders to remove a director from office only for cause.
	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Removal of Directors	ROCR’s Current Charter provides that any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of 60% of the then outstanding shares of capital stock of ROCR entitled to vote generally in the election of directors, voting together as a single class.	Under the Proposed Certificate of Incorporation, ROCR’s directors may be removed only for cause and only upon the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.	The Board believes that permitting stockholders to remove directors only for cause is a prudent corporate governance measure to reduce the possibility that a relatively small number of stockholders could seek to implement a sudden and opportunistic change in control of the Board without the support of the then incumbent Board. These changes will enhance the likelihood of continuity and stability in the composition of the Board, avoid costly takeover battles, reduce ROCR’s vulnerability to a hostile change of control and enhance the ability of the Board to maximize shareholder value in connection with any unsolicited offer to acquire ROCR.

Proposal 3G — Absolve Certain Stockholders from Certain Competition and Corporate Opportunities Obligations
	Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Absolve Certain Stockholders from Certain Competition and Corporate Opportunities Obligations		Under the Proposed Certificate of Incorporation, none of the Sellers (as defined in the Investor Rights Agreement), the Sponsors (as defined in the Investor Rights Agreement), members of the Board who are not employees of the ROCR (“Non-Employee Directors”) or any of their Affiliates or Affiliated Entities (each as defined in the Proposed Certificate of Incorporation) (collectively, the “Identified Persons”) shall have any duty to refrain from directly or indirectly (1) engaging in or possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which ROCR or any of its subsidiaries now engages or proposes to engage or (2) competing with ROCR or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other person, and, provide that no Identified Person shall be liable to ROCR or its stockholders or to any affiliate of ROCR for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities, and to provide that ROCR renounces any such business opportunity which may be a corporate opportunity for an	The Board believes that revising the existing waiver of the corporate opportunity doctrine so that such waiver is limited to the Identified Persons reflects a desirable and appropriate change in corporate governance for ROCR as it will no longer be a special purpose acquisition company and, as a result, a reasonable limitation on the advance waiver of business opportunities reflecting the changed circumstances of ROCR following the Business Combination is in the best interests of ROCR and its stockholders.

Current Charter	Proposed Certificate of Incorporation	Reason for the Proposed Change
Identified Person other than any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely and expressly in his or her capacity as a director or officer of ROCR, such opportunity is one the Board is legally permitted to undertake and would otherwise be reasonable for ROCR to pursue.
Vote Required for Approval
The Governance Proposal will be approved and adopted if the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” all the proposals set forth in 3A to 3G above. The Governance Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Governance Proposal will have no effect even if approved by our stockholders. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
As of the Record Date, the Initial Stockholders have agreed to vote all shares of Common Stock owned by them in favor of each of the proposals set forth in 3A to 3G above, which reflects 22.2% of the issued and outstanding shares of Common Stock.
A copy of the Proposed Certificate of Incorporation, as will be in effect assuming approval of all of the Governance Proposals, upon consummation of the Business Combination and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement as Annex B.
If each of the Governance Proposals are not approved, the Business Combination will not occur.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE GOVERNANCE PROPOSAL.

PROPOSAL 4: THE NASDAQ PROPOSAL
Background and Overview
We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.
ROCR currently has [•] shares of Common Stock outstanding. Pursuant to the Business Combination Agreement, we will issue to the QualTek stockholders as consideration in the Business Combination [•] shares of Class A Common Stock and [•] shares of Class B Common Stock. In addition, pursuant to, and in accordance with the terms and subject to the conditions of, the Convertible Note Subscription Agreements and the Indenture, we expect to issue a minimum of 10,000,000 shares of Class A Common Stock and a maximum of 16,666,667 shares of Class A Common Stock to the Convertible Note Investors upon conversion of the Convertible Notes. Because the number of shares of Class A Common Stock and Class B Common Stock we anticipate issuing as consideration in the Business Combination and because of the transactions contemplated by the Convertible Note Subscription Agreements (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of ROCR, we are required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).
In connection with the Business Combination, there will be a PIPE Investment of $66.1 million. As such, on the date of the Business Combination Agreement, and as amended on January 14, 2022, ROCR entered into subscription agreements with the PIPE Investors for the sale of [•] shares of Class A Common Stock upon the completion of the Business Combination. Additionally, in connection with the Business Combination Agreement, ROCR has signed a letter of intent and intends to enter into the Convertible Note Subscription Agreements with the Convertible Note Investors, pursuant to which, among other things, ROCR will agree to issue and sell to the Convertible Note Investors, in private placements to close substantially concurrently with Closing, the Convertible Notes in an aggregate principal amount of up to $123,042,500 at a purchase price of 98.00% of the principal amount. The Convertible Notes will be guaranteed by the Company’s subsidiaries that guarantee its credit facilities. The Convertible Notes are initially convertible into 12,304,250 shares of Class A Common Stock at an initial conversion price of $10.00 (subject to adjustment). The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time. The interest rate will be set quarterly based on gross last twelve months leverage with a minimum interest rate of 9.00% per annum and up to a maximum of 11.25% as follows: (i) a leverage ratio of less than 4.5x will equate to an interest rate of 9.00%; (ii) a leverage ratio of 4.5x or greater but less than 5.0x will equate to an interest rate of 9.50%; (iii) a leverage ratio of 5.0x or greater but less than 5.5x will equate to an interest rate of 10.25%; and (iv) a leverage ratio of 5.5x or greater will equate to an interest rate of 11.25%. The initial and maximum Conversion Price shall be $10.00 per share. If the Company’s shares trade below the Conversion Price prior to the first anniversary of the Closing Date, then the Conversion Price will be reduced to the lowest of (i) $10.00, (ii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s first quarterly earnings announcement following the Closing Date, (iii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s second quarterly earnings announcement following the Closing Date, (iv) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day immediately following the first anniversary of the Closing Date and (v) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the closing date of the applicable Conversion Reset Offering by the Company; provided that the Conversion Price may not be less than $6.00 per share. Because the shares of Class A Common Stock to be issued or issuable, as applicable, in connection with the PIPE Investment and the Note Subscription Agreements (1) was at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, and (2) will constitute more than 20% of ROCR’s outstanding common stock and more than 20% of outstanding voting power prior to such issuance, ROCR is required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rule 5635(d).
Effect of Proposal on Current Stockholders
If the Nasdaq Proposal is adopted, up to an aggregate of [•] shares of Class A Common Stock and [•] shares of Class B Common Stock may be issued in connection with the Business Combination, the Pre-PIPE Investment, the PIPE Investment and the Convertible Note Subscription Agreements, representing up to [•]% of the shares of Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of ROCR.
If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, ROCR would be in violation of Nasdaq Listing Rules 5635(a) and (b) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from Nasdaq. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity with respect to our securities;

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a determination that ROCR Common Stock is a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage for the post-transaction company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of ROCR and QualTek to consummate the Business Combination that ROCR Common Stock remains listed on Nasdaq. As a result, if the Nasdaq Proposal is not approved and adopted, the Business Combination and the Convertible Note Subscription Agreements may not be consummated.
Vote Required for Approval
The Nasdaq Proposal will be approved and adopted if the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Nasdaq Proposal. The Nasdaq Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Nasdaq Proposal will have no effect even if approved by our stockholders. Approval of the Nasdaq Proposal is a condition to the Closing of the Business Combination. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
As of the Record Date, the Initial Stockholders have agreed to vote all shares of Common Stock owned by them in favor of the Nasdaq Proposal, which reflects 22.2% of the issued and outstanding shares of Common Stock.
If the Nasdaq Proposal is not approved, the Business Combination will not occur.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL 5: THE DIRECTORS PROPOSAL
Overview
Pursuant to the Business Combination Agreement, ROCR has agreed to cause all of the directors of ROCR to resign, so that effective at the Closing, the entire Board will consist of nine individuals, a majority of whom will be independent directors in accordance with the requirements of the Nasdaq. Upon the Effective Time, the Combined Company’s board of directors will consist of three Class I directors, three Class II directors and three Class III directors. The Class I directors, Class II directors, and Class III directors will have terms that expire at our annual meeting of stockholders in 2022, 2023 and 2024, respectively, or, in each case, until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.
ROCR is proposing the election by stockholders of the following Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Sam Chawla, Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai individuals, who will take office immediately following the Closing and who will constitute all the members of the Company Board. In addition, it is anticipated that Andrew Weinberg will be designated as Chairman of the Company Board. Each of Mr. Chawla and Ms. Desai are expected to qualify as an independent director under the Nasdaq listing standards.
Subject to other provisions in the Proposed Certificate of Incorporation, the number of directors that constitutes the entire Board will be fixed solely by resolution of its Board, but will not exceed nine (9) directors. Each director of the Company will hold office until the expiration of the term for which he or she is elected and until his or her successor has been duly elected and qualified or until his or her earlier resignation, death, disqualification or removal.
Vacancies occurring on the Company Board for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by stockholders of the Company. A person so elected by the Board to fill a vacancy or newly created directorship will hold office until the next election of the class for which such director will have been chosen and until his or her successor will be duly elected and qualified.
If the Business Combination Proposal is not approved, the Directors Proposal will not be presented at the Special Meeting. The appointments of directors resulting from the election will only become effective if the Business Combination is completed.
The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director. The information presented below is as of the Record Date and is based in part on information furnished by the nominees and in part from the Company’s and QualTek’s records.
Information about Directors and Nominees
At the effective time of the Business Combination, in accordance with the terms of the Business Combination Agreement and assuming the election of the nominees set forth in this section, the Board of Directors of the Combined Company will be as follows:
Name	Age	Position
Andrew Weinberg	47	Chairman
Christopher S. Hisey	56	Chief Executive Officer and Director
Matthew Allard	49	Director
Sam Chawla	47	Director
Raul Deju	75	Director
Roger Bulloch	48	Director
Maha Eltobgy	50	Director
Renee Noto	55	Director
Jigisha Desai	55	Director

Andrew Weinberg has served as a Member of the Board of Managers of QualTek since 2018. Mr. Weinberg is founder, managing partner, chief executive officer, and Chair of the Investment Committee at Brightstar. He currently serves as the board chair of Brightstar Corp., and serves on the boards of Gateway Dealer Network, Global Resale, Texas Water Supply Company, Capstone Nutrition and ERC, all Brightstar portfolio companies. Prior to Brightstar, Mr. Weinberg was a Partner at Lindsay Goldberg, a New York-based private equity firm, with extensive experience working on numerous large transactions. In addition, from 2008 to 2011, he served as Chief Operating Officer and Chief Strategy Officer of Brightstar Corp., a $10 billion global leader in mobility services including distribution, handset protection insurance, reverse logistics, buyback and leasing solutions spanning more than 100 countries and serving many of the major OEMs, carriers and retailers. Mr. Weinberg served on the boards of 13 portfolio companies during his tenure at Lindsay Goldberg. Prior to joining Lindsay Goldberg in 2003, Mr. Weinberg worked at Goldman Sachs in their Principal Investment Area. Mr. Weinberg started his career at Morgan Stanley in mergers and acquisitions and leveraged finance. He received his Master of Business Administration from Stanford GSB and a Bachelor of the Arts degree from Dartmouth College with a double major in History and Economics. He serves on the boards of CTIA, an organization representing the U.S. wireless industry, as well as The National Board of Review of Motion Pictures and The Dalton School. Mr. Weinberg is a member of the Young Presidents Organization. He is also a member of the World Economic Forum where he serves on the Global Future Council on Investing and the Stewardship Board of the Forum’s Platform on Shaping the Future of Investing. We believe Mr. Weinberg’s investment and operational expertise makes him well-qualified to serve on our Board of Directors.
Christopher S. Hisey, a founder of QualTek LLC, serves as Chief Executive Officer. Mr. Hisey also serves as a Member of the Board of Managers of BCP QualTek HoldCo, LLC. Mr. Hisey has more than three decades of experience leading and organically growing telecommunications service companies. Prior to founding QualTek, Mr. Hisey was a founder and Chief Executive Officer of Philadelphia-based Trident Advisors, a firm specializing in US and international acquisitions targeting the telecommunications industry. In 2004, he was a founder of UniTek Global Services and served as chief executive officer through 2011. Earlier in his career, Mr. Hisey ascended the ranks from field technician to president and chief operating officer in the cable and satellite communications industries. Mr. Hisey served in the U.S. Navy from 1983 to 1988 and is an Honorable Discharged Disabled Veteran. We believe Mr. Hisey’s status as Chief Executive Officer of QualTek and his extensive experience in the telecommunications industry makes him well-qualified to serve as a director.
Matthew Allard has served as a Member of the Board of Managers of QualTek since 2018. Mr. Allard is a partner at Brightstar and a Member of its Investment Committee. He currently serves as Vice Chair of the Board of Amerit Fleet Solutions, and as a board member of Brightstar Corp. and Texas Water Supply Company, all Brightstar portfolio companies. Since 2003, Mr. Allard has worked closely with Andrew Weinberg and various partners while advising and financing transactions for EnergySolutions, Brock Group, and Brightstar Corp. among others. Prior to joining Brightstar, Mr. Allard was Head of Financial Sponsors at Stifel where he was responsible for leading the firms Private Equity client coverage and execution efforts, was a member of the Investment Bank Management Committee and had extensive merger & acquisition, capital markets and relationship management experience across a range of industries. Mr. Allard started his finance career with Citibank and Bank of America, and previously held positions in both consulting and operations. Mr. Allard received his Master of Business Administration from Columbia Business School, Beta Gamma Sigma honors, and a Bachelor of Science in Economics from the University of Michigan with a major in Industrial and Operations Engineering. He is a Trustee of the King School in Connecticut. We believe Mr. Allard’s extensive investment experience and experience on multiple boards of directors make him well-qualified to serve on our Board of Directors.
Sam Chawla has been a director of ROCR since April 2021. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. Previously, Mr. Chawla served as a member of the board of directors of each of VBI Vaccines Inc. (NASDAQ: VBIV) from July 2014 to January 2018, and Great Basin Scientific, Inc. from December 2013 to December 2017. Prior to 2013, Mr. Chawla was a Managing Director in Investment Banking at UBS in the Global Healthcare Group. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which Mr. Chawla originally joined as an investment banker in 2002.

Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. We believe Mr. Chawla is well-qualified to serve as a director due to his significant investment banking, and corporate finance expertise.
Roger Bulloch has served as a Member of the Board of Managers of QualTek since 2018. Mr. Bulloch is a Partner at Brightstar. Prior to joining Brightstar, he was a Co-founder and Managing Principal of SPB Capital Partners. Mr. Bulloch also co-founded Wet ‘n’ Wild Las Vegas, a waterpark partnership with Village Roadshow Ltd, Howard Hughes Corporation, AgassiGraf, and other families to promote social impact investing and youth employment. From 2004 to 2010 Mr. Bulloch was the Co-founder and CEO of Sher Capital, a significant family office (heirs to Fortune 500 Company) and Sher Gaming, a licensed gaming partnership with interests in three hotel casinos totaling 2,300 hotel rooms. Prior to joining SPB Capital Partners and Sher Capital, Mr. Bulloch was a Senior Vice President (from 2002 to 2004) in the Private Bank of Bank of America. Mr. Bulloch also worked in the Investment Services Group of Credit Suisse (from 2001 to 2002) in Los Angeles, California and its predecessor firm, Donaldson, Lufkin, and Jenrette (DLJ) (from 1999 to 2001). Mr. Bulloch has been a member of Young Presidents Organization (YPO) since 2007. Mr. Bulloch received his BS in Business from the Marriott Business School at Brigham Young University and his MBA from the Goizueta Business School at Emory University. We believe Mr. Bulloch’s extensive investment and operational expertise makes him well-qualified to serve on our Board of Directors.
Raul Deju is a Partner at Brightstar and a Member of the Investment Committee. He currently serves as Chair of the Board of Amerit Fleet Solutions, and as a Board member of Texas Water Supply Company and QualTek, all Brightstar portfolio companies. Since 2006, Dr. Deju has worked closely with Andrew Weinberg while serving as an advisor to both PSC and RECON (from 2008 to 2011) and as President and Chief Operating Officer of EnergySolutions, a Lindsay Goldberg portfolio company which generated more than $1.5 billion of proceeds from its initial public offering and follow on offerings. Prior to joining EnergySolutions in 2004, Dr. Deju was a Senior Vice President (1981) and President of Engineering (from 1983 to 1987) of IT Corporation, now Chicago Bridge & Iron; CEO of URS (from 1987 to 1989), which was acquired by AECOM, and President of several major entities within the Waste Management family of companies, including some international subsidiaries. He was also a Founder of Isadra, a technology venture sold to VerticalNet and ISG Resources, a construction materials company merged into Headwaters, a public company. Dr. Deju is a Board Member in a number of private companies in diverse fields and has created a program to help entrepreneurs, especially service-disabled veterans so they can succeed in their business ventures. He also serves as mentor to a number of Veteran-Owned businesses. Over 100 graduates of Dr. Deju’s university-level programs now own companies. Dr. Deju has extensive international experience managing European and Latin American subsidiaries and has served as Member of the Board of Governors of the World Nuclear Association (from 2004 to 2009). He also has served in Advisory Committees to the Secretary of Commerce (from 1994 to 2000) and the US EPA Administrator during the Clinton Administration. Dr. Deju has been named one of the 25 Most Influential Hispanics in the San Francisco Bay Area. Dr. Deju is also the recipient of the 2015 John F. Kennedy Lifetime of Entrepreneurship Award and recently published his 7th book, “We Got Mojo”, in 2016. He received both his B.S. degree in Mathematics and Physics and his Ph.D. degree in Engineering and Geosciences from the New Mexico Institute of Mining and Technology. We believe Dr. Deju’s experience on multiple boards of directors and operational expertise make him well-qualified to serve on our Board of Directors.
Maha Eltobgy has over 20 years of experience in strategy, business development, finance and sustainability for large and global, blue chip companies. Currently, she is the Chief Sustainability Officer and Managing Director at Brightstar, a position she has held since September 2021. She is responsible for designing and implementing the firm’s environmental, social and corporate governance (“ESG”) strategy to support efforts to generate long-term value for portfolio companies, investors and stakeholders. Prior to Brightstar, Ms. Eltobgy was Head of Investors Industries and a Member of the Executive Committee at the World Economic Forum (“WEF”) from March 2012 to September 2021. During her tenure at the WEF, she spearheaded the WEF’s stakeholder capitalism and ESG activities and led a global team responsible for overseeing the WEF’s community of asset owners and fund managers. Previously, she worked for nearly two decades in senior leadership roles in strategy, first as a consultant with the Monitor Group and subsequently as a member of in-house strategy teams with Pearson PLC and Louis Vuitton North America. Ms. Eltobgy also has experience working in government, having served as Vice President of Marketing and

Strategy for the New York State Department of Economic Development for five years. Maha holds an MBA from INSEAD and an MA in International Relations, Economics and Middle East Studies from Johns Hopkins University. We believe that Ms. Eltobgy is well qualified to serve on our Board of Directors given her business development and ESG expertise as well as her experience in leadership positions.
Renee Noto has over 30 years of financial services and private equity experience. Ms. Noto is a Partner and the President of Brightstar, a position she has held since July 2015. Additionally, Ms. Noto is a member of the board of directors of each of Gateway Dealer Network, a position she has held since June 2019, and XLerate Group, a position she has held since September 2021. Prior to joining Brightstar, Ms. Noto was Head of Business Development for Fifth Street Finance and Balcony Partners, where she was responsible for capital raising, product development and strategic initiatives. She was Founding Partner and Chief Information Officer of Talon Advisors, a multimanager fund, and previously co-founded Narragansett Asset Management, a $1 billion fundamental long/short equity fund manager. Ms. Noto started her career as an analyst at Fidelity Investments. She received her MBA from Harvard Business School and her AB, magna cum laude, from Dartmouth College. We believe that Ms. Noto is well qualified to serve on our Board of Directors given her business development expertise and her experience serving on multiple boards of directors.
Jigisha Desai has over 30 years of financial management, business leadership, and corporate strategy experience. From January 2021 to December 2021, Ms. Desai served as Executive Vice President and Chief Strategy Officer of Granite Construction Incorporated (“Granite”). Ms. Desai joined Granite in 1993, and over her 29-year career at Granite, she served in various roles, including Senior Vice President and Chief Financial Officer from 2018 to 2021, Vice President of Corporate Finance, Treasurer & Assistant Financial Officer from 2013 to 2018, Vice President, Treasurer & Assistant Financial Officer from 2007 to 2013, Assistant Treasurer & Assistant Secretary from 2001 to 2007 and Treasury Manager from 1993 to 2001. As Chief Financial Officer, she was responsible for all of Granite’s financial functions, including all corporate and operational finance teams, investor relations, internal audit, risk management, information technology, and corporate development. Ms. Desai was Granite’s representative for Granite’s Peruvian and Chilean Affiliates Board from 2018 to 2021. Additionally, Ms. Desai is a board member of 1st Capital Bank (since July 2020), Tutor Perini Corporation (since December 2021), and Element US (since January 2022). Formerly, she served on the boards of Pacific Collegiate School, Pajaro Valley Health Trust and Girls Inc. Ms. Desai is a member of the Association of Financial Professionals and a Certified Treasury Professional. Ms. Desai received a B.S. in Accounting from the University of Houston, an M.B.A. in Corporate Finance from Golden Gate University, and completed Harvard Business School’s Advanced Management Program. We believe that Ms. Desai is well qualified to serve on our Board of Directors given her extensive financial and accounting experience, including as the Chief Financial Officer of Granite, and her experience in management of a public company.
Vote Required for Approval
The Directors Proposal will be approved and adopted if the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Directors Proposal. The Directors Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Directors Proposal will have no effect even if approved by our stockholders. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
As of the Record Date, the Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Directors Proposal, which reflects 22.2% of the issued and outstanding shares of Common Stock.

If the Directors Proposal is not approved, the Business Combination will not occur.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES SET FORTH IN THE DIRECTORS PROPOSAL.

PROPOSAL 6: THE MANAGEMENT EQUITY INCENTIVE PLAN PROPOSAL
Background and Overview
We are asking stockholders to approve the QualTek 2022 Long-Term Incentive Plan (the “Management Equity Incentive Plan”), which our Board has approved subject to the approval of our stockholders, pursuant to which our and our affiliates’ employees, consultants and directors will be eligible to receive incentive awards. We anticipate that the Management Equity Incentive Plan will provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards, in each case intended to align the interests of participants with those of our stockholders. The following description of the Management Equity Incentive Plan is based on the form we anticipate will be adopted, but since the Management Equity Incentive Plan has not yet been adopted, the provisions remain subject to change.
Summary of the Management Equity Incentive Plan
Share Reserve
In connection with its adoption by our Board and approval by our stockholders, we will reserve shares of Class A Common Stock equal to [•]% of the fully diluted capitalization of the Company for issuance under the Management Equity Incentive Plan. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the Management Equity Incentive Plan will be increased automatically by the number of shares equal to the lesser of (i) the lesser of (x) 2% of the total number of all classes of our outstanding shares of common stock on the immediately preceding December 31 and (y) such number of shares of common stock that would result in the number of shares of Class A Common Stock in the share reserve being equal to [•]% of the aggregate number of shares of common stock outstanding as of the final day of the immediately preceding calendar year, and (ii) such lesser number as may be determined by the compensation committee.
Administration
The Management Equity Incentive Plan will be administered by our compensation committee. The compensation committee will have the authority to construe and interpret the Management Equity Incentive Plan, grant awards, and make all other determinations necessary or advisable for the administration of the plan. Awards under the Management Equity Incentive Plan may be made subject to “performance conditions” and any other terms and conditions that the compensation committee deems necessary or advisable.
Eligibility
Our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the Management Equity Incentive Plan. The compensation committee will determine who will receive awards and the terms and conditions of such awards. As of the date of this filing, we anticipate that approximately [•] employees, two directors, and zero consultants will be eligible to participate in the Management Equity Incentive Plan.
Term
The Management Equity Incentive Plan will terminate 10 years from the date our Board adopts the plan, unless it is terminated earlier by our Board.
Award Forms and Limitations
The Management Equity Incentive Plan will authorize the grant of stock awards, performance awards and other cash-based awards. An aggregate of shares will be available for issuance under the Management Equity Incentive Plan. The maximum number of shares subject to stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, will be equal to the initial share reserve.

Stock Options
The Management Equity Incentive Plan will provide for the grant of ISOs only to employees. All options other than ISOs may be granted to employees, directors, and consultants. The exercise price of each option to purchase stock must be at least equal to the fair market value of Class A Common Stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Options granted under the Management Equity Incentive Plan may be exercisable at such times and subject to such terms and conditions as the Compensation and Nominating Committee determines. The maximum term of options granted under the Management Equity Incentive Plan will be 10 years (five years in the case of ISOs granted to 10% or more stockholders).
Stock Appreciation Rights
Stock appreciation rights will provide for a payment, or payments, in cash or common stock, to the holder based upon the difference between the fair market value of Class A Common Stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of Class A Common Stock on the date the stock appreciation right is granted. Stock appreciation rights may vest based on time or achievement of performance conditions, as determined by the compensation committee.
Restricted Stock
The compensation committee may grant awards consisting of shares of Class A Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us. The compensation committee may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.
Other Stock-Based and Other Cash-Based Awards
The compensation committee may grant other stock-based awards and other cash-based awards to participants under the Management Equity Incentive Plan in amounts and on terms and conditions determined by the compensation committee in its discretion. Such awards may be granted subject to vesting and other conditions or restrictions, or granted without being subject to any conditions or restrictions.
Additional Provisions
Awards granted under the Management Equity Incentive Plan will not be transferable other than by will or by the laws of descent and distribution, or as determined by the compensation committee. In the event of a change in control (as defined in the Management Equity Incentive Plan), the compensation committee will have the discretion to provide for any or all of the following actions: (i) awards may be continued, assumed, or substituted with new rights, (ii) awards may be purchased for cash equal to the excess (if any) of the highest price per share of Class A Common Stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options and stock appreciation rights may be terminated before the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All Management Equity Incentive Plan awards will be equitably adjusted in the case of the division of stock and similar transactions.
Form S-8
After 60 days following the consummation of the Business Combination, we intend to file with the SEC a registration statement on Form S-8 covering Class A Common Stock issuable under the Management Equity Incentive Plan.

United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change (possibly retroactively). Moreover, the following is only a summary of United States federal income tax consequences. No attempt has been made to discuss any potential foreign, state, or local tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
In addition, nonstatutory stock options and SARs with an exercise price less than the fair market value of shares of Class A Common Stock on the date of grant, SARs payable in cash, and certain other awards that may be granted pursuant to the Management Equity Incentive Plan could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
The Management Equity Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO (“ISO Shares”) is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the stock option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition (a “Disqualifying Disposition”) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of the ISO Shares over the stock option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise. An employer will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the employer will then, subject to the deduction limitations described below, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the participant.
Nonstatutory Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonstatutory option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonstatutory stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any property (including common stock) received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock but may recognize a loss in an amount equal to the excess, if any, of the amount paid for the restricted stock over the amount received upon such forfeiture (which loss will ordinarily be a capital loss).
Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable, within the meaning of Section 83 of the Code, then the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Class A Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Class A Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitation on the Employer’s Compensation Deduction
In order for the amounts described above to be deductible by the employer, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. In addition, Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
Excess Parachute Payments
Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the Management Equity Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
New Management Equity Incentive Plan Benefits
No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and no awards have been granted that are contingent on the approval of the Management Equity Incentive Plan and, therefore, the benefits to be awarded under the Management Equity Incentive Plan, which are determined in the compensation committee’s sole discretion, are not determinable at this time. Because future awards are in the sole discretion of the compensation committee, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future shareholder approval.
Vote Required for Approval
The Management Equity Plan Proposal will be approved and adopted if the holders of a majority of the shares of ROCR Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Management Equity Plan Proposal. The Management Equity Plan Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the Management Equity Plan Proposal will have no effect even if approved by our stockholders. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
As of the Record Date, the Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Management Equity Plan Proposal, which reflects 22.2% of the issued and outstanding shares of Common Stock.
If the Management Equity Plan Proposal is not approved, the Business Combination will not occur.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MANAGEMENT EQUITY PLAN PROPOSAL.

PROPOSAL 7: THE ESPP PROPOSAL
Background
We are asking stockholders to approve the QualTek 2021 Employee Stock Purchase Plan (the “ESPP”), which the Board has approved subject to the approval of our stockholders.
We strongly believe in improving opportunities for our employees to reap the benefits of increases in our stock’s value. In addition, the ability to contribute a portion of earnings to purchase our shares, would represent a key benefit for our employee. We believe that such a program improves our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our stockholders. As of the date of this filing, we anticipate that approximately [•] employees will be eligible to participate in the ESPP.
Summary of the 2021 ESPP
The following general description of material features of the ESPP is qualified in its entirety by reference to the provisions of the ESPP.
Purpose and Eligibility
The ESPP is intended to assist employees of the Combined Company in acquiring share ownership interest in the Combined Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Combined Company or its subsidiaries. The ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to so qualify (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.
Our executive officers and all of our other employees who have worked at QualTek for at least six months will be allowed to participate in the ESPP, provided that the administrator, in its discretion, may also exclude any or all of the following unless prohibited by applicable law, so long as, for offerings under the 423 Component, any such exclusion is applied uniformly to all employees:
•
Any employee who is customarily scheduled to work 20 hours or less per week;

•
any employee whose customary employment is not more than five months in a calendar year;

•
any employee who is not employed by QualTek prior to the applicable exercise date occurs; and

•
any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

•
any employee who is a citizen or resident of a jurisdiction outside the United States if the grant of the option is prohibited under the laws of the jurisdiction governing such Employee or compliance with the laws of the jurisdiction would cause the Section 423 Component or any offering or option granted thereunder to violate the requirements of Section 423 of the Code.

Notwithstanding the foregoing, any employee who, after the granting of the option, would possess 5% or more of the total combined voting power or value of all classes of shares of QualTek shall not be eligible. In addition, no employee shall be granted an option under the Section 423 Component which permits the employee to purchase shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of Class A Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Administration
The ESPP will be administered by the Board or a committee appointed by the Board, subject to applicable laws. The administrator will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility, subject to the conditions of the ESPP, as described below.

Share Reserve
The maximum aggregate number of shares that may be issued pursuant to the ESPP will be equal to [[•] shares]. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the ESPP will be increased automatically by the lesser of (x) a number of shares equal to 1% of the total number of all classes of our outstanding shares of common stock on the immediately preceding December 31 and (y) such number of shares that would result in the number of shares in the share reserve being equal to 2% of the aggregate number of shares of outstanding on the final day of the immediately preceding calendar year; except that the administrator may in its sole discretion reduce the amount of the increase in any particular year.
Contributions and Purchases
The ESPP will permit participants to purchase Class A Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, bonuses, equity compensation and other similar compensation. Subject to the eligibility requirements discussed above, a participant may purchase a maximum of 1,000 shares of Class A Common Stock during each six-month offering period. The ESPP initially will have purchase periods approximately 6 months in duration commencing with the first trading day after one exercise date and ending with the next exercise date. The administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.
Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of Class A Common Stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of our Class A Common Stock on the first trading day of the offering period or on the last trading day of the offering period.
Withdrawal and Termination of Participation
A participant may withdraw from the ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the Plan upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the ESPP.
Restriction on Transfers
A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Adjustments
In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the ESPP.
Dissolution or Liquidation
In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.
Certain Transactions
In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period. Notwithstanding any other provision to the contrary, the ESPP will be automatically terminated following a change in control (as defined in our Management Equity Incentive Plan).
Summary of Material U.S. Federal Income Tax Considerations
Section 423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP under the 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
The rights of participants to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.
If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.
Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
Non-423 Component
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP under the Non-423 Component. Rights granted under the Non- 423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the shares at the time of purchase, less the purchase price. When a participant sells shares purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of shares at the time of purchase. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

Any compensation income that a participant receives upon sale of shares that he or she purchased under the Non- 423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.
Vote Required for Approval
The ESPP Proposal will be approved and adopted if the holders of a majority of the shares of ROCR Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the ESPP Proposal. The ESPP Proposal is conditioned upon the approval of the Business Combination Proposal and Closing of the Business Combination. If the Business Combination Proposal is not approved, the ESPP Proposal will have no effect even if approved by our stockholders. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
As of the Record Date, the Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the ESPP Proposal, which reflects 22.2% of the issued and outstanding shares of Common Stock.
If the ESPP Proposal is not approved, the Business Combination will not occur.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ESPP PROPOSAL.

PROPOSAL 8: THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow the Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to ROCR’s stockholders in the event that based upon the tabulated vote at the time of the Special Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal, the Nasdaq Proposal, the Directors Proposal, the Management Equity Incentive Plan Proposal or the ESPP Proposal. In no event will the Board adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and Delaware law.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by ROCR’S stockholders, the Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or any other proposal.
Vote Required for Approval
The Adjournment Proposal will be approved and adopted if the holders of a majority of the shares of ROCR Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting vote “FOR” the Adjournment Proposal. The Adjournment Proposal is not conditioned on any other Proposal and does not require the approval of any other Proposal to be effective. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will have no effect with respect to the approval of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT ROCR
Overview
ROCR is a blank check company formed under the laws of the State of Delaware on February 13, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination (our “Business Combination”) with one or more businesses. Although our efforts to identify a prospective target business are not limited to a particular geographic region or industry, we have focused on the business services, consumer, healthcare, technology, wellness and sustainability sectors. The Company has until March 5, 2023 to consummate a Business Combination.
Significant Activities Since Inception
On March 5, 2021, ROCR consummated the IPO of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000, which included the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 units. Simultaneously with the closing of the IPO, ROCR consummated the sale of the 408,000 Private Units at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000.
After deducting the underwriting discounts, offering expenses, and commissions from the ROCR IPO and the sale of the Placement Warrants, a total of $115,000,000 was deposited into the Trust Account established for the benefit of ROCR’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of [•], 2022, ROCR had cash of $[•] outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of [•], 2022, there was $[•] held in the Trust Account.
In accordance with ROCR’s Current Charter, the amounts held in the Trust Account may only be used by ROCR upon the consummation of a business combination, except that there can be released to ROCR, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and ROCR’s liquidation. ROCR executed the Business Combination Agreement on June 16, 2021 and it must liquidate unless a business combination is consummated by March 5, 2023.
The ROCR Units, ROCR shares of Common Stock, and ROCR Warrants are currently listed on the Nasdaq Stock Market, under the symbols “ROCRU,” “ROCR,” and “ROCRW,” respectively. The ROCR Units commenced trading on the Nasdaq on March 3, 2021, and the ROCR shares of Common Stock and Warrants commenced separate trading from the ROCR Units on March 22, 2021.
Effecting a Business Combination
On June 16, 2021, we entered into the Business Combination Agreement. As a result of the transactions contemplated under the Business Combination Agreement, the Combined Company will succeed to ROCR as registrant and public company pursuant to the federal securities laws, and will change its name to “QualTek Services Inc.” In the event that the Business Combination is not consummated by March 5, 2023, our corporate existence will cease and we will distribute the proceeds held in the Trust Account to our public stockholders.
Redemption Rights for Holders of Public Shares
Pursuant to our Current Charter, holders of Public Shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay its working capital requirements or necessary to pay its taxes, by (ii) the total number of then-outstanding public shares of Common Stock. As of [•], 2022, this would have amounted to approximately $[•] per share.
You will be entitled to receive cash for any public shares to be redeemed only if you:
(i)   (a)   hold Public Shares, or

(b)   hold Public Shares through Units and you elect to separate your Units into the underlying Public Shares prior to exercising your redemption rights with respect to the Public Shares; and
(ii)   prior to 5:00 p.m., Eastern Time, on [•], 2022, (a) submit a written request to Continental to redeem your Public Shares for cash and (b) deliver your Public Shares to Continental, physically or electronically through DTC.
Holders of outstanding Units must separate the underlying shares of Common Stock prior to exercising redemption rights with respect to the Public Shares. If the Units are registered in a holder’s own name, the holder must deliver the certificate for its Units to Continental, with written instructions to separate the Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the Public Shares from the Units.
If a holder exercises its redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of the Combined Company. Such a holder will be entitled to receive cash for its Public Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to Continental in accordance with the procedures described herein. Please see the section titled “Special Meeting of ROCR Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.
Submission of Our Initial Business Combination to a Stockholder Vote
ROCR is providing its public stockholders with redemption rights upon consummation of the Business Combination. Public stockholders electing to exercise their redemption rights will be entitled to receive the cash amount specified above, provided that such stockholders follow the specific procedures for redemption set forth in this proxy statement relating to the stockholder vote on the Business Combination. ROCR’s public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments.
The holders of the Founder Shares have agreed to vote such Common Stock owned by them in favor of the Business Combination. In addition, the Sponsor and ROCR’s officers and directors have agreed to waive their redemption rights with respect to any capital stock they may hold in connection with the consummation of the Business Combination.
Limitation on Redemption Rights
Notwithstanding the foregoing, the Current Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than 20% of the shares sold in the ROCR IPO.
Employees
ROCR has five executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to ROCR’s affairs until ROCR has completed its initial business combination. ROCR presently expects its executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while ROCR is trying to locate a potential target business to significantly more time as it moves into serious negotiations with a target business for a business combination). ROCR does not intend to have any full-time employees prior to the consummation of a business combination.
Facilities
ROCR maintains its principal executive offices at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. ROCR considers its current office space adequate for its current operations.
Legal Proceedings
To the knowledge of ROCR’s management, there are no legal proceedings pending against ROCR.

EXECUTIVE OFFICERS AND DIRECTORS OF ROCR
Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to ROCR before the Business Combination.
Directors and Executive Officers
Our current directors and executive officers are as follows:
Name	Age	Position
Byron Roth	59	Co-Chief Executive Officer and Chairman of the Board
Gordon Roth	67	Chief Financial Officer
Rick Hartfiel	57	Co-President
John Lipman	44	Co-Chief Executive Officer and Director
Aaron Gurewitz	53	Co-President
Molly Montgomery	54	Director
Daniel M. Friedberg	60	Director
Adam Rothstein	50	Director
James Gold	57	Director
Sam Chawla	47	Director
Byron Roth, 59, served as our Chief Executive Officer and Chairman of the Board since the company’s inception in February 2019, and became our Co-Chief Executive Officer in February 2021. Mr. Roth has been the Chairman and Chief Executive Officer of Roth since 1998. Under his management the firm has helped raise over $50 billion for small-cap companies, as well as advising on many merger and acquisition transactions. Mr. Roth is a co-founder and General Partner of three private investment firms; Rx3, LLC, a $50 million influencer fund focused on consumer brands, Rivi Capital, LLC, a $35 million fund concentrated in the mining sector, and Aceras Life Sciences, LLC, an in-house incubator focused on funding the development of novel medical innovations. He also co-founded two long only asset management firms: Cortina Asset Management, LLC, which was recently acquired by Silvercrest Asset Management (NASDAQ: SAMG), and EAM Investors, LLC, with assets under management of approximately $1.5 billion. Mr. Roth was the Chief Executive Officer and Chairman of the Board of Roth CH Acquisition I Co. (NASDAQ: ROCH) until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021. He was the Chief Executive Officer and Chairman of the Board of Roth CH Acquisition II Co. (NASDAQ: ROCC), a special purpose acquisition company, until its merger with Reservoir Media, Inc. in July 2021. He is currently the Chief Executive Officer and Chairman of the Board of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition company. Mr. Roth is a member of the Advisory Council, Executive Committee, and serves as the Chairman on the Nominating Committee for the Cornell SC Johnson College of Business. He is a founding member of the University of San Diego Executive Cabinet for the Athletic Department, and former member of the Board of Trustees where he served on the Investment Committee for the university’s endowment and athletic department for nine years. Mr. Roth also sits on the Executive Board of SMU’s Cox School of Business. Mr. Roth serves as Chair of the Pacific Region Board of Trustees and a National Trustee for the Boys and Girls Club of America, and served as the Co-Chair for the 2019 Boys and Girls Club Pacific Youth of the Year Competition. He also sits on the Board of Directors for the Lott IMPACT Foundation, whose Lott IMPACT Trophy is presented annually to the college football defensive IMPACT player of the year for their contribution on and off the field. Mr. Roth was the honoree at the Challenged Athletes Foundation (CAF) 2015 Celebration of Heroes, Heart and Hope Gala and the 2018 Athletes First Classic Golden Heart Award benefitting the Orangewood Foundation. Mr. Roth earned his B.B.A, from the University of San Diego in 1985 and his MBA from the Cornell SC Johnson College of Business in 1987. Mr. Byron Roth is the brother of Mr. Gordon Roth. We believe Mr. Roth is well-qualified to serve as a director due to his business experience and contacts and relationships.
Gordon Roth, 67, has served as our Chief Financial Officer since the company’s inception in February 2019. Mr. Roth has been the Chief Financial Officer and Chief Operating Officer of Roth since 2000. From 1990 to 2000, Mr. Roth was the Chairman and Founder of Roth and Company, P.C., a thirty-five person public accounting firm in Des Moines, Iowa. Prior to that Mr. Roth spent thirteen years with Deloitte & Touche, most recently serving as a Tax Partner and the Partner-in-Charge of the Des Moines office Tax Department. Mr. Roth is a CPA and a member of the American Institute of CPA’s. Mr. Roth served as the Chief Financial Officer of Roth CH Acquisition I Co. (NASDAQ: ROCH) and as the Chief Financial Officer Roth CH Acquisition II Co. (NASDAQ: ROCC). He currently serves as Chief Financial Officer of Roth CH Acquisition IV Co., a special purpose acquisition company. Mr. Roth currently serves on the Board of Trustees of JSerra Catholic High School, and is the Chair of the Budget & Finance Committee. Mr. Roth has served on several other non-profit boards in the past including Boys & Girls Club, Special Olympics, Camp Fire and St Anne School. Mr. Roth was also a founding partner of the Iowa Barnstormers of the Arena Football League. Mr. Roth earned his B.A. from William Penn University in 1976, where he also served as a member of their Board of Trustees and was inducted into their Athletic Hall of Fame. Mr. Roth also earned a Master of Science in Accounting from Drake University in 1977. Mr. Gordon Roth is the brother of Mr. Byron Roth.
Rick Hartfiel, 57, has served as our Co-President since August 2020. Mr. Hartfiel is a Managing Partner and has been the Head of Investment Banking at Craig-Hallum since 2005. Mr. Hartfiel brings over 30 years of investment banking experience focused on emerging growth companies. Since joining Craig-Hallum in 2005, Mr. Hartfiel has managed over 300 equity offerings (IPOs, follow-on offerings, registered direct offerings and PIPEs) and M&A transactions. Prior to joining Craig-Hallum, Mr. Hartfiel has been an investment banker at Dain, Rauscher, Wessels and Credit Suisse First Boston. Mr. Hartfiel was the Co-President of Roth CH Acquisition I Co. (NASDAQ: ROCH) until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021 and Co-President of Roth CH Acquisition IV Co. (NASDAQ: ROCG), until its merger with Reservoir Holdings, Inc. in July 2021. He is currently the Co-President of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition company. Mr. Hartfiel has a B.A. from Amherst College, and an MBA from Harvard Business School.
John Lipman, 44, served as our Chief Operating Officer and as a member of our Board since August 2020, and became our Co-Chief Executive Officer in February 2021. Mr. Lipman is a Partner and Managing Director of Investment Banking at Craig-Hallum. Mr. Lipman joined Craig-Hallum in 2012 and has more than 15 years of investment banking experience advising growth companies in the healthcare, industrial, and technology sectors. Mr. Lipman has completed over 125 equity, convertible, and debt offerings and advisory assignments for growth companies — including over 75 since joining Craig-Hallum. Prior to joining Craig-Hallum, Mr. Lipman was a Managing Director at Rodman & Renshaw LLC from 2011 to 2012, a Managing Director at Hudson Securities, Inc. from 2010 to 2011, and Carter Securities LLC, a firm he founded that specialized in raising equity, equity-linked, and debt capital for growth companies, from 2005 to 2009. Mr. Lipman was the Chief Operating Officer and director of Roth CH Acquisition I Co. (NASDAQ: ROCH) until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021, and Chief Operating Officer and director of Roth CH Acquisition II Co. (NASDAQ: ROCC), a special purpose acquisition until its merger with Reservoir Holdings, Inc. in July 2021. He is currently the Chief Operating Officer and director of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition company. Mr. Lipman earned his B.A. in Economics in 1999 from Rollins College in Winter Park, FL. We believe Mr. Lipman is well-qualified to serve as a director due to his business experience and contacts and relationships.
Aaron Gurewitz, 53, has served as our Co-President since August 2020. Mr. Gurewitz has been a Managing Director and the Head of Roth’s Equity Capital Markets Department since January 2001. Mr. Gurewitz brings over 25 years of investment banking experience focused on growth companies. Since joining Roth in 1999, Mr. Gurewitz has managed over 1,000 public offerings including, but not limited to, IPOs and follow-on offerings. Prior to joining Roth in 1999, Mr. Gurewitz was a Senior Vice President in the Investment Banking Group at Friedman Billings Ramsey from May 1998 to August 1999. From 1995 to April 1998, Mr. Gurewitz was a Vice President in the Corporate Finance Department at Roth, and from 1999 to 2001, Mr. Gurewitz served as a Managing Director in Roth’s Investment Banking Department. Mr. Gurewitz was the Co-President of Roth CH Acquisition I Co. (NASDAQ: ROCH) until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021, and Co-President of Roth CH Acquisition II Co. (NASDAQ: ROCC), a special purpose acquisition company, until its merger with Reservoir Holdings, Inc. in July 2021. He is currently the Co-President of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a

special purpose acquisition company. Mr. Gurewitz graduated cum laude from San Diego State University with a B.S. in Finance.
Molly Montgomery, 54, has been a member of our Board since March 2020. Ms. Montgomery served as a member of the Board of Directors of Roth CH Acquisition I Co. (NASDAQ: ROCH) from February 2020 until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021, and served as a member of the Board of Directors of Roth CH Acquisition II Co. (NASDAQ: ROCC) from December 2020 until its merger with Reservoir Holdings, Inc. in July 2021. She currently serves on the board of directors of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition company. Ms. Montgomery joined the board of directors of Benson Hill, Inc. (NYSE: BHIL) in connection with Benson Hill’s merger with Star Peak Corp II, a special purpose acquisition company, in September 2021. Since January of 2020, Ms. Montgomery has been a member of the Board of Directors at Wilbur-Ellis Company Inc., a privately-owned family business based in San Francisco. With revenues over $3.0 billion, Wilbur-Ellis is a leading international marketer, distributor and manufacturer of agricultural products, animal nutrients and specialty chemicals. Since October 2020, Ms. Montgomery has served as Board Director of The Wine Group, a management-owned company that is the second largest wine producer in the US and third largest in the world. Since May 2021, Ms. Montgomery has served on the board of Custom Made Meals, a high-growth, private equity-owned company. Ms. Montgomery also serves as a strategic advisor to early-stage companies such as Trace Genomics, Planted Places and Nuvve. From 2009 to 2019, Ms. Montgomery held various executive positions at Landec Corporation, a publicly-traded company in the health & wellness space and served as Chief Executive Officer, President & Director of Landec Corporation from 2015 to 2019. Ms. Montgomery has also served on the Board of Directors for Windset Farms, one of the largest and most technologically advanced hydroponic greenhouse growers in North America, from 2018 to 2019 and as a Board Director for Flower One, the largest greenhouse grower and producer of cannabis in the state of Nevada from January to December 2020. Prior to Landec, from 2006 to 2009, Ms. Montgomery served as VP of Global Marketing and Business Development at Ashland Chemical. Ms. Montgomery has also been an executive in two software companies and held additional positions in strategy, marketing, engineering, and operations in a number of other chemical, pharmaceutical and consumer product companies. Ms. Montgomery holds a BES and MEng in Chemical Engineering from the University of Louisville and an MBA from Harvard Business School. We believe Ms. Montgomery is well-qualified to serve as a director due to her experience as CEO and Director of a publicly traded company and the depth and breadth of Ms. Montgomery’s operating and transactional experience in a wide variety of industries with both private and public companies at different stages of maturity.
Daniel M. Friedberg, 60, has been a member our Board since March 2020. Mr. Friedberg served as a member of the Board of Directors of Roth CH Acquisition I Co. (NASDAQ: ROCH) from February 2020 until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021, and served as a member of the Board of Directors of Roth CH Acquisition II Co. (NASDAQ: ROCC) from December 2020 until its merger with Reservoir Holdings, Inc. in July 2021. He currently serves on the board of directors of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition company. Mr. Friedberg has served as Chairman of the Board of Quest Resource Holding Corp. (NASDAQ: QRHC) since April 2019. Mr. Friedberg has served as the Chief Executive Officer of Hampstead Park Capital Management LLC, a private equity investment firm, since its founding in May 2016. Mr. Friedberg was Chief Executive Officer and Managing Partner of Sagard Capital Partners L.P., a private equity investment firm, from its founding in January 2005 until May 2016. In addition, from January 2005 to May 2016, Mr. Friedberg was also a Vice President of Power Corporation of Canada, a diversified international management holding company. Mr. Friedberg was with global strategy management consultants Bain & Company, as a consultant from 1987 to 1991 and then again as a Partner from 1997 to 2005. Mr. Friedberg started with Bain & Company in the London office in 1987, was a founder of the Toronto office in 1991, and a founder of the New York office in 2000, leading the Canadian and New York private equity businesses. From 1991 to 1997, Mr. Friedberg worked as Vice President of Strategy and Development for a U.S.-based global conglomerate and as an investment professional in a Connecticut-based boutique private equity firm. Mr. Friedberg currently serves on the Board at Buttonwood Networks and USA Field Hockey. Mr. Friedberg serves on the Board of Directors of Point Pickup Technologies and Triphammer Ventures LLC and has previously served on the Board of Directors at GP Strategies Corp. (GPX), InnerWorkings, Inc. (INWK), Performance Sports Group Ltd. (PSG) and X-Rite, Inc. (XRIT). Mr. Friedberg has a Master’s in Business Administration degree from the Johnson School at Cornell University’s College of Business, and a Bachelor of Science

(Hons.) degree from the University of Manchester Institute of Science & Technology. We believe that Mr. Friedberg’s experience as the Chief Executive Officer of two investment firms, his experience as an executive with a leading global management consulting firm, his extensive experience in investing in private and public companies, and his service on multiple boards of directors provide him with knowledge and experience with respect to organizational, financial, operational, M&A, and strategic planning matters and provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board.
Adam Rothstein, 50, has been a member our Board since March 2020. Mr. Rothstein served as a member of the Board of Directors of Roth CH Acquisition I Co. (NASDAQ: ROCH) from February 2020 until its merger with PureCycle Technologies, Inc. (NASDAQ: PCT) in March 2021, and served as a member of the Board of Directors of Roth CH Acquisition II Co. (NASDAQ: ROCC) from December 2020 until its merger with Reservoir Holdings, Inc. in July 2021. He currently services on the Board of Directors of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition Company. Since January 2021, Mr. Rothstein has served as Executive Chairman and director of 890 Fifth Avenue Partners, Inc. (NASDAQ: ENFA), a special purpose acquisition company. Mr. Rothstein is a Co-Founder and General Partner of Disruptive Technology Partners, an Israeli technology-focused early-stage investment fund, and Disruptive Growth, a collection of late-stage investment vehicles focused on Israeli technology, which he co-founded in 2013 and 2014, respectively. Since September 2020, Mr. Rothstein has also been the Executive Chairman of 890 5th Avenue Partners, Inc., a special purpose acquisition company focused on the media and entertainment sectors, which completed its public offering in January 2021. Since 2014, Mr. Rothstein has been the Managing Member of 1007 Mountain Drive Partners, LLC, which is a consulting and investment vehicle. Previously, from July 2019 until January 2021, Mr. Rothstein was a director of Subversive Capital Acquisition Corp. (NEO: SVC.A.U) (OTCQX: SBVCF), a special purpose acquisition company that partnered with Shawn “JAY-Z” Carter and Roc Nation in January 2021 to acquire CMG Partners Inc. and Left Coast Ventures, Inc. and which now trades as TPCO Holding Corp. (NEO: GRAM.U) (OTCQX: GRAMF). Mr. Rothstein has over 20 years of investment experience, and currently sits on the boards of directors of several early- and mid-stage technology and media companies both in the US and in Israel and is on the Advisory Board for the Leeds School of Business at the University of Colorado, Boulder. Mr. Rothstein graduated summa cum laude with a Bachelor of Science in Economics from the Wharton School of Business at the University of Pennsylvania and has a Master of Philosophy (MPhil) in Finance from the University of Cambridge. We believe Mr. Rothstein is well-qualified to serve as a director due to his two decades of investment experience in the public and private markets both domestically and internationally.
James Gold, 56, has been a member our Board since March 2020. Mr. Gold has served as the CEO of Moda Operandi — an e-commerce platform transforming the way people discover and shop for designer fashion, since January 2021. Formerly, he was President & Chief Merchandising Officer for The Neiman Marcus Group. Mr. Gold joined Neiman Marcus Stores in 1991. In 1997, after advancing through a series of buying and store positions, he was promoted to Vice President, Neiman Marcus Last Call Division. Subsequently, in 2000, he was named Vice President, Divisional Merchandise Manager, Women’s Designer Sportswear. In 2002, he was promoted to Senior Vice President, General Merchandise Manager, Men’s, Cosmetics and Fragrances. He was appointed President and CEO of Bergdorf Goodman in 2004, a position he held until October 2010. In October 2010, Mr. Gold was appointed President & Chief Merchandising Officer for the Neiman Marcus Group. Mr. Gold has served on the Board of Directors of Vuori, Inc. since September 2019 and Joor, Inc. since June 2019, as well as the non-profit, World of Children since 2007. Since December 2020, Mr. Gold has served as a Specialist Advisor to Aequi Acquisition Corp. (NASDAQ: ARBG), a special purpose acquisition company searching for a target business with which to consummate an initial business combination. Mr. Gold was educated at Tulane University, where he earned a B.A. degree in English Literature, and holds an M.B.A. from Harvard Business School. He resides in Dallas and is married with two children. We believe Mr. Gold is well-qualified to serve as a director due to his business experience and contacts and relationships.
Sam Chawla, 47, has been a member our Board since April 2021. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. He currently services on the Board of Directors of Roth CH Acquisition IV Co. (NASDAQ: ROCG), a special purpose acquisition Company. Previously, Mr. Chawla served as a member of the Board of Directors of each of VBI Vaccines Inc. (NASDAQ: VBIV) from July 2014 to January 2018, and Great Basin Scientific,

Inc. from December 2013 to May 2017. Prior to 2013, Mr. Chawla was a Managing Director in Investment Banking at UBS in the Global Healthcare Group. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which Mr. Chawla originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. We believe Mr. Chawla is well-qualified to serve as a director due to his significant investment banking and corporate finance expertise.
Executive Compensation
No executive officer has received any cash compensation for services rendered to us. No compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, but they are subject to review of our Board of Directors and audit committee.
Director Independence
Nasdaq requires that a majority of our Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Molly Montgomery, Daniel M. Friedberg, Adam Rothstein, and James Gold are our independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms that our Board believes are no less favorable to us than could be obtained from independent parties.
Audit Committee
We have established an audit committee of the Board, which consists of Molly Montgomery, Daniel M. Friedberg, and Adam Rothstein, each of whom is an independent director under Nasdaq’s listing standards. Daniel M. Friedberg is the Chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:
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reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

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approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee
Pursuant to the Nasdaq rules, the audit committee will at all times be composed exclusively of independent directors who are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.
In addition, we must certify to the Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Daniel M. Friedberg qualifies as an “audit committee financial expert,” as defined under rules and regulations of the Nasdaq and the SEC.
Corporate Governance and Nominating Committee
We have established a corporate governance and nominating committee of the Board, which consists of Molly Montgomery, Daniel M. Friedberg, and Adam Rothstein, each of whom is an independent director under the Nasdaq’s listing standards. Adam Rothstein is the Chairperson of the corporate governance and nominating committee. The corporate governance and nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The corporate governance and nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees, which are specified in the Corporate Governance and Nominating Committee Charter, generally provide that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The corporate governance and nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The corporate governance and nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The corporate governance and nominating committee does not distinguish among nominees recommended by stockholders and other persons.
Compensation Committee
We have established a compensation committee of the Board, which consists of Molly Montgomery, Daniel M. Friedberg, and Adam Rothstein, each of whom is an independent director under the Nasdaq’s listing standards. Molly Montgomery is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

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reviewing and approving the compensation of all of our other executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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if required, producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
Code of Ethics
We maintain a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.
Compensation Committee Interlocks and Insider Participation
None of our directors who currently serve as members of our compensation committee is, or has at any time in the past been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any other entity that has one or more executive officers serving on the Board. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors of any other entity that has one or more executive officers serving on our compensation committee.
Conflicts of Interest
Investors should be aware of the following potential conflicts of interest:
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None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

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In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has fiduciary duties and contractual obligations and if there is a conflict of interest in determining to which entity a particular business opportunity should be presented, any fiduciary or contractual obligation will be honored before we are presented with the opportunity.

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Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

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The Insider Shares, Warrants underlying the Private Units and Shares underlying the Private Units owned by our officers and directors will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their Founder Shares, warrants underlying the Private Units and shares underlying the Private Units if we do not complete a business combination. In addition, our officers and directors may loan funds to us after this offering and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which would only be repaid if we complete an initial business combination. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

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We have also engaged Roth and Craig-Hallum as advisors in connection with our initial business combination pursuant to the Business Combination Marketing Agreement. We will pay Roth and Craig-Hallum a marketing fee for such services upon the consummation of our initial business combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the IPO. As a result, Roth and Craig-Hallum will not be entitled to such fee unless we consummate our initial business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Current Charter provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) 24 months from the date of this proxy statement. This agreement is, however, subject to any fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he or she has a fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.
Other clients of either Roth or Craig-Hallum may also compete with us for investment opportunities meeting our investment objectives. If either Roth or Craig-Hallum is engaged to act for any such clients, we may be precluded from pursuing opportunities that such clients are pursuing. In addition, investment ideas generated within Roth and Craig-Hallum may be suitable for both us and for an investment banking client or a current or future Roth or Craig-Hallum internal investment vehicle, including other blank check companies in which Roth or Craig-Hallum may participate, and may be directed to such client or investment vehicle rather than to us. Either Roth or Craig-Hallum may be engaged to advise the seller of a company, business or assets that would qualify as an investment opportunity for us. In such cases, we may be precluded from participating in the sale process or from purchasing the company, business or assets. If we are permitted to pursue the opportunity, Roth’s or Craig-Hallum’s interests or its obligations to the seller may diverge from our interests. Neither Roth, Craig-Hallum nor members of either management have any obligation to present us with any opportunity for a potential business combination of which they become aware unless such opportunity was expressly offered in writing to our management solely in their capacity as an officer or director of the company. Roth and Craig-Hallum and/or our management, in their capacities as officers or managing directors of Roth or Craig-Hallum or in their other endeavors, may choose to present potential business combinations to the related entities described above, current or future Roth or Craig-Hallum internal investment vehicles, including other blank check companies in which Roth or Craig-Hallum may participate, or third parties, including clients of Roth or Craig-Hallum, before they present such opportunities to us. In addition, our independent directors may have duties or obligations that prevent them from presenting otherwise suitable target businesses to us. Our independent directors are under no obligation to present opportunities of which they become aware to the company, unless such opportunity was expressly offered to the independent director solely in his capacity as a director of ROCR.
In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective Founder Shares, shares underlying the Private Units and any public shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those shares of common stock acquired by them prior to the IPO. If they purchased shares of common stock in the IPO or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of our initial business combination or an amendment to our Current Charter relating to pre-business combination activity.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders, unless we have obtained (i) an opinion from an independent investment banking firm, or other firm that commonly provides valuation opinions, that the business combination is fair to our stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial stockholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination except as described in this proxy statement.
ROCR does not believe that the conflicts of interest with its officers and directors impacted its search for an acquisition target. See also “Proposal 1: The Business Combination Proposal — Background of the Business Combination.”
Management of ROCR
ROCR’s management team, through its members’ shared experience at Roth and Craig-Hallum, has a history of identifying targets and making strategic investments, acquisitions and raising capital. Roth and Craig-Hallum are small-cap growth investment banks with deep expertise and relationships in the business services, consumer, healthcare, technology, wellness and sustainability sectors. Since inception in 1992, Roth has raised over $50 billion in equity and debt offerings for small cap growth companies; Craig-Hallum has raised over $25 billion for small cap growth companies since its inception in 1997. Together, Roth and Craig-Hallum have approximately 40 senior research analysts covering approximately 550 companies, and over 40 sales people servicing approximately 1,000 institutional investors. Combined, the two firms have been underwriters on approximately 60 IPOs since the JOBS Act and completed over 400 M&A and advisory assignments. Roth and Craig-Hallum sponsor over 15,000 meetings with institutional clients annually. Members of their management and related parties, and directors of ROCR, were also involved in other special purpose acquisition companies that have completed their respective lifecycle, including Roth CH Acquisition I Co. and Roth CH Acquisition II Co.
On May 7, 2020, Roth CH Acquisition I Co. consummated its initial public offering of 7,500,000 units, generating gross proceeds of $75,000,000, and on May 26, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, Roth CH Acquisition I Co. sold an additional 150,000 units, generating additional gross proceeds of $1,500,000. On November 16, 2020, Roth CH Acquisition I Co. entered into an agreement and plan of merger with PureCycle Technologies LLC, a plastics recycling services company which holds a global license to commercialize the only patented solvent-based purification recycling technology for restoring waste polypropylene into virgin-like resin. Concurrently with the signing of the merger agreement, Roth CH Acquisition I Co. entered into definitive purchase agreements for a $250 million common stock PIPE transaction. On March 17, 2021, Roth CH Acquisition I Co. consummated the business combination with PureCycle Technologies, Inc. (“PureCycle”) and issued 25 million shares of common stock at $10.00 per share in the PIPE transaction. The aggregate consideration for the business combination was approximately $1.16 billion, payable in the form of shares of common stock and assumed indebtedness. As of [•], 2022, the closing price on Nasdaq of PureCycle common stock was $[•] per share, the closing price of PureCycle warrants was $[•] per warrant, and the closing price of PureCycle units was $[•] per unit.
On December 15, 2020, Roth CH Acquisition II Co. consummated its initial public offering of 11,500,000 units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 units, generating gross proceeds of $115,000,000. On April 14, 2021, Roth CH Acquisition II Co. entered into an agreement and plan of merger with Reservoir Holdings, Inc., an independent music company. In connection with entering into the merger agreement, certain accredited investors agreed to purchase an aggregate of 15,000,000 shares of common stock at a purchase price of $10.00 per share for an aggregate purchase price of $150.0 million pursuant to subscription agreements in a PIPE transaction. Prior to the special meeting of shareholders for the business combination, holders of 10,295,452 shares of common stock of Roth CH Acquisition II Co. sold in its initial public offering properly exercised their right to have their shares of common stock redeemed at a redemption price of approximately $10.00 per share, or approximately $103.0 million in the aggregate.
On July 28, 2021, Roth CH Acquisition II Co. consummated the business combination. In connection with the consummation of the business combination, an aggregate of 44,714,705 shares of common stock of Reservoir was issued to its stockholders as merger consideration, resulting in the former stockholders of Reservoir owning approximately 69.8% of the post-business combination company, and the company issued 15,000,000 shares of common stock in the PIPE transaction, which closed immediately prior to the consummation of the business combination. As of [•], 2022, the closing price on Nasdaq of Reservoir common stock was $[•] per share and the closing price of Reservoir warrants was $[•] per warrant.

SELECTED FINANCIAL AND OTHER DATA OF ROCR
The following tables summarize ROCR’s financial information. ROCR’s summary balance sheet data as of December 31, 2020 is derived from ROCR’s audited financial statements included elsewhere in this proxy statement. The summary statement of operations data for the nine months ended September 30, 2021 and September 30, 2020 and the summary balance sheet data as of September 30, 2021 are derived from ROCR’s unaudited financial statements included elsewhere in this proxy statement. ROCR’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.
You should read this data together with our consolidated financial statements and related notes included elsewhere in this proxy statement and the sections titled “Selected Financial and Other Data of ROCR” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROCR.”
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
	(Unaudited)	(Unaudited)
General and administrative expenses	$1,304,440	$885
Loss from operations	(1,304,440)	(885)
Net loss	$(1,422,448)	$(885)
Basic and diluted weighted average shares outstanding, redeemable common stock	8,804,029	—
Basic and diluted weighted average shares outstanding, non-redeemable common stock	3,099,440	2,500,000
Basic and diluted net loss per share, redeemable common stock	$(0.12)	$(0.00)
Basic and diluted net loss per share, non-redeemable common stock	$(0.12)	$(0.00)
Balance Sheet Data:	September 30, 2021 (Unaudited)	December 31, 2020 (Audited)
Cash	$93,594	$195,758
Prepaid expenses	$286,946	$1,500
Marketable securities held in Trust Account	$115,007,452	—
Deferred offering costs	—	$31,542
Total assets	$115,387,992	$228,800
Total liabilities	$611,652	$206,000
Total Stockholders’ (Deficit) Equity	$(223,660)	$22,800

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ROCR
The following discussion and analysis should be read in conjunction with ROCR’s audited and unaudited financial statements and the notes related thereto, which are included in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. ROCR’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this proxy statement.
Overview
We are a blank check company formed under the laws of the State of Delaware on February 13, 2019. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses, which we refer to herein as our “business combination.” We intend to effectuate our business combination using cash from the proceeds of the IPO and the sale of the Private Units, our capital stock, debt or a combination of cash, stock and debt.
The issuance of additional shares of our stock in a business combination:
•
may significantly reduce the equity interest of our stockholders;

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may subordinate the rights of holders of common stock if we issue preferred shares with rights senior to those afforded to our shares of common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•
may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:
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default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•
our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Business Combination Agreement
On June 16, 2021, (i) the Company, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Company Merger Sub”, and together with the Company and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of the Company, (ii) immediately thereafter, the Blocker will be merged with and into the Company, with the Company as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company (such mergers and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).
The Business Combination Agreement contains customary representations and warranties, covenants, and closing conditions. See “Proposal 1 — The Business Combination Proposal — The Business Combination Agreement” for additional information on the Business Combination and the Business Combination Agreement.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from February 13, 2019 (inception) through September 30, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the three months ended September 30, 2021, we had a net loss of $809,740, which consists of operational costs of $909,139, offset by a change in the fair value of warrant liability of $97,920 and interest earned on marketable securities held in Trust Account of $1,479.
For the nine months ended September 30, 2021, we had a net loss of $1,422,448, which consists of operational costs of $1,304,440 and a change in the fair value of warrant liability of $125,460, offset by interest earned on marketable securities held in Trust Account of $7,452.
For the three and nine months ended September 30, 2020, we had a net loss of $800 and $885, respectively, which consists of formation and operational costs.
Liquidity and Capital Resources
On March 5, 2021, we consummated the IPO of 11,500,000 Units at $10.00 per Unit, generating gross proceeds of $115,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 408,000 Private Units at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders, generating gross proceeds of $4,080,000.
Following the IPO, the full exercise of the over-allotment option, and the sale of the Private Units, a total of $115,000,000 was placed in the Trust Account. We incurred $2,812,212 in IPO related costs, including $2,300,000 of underwriting fees and $512,212 of other costs.
For the nine months ended September 30, 2021, cash used in operating activities was $1,197,599. Net loss of $1,422,448 was affected by a change in the fair value of warrant liability of $125,460 and interest earned on marketable securities of $7,452. Changes in operating assets and liabilities provided $106,841 of cash for operating activities.
As of September 30, 2021, we had marketable securities held in the Trust Account of $115,007,452 (including approximately $7,452 of interest income) consisting of U.S. Treasury Bills with a maturity of 185 days or less. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2021, we have not withdrawn any interest earned from the Trust Account.
We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of September 30, 2021, we had cash of $93,594. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the Private Units. On November 3, 2021 we entered into a new promissory note with related parties of the Company in the aggregate principal amount of $500,000 in order to finance the Company’s working capital needs. The promissory note is non-interest bearing and is not convertible into any securities of the Company and shall be payable upon the consummation of a Business Combination.
We will need to raise additional capital through loans or additional investments from our Sponsor, stockholders, officers, directors, or third parties. Our officers, directors and Sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern.
Off-Balance Sheet Arrangements
We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.
Contractual obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as described below.
Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Warrant Liabilities
We account for the warrants issued in connection with our IPO in accordance with the guidance contained in ASC 815 under which the Private Placement Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Private Placement Warrants as liabilities at their fair value and adjust the Private Placement Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations.
Common Stock Subject to Possible Redemption
We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed consolidated balance sheets.
Net Income (Loss) Per Common Share
Net loss per common stock is computed by dividing net loss by the weighted average number of common shares outstanding during the period. We apply the two-class method in calculating net income (loss) per share. Accretion associated with the redeemable shares common stock is excluded from income (loss) per common share as the redemption value approximates fair value.
Recent Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed consolidated financial statements.

INFORMATION ABOUT QUALTEK
Unless the context otherwise requires, all references in this section to the “Company,” “QualTek,” “we,” “us,” or “our” refer to BCP QualTek HoldCo, LLC and its subsidiaries prior to the consummation of the Business Combination.
With respect to any estimates and projections in this section, in particular with respect to expected revenue by segment or sub-segment, for December 31, 2021, 2022 and 2023, we refer you to and encourage you to read the information set forth in “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein“— Certain Important Updates Relating to the Projections.”
Overview
We are a technology-driven, leading provider of communications infrastructure services and renewables solutions to the North American telecommunications and utilities industries. We provide a variety of mission-critical services across the telecom and renewable energy value chain, including wireline and fiber optic terminations, wireless, fiber-to-the-home (“FTTH”) and customer fulfillment activities. Our experienced management team has leveraged our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with blue-chip customers.
We operate out of two business segments: Telecom and Renewables & Recovery Logistics. Telecom consists of wireless and wireline, which represents 81% of our expected revenues for the fiscal year ending December 31, 2021. We recently entered the high-growth renewable infrastructure sector with our acquisition of Fiber Network Solutions (“FNS”) in January 2021, which represents 5% of our expected revenues for the fiscal year ending December 31, 2021. Recovery Logistics represents 14% of our expected revenues for the fiscal year ending December 31, 2021.
Telecommunications
We provide a full suite of services across the wireless and wireline telecom value chain, from site acquisition and permitting to initial engineering and design to installation, maintenance, program management and fulfillment. Our core offerings consist of:
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Engineering services including the design of aerial and underground fiber optic and coaxial systems for homes, businesses, cell towers, and small cells.

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Installation services including the placement and splicing of fiber and coaxial cable, in addition to upgrades and new site builds for cellular towers.

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Site acquisition services to determine the location for new sites prior to new site builds.

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We also provide cable and satellite fulfillment services for residential and commercial customers. These services are provided for telecom companies in connection with the maintenance or expansion of new and existing networks.

While the telecommunications industry is naturally concentrated, we maintain considerable customer diversification across our business segments. We have numerous long-established relationships with telephone companies, wireless carriers, cable multiple system operators and electric utilities companies, which have been built upon and cultivated through numerous Master Service Agreements (“MSAs”) that extend for periods of one or more years (majority are for 3+ years and have auto-renewal provisions). Blue-chip, investment grade customers including AT&T, Verizon, COX Communications, T-Mobile, Bell, Spectrum, and Comcast comprise a substantial portion of our revenue.
Renewables and Recovery Logistics
We recently entered the renewable infrastructure sector with our acquisition of FNS in January 2021. FNS is a full-service provider of fiber optic and electrical services, focusing primarily on renewable energy projects. Our capabilities in the space include expertise in wind and solar farm fiber, installation, and testing, optical ground wire (“OPGW”) & all-dielectric self-supporting (“ADSS”) aerial transmission line installation, and large-scale data com solutions and installation.
In serving both our Wind and Solar customers, we provide fiber optic terminations, optical time domain reflectometer (“OTDR”) and power meter testing, fusion splicing, fiber placement, extensive fiber optic and copper infrastructure installation, cable jetting, boring and trenching, industry specific maintenance and material procurement.
We also provide business continuity and disaster relief services to telecommunications and power utility companies, as well as business-as-usual (“BAU”) services such as generator storage and repair and cell maintenance services.
Geographic Presence
Our consolidated business has a national footprint with approximately 85 service locations across the U.S., strategically located in close proximity to major customers and growing markets. Our geographic footprint has grown to its present state both organically and through our strategic M&A platform. QualTek serves markets locally through a dedicated in-house employee base of approximately 1,900 employees and a workforce of approximately 5,000 individuals (inclusive of in-house employees). Ultimately, we are a world class technology-driven provider of communications infrastructure services and solutions to the North American telecommunications and utilities industries, well-positioned to keep growing and flourish as a public company.
Industry Overview
Telecommunications
Significant advances in technology and rapid innovation in service offerings to data consumers have substantially increased demand for faster and more reliable wireless and wireline/fiber communications network services. Cisco’s 2020 Annual Internet Report (the “2020 CISCO Report”) predicts that by 2023, North Americans will have 5 billion networked devices/connections, up from 3 billion in 2018, with broadband and wireless speeds both almost tripling in speed (measured in Mbps) over the same time period.

With the proliferation of mobile devices, advancements in the “internet of things,” or IoT, and segments of the workforce permanently shifting to remote work post-COVID-19, network traffic is at an all-time high and is expected to continue to grow, generating demand for both wired and wireless connectivity. Increased data usage is driven by two key dynamics: i) an increase in the number of internet-enabled devices per capita and ii) an increase in connection speed. The 2020 Cisco Report provides that devices and connections are growing faster (10% CAGR) than both the population (1% CAGR) and internet users (6% CAGR). As a result, devices and connections per household and per capita in North America are expected to grow 63%, up from 8.2 in 2018 to 13.4 by 2023.
COVID-19 has further catalyzed network traffic growth by creating permanent shifts away from the office and into the home. Per a 2020 Gartner report, 75% of companies are planning to permanently shift to remote work post COVID-19, which will continue to drive consumer demand for high-speed home office connectivity.
Low levels of fiber penetration and the nascent state of North American 5G deployment currently present significant opportunities for sustained growth for businesses such as QualTek:
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Wireless:   Major carriers have continued to expand wireless network capacity and density with accelerated development and planned implementation of 5G wireless technologies. The increased speed and capacity that will result from deployment of 5G technology will require additional and improved tower capacity with higher data frequencies, as well as deployment of numerous higher bandwidth small cells to “densify” network performance. Wireless technology will need to be supported by fiber backbone and as a result, many carriers have committed to investing in the fiber infrastructure buildout.

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Wired:   Telecom companies have also deployed capital and initiatives to improve fiber connectivity. Only about 10-15% of total broadband connections in the U.S. are provisioned by fiber, as compared to over 50% in other developed countries such as South Korea, Sweden and Finland. Importantly, with only about 47 million U.S. homes (about 37% as per the Fiber Broadband Association) passed with fiber in 2019, over 100 million U.S. homes represent opportunities for fiber passing over the next several years, indicating a massive investment cycle that is still in early stages.

Renewable and Recovery Logistics
In 2017 and 2018, solar PV and onshore wind consolidated their dominance in the renewable energy market, representing on average 77% of total finance commitments in renewable energy. The highly modular nature of these technologies, their short project development lead times, increasing competitiveness driven by technology and manufacturing improvements, and government regulations play an important role in explaining these technologies’ large share of global renewable energy investment.
Investment in offshore wind has picked up, attracting, on average, $21 billion a year globally between 2013 and 2018, and representing 8% of the total renewable capacity addition in 2018. According to the International Renewable Energy Agency (IRENA), offshore wind holds considerable growth potential and will have a key role to play in achieving a level of deployment to support a decarbonized growth trajectory.
According to Goldman Sachs, spending for renewable power projects will become the largest area of energy spending in 2021, surpassing upstream oil and gas for the first time in history. They also expect the clean energy sector to reach a $16 trillion investment volume through 2030, eclipsing fossil fuels. This increase in spending for renewable power projects will be amplified by the Biden administration. For example, since his first day in office, President Biden has rejoined the Paris Agreement, committed to investing $400 billion in the next ten years in clean energy and innovation, and set a goal to achieve a carbon pollution-free power sector by 2035. This will not only translate into significant government spending in renewables to meet this goal, but also government regulations and policies that promote spending in the renewables space across various sectors of the economy. The Biden administration’s commitment to renewable energy will create ripple effects across the nation and ultimately lead to more opportunities for us to expand our business with customers.
Competitive Strengths
Culture of Operational Excellence that Resonates with Established Blue-Chip Customer Base
QualTek analyzes and evaluates key performance metrics, from customer satisfaction to technical issues in the field, hiring processes and working capital management. We have fostered a culture of continuous improvement and our operational excellence is reflected in our ability to take market share. As previously mentioned, some of these customers include Fortune 500 companies such as AT&T, Verizon, Comcast, Blattner Energy, Kiewit, and Dish. Our decentralized operations create multiple points of contact with our customers, thereby generating numerous individual relationships and contract opportunities per customer.
Highly Scalable Shared Services Platform Driven by Tech-Enabled Capabilities
QualTek provides full turnkey services to its customers. Our significant investment over the years to optimize our platform and technology has created a highly scalable business ready to support continued growth. For example, a centralized shared services system provides us with a competitive advantage for operational execution of customer services, process consistency and cross division sharing of “best practices,” resulting in enhanced efficiency and scalability. To maintain this operational excellence, we conduct disciplined measuring of key performance indicators (“KPIs”) with quality control for every division to ensure industry-leading execution capabilities.
Significant Revenue and Backlog Visibility
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.
Our long-standing relationships with blue-chip, investment grade customers enable us to understand our customers’ needs and expand our backlog. Our backlog provides long-term visibility into a recurring and growing revenue base. QualTek has significant revenue visibility given our estimated $1.7 billion two-year backlog of which $1.6 billion relates to our Telecom segment and $0.1 billion relates to our Renewables & Recovery Logistics segment. Of the $1.7 billion in our two-year backlog, $0.4 billion represents committed work and $1.3 billion represents uncommitted work.
Backlog is not a measure defined by United States generally accepted accounting principles (“GAAP”) and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
Proven Acquisition Platform with Best-in-Class M&A Playbook
Our management team has demonstrated the success of its unique M&A strategy through the successful identification and integration of nine (9) add-ons in the last two and one-half years. QualTek’s successful M&A history demonstrates our extensive experience in identifying synergistic targets and successfully integrating them into our platform. QualTek enables a quick and seamless integration process by onboarding the target business onto QualTek’s supporting IT infrastructure, leveraging our QVision platform to standardize performance within the target business to meet the standard of quality that QualTek delivers.
Our M&A activity has also successfully diversified our revenue base across a number of high quality customers in both the telecommunication and renewable energy sectors, with continued emphasis on providing complementary service offerings to drive cross sell and capture market share. Our opportunities in the current M&A pipeline exceed an estimated $500 million in revenue with estimated potential EBITDA of approximately $70 million, and we expect to continue buying targets at highly accretive multiples.
World-Class Talent and Management Team
QualTek is led by highly experienced management team that is positioned to drive market share capture and capitalize on sector momentum. Our senior management team has an average of 25+ years of individual industry experience and has worked together for a considerable period of time. Our team is well suited to maximize our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with a blue-chip customers.
Strategic Regional Presence across the U.S.
QualTek has a national footprint with approximately 85 strategically located service locations across the U.S. in close proximity to our major customers, allowing us to respond to customer demand swiftly and efficiently. Our presence in multiple regions gives us valuable insight into local market drivers and customer demand, thereby enabling us to provide bespoke services in each market. Due to this presence, QualTek has also built deep relationships with local customers that help drive business development, project execution, and cross-sell opportunities. QualTek serves markets locally through a dedicated in-house employee base of over 1,400 technical and managerial personnel, and its activities provide work for over 3,200 people through the use of subcontracting firms to access a deeper and more flexible labor pool to efficiently deliver on engagements across the region.
Growth Strategy
Expand Service Offerings & Solutions while Leveraging Contract Opportunities
QualTek’s complementary service offering creates an opportunity for us to grow our business with customers in two core ways: by winning more contracts and cross-selling services. We anticipate that spectrum recently awarded to some of our customers will accelerate growth in our Telecom business beginning in the second half of 2021. Additionally, we plan to cross-sell our full-suite of wireless services to our existing customer base. We aim to continue advancing our relationship with T-Mobile for significant expansion opportunities, and to capitalize on the large expected Dish Networks buildout in 2021-2024 (estimated to be at least $10+ billion in spending).
In our Renewables & Infrastructure segment, we see significant opportunity to leverage existing customers and footprint for incremental projects. We also expect the Biden administration to promote more spending in renewables, not only through government contracts, but also in other sectors and businesses that will in turn reinvest in renewable energy solutions.
Scaled Growth Leader in the Early Stage of a Multi-Year Telecom and Renewables Infrastructure Spend Cycle
QualTek is poised to capitalize on attractive industry dynamics and tailwinds. Increasing data consumption across multiple platforms, continued growth of mobile data demand, increasing popularity of video streaming services, and continued expansion of fiber networks are all drivers of carrier demand for network infrastructure. This exponential increase in data traffic will require an upgraded network infrastructure and deeper fiber penetration to serve as the foundation for 5G wireless technology moving forward. Every major carrier, including Verizon and AT&T, has publicly committed to investing in the fiber and 5G build-out.
Continued Value Creation Through Strategic M&A
Since 2012, QualTek has successfully leveraged the experience and track record of our seasoned management team to identify and integrate tuck-in opportunities. In the past two-and-a-half years, we have successfully acquired and integrated nine targets. Currently, we have over 15 potential targets in our acquisition pipeline that we are carefully evaluating. Our origination process is largely centered on management’s deep relationships across the industry, which enable us to actively identify strategic targets in attractive markets or with complementary, value-added service capabilities. Thus, we have a continually evolving platform of high quality potential targets.
QualTek also has a successful history of integrating tuck-ins and providing a conducive environment for target management to achieve earnouts. Over time, we often see a reduction in our acquisition multiple (between pre-acquisition EBITDA multiple and post-acquisition EBITDA multiple) as QualTek realizes significant growth synergies and expands its business with customers.
Our Services and Solutions
We are a leading, one-stop infrastructure solutions provider at the epicenter of the 5G and renewables buildout. To serve our customers, we operate in two distinct segments: i) Telecom, which includes our wireless and wireline services, and ii) Renewables & Recovery Logistics.
Telecommunications
Our Telecom segment helps our clients build and maintain better, more reliable networks across the United States. We are able to provide technology-driven, field-based critical services across every stage of the network lifecycle for the telecommunications and power utility industries. This segment is composed of two main end markets: i) wireless and ii) wireline.
Wireless
According to our Projections, our Telecom wireless sub-segment will account for 62% of the Company’s expected revenue for the fiscal year ending December 31, 2021. This sub-segment operates under the brand QualTek Wireless as a turnkey provider of installation, project management, maintenance, real estate, and site acquisition to major wireless carriers. Some other services offered include:
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Architecture and Engineering

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Permitting

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Program and Construction Management

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Construction and Integration

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Site Acquisition

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Real Estate

Wireline
According to our Projections, our Telecom wireline sub-segment will account for 19% of the Company’s expected revenue for the fiscal year ending December 31, 2021. This sub-segment provides fiber optic aerial and underground installation, fiber optic splicing, termination & testing, new installation, engineering, and fulfillment services to major telecommunication companies. Other Wireline services include:
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Fiber Backhaul

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Aerial Installation

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Pole Upgrades

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Fiber / Copper Splicing

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Direction Drilling

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Missile Boring

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Trenching

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OTDR Test / Certification

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MDU Retro-Fits

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MTU Builds

QualTek’s ability to implement smarter designs, increase utilization rates, and improve network performance all help lower operating expenses and increase profits for our customers. In the Telecom segment as a whole, QualTek has long-standing relationships with AT&T, Verizon, T-Mobile, Dish, Comcast, Altice, amongst many other blue-chip names.
Top line is projected to continue growing given the immensely favorable secular tailwinds, especially due to the completion of the C-Band auction, the release of funding from the Rural Digital Opportunity Fund, and the increased demand for 5G, IoT, Cloud, and Fiber-to-the-Home as remote work takes a foothold in everyday life.
Renewables & Recovery Logistics
Our Renewables & Recovery Logistics segment provides end-to-end services for clients in the renewable energy sector and supports business continuity and disaster relief for clients in the telecommunications, power utility, and renewable energy industries.
Renewables
According to our Projections, our Renewables sub-segment will account for 10% of the Company’s expected revenue for the fiscal year ending December 31, 2021. This sub-segment operates under the brand QualTek Renewables and provides installation, testing, and maintenance for wind farms, solar farms, and fiber optic grids. Other Renewables services include:
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Fiber Optic Terminations

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OTDR and Power Meter Testing

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Fusion Splicing

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Fiber Replacement

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Fiber Optic and Copper Infrastructure Installation

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Cable Jetting

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Boring & Trenching

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Wind and Solar Farm fiber, installation, and testing

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Large scale data communications solutions and installation

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OPGW & ADSS Aerial transmission line installation

Advanced wind turbines include a large number of sensors whose signals are prone to contamination from electrical interference from lightning strikes. It is increasingly common to use fiber optics to galvanically isolate such interfaces, which is more difficult and costly with copper wires. This not only limits the damage of any lightning strikes but also can help reduce the effects of power line noise on sensitive sensor readings. Fiber optics are used for both galvanic isolation purposes and data communications. In addition, offshore turbines are often situated 5+ miles from the control center on land, making routine maintenance difficult and costly. As a result, wind turbine operators increasingly rely on complex sensors to monitor efficiently and schedule routine maintenance. Fiber optic cables are the preferred choice from a reliability and ease of maintenance perspective, especially at scale.
Our services in this space help support solar power generation by ensuring that our clients’ farms are running safely and efficiently. In a solar farm power generation system, large amounts of current are generated from the heat of the sun. In order to protect the equipment from current leakage, galvanic insulation becomes important to ensure the power system’s quality and reliability. Fiber optics offer insulation protection from high-voltage/current glitches and unwanted signals into power equipment controls and communication. In addition, fiber optic communication can cover longer link distance connections compared to copper wire. As the solar farms grow in size, monitoring and controlling all the solar panels requires long link distance connections, which is only possible with fiber optics cable.
Recovery Logistics
According to our Projections, our recovery logistics sub-segment will account for 10% of the Company’s expected revenue for the fiscal year ending December 31, 2021. This sub-segment operates under the brand QualTek Recovery Logistics and provides business continuity, restoration, and disaster relief services to its clients, including AT&T, Verizon, Duke Energy, Gulf Power, and Entergy, amongst others. QualTek Recovery Logistics is able to deploy recovery teams from any one of QualTek’s approximately 85 locations, enabling rapid responses across North America. Some other services offered include:
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Recovery Management

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Transport Logistics

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Temporary Shelter

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Network Recovery

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Fleet Services

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Energy Resources

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Catering

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Sanitation

Through our 2018 acquisition of Recovery Logistics, LLC (“RLI”), we transformed our recovery logistics sub-segment from a regional player with concentration in the Southeast to a fully national presence with a diversified customer base which can be served out of approximately 85 locations. RLI is a leading provider of business continuity and disaster recovery operations for the telecommunications and power utility sectors. RLI helps businesses recover from unplanned events, including hurricanes, winter storms and floods.
QualTek’s recent entry into the renewable energy space positions it well to further capitalize on sector tailwinds, such as the Biden administration’s goal to invest $400 billion in the next ten years in clean energy and innovation. Within Renewables, there is also significant opportunity for the company to leverage existing customer relationships, as well as its footprint, to gain traction and win incremental projects. This also applies to QualTek’s Recovery Logistics sub-segment, as the Company may be able to cross-sell recurring maintenance and recovery services to capture incremental revenue and deepen penetration with existing customer relationships. Providing recovery logistics capabilities will offer another touchpoint for the Company to deliver high value-added services, underlining QualTek’s extensive repertoire of end-to-end services.

From the fiscal year ended December 31, 2019 to the fiscal year ending December 31, 2021, total Renewables & Recovery Logistics revenue is expected to grow at a 64% CAGR, with total organic revenue increasing by 171% within the same timeframe. Of our expected revenue of $113 million for the fiscal year ending December 31, 2021, a portion is expected to be attributable to the January 2021 acquisition of Fiber Network Solutions. Revenue will continue to be propelled by the government’s focus and spending in the Renewables space, as well as QualTek’s commitment to expanding its service offerings and customer base, specifically in its Recovery Logistics sub-segment. However, with respect to these estimates and projections, we refer you to and encourage you to read the information set forth in “Proposal 1: The Business Combination Proposal — Certain Unaudited QualTek Prospective Financial Information,” including the subsection therein “— Certain Important Updates Relating to the Projections.”
Contract Overview
QualTek has numerous Master Service Agreements (MSAs) with blue chip customers that extend for periods of one or more years, with a majority for three or more years, some of which have automatic renewals, providing meaningful revenue visibility. Generally, the Company maintains multiple agreements with each customer as different geographies and scopes of work are individually priced. Pricing is generally based on a fixed price per unit basis with up to hundreds of units priced in a single contract. Many contracts specify discrete billing milestones for each job to be performed. As an agreed-upon milestone is achieved, QualTek may bill for the work performed. Purchase Orders (POs) for discrete projects are generally issued under an MSA. This allows for quantity adjustments for the number of tasks/units that are performed with respect to a project. There are also other adjustments such as “rock adders” that accommodate changes in scope versus original engineering plans. As these adjustments are billed continuously throughout the job, they are known and often accepted by the customer as the work proceeds, substantially reducing QualTek’s risk of having cost overruns. MSAs have generally been renewed creating very sticky revenue.
QualTek utilizes a disciplined approach when bidding on new contracts and will decline to bid if management believes they cannot deliver the quality that meets their standards while achieving return targets. The Company’s approach in submitting a bid that meets target returns is based on a number of factors, including, but not limited to its:
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Experience in understanding the true scope of the work and associated margin

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Knowledge of local factors (i.e. resources, regional dynamics, work conditions, etc.) that will impact work performed

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Ability to simultaneously “lock-in” labor rates with contracts for the work to be performed on fixed price per unit basis (“back-to-back” agreements with contractors)

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Pass-through nature of material purchases

Due to the Company’s turnkey capabilities and high standard for quality control, QualTek often receives requests from customers to bid on new contract opportunities.
Backlog
Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.
QualTek maintains strong visibility through its multi-year estimated backlog. Consistent with standard practice across the industry, QualTek calculates its estimated backlog for work under master service and other service agreements (including issued purchase orders) is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. We have a two-year aggregate backlog of $1.7 billion of which $1.6 billion relates to our Telecom segment and $0.1 billion relates to our Renewables & Recovery Logistics segment. Of the $1.7 billion in our two-year backlog, $0.4 billion represents committed work and $1.3 billion represents uncommitted work.
Backlog is not a measure defined by GAAP and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.
M&A History & Strategy
QualTek was founded in 2012 by Christopher S. Hisey through the support of its then current investor. Mr. Hisey, a seasoned veteran of the telecom services industry, brought with him over 25 years of relevant experience, which included being a founder and serving as Chief Executive Officer of UniTek Global Services from its inception until 2011. Prior to UniTek, Mr. Hisey held multiple roles in positions of increasing responsibility, from field technician to President and COO of companies in both the cable and satellite communications industries. Mr. Hisey’s extensive experience in achieving strong organic growth and successfully integrating acquisitions across industry segments can be seen in QualTek’s evolution into a leading provider of telecom services.
Since QualTek’s founding, it has successfully executed many acquisitions, which have aided in its growth both organically and inorganically. QualTek is able to leverage its proprietary technology-driven and highly scalable shared services platform to seamlessly integrate and grow the acquisition targets. In the past two-and-a-half years, QualTek has been able to complete nine acquisitions.
In addition, in August 2021, QualTek acquired Broken Arrow and Concurrent. Broken Arrow is headquartered in Albuquerque, New Mexico and provides a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. Broken Arrow is a trusted partner to major wireless carriers, tower companies, and construction management firms. Concurrent is headquartered in Miami, Florida and is a full-service provider of quality construction, maintenance and restoration services for utilities, electric membership co-ops and municipally owned power providers. In October 2021, QualTek acquired Urban Cable. Urban Cable is based in West Chester, Pennsylvania and is a regional telecom company in the Northeast region of the United States that specializes in a range of services, including aerial and underground construction, engineering, multiple dwelling unit (MDU) wiring and rewiring, and fiber placement to broadband and telecom cable operators. QualTek is also in negotiations with a number of other acquisition targets, but there can be no assurance these negotiations will lead to the execution of definitive agreements or completion of any acquisitions.
Facilities
QualTek’s headquarters are located in an approximately 39,000 square foot facility that we lease in Blue Bell, Pennsylvania. Our lease of this facility expires in 2031, and we have the option to extend the lease for an additional five-year period. QualTek has properties related to its operations in approximately 85 locations. QualTek’s management believes that its properties have been well maintained, are in good condition, and are adequate to meet our current needs.
Human Capital Resources
Our employees are critical to our success. In order to best service our customers, QualTek utilizes a hybrid in-house & contracted labor model to flex our workforce in real-time. As of September 30, 2021, the Company had a workforce of approximately 800 in the Midwest, 1,450 in the West, 650 in the Southwest, 880 in the Southeast, and 1,560 in the Northeast. The Northeast workforce included approximately 100 corporate employees that support all regions. Our executive leadership team averages over 25 years of industry or functional experience. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing.

Government Regulations
We are subject to state and federal laws that apply to businesses generally, including laws and regulations related to labor relations, wages, worker safety and environmental protection. While many of our customers operate in regulated industries (for example, utilities regulated by the public service commission or communications companies regulated by the Federal Communications Commission (“FCC”), we are not generally subject to such regulation and oversight.
In addition to environmental laws and regulations, as a contractor, our operations are subject to various laws, including:
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regulations related to worker safety and health, including those established by the Occupational Safety and Health Administration and state equivalents;

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regulations related to vehicle registrations, including those of the states and the U.S. Department of Transportation (“DOT”);

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contractor licensing requirements;

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permitting and inspection requirements; and

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building and electrical codes.

We are also subject to numerous environmental laws, regulations and programs, including the handling, transportation and disposal of non-hazardous and hazardous substances and wastes, laws governing emissions and discharges into the environment, including discharges into air, surface water, groundwater and soil, and programs related to the protection of endangered species and critical habitats. Our electrical transmission and distribution construction operations often require us to operate in remote areas involving environmentally sensitive habitats.
We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, liabilities can be imposed for cleanup of properties, regardless of whether we directly caused the contamination or violated any law at the time of discharge or disposal. The presence of contamination from such substances or wastes could interfere with ongoing operations or adversely affect our business.
In addition, we could be held liable for significant penalties and damages under certain environmental laws and regulations. Our contracts with customers may also impose liabilities on us regarding environmental issues that arise through the performance of our services. From time to time, we may incur unanticipated and substantial costs and obligations related to environmental compliance and/or remediation matters.
We believe we have all material licenses and permits needed to conduct operations and that we are in material compliance with all applicable regulatory and environmental requirements. We could, however, incur significant liabilities if we fail to comply with such requirements.
The potential effects of climate change on our operations is highly uncertain. Climate change may result in, among other things, changes in rainfall patterns, storm patterns and intensities and temperature levels. Our operating results are significantly influenced by weather. Therefore, major changes in weather patterns could have a significant effect on our future operating results. For example, if climate change results in significantly more adverse weather conditions in a given period, we could experience reduced productivity, which could negatively affect our revenue and profitability. Climate change could also affect our customers and the projects that they award. Demand for power projects, underground pipelines or other projects could be negatively affected by significant changes in weather or from legislation or regulations governing climate change.
Legal Proceedings
We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. We recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates.

EXECUTIVE OFFICERS AND DIRECTORS OF QUALTEK
References to the “Company,” “QualTek,” “our,” “us” or “we” in the following section refer to BCP QualTek HoldCo, LLC or BCP QualTek, LLC, as applicable, prior to the Business Combination.
Directors and Executive Officers
Our current directors and executive officers are as follows:
Name	Age	Position
Christopher S. Hisey	56	Chief Executive Officer (QualTek LLC) and Member of the Board of Managers of BCP QualTek HoldCo, LLC
Kevin Doran	63	Chief Executive Officer and President (QualTek Wireless LLC)
Elizabeth Downey	52	Chief Administrative Officer (QualTek LLC)
Michael B. Williams	44	Chief Business Officer (QualTek LLC)
Adam Spittler	42	Chief Financial Officer (QualTek LLC)
Matthew Allard	49	Member of the Board of Managers
Andrew Weinberg	47	Member of the Board of Managers
Raul Deju	75	Member of the Board of Managers
Executive Officers
Christopher S. Hisey, 56, a founder of QualTek LLC, serves as Chief Executive Officer of QualTek. Mr. Hisey also serves as a Member of the Board of Managers of BCP QualTek HoldCo, LLC. Mr. Hisey has more than three decades of experience leading and organically growing telecommunications service companies. Prior to founding QualTek, Mr. Hisey was a founder and Chief Executive Officer of Philadelphia-based Trident Advisors, a firm specializing in US and international acquisitions targeting the telecommunications industry. In 2004, he was a founder of UniTek Global Services and served as chief executive officer through 2011. Earlier in his career, Mr. Hisey ascended the ranks from field technician to president and chief operating officer in the cable and satellite communications industries. Mr. Hisey served in the U.S. Navy from 1983 to 1988 and is an Honorable Discharged Disabled Veteran.
Kevin Doran, 63, has served as Chief Executive Officer and President of QualTek’s wireless division since January 2013. Mr. Doran has nearly four decades of executive experience in the construction and wireless industries. Before joining QualTek, he founded and was President and Managing Partner of the Vantage Group, a leading Northeastern wireless design and construction operation. His experience also includes 10 years as Director of Corporate Services for a large New York City based investment banking firm, where he managed largescale, national construction and IT projects. Mr. Doran began his career as the owner and operator of a midsized electrical contracting company.
Elizabeth Downey, 52, has served as the Chief Administrative Officer of QualTek since 2014. Ms. Downey brings more than 25 years of proven leadership and expertise in human resources with a niche in the telecommunications industry. Prior to joining QualTek, she was Chief Administrative Officer of UniTek Global Services. Ms. Downey also held senior executive positions for a regional competitive local exchange carrier in the telecommunications sector and an international publishing company. Ms. Downey holds a Bachelor of Arts degree in Communications from Pennsylvania State University.
Michael B. Williams, 44, has served as the Chief Business Officer of QualTek since January 2021 and previously served as the Company’s Chief Technology Officer from 2013 to January 2021. Mr. Williams contributes more than two decades of progressive IT, Marketing, and Operations experience to QualTek and is the primary visionary for technological development. He is respected as an expert in telecommunications information systems, implementation, business process re-engineering, strategic planning, marketing, and project management. Prior to joining QualTek, Mr. Williams was Vice President of Information Technology at UniTek Global Services. He holds a Bachelor of Science degree in Logistics/Supply Chain Management from Pennsylvania State University and a Master of Business Administration degree from Eastern University.

Adam Spittler, 42, has served as the Chief Financial Officer of QualTek since June 2021 and its Chief Strategy Officer since 2018. Mr. Spittler previously served as President of Velocitel from 2017 to 2018. Prior to this role, Mr. Spittler served as Senior Vice President of Finance for QualTek from 2016 to 2017. Mr. Spittler is a Certified Public Accountant who brings more than 15 years of experience in the telecommunications industry. Mr. Spittler is the lead strategist behind QualTek’s advancement plan, ensuring its mission and objectives while supporting revenue, profitability, and growth. In addition to his focus on growth, Mr. Spittler puts strong emphasis on production efficiencies, quality, service, and cost-effective resource management. Mr. Spittler came to QualTek after spending four years at UniTek Global Services and three years at KPMG, LLC. Mr. Spittler earned a Bachelor of Science degree in Accounting from Kutztown University and a Master of Science degree in Finance from Drexel University.
Managers
Andrew Weinberg, 47, has served as a Member of the Board of Managers of QualTek since 2018. Mr. Weinberg is founder, managing partner, chief executive officer, and Chair of the Investment Committee at Brightstar. He currently serves as the board chair of Brightstar Corp., and serves on the boards of Gateway Dealer Network, Global Resale, Texas Water Supply Company, Capstone Nutrition and ERC, all Brightstar portfolio companies. Prior to Brightstar, Mr. Weinberg was a Partner at Lindsay Goldberg, a New York-based private equity firm, with extensive experience working on numerous large transactions. In addition, from 2008 to 2011, he served as Chief Operating Officer and Chief Strategy Officer of Brightstar Corp., a $10 billion global leader in mobility services including distribution, handset protection insurance, reverse logistics, buyback and leasing solutions spanning more than 100 countries and serving many of the major OEMs, carriers and retailers. Mr. Weinberg served on the boards of 13 portfolio companies during his tenure at Lindsay Goldberg. Prior to joining Lindsay Goldberg in 2003, Mr. Weinberg worked at Goldman Sachs in their Principal Investment Area. Mr. Weinberg started his career at Morgan Stanley in mergers and acquisitions and leveraged finance. He received his Master of Business Administration from Stanford GSB and a Bachelor of the Arts degree from Dartmouth College with a double major in History and Economics. He serves on the boards of CTIA, an organization representing the U.S. wireless industry, as well as The National Board of Review of Motion Pictures and The Dalton School. Mr. Weinberg is a member of the Young Presidents Organization. He is also a member of the World Economic Forum where he serves on the Global Future Council on Investing and the Stewardship Board of the Forum’s Platform on Shaping the Future of Investing.
Matthew Allard, 49, has served as a Member of the Board of Managers of QualTek since 2018. Mr. Allard is a partner at Brightstar and a Member of its Investment Committee. He currently serves as Vice Chair of the Board of Amerit Fleet Solutions, and as a board member of Brightstar Corp. and Texas Water Supply Company, all Brightstar portfolio companies. Since 2003, Mr. Allard has worked closely with Andrew Weinberg and various partners while advising and financing transactions for EnergySolutions, Brock Group, and Brightstar Corp. among others. Prior to joining Brightstar, Mr. Allard was Head of Financial Sponsors at Stifel where he was responsible for leading the firms Private Equity client coverage and execution efforts, was a member of the Investment Bank Management Committee and had extensive merger & acquisition, capital markets and relationship management experience across a range of industries. Mr. Allard started his finance career with Citibank and Bank of America, and previously held positions in both consulting and operations. Mr. Allard received his Master of Business Administration from Columbia Business School, Beta Gamma Sigma honors, and a Bachelor of Science in Economics from the University of Michigan with a major in Industrial and Operations Engineering. He is a Trustee of the King School in Connecticut.
Raul Deju, 75, has served as a Member of the Board of Managers of QualTek since 2018. Dr. Deju is a Partner at Brightstar and a Member of the Investment Committee. He currently serves as Chair of the Board of Amerit Fleet Solutions, and as a Board member of Texas Water Supply Company and QualTek, all Brightstar portfolio companies. Since 2006, Dr. Deju has worked closely with Andrew Weinberg while serving as an advisor to both PSC and RECON (from 2008 to 2011) and as President and Chief Operating Officer of EnergySolutions, a Lindsay Goldberg portfolio company which generated more than $1.5 billion of proceeds from its initial public offering and follow on offerings. Prior to joining EnergySolutions in 2004, Dr. Deju was a Senior Vice President (1981) and President of Engineering (from 1983 to 1987) of IT Corporation, now Chicago Bridge & Iron; CEO of URS (from 1987 to 1989), which was acquired by

AECOM, and President of several major entities within the Waste Management family of companies, including some international subsidiaries. He was also a Founder of Isadra, a technology venture sold to VerticalNet and ISG Resources, a construction materials company merged into Headwaters, a public company. Dr. Deju is a Board Member in a number of private companies in diverse fields and has created a program to help entrepreneurs, especially service-disabled veterans so they can succeed in their business ventures. He also serves as mentor to a number of Veteran-Owned businesses. Over 100 graduates of Dr. Deju’s university-level programs now own companies. Dr. Deju has extensive international experience managing European and Latin American subsidiaries and has served as Member of the Board of Governors of the World Nuclear Association (from 2004 to 2009). He also has served in Advisory Committees to the Secretary of Commerce (from 1994 to 2000) and the US EPA Administrator during the Clinton Administration. Dr. Deju has been named one of the 25 Most Influential Hispanics in the San Francisco Bay Area. Dr. Deju is also the recipient of the 2015 John F. Kennedy Lifetime of Entrepreneurship Award and recently published his 7th book, “We Got Mojo”, in 2016. He received both his B.S. degree in Mathematics and Physics and his Ph.D. degree in Engineering and Geosciences from the New Mexico Institute of Mining and Technology.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS OF QUALTEK
References to the “Company,” “QualTek,” “our,” “us” or “we” in the following section refer to QualTek prior to the Business Combination.
Executive Compensation
We are currently considered an “emerging growth Company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years and an Outstanding Equity Awards at Fiscal Year End Table for our last completed fiscal year. These reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers at the end of the fiscal years 2021 and 2020.
Name	Principal Position
Christopher S. Hisey	Chief Executive Officer, QualTek LLC
Elizabeth Downey	Chief Administrative Officer, QualTek LLC
Kevin Doran	Chief Executive Officer, QualTek Wireless LLC
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.
2020 and 2021 Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position (a)	Year	Salary ($)(2)(3)	Total ($)(3)
Christopher S. Hisey, Chief Executive Officer, QualTek LLC(1)	2021	$500,000	$500,000
	2020	$501,154	$501,154
Elizabeth Downey, Chief Administrative Officer, QualTek LLC	2021	$375,000	$375,000
	2020	$375,433	$375,433
Kevin Doran, Chief Executive Officer, QualTek Wireless LLC	2021	$450,500	$450,500
	2020	$450,520	$450,520

(1)
Mr. Hisey served on the Board of QualTek for the year ending in December 31, 2021. He earned no compensation for his role as a director.

(2)
Amounts represent annualized base salary earned for the year ended December 31, 2021 and December 31, 2020.

(3)
As a result of COVID-19, each of Mr. Hisey, Ms. Downey and Mr. Doran deferred a percentage of their base salaries (100% for Mr. Hisey and 50% for each of Ms. Downey and Mr. Doran) for the second quarter of the fiscal year ended December 31, 2020 due to the impact of the COVID-19 pandemic in exchange for 1% interest on such deferred salary. Mr. Hisey, Ms. Downey and Mr. Doran earned $1,154, $433 and $520, respectively, in interest as a result of such deferral.

(4)
No Named Executive Officer earned compensation other than salary for the year ended December 31, 2021 or year ended December 31, 2020.

Executive Services Agreements
Each of the Named Executive Officers is a party to an employment agreement (styled as executive services agreements) with QualTek USA, LLC (“QualTek,” which for purposes of this section does not refer to the Company) that provides for annual base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Messrs. Hisey’s and Doran’s and Ms. Downey’s annualized base salaries at the end of the 2021 fiscal year were $500,000, $450,500 and $375,000, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. Messrs. Hisey’s and Doran's and Ms. Downey’s annualized base salaries at the end of the 2020 fiscal year were $501,154, $450,520 and $375,433, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. For the 2021 and 2020 fiscal years, Messrs. Hisey and Doran and Ms. Downey did not receive any bonus payments, as described in more detail below.
In the event that a Named Executive Officer’s employment is terminated either by QualTek without “Cause,” by the Named Executive Officer for “Good Reason” (each as defined below) or due to QualTek’s non-renewal of the initial term, subject to the Named Executive Officer’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant obligations, each Named Executive Officer would be entitled to salary continuation for 24 months and Mr. Hisey would also be entitled to (i) a pro-rata portion of his bonus earned through the termination date and (ii) payment for 24 months’ of Mr. Hisey’s premiums incurred for participation in COBRA coverage pursuant to a QualTek sponsored group health plan.
For purposes of the employment agreements:
“Cause” means the Named Executive Officer’s (i) failure to materially perform and discharge the duties and responsibilities of the employee under his or her employment agreement after written notice and allowing the Named Executive Officer 10 business days to cure such failures, (ii) failure to observe any material policies of any of the company entities after receiving written notice and allowing the Named Executive Officer 10 business days to cure such failures, (iii) gross negligence, willful misconduct or intentional violation of law in the performance of the Named Executive Officer’s duties to any of the company entities, (iv) the commission of any act of fraud, intentional misrepresentation, dishonesty, misappropriation or embezzlement with respect to any of the company entities or the Named Executive Officer’s unethical, immoral or illegal act which could damage any of the company entities (or the reputation of any of the company entities), (v) breach of (A) any agreement or contract between the Named Executive Officer and any of the company entities (including the employment agreement), which breach has not been cured within 10 business days of the Named Executive Officer’s receipt of written notice thereof, or (B) sexual relationship with any other employee of any of the company entities, or (C) falsification of expense reports or requests for reimbursement, (vi) the conviction of, or pleading of guilty or nolo contendere to, any felony or any crime involving moral turpitude, or (vii) misappropriation, improper disclosure or improper use of materials or confidential information belonging to a former employer of the Named Executive Officer.
“Good Reason” means the occurrence of one or more of the following, subject to QualTek’s right to cure the circumstances giving rise to such occurrence within 20 business days of QualTek’s receipt of written notice: (i) assignment to the Named Executive Officer of any duties inconsistent, in the aggregate, in any material respect with the employment agreement, or (ii) a reduction in or the failure to pay the base compensation of the Named Executive Officer (other than a reduction of base salary of all of QualTek’s senior management due to poor financial performance of QualTek or any of its affiliates); provided, that the Named Executive Officer gives written notice to QualTek of the termination of employment for Good Reason within 30 days of the occurrence of the event constituting Good Reason, and such event remains uncured for 30 days following QualTek’s receipt of such written notice by the Named Executive Officer.
Each employment agreement with our Named Executive Officers provides that upon a “Change of Control” (which is defined as a “Sale of the Company” as further defined in the Amended and Restated Limited Liability Agreement of the Company), the employment agreements with our Named Executive Officers will terminate and the Named Executive Officers will not be eligible to receive any severance payments or benefits.
Annual Bonus Plan
The QualTek Annual Bonus Plan (“Annual Bonus Plan”) provides for the payments of annual cash incentives based on the achievement of Company EBITDA and free cash flow goals and individual performance objectives. The participants in the Annual Bonus Plan are determined based on an employee’s position and employment status, and include each of our Named Executive Officers.
Bonus levels are set as a percentage of the participant’s base salary and are established based upon the participant’s job-related responsibilities and corresponding impact on overall Company performance. Assuming achievement of the Company’s designated performance goals as described above and satisfactory performance of the participant, the Board makes the final determination of participant bonus awards.
None of our Named Executive Officer earned a bonus under the Annual Bonus Plan for the years ended December 31, 2021 and 2020 as the Company did not meet the applicable Company goals.
Equity Incentives
The Company’s majority-owned subsidiary, BCP QualTek Holdco LLC (“Holdco”), is authorized at the discretion of the board of managers of Holdco, under its Second Amended and Restated Limited Liability Company Agreement, dated as of October 4, 2019 (the “Holdco LLC Agreement”), to issue Class P Units of Holdco (“Class P Units”). Class P Units are granted to service providers of the Company, including our Named Executive Officers, who immediately contribute them to BCP QualTek Management, LLC (“Management Holdco”), which in turn grants such service providers the same number of corresponding Class P Tracking Units of Management Holdco (“Class P Tracking Units”). The Class P Tracking Units are structured to provide the participating individuals with an opportunity to indirectly participate in Holdco’s future income and appreciation and to enhance our ability to attract and retain talented individuals to contribute to the sustained progress, growth, and profitability of the Company.
Class P Tracking Units represent an indirect interest in the future appreciation of Holdco and are intended to be treated as “profits interests” for United States federal income tax purposes, meaning that the Class P Tracking Units generally entitle the holder only to value created by the future appreciation or profits of Holdco.
Holdco has granted each Named Executive Officer Class P Units, which they have contributed to Management Holdco, which in turn has granted the Named Executive Officers corresponding Class P Tracking Units. The Class P Tracking Units issued to each Named Executive Officer, and the underlying Class P Units, vest as follows: 20% on an initial vesting date set forth in each award agreement, and an additional 20% on each anniversary of the initial vesting date up to 80%, with the final 20% vesting immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement). Each Named Executive Officer was granted Class P Tracking Units and underlying Class P Units, with an initial vesting date of December 26, 2019. The Class P Tracking Units, and the underlying Class P Units are designated as Class P-1 Units, Class P-2 Units or Class P-3 Units. Vested Class P-1 Units, Class P-2 Units and Class P-3 Units, are eligible to participate in dividends/proceeds upon a Sale of the Company once Class A Members of Holdco (as defined in the Holdco LLC Agreement) receive a 1X, 2X or 3X cash return on their investment (on a fully diluted basis), respectively.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes, for each of the Named Executive Officers, the number of Class P Tracking Units held as of December 31, 2021.
		Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date(2)
Christopher S. Hisey	April 15, 2019	18,457	12,305(3)	—	—
	April 15, 2019	20,508	13,672(4)	—	—
	April 15, 2019	22,921	15,280(5)	—	—
Elizabeth Downey	April 15, 2019	3,384	2,256(3)	—	—

		Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date(2)
	April 15, 2019	3,760	2,506(4)	—	—
	April 15, 2019	4,202	2,801(5)	—	—
Kevin Doran	April 15, 2019	4,307	2,871(3)	—	—
	April 15, 2019	4,785	3,190(4)	—	—
	April 15, 2019	5,348	3,566(5)	—	—

(1)
This table reflects information regarding the Class P Tracking Units in Management Holdco to our Named Executive Officers that were outstanding as of December 31, 2021. For more information on these incentive units, see “Narrative Disclosure to Summary Compensation Table — Equity Incentives” above.

(2)
The Class P Tracking Units are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.

(3)
These Class P Tracking Units are composed of Class P-1 Units, which will vest according to the time-vesting schedule described above in “Narrative Disclosure to Summary Compensation Table — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of BCP QualTek Holdco LLC achieve a 1X cash return on their investment (on a fully diluted basis).

(4)
These Class P Tracking Units are composed of Class P-2 Units, which will vest according to the time-vesting schedule described above in “Narrative Disclosure to Summary Compensation Table — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of BCP QualTek Holdco LLC achieve a 2X cash return on their investment (on a fully diluted basis).

(5)
These Class P Tracking Units are composed of Class P-3 Units, which will vest according to the time-vesting schedule described above in “Narrative Disclosure to Summary Compensation Table — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of BCP QualTek Holdco LLC achieve a 3X cash return on their investment (on a fully diluted basis).

Additional Narrative Disclosure
Retirement Benefits
We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre-tax contributions. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted based on cost-of-living announcements by the Internal Revenue Services. The Company does not make these discretionary contributions.
Potential Payments Upon Termination or Change in Control
Each Named Executive Officer’s unvested Class P Tracking Units will vest immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement), subject to the Named Executive Officer’s continued employment with us through the consummation of a Sale of the Company, and each Named Executive Officer will become entitled to distributions with respect to all vested Class P Tracking Units upon a Sale of the Company to the extent the applicable return on investment criteria are met, see “Narrative Disclosure to Summary Compensation Table — Equity Incentives” above.

See “Narrative Disclosure to Summary Compensation Table — Executive Employment Agreements” for a description of potential severance payment due to each of our Named Executive Officers upon a change in control.
Director Compensation
Our non-employee directors received no compensation for the year ending December 31, 2021. Following the consummation of this Business Combination, our independent non-employee directors who are not affiliated with Brightstar, Jigisha Desai and Sam Chawla, will each be paid an annual retainer of $70,000 for their service as a member of our Board. Mr. Desai will also receive an additional annual retainer of $55,000 for serving as the chair of our audit committee. Mr. Chawla will also receive an additional annual retainer of $12,500 ($37,500 in the aggregate) for serving on each of our audit committee, compensation committee, and nominating/governance committee. Finally, each of our independent non‑employee directors who are not affiliated with Brightstar will receive, following the consummation of this Business Combination, an annual grant of stock options, with a grant date value (determined using the Black-Scholes method) of $105,000 that vest on the one-year anniversary of the date of grant, subject to the non-employee director’s continued service on the Board through the applicable vesting date.
Compensation of Executive Officers and Directors after the Business Combination
Following the consummation of the Business Combination, the following individuals will serve as executive officers of the Combined Company: Mr. Hisey as the Chief Executive Officer, Ms. Downey as the Chief Administrative Officer, Mr. Williams as the Chief Business Officer and Mr. Spittler as the Chief Financial Officer. See “Compensation of Executive Officers and Directors of QualTek” above for historical compensation for Mr. Hisey and Ms. Downey.
Upon consummation of the Business Combination, the Company intends to develop an executive compensation program that is consistent with Company’s existing compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the company. It is currently anticipated that any newly hired executive officers of the Combined Company will enter into employment agreements consistent with the terms of the existing employment agreements with executive officers of QualTek. See “Executive Services Agreements” above for a description of the terms of these employment agreements.
Decisions on the specific terms of the executive compensation program will be made by a compensation committee of the Board of Directors, which will be established at the closing of the Business Combination, and are not currently known at this time. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in this discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will continue to have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock-based awards.
Management Equity Incentive Plan
We anticipate that the Management Equity Incentive Plan will provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards, in each case intended to align the interests of participants with those of the Combined Company’s stockholders. For a detailed description of the Management Equity Incentive Plan to be adopted at Closing, see “Proposal 6: Management Equity Incentive Plan Proposal”
ESPP
The ESPP is intended to assist employees of the Combined Company in acquiring share ownership interest in the Combined Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Combined Company or its subsidiaries. Executive officers and all of other employees of the Combined Company who have been employed at the company for at least six months will be allowed to participate in the ESPP. See “Proposal 7: ESPP Proposal” for a description of the ESPP to be adopted at Closing, subject to stockholder approval.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF QUALTEK
The selected historical financial data presented below is derived from our unaudited consolidated financial statements and audited consolidated financial statements as of and for the nine months ended October 2, 2021 and October 3. 2020 and as of and for the years ended December 31, 2020 and 2019 included elsewhere in this proxy statement. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, have included all adjustments necessary to present fairly in all material respects our financial position and results of operations.
The historical results presented below are not necessarily indicative of the results that may be expected in any future periods. You should read the following selected historical financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and our consolidated financial statements and accompanying footnotes included elsewhere in this proxy statement.
	For the Nine Months Ended		For the Years Ended
(in thousands except per unit data)	October 2, 2021	October 3, 2020	2020	2019
Statement of Operations and Comprehensive Loss Data
Revenue	465,184	524,080	656,524	599,268
Costs and expenses
Cost of revenues	372,496	462,760	597,583	525,403
General and administrative	37,962	35,660	47,049	42,665
Transaction expenses	2,875	567	988	4,257
Change in fair value of contingent consideration	(4,544)	—	(7,081)	6,149
Impairment of long-lived assets	—	—	—	840
Impairment of goodwill	—	—	28,802	8,132
Depreciation and amortization	39,136	34,761	46,475	40,103
Total costs and expenses	447,925	533,748	713,816	627,549
Income (loss) from operations	17,259	(9,668)	(57,292)	(28,281)
Other income (expense):
Gain on sale/disposal of property and equipment	514	576	729	129
Interest expense	(35,778)	(28,824)	(37,659)	(33,380)
Loss on extinguishment of convertible notes	(2,436)	—	—	—
Total other expense	(37,700)	(28,248)	(36,930)	(33,251)
Loss from continuing operations	(20,441)	(37,916)	(94,222)	(61,532)
Loss from discontinued operations	(8,114)	(1,708)	(3,865)	(6,262)
Net loss	(28,555)	(39,624)	(98,087)	(67,794)
Accrued preferred return	1,638	2,508	3,287	742
Net loss attributable to Class A units	(30,193)	(42,132)	(101,374)	(68,536)
Net loss per unit:
Basic and diluted net loss per unit from continuing operations	$(10.21)	$(20.15)	$(48.61)	$(31.74)
Basic and diluted net loss per unit from discontinued operations	(3.75)	(0.85)	(1.93)	(3.19)
Basic and diluted net loss per unit	$(13.96)	$(21.00)	$(50.54)	$(34.93)
Basic and diluted weighted average common units outstanding	2,161,951	2,005,824	2,005,824	1,962,115
Non-GAAP financial data:
Adjusted EBITDA(1)	55,991	26,627	13,139	31,870

	As of October 2,	As of December 31,
(in thousands)	2021	2020	2019
Balance Sheet Data
Cash	$5,405	$76	$91
Working capital(2)	199	15,775	71,316
Total assets	769,565	640,868	747,230
Total liabilities	758,708	611,234	613,072
Total equity	10,857	29,634	134,158

(1)
Adjusted EBITDA is a non-GAAP measure. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek — Key Financial and Operating Measures — Non-GAAP Financial Measures” for definitions, additional discussion of management’s use of non-GAAP measures as supplemental financial measures and reconciliations of net loss to Adjusted EBITDA. Adjusted EBITDA may not be comparable to similarly titled non-GAAP measures of other companies as other companies may have calculated the measures differently.

(2)
QualTek defines working capital as total current assets minus total current liabilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF QUALTEK
The following discussion and analysis should be read in conjunction with the audited annual and unaudited interim consolidated financial statements and related notes appearing elsewhere in this proxy statement. This discussion and other parts of this prospectus may contain forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this proxy statement. Unless the context otherwise requires, references in this section to the “Company,” “we,” “us” or “our” are intended to mean the business and operations of QualTek and its consolidated subsidiaries.
Overview
BCP QualTek Holdco, LLC (“QualTek”), is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers. The Company has an extensive national footprint, with approximately 85 service locations and a workforce of over 5,000 people across the United States. We benefit from substantial forecasted growth in 5G infrastructure buildout over the next 5-7 years, which will support a wide variety of attractive end-markets, including smartphones, smart sensors, virtual healthcare, networked cars, and connected utilities. In addition to 5G, our energy-related customers are increasing investment in access to clean energy sources, driving demand for fiber connectivity and solar infrastructure. The Company actively seeks strategic acquisitions to complement its existing portfolio of services or to increase its geographical presence.
We operate in two segments: (i) Telecom and (ii) Renewables and Recovery Logistics. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication, utility, and cable carriers in various locations in the United States. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services and maintenance and repair services for telecommunications, renewable energy, commercial and utilities customers across the United States.
The Transaction
On June 16, 2021, QualTek, ROCR, and Merger Subs entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, at the closing of the Business Combination, Merger Subs (a newly-formed, wholly-owned, direct subsidiary of ROCR formed solely for purpose of the Merger) will be merged with and into QualTek (the “QualTek Merger”), with QualTek continuing as the surviving company under the Companies Act following the QualTek Merger, as a wholly-owned subsidiary of ROCR and the separate corporate existence of Merger Subs shall cease. Upon completion of the Business Combination, QualTek will be the successor registrant with the SEC, meaning that QualTek’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.
While the legal acquirer in the Business Combination Agreement is ROCR, for financial accounting and reporting purposes under GAAP, QualTek will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of QualTek in many respects. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, QualTek will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of QualTek (i.e., a capital transaction involving the issuance of stock by ROCR for the stock of QualTek). Accordingly, the consolidated assets, liabilities and results of operations of QualTek will become the historical financial statements of the Combined Company, and ROCR’s assets, liabilities and results of operations will be consolidated with QualTek’s beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of QualTek in future reports. The net assets of ROCR will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Upon consummation of the Business Combination and the closing of the Private Placement, the most significant change in QualTek’s future reported financial position and results of operations is expected to be an estimated increase in cash (as compared to QualTek’s balance sheet as of December 31, 2020) of approximately $[•] million, assuming maximum stockholder redemptions of [•] of the Public Shares, or $[•] million, assuming minimum stockholder redemptions, including up to $[•] million in gross proceeds from the Private Placement by the Initial Stockholders. Total direct and incremental transaction costs of ROCR and QualTek are estimated at approximately $[•] million, $[•] million will be expensed as part of the Business Combination and the remaining $[•] million is determined to be equity issuance costs and offset to additional paid-in capital.
As a consequence of the Business Combination, QualTek will become the successor to an SEC- registered and Nasdaq-listed company which will require QualTek to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. QualTek expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.
Key Financial and Operating Measures
We monitor the following key financial and operational metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. We believe that these financial performance metrics represent the primary drivers of value enhancement, balancing both short- and long-term indicators of increased shareholder value. These are the metrics we use to measure our results and evaluate our business. See “— Results of Operations” for further detail.
	For the Nine Months Ended
(in thousands)	October 2, 2021	October 3, 2020
Revenue	$465,184	$524,080
Net loss	$(28,555)	$(39,624)
Adjusted EBITDA(1)	$55,991	$26,627

(1)
For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of its use and a reconciliation of EBITDA and Adjusted EBITDA to net loss, see “— Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we have disclosed in the table above Adjusted EBITDA, which is a non-GAAP financial measure that we calculate as our net loss before interest, taxes, depreciation and amortization, management fees, transaction expenses and loss on extinguishment of convertible notes. The reconciliation of net loss to Adjusted EBITDA is provided below.
We present Adjusted EBITDA as this metric is a key measure used by our management to assess the operating and financial performance of our operations in order to make decisions on the allocation of resources. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•
although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) net interest expense/income; and

•
other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including net loss, cash flow metrics and our GAAP financial results.
The following table provides a reconciliation of net loss from operations to non-GAAP Adjusted EBITDA:
	For the Nine Months Ended
(in thousands)	October 2, 2021	October 3, 2020
Net loss	$(28,555)	$(39,624)
Management fees	751	391
Transaction expenses	2,875	567
Change in fair value of contingent consideration	(4,544)	—
Depreciation and amortization	39,136	34,761
Interest expense	35,778	28,824
Loss on extinguishment of convertible notes	2,436	—
Loss from discontinued operations	8,114	1,708
Adjusted EBITDA	$55,991	$26,627
Factors Impacting Our Performance
QualTek’s historical financial performance and future financial performance depends on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section “— Risk Factors” found elsewhere in this proxy statement.
Acquisitions
As part of our growth strategy, we may acquire companies that expand, complement, or diversify our business. We regularly review opportunities and periodically engage in discussions regarding possible acquisitions.
The Company completed the acquisitions listed below during the first three quarters of 2021 and fiscal year 2019. These acquisitions have all been accounted for in accordance with FASB ASC Topic 805, Business Combinations, and the operations of the acquired entities are included in our historical results for the periods following the closing of the acquisition. See Note 3: Acquisitions in the audited consolidated financial statements included elsewhere in this proxy statement. The most significant of these acquisitions impacting the comparability of our operating results were:
•
Concurrent Acquisition.   On August 30, 2021, pursuant to the Unit Purchase Agreement, the Company purchased 100% of the membership interests of Concurrent Group LLC (“Concurrent”). The overall consideration transferred was $13.8 million of cash, rollover equity valued at $6.0 million, acquisition debt of $14.1 million, and contingent consideration with a provisional acquisition date fair value of $10.2 million.

•
Broken Arrow Acquisition.   On August 6, 2021, pursuant to the Asset Purchase Agreement, the Company acquired certain assets and liabilities from Broken Arrow Communications, Inc. (“Broken Arrow”), a New Mexico based company that provides a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. The overall consideration transferred was $5.0 million of cash and contingent consideration with a provisional acquisition date fair value of $5.7 million.

•
Fiber Network Solutions Acquisition.   On January 26, 2021, pursuant to the Unit Purchase Agreement, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”). The overall consideration transferred was $20.1 million of cash, rollover equity valued at $2.0 million, and contingent consideration with an acquisition date fair value of $8.2 million.

•
Vertical Limit Acquisition.   On March 29, 2019, pursuant to the Asset Purchase Agreement between Vertical Limit Construction, LLC (Vertical Limit Seller) and the Company, the Company acquired certain assets and liabilities from the Vertical Limit Seller. The overall consideration transferred was $16.3 million of cash.

•
Vinculums Acquisition.   On October 4, 2019, pursuant to the Asset Purchase Agreement between Vinculums Services, LLC (the Vinculums Seller) and the Company, the Company acquired certain assets and liabilities from the Vinculums Seller. The overall consideration transferred was $43.6 million of cash and rollover equity valued at $12.5 million.

•
Aerial Acquisition.   On October 18, 2019, Pursuant to the Asset Purchase Agreement between Aerial Wireless Services, LLC (the Aerial Seller) and the Company, the Company acquired certain assets and liabilities from the Aerial Seller. The overall consideration transferred was $16.5 million of cash, $1.5 million of timing payments and rollover equity valued at $1.0 million.

Seasonality and Cyclical Nature of Business
Some services provided by the Company are seasonal and vary from market to market in different geographic areas. As a majority of our work is performed in an outdoor environment, adverse weather such as heavy snow or rain or extreme low temperature could affect our performance. For instance, in the second quarter of 2021, we experienced delays in certain Renewables and Recovery Logistics projects in Texas because of heavy rains, which delayed or reduced our anticipated revenue or profits from these projects. Conversely, demand for some services within the Company’s Renewables and Recovery Logistics segment are dependent upon the occurrence of adverse weather events in the summer and fall seasons.
The telecommunication industry has been and likely will continue to be highly cyclical. Fluctuations in demand can be caused by many factors such as new technology adoption, need for higher bandwidth, and change in spending environments. We generally expect growth in our industry given the national roll out of 5G network and home adoption of fiber optic internet. However, the demand can be subject to volatility from factors such as our customers’ access to capital and changes in regional and global economic conditions. For instance, in 2021, we have also experienced delays in certain 5G rollout projects, including equipment delays, which is expected to delay or reduce our anticipated revenue or profits from these projects. The effects of the COVID-19 pandemic could also result in greater seasonal and cyclical volatility than would otherwise exist under normal conditions. Since adverse weather events are more likely to occur in higher frequency and greater severity during winter, our first and fourth quarter results might be impacted by conditions that are out of our control.
Regulations
We are subject to many complex, overlapping local, state and federal laws, rules, regulations, policies and legal interpretations (collectively, “laws and regulations”) in the markets in which we operate. These laws and regulations govern, among other things, consumer protection, state and municipal licensing, privacy and data protection, labor and employment, competition, and marketing and communications practices, to name a few. These laws and regulations will likely have evolving interpretations and applications, and it can often be difficult to predict how such laws and regulations may be applied to our business.
COVID-19 Impact
During the COVID-19 pandemic, our services have mostly been considered essential in nature. As the situation continues to evolve, we are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, in addition to how the COVID-19 pandemic impacts our ability to provide services to our customers. As the COVID-19 pandemic is expected to continue to affect our future business activities for an unknown period of time, we believe there could be impacts to our financial performance. These impacts include lost productivity from governmental permitting approval delays, reduced crew productivity due to social distancing, other mitigation measures or other factors, the health and availability of work crews or other key personnel, including subcontractors or supply chain disruptions, and/or delayed project start dates or project shutdowns or cancellations that may be mandated or requested by governmental authorities or others, all of which could result in lower revenue or higher costs. Additionally, disruptions in economic activity as a result of the COVID-19 pandemic have had, and may continue to have, adverse effects across our end markets. To the extent that future business activities are adversely affected by the pandemic, we intend to take appropriate actions designed to mitigate these impacts. Given the uncertainty regarding the magnitude and duration of the pandemic’s effects, we are unable to predict with specificity or quantify any potential future impact on our business, financial condition and/or results of operations.
Components of Our Results of Operations
Revenue
We generate revenue from engineering, construction, installation, network design, project management, site acquisition, maintenance services, business continuity, disaster recovery operations, and fiber optic construction services in the United States.
Cost of Revenues
Cost of revenues primarily consists of labor, materials, equipment and overhead costs incurred in the services sold in the period as well as insurance costs. Labor and overhead costs consist of direct and indirect service costs, including wages and fringe benefits, and operating expenses. We expect our cost of revenues to continue to change proportionally and remain relatively flat as a percentage of revenue as we scale our business.
General and Administrative Expenses
General and administrative expenses consist primarily of payroll and related benefit costs for our employees involved in general corporate functions as well as costs associated with the use by these functions of facilities and equipment, such as rent, insurance, and other occupancy expenses. General and administrative expenses also include legal, consulting and professional fees. We expect general and administrative expenses will be impacted by the increased costs associated with being a publicly traded company.
Depreciation and Amortization Expenses
Depreciation and amortization expenses primarily consist of depreciation on assets under capital lease, machinery, equipment, vehicles, office furniture, computers, leasehold improvements, software, and amortization of intangible assets. We expect depreciation and amortization expenses to increase for the foreseeable future as we scale our business.
Other Expense, Net
Other expense, net consists primarily of interest expense, loss on extinguishment of convertible notes, and gain/loss on the sale/ disposal of property and equipment.

Results of Operations
Comparison of the Nine Months Ended October 2, 2021 and October 3, 2020
The following table sets forth our consolidated results of operations for the periods presented:
	For the Nine Months Ended
(in thousands)	October 2, 2021	October 3, 2020	($) Change	(%) Change
Revenue	$465,184	$524,080	($58,896)	(11.2)%
Costs and Expenses:
Cost of revenues	372,496	462,760	(90,264)	(19.5)%
General and administrative	37,962	35,660	2,302	6.5%
Transaction expense	2,875	567	2,308	407.1%
Change in fair value of contingent consideration	(4,544)	—	(4,544)	(100)%
Depreciation and amortization	39,136	34,761	4,375	12.6%
Total costs and expenses	447,925	533,748	(85,823)	(16.1)%
Income / (loss) from operations	17,259	(9,668)	26,927	278.5%
Other income (expense):
Gain on sales/disposal of property and equipment	514	576	(62)	(10.8)%
Interest expense	(35,778)	(28,824)	(6,954)	24.1%
Loss on extinguishment of convertible notes	(2,436)	—	(2,436)	(100.0)%
Total other expense	$(37,700)	$(28,248)	$(9,452)	(33.5)%
Net loss from continuing operations	(20,441)	(37,916)	17,475	46.1%
Net loss from discontinued operations	(8,114)	(1,708)	(6,406)	(375)%
Net loss	$(28,555)	$(39,624)	$11,069	27.9%
Comparison of the Nine Months Ended October 2, 2021 and October 3, 2020
Revenue
Revenue decreased by $58.9 million, or 11.2%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The decrease was primarily driven by a $35.3 million decline in revenue attributable to the significant wind down of a large customer program and a $86.5 million decline in revenue due to the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions, which delayed build plans in 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start date delays. These decreases were partially offset by the acquisitions of FNS, Concurrent, and Broken Arrow in 2021, which contributed $38.1 million in revenues. In addition, revenues for our legacy portion of our Renewables and Recovery Logistics segment increased by approx. $24.8 million period over period.
Cost of Revenues
Cost of revenues decreased by $90.3 million, or 19.5%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The decrease is primarily attributable to the decrease in revenue, noted above, period over period related to the significant wind down of a large customer program, the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions which delayed build plans in 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start date delays resulting in a decrease in cost of revenues of $113.8 million. In addition, the Company recognized approximately $10.4 million in overall cost cutting measures, mainly related to travel and vehicle rentals period over period. These decreases were partially offset by the acquisitions of FNS, Concurrent, and Broken Arrow in 2021 which contributed $24.0 million in cost of revenues. In addition, cost of revenues our legacy portion of our Renewables and Recovery Logistics segment increased by approximately $9.9 million period over period due to the revenue growth noted above.
General and Administrative
General and administrative expenses increased by $2.3 million, or 6.5%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. This increase was primarily attributable to the acquisitions of FNS, Concurrent and Broken Arrow in 2021, which resulted in general and administrative costs of $2.3 million.
Transaction Expenses
Transaction expenses increased by $2.3 million, or 407.1%, for the nine months ended October 2, 2021, compared to the nine months ended October 3, 2020. The driver for the increase is primarily due to transaction fees related to the Business Combination and the FNS, Concurrent, and Broken Arrow acquisitions in 2021 with no acquisitions occurring in the same period in 2020.
Change in fair value of contingent consideration
Change in fair value of contingent consideration decreased by $4.5 million, or 100%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The decrease was primarily attributable to the decrease in the value of the contingent earnout liabilities related to the year ending 2021 EBITDA earnout for the FNS acquisition in September 2021. There was no change to earnout values in the period ended October 3, 2020.
Depreciation and Amortization
Depreciation and amortization expenses increased by $4.4 million, or 12.6%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The increase was primarily attributable to higher depreciation and amortization expense related to assets acquired as part of the FNS, Concurrent and Broken Arrow acquisitions in 2021 as well as the strategic purchase of base camp equipment in our Renewables and Recovery Logistics segment in the second half of 2020 resulting in additional depreciation expense.
Interest Expense, Net
Interest expense increased by $7 million, or 24.1%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The increase was primarily driven by interest expense related to the subordinated convertible notes issued in January 2021 to fund the FNS acquisition and the subordinated convertible notes issued in June 2021, in conjunction with the Business Combination, as compared to the nine months ended October 3, 2020.
Loss on Extinguishment of Convertible Notes
Loss on extinguishment of convertible notes increased by $2.4 million, or 100.0%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The increase was driven by the extinguishment of convertible notes which occurred during the nine months ended October 2, 2021 with no such extinguishment occurring in the prior period.

Comparison of Years Ended December 31, 2020 and 2019
The following table sets forth our consolidated results of operations for the years presented:
	For the Years Ended December 31,
(in thousands)	2020	2019	($) Change	(%) Change
Revenue	$656,524	$599,268	57,256	9.6%
Costs and Expenses:
Cost of revenues	597,583	525,403	72,180	13.7%
General and administrative	47,049	42,665	4,384	10.3%
Transaction expense	988	4,257	(3,269)	(76.8)%
Change in fair value of contingent consideration	(7,081)	6,149	(13,230)	(215.2)%
Impairment of long-lived assets	—	840	(840)	(100.0)%
Impairment of goodwill	28,802	8,132	20,670	254.2%
Depreciation and amortization	46,475	40,103	6,372	15.9%
Total costs and expenses	713,816	627,549	86,267	13.7%
Loss from operations	(57,292)	(28,281)	(29,011)	(102.6)%
Other income (expense):
Gain on sales/disposal of property and equipment	729	129	600	465.1%
Interest expense	(37,659)	(33,380)	(4,279)	12.8%
Total other expense	(36,930)	(33,251)	(3,679)	11.1%
Net loss from continuing operations	$(94,222)	$(61,532)	$(32,690)	(53.1)%
Net loss from discontinued operations	$(3,865)	$(6,262)	$2,397	38.3%
Net loss	$(98,087)	$(67,794)	$(30,293)	44.7%
Comparison of Years Ended December 31, 2020 and 2019
Revenue
Revenue increased by $57.3 million, or 9.6%, for the year ended December 31, 2020 compared to the same period in 2019. The increase was driven by a full year of revenue recognized in 2020 related to our 2019 acquisitions of $108.4 million, partially offset by a decrease of organic revenue of $51.1 million related to COVID-19 delays, the delay of customers’ spend due to timing of Spectrum auctions, and the descoping of work from a large customer contract.
Cost of Revenues
Cost of revenues increased by $72.2 million, or 13.7%, for the year ended December 31, 2020, compared to the same period in 2019. Cost of revenues as a percentage of revenue increased from 87.7% of revenue in 2019 to 91.0% of revenue in 2020. Of the $72.2 million increase in cost of revenues, $46.7 million is attributable to higher revenue in 2020. The remaining increase is attributable to a loss on an onerous contract in our Telecom segment, increased costs caused by the COVID-19 pandemic related to permit delays, crew-level COVID-19 mitigations costs, government restrictions, and other inefficiencies.
General and Administrative
General and administrative expenses increased by $4.4 million, or 10.3%, for the year ended December 31, 2020, compared to the same period in 2019. This was largely due to a full year of general and administrative expenses for our 2019 acquisitions, higher bonus expense in our Renewables & Recovery Logistics segment, and exit activities related to our prior corporate office.

Transaction Expenses
Transaction expenses decreased by $3.3 million, or 76.8%, for the year ended December 31, 2020, compared to the same period in 2019. This decrease is due to the fact that we closed three acquisitions in 2019 and no acquisitions closed in 2020.
Change in Fair Value of Contingent Consideration
Change in fair value of contingent consideration decreased by $13.2 million, or 215.2%, for the year ended December 31, 2020, compared to the same period in 2019 and is attributed to a decrease in the value of the contingent earnout liabilities related to acquisitions as compared to the original value of contingent consideration at acquisition date.
Impairment of Long-lived Assets
Impairment of long-lived assets decreased by $0.8 million, or 100.0%, for the year ended December 31, 2020, compared to the same period in 2019. This change was due to an impairment of $0.8 million recorded in 2019 related to long-lived assets in the Telecom segment, and no such charge was recorded in 2020.
Impairment of Goodwill
Impairment of goodwill increased by $20.7 million, or 254.2%, for the year ended December 31, 2020, compared to the same period in 2019. This was due to an additional decrease to the projected future discounted cash flows for the Telecom segment, which resulted in a carrying value of goodwill in excess of the estimated fair value.
Depreciation and Amortization
Depreciation and amortization expenses increased by $6.4 million, or 15.9%, for the year ended December 31, 2020, compared to the same period in 2019. The increase was driven by a full year of depreciation and amortization recorded for the assets acquired in the 2019 acquisitions in our Telecom segment, as well as the strategic purchase of base camp equipment in our Renewables and Recovery Logistics segment in 2020 resulting in additional depreciation expense.
Interest Expense, Net
Interest expense increased by $4.3 million, or 12.8%, for the year ended December 31, 2020, compared to the same period in 2019. This was due to an increase in the Company’s Term Loan debt drawn in the fourth quarter of 2019 in order to finance the Vinculums and Aerial acquisitions.
Review of Operating Segments
Comparison of the Nine Months Ended October 2, 2021 and October 3, 2020
	For the Nine Months Ended
(in thousands)	October 2, 2021	October 3, 2020	($) Change	(%) Change
Telecom	$360,020	$468,729	(108,709)	-23.2%
Renewables and Recovery Logistics	105,164	55,351	49,813	90.0%
Total revenue	$465,184	$524,080	(58,896)	-11.2%
Adjusted EBITDA:
Telecom	26,907	16,028	10,879	67.9%
Renewables and Recovery Logistics	42,181	24,227	17,954	74.1%
Corporate & Eliminations	(13,097)	(13,628)	531	-3.9%
Total Adjusted EBITDA	$55,991	$26,627	29,364	110.3%

Comparison of the Nine Months Ended October 2, 2021 and October 3, 2020
Telecom
Revenue
Revenue decreased by $108.7 million, or 23.2%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The decrease was primarily driven by a $35.3 million decline in revenue attributable to the significant wind down of a large customer program and an $86.5 million decline in revenue due to the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions which delayed build plans in 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start date delays. These decreases were partially offset by the acquisitions of Concurrent and Broken Arrow in 2021, which contributed $13.1 million in revenues.
Adjusted EBITDA
Telecom Adjusted EBITDA increased by $10.9 million, or 67.9%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The increase was driven cost savings measures to right size the Telecom segment with revenue volumes and the reduction in losses associated with the onerous contract period over period. In addition, the acquisitions of Concurrent and Broken Arrow in 2021 contributed $4.8 million of Adjusted EBITDA in 2021.
Renewables and Recovery Logistics
Revenue
Revenue increased by $49.8 million, or 90%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The increase was driven primarily by the addition of FNS in January 2021, which contributed $25.2 million of revenues for the nine months ended October 2, 2021. The remaining $24.6 million increase resulted from our legacy portion of our Renewables and Recovery Logistics segment.
Adjusted EBITDA
Renewables and Recovery Logistics Adjusted EBITDA increased by $18 million, or 74.1%, for the nine months ended October 2, 2021 compared to the nine months ended October 3, 2020. The increase was primarily driven by an increase in event-based revenue events with higher margins in the period ended October 2, 2021 of approximately $14.0 million. The remaining increase of approximately $4.0 million is attributed to the revenue and EBITDA generated from the FNS acquisition in 2021.
Comparison of the Years Ended December 31, 2020 and 2019
	For the Years Ended December 31,
(in thousands)	2020	2019	($) Change	(%) Change
Revenue:
Telecom	$587,614	$568,342	$19,272	3.4%
Renewables and Recovery Logistics	68,910	30,926	$37,984	122.8%
Total revenue	$656,524	$599,268	$57,256	9.6%
Adjusted EBITDA:
Telecom	$2,409	$37,063	$(34,654)	(93.5)%
Renewables and Recovery Logistics	28,943	11,442	$17,501	153.0%
Corporate & Eliminations	(18,213)	(16,635)	$(1,578)	9.5%
Total Adjusted EBITDA	13,139	31,870	$(18,731)	(58.8)%

Comparison of the Years Ended December 31, 2020 and 2019
Telecom
Revenue
Revenue increased by $19.3 million, or 3.4%, for the year ended December 31, 2020 compared to the same period in 2019. The full year effect of 2019 acquisitions contributed $108.4 million of the revenue increase for 2020. This was offset by an organic revenue decrease of $89.1 million as compared with 2019. This decline in organic revenue was related to COVID-19 delays, the delay of customers’ spend due to timing of Spectrum auctions, and the descoping of work from a large customer contract.
Adjusted EBITDA
Telecom Adjusted EBITDA decreased by $34.7 million, or 93.5%, for the year ended December 31, 2020 compared to the same period in 2019. The Adjusted EBITDA decrease was due primarily to higher cost of revenues related to the COVID-19 pandemic (permit delays, crew-level COVID mitigations, government restrictions, other inefficiencies) and the effects of the descoping of work from a large customer contract.
Renewables and Recovery Logistics
Revenue
Revenue increased by $38.0 million, or 122.8%, for the year ended December 31, 2020 compared to the same period in 2019. The increase was driven by customer expansion and additional events in 2020 as well as the ability to capitalize on strategic capital investments.
Adjusted EBITDA
Renewables and Recovery Logistics Adjusted EBITDA increased by $17.5 million, or 153.0%, for the year ended December 31, 2020 compared to 2019. The increase was driven by an increase in event-based revenue events with higher margins in the year ended December 31, 2020.
Liquidity and Capital Resources
We have historically financed our operations primarily through cash flows generated by operations and, as needed, with borrowings under our $103.5 million revolving credit facility with PNC Bank (“PNC Facility”), and Senior Secured Term Credit (“Term Loan”). Our uses of cash have been primarily to fund acquisitions, for the purchase of inventory, payroll, capital expenditures, and payment of our debt obligations and related interest expense. Our most significant contractual obligation for future uses of cash is our Term Loan. As of October 2, 2021, $353.9 million, was outstanding under our Term Loan. On a quarterly basis, the Company is required to make principal payments of $2.4 million plus interest with all unpaid principal and interest due at maturity on July 17, 2025.
We believe that cash expected to be generated from operations and the availability of borrowings under the PNC Facility will be sufficient to fund our working capital requirements and to meet our commitments in the ordinary course of business for at least the next 12 months. For additional information on the Company’s future obligations and commitments see Note 7: Debt and Capital Lease Obligations and Note 11: Commitments and Contingencies, to our audited consolidated financial statements included elsewhere in this proxy statement. As of October 2, 2021, we had cash of $2.2 million available under our PNC Facility.
The following table summarizes our cash flows for the periods presented:

	For the Nine Months Ended		For the Years Ended December 31,
(in thousands)	October 2, 2021	October 3, 2020	2020	2019
Net cash (used in) provided by operating Activities from continuing operations	$(32,959)	$(7,576)	$14,557	$(2.541)
Net cash used in investing activities from continuing operations	(38,533)	(3,218)	(3,927)	(79,117)
Net cash provided by (used in) financing Activities from continuing operations	79,779	14,495	(8,751)	83,112
Effect of foreign currency exchange rate (translation) on cash .	(35)	21	59	23
Net increase/(decrease) in cash	$6,508	$2,034	$(159)	$(633)

Note:
The following discussions related to our cash flows are presented on a continuing operations basis, which excludes the cash flows from our former operations associated with our Canadian subsidiary within the Telecom segment which are accounted for as discontinued operations.

Following the consummation of the business combination, ROCR will be obligated to make payments under the Tax Receivable Agreement. The actual timing and amount of any payments that may be made under the Tax Receivable Agreement are unknown at this time and will vary based on a number of factors. For more information about these factors, see “Proposal 1: The Business Combination Proposal — Additional Agreements — Tax Receivable Agreement.” However, the Company expects that the payments that it will be required to make in connection with the Tax Receivable Agreement will be substantial. Any payments made under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to ROCR or QualTek. For so long as ROCR is the Managing Member (as defined in the Third Amended and Restated LLCA) of QualTek, ROCR intends to cause QualTek to make ordinary distributions and tax distributions to the holders of QualTek Common Units on a pro rata basis in amounts sufficient to enable ROCR to cover payments under the Tax Receivable Agreement. However, QualTek’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of QualTek and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in QualTek’s debt agreements, or any applicable law, or that would have the effect of rendering QualTek insolvent. To the extent ROCR is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial and as a result, could have a substantial negative impact on our liquidity or financial condition.
Comparison of the Nine Months Ended October 2, 2021 and October 3, 2020 and Years Ended December 31, 2020 and 2019
Operating Activities
Cash used in the Company’s operating activities decreased to ($33.0) million for the nine months ended October 2, 2021 compared to net cash used in operating activities of ($7.6) million for the nine months ended October 3, 2020. The primary driver of this cash used in operating activities is attributed to an increase in accounts receivable due to the timing of revenues associated with our legacy portion of our Renewables and Recovery Logistics segment period over period.
Cash provided by the Company’s operating activities was $14.5 million for the year ended December 31, 2020 compared to net cash used in operating activities of ($2.5) million for the year ended December 31, 2019. The primary driver of cash inflow improvement is attributed to a decrease in current assets such as accounts receivable and inventory. The cash increase was further offset by decreases in current liabilities related to accounts payable and contract liabilities.

Investing Activities
Net cash used in the Company’s investing activities increased to ($38.5) million for the nine months ended October 2, 2021, compared to the net cash used in investing activities of ($3.2) million for the nine months ended October 3, 2020. The primary driver of the change in cash outflow is attributed to the cash paid related to the FNS, Concurrent and Broken Arrow acquisitions.
Net cash used in the Company’s investing activities decreased to ($3.9) million for the year ended December 31, 2020 from ($79.1) million for the year ended December 31, 2019. The primary driver of the change in cash outflow is attributed to the cash paid in 2019 related to the Company’s acquisitions.
Financing Activities
Net cash provided by the Company’s financing activities increased to $79.8 million for the nine months ended October 2, 2021 compared to net cash provided by financing activities of $14.5 million for the nine months ended October 3, 2020. The primary driver of the change in cash inflow is attributed to $15.4 million in proceeds from the issuance of equity in conjunction with the FNS acquisition, $44.4 million in proceeds from convertible notes, and proceeds from the line of credit, net of repayments.
Net cash used in the Company’s financing activities decreased to ($8.8) million for the year ended December 31, 2020 compared to net cash provided by financing activities of $83.1 million for the year ended December 31, 2019. The primary driver of the change in cash outflow is attributed to the cash borrowed on the Term Loan in 2019 to finance the Company’s acquisitions. No such activity occurred in 2020.
Contractual Obligations
The following table includes aggregated information about contractual obligations that affect our liquidity and capital needs. As of December 31, 2020, our contractual obligations over the next several periods were as set forth below. There have been no material changes to our contractual obligations from December 31, 2020, other than an additional $36.4 million borrowed under our line of credit, $24.1 million of additional acquisition debt, reclassed from contingent liabilities and issued in conjunction with the Concurrent acquisition, and $75.0 million of subordinated convertible notes issued in connection with our Business Combination.
As of December 31, 2020, our contractual obligations were as follows:
	Payments Due by Period
(in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Line of credit	$59,837	—	59,837	—	—
Term loan	361,045	9,564	19,128	332,353	—
Capital lease obligations	25,751	8,287	13,715	3,749	—
Operating leases	35,219	9,673	13,855	5,223	6,468
Acquisition debt	10,575	10,575	—	—	—
Total	$492,427	38,099	106,535	341,325	6,468
Critical Accounting Policies and Estimates
The following is not intended to be a comprehensive list of all of our accounting policies. Our significant accounting policies are more fully described in Note 1: Nature of Business and Summary of Significant Accounting Policies to the consolidated financial statements. The discussion and analysis of our financial conditions and results of operations is based on our consolidated financial statements. These statements have been prepared in accordance with GAAP. In conformity with GAAP, the preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Given that management estimates, by their nature, involve judgement regarding future uncertainties, actual results may differ from these estimates if conditions change or if certain key assumptions used in making these estimates ultimately proven to be inaccurate.
We believe the following critical accounting policies contain the more significant judgments and estimates used in the preparation of our consolidated financial statements.
•
Revenue Recognition

•
Accounts Receivable

•
Concentration of Credit Risk

•
Business Combination

•
Impairment of Goodwill and Long-Lived Assets

•
Income Taxes

Revenue Recognition
The Company recognizes revenue from contracts with customers using the five-step model prescribed in ASC 606. Revenue for engineering, construction, project management, and site acquisition services are primarily recognized by the Company over time utilizing the cost-to-cost measure of progress, which is an input method, on contracts for specific projects, and for certain master service and other service agreements. Revenue for engineering, aerial and underground construction for projects with customer-specified service requirements are primarily performed under master service agreements and other contracts that contain customer-specified service requirements. These agreements include pricing for individual tasks, including, for example, the placement of underground or aerial fiber, directional boring, and fiber splicing, each based on a specific unit of measure. Revenue is recognized over time as services are performed and customers simultaneously receive and consume the benefits provided by the Company. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations Revenue from fulfillment, maintenance, compliance, and recovery services provided to the telecommunication, cable and utility industries is recognized as the services are rendered. These services are generally performed under master or other service agreements and billed on a contractually agreed price per unit on a work order basis.
Accounts Receivable
The Company’s accounts receivable are due primarily from large telecommunication, cable carriers, and utility companies carriers operating in North America and are carried at original contract amount less an estimate for uncollectible amounts based on historical experience. Contract assets represent revenue recognized for work performed in excess of amounts invoiced to customers. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial conditions and current economic conditions. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.
Concentration of Credit Risk
We have established relationships with many leading telecommunication, cable carriers and utility providers. For the nine months ended October 2, 2021, our customer base was concentrated with the top four customers accounting for approximately 41%, 15%, 13% and 11% of our total revenues with related revenues of $189.4 million, $67.8 million, $59.4 million and $51.8 million, respectively. These top four customers accounted for approximately 24.3%, 26.6%, 13.5%, and 18.8% of our total accounts receivables with related accounts receivable of $61.8 million, $67.8 million, $34.4 million and $47.9 million, respectively, as of October 2, 2021. For the year ended December 31, 2020, our customer base was concentrated with the top two customers accounting for approximately 54% and 18% of our total revenues with related revenues of $356.0 million and $116.4 million, respectively, during 2020. These top two customers accounted for approximately 45.8% and 36.6% of our total accounts receivable with related accounts receivable of $81.8 million and $65.3 million, respectively, as of December 31, 2020.

Business Combination
The Company accounts for acquired businesses using the acquisition method of accounting, which requires that any assets acquired and liabilities assumed be at their respective fair values on the date of acquisition. Any excess between the purchase price and the fair value of acquired net assets and liabilities assumed is recognized as goodwill. The assumptions made in calculating the fair value of assets acquired and liability assumed in business combinations require a number of significant judgements and estimates and is subject to revision if additional information, which existed as of the date of acquisition, about the fair values become available during the measurement period of up to 12 months from the acquisition date. The Company will recognize any adjustments to preliminary amounts that are identified during the measurement period in the reporting period in which the adjustments are determined.
Impairment of Goodwill and Long-lived Assets
Goodwill represents the excess purchase price paid to acquire a business over the fair value of net assets acquired. The Company has goodwill and long-lived intangible assets that have been recorded in connection with business acquisitions. We perform our annual impairment review of goodwill and long- lived intangible assets at the reporting unit level in the fourth quarter of each year or when changes in circumstances indicate that the carrying value may not be recoverable. Such circumstances include a significant adverse change in the business climate for one of our reporting units or a decision to dispose of a reporting unit or a significant portion of a reporting unit.
We perform a qualitative assessment to test goodwill for impairment on the first day of the fourth quarter by determining whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value. Qualitative factors that we consider include, but are not limited to, macroeconomics conditions, customer relations, market conditions, a significant adverse change in legal factors or in the business climate and reporting unit specific events. If, based on the qualitative assessment, we determine a quantitative assessment is necessary, we estimate the fair value of the reporting unit and compare that to its carrying value. To the extent the carrying value exceeds the fair value of a reporting unit, an impairment loss is recorded in an amount equal to that excess. Under our quantitative test, our estimate of fair value is primarily determined using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method and the market approach uses the guideline company method. If any impairment exists, we record the impairment to the statement of operations in the period the impairment is recognized.
As of December 31, 2020 and 2019, we completed quantitative assessments for our three reporting units and determined that the carrying value exceeded the fair value of two reporting units within our Telecom segment. As a result, we recorded goodwill impairment charges of $28.8 million and $8.1 million in 2020 and 2019, respectively. The estimated fair value of the Company’s third reporting unit substantially exceeded its carrying value during each reporting period. Significant assumptions used in the determination of the estimated fair values of the reporting units are the estimated future net annual cash flows for each reporting unit, the long-term inflationary growth rate and the discount rate. The estimated future net annual cash flows and long-term inflationary growth rates are dependent on overall market growth rates, the competitive environment, and business activities that impact market share. As a result, the growth rate could be adversely impacted by a sustained deceleration in growth or an increased competitive environment. As of December 31, 2020, the long-term inflationary growth rate utilized to value the reporting units for which we recorded an impairment was 3.0%. The discount rate, which is consistent with a weighted average cost of capital that is likely to be expected by a market participant, is based upon rates of return available from alternative investments of similar type and quality, including consideration of both debt and equity components of the capital structure. Our discount rate may be impacted by adverse changes in the macroeconomic environment and volatility in the equity and debt markets. As of December 31, 2020, the discount rates utilized to value the reporting units for which we recorded an impairment were approximately 15.25% and 14.50%, respectively, which were determined depending on the risk and uncertainty inherent in the respective reporting unit.
As a result of the goodwill impairment charges recorded in 2020, goodwill assigned to one reporting unit was fully impaired as of December 31, 2020. Following the goodwill impairment charges recorded in

2020, the carrying value of the second reporting unit was equal to its fair value as of December 31, 2020. As such, any changes in operating plans or adverse changes in the future could reduce the underlying cash flows used to estimate fair values and would likely result in a decline in fair value that would trigger future impairment charges of this reporting unit’s goodwill. As of December 31, 2020, the carrying value of this reporting unit’s goodwill was $44.9 million. As described above, the estimated fair value of the Company’s third reporting unit substantially exceeded its carrying value during each reporting period. For additional information on the impairment charge, see Note 6: Goodwill and Intangible Assets, to our audited consolidated financial statements included elsewhere in this proxy statement.
We review long-lived assets, which primarily includes finite-lived intangible assets and property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value. For the year ended December 31, 2019, the Company recorded $0.8 million of impairment of long-lived assets. No impairments have occurred during the year ended December 31, 2020. For additional information on the impairment charge, see Note 6: Goodwill and Intangible Assets, to our audited consolidated financial statements included elsewhere in this proxy statement.
Income Taxes
For tax purposes, we have historically been treated as a partnership for U.S federal and state income tax purposes. As a result, we have not been subject to U.S. federal and state income taxes in most jurisdictions. No provision for income taxes has been made in the consolidated financial statements since all items of income and loss are allocated to the members for inclusion in their respective tax returns. Following this transaction, we will be subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to our allocable share of any taxable income generated by the Partnership that will flow through to its interest holders, including us.
GAAP requires us to recognize tax benefits in an amount that is more likely than not to be sustained by the relevant taxing authority upon examination. We analyze our tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where we are required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, we determine that uncertainties in tax positions exist that do not meet the minimum threshold for recognition of the related tax benefit, a liability is recorded in the consolidated financial statements. Liabilities for uncertain tax positions are measured based upon the largest amount of benefit that is greater than 50% likely to be realized upon ultimate settlement. We recognize interest and penalties, if any, related to uncertain tax positions in our income tax expense.
Emerging Growth Company Status
We qualify as an emerging growth company (“EGC”) pursuant to the provisions of the JOBS Act. For as long as we are an EGC, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and registration statements, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.
In addition, under the JOBS Act, EGCs can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards under the JOBS Act until we are no longer an EGC. Our election to use the phase-in periods permitted by this election may make it difficult to compare our financial statements to those of non-EGCs and other EGCs that have opted out of the longer phase-in periods permitted under the JOBS Act and who will comply with new or revised financial accounting standards. If we were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

Recent Accounting Pronouncements
See Note 1: Nature of Business and Summary of Significant Accounting Policies to our consolidated financial statements for more information.
Quantitative and Qualitative Disclosure of Market Risks
Interest Rate Risk
Our credit facilities provide a $103.5 million revolving line of credit and $380.0 million of term loan debt. The revolving line of credit bears interest at a variable rate based on either LIBOR or a base rate plus an applicable margin with an unused commitment fee paid quarterly. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.77% to 2.87% at December 31, 2020), as defined in the agreement. On the term loan, the Company may elect either a Base Rate plus an applicable rate (8.50% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at December 31, 2020), as defined in the agreement. As of December 31, 2020, we had $59.8 million and $361.0 million of borrowings outstanding under the revolving facility and term loan, respectively.
Foreign Currency Exchange Risk
Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. We have limited foreign currency risks related to our revenue and operating expenses denominated in the Canadian Dollar. The volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. Although we have experienced and will continue to experience fluctuations in our net income (loss) as a result of transaction gains (losses) related to revaluing certain cash balances, trade accounts receivable balances and intercompany balances that are denominated in currencies other than the U.S. dollar, we believe such a change will not have a material impact on our results of operations. At this time we do not, but we may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk.
Credit Risk
We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements In such agreements, we depend on the counterparty to make payment or otherwise perform. We generally seek to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

MANAGEMENT OF THE COMBINED COMPANY AFTER THE BUSINESS COMBINATION
Information about Directors Expected to be Appointed to the Board Upon the Closing of the Business Combination
Upon consummation of the Business Combination, the Combined Company’s Board of Directors will comprise nine (9) members. Each of our incumbent directors will resign from our Board upon closing.
Management and Board of Directors
The following persons are expected to serve as executive officers and directors following the Business Combination. For biographical information concerning the QualTek executive officers and QualTek designees to the Board, see “Executive Officers and Directors of QualTek” and “Proposal 5: The Directors Proposal.” For biographical information concerning the ROCR designees to the Board see “Executive Officers and Directors of ROCR.”
Name	Age	Position
Christopher S. Hisey(1)	56	Chief Executive Officer and Director
Elizabeth Downey	52	Chief Administrative Officer
Michael B. Williams	44	Chief Business Officer
Adam Spittler	42	Chief Financial Officer
Andrew Weinberg(1)	47	Chairman
Matthew Allard(1)	49	Director
Sam Chawla(2)	47	Director
Raul Deju(1)	75	Director
Roger Bulloch(1)	48	Director
Maha Eltobgy(1)	50	Director
Renee Noto(1)	55	Director
Jigisha Desai(3)	55	Director

(1)
QualTek Designee

(2)
ROCR Designee

(3)
Joint Designee

Executive Officers
For more information about Christopher S. Hisey, Elizabeth Downey, Michael B. Williams, and Adam Spittler, see the section entitled “Executive Officers and Directors of QualTek.”
Board of Directors
For more information about Christopher S. Hisey, Andrew Weinberg, and Matthew Allard, see the section entitled “Executive Officers and Directors of QualTek.” For more information about Sam Chawla, see the section entitled “Executive Officers and Directors of ROCR — Directors and Executive Officers.” For more information about Raul Deju, Roger Bulloch, Maha Eltobgy, Renee Noto and Jigisha Desai, see the section entitled “Proposal 5: The Directors Proposal.”
Classified Board of Directors
In accordance with the Proposed Certificate of Incorporation, the Board of Directors of the Combined Company will be divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:

•
the Class I directors will be Andrew Weinberg, Matthew Allard, and Jigisha Desai, and their terms will expire at the annual meeting of stockholders to be held in 2022;

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the Class II directors will be Sam Chawla, Christopher S. Hisey, and Roger Bulloch, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

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the Class III directors will be Maha Eltobgy, Raul Deju, and Renee Noto, and their terms will expire at the annual meeting of stockholders to be held in 2024.

The Combined Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors of the Combined Company into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Committees of the Board of Directors
The Combined Company’s Board of Directors will have the authority to appoint committees to perform certain management and administration functions. ROCR’s current Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board of Directors. Following the Closing of the Business Combination, the charters for these committees will be available on QualTek’s website at [•].com. Information contained on or accessible through QualTek’s website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.
Audit Committee
The Combined Company’s audit committee is expected to consist of Sam Chawla, Matthew Allard and Jigisha Desai. The Board has determined each of Mr. Chawla and Ms. Desai is independent under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is expected to be Ms. Desai. The Board has determined that Ms. Desai is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board of Directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to discharge the responsibilities of the Board of Directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee will include:
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selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Company’s financial statements;

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helping to ensure the independence and performance of the independent registered public accounting firm;

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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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reviewing policies on risk assessment and risk management;

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reviewing related party transactions;

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obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

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approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee
The compensation committee is expected to consist of Sam Chawla, Andrew Weinberg and Matthew Allard. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be Andrew Weinberg. The primary purpose of the compensation committee is to discharge the responsibilities of the Board of Directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the compensation committee will include:
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reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

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reviewing and recommending to our Board the compensation of our directors;

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reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

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administering our stock and equity incentive plans;

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selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

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reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

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reviewing and establishing general policies relating to compensation and benefits of our employees; and

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reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is expected to consist of Sam Chawla, Raul Deju and Andrew Weinberg. The Board has determined each proposed member is independent under the listing standards of Nasdaq. The chairperson of our nominating and corporate governance committee is expected to be Raul Deju.
Specific responsibilities of our nominating and corporate governance committee will include:
•
identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

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evaluating the performance of our Board and of individual directors;

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reviewing developments in corporate governance practices;

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evaluating the adequacy of our corporate governance practices and reporting;

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reviewing management succession plans; and

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developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics
The Combined Company will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the

Closing of the Business Combination, the Code of Business Conduct and Ethics will be available on QualTek’s website at [•]. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only. The Combined Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.
Compensation Committee Interlocks and Insider Participation
No member of the Combined Company’s compensation committee has ever been an officer or employee of either company. None of the Combined Company’s expected executive officers serve, or have served during the last year, as a member of the Board of Directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.
Non-Employee Director Compensation
Following the consummation of the Business Combination, the Board of Directors of the Combined Company intends to approve a non-employee director compensation program. Pursuant to this non-employee director compensation program, the Combined Company’s non-employee directors will receive both cash and equity compensation for his or her service as a member of the Combined Company’s Board of Directors. See “Compensation of Executive Officers and Directors of QualTek — Compensation of Executive Officers and Directors after the Business Combination” for additional information on the planned non-employee director compensation program.
Executive Compensation
Following the consummation of the Business Combination, the following individuals will serve as executive officers of the Combined Company: Mr. Hisey as the Chief Executive Officer, Ms. Downey as the Chief Administrative Officer, Mr. Williams as the Chief Business Officer and Mr. Spittler as the Chief Financial Officer. See “Compensation of Executive Officers and Directors of QualTek” for historical compensation for Mr. Hisey and Ms. Downey.
Following the consummation of the Business Combination, QualTek intends to develop an executive compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Combined Company. Decisions on the executive compensation program will be made by the Combined Company’s compensation committee.

DESCRIPTION OF SECURITIES OF ROCR
Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to ROCR before the Business Combination.
The following description of ROCR’s capital stock and provisions of ROCR’s Current Charter, bylaws and the Delaware General Corporation Law are summaries and are qualified in their entirety by reference to ROCR’s Current Charter (filed with the SEC as an exhibit to ROCR’s Form 8-K filed with the SEC on March 8, 2021) and bylaws (filed with the SEC as an exhibit to ROCR’s Form S-1/A filed with the SEC on February 26, 2021) and the text of the Delaware General Corporation Law.
General
Our Current Charter currently authorizes the issuance of 50,000,000 shares of Common Stock, par value $0.0001.
Units
Each Unit consists of one share of Common Stock and one-quarter of one redeemable Warrant. Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Pursuant to the warrant agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. No fractional warrants will be issued upon separation of the Units and only whole Warrants will trade. Accordingly, unless you purchase a multiple of four units, the number of Warrants issuable to you upon separation of the Units will be rounded down to the nearest whole number of Warrants. Each Warrant will become exercisable 30 days after the consummation of an initial business combination, and will expire five years after the completion of an initial business combination, or earlier upon redemption.
The Private Units are identical to the public Units except that the Warrants underlying such Private Units are exercisable for cash or on a cashless basis, at the holder’s option, and are not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates.
Common Stock
Our holders of record of our Common Stock are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of Common Stock owned by them immediately prior to the IPO, including both the Founder Shares and any shares acquired in the IPO or following the IPO in the open market, in favor of a proposed business combination.
We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 and if a stockholder vote is held, a majority of the outstanding shares of Common Stock voted are voted in favor of the business combination.
Pursuant to our Current Charter, if we do not consummate our initial business combination within 24 months from the closing of the IPO, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Initial Stockholders have agreed to waive their rights to share in any distribution with respect to their Founder Shares or shares underlying the Private Units.
Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of Common Stock converted to cash equal to their pro rata share of the trust account if they vote on a proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our Current Charter relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the Current Charter. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.
Warrants
Each whole Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a Warrant holder may exercise its Warrants only for a whole number of shares of Common Stock. This means that only a whole Warrant may be exercised at any given time by a Warrant holder. No fractional warrants will be issued upon separation of the Units and only whole Warrants will trade. Accordingly, unless you purchase a multiple of four Units, the number of Warrants issuable to you upon separation of the Units will be rounded down to the nearest whole number of Warrants. However, no public Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if the registration statement is not available and a new registration statement covering the shares of Common Stock issuable upon exercise of the public Warrants is not effective within 120 days from the closing of our initial business combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time.
In addition, if (x) we issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by our Board of Directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our shares of Common Stock during the 20 trading day period ending on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Price”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
We may call the outstanding Warrants (excluding the Warrants underlying the Private Units) for redemption, in whole and not in part, at a price of $0.01 per Warrant:
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at any time after the Warrants become exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share,

for any 20 trading days within a 30-day trading period commencing after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.
The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of our Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of shares of our Common Stock at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.
The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
Except as described above, no public Warrants will be exercisable for cash and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such Warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants, holders will be unable to exercise their Warrants, and we will not be required to settle any such Warrant exercise. If the prospectus relating to the shares of Common Stock issuable upon the exercise of the Warrants is not current or if the Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside, we will not be required to net cash settle or cash settle the Warrant exercise, the Warrants may have no value, the market for the Warrants may be limited and the warrants may expire worthless.
Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of Common Stock outstanding.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Dividends
We have not paid any cash dividends on our shares of Common Stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of our then Board of Directors.
Our Transfer Agent and Warrant Agent
The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.
Certain Anti-Takeover Effects of Delaware Law and Provisions of ROCR’s Current Charter and Bylaws
ROCR is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•
a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•
an affiliate of an interested stockholder; or

•
an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of ROCR’s assets. However, the above provisions of Section 203 do not apply if:
•
the Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Exclusive Forum for Certain Lawsuits
ROCR’s Current Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, shall be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of our company to our company or our stockholders, or any claim for aiding and abetting any such alleged breach, (3) action asserting a claim against our company or any director or officer of our company arising pursuant to any provision of the Delaware General Corporation Law, or the DGCL, or our Current Charter or our bylaws, (4) action asserting a claim as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (5) action asserting a claim against us or any director or officer of our company governed by the internal affairs doctrine, except for, as to each of (1) through (5) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination). Notwithstanding the foregoing, the inclusion of such provision in our Current Charter will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Special Meeting of Stockholders
ROCR’s bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board of Directors, by our Chief Executive Officer or by our Chairman.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
ROCR’s bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but Unissued Shares
ROCR’s authorized but unissued Common Stock is available for future issuances without stockholder approval, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
The following description of ROCR’s capital stock reflects ROCR’s capital stock as it will exist as of the effective time of Business Combination. ROCR’s capital stock will be governed by ROCR’s Proposed Certificate of Incorporation, proposed Amended and Restated Bylaws and the DGCL. This description is a summary and is not complete. We urge you to read ROCR’s Proposed Certificate of Incorporation and the proposed Amended and Restated Bylaws, which will be in effect prior to the effective time of the Business Combination and forms of which is included as Annex B and Annex C, respectively, to this proxy statement and is incorporated herein by reference, in its entirety.
Authorized and Outstanding Stock
The Proposed Certificate of Incorporation will authorize the issuance of up to [•] shares, consisting of:
•
[•] shares of preferred stock, par value $0.0001 per share;

•
[•] shares of Class A Common Stock, par value $0.0001 per share; and

•
[•] shares of Class B Common Stock, par value $0.0001 per share.

Class A Common Stock
Upon completion of the Business Combination, we expect that there will be [•] shares of Class A Common Stock outstanding, assuming that (1) none of the holders of public shares of Class A Common Stock exercise their redemption rights, (2) the Earnout Shares are excluded unless and until such shares become earned in accordance with the Business Combination Agreement, (3) there is no exercise at the Closing of the Sponsor’s [•] private placement warrants at an exercise price of $11.50 per share (which warrants are not exercisable until the later of 12 months from the closing of the IPO and 30 days after the completion of the Business Combination), and (4) there are no other issuances of equity interests of ROCR prior to or in connection with the Closing. All shares of Class A Common Stock are fully paid and non-assessable. In connection with the Business Combination, the shares of Common Stock will automatically convert into shares of Class A Common Stock on a one-to-one basis in accordance with the Current Charter.
Voting Rights
Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock will vote together with holders of Class B Common Stock as a single class on all matters presented to ROCR’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual Special Meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Proposed Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Proposed Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Pursuant to the Proposed Certificate of Incorporation (i) the vote of holders of Class A Common Stock will not be required to amend, alter, change, add to or repeal the bylaws of ROCR so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Proposed Certificate of Incorporation and, in each case, subject to the rights of the parties to the Investor Rights Agreement, and (ii) a vote of at least 80% of the total voting power of ROCR’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Proposed Certificate of Incorporation.

Dividend Rights.   Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.
Rights upon Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of ROCR’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of ROCR’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having preference over the Class A Common Stock, then outstanding, if any.
Other Rights.   The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of Preferred Stock of ROCR that ROCR may issue in the future.
Class B Common Stock
Upon completion of the Business Combination, we expect that there will be [•] shares of Class B Common Stock outstanding, assuming that (1) the Earnout Shares are excluded unless and until such shares become earned in accordance with the Business Combination Agreement and (2) there are no other issuances of equity interests of ROCR prior to or in connection with the Closing. All shares of Class B Common Stock will be fully paid and non-assessable.
Voting Rights
Each holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class B Common Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to ROCR’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person (which would include presence at the Special Meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class B Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Proposed Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Proposed Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
Pursuant to the Proposed Certificate of Incorporation (i) the vote of holders of Class B Common Stock will not be required to amend, alter, change, add to or repeal the bylaws of ROCR so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Proposed Certificate of Incorporation and, in each case, subject to the rights of the parties to the Investor Rights Agreement and (ii) a vote of at least 80% of the total voting power of ROCR’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Proposed Certificate of Incorporation.
Dividend Rights.   The holders of the Class B Common Stock will not participate in any dividends declared by the Board.
Rights upon Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the ROCR’s affairs, the holders of Class B Common Stock are not entitled to receive any assets of ROCR.
Other Rights.   The holders of shares of Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B Common Stock.

Issuance and Retirement of Class B Common Stock.   In the event that any outstanding share of Class B Common Stock ceases to be held directly or indirectly by a holder of Common Units, such share will automatically be transferred to ROCR for no consideration and thereupon will be retired. ROCR will not issue additional shares of Class B Common Stock after the adoption of the Proposed Certificate of Incorporation other than in connection with the valid issuance or transfer of a Common Unit in accordance with the governing documents of ROCR.
Preferred Stock
No shares of Preferred Stock will be issued or outstanding immediately after the completion of the Business Combination. The Proposed Certificate of Incorporation will authorize the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the common stock of ROCR. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of Preferred Stock.
The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of ROCR without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the common stock of ROCR by restricting dividends on the Class A Common Stock, diluting the voting power of the Class B Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A Common Stock. Currently, we have no plans to issue any Preferred Stock.
Dividends
The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of ROCR after the completion of the Business Combination and will be subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. The ability of ROCR to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by ROCR or any of its subsidiaries from time to time.
Upon completion of the Business Combination, ROCR will be a holding company with no material assets other than ownership of QualTek Common Units.
Under the terms of the Third Amended and Restated Company LLCA, QualTek is obligated to make pro rata tax distributions to holders of QualTek Common Units calculated at certain assumed rates. See the section entitled “Proposal 1 — The Business Combination Proposal — Additional Agreements — The Third Amended and Restated Company LLCA”. In addition, pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes. ROCR anticipates that the distributions received from QualTek may, in certain periods, exceed its actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on Class A Common Stock. ROCR will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. See the risk factor entitled “Risk Factors — Risks Related to Tax — Our only principal asset following the Business Combination will be our interest in QualTek, and accordingly we will depend on distributions from QualTek to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.”
Investor Rights Agreement
At the Closing, ROCR (and subsequent to the Business Combination, the Combined Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Combined Company.
Certain Anti-Takeover Provisions of Delaware Law, ROCR’s Proposed Certificate of Incorporation and Amended and Restated Bylaws
ROCR’s Proposed Certificate of Incorporation, Amended and Restated Bylaws, the Investor Rights Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and ROCR’s advance notice provisions in the Amended and Restated Bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.
ROCR’s authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of ROCR by means of a proxy contest, tender offer, merger or otherwise.

TICKER SYMBOL, MARKET PRICE AND DIVIDEND POLICY
Ticker Symbol and Market Price
ROCR Common Stock, Units and Warrants are currently listed on the Nasdaq under the symbols “ROCR,” “ROCRU” and “ROCRW,” respectively. The closing price of the ROCR Common Stock, Units and Warrants on [•], 2022, the last trading day before announcement of the execution of the Business Combination Agreement, was $[•], $[•] and $[•], respectively. As of [•], 2021, the record date for the Special Meeting, the closing price for the ROCR Common Stock, Units and Warrants was $[•], [•] and $[•], respectively.
Dividend Policy
We have not paid any cash dividends on our shares of Common Stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the completion of the Business Combination. The payment of any dividends subsequent to Business Combination will be within the discretion of our then Board of Directors. It is the present intention of the Board to retain all earnings, if any, for use in our business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ROCR AND THE COMBINED COMPANY
The following table sets forth information regarding the beneficial ownership of shares of ROCR Common Stock as of [•], 2022, the Record Date (pre-Business Combination) and of Class A Common Stock and Class B Common Stock (the Class A Common Stock and Class B Common Stock together, are referred to in this section as the “Combined Company Common Stock” immediately after the consummation of the Business Combination (post-Business Combination), assuming that no Public Shares are redeemed and, alternatively, that the maximum number of Public Shares is redeemed and that none of the Convertible Notes have been converted, by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by ROCR to be the beneficial owner of more than 5% of shares of ROCR Common Stock or of the Combined Company Common Stock;

•
each of ROCR’s current executive officers and directors;

•
each person who will (or is expected to) become an executive officer or director of the Combined Company upon the closing of the Business Combination;

•
all of our current executive officers and directors as a group; and

•
all executive officers and directors of the Combined Company as a group upon the closing of the Business Combination.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, ROCR believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares of ROCR Common Stock that they beneficially own, subject to applicable community property laws. Any shares of ROCR Common Stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
The beneficial ownership of shares of ROCR Common Stock pre-Business Combination is based on 14,783,000 issued and outstanding shares of ROCR Common Stock as of [•], 2022. The beneficial ownership of shares of Class A Common Stock post-Business Combination is based on [•] shares to be outstanding and assumes (i) the issuance of the shares as merger consideration, (ii) the issuance of [•] shares in the PIPE Investment, (iii) the issuance of [•] shares upon automatic conversion of the Pre-PIPE Notes issued in the Pre-PIPE Investment, and (iv) none of the Convertible Notes have been converted. The beneficial ownership of shares of Class B Common Stock post-Business Combination is based on [•] shares to be outstanding, which includes shares of Class B Common stock held by Flow-Through Sellers equal to the number of Common Units held by such Flow-Through Sellers.
The expected beneficial ownership of shares of Combined Company Common Stock post-Business Combination assuming none of our Public Shares are redeemed and none of the Convertible Notes have been converted has been determined based upon the following: (i) no ROCR stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its ROCR Common Stock and we have not issued any additional ROCR Common Stock and (ii) there will be an aggregate of [•] shares of ROCR Common Stock issued and outstanding at Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of shares as merger consideration).
The expected beneficial ownership of shares of Combined Company Common Stock post-Business Combination assuming the maximum of [•] Public Shares have been redeemed has been determined based on the following: (i) ROCR stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect [•] Public Shares, and (ii) there will be an aggregate of [•] shares of Class A Common Stock issued and outstanding at Closing and [•] shares of Class B Common Stock issued and outstanding at Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of the shares as merger consideration).
The beneficial ownership information below excludes: (i) the shares underlying the Warrants because those securities are not exercisable within 60 days of this proxy statement and are contingent upon the consummation of the Business Combination; (ii) the Earnout Shares; and (iii) shares expected to be issued or reserved under the Management Equity Incentive Plan.
The expected beneficial ownership of Class A Common Stock and Class B Common Stock post-Business Combination under the header “Post-Business Combination — Assuming No Redemption” assumes none of the Public Shares having been redeemed.
	Pre-Business Combination		Post-Business Combination
	Common Stock		Assuming No Redemption		Assuming 100% Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	% of Total Voting Power	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	% of Total Voting Power
Directors and Executive Officers of ROCR:					%
Byron Roth(2)	1,028,876	7.0%	1,654,626			1,654,626
Aaron Gurewitz(3)	119,540	0.8%	119,540			119,540
Gordon Roth(2)	672,956	4.6%	1,298,706			1,298,706
John Lipman	699,381	4.7%	796,862			796,862
Rick Hartfiel	89,577	*	102,062			102,062
Molly Montgomery	40,233	*	40,233			40,233
David M. Friedberg(4)	40,233	*	40,233			40,233
Adam Rothstein	40,233	*	40,233			40,233
Sam Chawla	91,194	*	91,194			91,194
James Gold	91,194	*	91,194			91,194
All Directors and Executive Officers of ROCR as a Group (8 Individuals)	2,332,813	15.8%	3,068,529			3,068,529
Five Percent Holders ROCR:					%
Byron Roth (5)	1,028,876	7.0%	1,654,626			1,654,626
Sanders Morris Harris LLC(6)	873,035	5.9%	1,991,535			1,991,535
Glazer Capital, LLC(7)	740,954	5.0%	740,954			740,954
Directors and Executive Officers of Combined Company After Consummation of the Business Combination:		%			%
Christopher S. Hisey	—	—
Elizabeth Downey	—	—
Michael B. Williams	—	—
Adam Spittler	—	—
Andrew Weinberg	—	—
Matthew Allard	—	—
Sam Chawla	—	—
Raul Deju	—	—
Roger Bulloch	—	—
Maha Eltobgy	—	—

	Pre-Business Combination		Post-Business Combination
	Common Stock		Assuming No Redemption		Assuming 100% Redemption
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	% of Outstanding Shares of Common Stock	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	% of Total Voting Power	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock	% of Total Voting Power
Renee Noto	—	—
Jigisha Desai	—	—
All Directors and Executive Officers of Combined Company as a Group (12 Individuals)					%
Five Percent Holders of Combined Company After Consummation of the Business Combination:					%
Brightstar(8)	[•]	[•]%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the stockholders is c/o Roth CH Acquisition III Co., 888 San Clemente Drive, Newport Beach, CA 92660.

(2)
Includes shares owned by the Sponsor and Roth Capital Partners, over which Byron Roth and Gordon Roth have voting and dispositive power.

(3)
Consists of shares owned by the AMG Trust Established January 23, 2007, for which Aaron Gurewitz is trustee.

(4)
Consists of shares owned by Hampstead Park Capital Management LLC, of which Mr. Friedberg is the managing member.

(5)
Byron Roth and Gordon Roth have voting and dispositive power over the shares owned by the Sponsor

(6)
These shares of Common Stock are held by certain funds and accounts to which Sanders Morris Harris LLC served as broker-dealer. Don A. Sanders is a control person of Sanders Morris Harris LLC. Each of Sanders Morris Harris LLC and Mr. Sanders disclaims beneficial ownership of the securities reported herein except to the extent of such persons’ pecuniary interest therein. The address for Sanders Morris Harris LLC is 600 Travis Street, Houston, Texas 77002.

(7)
These shares of Common Stock are held by certain funds and accounts to which Glazer Capital, LLC serves as investment manager. Mr. Paul J. Glazer serves as the Managing Member of Glazer Capital, LLC. Each of Glazer Capital, LLC and Mr. Paul J. Glazer disclaims beneficial ownership of the securities reported herein except to the extent of such persons’ pecuniary interest therein. The address for Glazer Capital, LLC is 1049 Park Ave. 14A, New York, New York 10028.

(8)
Represents (1) 3,741,048 shares of Class A Common Stock to be held of record by BCP AIV Investor Holdings-3, L.P. (“Blocker 1”), (2) 4,297,204 shares of Class A Common Stock to be held of record by BCP Strategic AIV Investor Holdings-2, L.P. (“Blocker 2”), (3) 4,238,587 shares of Class A Common Stock to be held of record by BCP QualTek Investor Holdings, L.P. (“Blocker 3”), (4) 405,543 shares of Class A Common Stock to be held of record by BCP QualTek, LLC (“BCP QualTek” and, together with Blocker 1, Blocker 2 and Blocker 3, the “Blockers”), (5) 11,783,398 shares of Class B Common Stock to be held of record by BCP QualTek and (6) 2,165,224 shares of Class B Common Stock to be held of record by BCP QualTek II, LLC (“BCP QualTek II”). Brightstar Associates, L.P. (“Brightstar Associates”) is the general partner of each Blocker and each of BCP QualTek and BCP QualTek II is controlled by Brightstar Associates, its managing member. Brightstar GP Investors, LLC (“Brightstar GP”) is the general partner of Brightstar Associates. Brightstar GP is controlled by its sole managing member, Andrew Weinberg. Each of the foregoing disclaims beneficial ownership of the securities held directly or indirectly by such entities, except to the extent of its pecuniary interests therein. The business address of each of the foregoing is 650 Fifth Avenue, 29th Floor, New York, NY 10019.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person Transactions — ROCR
Founder Shares
In February 2019, the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares from us for an aggregate purchase price of $25,000. On May 26, 2020, we effected a dividend of 28,750 shares for each share outstanding resulting in there being an aggregate of 2,875,000 shares outstanding. On May 29, 2020, Craig-Hallum and certain of our directors, officers and affiliates of our management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51. On January 19, 2021 and February 3, 2021, certain affiliates of our management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33. On February 9, 2021, certain of our Initial Stockholders sold an aggregate of 417,080 shares back to us, which shares were cancelled, and Craig-Hallum and certain of our directors and affiliates of our management team purchased from us an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86. That same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48. Also on February 9, 2021, we effected a dividend of 0.50 share for each share outstanding, which dividend was rescinded and cancelled on February 24, 2021. As of the date hereof, there are an aggregate of 2,875,000 Founder Shares.
Private Placement
Simultaneously with the closing of the IPO, we consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. If we do not complete our initial business combination within 24 months from the closing of the IPO, the proceeds from the sale of the Private Units will be included in the liquidating distribution to the holders of our public shares. The Private Units are identical to the units sold as part of the public units in this offering except that the (i) warrants included in the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees, and (ii) the Private Units may not be transferred prior to the close of a business combination (except on the same terms as the Founder Shares would be transferable). Our stockholders approved the issuance of the Private Units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination.
Promissory Note — Related Party
On December 15, 2020, we issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $200,000. As of December 31, 2020, there was $200,000 outstanding under the Promissory Note. The Promissory Note was non-interest bearing and was paid in-full in connection with the IPO.
Registration Rights
The holders of our Founder Shares, as well as the holders of the Private Units (and all underlying securities), are entitled to registration rights entered into on March 5, 2021. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of this offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.
Related Party Loans
In order to meet our working capital needs our initial stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would be paid upon consummation of our initial business combination, without. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available.
On November 3, 2021, we issued an unsecured promissory note in the aggregate principal amount of $500,000 to certain payees including certain of our directors and officers, the Sponsor, Craig-Hallum, and affiliates of our management team. The note does not bear interest and matures upon closing of our initial business combination. In the event that we do not consummate a business combination, the note will be repaid only from amounts remaining outside of the Trust Account, if any. The note is not convertible into ROCR securities.
We will reimburse our initial stockholders, officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.
No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our shares of common stock prior to the IPO, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is) except as described in this proxy statement.
We entered into indemnity agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our disinterested independent directors (to the extent we have any) or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
Related Party Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.
Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of our officers, directors or initial stockholders, unless we have obtained (i) an opinion from an independent investment banking firm, or other firm that commonly provides valuation opinions, that the business combination is fair to our stockholders from a financial point of view and (ii) the approval of a majority of our disinterested and independent directors (if we have any at that time). Furthermore, in no event will any of our initial stockholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination except as described elsewhere in this proxy statement.
Limitation on Liability and Indemnification of Directors and Officers
Our Current Charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our Current Charter provides that our directors will not be personally liable for monetary damages resulting from breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
Notwithstanding the foregoing, as set forth in our Current Charter, such indemnification will not extend to any claims our insiders may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described in this proxy statement.
Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We maintain a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in accordance with the terms of such policy and insures us against our obligations to indemnify the directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.).
Certain Relationships and Related Person Transactions — QualTek
On July 18, 2018, QualTek entered into an advisory services agreement (the “Advisory Services Agreement”) with Brightstar Advisors, L.P., an affiliate of Brightstar, its majority member. The Advisory Services Agreement requires quarterly advisory fees of $125,000 paid at the beginning of each quarter. QualTek incurred $500,000 in advisory fees during each of the fiscal years ended December 31, 2020 and December 31, 2019.
The Combined Company’s Relationships and Related Party Transactions
Investor Rights Agreement
At the Closing, the Combined Company, certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equity holders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Combined Company.
Founder Shares Forfeiture and Lock-Up Agreement
Contemporaneously with the execution of the Business Combination Agreement, ROCR entered into a Founder Shares Forfeiture and Lock-Up Agreement with QualTek and each of the holders of shares of ROCR Common Stock issued prior to the IPO, pursuant to which such holders agreed to (i) forfeit up to an aggregate amount of 575,000 shares of their ROCR Common Stock for no consideration, on a pro rata basis, based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing, and (ii) lock up an aggregate amount of up to 575,000 shares of ROCR Common Stock for no consideration, on a pro rata basis, similarly based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing (the “lock-up shares”). The lock-up shares will be released on the date on which the closing price of the Class A Common Stock on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any consecutive 30-trading day period commencing after the Closing Date (the “lock-up release”). If the requirements for the lock-up release are not satisfied within five (5) years following the Closing Date, the holders have agreed to forfeit the lock-up shares for no consideration.
On January 14, 2022, in connection with the Pre-PIPE Amendment, PIPE Amendment, PIPE Waiver, and the Convertible Notes Investment, ROCR, QualTek, and the holders mutually agreed to terminate the Founder Shares Agreement, such that there will be no forfeiture or lock up of any of the shares of ROCR Common Stock pursuant to the terms of the Founder Shares Agreement, and all rights, benefits and obligations thereunder terminated effective as of the that date. Accordingly, the Initial Stockholders will continue to hold all 2,875,000 Founder Shares. Pursuant to the Investor Rights Agreement, the Founder Shares will be locked up for a period of six months following the Closing, and thereafter, it is anticipated that the Initial Stockholders will be permitted to sell such shares pursuant to a resale registration statement to be initially filed within 30 days following the Closing Date. The sale of these Founder Shares will cause immediate dilution to existing holders of Class A Common Stock upon such sale. For more detail, see “Risk

Factors — Risks Related to ROCR and the Business Combination — ROCR’s stockholders, in particular non-redeeming stockholders, will experience immediate dilution as a consequence of the issuance of Class A Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that ROCR’s current stockholders have on the management of ROCR.”
PIPE Subscription Agree ments and PIPE Registration Rights Agreement
In connection with the proposed Business Combination, ROCR has obtained commitments from Subscribers, including BCP QualTek LLC, Roth, Craig-Hallum, and certain officers and directors of ROCR, to purchase PIPE Shares of Class A Common Stock which will be issued in connection with the Closing, for an aggregate cash amount of $66.1 million initially at a purchase price of $10.00 per share, in a private placement. On January 14, 2022, the terms of the PIPE Investment were amended to reduce the purchase price per share from $10.00 to $8.00 per share, and to allow Subscribers to invest in the Convertible Note Investment in lieu of all or a portion of their PIPE Investment. A total of $23.1  million of the PIPE Investment elected to invest in the Convertible Notes Investment in lieu of the PIPE Investment. On that same date, QualTek, the Sponsor, Craig-Hallum, Roth, directors and officers of ROCR and affiliates of ROCR’s management waived their rights to the reduced per share price and eligibility to participate in the Convertible Notes Offering. Accordingly these Subscribers will continue to pay $10.00 per share pursuant to the terms of the Susbcription Agreements, which amount in the aggregate represents $20,015,000 or 2,001,500 shares. Following the PIPE Amendment, the aggregate number of shares to be issued pursuant to the Subscription Agreements is 4,881,813 shares of Class A Common Stock for gross proceeds of $43.1 million (or 7,181,813 shares of Class A Common Stock for gross proceeds of $66.1 million including the impact from PIPE investors who elected to participate in the Convertible Note Investment in lieu of the PIPE Investment).
Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth and Craig‑Hallum, aggregating $5,150,000. Such commitments are being made by way of the Subscription Agreements, by and between each Subscriber and ROCR. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.
ROCR also entered into the PIPE Registration Rights Agreement. Pursuant to the PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) the PIPE Resale Registration Statement registering the resale of the shares of Class A Common Stock to be purchased in the private placement PIPE Investment with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC. ROCR must use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)). The registration statement of which this prospectus forms a part was filed pursuant to the exercise of such rights.
Indemnification Agreements
The Charter will contain provisions limiting the liability of the members of the Board, and the Amended and Restated Bylaws will provide that the Combined Company will indemnify each of the members of the Combined Company’s board of directors and officers and certain other persons who provide services to the Combined Company to the fullest extent permitted under Delaware law.
The Combined Company intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Combined Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Amended and Restated Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Tax Receivable Agreement
At the Closing of the Business Combination, ROCR, QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement.
Pursuant to the Tax Receivable Agreement, ROCR generally will be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:
•
existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

•
tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;

•
tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

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certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group generally will be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that ROCR determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse ROCR for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by ROCR under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances ROCR could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.
The Tax Receivable Agreement will provide that, in the event that (i) ROCR exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of ROCR or QualTek occur (as described in the Third Amended and Restated LLCA) , (iii) ROCR in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) ROCR materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, ROCR’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and ROCR will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTek Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.
As a result of the foregoing, in some circumstances (i) ROCR could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that ROCR may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).
ROCR will be required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with the ROCR, and provide input and comment to ROCR regarding, any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. ROCR will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).
Under the Tax Receivable Agreement, ROCR will be required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement generally will be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of ROCR. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.
Related Party Transactions Policy
Effective upon the consummation of the Business Combination, the Combined Company’s board of directors expects to adopt a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any executive officer, director or nominee for election as a director, (y) greater than 5% beneficial owner of the Combined Company’s Common Stock, or (z) immediate family member of the persons referred to in clauses (x) and (y) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the policy, the Combined Company’s general counsel will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If the Combined Company’s general counsel determines that a transaction or relationship is a related party transaction requiring compliance with the policy, the Combined Company’s general counsel will be required to present to the Combined Company’s audit committee all relevant facts and circumstances relating to the related party transaction. The Combined Company’s audit committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Combined Company’s code of ethics (which will also be put in place in connection with the consummation of the Business Combination), and either approve or disapprove the related party transaction. If the Combined Company’s audit committee’s approval of a related party transaction requiring the Combined Company’s audit committee’s approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of the Combined Company’s audit committee, subject to ratification of the transaction by the Combined Company’s audit committee at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to the Combined Company’s audit committee for ratification at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. The Combined Company’s management will update the Combined Company’s audit committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all then current related party transactions. No member of the Combined Company’s board of directors will be permitted to participate in approval of a related party transaction for which he or she is a related party.

SECURITIES ACT RESTRICTIONS ON RESALE OF THE COMPANY’S SECURITIES
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of Common Stock or Private Units for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Common Stock or Private Units for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
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1% of the total shares of the Class A Common Stock then outstanding; or

•
the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of ROCR under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about ROCR.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Business Combination, reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, there are [•] shares of ROCR Common Stock outstanding. Of these shares, the [•] shares sold in the ROCR IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining [•] shares owned collectively by the Sponsor, officers and directors, and certain affiliates are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

COMPARISON OF STOCKHOLDERS’ RIGHTS
If the Charter Amendment Proposal is approved, the Proposed Certificate of Incorporation will amend and replace the Current Charter.
The following table sets forth a summary of the principal proposed changes and the differences between ROCR’S stockholders’ rights under the Current Charter and under the Proposed Certificate of Incorporation. This summary is qualified by reference to the complete text of the Proposed Certificate of Incorporation, a copy of which is attached to this proxy statement as Annex B. We urge you to read the Proposed Certificate of Incorporation in its entirety for a complete description of the rights and preferences of the securities of Company Entity.
For more information on the Charter Amendment Proposal, see the section entitled “The Charter Amendment Proposal.”
	Current Charter	Proposed Certificate of Incorporation
Number of Authorized Shares
a) Common Stock	50,000,000	Class A Common Stock [•]
b) Preferred Stock	0	Class B Common Stock [•] Preferred Stock [•]
Voting Power
a) Director Removal	60% of the voting power of the outstanding shares of capital stock	Majority of the voting power of the outstanding shares of capital stock
b) Amend/Repeal Bylaws	Board of Directors, acting alone, without consent of the stockholders	Board of Directors, acting alone, without consent of the stockholders
c) Amend/Repeal Certificate of Incorporation	Not specified	Majority of the voting power of the outstanding shares of capital stock
Liquidation, Dissolution and Winding Up	Redemption of the IPO Shares for cash and distribution of remaining assets to stockholders in accordance with DGCL	Assets to be distributed pro-rata to the holders of Class A Common Stock, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential and other amounts, amounts, if any, to which the holders of Preferred Stock are entitled

ADDITIONAL INFORMATION
Appraisal Rights
Appraisal rights are not available to holders of shares of Common Stock in connection with the proposed Business Combination.
Submission of Stockholder Proposals
The Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.
Future Stockholder Proposals
Stockholder proposals, including director nominations, for the 2022 annual meeting must be received at our principal executive offices by not earlier than the opening of business on the 120th day before the 2022 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2022 annual meeting or (y) the close of business on the 10th day following the first day on which we publicly announce the date of the 2022 annual meeting, and must otherwise comply with applicable SEC rules and the advance notice provisions of our bylaws, to be considered for inclusion in our proxy materials relating to our 2022 annual meeting.
You may contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Stockholder Communications
Stockholders and interested parties may communicate with the Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of [•]. Following the Business Combination, such communications should be sent to [•]. Each communication will be forwarded, depending on the subject matter, to the Board of Directors, the appropriate committee chairperson or all non-management directors.
Delivery of Documents to Stockholders
Pursuant to the rules of the SEC, ROCR and servicers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement. Upon written or oral request, ROCR will deliver a separate copy of this proxy statement to any stockholder at a shared address to which a single copy of this proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement may likewise request delivery of single copies of this proxy statement in the future. Stockholders may notify ROCR of their requests by calling or writing to Advantage Proxy, our proxy solicitor at:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
Transfer Agent and Registrar
The registrar and transfer agent for the shares of Common Stock is Continental Stock Transfer & Trust Company. ROCR has agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read ROCR’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.
If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact ROCR by telephone or in writing:
Gordon Roth
Chief Financial Officer
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
(949) 720-5700
You may also obtain these documents by requesting them in writing or by telephone from ROCR’s proxy solicitation agent at the following address and telephone number:
Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com
If you are a stockholder of ROCR and would like to request documents, please do so by [•], 2021, in order to receive them before the Special Meeting. If you request any documents from ROCR, ROCR will mail them to you by first class mail, or another equally prompt means.
All information contained in this proxy statement relating to ROCR has been supplied by ROCR, and all such information relating to QualTek has been supplied by QualTek. Information provided by either ROCR or QualTek does not constitute any representation, estimate or projection of any other party.
This document is a proxy statement of ROCR for the Special Meeting. ROCR has not authorized anyone to give any information or make any representation about the Business Combination, ROCR or QualTek that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Roth CH Acquisition III Co.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Roth CH Acquisition III Co. (the “Company”) as of December 31, 2020 and 2019 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
Houston, TX
January 8, 2021, except for the second paragraph of Note 8 as to which the date is February 25, 2021

ROTH CH ACQUISITION III CO.
BALANCE SHEETS
	December 31, 2020	December 31, 2019
ASSETS
Cash	$195,758	$25,000
Other current asset	1,500	—
Total Current Assets	197,258	25,000
Deferred offering costs	31,542	—
TOTAL ASSETS	$228,800	$25,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$1,000	$1,225
Accrued offering costs	5,000	—
Promissory note – related party	200,000	—
Total Current Liabilities	206,000	1,225
Commitments
Stockholders’ Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019(1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(2,200)	(1,225)
Total Stockholders’ Equity	22,800	23,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$228,800	$25,000

(1)
Includes up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.
STATEMENTS OF OPERATIONS
	For the Year Ended December 31, 2020	For the Period from February 13, 2019 (Inception) Through December 31, 2019
Formation and operating costs	$975	$1,225
Net Loss	$(975)	$(1,225)
Weighted average shares outstanding, basic and diluted(1)	2,500,000	2,500,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)

(1)
Excludes an aggregate of up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – February 13, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Initial Stockholders(1)	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(1,225)	(1,225)
Balance – December 31, 2019	2,875,000	288	24,712	(1,225)	23,775
Net loss	—	—	—	(975)	(975)
Balance – December 31, 2020	2,875,000	$288	$24,712	$(2,200)	$22,800

(1)
Includes 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.
STATEMENTS OF CASH FLOWS
	For the Year ended December 31, 2020	For the Period from February 13, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(975)	$(1,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Other current asset	(1,500)	—
Accrued expenses	(225)	1,225
Net cash used in operating activities	(2,700)	—
Cash Flows from Financing Activities:
Proceeds from sale of common stock to Initial Stockholders	—	25,000
Proceeds from promissory note – related party	200,000	—
Payments of offering costs	(26,542)	—
Net cash provided by operating activities	173,458	25,000
Net Change in Cash	170,758	25,000
Cash – Beginning	25,000	—
Cash – Ending	$195,758	$25,000
Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$5,000	$—
The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Roth CH Acquisition III Co. (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from February 13, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 378,000 units (or 408,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders prior to the offering that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, will be held in a trust account (“Trust Account”), located in the United States and will be held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Proposed Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or don’t vote at all.
The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until 24 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes and liquidation expenses up to $50,000, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At December 31, 2020, the Company had cash of $195,758 and working capital deficit of $8,742. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
The provision for income taxes was deemed to be de minimis for the year ended December 31, 2020, and for the period from February 13, 2019 (inception) through December 31, 2019.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 8). At December 31, 2020 and 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020 and 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Risks and Uncertainties
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that COVID-19 could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 3 — Public Offering
Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units (or 11,500,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of common stock and one-quarter of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
Note 4 — Private Placement
The Initial Stockholders will enter into an agreement to purchase an aggregate of 378,000 Private Units (or 408,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $3,780,000, or $4,080,000 if the over-allotment option is

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of common stock (“Private Share”) and one-quarter of one redeemable warrant (“Private Warrant”). Each whole Private Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
Note 5 — Related Party Transactions
Founder Shares
In February 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On May 26, 2020, the Company effected a stock dividend of 28,750 shares of common stock for each share of common stock outstanding, resulting in an aggregate of 2,875,000 shares of common stock being held by the Initial Stockholders (the “Founder Shares”). On February 9, 2021, the Company effected a dividend of 0.50 share for each share outstanding resulting in there being an aggregate of 4,312,500 shares outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 Founder Shares outstanding (see Note 8). All share and per-share amounts have been retroactively restated to reflect the stock transactions. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note  —  Related Party
On December 15, 2020, the Company issued an unsecured promissory note to the sponsor (the Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Proposed Public Offering or (ii) the date on which the Company determines not to proceed with the Proposed Public Offering. As of December 31, 2020, there was $200,000 outstanding under the Promissory Note.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.
Note 6 — Commitments
Registration Rights
The holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of the Proposed Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $2,000,000 (or up to $2,300,000 if the underwriters’ over-allotment is exercised in full).
Business Combination Marketing Agreement
The Company will engage Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters in the Proposed Public Offering, as advisors in connection with its Business Combination Business combination to assist in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination, holding meetings with the stockholders to discuss the Business Combination and the target’s attributes, introducing the Company to potential investors to purchase its securities in connection with the Business Combination, assisting in obtaining stockholder approval for the Business Combination, and assisting with financial analysis, presentations, press releases and filings related to the Business Combination. The Company will pay Roth and Craig-Hallum a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Proposed Public Offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Roth and Craig-Hallum will not be entitled to such fee unless the Company consummates a Business Combination.
Note 7 — Stockholders’ Equity
Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2020 and 2019, after giving effect to the stock dividend and

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
share cancellation described in Note 8, there were 2,875,000 shares of common stock issued and outstanding, of which an aggregate of up to 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable on 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if the registration statement of which this prospectus forms a part is not available and a new registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of

ROTH CH ACQUISITION III CO.
NOTES TO FINANCIAL STATEMENTS
the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 8, 2021, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the stock transactions.

ROTH CH ACQUISITION III CO.
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$93,594	$195,758
Prepaid expenses	286,946	1,500
Total Current Assets	380,540	197,258
Deferred offering costs	—	31,542
Marketable securities held in Trust Account	115,007,452	—
TOTAL ASSETS	$115,387,992	$228,800
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$393,287	$1,000
Accrued offering costs	1,105	5,000
Promissory note – related party	—	200,000
Total Current Liabilities	394,392	206,000
Warrant liability	217,260	—
Total Liabilities	611,652	206,000
Commitments
Common stock subject to possible redemption 11,500,000 and no shares at redemption value at September 30, 2021 and December 31, 2020, respectively	115,000,000	—
Stockholders’ (Deficit) Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,283,000 and 2,875,000 shares issued and outstanding (excluding 11,500,000 and no shares subject to possible redemption) as of September 30, 2021 and December 31, 2020, respectively	328	288
Additional paid-in capital	1,200,660	24,712
Accumulated deficit	(1,424,648)	(2,200)
Total Stockholders’ (Deficit) Equity	(223,660)	22,800
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$115,387,992	$228,800
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
General and administrative expenses	$909,139	$800	$1,304,440	$885
Loss from operations	(909,139)	(800)	(1,304,440)	(885)
Other income (expense):
Change in fair value of warrant liability	97,920	—	(125,460)	—
Interest earned on marketable securities held in Trust Account	1,479	—	7,452	—
Other income (expense), net	99,399	—	(118,008)	—
Net loss	$(809,740)	$(800)	$(1,422,448)	$(885)
Basic and diluted weighted average shares outstanding, redeemable common stock	11,500,000	—	8,804,029	—
Basic and diluted net loss per share, redeemable common stock	$(0.05)	$(0.00)	$(0.12)	$(0.00)
Basic and diluted weighted average shares outstanding, non-redeemable common stock	3,283,000	2,500,000	3,099,440	2,500,000
Basic and diluted net loss per share, non-redeemable common stock	$(0.05)	$(0.00)	$(0.12)	$(0.00)
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021
	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2021	2,875,000	$288	$24,712	$(2,200)	$22,800
Accretion for common stock to redemption amount	—	—	(2,812,212)	—	(2,812,212)
Sale of 408,000 Private Units	408,000	40	3,988,160	—	3,988,200
Net loss	—	—	—	(28,740)	(28,740)
Balance – March 31, 2021 (Restated)	3,283,000	328	1,200,660	(30,940)	1,170,048
Net loss	—	—	—	(583,968)	(583,968)
Balance – June 30, 2021 (Restated)	3,283,000	328	1,200,660	(614,908)	586,080
Net loss	—	—	—	(809,740)	(809,740)
Balance – September 30, 2021	3,283,000	$328	$1,200,660	$(1,424,648)	$(223,660)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020
	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2020	2,875,000	$288	$24,712	$(1,225)	$23,775
Net loss	—	—	—	(85)	(85)
Balance – March 31, 2020	2,875,000	288	24,712	(1,310)	23,690
Net loss	—	—	—	—	—
Balance – June 30, 2020	2,875,000	288	24,712	(1,310)	23,690
Net loss	—	—	—	(800)	(800)
Balance – September 30, 2020	2,875,000	$288	$24,712	$(2,110)	$22,890
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended
	September 30, 2021	September 30, 2020
Cash Flows from Operating Activities:
Net loss	$(1,422,448)	$(885)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	125,460	—
Interest earned on marketable securities held in Trust Account	(7,452)	—
Changes in operating assets and liabilities:
Prepaid expenses	(285,446)	—
Accounts payable and accrued expenses	392,287	(225)
Net cash used in operating activities	(1,197,599)	(1,110)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	$(115,000,000)	$—
Net cash used in investing activities	(115,000,000)	—
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	$112,700,000	$—
Proceeds from sale of Private Placement Units	4,080,000	—
Repayment of promissory note – related party	(200,000)	—
Payment of offering costs	(484,565)	(723)
Net cash provided by (used in) financing activities	116,095,435	(723)
Net Change in Cash	(102,164)	(1,833)
Cash – Beginning of period	195,758	25,000
Cash – End of period	$93,594	$23,167
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$1,105	$—
Initial classification of common stock subject to possible redemption	$115,000,000	$—
The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Roth CH Acquisition III Co. (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2021, the Company had not commenced any operations. All activity from February 13, 2019 (inception) through September 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on marketable securities held in the Trust Account.
The registration statement for the Company’s Initial Public Offering was declared effective on March 2, 2021. On March 5, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders, generating gross proceeds of $4,080,000, which is described in Note 5.
Transaction costs amounted to $2,812,212 consisting of $2,300,000 of underwriting fees, and $512,212 of other offering costs.
Following the closing of the Initial Public Offering on March 5, 2021, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), located in the United States and will be held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or do not vote at all.
The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until March 5, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company for its working capital requirements or necessary to pay its taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
On June 16, 2021, (i) the Company, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Company Merger Sub”, and together with the Company and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), entered into a Business Combination Agreement (the “Business Combination Agreement”).
Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of the Company, (ii) immediately thereafter, the Blocker will be merged with and into the Company, with the Company as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company (such mergers and the other transactions contemplated by the Business Combination Agreement, the “Merger”).
The Business Combination Agreement contains customary representations and warranties, covenants, and closing conditions.
Liquidity and Going Concern
As of September 30, 2021, the Company had $93,594 in its operating bank accounts and $115,007,452 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith. As of September 30, 2021, approximately $7,452 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.
The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In connection with the preparation of the Company’s financial statements as of September 30, 2021, management identified errors made in its historical financial statements where, at the closing of the Company’s Initial Public Offering, the Company improperly valued its common stock subject to possible redemption. The Company previously determined the common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of common stock, while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Management determined that the common stock issued during the Initial Public Offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all shares of common stock subject to possible redemption, resulting in the common stock subject to possible redemption being equal to their redemption value. As a result, management has noted a classification error related to temporary equity and permanent equity. This resulted in a restatement of the initial carrying value of the common stock subject to possible redemption with the offset recorded to additional paid-in capital and common stock.
The impact of the restatement on the Company’s financial statements is reflected in the following tables.
Balance Sheet as of March 05, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Common stock subject to possible redemption	$111,197,990	$3,802,010	$115,000,000
Common stock	$366	$(38)	$328
Additional paid-in capital	$5,002,631	$(3,801,972)	$1,200,659

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Balance Sheet as of March 05, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Total Stockholders’ Equity	$5,000,008	$(3,802,010)	$1,197,998
Number of shares subject to redemption	11,119,799	380,201	11,500,000
Number of shares, non-redeemable common stock	3,663,201	(380,201)	3,283,000
Balance Sheet as of March 31, 2021 (unaudited)
Common stock subject to possible redemption	$111,170,039	$3,829,961	$115,000,000
Common stock	$366	$(38)	$328
Additional paid-in capital	$5,030,583	$(3,829,923)	$1,200,660
Total Stockholders’ Equity	$5,000,009	$(3,829,961)	$1,170,048
Number of shares subject to redemption	11,117,004	382,996	11,500,000
Number of shares, non-redeemable common stock	3,665,996	(382,996)	3,283,000
Balance Sheet as of June 30, 2021 (unaudited)
Common stock subject to possible redemption	$110,586,069	$4,413,931	$115,000,000
Common stock	$372	$(44)	$328
Additional paid-in capital	$5,614,547	$(4,413,887)	$1,200,660
Total Stockholders’ Equity	$5,000,011	$(4,413,931)	$586,080
Number of shares subject to redemption	11,058,607	441,393	11,500,000
Number of shares, non-redeemable common stock	3,724,393	(441,393)	3,283,000
Statement of Operations for the Three Months Ended March 31, 2021 (unaudited)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	3,212,386	109,836	3,322,222
Basic and diluted net loss per share, Common stock subject to possible redemption	$(0.00)	$—	$(0.00)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	2,836,036	(109,836)	$2,726,200
Basic and diluted net loss per share, Non-redeemable common stock	$(0.01)	$0.01	$(0.00)
Statement of Operations for the Three Months Ended June 30, 2021 (unaudited)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,117,004	382,996	11,500,000
Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00	$(0.04)	$(0.04)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,665,996	(382,996)	3,283,000
Basic and diluted net loss per share, Non-redeemable common stock	$(0.16)	$0.12	$(0.04)
Statement of Operations for the Six Months Ended June 30, 2021 (unaudited)
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,117,625	(3,683,923)	7,433,702

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Balance Sheet as of March 05, 2021 (unaudited)	As Previously Reported	Adjustment	As Restated
Basic and diluted net loss per share, Common stock subject to possible redemption	$0.00	$(0.06)	$(0.06)
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,253,309	(247,171)	3,006,138
Basic and diluted net loss per share, Non-redeemable common stock	$(0.19)	$0.13	$(0.06)
Statement of Cash Flows for the Three Months Ended March 31, 2021 (unaudited)
Initial classification of common stock subject to possible redemption	$111,197,990	$3,802,010	$115,000,000
Change in value of common stock subject to possible redemption	$(27,591)	$27,591	$—
Statement of Cash Flows for the Six Months Ended June 30, 2021 (unaudited)
Initial classification of common stock subject to possible redemption	$111,197,990	$3,802,010	$115,000,000
Change in value of common stock subject to possible redemption	$(611,921)	$611,921	$—
Statement of Changes in Stockholders’ (Deficit) Equity for the Three Months Ended March 31, 2021 (unaudited)
Sale of 11,500,000 Units, net of underwriting discounts and offering expenses	$112,187,788	$(112,187,788)	$—
Common stock subject to redemption	$(111,170,139)	$111,170,039	$—
Accretion for common stock subject to redemption	$—	$(2,812,212)	$(2,812,212)
Total shareholders’ equity	$5,000,009	$(3,829,961)	$1,170,048
Shares of common stock	3,665,996	382,996	3,283,000
Common stock	$366	$(38)	$328
Statement of Changes in Stockholders’ (Deficit) Equity for the Three Months Ended June 30, 2021 (unaudited)
Change in value of common stock subject to redemption	$583,970	$(583,970)	$—
Total shareholders’ equity	$5,000,011	$(4,413,931)	$586,080
Shares of common stock	3,724,393	441,393	3,283,000
Common stock	$372	$(44)	$328
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on March 2, 2021. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the warrant liability.

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.
Marketable Securities Held in Trust Account
At September 30, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in interest earned on marketable securities held in Trust Account in the accompanying condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s condensed consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant liabilities (see Note 9).
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2021, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stocks to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable common stocks resulted in charges against additional paid-in capital.
At September 30, 2021, common stock subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:
Gross proceeds	$115,000,000
Less:
Common stock issuance costs	(2,812,212)
Plus:
Accretion of carrying value to redemption value	2,812,212
Common stock subject to possible redemption	$115,000,000

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Private Placement Warrants (as defined in Note 5) was estimated using a binomial lattice simulation approach (see Note 9).
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate differs from the statutory tax rate of 21% for the three months and nine months ended September 30, 2021 and 2020, respectively, primarily due to the valuation allowance recorded on the Company’s net operating losses.
Net Income (Loss) per Common Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Accretion associated with the redeemable shares of common stock is excluded from income (loss) per common share as the redemption value approximates fair value.
The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 2,977,000 shares in the calculation of diluted loss per share,

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
since the inclusion of such warrants would be anti-dilutive. As of September 30, 2021 and 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net loss per common share is the same as basic net loss per common share for the periods presented.
The following table reflects the calculation of basic and diluted net loss per common share (in dollars, except per share amounts):
	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021		For the Period from 2/13/19 (Inception) Through September 30, 2020
	Redeemable common stock	Non-redeemable common stock	Redeemable common stock	Non-redeemable common stock	Non-redeemable common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss, as adjusted	$(629,913)	$(179,827)	$(1,052,069)	$(370,379)	$(800)
Denominator:
Basic and diluted weighted average shares outstanding	11,500,000	3,283,000	8,804,029	3,099,440	2,500,000
Basic and diluted net loss per common share	$(0.05)	$(0.05)	$(0.12)	$(0.12)	$(0.00)
	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020
	Non-redeemable common stock	Non-redeemable common stock
Basic and diluted net loss per common share
Numerator:
Allocation of net loss, as adjusted	$(800)	$(885)
Denominator:
Basic and diluted weighted average shares outstanding	2,500,000	2,500,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.
Recent Accounting Standards
In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.
Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
NOTE 4. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which includes a full exercise by the underwriters on March 5, 2021 of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-quarter of one redeemable warrant (“Public Warrant”).
Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Initial Stockholders purchased an aggregate of 408,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $4,080,000, in a private placement. Each Private Unit consists of one share of common stock (“Private Share”) and one-quarter of one redeemable warrant (“Private Placement Warrant”). Each whole Private Placement Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 9). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
In February 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On May 26, 2020, the Company effected a stock dividend of 28,750 shares of common stock for each share of common stock outstanding, resulting in an aggregate of 2,875,000 shares of common stock being held by the Initial Stockholders (the “Founder Shares”). In February 2021, the Company sold 35,233 Founder Shares to three of the Company’s director nominees (for a total of 105,699 Founder Shares) and 89,093 Founder Shares to affiliates of its sponsor group as part of a larger purchase and resale of securities. The total consideration paid for these shares was $1,247. On February 9, 2021, the Company effected a dividend of 0.50 share for each share outstanding resulting in there being an aggregate of 4,312,500 shares outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the stock dividend. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are subject to forfeiture.
The sale of the Founders Shares to the Company’s director nominees and affiliates of its sponsor group, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation”

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
(“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 194,792 shares sold to the Company’s director nominees and affiliates of its sponsor group was $1,229,138, or $6.31 per share. The Founders Shares were effectively sold subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence. Stock-based compensation will be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of September 30, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.
The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On December 15, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $200,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the date on which the Company determined not to proceed with the Initial Public Offering. The outstanding balance under the Promissory Note of $200,000 was repaid on March 9, 2021. Borrowings under the Promissory Note are no longer available.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the Private Units. As of September 30, 2021 and December 31, 2020, there were no amounts outstanding under the Working Capital Loans. On November 3, 2021 the Company entered into a new promissory note with related parties of the Company in the aggregate principal amount of $500,000 in order to finance the Company’s working capital needs (see Note 11)
NOTE 7. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on March 2, 2021, the holders of the Founder Shares and the holders of the Private Units (and underlying securities) are entitled to registration rights.

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, the holders of the Founder Shares and the holders of the Private Units may not exercise demand or piggyback rights after seven (7) years from the effective date of the Initial Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.
Business Combination Marketing Agreement
The Company entered into a business combination marketing agreement with Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters in the Initial Public Offering, to act as advisors in connection with a Business Combination, including assisting in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination, holding meetings with the stockholders to discuss the Business Combination and the target’s attributes, introducing the Company to potential investors to purchase its securities in connection with the Business Combination, assisting in obtaining stockholder approval for the Business Combination, and assisting with relevant financial analysis, presentations, press releases and filings related to the Business Combination. The Company will pay Roth and Craig-Hallum a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Initial Public Offering, or $4,025,000. Roth and Craig-Hallum will not be entitled to such fee unless the Company consummates a Business Combination.
Business Combination Agreement
On June 16, 2021, (i) the Company, (ii) Blocker Merger Sub, (iii) the Blocker, (iv) Company Merger Sub, (v) QualTek, and (vi) the Equityholder Representative, entered into the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of the Company, (ii) immediately thereafter, the Blocker will be merged with and into the Company, with the Company as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company.
The Business Combination Agreement contains customary representations and warranties, covenants, and closing conditions.
Consideration
Subject to the terms and conditions of the Business Combination Agreement, as a result of the Business Combination, the consideration payable or issuable to the owners of such equity interests in the Blocker (“Blocker Owners”) and the equityholders of QualTek other than the Blocker (the “Flow-Through Sellers”) is set forth below.
Blocker Owner Consideration
The consideration to be received by the Blocker Owners at the Closing will consist of (i) 12,682,382 shares of Class A Common Stock with 3,741,048 shares of Class A Common Stock to be received by BCP

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
AIV Investor Holdings-3, L.P., 4,297,204 shares of Class A Common Stock to be received by BCP Strategic AIV Investor Holdings-2, L.P., 4,238,587 shares of Class A Common Stock to be received by BCP QualTek Investor Holdings L.P., and 405,543 shares of Class A Common Stock to be received by BCP QualTek, LLC, and (ii) 2,274,932 Blocker Owner Earnout Shares (as defined herein) with 626,122 Blocker Owner Earnout Shares to be received by BCP AIV Investor Holdings-3, L.P., 719,229 Blocker Owner Earnout Shares to be received by BCP Strategic AIV Investor Holdings-2, L.P., and 929,581 Blocker Owner Earnout Shares to be received by BCP QualTek Investor Holdings L.P.
Flow-Through Seller Consideration
The consideration to be received by each Flow-Through Seller at the Closing will consist of:
•
18,775,672 Common Units, with 4,827,050 Common Units to be received by BCP QualTek Management LLC, 11,783,398 Common Units to be received by BCP QualTek, LLC and 2,165,224 Common Units to be received by BCP QualTek II, LLC;

•
18,775,672 shares of Class B Common Stock, with 4,827,050 shares of Class B Common Stock to be received by BCP QualTek Management LLC, 11,783,398 shares of Class B Common Stock to be received by BCP QualTek, LLC and 2,165,224 shares of Class B Common Stock to be received by BCP QualTek II, LLC;

•
3,836,179 Earnout Common Units, with 1,157,808 Earnout Common Units to be received by BCP QualTek Management LLC, 2,678,371 Earnout Common Units to be received by BCP QualTek, LLC and 0 Earnout Common Units to be received by BCP QualTek II, LLC; and

•
3,836,179 Earnout Voting Shares, with 1,157,808 Earnout Voting Shares to be received by BCP QualTek Management LLC, 2,678,371 Earnout Voting Shares to be received by BCP QualTek, LLC and 0 Earnout Common Units to be received by BCP QualTek II, LLC.

No fractional shares will be issued pursuant to the Business Combination Agreement. In lieu of any fractional shares that would otherwise be issuable to any Blocker Owner or Flow-Through Seller, the Company will pay to such Blocker Owner or Flow-Through Seller, as applicable, cash (rounded up to the nearest cent) in an amount equal to such fraction multiplied by $10.00.
The Earnout Shares and Earnout Common Units
In connection with the Closing, (i) 2,274,932 shares of Class A Common Stock issued to the Blocker Owners (the “Blocker Owner Earnout Shares”), (ii) 3,836,179 Common Units issued to the Flow-Through Sellers (the “Earnout Common Units”) and (iii) an equal number of shares of Class B Common Stock issued to the Flow-Through Sellers by the Company in connection with the Business Combination (the “Earnout Voting Shares,” and together with the Blocker Owner Earnout Shares, the “Earnout Shares”), will be subject to certain restriction on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement:
•
if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Class A Common Stock equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting; and

•
if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Class A Common Stock equals or exceeds $18.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting.

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
Pre-PIPE Convertible Notes Offering
In connection with the Business Combination, accredited investors (each a “Pre-PIPE Investor”) have purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre-PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.
Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre-PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.
Pursuant to the current terms of the Pre-PIPE Notes, upon consummation of the Merger, the Pre-PIPE Notes will automatically convert into Class A Common Stock of the Company at $8.00 per share, subject to certain adjustments. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units of the Company (along with a corresponding number of shares of Class B Common Stock of the Company) in lieu of converting into Class A Common Stock. The number of Common Units and Class B Common Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $8.00, subject to certain adjustments.
PIPE Subscription Agreements
In connection with the Merger, the Company has obtained commitments from certain accredited investors (each a “Subscriber”) to purchase shares of Class A Common Stock which will be issued in connection with the closing of the Merger (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Certain offering-related expenses are payable by the Company, including customary fees payable to the placement agents, Roth Capital Partners, LLC and Craig-Hallum, aggregating $5,150,000. Such commitments are being made by way of the subscription agreements, by and between each Subscriber and the Company (collectively, the “Subscription Agreements”). The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement. The PIPE Shares are identical to the shares of Class A Common Stock that will be held by the Company’s public stockholders at the time of the closing of the Business Combination, except that the PIPE Shares will not be entitled to any redemption rights and will not be registered with the SEC at closing of the Business Combination.
NOTE 8. STOCKHOLDERS’ EQUITY
Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At September 30, 2021 and December 31, 2020, there were 3,283,000 and 2,875,000 shares of common stock issued and outstanding, excluding 11,500,000 and no shares of common stock subject to possible redemption, which are presented as temporary equity, respectively.
NOTE 9. WARRANTS
The Company will not issue fractional warrants. The Public Warrants will become exercisable on 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if there is no effective registration statement covering the shares of common stock issuable upon exercise of the Public Warrants within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.
Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time after the warrants become exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
At September 30, 2021, there were 2,875,000 Public Warrants and 102,000 Private Placement Warrants outstanding. There were no Public Warrants or Private Placement Warrants outstanding as of December 31, 2020.
NOTE 10. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
	Description	September 30, 2021	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and marketable securities held in Trust Account		$115,007,452	$115,007,452	$—	$—
Liabilities:
Warrant Liability – Private Placement Warrants		$217,260	$—	$—	$217,260

ROTH CH ACQUISITION III CO.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2021
(Unaudited)
The Private Placement Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on the accompanying condensed consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liability in the condensed consolidated statements of operations.
The Private Placement Warrants were valued using a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own Public Warrant pricing.
There were no transfers between Levels 1, 2 or 3 during the three and nine months ended September 30, 2021.
The following table provides quantitative information regarding Level 3 fair value measurements:
	At March 5, 2021 (Initial Measurement)	At September 30, 2021
Stock price	$9.78	$9.94
Strike price	$11.50	$11.50
Volatility	14.9%	19.8%
Risk-free rate	0.87%	0.95%
Probability of Business Combination occurring	75%	90.0%
Dividend yield	0.0%	0.0%
Fair value of Private Placement Warrants	$0.90	$2.13
The following table presents the changes in the fair value of Level 3 warrant liabilities:
Warrant Liabilities
Fair value as of March 5, 2021 (Initial Measurement)	$91,800
Change in fair value	(9,180)
Fair value as of March 31, 2021	82,620
Change in fair value	232,560
Fair value as of June 30, 2021	$315,180
Change in fair value	(97,920)
Fair value as of September 30, 2021	$217,260
NOTE 11. SUBSEQUENT EVENTS
On November 3, 2021 the Company entered into a new promissory note with related parties of the Company in the aggregate principal amount of $500,000 in order to finance the Company’s working capital needs. The promissory note is non-interest bearing and is not convertible into any securities of the Company and shall be payable upon the consummation of a Business Combination.

Report of Independent Registered Public Accounting Firm
Members and the Board of Directors
BCP QualTek Holdco, LLC
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of BCP QualTek Holdco, LLC and Subsidiary (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2012.
Blue Bell, Pennsylvania
May 11, 2021, except for effects of discontinued operations described in Note 14, as to which the date is December 8, 2021

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(in thousands, except unit information)
	December 31,
	2020	2019
Assets
Current assets:
Cash	$76	$91
Accounts receivable, net of allowance	174,797	228,659
Inventories, net	5,765	7,790
Prepaid expenses	3,459	4,130
Other current assets	1,592	1,608
Current assets of discontinued operations	6,534	6,736
Total current assets	192,223	249,014
Property and equipment, net	33,794	18,173
Intangible assets, net	345,816	381,573
Goodwill	58,522	86,503
Other long-term assets	1,241	842
Non-current assets of discontinued operations	9,272	11,125
Total assets	$640,868	$747,230
Liabilities and Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$27,249	$13,466
Current portion of contingent consideration	9,968	10,808
Accounts payable	55,749	70,964
Accrued expenses	65,172	61,144
Contract liabilities	14,945	18,470
Current liabilities of discontinued operations	3,365	2,846
Total current liabilities	176,448	177,698
Capital lease obligations, net of current portion	15,959	6,730
Long-term debt, net of current portion and deferred financing fees	397,464	390,769
Contingent consideration, net of current portion	8,161	29,311
Distributions payable	11,409	5,930
Non-current liabilities of discontinued operations	1,793	2,634
Total liabilities	611,234	613,072
Commitments and contingencies (Notes 7 and 11)
Equity:
Preferred units, 25,000 units authorized, issued and outstanding (liquidation preference $29,029 as of December 31, 2020)	25,000	25,000
Class A units, 2,005,824 units authorized, issued and outstanding	208,324	208,324
Members’ deficit	(204,086)	(99,323)
Accumulated other comprehensive income	396	157
Total equity	29,634	134,158
Total liabilities and equity	$640,868	$747,230
See notes to consolidated financial statements.

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per unit information)
	For the Years Ended December 31,
	2020	2019
Revenue	$656,524	$599,268
Costs and expenses:
Cost of revenues	597,583	525,403
General and administrative	47,049	42,665
Transaction expenses	988	4,257
Change in fair value of contingent consideration	(7,081)	6,149
Impairment of long-lived assets	—	840
Impairment of goodwill	28,802	8,132
Depreciation and amortization	46,475	40,103
Total costs and expenses	713,816	627,549
Loss from operations	(57,292)	(28,281)
Other income (expense):
Gain on sale/ disposal of property and equipment	729	129
Interest expense	(37,659)	(33,380)
Total other expense	(36,930)	(33,251)
Loss from continuing operations	(94,222)	(61,532)
Loss from discontinued operations	(3,865)	(6,262)
Net loss	(98,087)	(67,794)
Other comprehensive income:
Foreign currency translation adjustments	239	685
Comprehensive loss	$(97,848)	$(67,109)
Earnings per unit:
Basic and diluted net loss per unit from continuing operations	$(48.61)	$(31.74)
Basic and diluted net loss per unit from discontinued operations	(1.93)	(3.19)
Basic and diluted net loss per unit	$(50.54)	$(34.93)
Basic and diluted weighted average common units outstanding……………	2,005,824	1,962,115
See notes to consolidated financial statements.

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(in thousands, except unit information)
	Preferred Units		Class A Units		Members’ Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity
	Units	Amount	Units	Amount
Balance, January 1, 2019	—	$—	1,948,237	$194,824	$(14,925)	$(528)	$179,371
Adoption of Accounting Standards Codification Topic 606	—	—	—	—	(9,831)	—	(9,831)
Acquisitions (Note 3)	—	—	57,587	13,500	—	—	13,500
Issuance of preferred equity	25,000	25,000	—	—	—	—	25,000
Tax distributions	—	—	—	—	(6,773)	—	(6,773)
Other comprehensive income	—	—	—	—	—	685	685
Net loss	—	—	—	—	(67,794)	—	(67,794)
Balance, December 31, 2019	25,000	25,000	2,005,824	208,324	(99,323)	157	134,158
Tax distributions	—	—	—	—	(6,676)	—	(6,676)
Other comprehensive income	—	—	—	—	—	239	239
Net loss	—	—	—	—	(98,087)	—	(98,087)
Balance, December 31, 2020	25,000	$25,000	2,005,824	$208,324	$(204,086)	$396	$29,634
See notes to consolidated financial statements.

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(98,087)	$(67,794)
Loss from discontinued operations	3,865	6,262
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion of debt discount	46,474	40,103
Impairment of intangible assets, including goodwill	28,802	8,972
Amortization of debt issuance costs	3,090	2,269
Change in fair value of contingent consideration	(7,081)	6,148
Payments of acquisition related contingent consideration	—	(5,238)
Provision for bad debt expense	3,619	(1,139)
Gain on disposal of property and equipment	(729)	(130)
Changes in assets and liabilities:
Accounts receivable	52,524	(17,897)
Inventories	2,111	(296)
Prepaid expenses and other assets	(262)	(1,043)
Accounts payable and accrued liabilities	(16,244)	15,546
Contract liabilities	(3,525)	11,696
Net cash provided by (used in) operating activities from continuing operations	14,557	(2,541)
Net cash used in operating activities from discontinued operations	(1,100)	(461)
Net cash provided by (used in) operating activities	13,457	(3,002)
Cash flows from investing activities:
Purchases of property and equipment	(4,808)	(3,153)
Proceeds from sale of property and equipment	881	378
Acquisitions of businesses, see Note 3	—	(76,342)
Net cash used in investing activities from continuing operations	(3,927)	(79,117)
Net cash used in investing activities from discontinued operations	(36)	(492)
Net cash used in investing activities	(3,963)	(79,609)
Cash flows from financing activities:
Proceeds from line of credit, net of repayments	13,283	(14,844)
Proceeds from long-term debt	—	100,000
Payments for financing fees	(113)	(6,215)
Repayment of long-term debt	(9,564)	(8,691)
Proceeds from subordinated related party note	—	25,100
Repayment of subordinated related party note	—	(25,100)
Payments of acquisition related contingent consideration	(6,000)	(7,870)
Repayment of capital leases	(5,160)	(3,425)
See notes to consolidated financial statements.

	For the Years Ended December 31,
	2020	2019
Proceeds from issuance of preferred equity	—	25,000
Tax distributions to members	(1,197)	(843)
Net cash (used in) provided by financing activities from continuing operations	(8,751)	83,112
Net cash used in financing activities from discontinued operations	(961)	(1,157)
Net cash (used in) provided by financing activities	(9,712)	81,955
Effect of foreign currency exchange rate (translation) on cash	59	23
Net decrease in cash	(159)	(633)
Cash:
Beginning of year	328	961
End of year	$169	$328
Balances included in the Condensed Consolidated Balance Sheets:
Cash	76	91
Cash included in current assets of discontinued operations	93	237
Cash at end of period	$169	$328
Supplemental disclosure of cash flow information:
Interest paid – continuing operations	$34,908	$30,185
Interest paid – discontinued operations	$189	$213
Supplemental disclosure of non-cash investing and financing activities:
Assets acquired under capital leases from continuing operations	$18,289	$9,587

See notes to consolidated financial statements.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 1.   Nature of Business and Summary of Significant Accounting Policies
This summary of significant accounting policies of BCP QualTek Holdco, LLC and Subsidiary (collectively, “QualTek”, “BCP QualTek”, the “Company”, “we”, “our”, or “us”) is presented to assist in understanding the Company’s consolidated financial statements (financial statements). The financial statements and notes are the responsibility of the Company’s management who is responsible for their integrity and objectivity.
Nature of business:   The Company is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers throughout North America.
We operate in two reportable segments, which reflects the way performance is assessed and resources are allocated by our Chief Executive Officer, who is our chief operating decision maker. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication and cable carriers in various locations in the United States. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations with a wide range of logistics, maintenance, and repair capabilities for telecommunications and utilities customers across the United States.
Principles of presentation:   The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of QualTek and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.
Discontinued Operations:   The Company presents discontinued operations when there is a disposal of a component group or a group of components that in our judgment represents a strategic shift that will have a major effect on our operations and financial results. We aggregate the results of operations for discontinued operations into a single line item in the Consolidated Statements of Operations and Comprehensive Loss for all periods presented. Assets and liabilities of the discontinued operations are aggregated and reported separately as assets and liabilities of discontinued operations in the Consolidated Balance Sheets as of December 31, 2020 and 2019. Throughout these financial statements, unless otherwise indicated, amounts and activity are presented on a continuing operations basis. See Note 14 for additional information.
Use of estimates:   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues under the cost-to-cost method of progress, fair value estimates, the allowance for doubtful accounts, long-lived assets and intangible assets, asset impairment (including goodwill and other long-lived assets), valuation of assets acquired and liabilities assumed in business combinations, and acquisition-related contingent consideration. These estimates are based on historical experience and various other assumptions that management believes to be reasonable under the current facts and circumstances. Actual results could differ from those estimates.
Accounts receivable:   The Company’s accounts receivable are due primarily from large telecommunication and cable carriers operating within the United States and are carried at original contract amount less an estimate for uncollectible amounts based on historical experience. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company generally does not require collateral. Accounts receivable are considered past due if any portion of the receivables balance is outstanding for more than one day beyond the contractual due date. The Company does not charge interest on past due accounts.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 1.   Nature of Business and Summary of Significant Accounting Policies (continued)
Contract assets:   Contract assets include unbilled amounts typically resulting from arrangements whereby complete satisfaction of a performance obligation and the right to payment are conditioned on completing additional tasks or services under the terms of the contract.
Contract liabilities:   Contract liabilities consist of amounts invoiced to customers in excess of revenue recognized. The Company’s contract assets and liabilities are reported in a net position on a contract by contract basis at the end of each reporting period. As of December 31, 2020 and 2019, the contract liabilities balance is classified as current as uncompleted contracts are typically resolved within one year and not considered significant financing components.
Cash:   Cash includes cash on hand and deposits with banks.
Sale of accounts receivable:   The Company has an arrangement to sell certain receivables to a financial institution. The Company accounts for the transfer of these receivables when it has surrendered control over the assets. Whether control has been relinquished requires, among other things, an evaluation of relevant legal considerations and an assessment of the nature and extent of the Company’s continuing involvement with the assets transferred. In the event of uncollectability, the Company’s arrangement does not permit recourse, and the Company does not retain any interest in the underlying accounts receivable once transferred. The sold accounts receivable balances are removed from the consolidated balance sheets and cash received is reflected as cash provided by operating activities in the consolidated statements of cash flow. The fair value of the Company’s accounts receivable sold less the proceeds received is recorded as interest expense in the Company’s accompanying consolidated statements of operations and comprehensive loss. For the years ended December 31, 2020 and 2019, the Company recognized factoring related interest expense of $1.8 million and $1.7 million, respectively.
Concentration of credit risk:   Financial instruments that potentially subject the Company to concentration of credit risks consist principally of cash and accounts receivable.
The Company maintains certain cash balances with U.S. and Canadian financial institutions and, from time to time, the Company may have balances in excess of the federally insured deposit limit.
Inventories:   Inventories are valued at the lower of cost or net realizable value. The cost of inventory is maintained using the weighted average-cost method. Consideration is given to excess, obsolescence and other factors in determining estimated net realizable value.
Property and equipment:   Property and equipment acquired through business combinations are stated at the estimated fair value at the date of acquisition. Purchases are recorded at cost. Maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of assets are capitalized. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which generally range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the remaining lease term.
Goodwill and intangible assets:   Goodwill is assessed annually for impairment as of the first day of the fourth fiscal quarter of each year, or more frequently if events occur that would indicate a potential reduction in the fair value of a reporting unit below its carrying value. The Company performs an annual impairment review of goodwill at the reporting unit level, which is one level below the operating segment. The Company determines the fair value of the reporting units using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method and the market approach uses the guideline company method. If the Company determines the fair value of the reporting unit’s goodwill is less than its carrying value, an impairment loss is recognized and reflected in the operating income or loss in the consolidated statements of operations and comprehensive loss.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 1.   Nature of Business and Summary of Significant Accounting Policies (continued)
Intangible assets consist of customer relationships, trademarks and trade names. Intangible assets that have finite useful lives are amortized on a straight-line basis over their estimated useful lives ranging from 2 years to 15 years.
Impairment of long-lived and intangible assets:   The Company reviews its long-lived assets, including property and equipment, and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company measures recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows that the assets or the asset group are expected to generate. If the carrying value of the assets or asset group are not recoverable, the impairment recognized is measured as the amount by which the carrying value exceeds its fair value.
Business combinations:   The Company accounts for business combinations under the acquisition method of accounting. The purchase price of each business acquired is allocated to the tangible and intangible assets acquired and the liabilities assumed based on information regarding their respective fair values on the date of acquisition. Any excess of the purchase price over the fair value of the separately identifiable assets acquired and the liabilities assumed is allocated to goodwill. Management determines the fair values used in purchase price allocations for intangible assets based on historical data, estimated discounted future cash flows, expected royalty rates for trademarks and trade names, as well as certain other information. The valuation of assets acquired, and liabilities assumed requires a number of judgments and is subject to revision as additional information about the fair value of assets and liabilities becomes available. Additional information, which existed as of the acquisition date but unknown to us at that time, may become known during the remainder of the measurement period. This measurement period may not exceed 12 months from the acquisition date. The Company recognizes any adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustments are determined. Additionally, in the same period in which adjustments are recognized, the Company records the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of any change to the provisional amounts, calculated as if the accounting adjustment had been completed at the acquisition date. Acquisition costs are expensed as incurred. The results of operations of businesses acquired are included in the consolidated statements of operations and comprehensive loss from their dates of acquisition.
Deferred financing costs:   Deferred financing costs are presented in the consolidated balance sheets as a direct reduction from the carrying amount of long-term debt and are amortized over the term of the related debt. For the years ended December 31, 2020 and 2019, the Company amortized $3.1 million and $2.3 million, respectively, which is included in interest expense on the accompanying consolidated statements of operations and comprehensive loss.
Foreign currency:   The operations of the Company’s foreign subsidiary is translated from the local (functional) currency into U.S. dollars using period-end rates of exchange for assets and liabilities and average monthly rates of exchange for revenues and expenses. Translation gains and losses resulting from these translation adjustments are recorded in the consolidated balance sheets as a component of accumulated other comprehensive income.
Income taxes:   No provision for income taxes has been made in the accompanying financial statements since all items of income and loss are allocated to the members for inclusion in their respective tax returns. Accounting Standards Codification (ASC) Topic 740, Income Taxes, provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained when challenged or when examined by the applicable tax authority.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 1.   Nature of Business and Summary of Significant Accounting Policies (continued)
Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense or benefit and liability in the current year. Based on the Company’s assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months. The Company is not subject to income tax examinations by the U.S. federal, state, or local tax authorities prior to 2017.
Revenue recognition:   The Company adopted the requirements of Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which is also referred to as ASC Topic 606 (“Topic 606”), under the modified retrospective transition approach effective January 1, 2019, with application to all existing contracts that were not substantially completed as of January 1, 2019.
Under Topic 606, revenue is recognized when, or as, control of promised goods and services is transferred to customers, and the amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for the goods and services transferred. A contractual agreement exists when each party involved approves and commits to, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. The Company’s services are performed for the sole benefit of its customers, whereby the assets being created or maintained are controlled by the customer and the services the Company performs do not have alternative benefits for the Company.
The Company acquires revenue primarily from construction related projects under certain master service and other service agreements contracts. Portions of the contracts include one or multiple performance obligations, which is a contractual promise to deliver a distinct good or transfer of a specific service to a customer. We use different methods of revenue recognition for different types of contracts.
For the Company’s projects recognized under the input method, the Company typically identifies two promised goods and services in the contract: (a) delivery of materials, which is recognized as point in time revenue, and (b) installation and construction services, which are recognized over time as related costs are incurred. The Company determined that the materials and the construction services are both considered distinct performance obligations. The Company’s customers are able to benefit from the materials and construction services both on their own and in connection with readily available resources, indicating that both promises are capable of being distinct. The Company further determined that its promises to transfer the materials and to provide the construction services are each separately identifiable from the other promises in the contract. Further, these promises do not represent inputs to a combined output which may represent a single performance obligation as no significant integration services are provided, there is not a high degree of customization, and the promises are not highly interrelated. As a result, the Company concludes that its input method contracts typically include two performance obligations: the sale of materials and construction services.
Revenue for construction, project management and site acquisition services are primarily recognized by the Company over time utilizing the cost-to-cost measure of progress, which is an input method, on contracts for specific projects, and for certain master service and other service agreements.
The majority of our performance obligations are completed within one year. Under Topic 606, the cost-to-cost measure of progress best depicts the continuous transfer of control of goods or services to the customer, and correspondingly, when performance obligations are satisfied, for these contracts.
Revenue for engineering, aerial and underground construction projects are primarily performed under master service agreements and other contracts that contain customer-specified service requirements. The Company has identified multiple performance obligations in these contracts represented by the individual tasks included in the contract, each based on a specific unit of measure. These performance obligations include, for example, the placement of underground or aerial fiber, directional boring, and fiber splicing.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 1.   Nature of Business and Summary of Significant Accounting Policies (continued)
The Company allocates total contract consideration to each performance obligation using the expected cost plus a margin approach to estimate the standalone selling price of each performance obligation. The Company’s customers simultaneously receive and consume the benefit provided by the Company, and revenue is recognized over time as services are performed for all performance obligations identified in the contract. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations.
Revenue from fulfillment, maintenance, compliance, and recovery services provided to the telecommunication, cable and utility industries is recognized as the services are rendered. These services are generally performed under master or other service agreements and billed on a contractually agreed price per unit on a work order basis. Each service is a separate performance obligation that is recognized upon completion at a point in time as the service is delivered.
Transaction prices for the Company’s contracts may include variable consideration such as contracted materials. Management estimates variable consideration for a performance obligation utilizing estimation methods that it believes best predict the amount of consideration to which the Company will be entitled. Variable consideration is included in the estimated transaction price if it is probable that when the uncertainty associated with the variable consideration is resolved, there will not be a significant reversal of the cumulative amount of revenue that has been recognized.
Management’s estimates of variable consideration and the determination of whether to include estimated amounts in the transaction price are based largely on engineering studies, past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer and all other relevant information that is reasonably available at the time of the estimate. The effect of variable consideration on the transaction price of a performance obligation is typically recognized as an adjustment to revenue on a cumulative catch-up basis, as such variable consideration is generally for services encompassed under the existing contract.
To the extent variable consideration reflected in transaction prices are not resolved in accordance with management’s estimates, there could be reductions in, or reversals of, previously recognized revenue. Sales, use and other taxes collected concurrent with revenue-producing activities are excluded from revenue. Most of the Company’s contracts include assurance warranties which do not include any additional distinct services other than the assurance that the services and materials comply with agreed-upon specifications. Therefore, there is not a separate performance obligation for these warranties.
For contracts containing more than one performance obligation, the Company allocates the transaction price on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, the Company estimates the SSP taking into account available information, such as market conditions and internally approved pricing guidelines related to the performance obligation.
Revenue generated from fulfillment, maintenance, compliance and recovery services as well as certain performance obligations related to material sales is recognized at a point in time. Point in time revenue accounted for approximately 35% and 32% of consolidated revenue for the years ended December 31, 2020 and 2019, respectively. Substantially all the Company’s other revenue is recognized over time. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided.
Equity award compensation:   The Company recognizes all equity award compensation to employees, including grants of employee awards to be recognized in the consolidated statements of operations and comprehensive loss, based on their fair values over their vesting period.
Recent accounting pronouncements:   In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring an entity to recognize assets and liabilities arising from operating leases with terms longer

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 1.   Nature of Business and Summary of Significant Accounting Policies (continued)
than 12 months. The updated standard will replace most existing lease recognition guidance in GAAP when it becomes effective. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the effect that the updated standard will have on the financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which requires the measurement and recognition of expected credit losses for certain financial assets, including trade accounts receivable. ASU No. 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of relevant information, including an entity’s historical experience, current conditions and other reasonable and supportable forecasts that affect collectability over the life of a financial asset. The amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this new standard will have on its financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment testing. An entity will no longer determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. Instead, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with the carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company retroactively adopted this standard on January 1, 2019 and has applied its guidance in its impairment assessments.
Risks and uncertainties:   On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.
It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the Company.
Note 2.   Earnings Per Unit
Basic net loss per unit is calculated by dividing net loss attributable to Class A members by the weighted average units outstanding during the period, without consideration for Class A equivalents. Diluted net loss per unit is calculated by adjusting weighted average units outstanding for the dilutive effect of common unit equivalents outstanding for the period, determined using the treasury-stock method. If the Company reports a loss, rather than income, the computation of diluted loss per unit excludes the effect of dilutive common unit equivalents, as their effect would be anti-dilutive. For purposes of the diluted net loss per unit calculation, as there are no existing equity units considered to be Class A equivalents, basic and diluted net loss per unit were the same for all periods presented. The performance-based Class P units (See

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 2.   Earnings Per Unit (continued)
Note 9) are omitted from the calculation of diluted Earnings Per Unit until it is determined that the performance criteria has been met at the end of the reporting period.
The basic and diluted earnings per unit calculations for the years ended December 31, 2020 and 2019 are presented below (in thousands, except for units and per unit amounts):
	2020	2019
Numerator:
Loss from continuing operations	$(94,222)	$(61,532)
Loss from discontinued operations	(3,865)	(6,262)
Net loss
Less: accrued preferred return	(3,287)	(742)
Net loss attributable to Class A Units	(101,374)	(68,536)
Denominator:
Weighted-average number of units outstanding, basic and diluted	2,005,824	1,962,115
Continuing operations, basic and diluted	$(48.61)	$(31.74)
Discontinued operations, basic and diluted	(1.93)	(3.19)
Net loss per unit, basic and diluted	$(50.54)	$(34.93)
Note 3.   Acquisitions
Vertical Limit Acquisition
On March 29, 2019, pursuant to the Asset Purchase Agreement between QualTek and Vertical Limit Construction, LLC (the “Vertical Limit Seller”), QualTek acquired certain assets and liabilities from the Vertical Limit Seller. The transaction was accounted for as a business combination within the Telecom segment, and the overall consideration transferred was $16.3 million of cash. The purchase price was subject to adjustment based upon Vertical Limit exceeding pre-determined crew counts through May 15, 2019, EBITDA thresholds for 2019 and 2020, and trained employee counts through December 31, 2021, as defined in the agreement, subject to a maximum payment of $15.7 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $7.7 million. As of December 31, 2020 and 2019, results of operations subsequent to the acquisition date and changes to management’s forecasts resulted in a change in fair value of the contingent consideration of ($1.2) million and $4.2 million, respectively, which is reflected in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019.
During the year ended December 31, 2019, the Company paid $3.0 million for the 2019 first quarter EBITDA earnout, as defined in the agreement, which was recorded as a reduction of contingent consideration on the consolidated balance sheets. As of December 31, 2020, $3.5 million of earned but unpaid consideration is included in current portion of long-term debt and capital lease obligations on the consolidated balance sheets as acquisition debt (See Note 7). Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 3.   Acquisitions (continued)
The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):
Purchase consideration:
Cash paid	$16,250
Contingent consideration	7,677
$23,927
Purchase price allocations:
Accounts receivable	$14,815
Inventories	65
Property and equipment	1,195
Prepaid expenses	72
Trademarks and trade names	1,900
Customer relationships	6,100
Goodwill	7,093
Other long-term assets	46
31,286
Accounts payable	(5,621)
Accrued expenses	(1,688)
Capital lease obligations	(50)
$23,927
Vinculums Acquisition
On October 4, 2019, pursuant to the Asset Purchase Agreement between QualTek and Vinculums Services, LLC (the “Vinculums Seller”), QualTek acquired certain assets and liabilities from the Vinculums Seller. The transaction was accounted for as a business combination within the Telecom segment, and the overall consideration transferred was $43.6 million of cash and rollover equity valued at $12.5 million. The purchase price was subject to adjustment based upon Vinculums exceeding pre-determined EBITDA thresholds for 2019, 2020, and 2021, as defined in the agreement, subject to a maximum payment of $35 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $22.6 million. As of December 31, 2020, results of operations subsequent to the acquisition date and changes to management’s forecasts resulted in a change in fair value of the contingent consideration of ($5.8) million, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2020. As of December 31, 2020, $5.0 million of earned but unpaid consideration is included in current portion of long-term debt and capital lease obligations on the consolidated balance sheets as acquisition debt (See Note 7). Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 3.   Acquisitions (continued)
The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):
Purchase consideration:
Cash paid	$43,595
Rollover equity	12,500
Contingent consideration	22,615
$78,710
Purchase price allocations:
Accounts receivable	$37,574
Inventories	1,668
Prepaid expenses	318
Property and equipment	990
Trademarks and trade names	4,500
Customer relationships	35,100
Goodwill	32,581
Other long-term assets	79
112,810
Accounts payable	(14,830)
Accrued expenses	(12,706)
Contract liabilities	(6,190)
Capital lease obligations	(374)
$78,710
The Company finalized the purchase price allocation for Vinculums, which resulted in an increase in goodwill of $973 thousand during the year ended December 31, 2020. The Company made this measurement period adjustment to reflect facts and circumstances that related to accounts receivable, accounts payable, and accrued expenses that existed at the acquisition date and did not result from intervening events subsequent to such date.
Aerial Acquisition
On October 18, 2019, pursuant to the Asset Purchase Agreement between QualTek and Aerial Wireless Services, LLC (the “Aerial Seller”), QualTek acquired certain assets and liabilities from the Aerial Seller. The transaction was accounted for as a business combination within the Telecom segment, and the overall consideration transferred was $16.5 million of cash and rollover equity valued at $1.0 million. The purchase price was subject to adjustment based upon Aerial exceeding pre-determined billing thresholds under purchased contracts for 2019 and 2020, as defined in the agreement, subject to a maximum payment of $6.0 million. The agreement also included two timing payments of $1.5 million payable through October 18, 2020. As of December 31, 2019, $1.5 million was unpaid and was included in accrued expenses on the consolidated balance sheets. The balance was subsequently paid in 2020. As of the acquisition date, the fair value of the contingent consideration was determined to be $5.8 million. The full $6.0 million was paid in 2020. Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.
The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 3.   Acquisitions (continued)
Purchase consideration:
Cash paid	$16,497
Rollover equity	1,000
Contingent consideration	5,825
Timing payments	1,447
$24,769
Purchase price allocations:
Accounts receivable	$8,847
Inventories	150
Prepaid expenses	167
Property and equipment	1,446
Trademarks and trade names	340
Customer relationships	3,800
Goodwill	14,698
Other long-term assets	28
29,476
Accounts payable	(2,254)
Accrued expenses	(789)
Contract liabilities	(648)
Capital lease obligations	(1,016)
$24,769
The Company finalized the purchase price allocation for Aerial, which resulted in a decrease in goodwill of $153 thousand during the year ended December 31, 2020. The Company made this measurement period adjustment to reflect facts and circumstances that related to accounts receivable, inventory, prepaid assets, accounts payable, accrued expenses, and contract liabilities that existed at the acquisition date and did not result from intervening events subsequent to such date.
Costs incurred to affect the acquisitions, as well as costs associated with failed transactions, are recognized separately rather than included in the cost allocated to the assets acquired and liabilities assumed. Total transaction related costs of $1.0 million and $4.3 million were reflected in the consolidated statements of operations and comprehensive loss during the years ended December 31, 2020 and 2019, respectively.
Site Resources, LLC Acquisition — 2018 Acquisition
As of December 31, 2019, results of operations subsequent to the acquisition date of Site Resources, LLC resulted in a change in fair value of the contingent consideration of ($1.0) million, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019. No contingent consideration payments were made.
Recovery Logistics LLC Acquisition — 2018 Acquisition
As of December 31, 2019, results of operations subsequent to the acquisition date of Recovery Logistics, LLC (“RLI”) resulted in a change in fair value of the contingent consideration of $2.9 million, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 3.   Acquisitions (continued)
December 31, 2019. During the year ended December 31, 2019, the Company paid $10.1 million to settle the RLI earnout for the specific event in 2018 which was recorded as a reduction of contingent consideration on the consolidated balance sheets. As of December 31, 2020, $2.1 million of earned but unpaid consideration is included in current portion of long-term debt and capital lease obligations on the consolidated balance sheets as acquisition debt (See Note 7).
NX Canada, ULC Acquisition — 2018 Acquisition
As of December 31, 2019, results of operations subsequent to the acquisition date of NX Canada, ULC resulted in a change in fair value of the contingent consideration of ($266) thousand, which is reflected in loss from discontinued operations in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019. No contingent consideration payments were made.
Note 4.   Property and Equipment
Property and equipment consisted of the following as of December 31, 2020 and 2019 (in thousands):
	2020	2019
Office furniture	$1,249	$898
Computers	1,217	1,051
Machinery, equipment and vehicles	10,275	6,532
Leasehold improvements	3,354	792
Software	2,199	1,903
Assets under capital lease	32,153	15,226
Construction in process	605	246
	51,052	26,648
Less: accumulated depreciation	(17,258)	(8,475)
Property and equipment, net	$33,794	$18,173
Property and equipment includes assets acquired under capital leases of $32.2 million and $15.2 million and accumulated depreciation of $8.1 million and $3.9 million as of December 31, 2020 and 2019, respectively. Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was $9.0 million and $6.3 million, respectively.
Note 5.   Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit
Concentration
The following provides further details on the consolidated balance sheet accounts of accounts receivable, net and contract liabilities. See Note 1 for further information on our policies related to these consolidated balance sheet accounts, as well as our revenue recognition policies.
Accounts Receivable, Net of Allowance
Accounts receivable, net, classified as current, consisted of the following as of December 31, 2020 and 2019 (in thousands):

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 5.   Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit
Concentration (continued)
	2020	2019
Trade accounts receivable	$44,419	$61,365
Contract assets	134,311	173,734
	178,730	235,099
Less: allowance for doubtful accounts	(3,933)	(6,440)
Accounts receivable, net	$174,797	$228,659
Contract Assets and Liabilities
Net contract assets consisted of the following as of December 31, 2020 and 2019 (in thousands):
	2020	2019
Contract assets	$134,311	$173,734
Contract liabilities	(14,945)	(18,470)
Contract assets, net	$119,366	$155,264
The amount of revenue recognized in the year ended December 31, 2020 and 2019 that was previously included in contract liabilities at the beginning of the period was $9.4 million and $5.7 million, respectively.
Customer Credit Concentration
Customers whose combined amounts of accounts receivable and contract assets exceeded 10% of total combined accounts receivable and contract assets as of December 31, 2020 and 2019 were as follows (in thousands):
	2020		2019
	Amount	% of Total	Amounts	% of Total
AT&T	$81,796	45.8%	$120,145	51.1%
Verizon	65,346	36.6%	69,552	29.6%
Total	$147,142	82.3%	$189,697	80.8%
Note 6.   Goodwill and Intangible Assets
Goodwill by reportable segment consisted of the following as of December 31, 2020 and 2019 (in thousands):
	Renewables and Recovery Logistics	Telecom	Total
Goodwill as of January 1, 2019	$13,598	$27,485	$41,083
Additions from acquistions	—	53,552	53,552
Impairment loss	—	(8,132)	(8,132)
Goodwill as of December 31, 2019	$13,598	$72,905	$86,503
Measurement period adjustments, net	—	821	821
Impairment loss	—	(28,802)	(28,802)
Goodwill as of December 31, 2020	$13,598	$44,924	$58,522

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 6.   Goodwill and Intangible Assets (continued)
For the years ended December 31, 2020 and 2019, the Company recognized goodwill impairment within the Telecom segment of $28.8 million and $8.1 million, respectively. Impairment resulted from a change in projected future discounted cash flows of the reporting units within the segment which resulted in an carrying value in excess of the estimated fair value.
Intangible assets consisted of the following as of December 31, 2020 and 2019 (in thousands):
	2020
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	10.8	$368,200	$(65,868)	$302,332
Trade names	9.9	58,519	(15,035)	43,484
		$426,719	$(80,903)	$345,816
	2019
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	11.8	$368,200	$(36,782)	$331,418
Trade names	10.5	58,519	(8,364)	50,155
		$426,719	$(45,146)	$381,573
Amortization expense of intangible assets was $35.8 million and $32.9 million for the years ended December 31, 2020 and 2019, respectively.
For the year ended December 31, 2019, the Company recorded $0.8 million of impairment of long-lived assets within the Telecom segment as a result of a change in projected future undiscounted cash flows of an asset group within the segment. No impairments have occurred during the year ended December 31, 2020.
The following table provides estimated future amortization expense related to the intangible assets (in thousands):
Years ending December 31:
2021	$35,585
2022	35,585
2023	34,294
2024	32,245
2025	31,289
Thereafter	176,818
$345,816
Note 7.   Long-Term Debt and Capital Lease Obligations
Line of credit:   The Company has an Asset Based Lending Credit Agreement (“Credit Agreement”) with PNC Bank, N.A. (PNC). Under the Credit Agreement, the Company has available a revolving credit facility for working capital needs and general corporate purposes. On September 8, 2020, the revolving credit facility was increased from $90.0 million to $103.5 million. The amount the Company may borrow is

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 7.   Long-Term Debt and Capital Lease Obligations (continued)
limited to the lesser of the maximum available amount and the borrowing base. The borrowing base is calculated primarily as a percentage of the Company’s eligible accounts receivable, contract assets, net, and eligible inventory, as defined in the Credit Agreement. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.77% to 2.87% at December 31, 2020), as defined in the agreement. There was $37.9 million available under this facility as of December 31, 2020. The entire unpaid principal amount of the line of credit together with accrued and unpaid interest thereon, is due on July 17, 2023. Standby letters of credit of $801 thousand and $357 thousand, issued as part of our insurance program, were outstanding under the Credit Agreement as of December 31, 2020 and 2019, respectively.
Term loan:   The Company has a Senior Secured Term Credit and Guaranty Agreement (“Term Loan”) with Fifth Third Bank for $280 million, which was increased to $380 million on October 4, 2019. The amendment also replaced Fifth Third Bank with Citi Bank as the administrative agent on the Term Loan. The additional $100 million raised during 2019 was used to purchase Vinculums and Aerial (See Note 3) as well as for working capital needs. The Term Loan interest is payable either monthly or quarterly, in arrears, based on the Company’s interest election. The Company may elect either a Base Rate plus an applicable rate (8.50% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at December 31, 2020), as defined in the agreement. On a quarterly basis, the Company is required to make principal payments of $2.4 million with all unpaid principal and interest due at maturity on July 17, 2025. The Term Loan agreement requires an excess cash calculation, as defined in the agreement which could result in additional required principal payments on the loan. As of December 31, 2020, management determined there was no excess cash payment due.
The obligations of QualTek under the PNC Credit Agreement are secured (a) on a first priority basis, by liens on the ABL Priority Collateral, as defined in the ABL Intercreditor Agreement (“Intercreditor Agreement”), dated as of July 18, 2018 including accounts receivable and inventory and (b) on a second priority basis, by liens on the Term Priority Collateral, as defined in the Intercreditor Agreement.
The obligations of QualTek under the Term Loan are secured (a) on a first priority basis, by liens on the Term Priority Collateral of QualTek and (b) on a second priority basis, by liens on the ABL Priority Collateral. Generally, Term Priority Collateral includes all assets, other than the ABL Priority Collateral, and equity interests of QualTek.
Acquisition debt:   Acquisition debt consists of deferred purchase price due to the sellers from the RLI, Vertical Limit, and Vinculums acquisitions (See Note 3). The obligations interest rates range between 1.00% and 3.25%. For the year ended December 31, 2020, the Company had $68 thousand of interest expense to the sellers. There was no interest expense incurred during the year ended December 31, 2019.
Subordinated debt — related party:   During 2019, the Company entered into a $25.1 million subordinated loan agreement with its majority member which was repaid in full as of December 31, 2019. For the year ended December 31, 2019, the Company had $241 thousand of interest expense to the majority member.
Debt outstanding as of December 31, 2020 and 2019, whose carrying value approximates fair market value due to variable interest rates based on current rates available to the Company for similar instruments, was as follows (in thousands):

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 7.   Long-Term Debt and Capital Lease Obligations (continued)
	2020	2019
Line of credit	$59,837	$46,554
Term loan	361,045	370,609
Acquistion debt	10,575	—
Capital lease obligations	25,751	11,959
Less: amounts representing interest	(2,682)	(1,327)
Less: unamortized financing fees	(13,854)	(16,830)
	440,672	410,965
Less: current portion of long-term debt	(20,139)	(9,564)
Less: current portion of capital lease obliations, net of capital lease interest	(7,110)	(3,902)
	$413,423	$397,499
The minimum payments of the Company’s long-term debt and capital lease obligations are as follows (in thousands):
	Line of credit	Term loan	Acquistion debt	Capital lease obligations	Total
2021	$—	$9,564	$10,575	$8,287	$28,426
2022	—	9,564	—	7,318	16,882
2023	59,837	9,564	—	6,397	75,798
2024	—	9,564	—	3,105	12,669
2025	—	9,564	—	644	10,208
Thereafter	—	313,225	—	—	313,225
Total	$59,837	$361,045	$10,575	$25,751	$457,208
Note 8.   Fair Value Measurements
The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e. observable inputs) and the lowest priority to data lacking transparency (i.e. unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant inputs to its valuation. The following is a description of the three hierarchy levels.
Level 1   Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Active markets are considered to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2   Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 8.   Fair Value Measurements (continued)
Level 3   Unobservable inputs are not corroborated by market data. This category is comprised of financial and non-financial assets and liabilities whose fair value is estimated based on internally developed models or methodologies using significant inputs that are generally less readily observable from objective sources.
Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfers occurred. There were no transfers between any levels during the years ended December 31, 2020 and 2019.
The information following is provided to help readers gain an understanding of the relationship between amounts reported in the accompanying financial statements and the related market or fair value. The disclosures include financial instruments.
Acquisition-related contingent consideration, which resulted from the Acquisitions in Note 3, is measured at fair value on a recurring basis using unobservable inputs such as projections of financial results and cash flows for the acquired businesses and a discount factor based on the weighted average cost of capital which fall within Level 3 of the fair value hierarchy.
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis at December 31, 2020 and 2019 and the related activity for the years ended December 31, 2020 and 2019.
	Fair Value at December 31, 2020
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration – Vertical Limit	$4,711	$—	$—	$4,711
Contingent consideration – Vinculums	13,418	—	—	13,418
	$18,129	$—	$—	$18,129
	Fair Value at December 31, 2019
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration – RLI	$2,075	$—	$—	$2,075
Contingent consideration – Vertical Limit	9,195	—	—	9,195
Contingent consideration – Vinculums	22,973	—	—	22,973
Contingent consideration – Aerial	5,876	—	—	5,876
	$40,119	$—	$—	$40,119

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 8.   Fair Value Measurements (continued)
The following table sets forth a summary of the changes in fair value of the Company’s Level 3 financial liabilities:
January 1, 2019	$10,130
Acquisitions (see Note 3)	36,117
Payment of contingent consideration	(13,108)
Accretion	832
Change in fair value	6,148
December 31, 2019	40,119
Payment of contingent consideration	(6,000)
Accretion	1,666
Reclassification to acquisition debt	(10,575)
Change in fair value	(7,081)
December 31, 2020	$18,129
Note 9.   Equity
Profits and losses of the Company are allocated to the Members in accordance with the BCP QualTek HoldCo, LLC Agreement (HoldCo LLC Agreement), as amended and restated on October 4, 2019. Distributions made by the Company are based on the HoldCo LLC agreement.
Preferred equity:   On October 4, 2019, an affiliate of the Company’s Majority Member, BCP QualTek II LLC, contributed $25.0 million in exchange for 25,000 Preferred Class B Units (Preferred Units), as defined in HoldCo LLC Agreement.
The Preferred Units have a liquidation preference equal to the initial price per unit of $1,000 plus a preferred return accrued through the date of liquidation of 12.0% per annum, compounding quarterly, as defined in the Holdco LLC Agreement. The Preferred Units have a perpetual term, with no fixed maturity date and no voting rights. The Company has the right to redeem any or all of the Preferred Units, including the accrued return, at any time. The Preferred Units are not convertible or exchangeable with any of the equity interest of the Company.
Profits interests:   The Company has granted certain Class P Units, as defined in the HoldCo LLC Agreement, to certain employees and executives of the Company. The Class P Units vest over five years, subject to certain criteria. All Class P Units vest immediately upon a sale of the Company, as defined in the HoldCo LLC Agreement. Each Class P Unit entitles a participant to a residual profits interest payable after certain thresholds are met. Such profits would be considered compensation expense for the Company. As of the grant dates through December 31, 2020, the Company determined that the thresholds described previously were not probable and therefore, the Company has not assigned any value to such Class P Units and no related expense were incurred during the years ended December 31, 2020 and 2019.
Distributions:   The Company had tax distributions of $6.7 million and $6.8 million on behalf of its members in 2020 and 2019, respectively. Tax distributions to the majority member of $11.4 million and $5.9 million were unpaid and are recorded as distributions payable on the consolidated balance sheets as of December 31, 2020 and 2019, respectively.
Note 10.   Segments and Related Information
The Company manages its operations under two operating segments, which represent its two reportable segments: (1) Telecom and (2) Renewables and Recovery Logistics.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 10.   Segments and Related Information (continued)
The Telecom segment performs site acquisition, engineering, project management, installation, testing, last mile installation, and maintenance solutions of communication infrastructure for telecommunication and cable providers, businesses, public venues, government facilities, and residential subscribers. The Renewables and Recovery Logistics segment derives its revenue from providing businesses with continuity and disaster relief services to telecommunication and utility companies as well as business-as-usual services such as generator storage and repair and cell maintenance services.
The accounting policies of the reportable segments are the same as those described in Note 1. All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, acquisition-related transaction costs and other discrete items.
We present adjusted EBITDA as the key metric used by our management to assess the operating and financial performance of our operations in order to make decisions on allocation of resources. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Summarized financial information for the Company’s reportable segments is presented and reconciled to the Company’s consolidated financial information in the following tables, all of which are presented in thousands.
	2020	2019
Revenue:
Telecom	$587,614	$568,342
Renewables and Recovery Logistics	68,910	30,926
Total consolidated revenue	$656,524	$599,268
	2020	2019
Total Assets:
Telecom	$579,147	$697,991
Renewables and Recovery Logistics	55,370	45,642
Corporate	6,351	3,597
Total consolidated assets	$640,868	$747,230
	2020	2019
Capital Expenditures:
Telecom	$8,831	$10,693
Renewables and Recovery Logistics	12,251	1,090
Corporate	2,015	957
Total consolidated capital expenditures	$23,097	$12,740

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 10.   Segments and Related Information (continued)
	2020	2019
Amortization and Depreciation:
Amortization and depreciation
Telecom	$40,588	$35,411
Renewables and Recovery Logistics	5,259	4,250
Corporate	628	442
Total consolidated amortization and depreciation	$46,475	$40,103
	2020	2019
EBITDA Reconciliation:
Telecom adjusted EBITDA	$2,409	$37,063
Renewables and Recovery Logistics adjusted EBITDA	28,943	11,442
Corporate adjusted EBITDA	(18,213)	(16,635)
Total adjusted EBITDA	13,139	31,870
Less:
Management fees	(518)	(541)
Transaction expenses	(988)	(4,257)
Change in fair value of contingent consideration	7,081	(6,149)
Impairment of goodwill	(28,802)	(8,132)
Impairment of long-lived assets	—	(840)
Depreciation and amortization	(46,475)	(40,103)
Interest expense	(37,659)	(33,380)
Net loss	$(94,222)	$(61,532)
Revenue by Service Offerings
Revenue for each of the Company’s end-market service offerings is presented below:
	2020	2019
Revenue by Service Offerings:
Telecom Wireless	$458,155	$397,203
Welecom Wireline	129,459	171,139
Recovery Logistics	68,910	30,926
Total	$656,524	$599,268

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 10.   Segments and Related Information (continued)
Significant Customers
Revenue for the years ended December 31, 2020 and 2019 include revenue concentration from significant customers as follows (in thousands):
	2020		2019
	Amount	% of Total	Amount	% of Total
Customers:
AT&T	$356,026	54%	$318,913	53%
Verizon	116,444	18%	117,927	20%
Total	$472,470	72%	$436,840	73%
Note 11.   Commitments and Contingencies
Litigation:   From time to time, we are subject to certain legal proceedings and claims arising in the ordinary course of business. These matters are subject to many uncertainties, and it is possible that some of these matters ultimately could be decided, resolved or settled in a manner that could have an adverse effect on us. Although the resolution and amount of liability cannot be predicted with certainty, it is the opinion of management, based on information available at this time, that such legal proceedings and claims are not expected to have a material effect on the Company’s financial position, results of operations, and cash flows.
Operating leases:   The Company has entered into non-cancellable operating leases for various vehicles, equipment, office and warehouse facilities, which contain provisions for future rent increases or rent-free periods. The total amount of rental payments due over the lease terms is charged to rent expense on the straight-line method over the respective term of the lease. The leases expire at various dates through the year 2031. In addition, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Rent expense totaled $12.4 million and $7.8 million for the years ended December 31, 2020 and 2019, respectively. The Company leases two of its locations from lessors who are partially owned by members of the Company. During the years ended December 31, 2020 and 2019, the Company had $681 thousand and $488 thousand, respectively, of rent expense related to these leases.
The following is a schedule by year of future minimum rental payments required under the operating lease agreements (in thousands):
Years ending December 31:
2021	$9,673
2022	8,048
2023	5,807
2024	3,534
2025	1,689
Thereafter	6,468
$35,219
Note 12.   Related Party Transactions
On July 18, 2018, the Company entered into an Advisory Services Agreement with its majority member. The agreement requires quarterly advisory fees of $125 thousand paid at the beginning of each quarter. The Company incurred $500 thousand in advisory fees during each of the years ended December 31, 2020 and 2019.

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 13.   Retirement Plan
On April 1, 2016, the Company adopted a defined contribution 401(K) plan, which covers all eligible employees. Contributions by the Company are discretionary. The Company made no contributions to the plan for the years ended December 31, 2020 and 2019.
Note 14.   Discontinued Operations
At the end of the third quarter of 2021, we suspended all operations associated with our Canadian subsidiary within the Telecom segment and disposed/abandoned the subsidiary, which ceased our foreign operations. The disposition of the Canadian subsidiary was considered a strategic shift that had a major effect on our operations and financial results. As a result of the suspension of operations, any new business with customers was terminated and remaining orders were canceled/settled. As long-lived assets ceased to be used, the property and equipment was either held for sale at auction and measured at the lower of the carrying amount or fair value, or the carrying amount was reduced to the salvage value until abandoned. The intangible assets were re-measured for their useful lives and an accelerated amortization charge was recognized in September 2021. The sale of the remaining property and equipment and collection of outstanding receivables are expected to be completed in the fourth quarter of 2021.
The following table presents the aggregate carrying amounts of the classes of assets and liabilities of discontinued operations in the consolidated balance sheets as of December 31, 2020 and 2019 (in thousands):
	2020	2019
Carrying amounts of assets included as part of discontinued operations:
Cash	$93	$237
Accounts receivable, net of allowance	5,743	6,223
Inventories, net	28	30
Prepaid expenses	71	223
Other current assets	599	23
Total current assets of discontinued operations	$6,534	$6,736
Property and equipment, net	3,280	4,585
Intangible assets, net	5,712	6,275
Other long-term assets	280	265
Total non-current assets of discontinued operations	$9,272	$11,125
Carrying amounts of liabilities included as part of discontinued operations:
Current portion of long-term debt and capital lease obligations	$920	$1,059
Accounts payable	809	1,180
Accrued expenses	1,636	607
Total current liabilities of discontinued operations	$3,365	$2,846
Capital lease obligations, net of current portion	1,793	2,634
Total non-current liabilities of discontinued operations	$1,793	$2,634
The financial results are presented as loss from discontinued operations on our consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019. The following table presents the financial results (in thousands):

BCP QualTek Holdco, LLC and Subsidiary
Notes to Consolidated Financial Statements
Note 14.   Discontinued Operations (continued)
	2020	2019
Revenue	$17,481	$21,561
Costs and expenses:
Cost of revenues	18,331	19,807
General and administrative	804	939
Change in fair value of contingent consideration	—	(266)
Impairment of goodwill	—	5,119
Depreciation and amortization	2,022	2,012
Total costs and expenses	21,157	27,611
Loss from operations of discontinued operations	(3,676)	(6,050)
Other income (expense):
Gain on sale/ disposal of property and equipment	—	1
Interest expense	(189)	(213)
Loss from discontinued operations	$(3,865)	$(6,262)
Note 15.   Subsequent Events
The Company has evaluated events occurring after December 31, 2020 through May 11, 2021, which represents the date the financial statements were issued.
On January 26, 2021, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”), a Texas based company that provides new fiber optic construction services, as well as maintenance and repair services to renewable energy, commercial, and utility clientele in the United States. The overall consideration transferred was $25.5 million of cash and rollover equity valued at $2.0 million. The purchase price is subject to adjustment based upon FNS exceeding pre-determined EBITDA thresholds for 2021, 2022, 2023, and 2024, as defined in the agreement, subject to a maximum additional payment of $20.0 million. The cash consideration was funded by the issuance of preferred equity, as well as the issuance of subordinated convertible notes with the majority member. The acquisition will be recognized as a business combination within our Renewables and Recovery Logistics Segment with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The allocation of the purchase price to the fair value of assets acquired and liabilities is not complete.

BCP QUALTEK HOLDCO, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited — in thousands, except unit information)
	October 2, 2021	December 31, 2020
Assets
Current assets:
Cash	$5,405	$76
Accounts receivable, net of allowance	249,264	174,797
Inventories, net	5,633	5,765
Prepaid expenses	7,446	3,459
Other current assets	1,952	1,592
Current assets of discontinued operations	8,157	6,534
Total current assets	277,857	192,223
Property and equipment, net	42,187	33,794
Intangible assets, net	364,722	345,816
Goodwill	81,775	58,522
Other long-term assets	1,676	1,241
Non-current assets of discontinued operations	1,348	9,272
Total assets	$769,565	$640,868
Liabilities and Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$119,545	$27,249
Current portion of contingent consideration	4,292	9,968
Accounts payable	74,217	55,749
Accrued expenses	60,713	65,172
Contract liabilities	14,950	14,945
Current liabilities of discontinued operations	3,941	3,365
Total current liabilities	277,658	176,448
Capital lease obligations, net of current portion	16,471	15,959
Long-term debt, net of current portion and deferred financing fees	429,033	397,464
Contingent consideration, net of current portion	24,137	8,161
Distributions payable	11,409	11,409
Non-current liabilities of discontinued operations	—	1,793
Total liabilities	758,708	611,234
Commitments and contingencies (Notes 8 and 12)
Equity:
Preferred units, 25,000 units authorized, issued and outstanding as of December 31, 2020	—	25,000
Class A units, 2,223,555 and 2,005,824 units authorized, issued and outstanding as of October 2, 2021 and December 31, 2020, respectively	248,595	208,324
Members’ deficit	(238,209)	(204,086)
Accumulated other comprehensive income	471	396
Total equity	10,857	29,634
Total liabilities and equity	$769,565	$640,868
See notes to the condensed consolidated financial statements.

BCP QUALTEK HOLDCO, LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(Unaudited — in thousands, except per unit information)
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Revenue	$465,184	$524,080
Costs and expenses:
Cost of revenues	372,496	462,760
General and administrative	37,962	35,660
Transaction expenses	2,875	567
Change in fair value of contingent consideration	(4,544)	—
Depreciation and amortization	39,136	34,761
Total costs and expenses	447,925	533,748
Income / (loss) from operations	17,259	(9,668)
Other income (expense):
Gain on sale/ disposal of property and equipment	514	576
Interest expense	(35,778)	(28,824)
Loss on extinguishment of convertible notes	(2,436)	—
Total other expense	(37,700)	(28,248)
Loss from continuing operations	(20,441)	(37,916)
Loss from discontinued operations	(8,114)	(1,708)
Net loss	(28,555)	(39,624)
Other comprehensive income (loss):
Foreign currency translation adjustments	75	(244)
Comprehensive loss	$(28,480)	$(39,868)
Earnings per unit:
Basic and diluted net loss per unit from continuing operations	$(10.21)	$(20.15)
Basic and diluted net loss per unit from discontinued operations	(3.75)	(0.85)
Basic earnings net loss per unit	$(13.96)	$(21.00)
Basic and diluted weighted average common units outstanding	2,161,951	2,005,824
See notes to the condensed consolidated financial statements.

BCP QUALTEK HOLDCO, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(Unaudited — in thousands, except unit information)
	Preferred Units		Class A Units		Members’ Deficit	Accumulated Other Comprehensive Income (Loss)	Total Equity
	Units	Amount	Units	Amount
For the Nine Months Ended October 2, 2021
Balance, January 1, 2021	25,000	$25,000	2,005,824	$208,324	$(204,086)	$396	$29,634
Issuance of class A units	—	—	150,000	15,000	—	—	15,000
Issuance of class A units – non-return	—	—	—	367	—	—	367
Beneficial conversion feature on convertible notes	—	—	—	16,904	—	—	16,904
Acquisitions (see Note 4)	—	—	67,731	8,000	—	—	8,000
Paid in kind preferred unit distribution	—	5,568	—	—	(5,568)	—	—
Preferred units exchanged for convertible notes	(25,000)	(30,568)	—	—	—	—	(30,568)
Other comprehensive income	—	—	—	—	—	75	75
Net loss	—	—	—	—	(28,555)	—	(28,555)
Balance, October 2, 2021	—	$—	2,223,555	$248,595	$(238,209)	$471	$10,857
For the Nine Months Ended October 3, 2020
Balance, January 1, 2020	25,000	$25,000	2,005,824	$208,324	$(99,323)	$157	$134,158
Tax distributions	—	—	—	—	(6,694)	—	(6,694)
Other comprehensive loss	—	—	—	—	—	(244)	(244)
Net loss	—	—	—	—	(39,624)	—	(39,624)
Balance, October 3, 2020	25,000	$25,000	2,005,824	$208,324	$(145,641)	$(87)	$87,596
See notes to the condensed consolidated financial statements.

BCP QUALTEK HOLDCO, LLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited — in thousands)
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Cash flows from operating activities:
Net loss	$(28,555)	$(39,624)
Loss from discontinued operations	8,114	1,708
Adjustments:
Depreciation, amortization and accretion of debt discount	46,106	34,761
Loss on extinguishment of convertible notes	2,436	—
Amortization of debt issuance costs	3,201	2,308
Change in fair value of contingent consideration	(4,544)	—
Provision for bad debt expense	2,539	2,295
Gain on disposal of property and equipment	(514)	(576)
Changes in assets and liabilities:
Accounts receivable	(63,484)	5,717
Inventories	290	2,483
Prepaid expenses and other assets	(4,586)	(1,278)
Accounts payable and accrued liabilities	8,729	(9,639)
Contract liabilities	(2,691)	(5,731)
Net cash used in operating activities from continuing operations	(32,959)	(7,576)
Net cash used in operating activities from discontinued operations	(3,011)	(885)
Net cash used in operating activities	(35,970)	(8,461)
Cash flows from investing activities:
Purchases of property and equipment	(2,202)	(3,863)
Proceeds from sale of property and equipment	726	645
Acquisition of businesses, net of cash acquired (see Note 4)	(37,057)	—
Net cash used in investing activities from continuing operations	(38,533)	(3,218)
Net cash provided by (used in) investing activities from discontinued operations	2,178	(36)
Net cash used in investing activities	(36,355)	(3,254)
Cash flows from financing activities:
Proceeds from line of credit, net of repayments	36,405	32,575
Proceeds from convertible notes – related party	5,000	—
Repayment of convertible notes – related party	(5,000)	—
Proceeds from convertible notes	44,400	—
Repayment of long-term debt	(7,173)	(7,173)
Payments for financing fees	(2,220)	—
Payments of acquisition related contingent consideration	—	(6,000)
Repayment of capital leases	(7,000)	(3,694)
Proceeds from issuance of equity	15,367	—
Tax distributions to members	—	(1,213)
Net cash provided by financing activities from continuing operations	79,779	14,495
Net cash used in financing activities from discontinued operations	(911)	(767)
Net cash provided by financing activities	78,868	13,728
See notes to the condensed consolidated financial statements.

	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Effect of foreign currency exchange rate (translation) on cash	(35)	21
Net increase in cash	6,508	2,034
Cash:
Beginning of period	169	328
End of period	$6,677	$2,362
Balances included in the condensed consolidated balance sheets:
Cash	$5,405	$195
Cash included in current assets of discontinued operations	1,272	2,167
Cash at end of period	$6,677	$2,362
Supplemental disclosure of cash flow information:
Cash paid for:
Interest from continuing operations	$24,041	$27,147
Interest from discontinued operations	$98	$150
Non-cash investing and financing activities:
Assets acquired under capital leases from continuing operations	$948	$11,630

See notes to the condensed consolidated financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1.   Nature of Business and Summary of Significant Accounting Policies
This summary of significant accounting policies of BCP QualTek Holdco, LLC (collectively with its subsidiaries, “QualTek”, “BCP QualTek”, the “Company”, “we”, “our”, or “us”) is presented to assist in understanding the Company’s unaudited condensed consolidated financial statements (financial statements). The financial statements and notes are the responsibility of the Company’s management, who is responsible for their integrity and objectivity.
Nature of business:   The Company is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers throughout North America.
We operate in two reportable segments, which reflects the way performance is assessed and resources are allocated by our Chief Executive Officer, who is our chief operating decision maker. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication, utility, and cable carriers in various locations in the United States and Canada. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services and maintenance and repair services for telecommunications, renewable energy, commercial and utilities customers across the United States.
On June 16, 2021, BCP QualTek Holdco, LLC and Roth CH Acquisition III Co. (“ROCR”) entered into a business combination agreement that would result in the Company becoming a publicly listed company. The combined company will be named QualTek Services, Inc. Completion of the proposed transaction is subject to customary closing conditions, including the approval of the stockholders of ROCR.
Principles of presentation:   The accompanying unaudited condensed consolidated financial statements, including the accounts of QualTek and its wholly owned subsidiaries, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements. As such, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Consolidated Financial Report for the year ended December 31, 2020. In the opinion of management, such interim financial statements reflect all adjustments considered necessary for a fair presentation of our results of operations, financial condition, and cash flows for the interim periods presented. This includes all normal and recurring adjustments and elimination of intercompany accounts and transactions. The results for the interim period are not necessarily indicative of the results expected for any subsequent interim or annual period. The historical results of our Canadian subsidiary are presented as discontinued operations and, as such, have been excluded from both continuing operations and segment results for all periods presented. Throughout these financial statements, unless otherwise indicated, amounts and activity are presented on a continuing operations basis.
Each of our interim reporting periods, other than the fourth interim reporting period, ends on the Saturday closest to the last day of the corresponding quarterly calendar period. The third quarter of 2021 and the third quarter of 2020 ended on October 2, 2021 and October 3, 2020, respectively. Our fourth interim reporting period and our fiscal year end on December 31 regardless of the day of the week on which December 31 falls.
Use of estimates:   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues under the cost-to-cost method of progress, fair value estimates, the allowance for doubtful accounts, long-lived assets and intangible assets, asset impairment (including goodwill and other long-lived assets), valuation of assets acquired and liabilities assumed in business combinations, and acquisition-related contingent consideration. These estimates are based on historical experience and various other assumptions that management believes to be reasonable under the current facts and circumstances. Actual results could differ from those estimates.
There have been no material changes to the Company’s significant accounting policies described in the Company’s Consolidated Financial Report for the year ended December 31, 2020, with the exception of discontinued operations discussed in Note 3.
Recent accounting pronouncements:   In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the effect that the updated standard will have on our financial statements.
In October 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805) — Accounting for Contract Assets and Contract Liabilities from Contracts with Customers to improve the accounting for acquired revenue contracts with customers in business combination by addressing diversity in practice and inconsistency related to (i) the recognition of an acquired contract liability and (ii) payment terms and their effect on subsequent revenue recognized by the acquirer. This amendment requires that, at acquisition date, an entity recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“Topic 606”) as if it had originated the contracts, while also taking into account how the acquiree applied Topic 606. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. We are currently evaluating the effect that the updated standard will have on our financial statements.
Risks and uncertainties:   On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.
It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the Company.
Note 2.   Earnings Per Unit
Basic net loss per unit is calculated by dividing net loss attributable to Class A members by the weighted average units outstanding during the period, without consideration for Class A equivalents. Diluted net loss per unit is calculated by adjusting weighted average units outstanding for the dilutive effect of common unit equivalents outstanding for the period, determined using the treasury-stock method. If the Company reports a loss, rather than income, the computation of diluted loss per unit excludes the effect of dilutive common unit equivalents, as their effect would be anti-dilutive. For the nine months ended October 2, 2021, we excluded shares that would be issuable assuming conversion of all the Convertible Notes (See Note 8) as their effect would be anti-dilutive under the if-converted method. For the nine months ended October 3, 2020, there were no existing equity units considered to be Class A equivalents and therefore, basic and diluted net loss per unit were the same for all periods presented.
The performance-based Class P units (See Note 10) are omitted from the calculation of diluted Earnings Per Unit until it is determined that the performance criteria have been met at the end of the reporting period.
The basic and diluted earnings per unit calculations for the periods presented (in thousands, except share and per unit amounts):
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Numerator:
Loss from continuing operations	$(20,441)	$(37,916)
Loss from discontinued operations	(8,114)	(1,708)
Net loss	(28,555)	(39,624)
Less: accrued preferred return	(1,638)	(2,508)
Net loss attributable to Class A Units (basic)	$(30,193)	$(42,132)
Denominator:
Weighted-average number of units outstanding, basic and diluted
Class A – basic and diluted	2,161,951	2,005,824
EPU:
Continuing operations – Class A – basic and diluted	$(10.21)	$(20.15)
Discontinued operations – Class A – basic and diluted	$(3.75)	$(0.85)
Net loss – Class A – basic and diluted	$(13.96)	$(21.00)
Note 3.   Discontinued Operations
At the end of the third quarter of 2021, we suspended all operations associated with our Canadian subsidiary within the Telecom segment and disposed/abandoned the subsidiary, which ceased our foreign operations. The disposition of the Canadian subsidiary was considered a strategic shift that had a major effect on our operations and financial results. As a result of the suspension of operations, any new business with customers was terminated and remaining orders were canceled/settled. As long-lived assets ceased to be used, the property and equipment was either held for sale at auction and measured at the lower of the carrying amount or fair value, or the carrying amount was reduced to the salvage value until abandoned. The intangible assets were re-measured for their useful lives and accelerated amortization charge of $5,239 thousand was recognized. The sale of the remaining property and equipment and collection of outstanding receivables are expected to be completed in the fourth quarter of 2021.

The following table presents the aggregate carrying amounts of the classes of assets and liabilities of discontinued operations in the condensed consolidated balance sheets (in thousands):
	October 2, 2021	December 31, 2020
Carrying amounts of assets included as part of discontinued operations:
Cash	$1,272	$93
Accounts receivable, net of allowance	4,663	5,743
Inventories, net	—	28
Prepaid expenses	177	71
Other current assets	2,045	599
Total current assets of discontinued operations	$8,157	$6,534
Property and equipment, net	1,348	3,280
Intangible assets, net	—	5,712
Other long-term assets	—	280
Total non-current assets of discontinued operations	$1,348	$9,272
Carrying amounts of liabilities included as part of discontinued operations:
Current portion of long-term debt and capital lease obligations	$1,832	$920
Accounts payable	519	809
Accrued expenses	1,590	1,636
Total current liabilities of discontinued operations	$3,941	$3,365
Capital lease obligations, net of current portion	—	1,793
Total non-current liabilities of discontinued operations	$—	$1,793
The financial results are presented as loss from discontinued operations on our condensed consolidated statements of operations and comprehensive loss. The following table presents the financial results (in thousands):
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Revenue	$5,850	$13,923
Costs and expenses:		—
Cost of revenues	8,025	13,222
General and administrative	275	693
Depreciation and amortization	6,667	1,566
Total costs and expenses	14,967	15,481
Loss from operations of discontinued operations	(9,117)	(1,558)
Other income (expense):
Gain on sale/ disposal of property and equipment	1,101	—
Interest expense	(98)	(150)
Loss from discontinued operations	$(8,114)	$(1,708)
Note 4.   Acquisitions
On January 26, 2021, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”), a Texas based company that provides new fiber optic construction services, as well as maintenance and repair services to renewable energy, commercial, and utility clientele in the United

States. The overall consideration transferred was $20,059 thousand of cash and rollover equity valued at $2,000 thousand. The purchase price is subject to adjustment based upon FNS exceeding pre-determined EBITDA thresholds for the years ending 2021, 2022, 2023, and 2024, as defined in the agreement, subject to a maximum additional payment of $20.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $8,200 thousand. The cash consideration was funded by the issuance of equity, as well as, the issuance of convertible notes with the majority member.
On August 6, 2021, the Company acquired certain assets and liabilities from Broken Arrow Communications, Inc. (“Broken Arrow”), a New Mexico based company that provides a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. The consideration transferred was $5,000 thousand of cash. The purchase price is subject to adjustment based upon Broken Arrow exceeding pre-determined crew count and EBITDA thresholds for certain markets for the 5-month period of August 2021 through December 2021 and for the year ending December 31, 2022, as defined in the agreement, subject to a maximum additional payment of $10.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $5,735 thousand. The cash consideration was funded by the issuance of convertible notes in June 2021.
On August 30, 2021, the Company purchased 100% of the membership interests of Concurrent Group LLC (“Concurrent”), a Florida based company that provides construction, maintenance, and restoration services for utilities, electric membership co-ops, and municipally owned power providers. The overall consideration transferred was $13,828 thousand of cash, rollover equity valued at $6,000 thousand, and acquisition debt of $14,143 thousand. The purchase price is subject to adjustment based upon Concurrent exceeding pre-determined EBITDA thresholds for LTM periods ending in the third quarter of 2022, 2023 and 2024, as defined in the agreement, subject to a maximum additional payment of $30.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $10,210 thousand. The cash consideration was funded by the issuance of convertible notes in June 2021.
The acquisitions were recognized as business combinations with FNS reporting within our Renewables and Recovery Logistics Segment and Broken Arrow and Concurrent reporting within our Telecom Segment. The identifiable assets acquired and liabilities assumed were recorded at their estimated fair values on the acquisition dates. Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.
Due to the limited time since the closing of the Broken Arrow and Concurrent acquisitions, the valuation efforts and related acquisition accounting are incomplete for both acquisitions at the time of filing of the condensed consolidated financial statements. As a result, the Company recognized provisional amounts that are subject to adjustment as the Company obtains additional information. In particular, additional time is needed to finalize the results of the valuation of assets acquired and liabilities assumed, specifically goodwill, intangible assets, and contingent consideration. Any adjustments to the purchase price allocation will be made as soon as practicable, but no later than one year from the acquisition date.

The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisitions (in thousands):
	FNS	Broken Arrow	Concurrent
Purchase consideration:
Cash paid	$20,059	$5,000	$13,828
Rollover equity	2,000	—	6,000
Contingent consideration	8,200	5,735	10,210
Acquisition debt	—	—	14,143
	$30,259	$10,735	$44,181
Purchase price allocations:
Cash	$—	$—	$1,830
Accounts receivable	—	5,121	8,402
Inventories	—	133	25
Prepaid expenses	—	94	—
Other current assets	—	—	10
Property and equipment	9,978	219	4,164
Other long-term assets	—	32	60
Customer relationships	17,370	4,690	24,186
Trademarks and trade names	270	80	1,330
Goodwill	8,082	4,433	10,738
	35,700	14,802	50,745
Accounts payable	—	(1,853)	(1,932)
Accrued expenses	—	(156)	(830)
Contract liabilities	—	(2,058)	(639)
Capital lease obligations	(5,441)	—	(3,163)
	$30,259	$10,735	$44,181
Note 5.   Property and Equipment
Property and equipment consisted of the following (in thousands):
	October 2, 2021	December 31, 2020
Office furniture	$1,331	$1,249
Computers	1,591	1,217
Machinery, equipment and vehicles	15,482	10,275
Land	140	—
Leasehold improvements	4,695	3,354
Software	2,281	2,199
Assets under capital lease	41,349	32,153
Construction in process	1,263	605
	68,132	51,052
Less: accumulated depreciation	(25,945)	(17,258)
Property and equipment, net	$42,187	$33,794
Property and equipment include assets acquired under capital leases of $41,349 thousand and $32,153 thousand and accumulated depreciation of $13,028 thousand and $8,062 thousand as of October 2,

2021 and December 31, 2020, respectively. Depreciation and amortization expense was $9,418 thousand and $6,584 thousand for the nine months ended October 2, 2021 and October 3, 2020, respectively.
Note 6.   Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration
The following provides further details on the condensed consolidated balance sheet accounts of accounts receivable, net and contract liabilities.
Accounts Receivable, Net of Allowance
Accounts receivable, net classified as current, consisted of the following (in thousands):
	October 2, 2021	December 31, 2020
Trade accounts receivable	$97,506	$44,419
Contract assets	157,155	134,311
	254,661	178,730
Less: allowance for doubtful accounts	(5,397)	(3,933)
Accounts receivable, net	$249,264	$174,797
The Company is party to non-recourse financing arrangements in the ordinary course of business, under which certain receivables are settled with the customer’s bank in return for a nominal fee. Discount charges related to these arrangements, which are included within interest expense, totaled $770 thousand and $1,356 thousand for the nine months ended October 2, 2021 and October 3, 2020, respectively.
Contract Assets and Liabilities
Net contract assets consisted of the following (in thousands):
	October 2, 2021	December 31, 2020
Contract assets	$157,155	$134,311
Contract liabilities	(14,950)	(14,945)
Contract assets, net	$142,205	$119,366
The amount of revenue recognized in the nine-months ended October 2, 2021 and October 3, 2021 that was previously included in contact liabilities at the beginning of the period was $8,132 thousand and $9,589 thousand, respectively.
Customer Credit Concentration
Customers whose combined amounts of accounts receivable and contract assets exceeded 10% of total combined accounts receivable and contract assets were as follows (in thousands):
	October 2, 2021		December 31, 2020
	Amounts	% of Total	Amounts	% of Total
AT&T	$61,797	24.3%	$81,796	45.8%
Entergy	67,776	26.6%	*	*
T-Mobile	34,447	13.5%	*	*
Verizon	47,892	18.8%	65,346	36.6%
Total	$211,911	83.2%	$147,142	82.3%

*
Accounts receivable and contract assets from Entergy and T-Mobile did not exceed 10% of total combined accounts receivable and contract assets for the year ended December 31, 2020.

Note 7.   Goodwill and Intangible Assets
Goodwill
Changes in the carrying amount of goodwill by reportable segment is as follows (in thousands):
	Renewables and Recovery Logistics	Telecom	Total
Goodwill as of December 31, 2020(a)	$13,598	$44,924	$58,522
Additions from acquisitions (Note 4)	8,082	15,171	23,253
Goodwill as of October 2, 2021(a)	$21,680	$60,095	$81,775

(a)
Goodwill is net of accumulated impairment charges of $36,934 thousand in the Telecom segment. There have been no impairment charges within the Renewables and Recovery Logistics segment.

For the nine months ended October 2, 2021 and October 3, 2020, there were no goodwill impairment charges.
Intangible Assets
Intangible assets consisted of the following (in thousands):
	October 2, 2021
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	9.7	$414,446	$(89,681)	$324,765
Trade names	9.7	60,200	(20,243)	39,957
		$474,646	$(109,924)	$364,722
	December 31, 2020
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	10.8	$368,200	$(65,868)	$302,332
Trade names	9.9	58,519	(15,035)	43,484
		$426,719	$(80,903)	$345,816
Amortization expense of intangible assets was $29,020 thousand and $26,818 thousand for the nine months ended October 2, 2021 and October 3, 2020, respectively.
Note 8.   Debt and Capital Lease Obligations
Convertible notes — related party:   On January 20, 2021, the Company issued convertible promissory notes (the “Convertible Notes — Related Party”) with its majority member with an aggregate principal amount of $5,000 thousand. There was a beneficial conversion feature of $4,946 thousand related to the Convertible Notes — Related Party that was amortized over the life of the note, using the effective interest method. On June 24, 2021, the Convertible Notes — Related Party were repaid in full and treated as an extinguishment, which resulted in a loss on extinguishment of $2,436 thousand for the nine months ended October 2, 2021. The accretion of the discount up to the extinguishment date was $2,198 thousand for the nine months ended October 2, 2021. The Company recorded interest expense of $70 thousand for the nine months ended October 2, 2021.
On June 16, 2021, the Company issued a convertible note “Convertible Note — Related Party — June 2021”) in the aggregate principal amount of $30,568 thousand to BCP QualTek II LLC, an affiliate of its majority member, in exchange for the 25,000 outstanding Preferred Class B Units (Preferred Units) and the associated accumulated preferred return (see Note 10). The Convertible Note — Related Party — June 2021 bears interest at an annual rate of 12.00%, which accrues and is payable together with the principal balance. The Company recorded interest expense of $1,105 thousand for the nine months ended October 2, 2021. There is no fixed maturity date, however, cash payments are required equal to tax distributions, which the note holder would be entitled if the Convertible Note — Related Party — June 2021 were a Preferred Unit. The Convertible Note — Related Party — June 2021 includes a mandatory conversion provision at the earlier of immediately prior to the consummation of the SPAC Combination, as defined in the agreement, with ROCR or March 13, 2022. Upon the consummation of the SPAC Combination, the Convertible Note — June 2021 will automatically convert into of the Company’s Class A units at a price of $83.23 per unit. If the SPAC Combination is not consummated by March 13, 2022, the Convertible Note — June 2021 — Related Party will automatically convert into Preferred Units equal to the accreted principal amount at a price of $1,000 per unit.
Convertible notes — June 2021:   On June 16, 2021, the Company issued convertible promissory notes (the “Convertible Notes — June 2021”) with an aggregate principal amount of $44,400 thousand. The Convertible Notes — June 2021 do not require interest to be accrued or payable and do not have a fixed maturity date. The Convertible Notes — June 2021 include a mandatory conversion provision at the earlier of the consummation of the SPAC Combination, as defined in the agreement, with ROCR or March 13, 2022. Upon the consummation of the SPAC Combination, the Convertible Notes — June 2021 will automatically convert into common equity of the entity which is, or remains, listed in connection with the transaction of the same class, which is listed following such transaction at $8.00 per share of common equity (subject to equitable and proportionate adjustment in the event of any stock splits, reverse splits or stock dividends). In the event, that the purchase price payable by any person that has executed a Subscription Agreement (“PIPE Investors”) is less than $10.00 per share of common equity (subject to equitable and proportionate adjustment in the event of any stock splits, reverse splits or stock dividends), then the conversion price shall be automatically reduced to an amount equal to eighty percent (80%) of such purchase price payable by the PIPE Investors. If the SPAC Combination is not consummated by March 13, 2022, the Convertible Notes — June 2021 will automatically convert into a number of Preferred Units at an initial price of $1,000 per unit. The Preferred Units have a liquidation preference of the initial per unit price plus a preferred return accrued through the date of liquidation of 8.00% per annum, compounding quarterly. The Preferred Units may, at the option of the note holders, be convertible into Company’s Class A Units at a conversion price of $83.23 per unit (533,461 units). There was a beneficial conversion feature of $12,269 thousand related to the Convertible Notes — June 2021 that was amortized over the life of the notes, using the effective interest method. The notes are presented net of a discount of $7,498 thousand as of October 2, 2021 on the condensed consolidated balance sheet with accretion of $4,771 thousand for the nine months ended October 2, 2021.
Line of credit:   The Company has an Asset Based Lending Credit Agreement (“Credit Agreement”) with PNC Bank, N.A. (“PNC”). Under the Credit Agreement, the Company has available a revolving credit facility in the amount of $103.5 million, for working capital needs and general corporate purposes. The amount the Company may borrow is limited to the lesser of the maximum available amount and the borrowing base. The borrowing base is calculated primarily as a percentage of the Company’s eligible accounts receivable, unbilled revenue and eligible inventory, as defined in the Credit Agreement. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at October 3, 2021), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.59% to 2.63% at October 2, 2021), as defined in the agreement. There was $2,198 thousand available under this facility as of October 2, 2021. The entire unpaid principal amount of the line of credit together with accrued and unpaid interest thereon, is due on July 17, 2023. Standby letters of credit of $3,977 thousand and $801 thousand, issued for our insurance carriers and in support of performance under certain contracts, were outstanding under the Credit Agreement as of October 2, 2021 and December 31, 2020, respectively.
Term loan:   The Company has a Senior Secured Term Credit and Guaranty Agreement (“Term Loan”) with Citi Bank for $380.0 million. The Term Loan interest is payable either monthly or quarterly, in arrears, based on the Company’s interest election. The Company may elect either a Base Rate plus an applicable rate (8.50% at October 2, 2021), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at

October 2, 2021), as defined in the agreement. On a quarterly basis, the Company is required to make principal payments of $2.4 million with all unpaid principal and interest due at maturity on July 17, 2025. The Term Loan agreement requires an excess cash calculation, as defined in the agreement, which could result in additional required principal payments on the loan.
The obligations of QualTek under the PNC Credit Agreement are secured (a) on a first priority basis, by liens on the ABL Priority Collateral as defined in the ABL Intercreditor Agreement (“Intercreditor Agreement”), dated as of July 18, 2018 of QualTek including accounts receivable and inventory and (b) on a second priority basis, by liens on the Term Priority Collateral, as defined in the Intercreditor Agreement.
The obligations of QualTek under the Term Loan are secured (a) on a first priority basis, by liens on the Term Priority Collateral of QualTek and (b) on a second priority basis, by liens on the ABL Priority Collateral. Generally, Term Priority Collateral includes all assets, other than the ABL Priority Collateral, and equity interests of QualTek.
Acquisition debt:   Acquisition debt consists of deferred purchase price due to sellers from the RLI, Vertical Limit, Vinculums, and Concurrent acquisitions. The RLI, Vertical Limit, and Vinculums’ acquisition related obligations were due through February 2021. The Concurrent acquisition related obligation is due on December 31, 2021. The interest rates range between .18% and 3.25%. The Company recorded $606 thousand of interest expense for nine months ended October 2, 2021.
Debt outstanding, whose carrying value approximates fair market value due to variable interest rates based on current rates available to the Company for similar instruments, was as follows (in thousands):
	October 2, 2021	December 31, 2020
Line of credit	$96,242	$59,837
Term loan	353,872	361,045
Acquisition debt	34,718	10,575
Convertible notes – related party	30,568	—
Convertible notes – June 2021	44,400	—
Capital lease obligations	25,620	23,069
Less: unamortized financing fees	(12,873)	(13,854)
Less: convertible debt discount	(7,498)	—
	565,049	440,672
Less: current maturities of long-term debt	(110,395)	(20,139)
Less: current portion of capital lease obligations, net of capital lease interest	(9,150)	(7,110)
	$445,504	$413,423
Debt issuance costs are presented in the condensed consolidated balance sheets as a direct reduction from the carrying amount of long-term debt and are amortized over the term of the related debt. The Company amortized $3,201 thousand and $2,307 thousand for the nine months ended October 2, 2021 and October 3, 2020, respectively, which is included in interest expense on the accompanying condensed consolidated statements of operations and comprehensive loss.
Note 9.   Fair Value Measurements
The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e. observable inputs) and the lowest priority to data lacking transparency (i.e. unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant inputs to its valuation. The following is a description of the three hierarchy levels.
Level 1
Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Active markets are considered to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2
Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3
Unobservable inputs are not corroborated by market data. This category is comprised of financial and non-financial assets and liabilities whose fair value is estimated based on internally developed models or methodologies using significant inputs that are generally less readily observable from objective sources.

Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfers occurred. There were no transfers between any levels during the nine months ended October 2, 2021.
The information following is provided to help readers gain an understanding of the relationship between amounts reported in the accompanying financial statements and the related market or fair value. The disclosures include financial instruments.
Acquisition-related contingent consideration is measured at fair value on a recurring basis using unobservable inputs such as projections of financial results and cash flows for the acquired businesses and a discount factor based on the weighted average cost of capital which fall within Level 3 of the fair value hierarchy.
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis at October 2, 2021 and December 31, 2020 and the related activity for the nine months ended October 2, 2021 and October 3, 2020.
	Fair Value at October 2, 2021
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$28,429	$—	$—	$28,429
	$28,429	$—	$—	$28,429
	Fair Value at December 31, 2020
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$18,129	$—	$—	$18,129
	$18,129	$—	$—	$18,129
The following table sets forth a summary of the changes in fair value of the Company’s Level 3 financial liabilities:

January 1, 2021	18,129
Acquisitions (see Note 4)	24,145
Accretion	699
Change in fair value	(4,544)
Reclassification to acquisition debt	(10,000)
October 2, 2021	$28,429
January 1, 2020	$40,119
Payment of contingent consideration	(6,000)
Accretion	1,306
October 3, 2020	$35,425
Note 10. Equity
Profits and losses of the Company are allocated to the Members in accordance with the BCP QualTek HoldCo, LLC Agreement (“HoldCo LLC Agreement”), as amended and restated on October 4, 2019. Distributions made by the Company are based on the HoldCo LLC agreement.
Preferred equity:   On October 4, 2019, an affiliate of the Company’s majority member, BCP QualTek II LLC, contributed $25,000 thousand in exchange for 25,000 Preferred Units, as defined in HoldCo LLC Agreement. The Preferred Units had a liquidation preference equal to the initial price per unit of $1,000 plus a preferred return accrued through the date of liquidation of 12.00% per annum, compounding quarterly, as defined in the Holdco LLC Agreement. The Preferred Units had a perpetual term, with no fixed maturity date and no voting rights. The Company had the right to redeem any or all of the Preferred Units, including the accrued return, at any time. The Preferred Units were not convertible or exchangeable with any of the equity interest of the Company.
On June 16, 2021, the 25,000 Preferred Units and accumulated preferred return, which totaled $5,568 thousand was exchanged for the Convertible Note — Related Party — June 2021 (see Note 8).
Profits interests:   The Company has granted certain Class P Units, as defined in the HoldCo LLC Agreement, to certain employees and executives of the Company. The Class P Units vest over five years, subject to certain criteria. All Class P Units vest immediately upon a sale of the Company, as defined in the HoldCo LLC Agreement. Each Class P Unit entitles a participant to a residual profits interest payable after certain thresholds are met. Such profits would be considered compensation expense for the Company. From the grant dates through October 2, 2021, the Company determined that the thresholds described previously were not probable and therefore, the Company has not assigned any value to such Class P Units and no related expense were incurred during the nine months ended October 2, 2021 and October 3, 2020.
Distributions:   The Company recorded tax distributions of $6,694 thousand on behalf of its members for the nine months ended October 3, 2020. There were no tax distributions for the nine months ended October 2, 2021. Tax distributions to the majority members of $11,409 thousand were unpaid and are recorded as distributions payable on the condensed consolidated balance sheets as of October 2, 2021 and December 31, 2020, respectively.
Note 11.   Segments and Related Information
The Company manages its operation under two operating segments, which represent its two reportable segments: (1) Telecom and (2) Renewables and Recovery Logistics.
The Telecom segment performs site acquisition, engineering, project management, installation, testing, last mile installation, and maintenance solutions of communication infrastructure for telecommunication and cable providers, businesses, public venues, government facilities, and residential subscribers. The Renewables and Recovery Logistics segment derives its revenue from providing new fiber optic construction services, maintenance and repair services as well as businesses with continuity and disaster relief services to renewable energy, commercial, telecommunication and utility companies. The segment also provides business-as- usual services such as generator storage and repair and cell maintenance services.

The accounting policies of the reportable segments are the same as those described in Note 1. All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, acquisition-related transaction costs and other discrete items.
We present adjusted EBITDA as the key metric used by our management to assess the operating and financial performance of our operations in order to make decisions on allocation of resources. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Summarized financial information for the Company’s reportable segments is presented and reconciled to the Company’s consolidated financial information in the following tables, all of which are presented in thousands.
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Revenue:
Telecom	$360,020	$468,729
Renewables and Recovery Logistics	105,164	55,351
Total consolidated revenue	$465,184	$524,080
	October 2, 2021	December 31, 2020
Total Assets:
Telecom	$602,749	$579,147
Renewables and Recovery Logistics	151,926	55,370
Corporate	14,890	6,351
Total consolidated assets	$769,565	$640,868
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Capital Expenditures:
Telecom	$1,843	$6,712
Renewables and Recovery Logistics	248	7,936
Corporate	1,059	845
Total consolidated capital expenditures	$3,150	$15,493
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Amortization and Depreciation:
Amortization and depreciation
Telecom	$29,767	$30,539
Renewables and Recovery Logistics	8,644	3,734
Corporate	726	487
Total consolidated amortization and depreciation	$39,136	$34,761

	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Adjusted EBITDA Reconciliation:
Telecom adjusted EBITDA	$26,907	$16,028
Renewables and Recovery Logistics adjusted EBITDA	42,181	24,227
Corporate adjusted EBITDA	(13,097)	(13,628)
Total adjusted EBITDA	$55,991	$26,627
Less:
Management fees	(751)	(391)
Transaction expenses	(2,875)	(567)
Change in fair value of contingent consideration	4,544	—
Depreciation and amortization	(39,136)	(34,761)
Interest expense	(35,778)	(28,824)
Loss on extinguishment of convertible notes	(2,436)	—
	$(20,441)	$(37,916)
Revenue by Service Offerings
Revenue for each of the Company’s end-market services offerings is presented below:
	For the Nine Months Ended
	October 2, 2021	October 3, 2020
Revenue by Service Offerings:
Telecom Wireless	$278,125	$359,792
Telecom Wireline	73,296	108,937
Telecom Power	8,598	—
Renewables	25,086	—
Recovery Logistics	80,079	55,351
Total	$465,184	$524,080
Significant Customers
Revenue concentration information for significant customers as a percentage of total consolidated revenue was as follows (in thousands):
	For the Nine Months Ended
	October 2, 2021		October 3, 2020
	Amount	% of Total	Amountl	% of Total
Customers:
AT&T	$189,381	41%	$282,807	54%
Entergy	67,776	15%	*	*
T-Mobile	59,369	13%	*	*
Verizon	51,773	11%	98,165	19%
Total	$368,299	80%	$380,972	73%

*
Revenue from Entergy and T-Mobile did not exceed 10% of total consolidated revenue for the nine months ended October 3, 2020.

Note 12.   Commitments and Contingencies
Litigation:   From time to time, we are subject to certain legal proceedings and claims arising in the ordinary course of business. These matters are subject to many uncertainties, and it is possible that some of these matters ultimately could be decided, resolved or settled in a manner that could have an adverse effect on us. Although the resolution and amount of liability cannot be predicted with certainty, it is the opinion of management, based on information available at this time, that such legal proceedings and claims are not expected to have a material effect on the Company’s financial position, results of operations, and cash flows.
Operating leases:   The Company has entered into non-cancellable operating leases for various vehicles, equipment, office and warehouse facilities, which contain provisions for future rent increases or rent-free periods. The total amount of rental payments due over the lease terms is charged to rent expense on the straight-line method over the respective term of the lease. The leases expire at various dates through the year 2031. In addition, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Rent expense totaled $7,517 thousand and $7,686 thousand for the nine months ended October 2, 2021 and October 3, 2020, respectively. The Company leases two of its locations from lessors who are partially owned by members of the Company. The rent expense related to these leases totaled $503 thousand and $393 thousand for the nine months ended October 2, 2021 and October 3, 2020, respectively.
Note 13.   Related Party Transactions
On July 18, 2018, the Company entered into an Advisory Services Agreement with its majority member. The agreement requires quarterly advisory fees of $125 thousand paid at the beginning of each quarter. The Company incurred $751 thousand and $391 thousand in advisory fees for the nine months ended October 2, 2021 and October 3, 2020, respectively.
Note 14.   Subsequent Events
The Company has evaluated events occurring after October 2, 2021 through January 20, 2022, which represents the date the financial statements were issued.
On October 7, 2021, the Company executed an amendment to the Credit Agreement to temporarily increase the maximum availability of the revolving credit facility to the amount of $130.0 million until December 31, 2021. On December 31, 2021, the maximum availability will automatically be reduced to the amount of $103.5 million.
On October 15, 2021, the Company purchased 100% of the membership interests of Urban Cable Technology, Inc. (“Urban Cable”), a Pennsylvania based company that provides a range of services, including aerial and underground construction, engineering, multiple dwelling units wiring and rewiring, and fiber placement to broadband and telecom cable operators. The purchase price included a mixture of cash and earn-outs based on pre-determined EBITDA for the years ending 2021, 2022, 2023, and 2024. The acquisition will be recognized as a business combination within our Telecom segment with identifiable assets acquired and liabilities assumed recorded at fair values on the acquisition date. The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is not complete.

Annex A
EXECUTION VERSION
BUSINESS COMBINATION AGREEMENT
BY AND AMONG
ROTH CH ACQUISITION III CO.,
ROTH CH III BLOCKER MERGER SUB, LLC,
BCP QUALTEK INVESTORS, LLC,
ROTH CH III MERGER SUB, LLC,
BCP QUALTEK HOLDCO, LLC,
AND
BCP QUALTEK, LLC, SOLELY IN ITS CAPACITY AS REPRESENTATIVE OF THE
BLOCKER OWNERS AND THE COMPANY UNITHOLDERS
DATED AS OF JUNE 16, 2021

EXHIBITS
Exhibit A Form of Company A&R LLCA
Exhibit B Form of Tax Receivable Agreement
Exhibit C Form of Investor Rights Agreement
Exhibit D Form of Second A&R Buyer Certificate of Incorporation
Exhibit E Form of A&R Buyer Bylaws

BUSINESS COMBINATION AGREEMENT
This Business Combination Agreement (this “Agreement”) is made and entered into as of June 16, 2021 (the “Effective Date”), by and among (i) Roth CH Acquisition III Co., a Delaware corporation (the “Buyer”), (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with the Buyer and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company (the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker Owners and the Company Unitholders (the “Equityholder Representative”). Each of the Buyer, the Blocker Merger Sub, the Blocker, the Company Merger Sub, the Company, and the Equityholder Representative is also referred to herein as a “Party” and, collectively, as the “Parties.”
RECITALS
WHEREAS, the Buyer is a blank check company incorporated to acquire one or more operating businesses through a Business Combination and the Buyer has formed Blocker Merger Sub and Company Merger Sub;
WHEREAS, in connection with the transactions contemplated hereby, the Company and the Buyer have entered into certain note purchase agreements (collectively, the “NPAs”) with the applicable investors named therein (collectively, the “Pre-PIPE Investors”) pursuant to which the Company issued convertible notes in an aggregate principal amount of $44,400,000.00 (the “Pre-PIPE Notes”) in a private placement (the “Pre-PIPE Investment”) on the terms and subject to the conditions set forth in the Pre-PIPE Notes and the NPAs, which Pre-PIPE Notes will automatically convert into Buyer Class A Common Stock or such other securities of the Surviving Buyer or the Surviving Company as may be agreed to by the parties to the applicable NPAs and Pre-PIPE Notes as contemplated by the terms thereof (“Other Pre-PIPE Securities”) at the Closing and the Buyer has entered into certain registration rights agreements (collectively, the “Pre‑PIPE Registration Rights Agreements”) with the Pre-PIPE Investors pursuant to which the Pre-PIPE Investors will receive certain registration rights for the Buyer Class A Common Stock or Other Pre-PIPE Securities received upon the automatic conversion of the Pre-PIPE Notes into Buyer Class A Common Stock or Other Pre-PIPE Securities at the Closing, on the terms and subject to the conditions set forth therein;
WHEREAS, in connection with the transactions contemplated hereby, the Company has entered into a note exchange agreement (the “BCP NEA”) with BCP QualTek II, LLC, a Delaware limited liability company (“BCP QualTek II”), pursuant to which the Company issued a convertible note (the “BCP Note”) in an aggregate principal amount of $30,557,501.68 (the “BCP Note Amount”) to BCP QualTek II in exchange for all of the Class B Units held by BCP QualTek II on the terms and conditions set forth therein and in the BCP NEA (the “BCP Note Exchange”) and immediately prior to the Closing, the BCP Note Amount will automatically convert into Class A Units;
WHEREAS, in connection with the transactions contemplated hereby, the Buyer has entered into certain subscription agreements (collectively, the “Subscription Agreements”) with the applicable investors named therein (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors have committed to make a private investment in public equity in the form of Buyer Class A Common Stock (the “PIPE Investment”) on the terms and subject to the conditions set forth therein and into certain registration rights agreements (collectively, the “PIPE Registration Rights Agreements” and, together with the Pre-PIPE Registration Rights Agreements, the “Registration Rights Agreements”) with the PIPE Investors pursuant to which the PIPE Investors will receive certain registration rights for the Buyer Class A Common Stock received in the PIPE Investment on the terms and subject to the conditions set forth therein;
WHEREAS, immediately prior to the Closing, on the Closing Date, BCP QualTek, LLC, a Delaware limited liability company (“BCP QualTek”), will distribute to each AIV Partnership(a)(i) a number of Class A Units equal to the total number of Class A Units held by BCP QualTek, multiplied by (ii) the Class A Blocker Ownership Percentage, multiplied by (b) such AIV Partnership’s Class A AIV Percentage, in partial redemption of a portion of each AIV Partnership’s interest in BCP QualTek (the “BCP QualTek Distributions”);

WHEREAS, immediately prior to the Closing, on the Closing Date and concurrently with the BCP QualTek Distributions, BCP QualTek II will distribute to each AIV Partnership (a)(i) a number of Class B Units equal to the total number of Class B Units held by BCP QualTek II, multiplied by (ii) the Class B Blocker Ownership Percentage, multiplied by (b) such AIV Partnership’s Class B AIV Percentage, in partial redemption of a portion of each AIV Partnership’s interest in BCP QualTek II (together with the BCP QualTek Distributions, the “AIV Distributions”);
WHEREAS, immediately prior to the Closing, on the Closing Date and immediately following the AIV Distributions, each AIV Partnership will distribute to the Blocker all of the Class A Units and Class B Units distributed to such AIV Partnership pursuant to the AIV Distributions, in each case, in complete redemption of the Blocker’s ownership interest in such AIV Partnership (such distributions to the Blocker, together with the AIV Distributions, the “Pre-Closing Reorganization”);
WHEREAS, in order to effect the Business Combination contemplated hereby, immediately following the Pre-Closing Reorganization, (a) Blocker Merger Sub will merge with and into the Blocker, with the Blocker as the surviving company and wholly-owned subsidiary of the Buyer (the “Blocker Merger”) and (b) thereafter, the Blocker will merge with and into the Buyer, with the Buyer as the surviving company (the “Buyer Merger”);
WHEREAS, in order to effect the Business Combination contemplated hereby, immediately following the Buyer Merger, Company Merger Sub will merge with and into the Company, with the Company as the surviving company (the “Company Merger”, and together with the Blocker Merger and the Buyer Merger, the “Mergers”);
WHEREAS, the boards of managers or directors, managing member or other governing body, as applicable, of each of the Buyer, Blocker Merger Sub, Company Merger Sub, the Company and the Blocker have unanimously approved and declared advisable entry into this Agreement, the Mergers, and the other transactions contemplated hereby, upon the terms and subject to the conditions hereof and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”) and the Delaware Limited Liability Company Act, as amended (the “DLLCA”), as applicable;
WHEREAS, the boards of managers or directors, managing member or other governing body, as applicable, of each of the Buyer, Blocker Merger Sub, Company Merger Sub, the Company, and the Blocker have unanimously determined that this Agreement, the Mergers and the other transactions contemplated hereby are fair to, advisable to and in the best interest of their respective equityholders and have unanimously recommended to their respective equityholders the approval of the Mergers, as applicable;
WHEREAS, simultaneously with the execution of this Agreement, the Company has delivered the Company Written Consent to the Buyer, the Blocker has delivered the Blocker Written Consent to the Buyer, and the Buyer, as the sole member of Blocker Merger Sub and Company Merger Sub has delivered to the Company a written consent of each of Blocker Merger Sub and Company Merger Sub, evidencing the approval of this Agreement and the applicable Mergers;
WHEREAS, simultaneously with the Closing, the Company LLCA shall be amended and restated in the form attached hereto as Exhibit A (the “Company A&R LLCA”) to, among other things, revise the capitalization of the Company and amend and restate the rights and preferences of the Company Units, as set forth in the Company A&R LLCA;
WHEREAS, simultaneously with the Closing, the Blocker Owners, the Company Unitholders and the Buyer will enter into a Tax Receivable Agreement in the form attached hereto as Exhibit B (the “Tax Receivable Agreement”);
WHEREAS, simultaneously with the Closing, the Blocker Owners, the Company Unitholders, the Sponsors, the Buyer and certain other parties thereto will enter into an Investor Rights Agreement in the form attached hereto as Exhibit C (the “Investor Rights Agreement”);
WHEREAS, simultaneously with the entry into this Agreement, the Buyer, the Company and the Sponsors who are holders of Buyer Common Stock entered into that certain Founder Shares Forfeiture and Lock-up Agreement, dated as of the date hereof (the “Founder Shares Agreement”);

WHEREAS, simultaneously with the entry into this Agreement, (a) all of the holders of Company Units and (b) all of the holders of Blocker Units have entered into one or more Company Voting and Support Agreements (each, a “Company Voting and Support Agreement”) or Blocker Voting and Support Agreements (each, a “Blocker Voting and Support Agreement”), as applicable, pursuant to which, inter alia, such holders of Company Units and such holders of Blocker Units have agreed to irrevocably vote all of their respective Company Units and Blocker Units, as applicable, and not to redeem or transfer their respective Company Units and Blocker Units, as applicable (other than, for the avoidance of doubt, in the BCP Note Exchange);
WHEREAS, simultaneously with the entry into this Agreement, certain Buyer Shareholders have entered into one or more Buyer Voting and Support Agreements (each, a “Buyer Voting and Support Agreement” and together with the Company Voting and Support Agreements and the Blocker Voting and Support Agreements, the “Voting and Support Agreements”) pursuant to which, inter alia, such Buyer Shareholders have agreed to irrevocably vote all of their respective shares of Buyer Common Stock in favor of the Buyer Shareholder Voting Matters and not to redeem or transfer their respective Buyer Common Stock; and
WHEREAS, as a condition to the consummation of the transactions contemplated hereby, the Buyer shall provide an opportunity to its shareholders to exercise their rights to participate in the Buyer Share Redemption and on the terms and subject to the conditions and limitations set forth herein and the applicable Buyer Governing Documents in conjunction with, inter alia, obtaining approval from the Buyer Shareholders for the transaction contemplated hereby.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.1   Certain Definitions.   For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings set forth below.
“ABL Agreement” means that certain ABL and Guaranty Agreement, dated as of July 18, 2018, by and among BCP QualTek Buyer, LLC, BCP QualTek Merger Sub, LLC, certain subsidiaries of QualTek USA, LLC, as Guarantors, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent and Collateral Agent.
“Advisory Services Agreement” means that certain Advisory Services Agreement, dated as of July 18, 2018, by and between QualTek USA, LLC and Brightstar Advisors, L.P.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no portfolio company of a private equity fund or other investment fund that is an Affiliate of a Group Company shall be deemed an “Affiliate” for purposes of this Agreement.
“Affiliated Group” means a group of Persons that elects to, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, aggregate group, consolidated group, combined group, unitary group or other group recognized by applicable Tax Law.
“Aggregate Blocker Owner Merger Consideration” means the Blocker Owner Merger Consideration received by all Blocker Owners.
“Aggregate Company Unitholder Merger Consideration” means the Company Unitholder Merger Consideration received by all Company Unitholders.
“Aggregate Earnout Shares Number” means 6,111,111.

“AIV-1” means Brightstar Capital Partners QualTek, L.P., a Delaware limited partnership.
“AIV-2” means BCP Strategic AIV-2, L.P., a Delaware limited partnership.
“AIV-3” means Brightstar Capital Partners Fund I AIV-3, L.P., a Delaware limited partnership.
“AIV Partnerships” means AIV-1, AIV-2 and AIV-3.
“A&R Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Buyer.
“A&R Buyer Bylaws” means the bylaws of the Buyer following the Company Effective Time in substantially the form attached hereto as Exhibit E.
“Ancillary Agreement” means each agreement, document, instrument or certificate contemplated hereby to be executed in connection with the consummation of the transactions contemplated hereby, including the Company A&R LLCA, each of the Subscription Agreements, each of the Registration Rights Agreements, each of the Pre-PIPE Notes and each of the NPAs, the BCP Note and BCP NPA, the Tax Receivable Agreement, the Investor Rights Agreement, the Founder Shares Agreement, each of the Voting and Support Agreements and the documents entered in connection therewith, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other applicable Law that prohibits bribery, corruption, fraud or other improper payments.
“Available Closing Date Cash” means, as of immediately prior to the Closing, an aggregate amount equal to the sum of (without duplication) (a) the cash in the Trust Account (after reduction for the aggregate amount of payments required to be made in connection with the Buyer Share Redemptions), plus (b) the amount of Pre-PIPE Proceeds and PIPE Proceeds.
“Beneficially Own” and correlative terms such as “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act and shall be calculated in accordance therewith.
“Blocker Class A Unit” has the meaning set forth in the Blocker LLCA.
“Blocker Class B Unit” has the meaning set forth in the Blocker LLCA.
“Blocker Class C Unit” has the meaning set forth in the Blocker LLCA.
“Blocker Equity Interests” means the Blocker Units or other Equity Interests in the Blocker immediately prior to the Blocker Effective Time.
“Blocker Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization; Authority; Enforceability), Section 5.2(a) (Non-contravention), Section 5.3 (Capitalization), Section 5.4 (Holding Company; Ownership) and Section 5.7 (Brokerage).
“Blocker LLCA” means the Amended and Restated Limited Liability Company Agreement of the Blocker, dated May 21, 2018.
“Blocker Owner Merger Consideration” means, with respect to each Blocker Unit, (a) a number of shares of Buyer Class A Common Stock equal to (i)(A) the Merger Consideration, multiplied by (B) such Blocker Unit’s Pro Rata Percentage, divided by (ii) the Reference Price, (b) a number of Blocker Owner Earnout Shares equal to (x) the Aggregate Earnout Shares Number, multiplied by (y) such Blocker Unit’s Pro Rata Percentage, and (c) any cash in lieu of any fractional share as provided in Section 3.3(b).
“Blocker Owners” means, collectively, BCP AIV Investor Holdings, L.P., a Delaware limited partnership, BCP Strategic AIV Investor Holdings-2, L.P., a Delaware limited partnership, and BCP AIV Investor Holdings-3, L.P.
“Blocker Owner Earnout Shares” means the shares of Buyer Class A Common Stock subject to the restrictions set forth in Section 3.7(b)(iv) of this Agreement issued to the Blocker Owners in connection with the Blocker Merger.

“Blocker Required Vote” means the vote of, or written consent of, all of the members of Blocker evidencing (a) the approval of this Agreement, the Blocker Merger, the Buyer Merger and the Company Merger and the transactions contemplated hereby and (b) the approval of the Equityholder Representative pursuant to Section 14.1.
“Blocker Units” means the Blocker Class A Units, Blocker Class B Units and Blocker Class C Units.
“Blocker Written Consents” means, collectively, the written consents executed by all of the members of the Blocker evidencing (a) the approval of this Agreement, the Blocker Merger and the transactions contemplated hereby and (b) the appointment of the Equityholder Representative pursuant to Section 14.1 hereof.
“Business Combination” has the meaning ascribed to such term in the A&R Buyer Certificate of Incorporation.
“Business Data” means any and all data (whether or not in a Database), including Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons), whether in electronic or any other form or medium, that is subject to Processing by any of the IT Assets.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Buyer Board” means, at any time, the board of directors of the Buyer.
“Buyer Bylaws” means the bylaws of the Buyer.
“Buyer Capital Stock” means (i) prior to receipt of certification from the Delaware Secretary of State regarding the acceptance of the filing of the Second A&R Buyer Certificate of Incorporation, the Buyer Common Stock, and (ii) following receipt of certification from the Delaware Secretary of State regarding the acceptance of the filing of the Second A&R Buyer Certificate of Incorporation, the Buyer Class A Common Stock and the Buyer Class B Voting Stock.
“Buyer Common Stock” means the common stock of the Buyer, par value $0.0001 per share, authorized pursuant to the A&R Buyer Certificate of Incorporation.
“Buyer Class A Common Stock” means the Class A common stock of the Buyer, par value $0.0001 per share, authorized pursuant to the Second A&R Buyer Certificate of Incorporation.
“Buyer Class A Common Stock Price” means the closing sale price per share of Buyer Class A Common Stock reported as of 4:00 p.m., New York, New York time on such date by Bloomberg, or if not available on Bloomberg, as reported by Morningstar.
“Buyer Class B Voting Stock” means the Class B common stock of the Buyer, par value $0.0001 per share, authorized pursuant to the Second A&R Buyer Certificate of Incorporation.
“Buyer Competing Transaction” means any transaction involving, directly or indirectly, any merger or consolidation with or acquisition of, purchase of all or substantially all of the assets or equity of, consolidation or similar business combination with or other transaction that would constitute a Business Combination with or involving the Buyer (or any Affiliate or Subsidiary of the Buyer) and any party other than the Company or the Company Equityholders.
“Buyer Fundamental Representations” means the representations and warranties set forth in Section 6.1 (Organization; Authority; Enforceability), Section 6.2(a) (Non-Contravention), Section 6.3 (Capitalization), Section 6.6 (Brokerage) and Section 6.7 (Trust Account).
“Buyer Governing Documents” means the A&R Buyer Certificate of Incorporation and the Buyer Bylaws.
“Buyer Required Vote” means the vote of the Buyer Shareholders set forth in the Buyer’s organization documents to the extent required to approve the Required Buyer Shareholder Voting Matters.

“Buyer SEC Filings” means the forms, reports, schedules, registration statements and other documents filed by the Buyer with the SEC, including the Proxy Statement, Additional Buyer Filings, the Signing Form 8-K and the Closing Form 8-K, and all amendments, modifications and supplements thereto.
“Buyer Share Redemption” means the election of an eligible holder of the Buyer Common Stock (as determined in accordance with the applicable Buyer Governing Documents and the Trust Agreement) to redeem all or a portion of such holder’s Buyer Common Stock, at the per-share price, payable in cash, equal to such holder’s pro rata share of the Trust Account (as determined in accordance with the applicable Buyer Governing Documents and the Trust Agreement) in connection with the Buyer Shareholder Meeting.
“Buyer Shareholder Meeting” means a general meeting of the Buyer Shareholders to vote on the Buyer Shareholder Voting Matters.
“Buyer Shareholder Voting Matters” means the Required Buyer Shareholder Voting Matters and the Other Buyer Shareholder Voting Matters.
“Buyer Shareholders” means the holders of the Buyer Common Stock.
“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act of 2020.
“Class A AIV Percentage” means, with respect to each AIV Partnership, the Class A AIV Percentage set forth across from such AIV Partnership’s name on the AIV Percentage Schedule attached hereto.
“Class A Blocker Ownership Percentage” means the percentage set forth across from the heading “Class A Blocker Ownership Percentage” on the Blocker Percentage Schedule attached hereto.
“Class A Member” has the meaning set forth in the Company LLCA.
“Class A Unit” has the meaning set forth in the Company LLCA.
“Class B AIV Percentage” means, with respect to each AIV Partnership, the Class B AIV Percentage set forth across from such AIV Partnership’s name on the AIV Percentage Schedule attached hereto.
“Class B Blocker Ownership Percentage” means the percentage set forth across from the heading “Class B Blocker Ownership Percentage” on the Blocker Percentage Schedule attached hereto.
“Class B Member” has the meaning set forth in the Company LLCA.
“Class B Unit” has the meaning set forth in the Company LLCA.
“Class P Member” has the meaning set forth in the Company LLCA.
“Class P Unit” has the meaning set forth in the Company LLCA.
“Clayton Act” means the Clayton Act of 1914.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Units” has the meaning set forth in the Company A&R LLCA.
“Company Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) and each equity or equity-based compensation, retirement, pension, savings, profit sharing, bonus, incentive, employment, severance, separation, transaction, change in control, retention, deferred compensation, vacation, sick pay or paid time off, medical, dental, life or disability, retiree or post-termination health or welfare, salary continuation, fringe or other compensation or benefit plan, program, policy, agreement, arrangement or Contract, in each case, that is maintained, sponsored or contributed to (or required to be contributed to) by any of the Group Companies or under or with respect to which any of the Group Companies has any material Liability, but in each case, other than a multiemployer plan as defined in Section 3(37) of ERISA or any plan maintained, required or administered by a Governmental Entity.
“Company Equity Interests” means the Company Units or other Equity Interests in the Company immediately prior to the Company Effective Time.

“Company Equityholders” means, collectively, the Company Unitholders, the AIV Partnerships, the Blocker, the Blocker Owners and the Management Holdco Members.
“Company Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization; Authority; Enforceability), Section 4.2(a) (Non-contravention), Section 4.3 (Capitalization) and Section 4.13 (Brokerage).
“Company LLCA” means the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 4, 2019.
“Company Merger Sub Interests” means the limited liability company interests of Company Merger Sub.
“Company Required Vote” means the vote of, or written consent of, all of the holders of the Company Units and Class B Units evidencing (a) the approval of this Agreement, the Blocker Merger, the Buyer Merger and the Company Merger and the transactions contemplated hereby and (b) the approval of the Equityholder Representative pursuant to Section 14.1.
“Company Sale” means (i) any transaction or series of related transactions that results in any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring Equity Interests that represent more than 50% of the total voting power of the Buyer or (ii) a sale or disposition of all or substantially all of the assets of the Buyer and its Subsidiaries on a consolidated basis, in each case other than a transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding voting securities of the Buyer (or any successor to the Buyer) immediately following the closing of such transaction (or series of related transactions) being Beneficially Owned, directly or indirectly, by individuals and entities (or Affiliates of such individuals and entities) who were the Beneficial Owners, respectively, of at least 50% of the Equity Interests of the Buyer immediately prior to such transaction (or series of related transactions).
“Company Subsidiaries” means the direct and indirect Subsidiaries of the Company. With respect to any entity that becomes a direct or indirect Subsidiary of the Company after the date hereof in connection with an acquisition by the Company or any direct or indirect Subsidiary of the Company, such entity shall only be a Company Subsidiary from and after the date upon which such entity becomes a direct or indirect Subsidiary of the Company and only with respect to the time period from and after which such entity becomes a direct or indirect Subsidiary of the Company.
“Company Unitholder” means each Class A Member, Class B Member and Class P Member (other than the Blocker) assuming, and after giving effect to, the consummation of the Pre-Closing Reorganization and the conversion of the BCP Note into Class A Units pursuant to the BCP NEA and the BCP Note.
“Company Unitholder Merger Consideration” means, with respect to each Company Unit held by a Company Unitholder, (a) a number of Common Units equal to (i)(x)(A) the Merger Consideration, multiplied by (B) such Company Unit’s Pro Rata Percentage, divided by (y) the Reference Price (the amount calculated pursuant to this clause (a), such Company Unit’s “Common Unit Consideration”), (b) a number of shares of Buyer Class B Voting Stock equal to the number of Common Units determined for each such Company Unit pursuant to clause (a) of this definition, (c) a number of Earnout Common Units equal to (i)(x) the Aggregate Earnout Shares Number, multiplied by (y) such Company Unit’s Pro Rata Percentage (the amount calculated in this clause (c), each such Company Unit’s “Earnout Common Units Consideration”), (d) a number of Earnout Voting Shares equal to the number of Earnout Common Units calculated pursuant to the foregoing clause (c), and (e) any cash in lieu of any fractional share as provided in Section 3.3(b).
“Company Units” means the Class A Units and the Class P Units.
“Company Written Consent” means a written consent executed by all of the holders of Company Units and Class B Units evidencing (a) the approval of this Agreement, the Company Merger and the transactions contemplated hereby and (b) the appointment of the Equityholder Representative pursuant to Section 14.1 hereof.

“Competing Transaction” means (a) any transaction involving, directly or indirectly, either the Blocker or any Group Company, which upon consummation thereof, would result in the Blocker or any Group Company entity becoming a public company, (b) any direct or indirect sale (including by way of a merger, consolidation, license, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of any material portion of the assets (including Intellectual Property) or business of the Blocker or the Group Companies, taken as a whole (but excluding non-exclusive licenses of Intellectual Property or other transactions in the Ordinary Course of Business), (c) any direct or indirect sale (including by way of an issuance, dividend, distribution, merger, consolidation, transfer, sale, option, right of first refusal with respect to a sale or similar preemptive right with respect to a sale or other business combination or similar transaction) of equity, voting interests or debt securities of the Blocker or any Group Company (excluding any such sale between or among the Group Companies or any issuance of Class P Units by the Company or the Management Holdco), or rights, or securities that grant rights, to receive the same including profits interests, phantom equity, options, warrants, convertible or preferred stock or other equity-linked securities (except to the extent contemplated hereby), (d) any direct or indirect acquisition (whether by merger, acquisition, share exchange, reorganization, recapitalization, joint venture, consolidation or similar business combination transaction), but excluding procurement of assets in the Ordinary Course Of Business (but not the acquisition of a Person or business via an asset transfer), by any Group Company of the equity or voting interests of, or a material portion of the assets or business of, a third party (except as contemplated hereby), or (e) any liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of any Blocker or Group Company (except to the extent expressly permitted by the terms hereof), in all cases of clauses (a) through (e), either in one or a series of related transactions, where such transaction(s) is to be entered into with a Competing Buyer (including any Interested Party or any representatives of any Interested Party).
“Confidential Information” means all information, data, documents, agreements, files and other materials, whether disclosed orally or disclosed or stored in written, electronic or other form or media, which is obtained from or disclosed by the Buyer, the Company Equityholders any Group Company (each, a “Disclosing Party”) to any other Party (each, a “Recipient”), which in any way related or pertains to the Disclosing Party or its Affiliates; provided, however, that “Confidential Information” shall not include information that is (at the time of disclosure) or becomes (a) available to the public through no fault of the Recipient or its Affiliates (other than the Disclosing Party) or representatives, (b) was properly known to the Recipient or its Affiliates (other than the Disclosing Party) or representatives, without restriction, prior to disclosure by the Disclosing Party, as shown by documentary or other reasonable evidence, (c) was properly disclosed to the Recipient or its Affiliates (other than the Disclosing Party) or representatives by another Person without restriction or (d) was independently developed by the Recipient or its Affiliates (other than the Disclosing Party) or representatives without use of or reference to the Confidential Information, as shown by documentary or other reasonable evidence.
“Confidentiality Agreement” means that certain Non-Disclosure and Confidentiality Agreement, dated as of March 10, 2021, by and among the Buyer and QualTek LLC, a Delaware limited liability company.
“Contract” means any contract, agreement, license or Lease (including any amendments thereto).
“Credit Agreement” means that certain Term Credit and Guaranty Agreement, dated as of July 18, 2018, as amended by Amendment No. 1, by and among BCP QualTek Buyer, LLC, a Delaware limited liability company, QualTek USA, LLC, a Delaware limited liability company, certain subsidiaries of QualTek USA, LLC, as Guarantors, the Lenders party thereto, and Fifth Third Bank, as Administrative Agent and Collateral Agent.
“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences) or any mutations thereof or related or associated epidemics, pandemics or disease outbreaks.
“Databases” means any and all databases, data collections and data repositories of any type and in any form (and all corresponding data and organizational or classification structures or information), together with all rights therein.
“Disclosure Schedules” means the Disclosure Schedules delivered by the Parties concurrently with the execution and delivery hereof.

“Earnout Common Units” means the Common Units subject to the restrictions set forth in Section 3.7(b)(iv) of this Agreement issued to the Company Unitholders in connection with the Company Merger.
“Earnout Shares” means the Blocker Owner Earnout Shares, plus the Earnout Voting Shares.
“Earnout Voting Shares” means a number of shares of Buyer Class B Voting Stock subject to the restrictions set forth in Section 3.7(b)(iv) of this Agreement issued to the Company Unitholders in connection with the Company Merger.
“Environmental Laws” means all Laws concerning pollution, human health or safety, Hazardous Materials or protection of the environment.
“Equity Interests” means, with respect to any Person, all of the shares or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that, together with any Group Company, is (or at a relevant time has been or would be) considered a single employer under Section 414 of the Code.
“Equity Value” means the sum of (i) $294,318,543.75, plus (ii) the value of any Equity Interests of the Company issued as consideration for any Acquisitions prior to the Closing (such value being the value ascribed to such Equity Interests in such Acquisitions) plus (iii) the amount of interest accrued on the BCP Note Amount for the period beginning on the date of this Agreement and ending on the Closing Date.
“Ex-Im Laws” means export, controls, import, deemed export, reexport, transfer, and retransfer controls, including, contained in the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by the U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Executives” means the individuals listed on Schedule 1.1(a).
“Federal Trade Commission Act” means the Federal Trade Commission Act of 1914.
“Fraud” means (i) with respect to the Company, the intentional fraud of the Company with respect to the Company’s making an express representation or warranty contained in ARTICLE IV of this Agreement or in any certificate delivered by the Company pursuant to this Agreement, (ii) with respect to the Blocker, the intentional fraud of the Blocker with respect to the Blocker’s making an express representation or warranty contained in ARTICLE V of this Agreement or in any certificate delivered by the Blocker pursuant to this Agreement, and (iii) with respect to the Buyer Parties, the intentional fraud of the Buyer Parties with respect to the Buyer Parties’ making an express representation or warranty contained in ARTICLE VI of this Agreement or in any certificate delivered by the Buyer Parties pursuant to this Agreement, in each case, with the actual knowledge of such Person that such representation or warranty was false when made (as opposed to the making of a representation or warranty negligently, recklessly or without actual knowledge of its truthfulness) and which was made with the specific intent of deceiving, misleading and inducing the Party to whom such representation and warranty was made to enter into or consummate the transactions contemplated by this Agreement and upon which such Party has reasonably relied to its material detriment. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, in any determination of whether a Person has committed Fraud, all materiality qualifications (including the words “material” or “materiality” or the phrase “Material Adverse Effect”) contained in the representations and warranties of the parties in this Agreement shall be taken into account.

“GAAP” means United States generally accepted accounting principles.
“Governing Documents” means (a) in the case of a company or corporation, its certificate of incorporation (or analogous document) and bylaws or memorandum and articles of association as amended from time to time (as applicable), (b) in the case of a limited liability company, its certificate of formation (or analogous document) and limited liability company operating agreement, or (c) in the case of a Person other than a corporation or limited liability company, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.
“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.
“Group Companies” means, collectively, the Company and the Company Subsidiaries.
“Hazardous Materials” means all substances, materials or wastes listed as a hazardous substance, hazardous material or solid or hazardous waste, or regulated by, or for which Liability or standards of conduct may be imposed pursuant to, Environmental Laws, including petroleum products or byproducts, asbestos, polychlorinated biphenyls, radioactive materials, noise, mold and odor.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“Indebtedness” means, without duplication, with respect to any Person, all obligations (including all obligations in respect of principal, accrued and unpaid interest, penalties, breakage costs, fees and premiums and other costs and expenses associated with repayment or acceleration) of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar Contracts or instruments, (c) for the deferred purchase price of assets, property, goods or services, businesses (other than trade payables, or accruals incurred in the Ordinary Course of Business) or with respect to any conditional sale, title retention, consignment or similar arrangements, (d) any obligation for a lease classified as a capital or finance Lease in the Financial Statements or any obligation capitalized or required to be capitalized in accordance with GAAP, (e) any letters of credit, bankers acceptances or other obligation by which such Person assured a creditor against loss, in each case to the extent drawn upon or currently payable, (f) for earn-out or contingent payments related to acquisitions or investments (assuming the maximum amount earned), including post-closing price true-ups, indemnifications and seller notes, (g) in respect of dividends declared or distributions payable but unpaid, (h) under derivative financial instruments, including hedges, currency and interest rate swaps and other similar Contracts or instruments, (i) deferred revenue, (j) all “applicable employment taxes” (as defined in Section 2302(d)(1) of the CARES Act) that the Blocker or any Group Company has elected to defer pursuant to Section 2302 of the CARES Act, (k) any unfunded or underfunded Liabilities pursuant to any pension or nonqualified deferred compensation plan or arrangement and any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Closing Date; and (l) in the nature of guarantees of the obligations described in clauses (a) through (l) above.
“Intellectual Property” means intellectual property rights in all of the following to the extent covered by applicable Law in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice) and invention disclosures, all improvements thereto, and all patents, utility models and industrial designs and all applications for any of the foregoing, together with all reissuances, provisionals, continuations, continuations-in-part, divisions, extensions, renewals and reexaminations thereof, (b) all trademarks, service marks, certification marks, trade dress, logos, slogans, trade names, corporate and business names, Internet domain names, social media accounts and rights in telephone numbers and other indicia of origin, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all works of authorship, copyrightable works, all copyrights and rights in databases, and all applications, registrations, and renewals in connection therewith and all moral rights associated with any of the foregoing, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, algorithms, source code, data analytics, manufacturing and production processes and techniques, technical data and information, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all Software and Databases, and (g) all other similar proprietary rights.
“Interested Party” means the Company Equityholders and any of their respective directors, executive officers or Affiliates (other than any other Group Company).
“IT Assets” means Software, systems, Databases, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the Group Companies.
“Knowledge” (a) as used in the phrase “to the Knowledge of the Company” or phrases of similar import means the actual knowledge of any of the Executives, after reasonable inquiry of such Executive’s direct reports responsible for the applicable subject matter of the corresponding representation in Article IV (provided that, for purposes of this definition, the direct reports of the Chief Executive Officer shall only include the other Executives), (b) as used in the phrase “to the Knowledge of the Blocker” or phrases of similar import means the actual knowledge of any of the officers or managing member of the Blocker after due inquiry under the circumstances and (c) as used in the phrase “to the Knowledge of the Buyer” or phrases of similar import means the actual knowledge of the executive officers of the Buyer after due inquiry under the circumstances.
“Latest Balance Sheet Date” means April 3, 2021.
“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, directives, pronouncements, requirements, rulings and any Orders of a Governmental Entity, including common law.
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Group Company.
“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which any Group Company holds any Leased Real Property (along with all amendments, modifications and supplements thereto).
“Letter of Transmittal” means letter of transmittal in the form as may be agreed between the Company and the Buyer prior to the Closing or as may be reasonably required by the Transfer Agent.
“Liability” or “Liabilities” means any and all debts, liabilities, guarantees, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or not accrued, direct or indirect, due or to become due or determined or determinable.
“Liens” means, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority easements, covenants, restrictions and security interests thereon (but excluding any Intellectual Property licenses or covenants).
“Lookback Date” means July 18, 2018.
“Management Holdco” means BCP QualTek Management, LLC, a Delaware limited liability company.
“Management Holdco Members” means the Class A Members and Class P Members (in each case, as defined in the Management Holdco LLCA) of Management Holdco.
“Material Adverse Effect” means any event, circumstance or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have, a material and adverse effect upon (a) the business, results of operations or financial condition of the Group Companies, taken as a whole, or (b) the ability of any of the Group Companies to perform their respective obligations and to consummate the transactions contemplated hereby and by the Ancillary Agreements; provided, however, that, with respect to the foregoing clause (a), none of the following will constitute a Material Adverse Effect, or will be considered in determining whether a Material Adverse Effect has occurred: (i) changes that are the result of factors generally affecting the industries or markets in which the Group Companies operate; (ii) changes in Law or GAAP or the interpretation thereof, in each case effected after the Effective Date; (iii) any failure of any Group Company to achieve any projected periodic revenue or earnings projection, forecast or budget prior to the Closing (it being understood that the underlying event, circumstance or state of facts giving rise to such failure may be taken into account in determining whether a Material Adverse Effect has occurred); (iv) changes that are the result of economic factors affecting the national, regional or world economy or financial markets; (v) any change in the financial, banking, or securities markets; (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of god; (vii) any national or international political conditions in any jurisdiction in which the Group Companies conduct business; (viii) the engagement by the United States in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States, or any United States territories, possessions or diplomatic or consular offices or upon any United States military installation, equipment or personnel; (ix) any consequences arising from any action (A) taken by a Party expressly required by this Agreement (other than the Group Companies’ compliance with Section 7.1(a) hereof), or (B) taken by any Group Company at the express direction of the Buyer, the Sponsors or any Affiliate thereof; (x) epidemics, pandemics, disease outbreaks (including COVID-19), or public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States) or any Law or guideline issued by a Governmental Entity, the Centers for Disease Control and Prevention or the World Health Organization or industry group providing for business closures, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19); or (xi) the announcement or pendency of the transactions contemplated hereby; provided, however, that (A) any event, circumstance or state of facts resulting from a matter described in any of the foregoing clauses (i), (ii), (iv), (v), (vi), (vii), (viii) and (x) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent such event, circumstance or state of facts has a material and disproportionate effect on the Group Companies, taken as a whole, relative to other comparable entities operating in the industries or markets in which the Group Companies operate and (B) in no event shall (x) any Buyer Share Redemption or (y) any failure in and of itself, by an investor to fulfill its obligations under a Subscription Agreement, constitute a Material Adverse Effect.
“Merger Consideration” means (a) Equity Value, minus (b) the aggregate amount of cash in lieu of any fractional shares as provided in Section 3.3(b).
“Minimum Cash Amount” means one hundred ten million dollars ($110 million).
“OFAC” means U.S. Department of Treasury Office of Foreign Assets Control.
“Order” means any order, writ, judgment, injunction, temporary restraining order, stipulation, determination, decree or award entered by or with any Governmental Entity or arbitral institution.
“Ordinary Course of Business” means, with respect to any Person, any action taken by such Person in the ordinary course of business consistent with past practice, including, with respect to the Group Companies, any Pandemic Measures instituted prior to the date hereof (whether or not currently in effect as of the date hereof).
“Ordinary Course Tax Sharing Agreement” means any written commercial agreement entered into in the ordinary course of business of which the principal subject matter is not Tax.
“Other Buyer Shareholder Voting Matters” means (a) the adoption and approval of the EIP, (b) the adoption and approval of a proposal for the adjournment of the Buyer Shareholder Meeting, if necessary, to permit further solicitation of proxies, and (c) the adoption and approval of any other proposals that are required for the consummation of the transactions contemplated hereby that are submitted to, and require the vote of, the Buyer Shareholders in the Proxy Statement.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any of the Group Companies.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Group Company.
“P Unit Agreements” means the Class P Unit Grant Agreements between the Company and the Management Holdco Members (in each case, as amended by the applicable Amendment No. 1 to Class P Unit Grant Agreement, dated as of the date hereof), and the Contribution Agreements between the Management Holdco and the Management Holdco Members.
“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order, directive or guideline issued by any Governmental Entity, in each case, in connection with or in response to COVID-19.
“Pass-Through Income Tax” means any income Tax with respect to which the Company Equityholders (or any of their direct or indirect owners) would be primarily liable as a matter of Tax Law (e.g., the income Tax liability for items of income, gain, loss, deduction and credit passed-through to owners of an entity treated as a partnership for U.S. federal income Tax purposes).
“PCAOB” means the Public Company Accounting Oversight Board.
“Permitted Liens” means (a) easements, permits, rights of way, restrictions, covenants, reservations or encroachments, minor defects or irregularities in and other similar Liens affecting title to the Owned Real Property or the Leased Real Property which do not materially impair the use or occupancy of such Owned Real Property or Leased Real Property in the operation of the business of any of the Group Companies conducted thereon; (b) statutory liens for Taxes, assessments or governmental charges or levies imposed with respect to real property which are not yet due and payable or which are being contested in good faith through appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) (provided, in each case, appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) Liens in favor of suppliers of goods for which payment is not yet due or delinquent (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (d) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business which are not yet due and payable or which are being contested in good faith through appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) (provided, in each case, appropriate reserves required pursuant to GAAP have been made in respect thereof), (e) Liens arising under workers’ compensation Laws or similar legislation, unemployment insurance or similar Laws, (f) municipal bylaws, development agreements, restrictions or regulations, and zoning, entitlement, land use, building or planning restrictions or regulations, in each case, promulgated by any Governmental Entity having jurisdiction over the Owned Real Property or the Leased Real Property, which do not materially impair the applicable Group Company’s current use or occupancy of Owned Real Property or the Leased Real Property, as applicable, (g) in the case of Leased Real Property, any Liens to which the underlying fee interest in the leased premises (or the land on which or the building in which the leased premises may be located) is subject, including rights of the landlord under the Lease and all superior, underlying and ground Leases and renewals, extensions, amendments or substitutions thereof, (h) Securities Liens and (i) those Liens set forth on Schedule 1.2.
“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.
“Personal Information” means the same as “personal information,” “personal data,” or similar terms under applicable Privacy Laws.
“PIPE Investor” means any Person (other than the Buyer) that has executed a Subscription Agreement.
“PIPE Proceeds” means an amount equal to the gross cash proceeds from the PIPE Investment.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.
“Pre-PIPE Proceeds” means an amount equal to the gross cash proceeds from the Pre-PIPE Investment. For purposes of clarification, the BCP Note Amount is not included in the Pre-PIPE Proceeds.

“Privacy and Security Requirements” means any and all of the following to the extent applicable to Processing by or on behalf of the Group Companies or otherwise relating to privacy, data and cyber security, or security breach notification requirements and applicable to the Group Companies, to the conduct of their respective businesses, or to any of the IT Assets or any Business Data: (a) all Privacy Laws, (b) provisions relating to Processing of Personal Information in all applicable Privacy Contracts, (c) all applicable Privacy Policies and (d) the Payment Card Industry Data Security Standard.
“Privacy Contracts” means all Contracts between any Group Company and any Person that govern the Processing of Personal Information.
“Privacy Laws” means all applicable Laws pertaining to data protection, data privacy, data security, cyber security, cross-border data transfer, and general consumer protection Laws as applied in the context of data privacy, data breach notification, electronic communication, telephone and text message communications, marketing by email or other channels, and other similar Laws.
“Privacy Policies” means all written, external-facing policies of any Group Company governing the Processing of Personal Information, including all website and mobile application privacy policies.
“Pro Forma Buyer Class A Common Stock” means the aggregate number of shares of Buyer Class A Common Stock equal to (a) the aggregate number of shares of Buyer Class A Common Stock issued and outstanding immediately prior to the Closing (but after giving effect to the Buyer Share Redemption), plus (b) the aggregate number of shares of Buyer Class A Common Stock issued pursuant to the consummation of the transactions contemplated in the Subscription Agreements, plus (c) the aggregate number of shares of Buyer Class A Common Stock issued to the Blocker Owners as part of the Aggregate Blocker Owner Merger Consideration, in each case of the foregoing clauses (a)-(c), assuming the effectiveness of the Second A&R Certificate of Incorporation.
“Pro Forma Buyer Common Units” means a number of Common Units equal to the number of shares of Pro Forma Buyer Class A Common Stock.
“Pro Forma Unitholder Common Units” means a number of shares of Common Units equal to the aggregate Common Unit Consideration delivered to all Company Unitholders.
“Pro Forma Unitholder Earnout Common Units” means a number of Earnout Common Units equal to the aggregate Earnout Common Units Consideration delivered to all Company Unitholders.
“Pro Rata Percentage” means, (i) with respect to each Company Unit, the portion (expressed as a percentage) of the aggregate consideration payable hereunder in respect of the Company Units and Blocker Units that such Company Unit is entitled to receive pursuant to the Company LLCA (including any right to unpaid tax distributions) and the P Unit Agreements (assuming, and after giving effect to, the BCP Note Exchange and the conversion of the BCP Note into Class A Units pursuant to the BCP NEA and the BCP Note), and (ii) with respect to each Blocker Unit, the portion (expressed as a percentage) of the aggregate consideration payable in respect of the Company Units and Blocker Units hereunder that such Blocker Unit is entitled to receive pursuant to the Blocker LLCA (including any right to unpaid tax distributions) (assuming, and after giving effect to, the consummation of the Pre-Closing Reorganization, the BCP Note Exchange and the conversion of the BCP Note into Class A Units pursuant to the BCP NEA and the BCP Note, and payment of the portion of the aggregate consideration payable hereunder in respect of the Company Units held by the Blocker).
“Proceeding” means any action, claim, suit, charge, litigation, complaint, investigation, audit, notice of violation, citation, arbitration, inquiry, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.
“Processing” means the creation, collection, use (including for the purposes of sending telephone calls, text messages and emails), storage, maintenance, processing, recording, distribution, transfer, transmission, receipt, import, export, protection (including safeguarding, security measures and notification in the event of a breach of security), access, disposal or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).

“Proxy Statement” means the proxy statement relating to the transactions contemplated hereby, which will constitute a proxy statement of Buyer to be used for the Buyer Shareholder Meeting to approve the Voting Matters, in all cases in accordance with and as required by the Buyer’s Governing Documents, applicable Law and the rules and regulations of the SEC.
“Reference Price” means $10.00.
“Required Buyer Shareholder Voting Matters” means, collectively, proposals to approve (a) the adoption and approval of this Agreement and the transactions contemplated hereby, (b) the adoption and approval of the Second A&R Buyer Certificate of Incorporation and the A&R Buyer Bylaws, and (c) the adoption and approval of the issuance of shares of Buyer Class A Common Stock and Buyer Class B Voting Stock, including any Buyer Class A Common Stock, Buyer Class B Voting Stock or Earnout Shares to be issued in connection with the transactions contemplated hereby, including the Pre-PIPE Investment and the PIPE Investment, as may be required under the Stock Exchange listing requirements.
“Sanctioned Country” means any country or region that is, or since the Lookback Date has been, the subject or target of a comprehensive embargo under Sanctions (including Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).
“Sanctioned Person” means any Person that is: (a) listed on any applicable U.S. or non-U.S. sanctions-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List, the EU Consolidated List and HM Treasury’s Consolidated List of Persons Subject to Financial Sanctions, (b) in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a), or (c) organized, resident or located in a Sanctioned Country.
“Sanctions” means all Laws and Orders relating to economic or trade sanctions administered or enforced by the United States (including by OFAC, the U.S. Department of State and the U.S. Department of Commerce), Canada, the United Kingdom, the United Nations Security Council, or the European Union.
“SEC” means the United States Securities and Exchange Commission.
“Second A&R Buyer Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Buyer following the Company Effective Time in substantially the form attached hereto as Exhibit D.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Securities Liens” means Liens arising out of, under or in connection with (a) applicable federal, state and local securities Laws and (b) restrictions on transfer, hypothecation or similar actions contained in any Governing Documents.
“Security Breach” means a data security breach or breach of Personal Information under applicable Laws.
“Security Incident” means any successful unauthorized access, use, disclosure, modification or destruction of information or interference with IT Assets.
“Sherman Act” means the Sherman Antitrust Act of 1890.
“Software” means all computer software programs and Databases (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including software compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, higher level or “proprietary” languages and all related programming and user documentation, whether in source code, object code or human readable form, and manuals, design notes, programmers’ notes and other items and documentation related to or associated with any of the foregoing. For the avoidance of doubt, any software owned or used by the Group Companies shall be deemed “Software”, regardless of the delivery model of such software (e.g., on-premises, Software-as-a-Service, hosted software, etc.).
“Source Code” means one or more statements in human readable form, including comments, definitions, and annotations, which are generally formed and organized to the syntax of a computer or programmable logic programming language, together with any and all text, data and data structures, diagrams, manuals, instructions, procedures, and other information that describe the foregoing.
“Sponsors” means the Persons listed on Schedule 1.1(b).
“Stock Exchange” means The Nasdaq Stock Market.
“Straddle Period” means any taxable period that begins on or before (but does not end on) the Closing Date.
“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.
“Tax” or “Taxes” means all net or gross income, net or gross receipts, net or gross proceeds, payroll, employment, excise, severance, stamp, occupation, windfall or excess profits, profits, customs, capital stock, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, value added, alternative or add-on minimum, capital gains, user, leasing, lease, natural resources, ad valorem, franchise, gaming license, capital, estimated, goods and services, fuel, interest equalization, registration, recording, premium, environmental or other taxes, assessments, duties or similar charges, including all interest, penalties and additions imposed with respect to (or in lieu of) the foregoing, imposed by (or otherwise payable to) any Governmental Entity, and, in each case, whether disputed or not.
“Tax Returns” means returns, declarations, reports, claims for refund, information returns, elections, disclosures, statements, or other documents (including any related or supporting schedules, attachments, statements or information, and including any amendments thereof) filed or required to be filed with a Governmental Entity in connection with, or relating to, Taxes.
“Tax Sharing Agreement” means any agreement or arrangement (including any provision of a Contract) pursuant to which any Group Company is or may be obligated to indemnify any Person for, or otherwise pay, any Tax of or imposed on another Person, or indemnify, or pay over to, any other Person any amount determined by reference to actual or deemed Tax benefits, Tax assets, or Tax savings.
“Taxing Authority” means any Governmental Entity having jurisdiction over the assessment, determination, collection, administration or imposition of any Tax.
“Trading Day” means any day on which shares of Buyer Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of Buyer Class A Common Stock are then traded.
“Transaction Expenses” means to the extent not paid as of the Closing by the Buyer, any Group Company, the Equityholder Representative or any Company Equityholders:
(a)   all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, accountants, investment bankers, or other advisors, service providers or representatives) including brokerage fees and commissions, incurred or payable by the Buyer or the Sponsors through the Closing in connection with the preparation of the financial statements in connection with the filings required in connection with the transactions contemplated by this Agreement, the negotiation and preparation of this Agreement, the Ancillary Agreements and the Proxy Statement and the consummation of the transactions contemplated hereby and thereby (including due diligence) or in connection with the Buyer’s pursuit of a Business Combination, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with;

(b)   all fees, costs and expenses (including fees, costs and expenses of third-party advisors, legal counsel, investment bankers, or other representatives) incurred or payable by the Group Companies, the Equityholder Representative or the Company Equityholders through the Closing in connection with the preparation of the Financial Statements, the negotiation and preparation of this Agreement, the Ancillary Agreements and the Proxy Statement and the consummation of the transactions contemplated hereby and thereby;
(c)   any fees, costs and expenses incurred or payable by the Buyer, the Sponsors, the Blocker Owners, the Blockers or any Group Company through the Closing in connection with entry into and the negotiation of the Subscription Agreements and the Registration Rights Agreements and the consummation of the transactions contemplated by the Subscription Agreements or otherwise related to any financing activities in connection with the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained therein;
(d)   any retention, sale, transaction or change in control compensation or bonuses incurred by a Group Company to any current or former employee or other individual service provider and that will be triggered as a result of the consummation of the transaction contemplated by this Agreement plus the employer portion of any payroll or other employment Taxes related thereto, in each case, other than severance payments that are triggered by a termination of employment that occurs prior to or in connection with the Closing at the direction of any Buyer Party and any amounts payable in connection with any agreement or termination of employment entered into or effectuated at the direction of the Buyer Parties;
(e)   all fees, costs and expenses paid or payable pursuant to the Tail Policy;
(f)   all filing fees paid or payable to a Governmental Entity in connection with the filing required to be made under the HSR Act;
(g)   all fees, costs and expenses paid or payable to the Transfer Agent;
(h)   any fees and expenses incurred under the terms of the Advisory Services Agreement or related to the termination of any Affiliated Transaction or Blocker Affiliated Transaction; and
(i)   all Transfer Taxes.
“Transaction Tax Deductions” means any amount that is deductible for income Tax purposes that is incurred by any Group Company in connection with the transactions contemplated herein, including (i) the payment of stay bonuses, sales bonuses, change in control payments, severance payments, retention payments or similar payments made by any Group Company on or around the Closing Date; (ii) the fees, expenses and interest (including amounts treated as interest for U.S. federal income Tax purposes and any breakage fees or accelerated deferred financing fees) incurred by any Group Company with respect to the payment of Indebtedness by (or for the benefit of) the Group Companies on or prior to the Closing Date; (iii) the employer portion of the amount of any employment taxes with respect to the amounts set forth in clause (i) of this definition paid by any Group Company on or prior to the Closing Date; and (iv) the payment of any other Transaction Expenses not included in clauses (i) through (iii). The amount of the Transaction Tax Deductions will be computed assuming that an election is made under Revenue Procedure 2011-29 to deduct 70% of any Transaction Tax Deductions that are success-based fees (as described in Revenue Procedure 2011-2).
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Transfer Agent Agreement” means the paying agent agreement to be entered into at or prior to Closing by the Buyer, the Company, the Equityholder Representative and the Transfer Agent, in the form as may be agreed between the Company and the Buyer prior to Closing or as may be reasonably required by the Transfer Agent.
“Transfer Taxes” means all transfer, documentary, sales, use, value added, goods and services, stamp, registration, notarial fees and other similar Taxes and fees incurred in connection with the transactions contemplated hereby.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.
“Trust Account” means the trust account established by the Buyer pursuant to the Trust Agreement.
“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of March 2, 2021, by and between the Buyer and the Trustee.
“Trustee” means Continental Stock Transfer & Trust Company.
“Unauthorized Code” means any virus, Trojan horse, worm, or other Software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm Software, hardware or data.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar or related Law.
Section 1.2   Terms Defined Elsewhere.   Each of the following terms has the meaning ascribed to such term in the Article or Section set forth opposite such term:
ACA	Section 4.15(c)
Acquisition	Section 7.1(b)
Additional Buyer Filings	Section 8.9(f)
Additional Financial Information	Section 8.9
Affiliated Transactions	Section 4.19
Agreement	Introduction
AIV Distributions	Recitals
Antitrust Laws	Section 8.8(c)
Attorney-Client Communications	Section 13.16(b)
Audited Financial Statements	Section 4.4(a)(i)
Authorized Action	Section 14.1(b)
BCP NEA	Recitals
BCP Note	Recitals
BCP Note Amount	Recitals
BCP Note Exchange	Recitals
BCP QualTek	Recitals
BCP QualTek Distributions	Recitals
BCP QualTek II	Recitals
Blocker	Introduction
Blocker Affiliated Transactions	Section 5.9
Blocker Bring-Down Certificate	Section 11.2(d)
Blocker Certificate of Merger	Section 2.2(b)
Blocker Effective Time	Section 2.2(b)
Blocker Merger	Recitals
Blocker Merger Closing	Section 2.2(a)
Blocker Merger Sub	Introduction
Blocker Owned AIV Partnership Equity Interests	Section 5.4(b)
Blocker Voting and Support Agreement	Recitals
Buyer	Introduction
Buyer Balance Sheet	Section 6.11(c)
Buyer Bring-Down Certificate	Section 11.3(d)
Buyer Certificate of Merger	Section 2.2(c)
Buyer Contribution Amount	Section 3.2(c)(i)

Buyer Effective Time	Section 2.2(c)
Buyer Merger	Recitals
Buyer Merger Closing	Section 2.2(a)
Buyer Parties	Introduction
Buyer Public Securities	Section 6.9
Buyer SEC Documents	Section 6.8(a)
Buyer Voting and Support Agreement	Recitals, Recitals
Buyer Warrants	Section 6.3(a)
Cancelled Equity Interests	Section 3.1(d)
CBA	Section 4.9(a)(i)
Certificates of Merger	Section 2.2(d)
Closing	Section 2.2(a)
closing agreement	Section 4.8(g)
Closing Date	Section 2.2(a)
Closing Form 8-K	Section 8.9(g)
Closing Press Release	Section 8.9(g)
Company	Introduction
Company A&R LLCA	Recitals
Company Bring-Down Certificate	Section 11.2(d)
Company Certificate of Merger	Section 2.2(d)
Company Effective Time	Section 2.2(d)
Company Merger	Recitals
Company Merger Closing	Section 2.2(a)
Company Merger Sub	Introduction
Company Voting and Support Agreement	Recitals
Competing Buyer	Section 8.16(a)
Contribution Common Units	Section 3.2(c)(i)
D&O Provisions	Section 8.12(a)
DGCL	Recitals
DLLCA	Recitals
Earnout Notice	Section 3.7(b)(ii)
Earnout Period	Section 3.7(c)(i)
Earnout Restrictions	Section 3.7(b)(iv)
Effective Date	Introduction
Environmental Permits	Section 4.18
Equityholder Representative	Introduction
Equityholders Prepared Returns	Section 10.1(a)
Financial Statements	Section 4.4(a)
Founder Shares Agreement	Recitals
Indemnified Persons	Section 8.12(a)
Initial Financial Information	Section 8.9(h)
Insurance Policies	Section 4.16
Intended Tax Treatment	Section 10.1(d)
Internal Controls	Section 4.4(c)
Investor Rights Agreement	Recitals
IRS	Section 4.15(a)
JOBS Act	Section 8.3(b)

Kirkland	Section 13.16(a)
LLCA Amendment and Restatement	Section 3.1(e)
Material Contract	Section 4.9(b)
Material Customer	Section 4.9(c)
Material Leases	Section 4.7(b)
Material Supplier	Section 4.9(d)
Mergers	Recitals
Non-Party Affiliate	Section 13.14
NPAs	Recitals
Outside Date	Section 12.1(c)
Other Pre-PIPE Securities	Recitals
Parties	Introduction
Party	Introduction
PCAOB Financial Statements	Section 8.9(h)
Permits	Section 4.17(b)
PIPE Investment	Recitals
PIPE Investors	Recitals
Pre-Closing Period	Section 7.1
Pre-Closing Reorganization	Recitals
Pre-PIPE Investment	Recitals
Pre-PIPE Investors	Recitals
Pre-PIPE Notes	Recitals
Pre-PIPE Registration Rights Agreements	Recitals
Registration Rights Agreements	Recitals
Signing Form 8-K	Section 8.9(b)
Signing Press Release	Section 8.9(b)
Subscription Agreements	Recitals
Surviving Blocker	Section 2.1(a)
Surviving Blocker Interests	Section 3.1(a)(i)
Surviving Buyer	Section 2.1(b)
Surviving Company	Section 2.1(c)
Tail Policy	Section 8.12(b)(ii)
Tax Contest	Section 10.1(f)
Tax Positions	Section 10.1(e)
Tax Receivable Agreement	Recitals
Triggering Event	Section 3.7(c)
Trust Amount	Section 6.7
Trust Distributions	Section 13.9
Unaudited Balance Sheet	Section 4.4(a)(ii)
Unaudited Financial Statements	Section 4.4(a)(ii)
Warrant Accounting Issue	Section 6.3(d)

ARTICLE II
THE MERGERS; CLOSING
Section 2.1   Closing Transactions; Mergers.
(a)   The Blocker Merger.   Upon the terms and subject to the conditions set forth herein, and in accordance with the DLLCA, at the Blocker Effective Time, Blocker Merger Sub shall be merged with and into the Blocker. As a result of the Blocker Merger, the separate limited liability company existence of Blocker Merger Sub shall cease, and the Blocker shall continue as the surviving company and as a wholly owned subsidiary of the Buyer (sometimes referred to, in such capacity, as the “Surviving Blocker”).
(b)   The Buyer Merger.   Upon the terms and subject to the conditions set forth herein, and in accordance with the DGCL and the DLLCA, at the Buyer Effective Time and immediately after the Blocker Merger, the Surviving Blocker shall be merged with and into the Buyer. As a result of the Buyer Merger, the separate limited liability company existence of the Surviving Blocker shall cease, and the Buyer shall continue as the surviving company (sometimes referred to, in such capacity as the “Surviving Buyer”).
(c)   The Company Merger.   Upon the terms and subject to the conditions set forth herein, and in accordance with the DLLCA, at the Company Effective Time, and immediately after the Buyer Merger, Company Merger Sub shall be merged with and into the Company. As a result of the Company Merger, the separate limited liability company existence of Company Merger Sub shall cease, and the Company shall continue as the surviving company (sometimes referred to, in such capacity, as the “Surviving Company”).
Section 2.2   Closing; Effective Time.
(a)   The closing of the Blocker Merger (the “Blocker Merger Closing”), the closing of the Buyer Merger (the “Buyer Merger Closing”), the closing of the Company Merger (the “Company Merger Closing”) and the closing of the other transactions contemplated hereby (together with the Blocker Merger Closing, the Buyer Merger Closing and the Company Merger Closing, the “Closing”) shall take place by conference call and by exchange of signature pages by email or other electronic transmission at 9:00 a.m. Eastern Time on (i) the second (2nd) Business Day after the conditions set forth in ARTICLE XI have been satisfied, or, if permissible, waived by the Party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or (ii) such other date and time as the Parties mutually agree (the date upon which the Closing occurs, the “Closing Date”).
(b)   On the Closing Date, the Parties shall cause the Blocker Merger to be consummated simultaneously by filing a certificate of merger (the “Blocker Certificate of Merger”) with the Delaware Secretary of State, in such form as required by, and executed in accordance with, Section 18-209 of the DLLCA (the date and time of acceptance by the Delaware Secretary of State of such filing, or, if another date and time is specified in such filing, such specified date and time, being the “Blocker Effective Time”).
(c)   On the Closing Date, and immediately after the Blocker Effective Time, the Parties shall cause the Buyer Merger to be consummated by filing certificates of merger (the “Buyer Certificate of Merger”) with the Delaware Secretary of State, in such form as required by, and executed in accordance with, Section 251 of the DGCL and Section 18-209 of the DLLCA, as applicable (the date and time of acceptance by the Delaware Secretary of State of such filing, or, if another date and time is specified in such filing, such specified date and time, being the “Buyer Effective Time”).
(d)   On the Closing Date, and immediately after the Buyer Effective Time, the Parties shall cause the Company Merger to be consummated by filing a certificate of merger (the “Company Certificate of Merger”, and together with the Blocker Certificate of Merger and the Buyer Certificate of Merger, the “Certificates of Merger”) with the Delaware Secretary of State, in such form as required by, and executed in accordance with, Section 18-209 of the DLLCA (the date and time of acceptance by the Delaware Secretary of State of such filing, or, if another date and time is specified in such filing, such specified date and time, being the “Company Effective Time”).
Section 2.3   Effects of the Mergers.
(a)   At the Blocker Effective Time, the effect of the Blocker Merger shall be as provided in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Blocker Effective Time, except as otherwise provided herein, all the property, assets, rights, privileges, powers and franchises of the Blocker and Blocker Merger Sub shall vest in the Surviving Blocker, and all debts, liabilities, duties and obligations of the Blocker and Blocker Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Blocker.
(b)   At the Buyer Effective Time, the effect of the Buyer Merger shall be as provided in the applicable provisions of the DLLCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Buyer Effective Time, except as otherwise provided herein, all the property, assets, rights, privileges, powers and franchises of each of the Surviving Blocker and the Buyer shall vest in the Surviving Buyer, and all debts, liabilities, duties and obligations of each of the Surviving Blocker and the Buyer shall become the debts, liabilities, duties and obligations of Surviving Buyer.
(c)   At the Company Effective Time, the effect of the Company Merger shall be as provided in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Company Effective Time, except as otherwise provided herein, all the property, assets, rights, privileges, powers and franchises of the Company and Company Merger Sub shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Company Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Company.
Section 2.4   Governing Documents.
(a)   At the Blocker Effective Time, the certificate of formation and operating agreement of Blocker Merger Sub as in effect immediately prior to the Blocker Effective Time shall, in accordance with the DLLCA and applicable Law, become the certificate of formation and operating agreement of the Surviving Blocker.
(b)   At the Buyer Effective Time, the Governing Documents of the Buyer in effect immediately prior to the Buyer Effective Time shall, in accordance with the DGCL and applicable Law, become the certificate of incorporation and the bylaws of the Surviving Buyer.
(c)   At the Company Effective Time, the Company LLCA shall be amended and restated to be in the form of the Company A&R LLCA, which, from and after the Company Effective Time shall be the limited liability company agreement of the Company until duly amended in accordance with its terms and the DLLCA.
Section 2.5   Directors and Officers.
(a)   At the Blocker Effective Time, (i) the managers of Blocker Merger Sub prior to the Blocker Effective Time shall be the initial managers of the Surviving Blocker each to serve in accordance with the Governing Documents of the Surviving Blocker and (ii) the officers of Blocker Merger Sub immediately prior to the Blocker Effective Time shall be the initial officers of the Surviving Blocker each to hold office in accordance with the Governing Documents of the Surviving Blocker.
(b)   At the Buyer Effective Time, the directors and officers set forth on Schedule 2.5(b)(i) will become the directors and officers of the Buyer and the officers set forth on Schedule 2.5(b)(ii) will become the officers of the Surviving Company, in each case, each to hold office in accordance with the Governing Documents of the Buyer and Surviving Company, respectively. The Surviving Company shall be manager-managed, and in connection with the LLCA Amendment and Restatement, the Buyer shall be admitted as a member and the manager of the Company pursuant to the terms of the Company A&R LLCA.
ARTICLE III
CONVERSION OF SECURITIES; CONTRIBUTION; MERGER CONSIDERATION;
CLOSING DELIVERIES
Section 3.1   Conversion of Securities; Contribution.
(a)   The Blocker Merger.
(i)   Blocker Merger Sub Interests.   At the Blocker Effective Time, by virtue of the Blocker Merger and without any action on the part of any Party, each limited liability company interest of Blocker Merger Sub that is issued and outstanding immediately prior to the Blocker Effective Time shall cease to be outstanding and shall be converted into one validly issued limited liability company unit of the Surviving Blocker, and shall constitute the total amount of issued and outstanding limited liability company interests of the Surviving Blocker as of immediately following the Blocker Effective Time. After the Blocker Merger, the Buyer shall own all of the issued and outstanding limited liability company interests of the Surviving Blocker (such limited liability company interests, the “Surviving Blocker Interests”).
(ii)   Blocker Units.   At the Blocker Effective Time, by virtue of the Blocker Merger and without any action on the part of any Party, the Blocker Units that are issued and outstanding immediately prior to the Blocker Effective Time (other than Cancelled Equity Interests) shall, at the Blocker Effective Time, be cancelled, shall cease to exist and shall no longer be outstanding and, upon each Blocker Owner’s execution of a Letter of Transmittal, shall be converted into the right to receive (and upon conversion pursuant to this Section 3.1(a)(ii) shall have no further rights with respect thereto) in the aggregate with respect to the Blocker Units, the Blocker Owner Merger Consideration in respect of such Blocker Owner’s Blocker Units.
(b)   The Buyer Merger.   At the Buyer Effective Time, by virtue of the Buyer Merger and without any action on the part of any Party, each Surviving Blocker Interest that is issued and outstanding immediately prior to the Buyer Effective Time shall be cancelled, shall cease to exist and shall no longer be outstanding. In connection with the Buyer Mergers, the Buyer shall, in accordance Section 2.3(b), directly own all of the Company Units held by the Surviving Blocker immediately prior to the Buyer Effective Time.
(c)   The Company Merger.
(i)   Company Merger Sub Interests.   At the Company Effective Time, by virtue of the Company Merger and without any action on the part of any Party, all of the Company Merger Sub Interests shall, at the Company Effective Time, be cancelled for no consideration, shall cease to exist and shall no longer be outstanding.
(ii)   Company Units.   At the Company Effective Time, by virtue of the Company Merger and without any action on the part of any Party, all the Company Units that are issued and outstanding immediately prior to the Company Effective Time (other than Cancelled Equity Interests) shall, at the Company Effective Time, be cancelled, shall cease to exist and shall no longer be outstanding and, upon the execution of a Letter of Transmittal by each Company Unitholder, such Company Units shall be converted into the right to receive (and upon such conversion pursuant to this Section 3.1(c)(ii) shall have no further rights with respect thereto including, for the avoidance of doubt, any right to unpaid tax distributions):
(A)   With respect to any Company Units held by a Company Unitholder other than the Buyer, in the aggregate with respect to the Company Units held by such Company Unitholder, the Company Unitholder Merger Consideration in respect of such Company Unitholder’s Company Units; and
(B)   With respect to any Company Units held by the Buyer, the Pro Forma Buyer Common Units, minus the Contribution Common Units.
(d)   Equity Interests Held in Treasury or Owned.   (i) At the Blocker Effective Time, any Blocker Units or other Blocker Equity Interests held in the treasury of the Blocker or owned by the Blocker immediately prior to the Blocker Effective Time shall be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto and (ii) at the Company Effective Time, any Company Units or other Company Equity Interests held in the treasury of the Company or owned by any Subsidiary of the Company immediately prior to the Company Effective Time shall be cancelled and extinguished without any conversion thereof, and no payment shall be made with respect thereto (any such Blocker Units, other Blocker Equity Interests, Company Units or other Company Equity Interests contemplated by clauses (i) and (ii), “Cancelled Equity Interests”).
(e)   Company LLCA Amendment and Restatement.   In connection with the Company Merger, the Company A&R LLCA shall be amended and restated as set forth in the Company A&R LLCA to, among other things, reflect the Company Merger, including the conversion of Company Units set forth in

Section 3.1(c) (the “LLCA Amendment and Restatement”). For the avoidance of doubt, the Company A&R LLCA shall reflect (i) that the Buyer holds a number of Pro Forma Buyer Common Units equal to the number of shares of Pro Forma Buyer Class A Common Stock and (ii) that the Company Unitholders hold Pro Forma Unitholder Common Units and Pro Forma Unitholder Earnout Common Units and that no other Company Equity Interests are outstanding.
Section 3.2   Merger Consideration.
(a)   The aggregate consideration payable with respect to the Mergers taken together, shall consist of (i) the Aggregate Blocker Owner Merger Consideration, plus (ii) the Aggregate Company Unitholder Merger Consideration. It is the intent of the Parties that (w) the number of shares of Buyer Class A Common Stock issuable to the Blocker Owners pursuant to the Blocker Merger, plus the number of Common Units issuable to the Company Unitholders pursuant to the Company Merger shall be equal (without giving effect to the payment of cash in lieu of fractional shares or units) to the number of shares equal to (i) the Merger Consideration, divided by (ii) the Reference Price, (x) the number of shares of Blocker Owner Earnout Shares issuable to the Blocker Owners pursuant to the Blocker Merger, plus the number of Earnout Common Units issuable to the Company Unitholders pursuant to the Company Merger shall be equal to (without giving effect to the payment of cash in lieu of fractional shares or units) the Aggregate Earnout Shares Number, (y) the number of shares of Buyer Class B Voting Stock issuable to Company Unitholders pursuant to the Company Merger shall be equal to the number of Common Units held by the Company Unitholders following the Company Merger, and (z) the number of Earnout Voting Shares issuable to the Company Unitholders pursuant to the Company Merger shall be equal to the number of Earnout Common Units held by the Company Unitholders following the Company Merger.
(b)   Payment of the Blocker Owner Merger Consideration and the Company Unitholder Merger Consideration.   At the Company Effective Time, the Buyer shall cause the Transfer Agent to provide to each Blocker Owner and each Company Unitholder immediately prior to the Company Effective Time, evidence of book-entry shares representing the number of whole shares of Buyer Class A Common Stock and Buyer Class B Voting Stock to which such Blocker Owner or such Company Unitholder is entitled, as applicable, pursuant to Section 3.1(a)(ii) and Section 3.1(c)(ii), respectively. It is expressly understood and agreed that the delivery of the shares of Buyer Class A Common Stock and Buyer Class B Voting Stock pursuant to this Section 3.2(b) shall be in full satisfaction of the Buyer’s obligation with respect to such amounts, and, once paid in accordance with the terms hereof, the Buyer and its Affiliates shall have no liability to the Equityholder Representative or any Company Equityholder or any other Person for any amounts in respect of the same.
(c)   Buyer Contribution.   On the terms and subject to the conditions set forth herein, on the Closing Date, immediately after the Company Effective Time:
(i)   The Buyer shall contribute to the Surviving Company, as a capital contribution in exchange for a portion of the Pro Forma Buyer Common Units (such portion of the Pro Forma Buyer Common Units to be issued in exchange for such capital contribution, the “Contribution Common Units”), the Available Closing Date Cash (the “Buyer Contribution Amount”); and
(ii)   The Surviving Company shall pay or cause to be paid, out of the Buyer Contribution Amount, the Transaction Expenses to the accounts provided by the Parties at least one (1) Business Day prior to the Closing Date.
Section 3.3   Exchange Procedures for Blocker Owners and Company Unitholders.
(a)   Payment Procedures.   Prior to the Closing, the Blocker and the Company shall mail or otherwise deliver, or shall cause the Transfer Agent to mail or otherwise deliver a Letter of Transmittal, together with any notices required pursuant to the DLLCA, to (i) each Blocker Owner entitled to receive such Blocker Owner’s Blocker Owner Merger Consideration pursuant to Section 3.1(a)(ii) and (ii) each Company Unitholder entitled to receive such Company Unitholder’s Company Unitholder Merger Consideration pursuant to Section 3.1(c)(ii). Subject to the satisfaction of the conditions in ARTICLE XI, in the event that at least one (1) Business Day prior to the Closing Date, (A) a Blocker Owner or (B) a Company Unitholder does not deliver to the Transfer Agent a duly executed and completed Letter of Transmittal, then such failure shall not alter, limit or delay the Closing; provided, that such Blocker Owner or Company Unitholder, as the case may be, shall not be entitled to receive its Blocker Owner Merger Consideration or Company Unitholder Merger Consideration, as applicable, until such Person delivers a duly executed and completed Letter of Transmittal to the Transfer Agent. Upon delivery of such duly executed Letter of Transmittal by such Blocker Owner or Company Unitholder to the Transfer Agent, such Blocker Owner or Company Unitholder shall be entitled to receive, subject to the terms and conditions hereof, such Blocker Owner’s Blocker Owner Merger Consideration or such Company Unitholder’s Company Unitholder Merger Consideration, as applicable, referenced in such Letter of Transmittal. Until surrendered as contemplated by this Section 3.3(a), each Blocker Unit and each Company Unit shall be deemed at all times after the Company Effective Time to represent only the right to receive upon such surrender the Blocker Owner Merger Consideration and the Company Unitholder Consideration to which such Blocker Unit or Company Unit is entitled pursuant to this ARTICLE III.
(b)   Fractional Shares.   Notwithstanding anything to the contrary contained herein, no evidence of book-entry shares representing any fractional share of Buyer Class A Common Stock, Buyer Class B Voting Stock, Common Units, Blocker Owner Earnout Shares, Earnout Voting Shares or Earnout Common Units shall be issued in exchange for Blocker Units or Company Units. In lieu of the issuance of any such fractional share, the Buyer shall pay to each former holder of Blocker Units or Company Units who otherwise would be entitled to receive such fractional share an amount in cash (rounded up to the nearest cent) determined by multiplying (i) the Reference Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed in decimal form) of Buyer Class A Common Stock, Buyer Class B Voting Stock, Common Units, Blocker Owner Earnout Shares, Earnout Voting Shares or Earnout Common Units which such holder would otherwise be entitled to receive pursuant to this ARTICLE III.
Section 3.4   Company Closing Deliveries.   At the Closing, the Company shall deliver, or shall cause to be delivered, the following:
(a)   to each Company Unitholder, the Common Units and the Earnout Common Units issuable to such Company Unitholder in respect of the Company Units held by such Company Unitholder pursuant to the Company Merger as provided in Section 3.1(c)(ii), which Common Units shall not be certificated but the issuance thereof shall be recorded in, or in the manner specified in, the Company A&R LLCA;
(b)   to the Buyer, the Pro Forma Buyer Common Units (for the avoidance of doubt including Contribution Common Units) issuable in respect of the Company Units held by the Buyer pursuant to the Company Merger as provided in Section 3.1(c)(ii);
(c)   to the Buyer, duly executed counterparts of the Investor Rights Agreement, executed by each Company Unitholder;
(d)   to the Buyer, duly executed counterparts of the Company A&R LLCA, executed by the Company and by each Company Unitholder;
(e)   to the Buyer, duly executed counterparts of the Tax Receivable Agreement, executed by the Company and by each Company Unitholder;
(f)   to the Buyer, a copy of the Company Certificate of Merger, as filed with the Delaware Secretary of State, together with certification from the Delaware Secretary of State evidencing that the same has been filed with the Delaware Secretary of State;
(g)   to the Buyer, (i) a properly completed IRS Form W-9, duly executed by each Company Unitholder and (ii) a certificate, duly executed and acknowledged by the Company, certifying that fifty percent (50%) or more of the value of the gross assets of the Company do not consist of U.S. real property interests, or that ninety percent (90%) or more of the value of the gross assets of the Company does not consist of U.S. real property interests plus cash or cash equivalents;
(h)   to the Buyer evidence of the termination of the Advisory Services Agreement; and
(i)   to the Buyer, a duly executed Blocker and Company Bring-Down Certificate from an authorized Person of the Company.

Section 3.5   Blocker Closing Deliveries.   At the Closing, the Blocker shall deliver, or shall cause to be delivered, the following:
(a)   to the Buyer, duly executed counterparts of the Investor Rights Agreement, executed by each Blocker Owner;
(b)   to the Buyer, duly executed counterparts of the Tax Receivable Agreements, executed by each Blocker Owner;
(c)   to the Buyer, a certificate, duly executed and acknowledged by the Blocker, in the form and substance required by the Treasury Regulations promulgated under Section 897 and Section 1445 of the Code, certifying that the Blocker is not, and has not been within the applicable period set forth in Section 897(c)(1)(A)(ii) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; and
(d)   to the Buyer, a duly executed Blocker and Company Bring-Down Certificate from an authorized Person of the Blocker.
Section 3.6   Buyer Deliveries.   At Closing, Buyer shall deliver, or shall cause to be delivered, the following:
(a)   pursuant to each Letter of Transmittal duly executed by the Blocker Owner to which such Letter of Transmittal was delivered pursuant hereto, to each such Blocker Owner, such Blocker Owner’s Blocker Owner Merger Consideration (with the shares of Buyer Class A Common Stock and Blocker Owner Earnout Shares issuable to such Blocker Owner in respect of such Blocker Owner’s Blocker Owner Merger Consideration being delivered in book-entry form and not certificated);
(b)   pursuant to each Letter of Transmittal duly executed by the Company Unitholder to which such Letter of Transmittal was delivered pursuant hereto, to each such Company Unitholder, such Company Unitholder’s Company Unitholder Merger Consideration, other than the Common Units and the Earnout Common Units to be delivered by the Company pursuant to Section 3.4(a) (with the shares of Buyer Class B Voting Stock and the Earnout Voting Shares issuable to such Company Unitholder as part of such Company Unitholder’s Company Unitholder Merger Consideration being delivered in book-entry form and not certificated);
(c)   to the Company and the Equityholder Representative, a duly executed counterpart to each of (i) the Company A&R LLCA, (ii) the Tax Receivable Agreement, (iii) the Investor Rights Agreement;
(d)   to the Company, a duly executed Bring-Down Certificate from an authorized Person of the Buyer; and
(e)   to the Company and the Blocker, a copy of the Blocker Certificate of Merger and the Buyer Certificate of Merger, as filed with the Delaware Secretary of State, together with certification from the Delaware Secretary of State evidencing that the same has been filed with the Delaware Secretary of State.
Section 3.7   Earnout.
(a)   Earnout Shares and Earnout Company Units. Upon the Closing, on the Closing Date, the Earnout Shares and Earnout Common Units will be subject to restrictions on transfer and voting, as more fully described in Section 3.7(b)(iv), and subject to forfeiture in the event such Earnout Shares and Earnout Common Units are not earned in accordance with Section 3.7(c).
(b)   Procedures Applicable to the Earnout of the Earnout Shares and Earnout Common Units.
(i)   At the Closing, (x) the Buyer shall place the restrictive legends, in substantially the form set forth in Section 3.7(b)(i)(A), on the book entries representing the Earnout Shares, and (y) the Company shall place the restrictive legends, in substantially the form set forth in Section 3.7(b)(i)(B), on the book entries representing the Earnout Common Units:
(A)   “THESE SECURITIES ARE SUBJECT TO THE VOTING AND TRANSFER RESTRICTIONS SET FORTH IN THE BUSINESS COMBINATION AGREEMENT,

DATED JUNE 16, 2021 (THE “COMBINATION AGREEMENT”), BY AND AMONG ROTH CH ACQUISITION III CO., BCP QUALTEK HOLDCO, LLC AND CERTAIN OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS CONTAINED IN THE COMBINATION AGREEMENT, IF ANY, HAVE BEEN FULFILLED.”
(B)   “THESE SECURITIES ARE SUBJECT TO THE VOTING AND TRANSFER RESTRICTIONS SET FORTH IN THE BUSINESS COMBINATION AGREEMENT, DATED JUNE 16, 2021 (THE “COMBINATION AGREEMENT”), BY AND AMONG ROTH CH ACQUISITION III CO., BCP QUALTEK HOLDCO, LLC AND CERTAIN OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS CONTAINED IN THE COMBINATION AGREEMENT, IF ANY, HAVE BEEN FULFILLED.”
(ii)   Promptly upon the occurrence of any Triggering Event, or as soon as practicable after the Buyer or the Company becomes aware of the occurrence of such Triggering Event or receives written notice of a Triggering Event from the Equityholder Representative, the Equityholder Representative shall prepare and deliver, or cause to be prepared and delivered, a written notice to the Buyer and the Company (each, an “Earnout Notice”), which Earnout Notice shall set forth in reasonable detail the Triggering Event giving rise to the Earnout Shares and Earnout Common Units becoming earned and the number of Earnout Shares and Earnout Common Units that are so earned.
(iii)   Promptly following the date of an Earnout Notice, the Buyer (with respect to the Earnout Shares that are so determined to have been earned) and the Company (with respect to the Earnout Common Units that are finally determined to have been earned) shall cause the restrictive legends set forth in Section 3.7(b)(i) to be removed from the book entries representing such Earnout Shares and Earnout Common Units, as applicable.
(iv)   Subject to the terms of the Investor Rights Agreement and the Company A&R LLCA, as applicable, the holders of the Earnout Shares and Earnout Common Units shall not (A) directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, any of the Earnout Shares or Earnout Common Units or (B) vote any Earnout Shares or Earnout Common Units, in each case until the date on which the relevant Triggering Events have been satisfied as described in Section 3.7(c) (the restrictions in the foregoing clauses (A) and (B), the “Earnout Restrictions”), and thereafter, such Earnout Shares and Earnout Company Units shall continue to be subject to the terms and restrictions of the Investor Rights Agreement, the Second A&R Buyer Certificate of Incorporation, the A&R Buyer Bylaws and the Company A&R LLCA.
(v)   For the avoidance of doubt, no additional shares of Buyer Capital Stock or Company Units will be subject to the Earnout Restrictions in this Section 3.7, and upon the earlier of (i) all of the Earnout Shares and Earnout Common Units becoming earned in accordance with this Section 3.7, or (ii) the final determination that no un-earned Earnout Shares and the Earnout Common Units will become earned, the provisions of this Section 3.7 shall no longer have any force or effect, provided that, for the avoidance of doubt, the Earnout Shares and Earnout Common Units will continue to be subject to the terms and restrictions of the Investor Rights Agreement, the Second A&R Buyer Certificate of Incorporation, the A&R Buyer Bylaws and the Company A&R LLCA as provided in Section 3.7(b)(iv). Notwithstanding the foregoing, any Earnout Shares and Earnout Common Units that are not earned in accordance with the terms of Section 3.7 as of the end of the day on the fifth anniversary of the Closing Date shall thereafter be forfeited to the Buyer, with respect to the Earnout Shares, and the Company, with respect to the Earnout Common Units, and cancelled and retired and no Person shall have any rights with respect thereto.
(c)   Triggering Events. The Earnout Shares and the Earnout Common Units shall be earned, and as a result no longer subject to the Earnout Restrictions, as follows (each such event, a “Triggering Event”):
(i)   if, at any time during the five (5) years following the Closing (the “Earnout Period”), the Buyer Class A Common Stock Price is greater than or equal to $15.00 for any twenty (20) Trading

Days within any thirty (30) Trading Day period following the Closing, fifty percent (50%) of each of the Earnout Shares and the Earnout Common Units shall be earned and no longer subject to the Earnout Restrictions; and
(ii)   if at any time during the Earnout Period, the Buyer Class A Common Stock Price is greater than or equal to $18.00 for any twenty (20) Trading Days within any thirty (30) Trading Day period following the Closing, one hundred percent (100%) of each of the Earnout Shares and the Earnout Common Units, to the extent not previously earned, shall be earned and no longer subject to the Earnout Restrictions.
(d)   Company Sale. In the event that there is a Company Sale after the Closing and during the Earnout Period that will result in the holders of Buyer Class A Common Stock receiving a Company Sale Price equal to or in excess of the applicable price per share set forth in Section 3.7(c)(i) or Section 3.7(c)(ii), then immediately prior to the consummation of the Company Sale any such earning of Earnout Shares and Earnout Common Units set forth therein that has not previously occurred shall be deemed to have occurred and the holders of such Earnout Shares and Earnout Common Units shall be eligible to participate in such Company Sale.
Section 3.8   Withholding and Wage Payments.
(a)   The Buyer and the Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable under this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Laws; provided that, Buyer will (or will cause the Transfer Agent to) prior to any deduction or withholding (i) notify the Equityholder Representative of any anticipated withholding, (ii) consult with the Equityholder Representative in good faith to determine whether such deduction and withholding is required under applicable Law and (iii) reasonably cooperate with the Equityholder Representative to minimize the amount of any such applicable withholding. To the extent that such withheld amounts are paid over to or deposited with the applicable Governmental Entity, such withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction and withholding were made.
(b)   Notwithstanding the foregoing, to the extent that any amount payable pursuant to this Agreement is being paid to any employee or similar Person of any Group Company that constitutes “wages” or other relevant compensatory amount, such amount shall be deposited in the payroll account of the applicable Group Company and the amounts due to such employee or similar Person (net of withholding) shall be paid to such Person pursuant to the next practicable scheduled payroll of the applicable Group Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES REGARDING THE GROUP COMPANIES
As an inducement to the Buyer Parties to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the applicable section of the Disclosure Schedules, the Company represents and warrants to the Buyer Parties as follows:
Section 4.1   Organization; Authority; Enforceability.
(a)   The Company is a limited liability company formed under the Laws of the State of Delaware. Each other Group Company is a limited liability company or other business entity, as the case may be, and each Group Company is duly organized, validly existing and in good standing (or the equivalent thereof, if applicable) under the Laws of its respective jurisdiction of formation or organization (as applicable), except where the failure to be in good standing (or the equivalent thereof, if applicable) would not reasonably be expected to have a Material Adverse Effect.
(b)   Except as set forth on Schedule 4.1(b), each Group Company has all the requisite limited liability company or other applicable power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted in all material respects.
(c)   Except as set forth on Schedule 4.1(c), each Group Company is duly qualified, licensed or registered to do business under the Laws of each jurisdiction in which the conduct of its business or locations of its assets or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)   No Group Company is in material violation of any of its Governing Documents. No Group Company is the subject of any bankruptcy, dissolution, liquidation, reorganization (other than internal reorganizations conducted in the Ordinary Course of Business) or similar proceeding.
(e)   The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each Group Company has the requisite limited liability company or other business entity power and authority, as applicable, to execute and deliver the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Company Merger, to receiving the Company Written Consent. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company or other business entity actions, as applicable. This Agreement has been (and each of the Ancillary Agreements to which each Group Company will be a party will be) duly executed and delivered by such Group Company and constitutes a valid, legal and binding agreement of each Group Company, enforceable against such Group Company in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.
Section 4.2   Non-contravention.   Except as set forth on Schedule 4.2, and subject to the receipt of the Company Written Consent, the filing of the Company Certificate of Merger and the filings pursuant to Section 8.8, and assuming the truth and accuracy of the Buyer Parties’ representations and warranties in Section 6.2 and in Section 6.11, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby by a Group Company will (a) conflict with or result in any breach of any provision of the Governing Documents of any Group Company; (b) require any material filing with, or the obtaining of any material consent or approval of, any Governmental Entity; (c) result in a violation of or a default (or give rise to any right of termination, cancellation, or acceleration of material rights) under, any of the terms, conditions or provisions of any Material Contract or Material Lease (in each case, whether with or without the giving of notice, the passage of time or both); (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Group Company; or (e) except for violations which would not prevent or materially delay the consummation of the transactions contemplated hereby, violate in any material respect any Law, Order, or Lien applicable to any Group Company, excluding from the foregoing clauses (b), (c), (d) and (e), such requirements, violations or defaults which would not reasonably be expected to have a Material Adverse Effect.
Section 4.3   Capitalization.
(a)   Schedule 4.3(a)(i) sets forth the issued and outstanding Company Equity Interests (including the number and class or series (as applicable) of Equity Interests) and the record and beneficial ownership thereof as of the date hereof. The Equity Interests set forth on Schedule 4.3(a)(i) comprise all of the limited liability company interests or other Equity Interests of the Company that are issued and outstanding, in each case, as of the Effective Date and immediately prior to giving effect to the transactions occurring on the Closing Date contemplated hereby and by the Ancillary Agreements (including the Pre-Closing Reorganization). Schedule 4.3(a)(ii) sets forth the issued and outstanding Company Equity Interests (including the number and class or series (as applicable) of Equity Interests) and the record and beneficial ownership thereof as of the Effective Date and assuming the consummation of, and after giving effect to, the Pre-Closing Reorganization.
(b)   Except as set forth on Schedule 4.3(b) or for this Agreement or the Company LLCA:
(i)   there are no outstanding options, warrants, Contracts, calls, puts, rights to subscribe, conversion rights or other similar rights to which the Company is a party or which are binding upon the Company providing for the offer, issuance, redemption, exchange, conversion, voting, transfer, disposition or acquisition of any of its Equity Interests;

(ii)   the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or the Equity Interests of another Person;
(iii)   the Company is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any of its Equity Interests;
(iv)   there are no contractual equityholder preemptive or similar rights, rights of first refusal, rights of first offer or registration rights in respect of the Company Equity Interests; and
(v)   the Company has not violated in any material respect any applicable securities Laws or any preemptive or similar rights created by Law, Governing Document or Contract to which the Company is a party in connection with the offer, sale, issuance or allotment of any of the Company Equity Interests.
(c)   All of the Company Equity Interests have been duly authorized and validly issued.
(d)   Schedule 4.3(d) sets forth a true and complete list of the Company Subsidiaries, listing for each Company Subsidiary its name, the jurisdiction of its formation or organization (as applicable) and its parent company. Except as set forth on Schedule 4.3(d), all of the outstanding Equity Interests of each Company Subsidiary are duly authorized, validly issued, free of preemptive rights and restrictions on transfer (other than restrictions under applicable federal, state and other securities Laws), and are owned by the Company, whether directly or indirectly, free and clear of all Liens (other than Permitted Liens). There are no options, warrants, convertible securities, stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to any Company Subsidiary and no rights, exchangeable securities, securities, “phantom” rights, appreciation rights, performance units, commitments or other agreements obligating the Company or any Company Subsidiary to issue or sell, or cause to be issued or sold, any Equity Interests of, or any other interest in, any Company Subsidiary, including any security convertible or exercisable into equity securities of any Company Subsidiary. There are no Contracts to which any Company Subsidiary is a party which require such Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Interests or securities convertible into or exchangeable for such equity securities or to make any investment in any other Person.
Section 4.4   Financial Statements; No Undisclosed Liabilities.
(a)   Attached to Schedule 4.4(a) are true and complete copies of the following financial statements (such financial statements, the “Financial Statements”):
(i)   the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of comprehensive loss, cash flows and members’ equity for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (the “Audited Financial Statements”); and
(ii)   the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Latest Balance Sheet Date (the “Unaudited Balance Sheet”) and the related unaudited consolidated statements of comprehensive loss and cash flows for the fiscal quarter then ended (collectively, together with the Unaudited Balance Sheet, the “Unaudited Financial Statements”).
(b)   Except as set forth on Schedule 4.4(b), the Financial Statements (i) have been prepared from the books and records of the Company and its Subsidiaries; (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto and subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and year-end adjustments; and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of the Unaudited Financial Statements, to the absence of footnotes and year-end adjustments, none of which would be expected to be material, individually or in the aggregate).
(c)   The books of account and other financial records of each Group Company have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Group Companies have been properly recorded therein in all material respects. Each Group Company has devised and maintains a system of internal accounting policies and controls sufficient to provide reasonable assurances that (i) transactions are executed in all material respects in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of each Group Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference (collectively, “Internal Controls”).
(d)   The Company has not identified and has not received written notice from an independent auditor of (i) any significant deficiency or material weakness in the system of Internal Controls utilized by the Group Companies; (ii) any fraud that involves the Group Companies’ management or other employees who have a role in the preparation of financial statements or the Internal Controls utilized by the Group Companies; or (iii) any claim or allegation regarding any of the foregoing. There are no significant deficiencies or material weaknesses in the design or operation of the Internal Controls over financial reporting that would reasonably be expected to materially and adversely affect the Group Companies’ ability to record and report financial information.
(e)   Except as set forth on Schedule 4.4(e), no Group Company has any Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, except (i) Liabilities adequately reserved against in the Financial Statements; (ii) Liabilities which have arisen after the Latest Balance Sheet Date in the Ordinary Course of Business (none of which results from, arises out of or was caused by any infringement or violation of Law); (iii) Liabilities arising under this Agreement, the Ancillary Agreements or the performance by the Company of its obligations hereunder or thereunder; or (iv) for fees, costs and expenses for advisors and Affiliates of the Group Companies, including with respect to legal, accounting or other advisors incurred by the Group Companies in connection with the transaction contemplated by this Agreement and the Ancillary Agreements.
(f)   Except as will be disclosed in the Proxy Statement, no Group Company maintains any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Exchange Act.
Section 4.5   No Material Adverse Effect.   Since the Latest Balance Sheet Date, through the Effective Date, there has been no Material Adverse Effect.
Section 4.6   Absence of Certain Developments.   Except as set forth on Schedule 4.6, since the Latest Balance Sheet Date, (a) each Group Company has conducted its business in the Ordinary Course of Business in all material respects and (b) no Group Company has taken or omitted to be taken any action that would, if taken or omitted to be taken after the Effective Date, require the Buyer’s consent in accordance with Section 7.1.
Section 4.7   Real Property.
(a)   Schedule 4.7(a) sets forth the address of each Owned Real Property. With respect to each Owned Real Property: (i) the applicable Group Company has good and marketable fee simple title to such Owned Real Property, which shall be free and clear of all liens and encumbrances as of the Closing Date, except Permitted Liens; (ii) except as set forth on Schedule 4.7(a), the applicable Group Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; (iii) other than the right of the Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and (iv) no Group Company is a party to any agreement or option to purchase any real property or interest therein relating to the operation of the business of such Group Company.
(b)   Schedule 4.7(b) sets forth a true, correct and complete list of all Leases with annual rental payments of over two hundred fifty thousand dollars $250,000 (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for such Leased Real Property (such Leases, the “Material Leases”). Except as set forth on Schedule 4.7(b), with respect to each of the Material Leases: (i) no Group Company has subleased, licensed or otherwise granted any right to use or occupy the Leased Real Property or any portion thereof to a third party; (ii) such Material Lease is legal, valid, binding, enforceable against the applicable Group Company and is in full force and effect and is legal, valid, binding and enforceable against the applicable Group Company party thereto and, to the Knowledge of the Company, against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles; (iii) the Group Company’s possession and quiet enjoyment of the Leased Real Property under such Material Lease has not been materially disturbed and, to the Knowledge of the Company, there are no material disputes with respect to such Material Lease; (iv) no Group Company is currently in default under, nor has any event occurred or, to the Knowledge of the Group Company, does any circumstance exist that, with notice or lapse of time or both would constitute a default by the Group Company under any Material Lease; (v) to the Knowledge of the Group Company, no event or circumstance exists that, with notice or lapse of time, or both, would constitute a material default by any counterparty to any such Material Lease; (vi) no Person other than a Group Company has the right to occupy or use any portion of Leased Real Property under a Material Lease (other than any portion of any such Leased Real Property that has been subleased); and (vii) all required deposits and additional rents due to date regarding each Material Lease have been paid in full. The Group Company has made available to the Buyer a true, correct and complete copy of all Material Leases.
Section 4.8   Tax Matters.
(a)   Except as set forth on Schedule 4.8(a), all income and other material Tax Returns required to be filed by or with respect to each Group Company has been timely filed pursuant to applicable Laws. All income and other material Tax Returns filed by or with respect to each of the Group Companies are true, complete and correct in all material respects. Each Group Company has paid all material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return). Each Group Company has timely and properly withheld and paid to the applicable Governmental Entity all material Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party.
(b)   No written claim has been made by a Taxing Authority in a jurisdiction where a Group Company does not file a particular type of Tax Return or pay Taxes that such Group Company is or may be subject to taxation by, or required to file a Tax Return in, that jurisdiction.
(c)   Except as set forth in Schedule 4.8(c), there is no Tax audit or examination or any Proceeding now being conducted, pending or threatened in writing (or, to the Knowledge of the Company, otherwise threatened) with respect to any Taxes or Tax Returns of or with respect to any Group Company. All material deficiencies for Taxes asserted or assessed in writing against any Group Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of the Company, no such deficiency has been threatened or proposed against any Group Company.
(d)   No Group Company has agreed to (or has had agreed to on its behalf) any extension or waiver of the statute of limitations applicable to any Tax or Tax Return, or any extension of time with respect to a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such waiver or extension is currently pending. No Group Company is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.
(e)   No Group Company has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of U.S. state or local or non-U.S. Tax Law).
(f)   The Company is (and has been for its entire existence) properly treated as a partnership for U.S. federal and all applicable state and local income Tax purposes. Each Company Subsidiary is (and has been for its entire existence) properly treated for U.S. federal and all applicable state and local income tax purposes as the type of entity set forth opposite its name on Schedule 4.8(f).
(g)   No Group Company will be required to include an item of income, or exclude an item of deduction, for any period after the Closing Date (determined with and without regard to the transactions contemplated hereby) as a result of: (i) an installment sale transaction occurring on or before the Closing Date governed by Code Section 453 (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing Date reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts received or paid on or prior to the Closing Date or deferred revenue realized, accrued or received on or prior to the Closing Date, in each case, outside the Ordinary Course of Business; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period that occurs or was requested on or prior to the Closing Date (or as a result of an impermissible method used in a Pre-Closing Tax Period); (v) a “closing agreement” under Code Section 7121 entered into on or prior to the Closing Date; or (vi) intercompany transaction occurring or any excess loss account existing on or prior to the Closing Date, in each case described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or non-U.S. Laws).
(h)   There is no Lien for Taxes on any of the assets of any Group Company, other than Permitted Liens.
(i)   No Group Company has ever been a member of any Affiliated Group (other than an Affiliated Group the common parent of which is a Group Company). No Group Company has any actual or potential liability for Taxes of any other Person (other than any Group Company) as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Laws), successor liability, transferee liability, by contract, or otherwise (other than pursuant to an Ordinary Course Tax Sharing Agreement). No Group Company is party to or bound by any Tax Sharing Agreement, except for any Ordinary Course Tax Sharing Agreement.
(j)   The unpaid Taxes of the Group Companies (i) did not, as of the Latest Balance Sheet Date, exceed the reserves for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto) and (ii) do not exceed such reserves as adjusted for the passage of time through the Closing Date in accordance with the past practices of the Group Companies in filing their Tax Returns.
(k)   No Group Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was governed, or intended or reported to be governed, in whole or in part by Section 355 or Section 361 of the Code in the past two (2) years.
Section 4.9   Contracts.
(a)   Except as set forth on Schedule 4.9(a), no Group Company is a party to, or bound by, and no asset of any Group Company is bound by, any of the following Contracts (other than any Leases):
(i)   collective bargaining agreement with any labor union (each a “CBA”);
(ii)   written Contract for the employment of any employee providing for an annual base compensation in excess of one hundred fifty thousand dollars ($150,000) (other than “at-will” Contracts that may be terminated upon ninety (90) days’ or less notice without the payment of severance, other than notice periods, severance or termination payments required by Law);
(iii)   Contract or group of related Contracts under which any Group Company has created, incurred, assumed or borrowed any money or issued any note, indenture or other evidence of Indebtedness or guaranteed Indebtedness of others, in each case, in amount in excess of five hundred thousand dollars ($500,000);
(iv)   any material Contract pursuant to which any Intellectual Property owned by any Group Company is licensed to any third party, or any Intellectual Property owned by any third party is licensed to any Group Company (in each case, excluding any non-exclusive licenses granted in the ordinary course of business and any licenses of commercially available software);
(v)   Contract or group of related Contracts requiring aggregate payments to or from any Group Company (on an individual company basis and not on an aggregate basis) in excess of two million dollars ($2,000,000) in any calendar year, other than those that can be terminated without material penalty by such Group Company upon ninety (90) days’ notice or less or can be replaced with a similar Contract on materially equivalent terms in the Ordinary Course of Business;

(vi)   Contract with respect to a material joint venture, material partnership, material strategic alliance or similar Contract, except for any such Contract entered into in the Ordinary Course of Business or the Governing Documents of any Group Company;
(vii)   Contract that restricts any Group Company from engaging or competing in any line of business or business activity in any jurisdiction;
(viii)   Contract that binds any Group Company to any of the following restrictions or terms: (x) a “most favored nation” or similar provision with respect to any Person; (y) “minimum purchase” requirement in excess of two hundred fifty thousand dollars ($250,000) annually; or (z) rights of first refusal or first offer (other than those related to real property Leases), in each case, in favor of any third party;
(ix)   Contract or group of related Contracts under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any Contract under which the aggregate annual rental payments do not exceed five hundred thousand dollars ($500,000);
(x)   Contract or group of related Contracts under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any Contract under which the aggregate annual rental payments do not exceed two hundred fifty thousand dollars ($250,000);
(xi)   Contract that relates to any completed disposition or acquisition by any Group Company since the Lookback Date of (x) any business (whether by merger, consolidation or other business combination, sale of securities, sale of assets or otherwise) or (y) any material assets or properties, other than purchases or sales of inventory in the Ordinary Course of Business;
(xii)   Contract involving the payment of any earn-out or similar contingent payment on or after the date hereof;
(xiii)   Contract (except for employment relationships and compensation benefits) between any of the Group Companies, on the one hand, and any of their respective Affiliates (except for any other Group Company), on the other hand, or any Contract with respect to any other Affiliated Transaction; and
(xiv)   any Contract with a Material Customer or Material Supplier.
(b)   Except as specifically disclosed on Schedule 4.9(b), each Contract listed on Schedule 4.9(a) (each, a “Material Contract”) is in full force and effect and is legal, valid, binding and enforceable against the applicable Group Company party thereto and, to the Knowledge of the Company, against each other party thereto, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. With respect to all Material Contracts, none of the Group Companies or, to the Knowledge of the Company, any other party to any such Material Contract, is in breach thereof or default thereunder that would be material to any Group Company that is a party to such Material Contract. During the last twelve (12) months, no Group Company has received any written, or to the Knowledge of the Company, oral claim or notice of material breach of or material default under any such Material Contract. To the Knowledge of the Company, no event has occurred, which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Material Contract by any Group Company or, to the Knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) that would be material to any Group Company that is a party to such Material Contract. During the last twelve (12) months, no Group Company has received written, or, to the Knowledge of the Company, oral, notice from any other party to any such Material Contract that such party intends to terminate or not renew any such Material Contract. The Company has made available to the Buyer a true, complete and correct copy of each Material Contract.
(c)   Schedule 4.9(c) sets forth a complete and accurate list of the names of the ten (10) largest customers of the Group Companies (measured by aggregate billings) during the twelve (12) months ended

December 31, 2020 (each, a “Material Customer”) and the amount of revenue generated by such Material Customer during such twelve (12) month period then ended. Since December 31, 2020, (x) no such Material Customer has canceled, terminated or materially and adversely altered its relationship with any Group Company or, to the Knowledge of the Company, threatened to cancel, terminate or materially and adversely alter its relationship with any Group Company and (y) there have been no material disputes between any Group Company and any Material Customer.
(d)   Schedule 4.9(d) sets forth a complete and accurate list of the names of the ten (10) largest suppliers of materials, products or services to the Group Companies, taken as a whole (measured by aggregate amount purchased by the Group Companies) during the twelve (12) months ended December 31, 2020 (each, “Material Supplier”) and the amount paid by the Group Companies during such twelve (12) month period then ended. Since December 31, 2020, (x) no such Material Supplier has canceled, terminated or materially and adversely altered its relationship with any Group Company or, to the Knowledge of the Company, threatened to cancel, terminate or materially and adversely alter its relationship with any Group Company and (y) there have been no material disputes between any Group Company and any Material Supplier.
Section 4.10   Intellectual Property.
(a)   Except as set forth on Schedule 4.10(a), to the Knowledge of the Company, the sale of the former and current products, and services and other operation of the business of the Group Companies have not since the Lookback Date infringed, misappropriated or otherwise violated, and do not currently infringe, misappropriate or otherwise violate, any Intellectual Property of any Person in any material respect, and no Group Company has since the Lookback Date received any written charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation or other violation (including any claim that such Group Company must license or refrain from using any Intellectual Property rights of any Person) or challenging the ownership, registration, validity or enforcement of any material Owned Intellectual Property. To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any material Owned Intellectual Property.
(b)   Each Group Company owns, or has a valid right to use, all Intellectual Property that is used in and material to the business of such Group Company as currently conducted. Schedule 4.10(b) identifies each issued or registered Intellectual Property and applications for the foregoing, in each case which is owned by or filed in the name of a Group Company, each unregistered trademark used in and material to the business of a Group Company as currently conducted, and each social media account used in and material to the business of a Group Company as currently conducted. All the Intellectual Property required to be disclosed in Schedule 4.10(b) that is registered or issued is, to the Knowledge of the Company, valid and enforceable. Each Group Company is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property owned by such Group Company, free and clear of any Liens, and the Owned Intellectual Property is not subject to any outstanding Order restricting the use or licensing thereof by such Group Company or the business of the Group Companies. All the Owned Intellectual Property required to be disclosed in Schedule 4.10(b) that is an issued patent, patent application, registration or application for registration has been maintained effective by the filing of all necessary filings required, maintenance and renewals and timely payment of requisite fees, except where the applicable Group Company has made a reasonable business judgment to permit such registrations or applications to expire, be canceled or become abandoned.
(c)   Each Group Company has taken commercially reasonable measures to protect the confidentiality of all material trade secrets and any other material confidential information owned by such Group Company (and any confidential information owned by any Person to whom any of the Group Companies has a valid, enforceable confidentiality obligation with respect to such confidential information). Except as required by Law or as part of any audit or examination by a regulatory authority or self-regulatory authority or as otherwise required by any other Governmental Entity, no such material trade secret or other material confidential information has been disclosed by any Group Company to any Person other than to Persons subject to a duty of confidentiality or pursuant to a written agreement restricting the disclosure and use of such material trade secrets or other material confidential information by such Person. No current or former founder, employee, contractor or consultant of any Group Company has any right, title or interest, in whole or in part, in any material Owned Intellectual Property that is used in and material to the business of such Group Company as currently conducted. Each Person who has developed any material Owned Intellectual Property for any Group Company has assigned all right, title and interest in and to such Intellectual Property to a Group Company by a valid written assignment or by operation by law. To the Knowledge of the Company, no Person is in violation of any such confidentiality or Intellectual Property assignment agreement.
(d)   The IT Assets are materially sufficient for the purposes for which such IT Assets are used in current business operations of the Group Companies. There has not been any material malfunction with respect to any of the IT Assets that has not been remedied or replaced in all material respects. The Group Companies have in place disaster recovery and security plans and procedures and have taken commercially reasonable steps to safeguard the availability, security and integrity of the IT Assets and all material confidential data and information stored thereon, including from unauthorized access and infection by Unauthorized Code. The Group Companies have maintained in the Ordinary Course of Business all required licenses and service contracts to which a Group Company is a party that are used in and material to the businesses of the Group Companies as currently conducted, including the purchase of a sufficient number of license seats for all Software, with respect to the IT Assets.
(e)   Each item of Intellectual Property owned, or material Intellectual Property in-licensed from a third party, by the Group Companies prior to the Closing will, with no further action necessary, be owned or available for use by the Group Companies immediately following the Closing on substantially identical terms and conditions as owned or licensed for use by the Group Companies immediately prior to the Closing, except as would not have a Material Adverse Effect. The Group Companies have received no notice of and are not aware of any material circumstances including, without limitation, the execution of this Agreement, which would enable any third party to terminate any of the Group Companies’ agreements or arrangements relating to the IT Assets (including maintenance and support).
(f)   Except as set forth on Schedule 4.10(f), the Group Companies have not used any third party software or work that is subject to an open source license (including the GNU Public License) or any “copyleft” restrictions the terms of which impose any material restrictions on the Group Companies’ use of any Software, or which in any way limit the Group Companies’ ownership of and freedom to act regarding any Intellectual Property associated with such Software or work that the Group Companies have developed using or incorporating such third-party software or work. To the Knowledge of the Company, there has been no material violation of such program by any person or entity. The Source Code relating to the Owned Intellectual Property (i) has at all times been maintained in confidence, and (ii) has been disclosed by the Group Companies only to employees and consultants having a “need to know” the contents thereof in connection with the performance of their duties to the Group Companies. Without limiting the foregoing, the Group Companies have promulgated and used best efforts to enforce trade secret protection programs of reasonable scope.
(g)   Except as set forth on Schedule 4.10(g), to the Knowledge of the Company, the Group Companies have not experienced any Security Breaches or material Security Incidents since the Lookback Date and none of the Group Companies is aware of any written or, to the Knowledge of the Company, oral notices or complaints from any Person regarding such a Security Breach or material Security Incident. Since the Lookback Date, none of the Group Companies has received any written complaints, claims, demands, inquiries or other notices, including a notice of investigation, from any Person (including any self-regulatory authority or other Governmental Entity) or entity regarding any of the Group Companies’ Processing of Personal Information or compliance with applicable Privacy and Security Requirements. Except as set forth on Schedule 4.10(g), since the Lookback Date, none of the Group Companies have provided or have been obligated to provide notice under any Privacy and Security Requirements regarding any Security Breach or other suspected unauthorized access to or use of any IT Asset, Personal Information, material trade secrets or other material confidential information included in the Owned Intellectual Property.
(h)   Except as would not have a Material Adverse Effect, since the Lookback Date, the Group Companies have been, and are, in compliance in all material respects with all applicable Privacy and Security Requirements applicable to the conduct of the Group Companies. The Group Companies have a valid and legal right (whether contractually, by Law or otherwise) to access or use all Personal Information and Business Data that is subject to Processing by or on behalf of the Group Companies in connection with the use or operation of its products, services and business, in the manner such Personal Information and

Business Data is accessed and used by the Group Companies as currently conducted. The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable Privacy and Security Requirements in any material respect or result in or give rise to any right of termination or adversely limit the Group Companies’ right to own or process any Personal Information in any material respect that is used in, and necessary for the conduct of the business of the Group Companies as currently conducted.
(i)   The Group Companies have implemented reasonable physical, technical and administrative safeguards designed to seek to protect Personal Information in their possession or control from unauthorized access by any Person, including each of the Group Companies’ employees and contractors, and designed to seek to ensure compliance in all material respects with all applicable Privacy and Security Requirements.
Section 4.11   Information Supplied.   The information supplied or to be supplied by the Group Companies for inclusion or incorporation by reference in the Proxy Statement, any other document submitted or to be submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated hereby (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment to the Proxy Statement, this clause (a) shall solely refer to the time of such subsequent revision), (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Buyer Shareholders, or (c) the time of the Buyer Shareholder Meeting, in each case, subject to the qualifications and limitations set forth in the materials provided by the Group Companies or that are included in such filings or mailings; provided that no warranty or representation is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by the Buyer or its Affiliates for inclusion therein, and, subject, in each case, to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings or mailings.
Section 4.12   Litigation.   Except as set forth on Schedule 4.12, since the Lookback Date, there have not been, and there are no, Proceedings or Orders pending, or to the Knowledge of the Company, threatened against any Group Company or any of their respective properties at Law or in equity or, to the Knowledge of the Company, any director, officer or employee of any Group Company in his or her capacity as such that would, individually or in the aggregate, be material to any Group Company.
Section 4.13   Brokerage.   Except as set forth on Schedule 4.13, no Group Company has any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Group Company or any of its Affiliates, or the Buyer or any of its Affiliates, to pay any finder’s fee, brokerage or agent’s commission or other similar payment.
Section 4.14   Labor Matters.
(a)   Other than as set forth in Schedule 4.14(a), no Group Company is a party to or bound by any CBA and no employees of any Group Company are represented by any labor union with respect to their employment with the Group Companies. To the Knowledge of the Company, there are, and since the Lookback Date there have been, no ongoing union organizing activities with respect to employees of any Group Company and no such activities are threatened in writing. There are, and since the Lookback Date there have been, no material unfair labor practice charges, material labor grievances, strikes, walkouts, work stoppages, slowdowns, material labor arbitrations, or other material labor disputes arising under a CBA pending against any Group Company nor, to the Knowledge of the Company, are any such disputes threatened in writing.
(b)   Except as set forth in Schedule 4.14(b), the Group Companies are, and since the Lookback Date have been, in compliance in all material respects with all applicable Laws relating to the employment of labor, including provisions thereof relating to wages and hours, equal opportunity, employment harassment, discrimination, retaliation, classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and nonexempt employees under the Fair Labor Standards Act and applicable state and local Laws), disability rights or benefits, maternity or parental leave benefits, accessibility and job accommodations, pay equity, workers’ compensation, affirmative action, COVID-19 precautions for workers, collective bargaining, workplace health and safety, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), whistleblowing, plant closures and layoffs (including the WARN Act) and employee trainings and notices.
(c)   (i) No senior executive with annualized base compensation at or above three hundred thousand dollars ($300,000) of any Group Company has informed any Group Company of any present intention to terminate his or her relationship with any Group Company and (ii) to the Knowledge of the Company, no such senior executive has any plans to terminate employment with or services for any Group Company.
(d)   To the Knowledge of the Company, no employee or individual independent contractor of any Group Company is, with respect to his or her employment by or relationship with any Group Company, in material breach, or alleged by any third-party to be in material breach, of the terms of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, non-solicitation agreement or restrictive covenant (i) owed to the Group Companies; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Group Companies.
(e)   To the Knowledge of the Company, no current director or officer of the Group Companies has been the subject of a sexual harassment complaint made by an employee of the Group Companies.
(f)   Schedule 4.14(f) lists the name of each Person currently employed each Group Company, and each such Person’s principal location of employment, employer, hire date, status as exempt or non-exempt from overtime Laws, base or hourly wage or other compensation rate (as applicable), bonus, leave status and accrued vacation and paid-time-off.
(g)   Schedule 4.14(g) lists the name of each Person currently engaged by each Group Company as a consultant or an independent contractor (other than construction subcontractors) pursuant to a written consulting or independent contractor Contract requiring annual compensation at or above three hundred thousand dollars $300,000, such Person’s principal location of engagement, date of retention, and the compensation arrangement for the Person.
(h)   In the past three (3) years prior, no Group Company has implemented any plant closing, mass layoff or similar event that has triggered the notification requirement of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §§ 2101 et seq. or any similar state, local or foreign Law.
Section 4.15   Employee Benefit Plans.
(a)   Schedule 4.15(a) sets forth a list of each material Company Employee Benefit Plan. With respect to each material Company Employee Benefit Plan, the Company has made available to the Buyer true and complete copies of, as applicable, (i) the current plan document (and all amendments thereto), (ii) the most recent summary plan description (with all summaries of material modifications thereto), (iii) the most recent determination, advisory or opinion letter received from the Internal Revenue Service (the “IRS”), (iv) the most recently filed Form 5500 annual report with all schedules and attachments as filed, and (v) the most recent results of any required compliance testing.
(b)   Except as set forth on Schedule 4.15(b), (i) no Company Employee Benefit Plan provides, and no Group Company has any current or potential obligation to provide, retiree or post-employment health or life insurance to any Person other than as required under Section 4980B of the Code or any similar state Law, (ii) no Company Employee Benefit Plan is, and no Group Company sponsors, maintains or contributes to (or is required to contribute to), or has any material Liability (including on account of an ERISA Affiliate) under or with respect to a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 or 430 of the Code, and (iii) no Group Company contributes to or has any obligation to contribute to, or has any material Liability (including on account of an ERISA Affiliate) under or with respect to, any “multiemployer plan,” as defined in Section 3(37) of ERISA. No Company Employee Benefit Plan is (x) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA, or (y) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). No Group Company has any, or is reasonably expected to have any, material Liability under Title IV of ERISA or on account of being considered a single employer under Section 414 of the Code with any other Person.

(c)   Each Company Employee Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received, or may rely upon, a determination, advisory or opinion letter from the IRS and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to cause the loss of the tax-qualified status or to adversely affect the qualification of such Company Employee Benefit Plan. Each Company Employee Benefit Plan has been established, operated, maintained, funded and administered in accordance in all material respects with its respective terms and in compliance in all material respects with all applicable Laws, including ERISA and the Code. Except as would not reasonably be expected to result in a material Liability to any of the Group Companies, there have been no “prohibited transactions” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA that are not otherwise exempt under Section 408 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Company Employee Benefit Plan. There is no Proceeding (other than claims for benefits) pending or, to the Knowledge of the Company, threatened in writing, with respect to any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan. The Group Companies have complied in all material respects with the requirements of the Patient Protection and Affordable Care Act, including the Health Care and Education Reconciliation Act of 2010, as amended (the “ACA”), and none of the Group Companies has incurred (whether or not assessed), nor is reasonably expected to incur or be subject to, any material penalty or Tax under the ACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980H, 4980B or 4980D of the Code. With respect to each Company Employee Benefit Plan and except as would not reasonably be expected to result in a material Liability to any of the Group Companies, all contributions, distributions, reimbursements and premium payments that are due have been made in accordance with the terms of the Company Employee Benefit Plan and in all material respects in compliance with the requirements of applicable Law, and all contributions, distributions, reimbursements and premium payments for any period ending on or before the Closing Date that are not yet due have been made or properly accrued.
(d)   Except as set forth on Schedule 4.15(d), neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby, alone or together with any other event will, directly or indirectly, result in (i) any increase in the amount of benefits or compensation due under any Company Employee Benefit Plan, or (ii) the acceleration of the time of payment, vesting or funding, or forfeiture, of any such benefit or compensation under any Company Employee Benefit Plan.
(e)   No Company Employee Benefit Plan requires any of the Group Companies to gross up or otherwise indemnify any Person for any Tax or related interest or penalties incurred by such Person under Sections 409A or 4999 of the Code.
(f)   Each Company Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with, and has been administered in compliance with Section 409A of the Code.
Section 4.16   Insurance.   Schedule 4.16 contains a true, correct and complete list of all material insurance policies carried by or for the benefit of the Group Companies (the “Insurance Policies”) and the scope of coverage of each such Insurance Policy. Each Insurance Policy is legal, valid, binding and enforceable on the applicable Group Company, is in full force and effect and no written notice or, to the Knowledge of the Company, oral notice of cancellation or termination has been received by any Group Company with respect to any such Insurance Policy, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles. No Group Company is in material breach or material default under, nor has it taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute a material breach or material default under, or permit a material increase in premium, cancellation, material reduction in coverage, material denial or non-renewal with respect to any Insurance Policy. Since the Lookback Date, there have been no claims by or with respect to the Group Companies under any Insurance Policy as to which coverage has been denied or disputed in any material respect by the underwriters of such Insurance Policy. Except as set forth on

Schedule 4.16, the consummation of the transactions contemplated hereby will not result in any termination, cancellation or modification in any Insurance Policy.
Section 4.17   Compliance with Laws; Permits.
(a)   Except as set forth on Schedule 4.17(a), (i) each Group Company is and, since the Lookback Date has been, in compliance in all material respects with all Laws and Orders applicable to the conduct of the Group Companies and (ii) since the Lookback Date, no Group Company has received any written notice from any Governmental Entity or any other Person alleging a material violation of or material noncompliance with any such Laws or Orders that remains uncured and outstanding.
(b)   Except as set forth on Schedule 4.17(b), each Group Company holds all material permits, licenses, registrations, approvals, consents, accreditations, waivers, exemptions and authorizations of any Governmental Entity required for the ownership and use of its assets and properties or the conduct of its business (including for the occupation and use of the Leased Real Property) as currently conducted, including, without limitation, all material governmental permits issued or granted to it by any locality including franchises, ordinances and other agreements (collectively, “Permits”) and is in compliance in all material respects with all terms and conditions of such Permits. Except as set forth on Schedule 4.17(b), all of such Permits are valid and in full force and effect and none of such Permits will be terminated as a result of, or in connection with, the consummation of the transactions contemplated hereby. Except as set forth on Schedule 4.17(b), no Group Company is in material default under any such Permit and no condition exists that, with the giving of notice or lapse of time or both, would constitute a material default under such Permit, and no Proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke, withdraw, modify or limit any such Permit in a manner that has had or would reasonably be expected to have a material impact on the ability of the applicable Group Company to use such Permit or conduct its business.
Section 4.18   Environmental Matters.   Except as set forth in Schedule 4.18, (a) each Group Company is, and since the Lookback Date, has been, in compliance in all material respects with all Environmental Laws; (b) each Group Company has since the Lookback Date timely obtained and maintained, and is, and, since the Lookback Date, has been, in compliance in all material respects with, all material Permits required by Environmental Laws (collectively, the “Environmental Permits”); (c) no Group Company has received any written notice or, to the Knowledge of the Company, oral notice regarding any actual or alleged material violation of, or material Liabilities under, any Environmental Laws, the subject of which remains unresolved; (d) no Group Company (i) has used, generated, manufactured, distributed, sold, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or (ii), exposed any Person to, or owned, leased or operated any property or facility contaminated by, any Hazardous Materials, so as would reasonably be expected to result in material Liability to any of the Group Companies under Environmental Laws; (e) no material consent, material approval or material authorization of or material registration or material filing with any Governmental Entity is required by Environmental Laws (including the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq.) or Environmental Permits in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby; and (f) no Group Company has assumed, undertaken or become subject to any material Liability of any other Person, or provided an indemnity with respect to any material Liability, in each case under Environmental Laws. The Company has made true, complete and correct copies of all environmental studies and audits conducted in relation to any facilities conducted since the Lookback Date available to the Buyer.
Section 4.19   Affiliate Transactions.   Except for (a) employment relationships and compensation benefits applicable to employees of the Group Companies generally in the Ordinary Course of Business on arms’ length terms or (b) as disclosed on Schedule 4.19(a), (i) there are no Contracts (except for the Governing Documents and subscription agreements for equity interests of the Company) between any of the Group Companies, on the one hand, and any Interested Party (other than another Group Company) on the other hand and (ii) no Interested Party (w) owes any amount to any Group Company, (x) is owed any amount by any Group Company, (y) owns any material property or right, tangible or intangible, that is used by any Group Company or (z) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, stockholder, partner or member of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a supplier, customer or landlord of any Group Company

(other than in connection with ownership of less than three percent (3%) of the stock of a publicly traded company) (such transactions or arrangements described in clauses (a) and (b), “Affiliated Transactions”). Except for as disclosed on Schedule 4.19(b), no current or former Affiliate of a Group Company (in each case, other than another Group Company) or Interested Party is a guarantor or is otherwise liable for any Liability (including Indebtedness) of a Group Company.
Section 4.20   Trade & Anti-Corruption Compliance.
(a)   Neither the Group Companies nor, to the Knowledge of the Company, any of their respective directors, officers, managers or employees or any agent or third-party representative acting on behalf of the Group Companies, is or has been since the Lookback Date: (i) a Sanctioned Person; (ii) operating in, conducting business with, or otherwise engaging in dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country in any such case in violation of applicable Sanctions in connection with the business of the Company; or (iii) engaging in any export, re-export, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations in material violation of any applicable Ex-Im Laws in connection with the business of the Company.
(b)   Since the Lookback Date, in connection with or relating to the business of the Company, neither the Group Companies nor, to the Knowledge of the Company, any of their respective directors, officers, managers or employees or any agent or third-party representative acting on behalf of the Group Companies has, directly or indirectly, made, offered, authorized, facilitated, received or promised to make or receive, any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Governmental Entity or any other Person, in each case in material violation of applicable Anti-Corruption Laws.
(c)   As of the Effective Date, there are no, and since the Lookback Date there have been no Proceedings or Orders alleging any violations of Anti-Corruption Laws or Ex-Im Laws by or on behalf of any Group Company.
Section 4.21   Pre-PIPE Investments.   The Company has delivered to the Buyer true, correct and complete copies of each of the NPAs and the Pre-PIPE Notes entered into by the Company with the Pre-PIPE Investors. The Pre-PIPE Notes have been issued and have not been terminated, or otherwise amended or modified, and no withdrawal, termination, amendment or modification is contemplated by the Buyer. Each Pre-PIPE Note is a legal, valid and binding obligation of the Company. The Buyer is entitled to the provisions of the Pre-PIPE Note as set forth therein. There are no other agreements, side letters, or arrangements between the Company and any Pre-PIPE Investor relating to any Pre-PIPE Notes, and, as of the Effective Date, to the Knowledge of the Company, no event has occurred that would reasonably be expected to result in a breach of or a default of any of the Pre-PIPE Notes that would be material to the Company.
Section 4.22   No Other Representations and Warranties.   EACH BUYER PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, INCLUDING THE SPONSORS, HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE IV OR IN ANY ANCILLARY AGREEMENT AND EXPRESSLY MADE BY THE BLOCKER IN ARTICLE V OR IN ANY ANCILLARY AGREEMENT, (A) NO GROUP COMPANY OR AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE GROUP COMPANIES OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE BUYER PARTIES, THE SPONSORS OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING, AND (B) NONE OF THE BUYER PARTIES NOR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING THE SPONSORS, RELIED ON ANY REPRESENTATION OR WARRANTY FROM OR ANY OTHER INFORMATION PROVIDED BY ANY GROUP COMPANY OR ANY AFFILIATE THEREOF, INCLUDING THE COMPANY

UNITHOLDERS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE COMPANY IN THIS ARTICLE IV OR IN ANY ANCILLARY AGREEMENT, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE COMPANY.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BLOCKER
As an inducement to the Buyer Parties to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the applicable section of the Disclosure Schedules, the Blocker represents and warrants to the Buyer Parties as follows:
Section 5.1   Organization; Authority; Enforceability.
(a)   The Blocker is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware.
(b)   The Blocker has all the requisite limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted in all material respects.
(c)   The Blocker is not in material violation of any of its Governing Documents. The Blocker is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.
(d)   The Blocker has the requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Blocker Merger, to receiving the Blocker Written Consent. The execution and delivery of this Agreement and the Ancillary Agreements to which the Blocker will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company actions. This Agreement has been (and each of the Ancillary Agreements to which the Blocker will be a party will be) duly executed and delivered by the Blocker and constitutes a valid, legal and binding agreement of the Blocker, enforceable against the Blocker in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.
Section 5.2   Non-contravention.   Except as set forth on Schedule 5.2, and subject to the receipt of the Blocker Written Consent, the filing of the Blocker Certificate of Merger and the filings pursuant to Section 8.8 and assuming the truth and accuracy of the Buyer Parties’ representations and warranties in Section 6.2 and Section 6.11, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby by the Blocker will (a) conflict with or result in any breach of any provision of the Governing Documents of the Blocker; (b) require any material filing with, or the obtaining of any material consent or material approval of, any Governmental Entity; (c) result in a violation of or a default (or give rise to any right of termination, cancellation, or acceleration of material rights) under, any of the terms, conditions or provisions of any material Contract or material lease (in each case, whether with or without the giving of notice, the passage of time or both); (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Blocker; or (e) except for violations which would not prevent or materially delay the consummation of the transactions contemplated hereby, violate in any material respect any Law, Order, or Lien applicable to the Blocker, excluding from the foregoing clauses (b), (c), (d) and (e), such requirements, violations or defaults which would not reasonably be expected to be material to the Blocker or materially affect the Blocker’s ability to perform its obligations under this Agreement and the Ancillary Agreements to which the Blocker is a party or to consummate the transactions contemplated hereby or thereby.
Section 5.3   Capitalization.   The issued and outstanding Blocker Equity Interests and the owners thereof are set forth on Schedule 5.4(b). All outstanding Blocker Equity Interests have been validly issued and are not subject to preemptive rights or any other Liens (other than Securities Liens). Other than the Blocker Equity Interests, there are no options, warrants or other rights to subscribe for, purchase or acquire from the Blocker any Equity Interests in the Blocker or securities convertible into or exchangeable or exercisable for any Equity Interests in the Blocker. Other than the Blocker’s Governing Documents, there are no stockholder agreements, operating agreements, voting trusts or other agreements or understandings to which the Blocker is a party or by which it is bound relating to the voting of any the Blocker Equity Interests.
Section 5.4   Holding Company; Ownership.
(a)   The Blocker is a holding company and was formed for the sole purpose of investing, directly or indirectly, in Equity Interests of the Company and, except for the Blocker’s ownership of the Equity Interests of the AIV Partnerships prior to the Pre-Closing Reorganization, has never owned, and does not own, any assets except for Equity Interests of the Company, cash and other assets typical of a holding company. Since its formation the Blocker has not engaged in any business activities. Except for Liabilities incident to its formation, and maintenance of its existence, and Liabilities of the Company and the AIV Partnerships for which the Blocker is liable solely as a result of its ownership of Equity Interests in the Company and the AIV Partnerships, the Blocker has not incurred any Liabilities.
(b)   Schedule 5.4(b) sets forth the record and beneficial ownership interest percentage of the Blocker held by each Blocker Owner as of the date hereof. The Blocker is the owner of record of all of the Equity Interests of the AIV Partnerships as of the date hereof (such Equity Interests, the “Blocker Owned AIV Partnership Equity Interests”). The Blocker has, and as of immediately prior to the Closing but prior to the consummation of the Pre-Closing Reorganization, the Blocker will have, good and valid title to the Blocker Owned AIV Partnership Equity Interests, free and clear of all Liens, other than Permitted Liens and Securities Liens.
Section 5.5   Information Supplied.   The information supplied or to be supplied by the Blocker for inclusion or incorporation by reference in the Proxy Statement, any other document submitted or to be submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated hereby (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment to the Proxy Statement, this clause (a) shall solely refer to the time of such subsequent revision), (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Buyer Shareholders, or (c) the time of the Buyer Shareholder Meeting; provided that, no warranty or representation is made by the Blocker with respect to statements made or incorporated by reference therein based on information supplied by the Buyer or its Affiliates for inclusion therein, and, subject, in each case, to the qualifications and limitations set forth in the materials provided by the Blocker or that are included in such filings or mailings.
Section 5.6   Litigation.   There are no material Proceedings or Orders pending, or to the Knowledge of the Blocker, threatened against the Blocker at Law or in equity that would, individually or in the aggregate, be material to the Blocker.
Section 5.7   Brokerage.   Except as set forth on Schedule 5.7, the Blocker does not have any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of the Blocker or any of its Affiliates, or the Buyer or any of its Affiliates, to pay any finder’s fee, brokerage or agent’s commission or other similar payment.
Section 5.8   Foreign Status.   The Blocker is not a “foreign person” as defined in 31 CFR 800.224.
Section 5.9   Affiliate Transactions.   Except as disclosed on Section 5.9 or any unit purchase agreement or similar equity purchase agreement between the Blocker and any of its equityholders, there are no transactions or arrangements (a) between the Blocker, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of the Blocker or any family member of the foregoing Persons (such transactions or arrangements, “Blocker Affiliated Transactions”).
Section 5.10   Tax Matters.
(a)   All income and other material Tax Returns required to be filed by or with respect to the Blocker have been timely filed pursuant to applicable Laws. All income and other material Tax Returns filed by or with respect to the Blocker are true, complete and correct in all material respects. The Blocker has paid all material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return). Such Blocker has timely and properly withheld and paid to the applicable Governmental Entity all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party.
(b)   There is no Tax audit or examination or any Proceeding now being conducted, pending or threatened in writing (or, to the Knowledge of the Blocker, otherwise threatened) with respect to any Taxes or Tax Returns of or with respect to the Blocker. All material deficiencies for Taxes asserted or assessed in writing against the Blocker have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of the Blocker, no such deficiency has been threatened or proposed against the Blocker.
(c)   The Blocker has not agreed to (or has had agreed to on its behalf) any extension or waiver of the statute of limitations applicable to any Tax or Tax Return, or any extension of time with respect to a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such waiver or extension is currently pending. The Blocker is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.
(d)   The Blocker is (and has been for its entire existence) properly treated as a corporation for U.S. federal and all applicable state and local income Tax purposes.
Section 5.11   No Other Representations or Warranties.   EACH BUYER PARTY, ON BEHALF OF ITSELF AND ITS AFFILIATES, INCLUDING THE SPONSORS, HEREBY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, (A) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE BLOCKER IN THIS ARTICLE V OR IN ANY ANCILLARY AGREEMENT AND EXPRESSLY MADE BY THE COMPANY IN ARTICLE IV OR IN ANY ANCILLARY AGREEMENT, NEITHER THE BLOCKER NOR ANY AFFILIATE THEREOF NOR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE BLOCKER OR ANY OTHER PERSON OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION (FINANCIAL OR OTHERWISE) OR PROSPECTS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE BUYER PARTIES, THE SPONSORS OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES OF ANY DOCUMENTATION, FORECASTS, PROJECTIONS OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING, AND (B) NONE OF THE BUYER PARTIES NOR ANY OF THEIR RESPECTIVE AFFILIATES, INCLUDING THE SPONSORS, RELIED ON ANY REPRESENTATION OR WARRANTY FROM OR ANY OTHER INFORMATION PROVIDED BY THE BLOCKER OR ANY AFFILIATE THEREOF, INCLUDING ANY GROUP COMPANY OR ANY BLOCKER OWNER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY THE BLOCKER IN THIS ARTICLE V OR IN ANY ANCILLARY AGREEMENT, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, ARE EXPRESSLY DISCLAIMED BY THE BLOCKER.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES
As an inducement to the Blocker and the Company to enter into this Agreement and consummate the transactions contemplated hereby, except as set forth in the applicable section of the Disclosure Schedules or the Buyer SEC Documents, the Buyer Parties hereby represent and warrant as follows:
Section 6.1   Organization; Authority; Enforceability.
(a)   Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware with the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Each of Company Merger Sub and Blocker Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware with the requisite power and authority to enter into this Agreement and to perform its obligations hereunder.
(b)   Each Buyer Party have all the requisite corporate or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted in all material respects.
(c)   Each Buyer Party is duly qualified, licensed or registered to do business under the Laws of each jurisdiction in which the conduct of its business or locations of its assets or properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to be material to the Buyer Parties, taken as a whole.
(d)   A correct and complete copy of the A&R Buyer Certificate of Incorporation, as in effect on the Effective Date, is filed as Exhibit 3.1 to the Form 8-K filed with the SEC on March 8, 2021. The Buyer is not the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.
(e)   Each Buyer Party has the requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is or will be a party and to perform its obligations hereunder and thereunder and, subject to the receipt of the requisite approval of the Buyer Shareholder Voting Matters by the Buyer Shareholders, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or limited liability company actions, as applicable. This Agreement has been (and each of the Ancillary Agreements to which each Buyer Party will be a party will be) duly executed and delivered by such Buyer Party and constitutes a valid, legal and binding agreement of each Buyer Party, enforceable against such Buyer Party in accordance with their terms, except as such may be limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general equitable principles.
Section 6.2   Non-contravention.   Subject to the receipt of the requisite approval of the Buyer Shareholder Voting Matters by the Buyer Shareholders, the filing of the Certificates of Merger and the filings pursuant to Section 8.8, and assuming the truth and accuracy of the Company’s representations and warranties contained in Section 4.1(a) and the Blocker’s representations and warranties contained in Section 5.2, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby by a Buyer Party will (a) conflict with or result in any breach of any provision of the Governing Documents of any Buyer Party; (b) require any filing with, or the obtaining of any consent or approval of, any Governmental Entity; (c) result in a violation of or a default (or give rise to any right of termination, cancellation, or acceleration) under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license agreement, lease or other Contract to which any Buyer Party is a party or by which any Buyer Party or any of their respective assets may be bound; (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of any Buyer Party; or (e) except for violations which would not prevent or delay the consummation of the transactions contemplated hereby, violate in any material respect any Law, Order, or Lien applicable to any Buyer Party, excluding from the foregoing clauses (b), (c) and (e), such requirements, violations or defaults which would not reasonably be expected to be material to the Buyer Parties, taken as a whole, or affect any Buyer Parties’ ability to perform its obligations under this Agreement and the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. The Buyer Required Vote is the only vote of the holders of any class or series of the Buyer capital stock necessary to approve the transactions contemplated by this Agreement and any Ancillary Agreement.
Section 6.3   Capitalization.
(a)   As of the Effective Date, the authorized share capital of the Buyer consists of (i) fifty million (50,000,000) shares of Buyer Common Stock. As of the Effective Date (and for the avoidance of doubt, without giving effect to the conversion of the Pre-PIPE Notes into Buyer Class A Common Stock or Other Pre-PIPE Securities or the PIPE Investment), (A) fourteen million seven hundred eighty-three thousand (14,783,000) shares of Buyer Common Stock are issued and outstanding, and (B) two million nine hundred seventy-seven thousand (2,977,000) warrants are issued and outstanding (the “Buyer Warrants”) entitling the holder thereof to purchase one (1) share of Buyer Common Stock at an exercise price of eleven dollars and fifty cents ($11.50) per Buyer Warrant. As of the Effective Date, all outstanding shares of Buyer Common Stock and Buyer Warrants are (1) issued in compliance in all material respects with applicable Law and (2) not issued in breach or violation of preemptive rights or Contract. As of the Effective Date, except in each case (i) as set forth in the Buyer Governing Documents, the Subscription Agreements, the Founder Shares Agreement or the Buyer SEC Documents and (ii) for shares of Buyer Common Stock, Buyer Warrants and the Buyer Share Redemption, there are no outstanding (x) outstanding Equity Interests of the Buyer, (y) options, warrants, convertible securities, stock appreciation, phantom stock, stock-based performance unit, profit participation, restricted stock, restricted stock unit, other equity-based compensation award or similar rights with respect to the Buyer or other rights (including preemptive rights) or agreements, arrangement or commitments of any character, whether or not contingent, of the Buyer to acquire from any Person, and no obligation of the Buyer to issue or sell, or cause to be issued or sold, any Equity Interest of the Buyer, or (z) obligations of the Buyer to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, Equity Interests, securities convertible into or exchangeable for such Equity Interests, options, equity equivalents, interests or rights or to make any investment in any other Person (other than this Agreement). Except as set forth on Schedule 6.3(a) and the Equity Interests the Buyer holds in the Company Merger Sub and the Blocker Merger Sub, the Buyer does not hold any direct or indirect Equity Interests, participation or voting right or other investment (whether debt, equity or otherwise) in any Person (including any Contract in the nature of a voting trust or similar agreement or understanding).
(b)   Each of the Company Merger Sub and the Blocker Merger Sub is wholly owned by the Buyer, and neither the Company Merger Sub nor the Blocker Merger Sub holds equity interests or rights, options, warrants, convertible or exchangeable securities, subscriptions, calls, puts or other analogous rights, interests, agreements, arrangements or commitments to acquire or otherwise relating to any equity or voting interest of any other Person.
(c)   The Buyer Class A Common Stock to be issued to the Blocker Owners pursuant to this Agreement will, upon issuance and delivery at the Closing, (i) be duly authorized and validly issued, fully paid and nonassessable, (ii) be issued in compliance in all material respects with applicable Law, (iii) not be issued in breach or violation of any preemptive rights or Contract, and (iv) be issued to the Blocker Owners with good and valid title, free and clear of any Liens other than Securities Liens and any restrictions set forth in the Second A&R Buyer Certificate of Incorporation, the Investor Rights Agreement and the Company A&R LLCA. The Buyer Class B Voting Stock to be issued to the Company Unitholders pursuant to this Agreement will, upon issuance and delivery at the Closing, (A) be duly authorized and validly issued, fully paid and nonassessable, (B) be issued in compliance in all material respects with applicable Law, (C) not be issued in breach or violation of any preemptive rights or Contract and (D) be issued to the Company Unitholder with good and valid title, free and clear of any Liens other than Securities Liens and any restrictions set forth in the Second A&R Buyer Certificate of Incorporation, the Investor Rights Agreement and the Company A&R LLCA.
(d)   Other than as set forth on Schedule 6.3(d), the Buyer has no obligations with respect to or under any Indebtedness of the Buyer. Except as disclosed in the Buyer SEC Documents, the Buyer will not have any outstanding long-term indebtedness as of immediately prior to the Closing, except that the Buyer may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes (the “Warrant Accounting Issue”).
Section 6.4   Information Supplied; Proxy Statement.   The information supplied or to be supplied by the Buyer for inclusion in the Proxy Statement, the Additional Buyer Filings, any other Buyer SEC Filing, any document submitted to any other Governmental Entity or any announcement or public statement regarding the transactions contemplated hereby (including the Signing Press Release and the Closing Press Release) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading at (a) the time such information is filed, submitted or made publicly available (provided, if such information is revised by any subsequently filed amendment to the Proxy Statement, this clause (a) shall solely refer to the time of such subsequent revision); (b) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Buyer Shareholders; (c) the time of the Buyer Shareholder Meeting; or (d) the

Closing (subject to the qualifications and limitations set forth in the materials provided by the Buyer or that are included in such filings or mailings). The Proxy Statement will, at the time it is mailed to the Buyer Shareholders, comply in all material respects with the applicable requirements of the Securities Exchange Act and the rules and regulations of the SEC thereunder applicable to the Proxy Statement.
Section 6.5   Litigation.   There is no material Proceeding pending or, to the Knowledge of the Buyer, threatened against or affecting any Buyer Party or any of their respective properties or rights.
Section 6.6   Brokerage.   Except as set forth on Schedule 6.6, no Buyer Party has incurred any Liability in connection with this Agreement or the Ancillary Agreements, or the transactions contemplated hereby or thereby, that would result in the obligation of any Buyer Party or any of its Affiliates to pay a finder’s fee, brokerage or agent’s commissions or other like payments.
Section 6.7   Trust Account.   As of the Effective Date, the Buyer has at least one hundred fifteen million dollars ($115,000,000) (the “Trust Amount”) in the Trust Account, with such funds invested in United States government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect by the Buyer or the Trustee, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by the Buyer. The Buyer is not a party to or bound by any side letters with respect to the Trust Agreement or (except for the Trust Agreement) any Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the Buyer SEC Documents to be inaccurate in any material respect or (b) explicitly by their terms, entitle any Person (other than (i) the Buyer Shareholders who shall have exercised their rights to participate in the Buyer Share Redemption and (ii) the Buyer with respect to income earned on the proceeds in the Trust Account to cover any of its Tax obligations and up to one hundred thousand dollars ($100,000) of interest on such proceeds to pay dissolution expenses) to any portion of the proceeds in the Trust Account. There are no Proceedings (or to the Knowledge of the Buyer, investigations) pending or, to the Knowledge of the Buyer, threatened with respect to the Trust Account.
Section 6.8   Buyer SEC Documents; Controls.
(a)   Except for Buyer’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, the Buyer has timely filed or furnished all material forms, reports, schedules, statements and other documents required to be filed by it with the SEC since the consummation of the initial public offering of the Buyer’s securities, together with any material amendments, restatements or supplements thereto, all such forms, reports, schedules, statements and other documents required to be filed or furnished under the Securities Act or the Securities Exchange Act (excluding Section 16 under the Securities Exchange Act) (all such forms, reports, schedules, statements and other documents filed with the SEC, the “Buyer SEC Documents”). As of their respective dates, each of the Buyer SEC Documents, as amended (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein), complied in all material respects with the applicable requirements of the Securities Act, or the Securities Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Documents except for the Warrant Accounting Issue. None of the Buyer SEC Documents contained, when filed or, if amended prior to the Effective Date, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except for the Warrant Accounting Issue.
(b)   Each of the financial statements of the Buyer included in the Buyer SEC Documents, including all notes and schedules thereto, complied in all material respects, when filed or if amended prior to the Effective Date, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the Securities Exchange Act) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of the Buyer, as of their respective dates and the results of operations and the cash flows of the Buyer, for the periods presented therein except for the Warrant Accounting Issue.
(c)   Since the consummation of the initial public offering of the Buyer’s securities, the Buyer has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Buyer SEC Document. Each such certification is correct and complete. The Buyer maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Buyer is made known on a timely basis to the individuals responsible for the preparation of the Buyer’s SEC filings. As used in this Section 6.8(c), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.
Section 6.9   Listing.   The issued and outstanding shares of Buyer Common Stock and the Buyer Warrants (the foregoing, collectively and including, from the Closing, the Buyer Class A Common Stock, the “Buyer Public Securities”) are registered pursuant to Section 12(b) of the Securities Exchange Act and are listed for trading on the Stock Exchange. There is no Proceeding or investigation pending or, to the Knowledge of the Buyer, threatened against the Buyer by the Stock Exchange or the SEC with respect to any intention by such entity to deregister the Buyer Public Securities or prohibit or terminate the listing of the Buyer Public Securities on the Stock Exchange. The Buyer has taken no action that would reasonably be likely to result in the termination of, or is designed to terminate the registration of the Buyer Public Securities under the Securities Exchange Act. The Buyer has not received any written or, to the Knowledge of the Buyer, oral deficiency notice from the Stock Exchange relating to the continued listing requirements of the Buyer Public Securities, other than the notice from Nasdaq described in the Buyer’s Form 8-K filed on June 3, 2021.
Section 6.10   Investment Company; Emerging Growth Company.   The Buyer is not an “investment company” within the meaning of the Investment Company Act of 1940. The Buyer constitutes an “emerging growth company” within the meaning of the JOBS Act.
Section 6.11   Business Activities.
(a)   Since its incorporation, other than as described in the Buyer SEC Document, the Buyer has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Buyer Governing Documents, there is no Contract, commitment, or Order binding upon the Buyer or to which the Buyer is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Buyer or any acquisition of property by the Buyer or the conduct of business by the Buyer after the Closing, other than such effects, individually or in the aggregate, which are not, and would not reasonably be expected to be, material to the Buyer or the Group Companies.
(b)   Except for this Agreement and the transactions contemplated hereby, the Buyer has no interests, rights, obligations or Liabilities with respect to, and the Buyer is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination. The Buyer has not, directly or indirectly (whether by merger, consolidation or otherwise), acquired, purchased, leased or licensed (or agreed to acquire, purchase, lease or license) any business, corporation, partnership, association or other business organization or division or part thereof.
(c)   The Buyer has no Liabilities that are required to be disclosed on a balance sheet in accordance with GAAP, other than (i) Liabilities expressly set forth in or reserved against in the balance sheet of the Buyer as of the Latest Balance Sheet Date (the “Buyer Balance Sheet”); (ii) Liabilities arising under this Agreement, the Ancillary Agreements or the performance by the Buyer of its obligations hereunder or thereunder; (iii) Liabilities which have arisen after the date of the Buyer Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of or was caused by any breach of warranty or Contract, infringement or violation of Law); and (iv) Liabilities for fees, costs and expenses for advisors, vendors and Affiliates of the Buyer or the Sponsors, including with respect to legal, accounting or other advisors incurred by the Buyer in connection with the transactions contemplated hereby.
Section 6.12   Compliance with Laws.   The Buyer is, and has been since February 13, 2019, in all material respects with all Laws and Orders applicable to the conduct of the Buyer and the Buyer has not received any written or oral notices from any Governmental Entity or any other Person alleging a material violation of or noncompliance with any such Laws or Orders.
Section 6.13   Organization of Merger Subs.   Each Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and, other than entry into this Agreement, has not conducted any business activities and has no assets or Liabilities other than those incident to its formation.
Section 6.14   PIPE Investments.   The Buyer has delivered to the Company true, correct and complete copies of each of the Subscription Agreements and the PIPE Registration Rights Agreements entered into by the Buyer with the PIPE Investors. To the Knowledge of the Buyer and assuming the accuracy of the representations and warranties set forth in the Subscription Agreements, with respect to each PIPE Investor, as of the Effective Date, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, and no withdrawal, termination, amendment or modification is contemplated by the Buyer. Each Subscription Agreement is a legal, valid and binding obligation of the Buyer and, to the Knowledge of the Buyer and assuming the accuracy of the representations and warranties set forth in the Subscription Agreements, each PIPE Investor and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws. The Subscription Agreements provide that the Company is a third party beneficiary thereof and is entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between the Buyer and any PIPE Investor relating to any Subscription Agreement, that could affect the obligation of any PIPE Investor to contribute to the Buyer the Subscription Amount (as defined in the Subscription Agreements) set forth in such PIPE Investor’s Subscription Agreement, and, as of the Effective Date, to the Knowledge of Buyer, no event has occurred that would reasonably be expected to result in a breach of or a default of any of the Subscription Agreements that would be material or the aggregate amount of all Purchase Prices (as defined in the Subscription Agreements) not being available to the Buyer on the Closing Date. The Subscription Agreements contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to the Buyer such PIPE Investor’s Subscription Amount (as defined in the Subscription Agreements) set forth in such PIPE Investor’s the Subscription Agreement on the terms therein. No fees, consideration or other discounts are payable or have been agreed by the Buyer to any PIPE Investor in respect of its PIPE Investment, except as set forth in the Subscription Agreements.
Section 6.15   Tax Matters.
(a)   All income and other material Tax Returns required to be filed by or with respect each Buyer Party have been timely filed pursuant to applicable Laws. All income and other material Tax Returns filed by or with respect to each Buyer Party are true, complete and correct in all material respects. Each Buyer Party has paid all material amounts of Taxes due and payable by it (whether or not shown as due and payable on any Tax Return). Each Buyer Party has timely and properly withheld and paid to the applicable Governmental Entity all material amounts of Taxes required to have been withheld and paid by it in connection with any amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party.
(b)   There is no Tax audit or examination or any Proceeding now being conducted, pending or threatened in writing (or, to the Knowledge of the Buyer, otherwise threatened) with respect to any Taxes or Tax Returns of or with respect to any Buyer Party. All material deficiencies for Taxes asserted or assessed in writing against any Buyer Party have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, to the Knowledge of the Buyer, no such deficiency has been threatened or proposed against any Buyer Party.
(c)   No Buyer Party has agreed to (or has had agreed to on its behalf) any extension or waiver of the statute of limitations applicable to any Tax or Tax Return, or any extension of time with respect to a period of Tax collection, assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, and no request for any such waiver or extension is currently pending. No Buyer Party is the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.
(d)   The Buyer is (and has been for its entire existence) properly treated as a corporation for U.S. federal and all applicable state and local income Tax purposes.
ARTICLE VII
COVENANTS RELATING TO THE CONDUCT OF THE BLOCKER AND THE GROUP COMPANIES AND THE BUYER
Section 7.1   Interim Operating Covenants of the Blocker and the Group Companies.   From and after the Effective Date until the earlier of the date this Agreement is terminated in accordance with ARTICLE XII and the Closing (such period, the “Pre-Closing Period”):
(a)   the Blocker and the Company shall, and the Company shall cause the other Group Companies to, use commercially reasonable efforts to (i) conduct and operate their business in the Ordinary Course of Business, or (ii) to maintain intact their respective businesses in all material respects and preserve their relationships with material customers, suppliers, distributors and others with whom such Blocker or Group Company has a material business relationship in all material respects, except, in each case, (v) with the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed); (w) as expressly required hereby; (x) in connection with the consummation of the Pre-Closing Reorganization; (y) during any period of full or partial suspension of operations related to COVID-19, in connection with taking such actions to the extent reasonably necessary to protect the health and safety of a Group Company’s employees and other individuals having business dealings with a Group Company or to respond to third-party supply or service disruptions caused by Pandemic Measures; or (z) as set forth on Schedule 7.1(a);
(b)   the Company shall (i) use the Pre-PIPE Proceeds primarily for general working capital of the Company and the other Group Companies and the funding of any acquisition(s) of all or a part of another Person(s) or assets of such Person(s) (whether by merger, consolidation, contribution, purchase of assets, purchase of securities or other reorganization) by the Company or any Group Company (each, an “Acquisition”), (ii) reasonably consult with the Buyer with respect to entering into or closing any Acquisition, (iii) keep the Buyer reasonably informed of any and all material developments concerning any Acquisition including, without limitation, notifications of material modifications or proposed modifications to the material terms thereof, and (iv) upon request, provide the Buyer with copies of all definitive transaction documents for any Acquisition, and
(c)   without limiting Section 7.1(a) or 7.1(b), except (v) with the prior written consent of the Buyer (such consent not to be unreasonably withheld, conditioned or delayed); (w) as contemplated hereby; (x) in connection with the consummation of the Pre-Closing Reorganization; (y) during any period of full or partial suspension of operations related to COVID-19, in connection with taking such actions to the extent reasonably necessary to protect the health and safety of a Group Company’s employees and other individuals having business dealings with a Group Company or to respond to third-party supply or service disruptions caused by Pandemic Measures; or (z) as set forth on Schedule 7.1(c), the Blocker and the Company shall, and the Company shall cause the other Group Companies not to:
(i)   amend or otherwise modify any of its Governing Documents;
(ii)   make, change or revoke any material election relating to Taxes, enter into any agreement, settlement or compromise with any Taxing Authority relating to any material Tax matter, abandon or fail to diligently conduct any material audit, examination or other Proceeding in respect of a material Tax or material Tax Return, file any amended Tax Return, adopt or change a method of accounting with respect to Taxes, change an accounting period with respect to Taxes, or surrender any right to claim any refund of material Taxes;
(iii)   change its fiscal year or any method of accounting or accounting practice, except for any such change required by reason of a concurrent change in GAAP or applicable Law;
(iv)   other than in connection with an Acquisition, issue or sell, or authorize to issue or sell, any membership interests, shares of its capital stock or any other ownership interests, as applicable, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any shares of its membership interests, capital stock or any other ownership interests (provided that, with respect to any such issuance or sale, or authorization to issue or sell, in connection with an Acquisition, the Company will use commercially reasonable efforts to obtain an executed Company Voting and Support Agreement from the applicable seller with respect to such Acquisition);
(v)   declare, set aside or pay any dividend or make any other distribution other than the payment of cash dividends or cash distributions that are tax distributions permitted by and in accordance with the Company LLCA;
(vi)   split, combine, redeem or reclassify, or purchase or otherwise acquire, any membership interests, shares of its capital stock or any other ownership interests, as applicable;
(vii)   incur, assume, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any Indebtedness for borrowed money (other than under the Credit Agreement or the ABL Agreement and Indebtedness for borrowed money not to exceed ten million dollars ($10,000,000));
(viii)   other than as set forth in Schedule 7.1(c), enter (or commit to enter) into, amend, terminate or extend any collective bargaining agreement or any other agreement with, a labor or trade union, employee association, works council, or other employee representative (or enter into negotiations to do any of the above);
(ix)   enter into, renew, modify or revise any Affiliated Transaction or Blocker Affiliated Transaction, as applicable, other than any Affiliated Transaction or Blocker Affiliated Transaction among the Group Companies or those that will be terminated at Closing;
(x)   adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or otherwise merge or consolidate with or into any other Person;
(xi)   release, assign, compromise, settle, waive or abandon any pending or threatened Proceeding, other than any such Proceeding that would not reasonably be expected to result in damages or otherwise have a value, individually in excess of ten million dollars ($10,000,000), or in the aggregate in excess of twenty million dollars ($20,000,000);
(xii)   terminate, amend or fail to exercise a renewal option with respect to any Material Contract described on Schedule 7.1(c)(xii), in each case, if such termination, amendment, or failure to exercise a renewal option would be materially adverse to a Group Company.
(xiii)   other than as set forth in Schedule 7.1(c)(xiii), grant, modify, abandon, dispose of or terminate any rights relating to any material owned Intellectual Property of the a Group Company, other than in the Ordinary Course of Business or otherwise permit any of its rights relating to any material owned Intellectual Property to lapse (other than registrations for trademarks that are no longer in use by, are not planned to be used in the future by, and are no longer being maintained by a Group Company);
(xiv)   enter into any new line of business;
(xv)   other than as required by a Company Employee Benefit Plan set forth on Schedule 4.15(a) (including any annual renewal thereof (whether or not with the same provider)) or pursuant to amendments or modifications to Company Employee Benefit Plans set forth on Schedule 4.15(a) applicable to employees of the Group Companies generally, (A) increase the compensation or benefits of any executive officer or member of the Board of Directors of any of the Group Companies, (B) accelerate the vesting or payment of any compensation or benefits of any of any executive officer or member of the Board of Directors of any of the Group Companies or any Person Affiliated with any executive officer or member of the Board of Directors of any of the Group Companies, (C) enter into, amend or terminate any Company Employee Benefit Plan (or any plan, program, agreement or arrangement that would be a Company Employee Benefit Plan if in effect on the date hereof) or grant, amend or terminate any awards thereunder with any executive officer or member of the Board of Directors of any of the Group Companies, (D) fund any payments or benefits that are payable or to be provided under any Company Employee Benefit Plan of any of the Group Companies or (E) make any loan to any present or former employee or other individual service provider or any member of the Board of Directors of any of the Group Companies (other than advancement of expenses in the Ordinary Course of Business); or
(xvi)   agree or commit in writing to do any of the foregoing.
(d)   Nothing contained herein shall be deemed to give the Buyer or any Merger Sub, directly or indirectly, the right to control or direct the Company or any operations of any Blocker or any Group Company prior to the Closing. Prior to the Closing, the Blocker and the Group Companies shall exercise, consistent with the terms and conditions hereof, control over their respective businesses and operations.
Section 7.2   Interim Operating Covenants of the Buyer.
(a)   During the Pre-Closing Period, except (x) with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed); (y) as expressly required hereby or (z) as set forth on Schedule 7.2(a), the Buyer shall not, and shall cause each of its Subsidiaries, including the other Buyer Parties not to:
(i)   amend or otherwise modify any of its Governing Documents or the Trust Agreement;
(ii)   withdraw any of the Trust Amount, other than as permitted by the Buyer Governing Documents or the Trust Agreement;
(iii)   other than in connection with the Subscription Agreements, issue or sell, or authorize to issue or sell, any Equity Interests, or issue or sell, or authorize to issue or sell, any securities convertible into or exchangeable for, or options, warrants or rights to purchase or subscribe for, or enter into any Contract with respect to the issuance or sale of, any Equity Interests of any Buyer Party;
(iv)   other than in connection with a Buyer Share Redemption, declare, set aside or pay any dividend or make any other distribution or return of capital (whether in cash or in kind) to the equityholders of the Buyer;
(v)   split, combine, redeem (other than a Buyer Share Redemption) or reclassify any of its Equity Interests;
(vi)   (A) incur, assume, guarantee or otherwise become liable or responsible for (whether directly, contingently or otherwise) any Indebtedness, other than Indebtedness incurred in order to finance working capital needs in an amount not to exceed two million dollars ($2,000,000) (provided that such Indebtedness shall not be permitted to be converted into Buyer Warrants), (B) make any loans, advances or capital contributions to, or investments in, any Person or (C) amend or modify any Indebtedness in any material respect;
(vii)   commit to making or make or incur any capital commitment or capital expenditure (or series of capital commitments or capital expenditures);
(viii)   enter into any transaction or Contract with the Sponsors or any of its Affiliates for the payment of finder’s fees, consulting fees, monies in respect of any payment of a loan or other compensation paid by the Buyer to the Sponsors, Buyer’s officers or directors, or any Affiliate of the Sponsors or the Buyer’s officers, for services rendered prior to, or for any services rendered in connection with, the consummation of the transactions contemplated hereby or otherwise;
(ix)   waive, release, assign, settle or compromise any pending or threatened Proceeding, other than Proceedings which are not material to the Buyer and which do not relate to the transactions contemplated by this Agreement;
(x)   buy, purchase or otherwise acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material portion of assets, securities, properties, interests or businesses of any Person;

(xi)   enter into any new line of business; or
(xii)   agree or commit in writing to do any of the foregoing.
(b)   Nothing contained herein shall be deemed to give the Blocker or any Group Company, directly or indirectly, the right to control or direct the Buyer prior to the Closing. Prior to the Closing, the Buyer shall exercise, consistent with the terms and conditions hereof, control over its business.
ARTICLE VIII
PRE-CLOSING AGREEMENTS
Section 8.1   Reasonable Best Efforts; Further Assurances.   Subject to the terms and conditions set forth herein, and to applicable Laws, during the Pre-Closing Period, the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate action (including executing and delivering any documents, certificates, instruments and other papers that are necessary for the consummation of the transactions contemplated hereby), and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby and the Blocker and the Group Companies shall use reasonable best efforts, and the Buyer shall cooperate in all reasonable respects with the Group Companies, to solicit and obtain any consents of any Persons that may be required in connection with the transactions contemplated hereby or by the Ancillary Agreements prior to the Closing; provided, however, that other than any fees payable in connection with Notification and Report Forms required pursuant to the HSR Act, no Party or any of their Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such consent may be required (unless such payment is required in accordance with the terms of the relevant Contract requiring such consent). Subject to the terms set forth herein, each Party shall take such further actions (including the execution and delivery of such further instruments and documents) as reasonably requested by any other Party to effect, consummate, confirm or evidence the transactions contemplated hereby and carry out the purposes of this Agreement.
Section 8.2   Trust & Closing Funding.   Subject to the satisfaction or waiver of the conditions set forth in ARTICLE XI (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice the Buyer shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with the Trust Agreement and the Buyer Governing Documents, at the Closing, the Buyer shall (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (b) use its reasonable best efforts to cause the Trustee to pay as and when due all amounts payable to Buyer Shareholders who shall have validly elected to redeem their shares of Buyer Common Stock pursuant to the A&R Buyer Certificate of Incorporation and pay as and when due all amounts payable pursuant to Section 3.2(c).
Section 8.3   Status Preservation.
(a)   Listing.   During the Pre-Closing Period, the Buyer shall use reasonable best efforts to ensure the Buyer Common Stock and Buyer Warrants continue to be listed on the Stock Exchange. The Buyer shall use reasonable best efforts to cause the Buyer Class A Common Stock and the Buyer Warrants to be listed on the Stock Exchange on the Closing Date.
(b)   Qualification as an Emerging Growth Company.   The Buyer shall, at all times during the Pre-Closing Period use reasonable best efforts to (a) take all customary actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that in and of itself would cause the Buyer to not qualify as an “emerging growth company” within the meaning of the JOBS Act.
(c)   Public Filings.   During the Pre-Closing Period, the Buyer will use reasonable best efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.
Section 8.4   EIP.   Prior to the Closing Date, the Buyer shall approve and, subject to the approval of the Buyer’s shareholders as required under the A&R Buyer Certificate of Incorporation, adopt, a management incentive equity plan and employee stock purchase plan reasonably acceptable to the Buyer and the Equityholder Representative to be effective from and after the Closing which includes the provisions set forth on Schedule 8.4 (the “EIP”).
Section 8.5   Confidential Information.   During the Pre-Closing Period, each Party shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference. Each Party acknowledges and agrees that each is aware, and each of their respective Affiliates and representatives is aware (or upon receipt of any material nonpublic information of the other Party, will be advised), of the restrictions imposed by the United States federal securities Laws and other applicable foreign and domestic Laws on Persons possessing material nonpublic information about a public company. Each Party hereby agrees, that during the Pre-Closing Period, except in connection with or support of the transactions contemplated hereby or at the request of the Buyer or any of its Affiliates or its or their representatives, while any of them are in possession of such material nonpublic information, none of such Persons shall, directly or indirectly (through its Affiliate or otherwise), acquire, offer or propose to acquire, agree to acquire, sell or transfer or offer or propose to sell or transfer any securities of the Buyer, communicate such information to any other Person or cause or encourage any Person to do any of the foregoing.
Section 8.6   Access to Information.
(a)   During the Pre-Closing Period, upon reasonable prior notice, the Blocker and the Company shall, and the Company shall cause the Company Subsidiaries to, afford the representatives of the Buyer reasonable access, during normal business hours, to the properties, books and records of the Blocker and the Group Companies, as applicable, and furnish to the representatives of the Buyer such additional financial and operating data and other information regarding the business of the Blocker and the Group Companies as the Buyer or its representatives may from time to time reasonably request for purposes of consummating the transactions contemplated hereby; provided, nothing herein shall require the Blocker or any Group Company to provide access to, or to disclose any information to, the Buyer Parties or any of their representatives if such access or disclosure, in the good faith reasonable belief of a Blocker or the Company, as applicable, (a) would waive any legal privilege or (b) would be in violation of applicable Laws or regulations of any Governmental Entity (including the HSR Act).
(b)   During the Pre-Closing Period, upon reasonable prior notice, the Buyer Parties shall, and shall cause their Affiliates to, afford the representatives of the Group Companies and the Blocker reasonable access, during normal business hours, to the properties, books and records of any Buyer Party, as applicable, and furnish to the representatives of the Group Companies and the Blocker such additional financial and operating data and other information regarding the business of the Buyer Parties as the Group Companies or the Blocker or their respective representatives may from time to time reasonably request for purposes of consummating the transactions contemplated hereby; provided, nothing herein shall require the Buyer Parties to provide access to, or to disclose any information to, the Group Companies or the Blocker or any of their respective representatives if such access or disclosure, in the good faith reasonable belief of any Buyer Party, as applicable, (a) would waive any legal privilege or (b) would be in violation of applicable Laws or regulations of any Governmental Entity (including the HSR Act).
Section 8.7   Notification of Certain Matters.   During the Pre-Closing Period, each Party shall disclose to the other Parties in writing any development, fact or circumstance of which such Party has Knowledge, arising before or after the Effective Date, that would cause or would reasonably be expected to result in the failure of the conditions set forth in Section 11.1 or Section 11.2 to be satisfied.
Section 8.8   Antitrust Laws.
(a)   Each of the Parties will (i) cause the Notification and Report Forms required pursuant to the HSR Act with respect to the transactions contemplated hereby to be filed no later than ten (10) Business Days after the Effective Date; (ii) request early termination of the waiting period relating to such HSR Act filings (if available); (iii) make an appropriate response to any requests for additional information and documentary material made by a Governmental Entity pursuant to the HSR Act; and (iv) otherwise use its reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act with respect to the transactions contemplated as soon as practicable. The Parties shall use reasonable best efforts to promptly obtain, and to cooperate with each other to promptly obtain, all authorizations, approvals, clearances, consents, actions or non-actions of any Governmental Entity in connection with the above filings, applications or notifications. Each Party shall promptly inform the other Parties of any material communication between itself (including its representatives) and any Governmental Entity regarding any of the transactions contemplated hereby. All filing fees required by applicable Law to any Governmental Entity in order to obtain any such approvals, consents, or Orders shall be Transaction Expenses.
(b)   The Parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby and, to the extent permissible, promptly furnish the other with copies of notices or other communications between any Party (including their respective Affiliates and representatives), as the case may be, and any third party or Governmental Entity with respect to such transactions. Each Party shall give the other Party and its counsel a reasonable opportunity to review in advance, to the extent permissible, and consider in good faith the views and input of the other Party in connection with, any proposed material written communication to any Governmental Entity relating to the transactions contemplated hereby, and to the extent reasonably practicable, give the other party the opportunity to attend and participate in any substantive meeting, conference or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated hereby.
(c)   Each Party shall use reasonable best efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated hereby under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other United States federal or state or foreign statutes, rules, regulations, Orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or constituting anticompetitive conduct (collectively, the “Antitrust Laws”). Subject to the other terms of this Section 8.8(c), each Party shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the Effective Date.
Section 8.9   Communications; Press Release; SEC Filings.
(a)   None of the Parties shall and each Party shall cause its Affiliates not to, make or issue any public release or public announcement concerning the transactions contemplated hereby without the prior written consent of the Buyer, in the case of the Company, the Blocker and the Equityholder Representative, or the prior written consent of the Company, in the case of the Buyer, the Company Merger Sub and the Blocker Merger Sub, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) each Party may make any such announcement which it in good faith believes is necessary or advisable in connection with any required Law or which is required by the requirements of any national securities exchange applicable to such Party and (ii) the Company, the Company Unitholders or any Affiliate of a Party that is a private equity, venture capital or investment fund may make customary disclosures to its existing or potential financing sources, including direct or indirect limited partners and members (whether current or prospective) solely to the extent that such disclosure do not constitute material nonpublic information with respect to the Buyer or are subject to customary obligations of confidentiality.
(b)   As promptly as practicable following the Effective Date, but no later than two (2) Business Days thereafter, the Buyer shall prepare and file a Current Report on Form 8-K pursuant to the Securities Exchange Act to report the execution of this Agreement, the Subscription Agreements and the PIPE Registration Rights Agreements, and make public all material nonpublic information provided to potential Pre-PIPE Investors and PIPE Investors prior to the Effective Date (the “Signing Form 8-K”), and the Buyer and the Company shall issue a mutually agreeable press release announcing the execution of this Agreement (the “Signing Press Release”). Prior to filing with the SEC, the Buyer will make available to the Company and the Equityholder Representative a draft of the Signing Form 8-K and will provide the Company and the Equityholder Representative with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.
(c)   As promptly as practicable after the date of this Agreement (and in any event on or prior to the tenth (10th) Business Day following the delivery of the financial statements pursuant to Section 8.9(h) provided that if such information is not provided by August 12, 2021, prior to the tenth (10th) Business Day following delivery of the financial statements pursuant to Section 8.9(h) and the Additional Financial Information), the Buyer shall, in consultation with the Company, prepare and the Buyer shall file with the SEC a Proxy Statement, which shall comply as to form, in all material respects, with, as applicable, the provisions of the Securities Exchange Act and the rules and regulations promulgated thereunder, for the purpose of soliciting proxies from the Buyer Shareholders to vote at the Buyer Shareholder Meeting in favor of the Buyer Shareholder Voting Matters. As promptly as reasonably practicable following, but in any event within ten (10) Business Days of, the later of (i) the receipt and resolution of SEC comments with respect to the Proxy Statement and the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Buyer and the Company shall cooperate to file the definitive Proxy Statement and cause the definitive Proxy Statement to be mailed to the Buyer’s shareholders of record, as of the record date to be established.
(d)   Prior to filing with the SEC, the Buyer will make available to the Company and the Equityholder Representative drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and drafts of any amendment or supplement to the Proxy Statement or such other document and will provide the Company and the Equityholder Representative with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. The Buyer will advise the Company and the Equityholder Representative promptly after it receives notice thereof, of (i) the time when the Proxy Statement has been filed; (ii) receipt of oral or written notification of the completion of the review by the SEC; (iii) the filing of any supplement or amendment to the Proxy Statement; (iv) any request by the SEC for amendment of the Proxy Statement; (v) any comments, written or oral, from the SEC relating to the Proxy Statement and responses thereto; and (vi) requests by the SEC for additional information in connection with the Proxy Statement, and shall consult with the Company regarding, and supply the Company with copies of, all material correspondence between the Buyer or any of its representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement. In consultation with the Company, the Buyer shall promptly respond to any comments of the SEC on the Proxy Statement.
(e)   If, at any time prior to the Buyer Shareholder Meeting, any Party discovers or becomes aware of any information that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such Party shall inform the other Parties hereto and, subject to Section 8.9(d), the Buyer shall promptly file (and the Company shall cooperate in preparing, to the extent necessary) an appropriate amendment or supplement describing such information with the SEC and, to the extent required by Law, transmit to the Buyer Shareholders such amendment or supplement to the Proxy Statement containing such information.
(f)   The Parties acknowledge that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by the Buyer under the Securities Act and Securities Exchange Act in connection with the transactions contemplated hereby (collectively, “Additional Buyer Filings”) shall include disclosure regarding the Blocker and the Group Companies and the business of the Blocker and the Group Companies and the management, operations and financial condition of the Blocker and the Group Companies. Accordingly, the Blocker and the Company agree to, and the Company agrees to cause the Group Companies to, as promptly as reasonably practicable, provide the Buyer with all information concerning the Company Equityholders, the Company and the Group Companies, and their respective business, management, operations and financial condition, in each case, that is reasonably required to be included in the Proxy Statement, Additional Buyer Filings or any other Buyer SEC Filing. The Blocker and the Company shall make, and the Company shall cause the Group Companies to, make, and shall cause their Affiliates, directors, officers, managers and employees to make, available to the Buyer and its counsel, auditors and other representatives in connection with the drafting of the Proxy Statement, Additional Buyer Filings and any other Buyer SEC Filing and responding in a timely manner to comments thereto from the SEC all information concerning the Blocker and the Group Companies, their respective businesses, management, operations and financial condition, in each case, that is reasonably required to be included in the Proxy Statement, such Additional Buyer Filing or other Buyer SEC Filing. The Buyer shall be permitted to make all necessary filings with respect to the transactions contemplated hereby under the Securities Act, the Securities Exchange Act and applicable blue sky Laws and the rules and regulations thereunder, shall provide the Company and the Equityholder Representative with a reasonable opportunity to comment on drafts of any such filings and shall consider such comments in good faith, and the Blocker and the Company shall reasonably cooperate in connection therewith.
(g)   At least five (5) days prior to Closing, the Parties shall mutually begin preparing a draft Current Report on Form 8-K in connection with and announcing the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the transactions contemplated hereby pursuant to Form 8-K (the “Closing Form 8-K”). Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the transactions contemplated hereby (“Closing Press Release”). Concurrently with the Closing, the Buyer shall distribute the Closing Press Release, and as soon as practicable thereafter, file the Closing Form 8-K with the SEC.
(h)   The Company shall provide to the Buyer as promptly as practicable after the Effective Date (and in any event on or prior to the tenth (10th)Business Day following the Effective Date): (i) audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2020 and December 31, 2019, and the related audited consolidated statements of comprehensive loss, cash flows and members equity for the fiscal years ended on such dates, together with all related notes and schedules thereto, accompanied by the reports thereon of the Company’s independent auditors (which reports shall be unqualified) in each case audited in accordance with the standards of the PCAOB (the “PCAOB Financial Statements”); (ii) the unaudited financial statements of the Group Companies and any company or business units acquired by the Group Companies, as applicable, required under the applicable rules and regulations and guidance of the SEC to be included in the Proxy Statement (including pro forma financial information), for the three (3) month periods ended on or about April 3, 2021, and April 3, 2020 reviewed by RSM LLP’s independent auditors; (iii) all selected financial data of the Group Companies, as necessary for inclusion in the Proxy Statement with respect to periods ending on or before April 3, 2021; and (iv) management’s discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K of the Securities Exchange Act (as if the Group Companies were subject thereto) with respect to the periods described in clauses (i) and (ii) above, as necessary for inclusion in the Proxy Statement (including pro forma financial information) (the financial statements, information, documents and data described in the foregoing clauses (i) through (iv), inclusive, being collectively referred to as “Initial Financial Information”). The Company shall also provide to the Buyer as promptly as practicable after the Effective Date, a description of the business and any other information concerning the Group Companies, their respective directors, officers, operations and such other matters, as may be reasonably necessary or advisable in connection with the preparation of the Proxy Statement. Subsequent to the delivery of the Initial Financial Information, the Company shall provide to the Buyer the unaudited financial statements of the Group Companies and any company or business units acquired by the Group Companies, as applicable, required under the applicable rules and regulations and guidance of the SEC, to be included in the Proxy Statement or the Closing Form 8-K (including pro forma financial information), for the six-month periods ended on or about June 30, 2021 and June 30, 2020 (such information, the “Additional Financial Information”), as promptly as practicable following the end of such quarterly period (and in any event no later than 60 calendar days following the end of such quarterly period).
Section 8.10   Buyer Shareholder Meeting.   The Buyer, acting through the Buyer Board, shall take all actions in accordance with applicable Law, the Buyer’s Governing Documents and the rules of the Stock Exchange to duly call, give notice of, convene and promptly hold the Buyer Shareholder Meeting for the purpose of considering and voting upon the Buyer Shareholder Voting Matters, which meeting shall be held not more than twenty-five (25) days (or such other period of time as agreed to by the parties) after the date on which the Buyer completes the mailing of the definitive proxy statement/final prospectus to the Buyer Shareholders pursuant to Section 8.9(c). The Buyer Board shall recommend adoption of this Agreement and approval of the Buyer Shareholder Voting Matters and include such recommendation in the Proxy Statement, and, unless this Agreement has been duly terminated in accordance with the terms herein, neither the Buyer Board nor any committee thereof shall withdraw or modify, or publicly propose or resolve to withdraw or modify in a manner adverse to the Company or the Blocker, the recommendation of the Buyer Board that the Buyer Shareholders vote in favor of the approval of the Buyer Shareholder Voting Matters. Unless this Agreement has been duly terminated in accordance with the terms herein, the Buyer shall take all reasonable lawful action to solicit from the Buyer Shareholders proxies in favor of the proposal to adopt this Agreement and approve the Required Buyer Shareholder Voting Matters and shall take all other action reasonably necessary or advisable to secure the vote or consent of the Buyer Shareholders that are required by the rules of the Stock Exchange and the DGCL. Notwithstanding anything to the contrary contained in this Agreement, the Buyer may (and in the case of the following clause (ii), at the reasonable request of the Company, shall) adjourn or postpone the Buyer Shareholder Meeting: (i) to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the Buyer Shareholders and (ii), in each case, for one period of no longer than thirty (30) calendar days, (x) if as of the time for which the Buyer Shareholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient voting Equity Interests of the Buyer represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Buyer Shareholder Meeting or (y) in order to solicit additional proxies from the Buyer Shareholders for purposes of obtaining approval of the Required Buyer Shareholder Voting Matters.
Section 8.11   Expenses.   Except as otherwise provided herein, each Party shall be solely liable for and pay all of its own costs and expenses (including attorneys’, accountants’ and investment bankers’ fees and other out-of-pocket expenses) incurred by such Party or its Affiliates in connection with the negotiation and execution of this Agreement and the Ancillary Agreements, the performance of such Party’s obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby; provided that, if the transactions contemplated hereby and thereby are consummated, such costs and expenses shall be borne by the Surviving Company following the Closing.
Section 8.12   Directors and Officers.
(a)   From and after the Company Effective Time, the Buyer shall cause the Group Companies to indemnify and hold harmless (including through reimbursement of expenses and exculpation) each Person that prior to the Closing served as a director, manager or officer of any Group Company or who, at the request of any Group Company, served as a director, manager or officer of another Person (collectively, with such Person’s heirs, executors or administrators, the “Indemnified Persons”) from and against any penalties, costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding arising out of or pertaining to circumstances, facts or events that occurred on or before the Company Effective Time, to the fullest extent permitted under applicable Law, the Governing Documents in effect as of the Effective Date and any indemnification agreement between any Group Company and any Indemnified Person in effect as of the Effective Date (“D&O Provisions”) and acknowledges and agrees such D&O Provisions are rights of Contract. Without limiting the foregoing, the Buyer shall cause each of the Group Companies to (i) maintain, for a period of six (6) years following the Closing Date, provisions in its Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to the Indemnified Persons than the D&O Provisions in effect as of the Effective Date, and not amend, repeal or otherwise modify such provisions in any respect that would affect in any manner the Indemnified Persons’ rights, or any Group Company’s obligations, thereunder.
(b)   Tail Policy.
(i)   For a period of six (6) years from and after the Closing Date, the Buyer shall purchase and maintain in effect policies of directors’ and officers’ liability insurance covering the Indemnified Persons and the Buyer with respect to claims arising from facts or events that occurred on or before the Closing and with substantially the same coverage and amounts as, and contain terms and conditions no less advantageous than, in the aggregate, the coverage currently provided by such current policy.
(ii)   At or prior to the Closing Date, the Buyer shall purchase and maintain in effect for a period of six (6) years thereafter, “run-off” coverage as provided by any Group Company’s and the Buyer’s fiduciary policies, in each case, covering those Persons who are covered on the Effective Date by such policies and with terms, conditions, retentions and limits of liability that are no less advantageous than the coverage provided under any Group Company’s or the Buyer’s existing policies (the policies contemplated by the foregoing clauses (i) and (ii), collectively, the “Tail Policy”).
(iii)   The Indemnified Persons are intended third party beneficiaries of this Section 8.12.
Section 8.13   Subscription Agreements.   The Buyer may not modify or waive, or provide consent to modify or waive (including consent to termination, to the extent required), any provisions of a Subscription

Agreement or any remedy under any Subscription Agreement, in each case, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed; provided, that any modification or waiver that is solely ministerial in nature and does not affect any economic or any other material term (including any conditions to closing) of a Subscription Agreement shall not require the prior written consent of the Company. If the Buyer is required to consummate the Closing hereunder, the Buyer shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and subject to the conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy on a timely basis all conditions and covenants applicable to the Buyer in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) if all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing, but which conditions are then capable of being satisfied) have been satisfied, consummate the transactions contemplated by the Subscription Agreements at or prior to the Closing; (c) deliver notices to counterparties to the Subscription Agreements as required by and in the manner set forth in the Subscription Agreements in order to cause timely funding in advance of the Closing; and (d) without limiting the Company’s rights to enforce the Subscription Agreements, enforce the Buyer’s rights under the Subscription Agreements, subject to all provisions thereof, if all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Closing, but which conditions are then capable of being satisfied) have been satisfied, to cause the applicable financing sources fund the amounts set forth in the Subscription Agreements in accordance with their terms.
Section 8.14   No Buyer Stock Transactions.   During the Pre-Closing Period, except as otherwise contemplated hereby, neither the Company nor any of its controlled Affiliates, directly or indirectly, shall engage in any transactions involving the securities of the Buyer without the prior written consent of the Buyer.
Section 8.15   Name Changes.   As soon as practicable after the Company Effective Time, but no later than on the Closing Date, the Buyer shall cause (a) the Buyer to change its legal name to “QualTek Services Inc.” and (b) each Group Company (if necessary) to change its legal name to a name that does not use the name “Brightstar”, “BCP” or any abbreviation or derivation thereof.
Section 8.16   Exclusivity.
(a)   From the Effective Date until the earlier of the Closing or the termination of this Agreement in accordance with Section 12.1, the Blocker and its controlled Affiliates and the Company and its Affiliates shall not, and shall cause their Subsidiaries and their respective representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Buyer and the Sponsors (and their respective representatives, acting in their capacity as such) (a “Competing Buyer”) that may constitute, or would reasonably be expected to lead to, a Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations with any Competing Buyer regarding a Competing Transaction; (iii) furnish (including through any virtual data room) any information relating to the Blocker or any Group Company or any of their assets or businesses, or afford access to the assets, business, properties, books or records of the Blocker or any Group Company to a Competing Buyer, in all cases for the purpose of assisting with or facilitating, or that would otherwise reasonably be expected to lead to, a Competing Transaction; (iv) approve, endorse or recommend any Competing Transaction; or (v) enter into a Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Competing Transaction or publicly announce an intention to do so.
(b)   From the Effective Date, until the earlier of the Closing or the termination of this Agreement in accordance with Section 12.1, the Buyer shall not, and shall cause its Affiliates and their respective representatives not to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or encourage any inquiries or the making, submission or announcement of, any proposal or offer from any Person or group of Persons other than the Company and the Company Equityholders that may constitute, or would reasonably be expected to lead to, a Buyer Competing Transaction; (ii) enter into, participate in, continue or otherwise engage in, any discussions or negotiations regarding a Buyer Competing Transaction; (iii) commence due diligence with respect to any Person, in all cases for the purpose of assisting with or facilitating, or that would otherwise reasonably be expected to lead to, a Buyer Competing Transaction; (iv) approve, endorse or recommend any Buyer Competing Transaction; or (v) enter into a Buyer Competing Transaction or any agreement, arrangement or understanding (including any letter of intent or term sheet) relating to a Buyer Competing Transaction or publicly announce an intention to do so.
Section 8.17   Post-Closing Directors and Officers of Holdings.
(a)   At or prior to Closing, the Buyer shall deliver to the Company written resignations, effective as of the Company Effective Time, of the officers and directors of the Buyer set forth on Schedule 8.17(a).
(b)   The Parties shall use reasonable best efforts to ensure that the individuals listed on Schedule 8.17(b) and the other persons identified by the applicable Party following the date hereof are elected and appointed as directors of the Buyer effective at the Closing.
(c)   The initial officers of the Buyer as of the Company Effective Time shall be as set forth on Schedule 8.17(c), subject to any such individual’s death, resignation, removal or refusal to serve, in which case such position shall be determined by the Buyer Board following the Company Effective Time.
ARTICLE IX
ADDITIONAL AGREEMENTS
Section 9.1   Access to Books and Records.   From and after the Closing, the Buyer and its Affiliates shall make or cause to be made available to the Equityholder Representative (at the Equityholder Representative’s sole expense) all books, records, and documents relating to periods prior to the Closing Date of the Blocker or any Group Company (and the assistance of employees responsible for such books, records and documents) during regular business hours and upon reasonable prior written request as may be reasonably necessary for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Proceeding (other than an actual or potential Proceeding (i) brought or threatened to be brought by the Equityholder Representative arising under this Agreement or (ii) brought or threatened to be brought by the Buyer or its Affiliates against the Equityholder Representative, any Blocker Owner or any Company Unitholder arising under this Agreement), (b) preparing reports to Governmental Entities or (c) such other purposes (that do not involve an actual or potential Proceeding brought by the Equityholder Representative or its Affiliates against the Buyer or by the Buyer or its Affiliates against the Equityholder Representative relating to or arising out of this Agreement) for which access to such documents is reasonably necessary. The Buyer shall cause each Group Company to maintain and preserve all such books, records and other documents in the possession of the Group Companies as of the Closing Date for the greater of (i) six (6) years after the Closing Date and (ii) any applicable statutory or regulatory retention period, as the same may be extended. Notwithstanding anything herein to the contrary, the Buyer shall not be required to provide any access or information to the Equityholder Representative or any of its respective representatives, which the Buyer reasonably believes, upon the advice of counsel, constitutes information protected by attorney-client privilege or which would violate any obligation owed to a third party under Contract or Law. This Section 9.1 shall not apply to Taxes or Tax matters, which are the subject of Section 10.1.
ARTICLE X
TAX MATTERS
Section 10.1   Certain Tax Matters.
(a)   The Equityholder Representative shall prepare, or cause to be prepared, at the cost and expense of the Company, all income Tax Returns with respect to Pass-Through Income Taxes of each Group Company for any taxable period ending on or prior to the Closing Date and any Straddle Period, in each case, that are due after the Closing Date (collectively, the “Equityholders Prepared Returns”). Each Equityholders Prepared Return shall be prepared in a manner consistent with the Group Companies’ past practices except as otherwise required by applicable Law. Each Equityholders Prepared Return shall be submitted to the Buyer for review and comment no later than thirty (30) days prior to the due date for filing such Tax Return (taking into account applicable extensions). The Equityholder Representative shall consider in good faith all reasonable comments received from the Buyer no later than ten (10) days prior to the due date for filing any such Tax Return (taking into account applicable extensions) and the Buyer will cause such Tax Returns to be timely filed and will provide a copy of such file Tax Returns to the Equityholder Representative. Notwithstanding the foregoing, each Tax Return described in this Section 10.1(a) for a taxable period that includes the Closing Date (i) for which the “interim closing method” under Section 706 of the Code (or any similar provision of state, local or non-U.S. Law) is available shall be prepared in accordance with such method and (ii) for which an election under Section 754 of the Code (or any similar provision of state, local or non-U.S. Law) may be made shall make such election. Notwithstanding anything herein to the contrary, all Transaction Tax Deductions will be allocated and treated as attributable to the Pre-Closing Tax Period to the fullest extent permitted by applicable Law.
(b)   Each Party shall reasonably cooperate (and cause its Affiliates to reasonably cooperate), as and to the extent reasonably requested by each other Party, in connection with the preparation and filing of Tax Returns pursuant to Section 10.1(a), and any examination or other Proceeding with respect to Taxes or Tax Returns of any Group Company or the Blocker. Such cooperation shall include the provision of records and information which are reasonably relevant to any such audit or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Following the Closing, the Company, the Blocker, the Company Equityholders and the Blocker Owners shall (and the Company Equityholders and Blocker Owners shall cause their respective Affiliates to) retain all books and records with respect to Tax matters pertinent to the Group Companies or the Blocker relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Equityholders’ Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority. Each Party shall furnish the other Parties with copies of all relevant correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any Taxes for which the other may have an indemnification obligation under this Agreement. The Company Equityholders and Blocker Owners shall (and shall cause their respective Affiliates to) provide any information reasonably requested to allow the Buyer or any Group Company or the Blocker to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws or to compute the amount of payroll or other employment Taxes due with respect to any payment made in connection with this Agreement. For the avoidance of doubt, this Section 10.1(b) shall not apply to any dispute or threatened dispute among the Parties.
(c)   The Buyer shall cause the Company and the Blocker, as applicable, to prepare and file, or cause to be prepared and filed, all necessary Tax Returns and other documentation with respect to all Transfer Taxes, and, if required by applicable Law, the Company Equityholders, the Blocker Owners, the Company, the Blocker and the Buyer will, and will cause their respective Affiliates to, reasonably cooperate and join in the execution of any such Tax Returns and other documentation. The Parties shall reasonably cooperate to establish any available exemption from (or reduction in) any Transfer Tax.
(d)   The Parties acknowledge and agree that for U.S. federal and, as applicable, state and local Tax purposes, they intend that the contribution by the Buyer of the Buyer Contribution Amount contemplated by Section 3.2(c) be treated as a contribution of an amount of cash equal to the Buyer Contribution Amount by the Buyer to the Company governed by Section 721 of the Code (and any similar applicable state or local provisions of Tax Law) (collectively, the “Intended Tax Treatment”).
(e)   The Parties shall, and shall cause each of their respective applicable Affiliates to: (i) prepare and file all Tax Returns consistent with the Final Tax Basis Balance Sheet, Final Allocation and Intended Tax Treatment (collectively, the “Tax Positions”); (ii) take no position in any communication (whether written or unwritten) with any Governmental Entity or any other action inconsistent with the Tax Positions; (iii) promptly inform each other of any challenge by any Governmental Entity to any portion of the Tax Positions; and (iv) consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge to any portion of the Tax Positions.
(f)   In the event of any proposed audit, adjustment, assessment, examination, claim or other controversy or proceeding relating to Pass-Through Income Taxes for any Pre-Closing Tax Period (a “Tax Contest”), the Buyer will, or will cause the applicable Group Company to, within 15 days of becoming aware of such Tax Contest, notify the Equityholder Representative of such Tax Contest. The Buyer or the applicable Group Company shall include in such notice any written notice or other documents received from any Governmental Entity with respect to such Tax Contest. With respect to any Tax Contest, (i) the

Buyer shall allow the Equityholder Representative to manage, control and defend (at Company’s expense) such Tax Contest, (ii) the Buyer shall have the right to participate (at its own expense) in such Tax Contest, (iii) the Equityholder Representative shall keep the Buyer reasonably informed regarding the progress and substantive aspects of any such audit, contest or assessment, and (iv) the Equityholder Representative may not settle such Tax Contest without the consent of the Buyer, which shall not be unreasonably withheld, conditioned or delayed.
(g)   After the Closing, the Buyer and its Affiliates (including the Group Companies) will not, without the consent of the Equityholder Representative (which consent will not be unreasonably withheld, conditioned or delayed), (i) amend or otherwise modify any income Tax Return with respect to Pass-Through Income Taxes for Pre-Closing Tax Periods, (ii) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Pass-Through Income Taxes for Pre-Closing Tax periods, or (iii) make, change or revoke any income Tax election or accounting method or practice with respect to Pass-Through Income Taxes for Pre-Closing Tax Periods.
ARTICLE XI
CONDITIONS TO OBLIGATIONS OF PARTIES
Section 11.1   Conditions to the Obligations of Each Party.   The obligation of each Party to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver, as of the Closing Date, of each of the following conditions:
(a)   Hart-Scott-Rodino Act.   The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.
(b)   No Orders or Illegality.   There shall not be any applicable Law in effect that makes the consummation of the transactions contemplated hereby illegal or any Order in effect preventing the consummation of the transactions contemplated hereby.
(c)   Required Votes.   Each of the Blocker Required Vote, the Buyer Required Vote and the Company Required Vote shall have been obtained.
(d)   Net Tangible Assets.   After giving effect to the Closing and the transactions contemplated by this Agreement and the Ancillary Agreements, the Buyer shall have net tangible assets of at least $5,000,001.
(e)   Buyer Governing Documents.   The Second A&R Buyer Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware and the Buyer shall have adopted the A&R Buyer Bylaws.
Section 11.2   Conditions to the Obligations of the Buyer and the Merger Subs.   The obligations of the Buyer and each Merger Sub to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to the satisfaction or written waiver, at or prior to the Closing Date, of each of the following conditions:
(a)   Representations and Warranties.
(i)   The representations and warranties of the Group Companies set forth in ARTICLE IV hereof (other than the Company Fundamental Representations) and of the Blocker set forth in ARTICLE V hereof (other than the Blocker Fundamental Representations), in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein (other than in respect of the defined term “Material Contract”), shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except in each case, to the extent such failure of the representations and warranties to be so true and correct, when taken as a whole, would not have a Material Adverse Effect; and
(ii)   the Company Fundamental Representations and the Blocker Fundamental Representations, in each case, without giving effect to any materiality or Material Adverse Effect qualifiers contained therein, shall be true and correct in all material respects as of the date of this Agreement and the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all material respects as of such date).
(b)   Performance and Obligations of the Company, Equityholder Representative and the Blocker. The respective covenants and agreements of the Company, the Equityholder Representative and the Blocker to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects.
(c)   Material Adverse Effect.   No Material Adverse Effect shall have occurred since the Effective Date and be continuing.
(d)   Officers Certificate.   The Company and the Blocker shall deliver to the Buyer a duly executed certificate from an authorized Person of (A) the Company (the “Company Bring-Down Certificate”) and (B) the Blocker (a “Blocker Bring-Down Certificate”), in each case, dated as of the Closing Date, certifying, (i) with respect to the Company, that the conditions set forth in Section 11.2(a), (b) and (c) have been satisfied with respect to the Company and (ii) with respect to the Blocker, that the conditions set forth in Section 11.2(a) and (b) have been satisfied with respect to the Blocker.
Section 11.3   Conditions to the Obligations of the Blocker and the Company.   The obligation of the Blocker and the Company to consummate the transactions to be performed by the Blocker and the Company, as applicable, in connection with the Closing is subject to the satisfaction or written waiver by the Company, at or prior to the Closing Date, of each of the following conditions:
(a)   Representations and Warranties.
(i)   The representations and warranties of the Buyer set forth in ARTICLE VI (other than the Buyer Fundamental Representations), in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct as of such date), except, in each case, to the extent such failure of the representations and warranties to be so true and correct when taken as a whole, would have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated hereby.
(ii)   The Buyer Fundamental Representations, in each case, without giving effect to any materiality or material adverse effect qualifiers contained therein, shall be true and correct in all respects as of the date of this Agreement and the Closing Date as though then made (or if such representations and warranties relate to a specific date, such representations and warranties shall be true and correct in all respects as of such date).
(b)   Performance and Obligations of the Buyer.   The covenants and agreements of the Buyer Parties to be performed or complied with on or before the Closing in accordance with this Agreement shall have been performed in all material respects.
(c)   Minimum Cash Amount.   The PIPE Proceeds and Pre-PIPE Proceeds shall collectively be equal to or greater than the Minimum Cash Amount.
(d)   Officers Certificate.   The Buyer shall deliver to the Company, a duly executed certificate from a director or an officer of the Buyer (the “Buyer Bring-Down Certificate”) dated as of the Closing Date, certifying that the conditions set forth in Section 11.3(a), Section 11.3(b) and Section 11.3(c) have been satisfied.
(e)   Listing.   The Buyer Class A Common Stock shall be listed on the Stock Exchange.
Section 11.4   Waiver of Closing Conditions.   Upon the occurrence of the Closing, any condition set forth in this ARTICLE XI that was not satisfied as of the Closing shall be deemed to have been waived as of and from the Closing.
ARTICLE XII
TERMINATION
Section 12.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing only as follows:
(a)   by the mutual written consent of the Company and the Buyer;

(b)   by either the Company or the Buyer by written notice to the other Party if any Governmental Entity has enacted any Law which has become final and non-appealable and has the effect of making the consummation of the transactions contemplated hereby illegal or any final, non-appealable Order is in effect permanently preventing the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement pursuant to this Section 12.1(b) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement hereof results in or causes such final, non-appealable Order or other action;
(c)   by either the Company or the Buyer by written notice to the other if the consummation of the transactions contemplated hereby shall not have occurred on or before February 16, 2022(the “Outside Date”); provided that the right to terminate this Agreement under this Section 12.1(c) shall not be available to any Party then in material breach of its representations, warranties, covenants or agreements under this Agreement;
(d)   by the Company, if the Buyer or any Merger Sub breaches in any material respect any of its representations or warranties contained herein or breaches or fails to perform in any material respect any of its covenants contained herein, which breach or failure to perform (i) would render a condition precedent to the Company’s and the Blocker’s obligations to consummate the transactions set forth in Section 11.1 or Section 11.3 hereof not capable of being satisfied and (ii) after the giving of written notice of such breach or failure to perform to the Buyer by the Company, cannot be cured or has not been cured by the earlier of (A) the Outside Date and (B) thirty (30) Business Days after receipt of such written notice and the Company has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 12.1(d) shall not be available to the Company if the Company, the Blocker or the Equityholder Representative is then in material breach of any representation, warranty, covenant or agreement contained herein;
(e)   by the Buyer, if the Company or the Blocker breaches in any material respect any of their representations or warranties contained herein or the Company, the Blocker or the Equityholder Representative breaches or fails to perform in any material respect any of its covenants contained herein, which breach or failure to perform (i) would render a condition precedent to the Buyer’s and Merger Subs’ obligations to consummate the transactions set forth in Section 11.1 or Section 11.2 hereof not capable of being satisfied, and (ii) after the giving of written notice of such breach or failure to perform to the Equityholder Representative by the Buyer, cannot be cured or has not been cured by the earlier of (A) the Outside Date and (B) thirty (30) Business Days after the delivery of such written notice and the Buyer has not waived in writing such breach or failure; provided, however, that the right to terminate this Agreement under this Section 12.1(e) shall not be available to the Buyer if the Buyer or any Merger Sub is then in material breach of any representation, warranty, covenant or agreement contained herein; or
(f)   by the Buyer if the Company Written Consent, any Blocker Written Consent, any Company Voting and Support Agreement or any Blocker Voting and Support Agreement shall not have been obtained and delivered to the Buyer within one (1) day of the Effective Date.
Section 12.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 12.1, this Agreement shall immediately become null and void, without any Liability on the part of any Party or any other Person, and all rights and obligations of each Party shall cease; provided, that (a) the Confidentiality Agreement and the agreements contained in Section 8.9(a), Section 8.11, this Section 12.2 and ARTICLE XIII hereof survive any termination of this Agreement and remain in full force and effect and (b) no such termination shall relieve any Party from any Liability arising out of or incurred as a result of its Fraud or its willful and material breach of this Agreement.
ARTICLE XIII
MISCELLANEOUS
Section 13.1   Amendment and Waiver.   No amendment of any provision hereof shall be valid unless the same shall be in writing and signed by the Buyer, the Company, and the Equityholder Representative. No waiver of any provision or condition hereof shall be valid unless the same shall be in writing and signed by the Party against which such waiver is to be enforced. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.
Section 13.2   Notices.   All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when received by e-mail (having obtained electronic delivery confirmation thereof, not to be unreasonably withheld, conditioned or delayed) prior to 5:00 p.m. Eastern Time on a Business Day, and, if otherwise, on the next Business Day, (c) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (d) three (3) days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 13.2, notices, demands and communications to the Company, the Buyer, and Equityholder Representative shall be sent to the addresses indicated below (or to such other address or addresses as the Parties may from time to time designate in writing):
Notices to the Buyer Parties: CR Financial Holdings, Inc. 888 San Clemente Drive, Suite 400 Newport Beach, CA 92660 Attention: Byron Roth E-mail:	with a copy to (which shall not constitute notice): Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Mitchell Nussbaum, Esq. E-mail:

Notices to Equityholder Representative, the Blocker and the Company:
BCP QualTek Holdco, LLC
475 Sentry Parkway E
Blue Bell, PA 19422
Attention: Scott Hisey
E-mail:
and
BCP QualTek, LLC
650 5th Avenue
New York, New York 10019
Attention: Andrew Weinberg
Matthew Allard
E-mail:

with copies to (which shall not constitute notice):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Timothy Cruickshank, P.C.
Erika P. López
E-mail:

Section 13.3   Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any Party (including by operation of Law) without the prior written consent of the other Parties. Any purported assignment or delegation not permitted under this Section 13.3 shall be null and void.
Section 13.4   Severability.   Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
Section 13.5   Interpretation.   The headings and captions used herein and the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth herein. The use of the word “including” herein shall mean “including without limitation.” The words “hereof,” “herein,” and “hereunder” and words of similar import, when used herein, shall refer to this Agreement as a whole and not to any particular provision hereof. References herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits hereof. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to any gender shall include each other gender. The word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items. References to “written” or “in writing” include in electronic form. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns; provided, however, that nothing contained in this Section 13.5 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. References herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity. Any reference to “days” shall mean calendar days unless Business Days are specified; provided that if any action is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. References herein to any Contract (including this Agreement) mean such Contract as amended, restated, supplemented or modified from time to time in accordance with the terms thereof. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” References herein to any Law shall be deemed also to refer to such Law, as amended, and all rules and regulations promulgated thereunder. The word “extent” in the phrase “to the extent” (or similar phrases) shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” An accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP. Except where otherwise provided, all amounts herein are stated and shall be paid in United States dollars. The Parties and their respective counsel have reviewed and negotiated this Agreement as the joint agreement and understanding of the Parties, and the language used herein shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. Any information or materials shall be deemed provided, made available or delivered to the Buyer if such information or materials have been uploaded to the electronic data room maintained by the Company and its financial advisor on the “QualTek” online data site hosted by iDeals at https://www4.idealsvdr.com/v3/CH-R/#/documents?path=1729530 for purposes of the transactions contemplated hereby or otherwise provided to the Buyer’s representatives (including counsel) via e-mail, in each case, with respect to the representations and warranties contained in ARTICLE IV and ARTICLE V.
Section 13.6   Entire Agreement.   This Agreement, the Ancillary Agreements and the Confidentiality Agreement (together with the Schedules and Exhibits to this Agreement) contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. The Parties have voluntarily agreed to define their rights and Liabilities with respect to the transactions contemplated hereby exclusively pursuant to the express terms and provisions hereof, and the Parties disclaim that they are owed any duties or are entitled to any remedies not set forth herein. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.
Section 13.7   Governing Law; Waiver of Jury Trial; Jurisdiction.   The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE

RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 13.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.
Section 13.8   Non-Survival.   None of the representations, warranties, covenants or agreements set forth herein or in any certificate delivered pursuant to this Agreement including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive the Closing (and there shall be no Liability after the Closing in respect thereof), in each case, except for (i) those covenants and agreements that by their terms contemplate performance, in each case, after the Closing, and then only with respect to the period following the Closing (including any breaches occurring after the Closing), which shall survive until thirty (30) days following the date of the expiration, by its terms of the obligation of the applicable Party under such covenant or agreement. Notwithstanding anything to the contrary contained in this Section 13.8, none of the provisions set forth in this Section 13.8 shall be deemed a waiver by any Party of any right or remedy which such Party may have at Law or in equity in the case of Fraud.
Section 13.9   Trust Account Waiver.   Each of the Company, the Blocker and the Equityholder Representative acknowledge that the Buyer has established the Trust Account for the benefit of its public Buyer Shareholders, which holds proceeds of its initial public offering. For and in consideration of the Buyer entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, the Blocker and the Equityholder Representative, for itself and the Affiliates and Persons it has the authority to bind, hereby agrees it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account (or distributions therefrom to (i) the public Buyer Shareholders upon the redemption of their shares and (ii) the underwriters of the Buyer’s initial public offering in respect of their deferred underwriting commissions held in the Trust Account, in each case as set forth in the Trust Agreement (collectively, the “Trust Distributions”)), and hereby waives any claims it has or may have at any time solely against the Trust Account (including the Trust Distributions) as a result of, or arising out of, any discussions, Contracts or agreements (including this Agreement) among the Buyer and the Company or the Company Equityholders and will not seek recourse against the Trust Account (including the Trust Distributions) for any reason whatsoever; provided that nothing in this Section 13.9 shall limit any right to specifically enforce this Agreement pursuant to Section 13.11. The Company, the Blocker and the Equityholder Representative agree and acknowledge that such irrevocable waiver is material to this Agreement and specifically relied upon by the Buyer and the Sponsors to induce the Buyer to enter into this Agreement, and the Company, the Blocker and the Equityholder Representative further intend and understand such waiver to be valid, binding and enforceable against the Company, the Blocker and the Equityholder Representative and each of their respective Affiliates and Persons that they have the authority to bind under applicable Law. To the extent that the Company, the Blocker or the Equityholder Representative or any of their respective Affiliates or Persons that they have the authority to bind commences any Proceeding against the Buyer or any of its Affiliates based upon, in connection with, relating to or arising out of any matter relating to the Buyer or its representatives, which proceeding seeks, in whole or in part, monetary relief against the Buyer or its representatives, the Company, the Blocker and the Equityholder Representative hereby acknowledge and agree that their respective and their respective Affiliates’ sole remedy shall be against assets of the Buyer not in the Trust Account and that such claim shall not permit the Company, the Blocker or the Equityholder Representative or such Affiliates (or any Person claiming on any of their behalves) to have any claim against the Trust Account (including the Trust Distributions) or any amounts contained in the Trust Account while in the Trust Account. Notwithstanding the foregoing, nothing in this Section 13.9 shall serve to limit or prohibit (i) the Company’s, the Blocker’s, any Company Unitholder’s or the Equityholder’s Representative’s right to pursue a claim against the Buyer for legal relief against assets held outside the Trust Account or pursuant to Section 13.11 for specific performance or other non-monetary relief or (ii) any claims that the Company, the Blocker, any Company Unitholder or the Equityholder Representative may have in the future against the Buyer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (other than the Trust Distributions) and any assets that have been purchased or acquired with any such funds) other than as contemplated by this Agreement.
Section 13.10    Counterparts; Electronic Delivery.   This Agreement, the Ancillary Agreements and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by e-mail, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.
Section 13.11    Specific Performance.   Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that, in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement or any Ancillary Agreement and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 13.11 shall not be required to provide any bond or other security in connection with any such injunction.
Section 13.12    No Third-Party Beneficiaries.   This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder (other than (x) Non-Party Affiliates, each of whom is an express third-party beneficiary hereunder to the provisions of Section 13.14 and (y) the Indemnified Persons, each of whom is an express third-party beneficiary hereunder to the provisions of Section 8.12).
Section 13.13    Schedules and Exhibits.   All Schedules and Exhibits attached hereto or referred to herein are (a) each hereby incorporated in and made a part of this Agreement as if set forth in full herein and (b) qualified in their entirety by reference to specific provisions of this Agreement. Any fact or item disclosed in any Section of the Schedules shall be deemed disclosed in each other Section of the applicable Schedule to which such fact or item may apply so long as (x) such other Section is referenced by applicable cross-reference or (y) it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such other Section or portion of the Schedule. The headings contained in the Schedules are for convenience of reference only and shall not be deemed to modify or influence the interpretation of the information contained in the Schedules. Any fact or item, including the specification of any dollar amount, disclosed in the Schedules shall not by reason only of such inclusion be deemed to establish any standard of materiality for purposes hereof. The inclusion of any item or information in the Schedules shall not be deemed an admission of any fact, circumstance, liability or obligation to any third party. Moreover, in disclosing the information in the Schedules, the Company and the Blocker expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed therein. The information contained in the Schedules shall be kept strictly confidential by the Parties and no third party may rely on any information disclosed or set forth therein.
Section 13.14    No Recourse.   Notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, Contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, Contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Non-Party Affiliate may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against the entities that are named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is intended as a third-party beneficiary of this Section 13.14.
Section 13.15    Equitable Adjustments.   If, during the Pre-Closing Period, the outstanding shares of Buyer Capital Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Buyer Capital Stock will be appropriately adjusted to provide to the Company Equityholders and the Buyer Shareholders the same economic effect as contemplated hereby prior to such event.
Section 13.16    Waiver of Conflicts; Attorney-Client Communications.
(a)   Recognizing that Kirkland & Ellis LLP (“Kirkland”) has acted as legal counsel to the Group Companies, certain of the Company Equityholders and their respective Affiliates prior to the Closing, and that certain of the Company Equityholders and their respective Affiliates intend to continue to engage Kirkland to act as legal counsel to such Company Equityholders and their respective Affiliates after the Closing, the Buyer, on behalf of itself and each of its Subsidiaries (including, following the Closing, the Group Companies), consents to, waives, and will not assert, and agrees, after the Closing, to cause the Group Companies to consent to, waive, and to not assert any present, past or future actual or potential conflict of interest that may arise in connection with Kirkland representing any or all of the Company Equityholders or their respective Affiliates prior to or after the Closing with respect to prior representation, and the communication to such Persons, in any such representation, of any fact known to Kirkland, including Attorney-Client Communications, including in connection with any negotiation, arbitration, mediation, litigation or other Proceeding in any way related to a dispute with either of the Buyer or the Group Companies or other Person following the Closing, and the disclosure of any such fact in connection with any process undertaken for the resolution of such dispute.
(b)   The Buyer, on behalf of itself and each of its Subsidiaries (including, following the Closing, the Group Companies), irrevocably acknowledges and agrees as follows: (i) all communications of any nature prior to the Closing (and all records of such communications) between any or all of the Company Equityholders, the Group Companies, any officer, director, employee, or agent of any Group Company, and their respective Affiliates, any of the financial advisors, attorneys, accountants and other advisors to the foregoing, and Kirkland and its partners and employees, and all of Kirkland’s work product with respect to, relating to, or in connection with the negotiation, preparation, execution, delivery and closing under, or any dispute or Proceeding arising under or in connection with, this Agreement or any other Ancillary Agreement or any acquisition proposal, and all matters related to any of the foregoing, in each case, to the extent constituting attorney-client privileged communication, work product, materials or matters (individually and collectively “Attorney-Client Communications”) shall at all times be subject to the attorney-client privilege or attorney work-product doctrine, as applicable, solely in favor of and held by the Company Equityholders, and shall be deemed to be confidential and proprietary information solely of the Company Equityholders; (ii) such privilege or doctrine shall be held solely by, and may be waived only by, the Company Equityholders and their respective personal representatives, successors and assigns, and not by the Buyer or any of its Subsidiaries (including the Group Companies), or their Affiliates, successor or assigns; (iii) all Attorney-Client Communications, and all records, and copies or extracts of records, of or maintained by the Group Companies of Attorney-Client Communications in any form, including hard copy or in digital or electronic media, and all rights, privileges and interests therein shall be (and hereby are) irrevocably and completely assigned, transferred and delivered by the Group Companies to the Company Equityholders immediately prior to Closing, and the Buyer, the Group Companies and the Subsidiaries of the Buyer and their Affiliates, successors and assigns shall have no right or interest therein of any nature whatsoever including any access to or possession of such records or copies and any right to waive the attorney-client privilege or attorney work-product doctrine with respect to any Attorney-Client Communications and (iv) Kirkland shall have no duty whatsoever to reveal or disclose any such Attorney-Client Communications or files to the Group Companies by reason of any attorney-client relationship between Kirkland and the Group Companies.
(c)   Notwithstanding anything in this Section 13.16 to the contrary, at any time from and after Closing: (i) with respect to any dispute between a Group Company or any Affiliate of a Group Company (as determined from and after Closing), including, without limitation, the Buyer or any of the Buyer’s Subsidiaries or other Affiliates, on the one hand, and any Person other than a Company Equityholder or any Affiliate of a Company Equityholder, on the other hand, such Group Company or Affiliate of a Group Company may assert the attorney-client privilege to prevent disclosure to such third-party of Attorney-Client Communications by Kirkland to such third-party, provided, however, that no privilege may be waived without the prior written consent of such Company Equityholder or Affiliate, and (ii) if a Group Company or any Affiliate of a Group Company (as determined from and after Closing), including, without limitation, the Buyer or any of the Buyer’s Subsidiaries or other Affiliates, is legally required or requested by any Governmental Entity to access or obtain a copy of all or any portion of Attorney-Client Communications, such Person shall be entitled to access or obtain a copy of and disclose the Attorney-Client Communications to the extent necessary to comply with any such legal requirement or request provided that such Person shall notify the Equityholder Representative in writing (prior to such Person’s disclosure of any Attorney-Client Communications, to the extent practicable) so that the Equityholder Representative can seek a protective order.
ARTICLE XIV
AUTHORIZATION OF THE EQUITYHOLDER REPRESENTATIVE
Section 14.1   Authorization of Equityholder Representative.
(a)   Appointment.   By adoption of this Agreement, execution of a Letter of Transmittal, and the acceptance of any portion of the Merger Consideration, each Blocker Owner and each Company Unitholder hereby irrevocably constitutes and appoints the Equityholder Representative as his, her or its, agent and representative to, in addition to the other rights and authority granted to the Equityholder Representative elsewhere in this Agreement, to execute any and all instruments or other documents on behalf of such Blocker Owner and such Company Unitholder, and to do any and all other acts or things on behalf of such Blocker Owner and such Company Unitholder, which the Equityholder Representative may deem necessary, advisable, convenient or appropriate, or which may be required pursuant to this Agreement, the Ancillary Agreements or otherwise, in connection with the facilitation of the consummation of the transactions contemplated hereby or thereby and the performance of all obligations hereunder or thereunder at or following the Closing, including the exercise of the power to: (i) execute the Ancillary Agreements, instruments or certificates on behalf of such Blocker Owner or such Company Unitholder; (ii) act for such Blocker Owner or such Company Unitholder with respect to any adjustment to the Ancillary Agreements; (iii) give and receive notices and communications to or from the Buyer Parties relating to this Agreement, the Ancillary Agreements or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or any Ancillary Agreement expressly contemplates that any such notice or communication shall be given or received by such Blocker Owner or such Company Unitholder individually); (iv) administration of the provisions of this Agreement; (v) give or agree to, on behalf of such Blocker Owner or such Company Unitholder, any and all consents, waivers, amendments or modifications deemed by the Equityholder Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vi) amending this Agreement, any Ancillary Agreement or any of the instruments to be delivered to the Buyer hereunder or thereunder; (vii) (A) dispute or refrain from disputing, on behalf of such Blocker Owner or such Company Unitholder, any amounts to be received by such Blocker Owner or such Company Unitholder under this Agreement or any claim made by the Buyer Parties under this Agreement, (B) negotiate and compromise, on behalf of such Blocker Owner or such Company Unitholder, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement, and (C) execute, on behalf of such Blocker Owner or such Company Unitholder, any settlement agreement, release or other document with respect to such dispute or remedy; (viii) engage attorneys, accountants, agents or consultants on behalf of such Blocker Owner or such Company Unitholder in connection with this Agreement or any Ancillary Agreement and pay any fees related thereto, and (ix) take all actions necessary or appropriate in the judgment of the Equityholder Representative for the accomplishment of the foregoing. For the avoidance of doubt, the Equityholder Representative shall have authority and power to act on behalf of the Blocker Owners and the Company Unitholders with respect to the disposition, settlement or other handling of all claims under this Agreement or the Ancillary Agreements and all rights or obligations arising under this Agreement or thereunder. Each Blocker Owner and each Company Unitholder shall be bound by all actions taken and documents executed by the Equityholder Representative in connection with this Agreement and the Ancillary Agreements, and the Buyer Parties shall be entitled to rely on any action or decision of the Equityholder Representative, without any duty of inquiry or investigation as to the authority or propriety of any such action or decision of the Equityholder Representative. Notices or communications to or from the Equityholder Representative shall constitute notice to or from the Blocker Owners and the Company Unitholders.
(b)   Authorization.   The appointment of the Equityholder Representative is coupled with an interest and shall be irrevocable by the Blocker Owners and any Company Unitholders in any manner or for any reason. This authority granted to the Equityholder Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law. BCP QualTek, LLC, a Delaware limited liability company, hereby accepts its appointment as the initial Equityholder Representative. Any decision, act, consent or instruction taken by the Equityholder Representative, on behalf of the Blocker Owners and the Company Unitholders, pursuant to this Section 14.1(b) (each, an “Authorized Action”) shall be final, binding and conclusive on the Blocker Owners and the Company Unitholders as fully as if such Person had taken such Authorized Action. The Buyer Parties agree that the Equityholder Representative, as the Equityholder Representative, shall have no liability to any Buyer Party for any Authorized Action.
(c)   Resignations; Vacancies.   The Equityholder Representative may resign from its position as Equityholder Representative at any time by written notice delivered to the Buyer, the Blocker Owners and the Company Unitholders. If there is a vacancy at any time in the position of the Equityholder Representative for any reason, such vacancy shall be filled by a majority in interest vote in accordance with the method set forth in Section 14.1(b).
(d)   No Liability.   All acts on behalf of the Equityholder Representative hereunder in its capacity as such shall be deemed to be acts of the Blocker Owners and the Company Unitholders and not of the Equityholder Representative individually. Without limiting Section 13.11, the Equityholder Representative shall not be liable to the Buyer, any Blocker Owner or any Company Unitholder or any other Person in its capacity as the Equityholder Representative for any reason, including for anything which it may do or refrain from doing in connection with this Agreement or any Ancillary Agreement; provided, subject to Section 14.1(e), the foregoing will not prevent liability to the Buyer for the Equityholder Representative’s willful breach of this Agreement. The Equityholder Representative shall not be liable to any Blocker Owner or any Company Unitholder, in its capacity as the Equityholder Representative, for any liability of any Blocker Owner or any Company Unitholder or otherwise, or for any error of judgment or for any mistake in fact or Law, except in the case of the Equityholder Representative’s gross negligence or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction. The Equityholder Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or any Ancillary Agreement or its duties or rights hereunder or thereunder, and it shall be fully protected with respect to any action taken, omitted or suffered by it in accordance with the advice of such counsel. The Equityholder Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Blocker Owner or any Company Unitholder, except in respect of amounts received on behalf of the Blocker Owners and the Company Unitholders. The Buyer Parties shall be entitled to rely conclusively on any decision, action (or inaction), consent or instruction of the Equityholder Representative as being the decision, action, consent or instruction of the Blocker Owners and the Company Unitholders, and the Buyer, the Company Merger Sub and the Blocker Merger Sub shall be entitled to deal solely with the Equityholder Representative (and shall not be required to deal with any Blocker Owner or any Company Unitholder, in its capacity as such) with respect to all matters in connection with this Agreement. The Buyer Parties are hereby relieved from any Liability to any Person for acts done by them in accordance with any such decision, act, consent or instruction of the Equityholder Representative.
(e)   Indemnification; Expenses.   Each Blocker Owner and each Company Unitholder shall severally (based on each such Blocker Owner’s and Company Unitholder’s Pro Rata Percentage with respect to such Blocker Owner’s and such Company Unitholder’s Company Units), and not jointly, indemnify and hold harmless the Equityholder Representative from and against any loss incurred without gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) on the part of the Equityholder Representative and arising out of or in connection with the acceptance or administration of its duties hereunder. Any expenses or taxable income incurred by the Equityholder Representative in connection with the performance of its duties under this Agreement or any Ancillary Agreement shall not be the personal obligation of the Equityholder Representative but shall be payable by and attributable to the Blocker Owners and the Company Unitholders based on each such Blocker Owner’s or Company Unitholder’s Pro Rata Percentage. The Equityholder Representative may also from time to time submit invoices to the Blocker Owners and the Company Unitholders covering such expenses and liabilities, which shall be paid by the Blocker Owners and the Company Unitholders promptly following the receipt thereof based on their respective Pro Rata Percentages. Upon the request of any Blocker Owner or any Company Unitholder, the Equityholder Representative shall provide such Blocker Owner or Company Unitholder with an accounting of all material expenses and liabilities paid by the Equityholder Representative in its capacity as such.
* * * * *

Each of the undersigned has caused this Business Combination Agreement to be duly executed as of the date first above written.
BUYER:
ROTH CH ACQUISITION III CO.
By:
/s/ Byron Roth

Name: Byron Roth
Title: Co-Chief Executive Officer
BLOCKER MERGER SUB:
ROTH CH III BLOCKER MERGER SUB, LLC
By:
/s/ Byron Roth

Name: Byron Roth
Title: Co-Chief Executive Officer
COMPANY MERGER SUB:
ROTH CH III MERGER SUB, LLC
By:
/s/ Byron Roth

Name: Byron Roth
Title: Co-Chief Executive Officer
COMPANY:
BCP QUALTEK HOLDCO, LLC
By:
/s/ Andrew S. Weinberg

Name: Andrew S. Weinberg
Title: President
BLOCKER:
BCP QUALTEK INVESTORS, LLC
By:
BCP QUALTEK INVESTOR HOLDINGS, L.P., its managing member

By:
BRIGHTSTAR ASSOCIATES, L.P., its general partner

By:
BRIGHTSTAR GP INVESTORS, LLC, its managing member

By:
/s/ Andrew S. Weinberg

Name: Andrew S. Weinberg
Title: Managing Member
EQUITYHOLDER REPRESENTATIVE:
BCP QUALTEK, LLC
By:
Brightstar Capital Partners QualTekHoldings, L.P., its sole member

By:
Brightstar Associates, L.P., its general partner

By:
Brightstar GP Investors, LLC, its general partner

By:
/s/ Andrew S. Weinberg

Name: Andrew S. Weinberg
Title: Managing Member
Signature Page to Business Combination Agreement

Annex B
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ROTH CH ACQUISITION III CO.
Roth CH Acquisition III Co., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.   The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 13, 2019 (the “Original Certificate of Incorporation”). The name under which the Original Certificate of Incorporation was filed is “Roth CH Acquisition II Co.”
2.   An amended and restated certificate of incorporation which both restated and amended the provisions of the Original Certificate of Incorporation, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), and such amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 2, 2021 (the “First A&R Certificate of Incorporation”). The name under which the First A&R Certificate of Incorporation was filed is “Roth CH Acquisition III Co.”
3.   This Second Amended and Restated Certificate of Incorporation (this “Second A&R Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.
4.   This Second A&R Certificate of Incorporation shall become effective on the date of filing with the Secretary of State of the State of Delaware.
5.   The First A&R Certificate of Incorporation is being amended and restated in connection with the transactions contemplated by that certain Business Combination Agreement, dated as of June 16, 2021, by and among the Corporation, Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company, BCP QualTek Investors, LLC, a Delaware limited liability company, Roth CH III Merger Sub, a Delaware limited liability company, BCP QualTek HoldCo, LLC, a Delaware limited liability company, and BCP QualTek, LLC, a Delaware limited liability company, in its capacity as the Equityholder Representative, (as amended, modified, amended and restated, supplemented or waived from time to time, the “Combination Agreement”).
6.   This Second A&R Certificate of Incorporation hereby amends and restates the provisions of the First A&R Certificate of Incorporation in its entirety as follows:
ARTICLE I
NAME
Section 1.1   Name.   The name of the Corporation is QualTek Services Inc.
ARTICLE II
REGISTERED AGENT
Section 2.1   Address.   The registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle, County of Kent, Delaware 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.
ARTICLE III
PURPOSE
Section 3.1   Purpose.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITALIZATION
Section 4.1   Authorized Capital Stock.   The total number of shares of all classes of stock that the Corporation is authorized to issue is [           ] shares, consisting of (i) [           ] shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), (ii) [           ] shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and (iii) [           ] shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, the Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Second A&R Certificate of Incorporation or any certificate of designations relating to any series of Preferred Stock.
Section 4.2    Preferred Stock.
(a)   The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designations with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(b)   Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Second A&R Certificate of Incorporation (including any certificate of designations relating to such series).
Section 4.3    Common Stock.
(a)   Voting Rights.
(i)   Except as otherwise provided in this Second A&R Certificate of Incorporation or as provided by law, each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote or holders of Class A Common Stock as a separate class are entitled to vote, including the election or removal of directors (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this Second A&R Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second A&R Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(ii)   Except as otherwise provided in this Second A&R Certificate of Incorporation or as provided by law, each holder of record of Class B Common Stock, as such, shall be entitled to one (1) vote for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally or holders of Class B Common Stock as a separate class are entitled to vote, including the election or removal of directors (whether voting separately as a class or together with one or more classes of the Corporation’s capital stock); provided, however, to the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power pursuant to this Second A&R Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Second A&R Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second A&R Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(iii)   Except as otherwise provided in this Second A&R Certificate of Incorporation or required by applicable law and without limiting the rights or obligations of any party to the Investor Rights Agreement, dated on or about the date hereof, by and among the Corporation, the Sponsors (as defined in the Investor Rights Agreement), the Sellers (as defined in the Investor Rights Agreement) (each, a “Seller”, and collectively, the “Sellers”) and the other parties party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Investor Rights Agreement”), the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.
(b)   Dividends and Distributions.
(i)   Class A Common Stock.   Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of any corporation or property of the Corporation, the holders of Class A Common Stock shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock held by each such stockholder such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
(ii)   Class B Common Stock.   Dividends and other distributions shall not be declared or paid on the Class B Common Stock.
(c)   Liquidation, Dissolution or Winding Up.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock as to distributions upon dissolution or liquidation or winding up shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock held by each such stockholder. The holders of shares of Class B Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(d)   Cancellation of Class B Common Stock.   In the event that any outstanding share of Class B Common Stock shall cease to be held directly or indirectly by the holder of the corresponding Common Unit (as defined in the Third Amended and Restated Limited Liability Company Agreement of QualTek Holdco, LLC (formerly known as BCP QualTek Holdco, LLC)), a Delaware limited liability company (“QualTek Holdco”), dated on or about the date hereof (as amended from time to time, the “QualTek Holdco A&R LLCA”), as set forth in the books and records of QualTek Holdco, including by virtue of any divestiture by such holder of such corresponding Common Unit, such share of Class B Common Stock shall automatically and without further action on the part of the

Corporation or any holder of Class B Common Stock be transferred to the Corporation and cancelled for no consideration. The Corporation shall not issue additional shares of Class B Common Stock after the closing date (such date, the “Closing Date”) of the transactions contemplated by the Combination Agreement, other than in connection with the valid issuance of Common Units in accordance with the QualTek Holdco A&R LLCA.
(e)   Reservation of Stock.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock an amount equal to at least the number of then-outstanding Common Units subject to Redemption (as defined in the QualTek Holdco A&R LLCA) from time to time.
(f)   Splits.   If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Second A&R Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of Class A Common Stock into a greater or lesser number of shares, the shares of Class B Common Stock outstanding immediately prior to such subdivision shall be proportionately similarly combined or subdivided such that the ratio of shares of outstanding Class B Common Stock to shares of outstanding Class A Common Stock immediately prior to such subdivision shall be maintained immediately after such combination or subdivision. Any adjustment described in this Section 4.3(f) shall become effective at the close of business on the date the combination or subdivision becomes effective.
ARTICLE V
BY-LAWS
Section 5.1    By-Laws.   In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as the same may be amended from time to time, the “By-Laws”) without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Second A&R Certificate of Incorporation and without limiting the rights or obligations of any party pursuant to the Investor Rights Agreement. Without limiting the rights or obligations of any party to the Investor Rights Agreement, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the By-Laws, or to adopt any provision inconsistent therewith.
ARTICLE VI
BOARD OF DIRECTORS
Section 6.1   Board of Directors.
(a)   Board Powers.   Except as otherwise provided in this Second A&R Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
(b)   Number, Election and Term.
(i)   Without limiting the rights or obligations of any party to the Investor Rights Agreement with respect thereto or except as otherwise provided for or fixed in any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the whole Board shall initially be up to nine (9) and thereafter be determined from time to time by resolution adopted by the Board.
(ii)   Without limiting the rights or obligations of any party pursuant to the Investor Rights Agreement, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders for the calendar year ended December 31, 2022, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders for the calendar year ended December 31, 2023 and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders for the calendar year ended December 31, 2024. At each annual meeting including and following the annual meeting of the stockholders for the calendar year ended December 31, 2022, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and without limiting the rights or obligations of any party pursuant to the Investor Rights Agreement, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is authorized to assign members of the Board already in office to their respective class in accordance with the Investor Rights Agreement.
(iii)   Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office.
(iv)   Directors of the Corporation need not be elected by written ballot unless the By-Laws shall so provide.
Section 6.2   Newly-Created Directorships and Vacancies.   Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding and without limiting the rights or obligations of any party granted pursuant to the Investor Rights Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled (a) by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders) or (b) upon the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.
Section 6.3   Resignation and Removal.   Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the By-Laws. Without limiting the rights or obligations of any party pursuant to the Investor Rights Agreement, any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only upon the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Without limiting the rights or obligations of any party pursuant to the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected pursuant to Section 6.2.
Section 6.4   Preferred Stock Directors.   Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Second A&R Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 6.1(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to Section 6.1(b) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly.
Section 6.5   Quorum.   A quorum for the transaction of business by the directors shall be set forth in the By-Laws.
ARTICLE VII
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS
Section 7.1   Consent of Stockholders in Lieu of Meeting.   Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, or by certified or registered mail, return receipt requested.
Section 7.2   Meetings of Stockholders.   Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or as otherwise provided in the By-Laws. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1   Limited Liability of Directors.   To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.
Section 8.2   Indemnification and Advancement of Expenses.
(a)   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Section 8.2, a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 (as amended from time to time, “ERISA”) excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.
(b)   The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 8.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Second A&R Certificate of Incorporation, the By-Laws, the Investor Rights Agreement, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c)   Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second A&R Certificate of Incorporation inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)   This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Indemnitees.
ARTICLE IX
DGCL SECTION 203
Section 9.1   DGCL Section 203.    The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
Section 9.2   Permitted Business Combinations.   Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(a)   prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; or
(b)   upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c)   at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent (notwithstanding the provisions of Article VII hereof), by the affirmative vote of at least 66 2∕3% of the outstanding voting stock of the Corporation that is not owned by the interested stockholder; or

(d)   the stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.
Section 9.3 Certain Definitions.
(a)   “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(b)   “associate”, when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(c)   “BCP” means Brightstar Capital Partners, L.P. and its affiliates, together with their respective affiliates, subsidiaries, successors and assigns (other than the Corporation and its subsidiaries).
(d)   “BCP Direct Transferee” means any person that acquires (other than in a registered public offering) directly from BCP or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.
(e)   “business combination”, when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i)   any merger or consolidation of the Corporation (other than a merger effected pursuant to Section 253 or 267 of the DGCL) or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 9.2 is not applicable to the surviving entity;
(ii)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii)   any transaction that results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g), 253 or 267 of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv)   any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary that is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(v)   any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(f)   “control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(g)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(h)   “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or (iii) the affiliates and associates of any such person described in clauses (i) and (ii); provided, however, that “interested stockholder” shall not include (x) BCP or any BCP Direct Transferee, or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (y) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (y) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of (I) further action not caused, directly or indirectly, by such person or (II) an acquisition of a de minimis number of such additional shares. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(i)   “owner”, including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
(i)   beneficially owns such stock, directly or indirectly; or
(ii)   has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
(iii)   has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(j)   “person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated association or other entity.
(k)   “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(l)   “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference in this Article IX to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.
ARTICLE X
COMPETITION AND CORPORATE OPPORTUNITIES
Section 10.1   Competition and Corporate Opportunities.
(a)   In recognition and anticipation that (i) certain directors, principals, officers, employees, equityholders and/or other representatives of the Sellers, the Sponsors and their respective Affiliates and Affiliated Entities (each, as defined below) may serve as directors, officers or agents of the Corporation, (ii) the Sellers, the Sponsors and their respective Affiliates and Affiliated Entities, including (I) any portfolio company in which they or any of their respective Affiliates or Affiliated Entities have made a debt or equity investment (and vice versa) or (II) any of their respective limited partners, non-managing members or other similar direct or indirect investors, may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other businesses that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates and Affiliated Entities including (I) any portfolio company in which they or any of their respective Affiliates or Affiliated Entities have made a debt or equity investment (and vice versa) or (II) any of their respective limited partners, non-managing members or other similar direct or indirect investors may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any Seller, any Sponsor, the Non-Employee Directors or their respective Affiliates or Affiliated Entities and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
(b)   None of (i) any Seller, (ii) any Sponsor or (iii) any Non-Employee Director or his or her Affiliates or Affiliated Entities (such Persons (as defined below) being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in and possessing interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business in which the Corporation or any of its subsidiaries now engages or proposes to engage or (2) competing with the Corporation or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by the laws of the State of Delaware, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 10.1(c). Subject to Section 10.1(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity or matter which may be a corporate or other business opportunity for itself, herself or himself and the Corporation or any of its, his or her Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty (fiduciary, contractual or otherwise) to communicate, present or offer such transaction or other business opportunity or matter to the Corporation or any of its subsidiaries or any stockholder, as the case may be, and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any subsidiary of the Corporation for breach of any duty (fiduciary, contractual or otherwise) as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not present such opportunity to the Corporation or any of its subsidiaries or stockholders.
(c)   The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely and expressly in his or her capacity as a director or officer of the Corporation, such opportunity is one the Corporation is legally permitted to undertake and would otherwise be reasonable for the Corporation to pursue, in which case, the provisions of Section 10.1(b) shall not apply to any such corporate opportunity.
(d)   In addition to and notwithstanding the foregoing provisions of this Article X, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation, (iii) is one in which the Corporation has no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Board or such member’s Affiliate over which such member of the Board has no direct or indirect influence or control, including, but not limited to, a blind trust.
(e)   For purposes of this Article X, (i) “Affiliate” shall mean (A) in respect of a Seller or a Sponsor, any Person that, directly or indirectly, is controlled by such Seller or such Sponsor (as applicable), controls such Seller or such Sponsor (as applicable) or is under common control with such Seller or such Sponsor (as applicable) and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (B) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (C) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; (ii) “Affiliated Entity” shall mean (A) any Person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Corporation and any entity that is controlled by the Corporation), (B) any direct or indirect partner, stockholder, member, manager or other representative of such Person or (C) any Affiliate of any of the foregoing; and (iii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
(f)   To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

(g)   Any alteration, amendment, addition to or repeal of this Article X shall require the affirmative vote of at least 80% of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Neither the alteration, amendment, addition to or repeal of this Article X, nor the adoption of any provision of this Second A&R Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of (i) any business opportunity first identified, (ii) any other matter occurring, or (iii) any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second A&R Certificate of Incorporation, the By-Laws or applicable law.
ARTICLE XI
SEVERABILITY
Section 11.1   Severability.   If any provision of this Second A&R Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Second A&R Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second A&R Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
ARTICLE XII
FORUM
Section 12.1   Forum.   Unless the Corporation consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim against the Corporation or any director, officer, other employee or stockholder of the Corporation (i) arising pursuant to any provision of the DGCL, this Second A&R Certificate of Incorporation (as it may be amended or restated) or the By-Laws or (ii) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim against the Corporation or any current or former officer or director or other employee or stockholder of the Corporation governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Delaware Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended as amended from time to time. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII
AMENDMENTS
Section 13.1   Amendments.   Except as expressly provided in the remainder of this Second A&R Certificate of Incorporation (including any certificate of designations relating to any services of Preferred Stock) and without limiting the rights or obligations of any party pursuant to the Investor Rights Agreement, this Second A&R Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be duly executed in its name and on its behalf by an authorized officer as of this [•] day of [•], 2021.
ROTH CH ACQUISITION III CO.
By:
Name:
Title:

Annex C
AMENDED AND RESTATED
BY-LAWS
OF
QUALTEK SERVICES INC.
ARTICLE I
OFFICES
Section 1.1   Registered Office.   The registered office of QualTek Services Inc. (the “Corporation”) shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.
Section 1.2   Additional Offices.   The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II
STOCKHOLDERS
Section 2.1   Annual Meetings.   The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware, or by means of remote communications, including by webcast, pursuant to Section 2.12(c)(ii), as may be designated from time to time by the Board. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.
Section 2.2   Special Meetings.   Except as otherwise required by the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) or provided by the certificate of incorporation of the Corporation (as amended, restated, modified or supplemented from time to time, the “Certificate of Incorporation”), and subject to the rights of the holders of any class or series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders may be called only by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer. Special meetings of the stockholders may be held either at a place, within or without the State of Delaware, or by means of remote communications, including by webcast, pursuant to Section 2.12(c)(ii) as the Board may determine. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled.
Section 2.3   Notice of Meetings.   Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-Laws, notice of the date, time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at a meeting, the record date for determining the stockholders entitled to vote at a meeting (if such date is different from the record date for stockholders entitled to notice of such meeting) and, in the case of a special meeting of the stockholders, the purpose or purposes of such special meeting of the stockholders shall be given not more than sixty (60), nor less than ten (10), days prior thereto (unless a different time is specified by law), to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
Section 2.4   Quorum; Adjournments.   The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided herein, by applicable law or by the Certificate of Incorporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or, by a majority of the voting power thereof, the stockholders present (either in person or by proxy) may, to the extent permitted by law, adjourn the meeting from time to time without further notice (other than announcement at the meeting of the date, time and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person or represented by proxy and vote at such adjourned meeting) until a quorum shall be present or represented. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series of stock of the Corporation is required, a majority of the voting power of the outstanding shares of such class or series or classes or series of stock of the Corporation, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. At any adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the original meeting. Notice need not be given of any adjourned meeting if the time, date and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person or represented by proxy and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than sixty (60) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.
Section 2.5   Organization of Meetings.   The Chairman of the Board, or in the absence of the Chairman of the Board, or at the Chairman of the Board’s discretion, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s discretion, any officer of the Corporation, shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary or, in the Secretary’s absence, an Assistant Secretary, shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote, imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, establishing procedures for the transaction of business at the meeting (including the dismissal of business not properly presented), maintaining order at the meeting and safety of those present, restricting entry to the meeting after the time fixed for commencement thereof and limiting the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 2.6   Proxies.
(a)   At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, subject to applicable law. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (i) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (ii) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting such authorization by means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission but no such proxy shall be voted or acted upon after three years from its date, unless such proxy provides for a longer period; provided that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. If it is determined that such electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making such determination shall specify the information upon which they relied.
(b)   A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.
(c)   Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraphs of this Section 2.6 (including any electronic transmission) may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
(d)   Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.
Section 2.7   Voting.   When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any matter brought before such meeting, unless such matter is one upon which by express provision of the Certificate of Incorporation, the Investor Rights Agreement (as defined in the Certificate of Incorporation), these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such matter. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series of stock of the Corporation is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series of stock of the Corporation shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the Certificate of Incorporation, the Investor Rights Agreement, these By-Laws or the DGCL a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 2.8   Fixing Record Date.
(a)   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change or conversion or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
(c)   Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to action in writing without a meeting is fixed by the Board, (i) if no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
Section 2.9   Consents in Lieu of Meeting.   At any time when action by one or more classes or series of stockholders of the Corporation is permitted to be taken by written consent pursuant to the Certificate of Incorporation, the provisions of this section shall apply. All consents properly delivered in accordance with the Certificate of Incorporation and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the Corporation as required by the DGCL, written consents signed by the holders of a sufficient number of shares of stock of the Corporation to take such action are so delivered to the Corporation in accordance with the Certificate of Incorporation and the applicable provisions of the DGCL. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if such action had been taken at a meeting, would have been entitled to notice of such meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take such action were delivered to the Corporation in accordance with the Certificate of Incorporation and the applicable provisions of the DGCL. Any action taken pursuant to any such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.
Section 2.10   List of Stockholders Entitled to Vote.   The Corporation shall prepare, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of such meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the date of such meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of such stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to such meeting for a period of at least ten (10) days prior to such meeting on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the Corporation or any other reasonably accessible location. In the event that the Corporation determines to make such list available on an electronic network, the Corporation may take reasonable steps to ensure that such list is available only to stockholders of the Corporation. If such meeting is to be held at a designated place, then such list shall be produced and kept at such designated place at the time of such meeting during the entire duration thereof, and such list may be inspected by any stockholder who is present thereat. If such meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the entire duration of such meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.11   Inspectors.   The Board, in advance of all meetings of the stockholders, may, and shall if required by law, appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but who shall not be directors of the Corporation or candidates for election as directors. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before discharging such duties, shall take and sign an oath to faithfully execute such duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. The inspectors so appointed or designated shall (a) ascertain the number of shares of stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares of stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law.
Section 2.12   Conduct of Meetings
(a)   Annual Meetings of Stockholders.
(i)   Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) as provided in the Investor Rights Agreement, (B) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.3, (C) by or at the direction of the Board or any authorized committee thereof, or (D) by any stockholder who is entitled to vote on such election or such other business at the meeting, who has complied with the notice procedures set forth in Section 2.12(a)(ii) and Section 2.12(a)(iii) and who was a stockholder of record at the time such notice was delivered to the Secretary.
(ii)   For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12(a)(i)(D), the stockholder must have given timely notice thereof in writing to the Secretary (even if such matter is already the subject of any notice to the stockholders or a public announcement from the Board), and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is scheduled for more than thirty (30) days before, or more than seventy (70) days following, such anniversary date, or if no annual meeting was held in the preceding year, to be timely, a stockholder’s notice shall be so delivered not later than ten (10) days following the day on which public announcement of the date of such meeting is first made. For purposes of the application of Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision), the date for notice specified in this Section 2.12(a)(ii) shall be the earlier of the date calculated as provided in the previous sentence or the date specified in paragraph (c)(1) of Rule 14a-4. For purposes of the first annual meeting of stockholders following the adoption of these By-Laws, the date of the preceding year’s annual meeting shall be deemed to be [•] of the preceding calendar year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice pursuant to this Section 2.12. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 2.12. Notwithstanding anything in this Section 2.12to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one-hundred (100) calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders, then a stockholder’s notice required by this Section 2.12 shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.
(iii)   Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (u) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (v) the class or series and number of shares of stock of the Corporation which are owned directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (w) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at such meeting to propose such business or nomination, (x) a representation as to whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (I) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (y) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions in its capacity as a stockholder, and (z) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (x) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (y) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation, and/or (z) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this Section 2.12(a)(iii) or Section 2.12(b)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation (A) not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), (B) not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof), and (C) not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. The foregoing notice requirements of this Section 2.12(a)(iii) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 2.12(a)(iii) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(b)   Special Meetings of the Stockholders.   Only such business shall be conducted at a special meeting of the stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.3. At any time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board, nominations of persons for election to the Board may be made at a special meeting of the stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or a committee thereof, (ii) as provided in the Investor Rights Agreement, or (iii) if the Board has determined that directors shall be elected at such meeting, by any stockholder who is entitled to vote on such election at the meeting who has complied with the notice procedures set forth in this Section 2.12 and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of the stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by Section 2.12(a)(ii) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the date that is one hundred twenty (120) days prior to such special meeting of the stockholders and not later than the close of business on the date that is ninety (90) days prior to such special meeting of the stockholders or ten (10) days following the day on which public announcement is first made of the date of the special meeting of the stockholders and of the nominees proposed by the Board to be elected at such meeting.
(c)   General.
(i)   Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.
(ii)   Notwithstanding the foregoing provisions of this Section 2.12, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of the stockholders to present a nomination or business of such stockholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(iii)   If authorized by the Board in its sole discretion, and subject to such rules, regulations and procedures as the Board may adopt, stockholders of the Corporation and proxyholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
(iv)   For purposes of this Section 2.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or comparable national news service, in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or otherwise disseminated in a manner constituting “public disclosure” under Regulation FD promulgated by the Securities and Exchange Commission.
(v)   No adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice (or extend any notice time period) of such meeting for purposes of this Section 2.12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 2.12 to be timely, such notification must be delivered within the periods set forth herein with respect to the originally scheduled meeting.
(vi)   Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided, however, that, to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including Section 2.12(a)(i)(D) and Section 2.12(b) hereof), and compliance with Section 2.12(a)(i)(D) and Section 2.12(b) shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this Section 2.12 shall apply to the right, if any, of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(vii)   Notwithstanding anything to the contrary contained herein, for as long as the Investor Rights Agreement remains in effect with respect to the Parties (as defined in the Investor Rights Agreement) (the “Investor Rights Agreement Parties”), the Investor Rights Agreement Parties (to

the extent then subject to the Investor Rights Agreement) shall not be subject to the notice procedures set forth in Section 2.12(a)(ii), Section 2.12(a)(iii), Section 2.12(b) or Section 2.12(c)(ii) with respect to any annual or special meeting of the stockholders to the extent necessary to effect the transactions and rights set forth in the Investor Rights Agreement.
ARTICLE III
BOARD OF DIRECTORS
Section 3.1   Number; Election; Quorum; Voting.   The Board shall consist, subject to the Certificate of Incorporation and the Investor Rights Agreement or any certificate of designation with respect to any series of Preferred Stock, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the Board. The Board shall initially be comprised of up to nine (9) Directors. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships and except as otherwise expressly provided in the Certificate of Incorporation or the Investor Rights Agreement) be elected by the holders of a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of such directors in accordance with the terms of the Certificate of Incorporation the Investor Rights Agreement, as applicable. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by law, these By-Laws, by the Certificate of Incorporation or by the Investor Rights Agreement, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. Directors need not be stockholders.
Section 3.2   Vacancies.   Subject to the Certificate of Incorporation and the Investor Rights Agreement, unless otherwise required by the DGCL or Section 3.4, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, removal (including pursuant to the terms of the Certificate of Incorporation), retirement, disqualification or otherwise) shall be filled only by a majority of the directors then in office, although less than a quorum, by any authorized committee of the Board or by a sole remaining director.
Section 3.3   Meetings of the Board.   Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer, or by a majority of the total number of directors then in office, in each case, by written notice, including facsimile, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director in accordance with Section 11.2. Notice of each special meeting of the Board shall be given, as provided in Section 11.2, to each director (a) at least twenty-four (24) hours before such meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (b) at least two (2) days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (c) at least five (5) days before such meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then such notice may be given by the officer who called the meeting or the directors who requested the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).
Section 3.4   Preferred Stock Directors.   Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or separately as a class with one or more other series of Preferred Stock, to elect directors at an annual or special meeting of the stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series or class of Preferred Stock shall be in addition to the total number of directors fixed by the Board pursuant to the Certificate of Incorporation and these By-Laws. Except as otherwise expressly provided in the terms of any such series, the number of directors that may be so elected by the holders of any such series shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.
Section 3.5   Committees.   The Board may from time to time establish one or more committees of the Board to serve at the discretion of the Board, which shall, subject to the Investor Rights Agreement, be comprised of such members of the Board and have such duties as the Board shall from time to time determine. Subject to the Investor Rights Agreement, any director may belong to any number of committees of the Board. Subject to the Certificate of Incorporation and the Investor Rights Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Subject to the Investor Rights Agreement, in the absence or disqualification of a member of a committee and, the absence or disqualification of such member’s alternate, if any, the member or members present at any meeting and not disqualified, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Subject to the Investor Rights Agreement, unless otherwise provided in the resolution of the Board designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee and may delegate to a subcommittee any or all of the powers and authority of such committee. Any committee, to the extent provided in the resolution of the Board establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided that, no committee shall have power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopt, amend or repeal all or any portion of these By-Laws. Each committee of the Board may fix its own rules of procedure and shall hold its meetings pursuant to such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided by a resolution of the Board designating a committee, the presence of at least a majority of the members of such committee shall be necessary to constitute a quorum unless such committee shall consist of one or two members, in which event one member shall constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting of a committee at which a quorum is present.
Section 3.6   Consent in Lieu of Meeting.   Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings (including any electronic transmission or transmissions) are filed with the minutes of proceedings of the Board or committee.
Section 3.7   Telephonic Meetings.   The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.7 shall constitute presence in person at such a meeting except where such person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
Section 3.8   Compensation.   The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE IV
OFFICERS
Section 4.1   Officers.   The Board shall elect officers of the Corporation, including a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board may also from time to time elect such other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any one or more offices may be held by the same person. The Board may also elect or appoint a Chairman of the Board, who may or may not also be an officer of the Corporation. The Board may elect or appoint co-Chairmen of the Board, co-Presidents or co-Chief Executive Officers and, in such case, references in these By-Laws to the Chairman of the Board, the President or the Chief Executive Officer shall refer to either such co-Chairman of the Board, co-President or co-Chief Executive Officer, as the case may be.
Section 4.2   Term; Removal.   All officers of the Corporation shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until their respective successors are elected and qualified or until his or her earlier resignation or removal. Any officer may be removed from office at any time either with or without cause by the Board, or, in the case of appointed officers, by the Chief Executive Officer or any elected officer upon whom such power of removal shall have been conferred by the Board.
Section 4.3   Powers.   Each of the officers of the Corporation shall have the powers and duties prescribed by law, by these By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board or such appointing officer, shall have such additional powers and duties as ordinarily pertain to that office.
Section 4.4   Delegation.   Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.
ARTICLE V
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 5.1   Right to Indemnification.   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or any other type whatsoever (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Except as provided in Section 5.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 5.2   Right to Advancement of Expenses.   In addition to the right to indemnification conferred in Section 5.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article V (which shall be governed by Section 5.3) (hereinafter an “advancement of expenses”); provided, however, that, if (a) the DGCL requires or (b) in the case of an advancement made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to indemnification under this Article V or otherwise.
Section 5.3   Right of Indemnitee to Bring Suit.   If a claim under Section 5.1 or Section 5.2 is not paid in full by the Corporation within (a) sixty (60) days after a written claim for indemnification has been received by the Corporation or (b) twenty (20) days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.
Section 5.4   Non-Exclusivity of Rights; Indemnification by Other Persons.
(a)   The provision of indemnification or the advancement of expenses and costs to any indemnitee under this Article V, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article V, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.
(b)   Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation or as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article V, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation against or contribution by the indemnitee-related entities and no right of advancement, indemnification or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation under this Article V. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 5.4(b), entitled to enforce this Section 5.4(b). For purposes of this Section 5.4(b), the following terms shall have the following meanings:
(i)   The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.
(ii)   The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to applicable law, any agreement, certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.
Section 5.5   Contract Rights.   The rights conferred upon indemnitees in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 5.6   Insurance.   The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 5.7   Employees and Agents.   The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE VI
CORPORATE BOOKS
Section 6.1   Corporate Books.   The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.

ARTICLE VII
CHECKS, NOTES, PROXIES, ETC.
Section 7.1   Checks, Notes, Proxies, Etc.   All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board or such officer or officers who may be properly delegated such authority. Proxies to vote and consents with respect to securities of other corporations or other entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time determine.
ARTICLE VIII
SHARES AND OTHER SECURITIES OF THE CORPORATION
Section 8.1   Certificated and Uncertificated Shares.   The shares of stock of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.
Section 8.2   Signatures.   Each certificate representing stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation, which authorized officers shall include, without limitation, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Secretary or any Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 8.3   Lost, Destroyed or Wrongfully Taken Certificates.
(a)   If an owner of a certificate representing shares stock of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares of stock of the Corporation or such shares of stock of the Corporation in uncertificated form if the owner (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares of stock of the Corporation has been acquired by a protected purchaser, (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares of stock of the Corporation, and (iii) satisfies other reasonable requirements imposed by the Corporation.
(b)   If a certificate representing shares of stock of the Corporation has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares of stock of the Corporation before receiving any such notification, the owner shall, to the fullest extent permitted by law, be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares of stock of the Corporation or such shares of stock of Corporation in uncertificated form.
Section 8.4   Transfer of Stock.
(a)   Transfers of record of shares of stock of the Corporation shall be made only upon the books administered by or on behalf of the Corporation and only (i) upon proper transfer instructions, including by electronic transmission, pursuant to the direction of the registered holder thereof, such person’s attorney lawfully constituted in writing, or from an individual presenting proper evidence of succession, assignment or authority to transfer such shares of stock of the Corporation or (ii) in the case of stock of the Corporation represented by certificate(s), upon delivery of a properly endorsed certificate(s) for a like number of shares of stock of the Corporation or accompanied by a duly executed stock transfer power.
(b)   The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 8.5   Registered Stockholders.   Before due presentment for registration of transfer of a certificate representing shares of stock of the Corporation or of an instruction requesting registration of transfer of uncertificated shares of stock of the Corporation, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares of stock of the Corporation, receive dividends or notifications with respect to such shares of stock of the Corporation and otherwise exercise all the rights and powers of the owner of such shares of stock of the Corporation, except that a person who is the beneficial owner of such shares of stock of the Corporation (if held in a voting trust or by a nominee on behalf of such person) may also so inspect the books and records of the Corporation upon providing documentary evidence of beneficial ownership of such shares of stock of the Corporation and satisfying such other conditions as are provided under applicable law.
Section 8.6   Regulations.   The Board shall have power and authority to make such additional rules and regulations, subject to any applicable law and the Investor Rights Agreement, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock of the Corporation or certificates representing shares of the stock of the Corporation. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares of stock of the Corporation bear the signature of any transfer agent or registrar so appointed.
ARTICLE IX
FISCAL YEAR
Section 9.1   Fiscal Year.   The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall be the calendar year.
ARTICLE X
CORPORATE SEAL
Section 10.1   Corporate Seal.   The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
ARTICLE XI
GENERAL PROVISIONS
Section 11.1   Notice.   Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-Laws, notice of any meeting need not be given to any person who shall attend such meeting (except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).
Section 11.2   Means of Giving Notice.   Except as otherwise set forth in any applicable law or any provision of the Certificate of Incorporation or these By-Laws, notice of any meeting shall be given by the following means:

(a)   Notice to Directors.   Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given (A) if given by hand delivery, orally, or by telephone, when actually received by the director, (B) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (C) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (D) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (E) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (F) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(b)   Electronic Transmission.   For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
(c)   Notice to Stockholders Sharing Same Address.   Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.
(d)   Exceptions to Notice Requirements.
(i)   Whenever notice is required to be given under the DGCL, the Certificate of Incorporation or these By-Laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of the State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(ii)   Whenever notice is required to be given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws to any stockholder to whom (A) notice of two (2) consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two (2) consecutive annual meetings, or (B) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12)-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of the State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in Section 11.2(d)(ii)(A) to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
Section 11.3   Headings.   Section headings in these By-Laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 11.4   Conflicts.   In the event that any provision of these By-Laws is or becomes inconsistent with any provision of the Certificate of Incorporation or the DGCL, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.
ARTICLE XII
AMENDMENTS
Section 12.1   Amendments.   Subject to the terms of the Investor Rights Agreement, these By-Laws may be made, amended, altered, changed, added to or repealed as set forth in the Certificate of Incorporation.

Annex D
BCP QUALTEK HOLDCO, LLC
2022 OMNIBUS INCENTIVE PLAN
ARTICLE I
PURPOSE; EFFECTIVE DATE; TERM
Section 1.1   Purpose.   The purpose of the BCP QualTek HoldCo, LLC 2022 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its Stockholders by enabling the Company to offer Eligible Individuals stock- and cash-based incentives in order to attract, retain, and reward such individuals and strengthen the mutuality of interests between such individuals and the Stockholders.
Section 1.2   Effective Date.   The Plan is effective as of [•], 2022 (the “Effective Date”), which is the date of its adoption by the Board, subject to the approval of the Plan by the Stockholders in accordance with Applicable Law.
Section 1.3   Term.   No Award may be granted on or after the 10th anniversary of the earlier of the Effective Date or the date of Stockholder approval of the Plan, but Awards granted before such 10th anniversary may extend beyond that date.
ARTICLE II
DEFINITIONS
For purposes of the Plan, the following terms will have the following meanings:
“Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade, or business that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) by the Company or any Affiliate; (d) any trade or business that directly or indirectly controls 50% or more (whether by ownership of stock, assets, or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any Affiliate has a material equity interest and that is designated as an “Affiliate” by resolution of the Committee; provided, however, that “Affiliate” will not include other portfolio companies of any fund controlled by Brightstar Capital Partners or any of its affiliates that are not Parents or Subsidiaries.
“Applicable Law” means the requirements related to or implicated by the administration or operation of the Plan under United States federal and applicable state laws (including corporate, securities, tax, and employment laws, and the Code), any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted.
“Award” means any award granted under the Plan of any Stock Option, Stock Appreciation Right, Restricted Shares, Performance Award, Other Share-Based Award, or Other Cash-Based Award. All Awards will be granted by, confirmed by, and subject to the terms and conditions of, a written Award Agreement executed by the Company and the Participant.
“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award.
“Board” means the Board of Directors of the Company.
“Business Combination” has the meaning set forth in Section 10.2(c).
“Cause” means, as determined by the Company, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to an Eligible Employee’s or Consultant’s Separation from Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), a Participant’s (i) insubordination, material dishonesty, fraud, moral turpitude, negligence or willful misconduct, refusal to perform the Participant’s duties or responsibilities (for any reason other than illness or incapacity), (ii) repeated or material violation of any policies of the Company, including, but not limited to, those relating to sexual harassment, ethics, discrimination, or the disclosure or misuse of confidential information, or violation or breach of any confidentiality agreement, work product agreement, or other agreement between the Participant and the Company, (iii) plea of guilty or nolo contendere to, conviction of, or indictment for, any crime (whether or not involving the Company or its Affiliates) (A) constituting a felony or (B) that has, or could reasonable expected result in, and adverse impact on the performance of the Participant’s duties to the Company or any of its Affiliates, (iv) misappropriation of any assets or business opportunities of the Company or its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement, or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement. Notwithstanding any foregoing term or condition of this definition of Cause, with respect to a Non-Employee Director, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
“Change in Control” has the meaning set forth in Section 11.2.
“Change in Control Price” has the meaning set forth in Section 11.1.
“Closing” means the consummation of the transactions contemplated by that certain Business Combination Agreement, dated as of July 23, 2021, by and among Dragoneer Growth Opportunities Corp. II, a Cayman Islands exempted company, Redwood Opportunity Merger Sub, Inc., a Delaware corporation, Redwood Merger Sub II, LLC, a Delaware limited liability company, and Papay Topco, Inc., a Delaware corporation.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.
“Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, “Committee” will be deemed to refer to the Board for all purposes under the Plan.
“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company.
“Company” means BCP QualTek Holdco, LLC., a Delaware limited liability company, and its successors by operation of law.
“Consultant” means an advisor or consultant to the Company or an Affiliate.
“Detrimental Conduct” means, as reasonably determined by the Company, the Participant’s engaging in any of the following behaviors, provided that such behavior causes or would be reasonably expected to cause material harm to the Company or an Affiliate: (a) any violation by the Participant of a restrictive covenant agreement that the Participant has entered into with the Company or an Affiliate (covering, for example, confidentiality, noncompetition, nonsolicitation, nondisparagement, etc.); (b) the commission of a criminal act by the Participant while employed by or providing services to the Company or an Affiliate, whether or not performed in the workplace, that subjects, or if generally known would subject, the Company or an Affiliate to public ridicule or embarrassment, or other improper or intentional conduct by the Participant while employed by or providing services to the Company or an Affiliate causing reputational harm to the Company or an Affiliate; (c) the Participant’s breach of a fiduciary duty owed to the Company or an Affiliate or a client or former client of the Company or an Affiliate; (d) the Participant’s intentional violation, or grossly negligent disregard, of the Company’s or an Affiliate’s policies, rules, or procedures; or (e) the Participant taking or maintaining trading positions that result in a need to restate financial results in a subsequent reporting period or that result in a significant financial loss to the Company or an Affiliate.
“Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Separation from Service, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability will only be deemed to occur at the time of the determination by the Committee of the Disability; provided, however, that, for Awards that are subject to Section 409A, Disability means that a Participant is disabled within the meaning of Section 409A.

“Effective Date” has the meaning set forth in Section 1.2.
“Eligible Employee” means each employee of the Company or an Affiliate.
“Eligible Individual” means each Eligible Employee, Non-Employee Director, or Consultant who is designated by the Committee as eligible to receive an Award.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.
“Fair Market Value” means, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date as reported on the principal stock exchange in the United States on which the Common Stock is then listed, or if the Common Stock is not listed, or otherwise reported or quoted, the Committee will determine the Fair Market Value taking into account the requirements of Section 409A. For purposes of the grant of any Award, the applicable date will be the trading day immediately before the date on which the Award is granted. For purposes of the purchase of any Award, the applicable date will be the date a notice of purchase is received by the Company or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, the Committee may use any alternative definition of Fair Market Value that it determines should be used in connection with the grant, exercise, vesting, settlement, or payment of any Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of the Common Stock on the applicable stock exchange on the given date, the trading day preceding the given date, the trading day next succeeding the given date, or an average of trading days.
“Family Member” of a Participant means the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
“GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.
“Incentive Stock Option” or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries, or any Parent intended to be, qualifying, and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
“Incumbent Directors” has the meaning set forth in Section 11.2(b).
“Lead Underwriter” has the meaning set forth in Section 13.21.
“Lock-Up Period” has the meaning set forth in Section 13.21.
“Non-Employee Director” means a member of the Board or the board of directors of an Affiliate who is not an active employee of the Company or an Affiliate.
“Nonqualified Stock Option” means any Stock Option that is not an ISO.
“Other Cash-Based Award” means an award granted to an Eligible Individual under Section 10.3 that is payable in cash at the time or times and subject to the terms and conditions determined by the Committee.
“Other Share-Based Award” means an award granted to an Eligible Individual under Article X that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an award valued by reference to an Affiliate. Other Share-Based Awards may include RSUs.
“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
“Participant” means an Eligible Individual who has been granted, and holds, an Award.

“Performance Award” means an award granted to an Eligible Individual under Article IX contingent upon achieving specified Performance Goals.
“Performance Goals” means goals established by the Committee as contingencies for Awards to vest or become exercisable or distributable, which may be based on business objectives or other measures of performance as the Committee, in its discretion, deems appropriate. Performance Goals may differ among Awards granted to any one Participant or to different Participants. The Committee may also designate additional business objectives on which the Performance Goals may be based and adjust, modify, or amend the aforementioned business objectives.
“Performance Period” means the designated period during which Performance Goals must be satisfied with respect to a Performance Award.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a government or any branch, department, agency, political subdivision, or official thereof.
“Plan” means this BCP QualTek HoldCo, LLC 2022 Omnibus Incentive Plan.
“Proceeding” has the meaning set forth in Section 13.10.
“Restricted Shares” means restricted Shares granted to an Eligible Individual under Article VIII.
“Restriction Period” has the meaning set forth in Section 8.3(a).
“RSUs” has the meaning set forth in Section 10.1.
“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.
“Section 409A” means Code Section 409A.
“Securities Act” means the Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules, and regulations thereto.
“Separation from Service” means, unless otherwise determined by the Committee or the Company, the termination of the applicable Participant’s employment with, and performance of services for, the Company and all Affiliates, including by reason of the fact that the Participant’s employer or other service recipient ceases to be an Affiliate of the Company. Unless otherwise determined by the Company, if a Participant’s employment or service with the Company or an Affiliate terminates but the Participant continues to provide services to the Company or an Affiliate in a Non-Employee Director capacity or as an Eligible Employee or Consultant, as applicable, such change in status will not be considered a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates will not be considered Separations from Service. Notwithstanding the foregoing definition of Separation from Service, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” means a “separation from service” within the meaning of Section 409A.
“Share” means a share of Common Stock.
“Share Reserve” has the meaning set forth in Section 4.1.
“Stock Appreciation Right” means a right granted to an Eligible Individual under Article VII to receive an amount in cash or Shares equal to the difference between (a) the Fair Market Value of a Share on the date such right is exercised and (b) the per Share exercise price of such right.
“Stock Option” means an option to purchase Shares granted to an Eligible Individual under Article VI.
“Stockholder” means a stockholder of the Company.
“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Substitute Award” has the meaning set forth in Section 4.1.
“Ten Percent Stockholder” means a Person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries, or any Parent.
“Transfer” means (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance, or other disposition, whether for value or no value and whether voluntary or involuntary, and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate, or otherwise dispose of, whether for value or for no value and whether voluntarily or involuntarily. The terms “Transferred” and “Transferable” have a correlative meaning under the Plan.
ARTICLE III
ADMINISTRATION
Section 3.1   Committee.   The Plan will be administered and interpreted by the Committee; provided that the Board will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law. To the extent required by Applicable Law, it is intended that each member of the Committee will qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of the principal stock exchange in the United States on which the Common Stock is then listed, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee before such determination will be valid despite such failure to qualify.
Section 3.2   Grants of Awards.   The Committee will have full authority to grant, under the terms and conditions of the Plan, to Eligible Individuals: Stock Options, Stock Appreciation Rights, Restricted Shares, Performance Awards, Other Share-Based Awards, and Other Cash-Based Awards. In particular, the Committee will have the authority:
(a)   to select the Eligible Individuals to whom Awards may be granted;
(b)   to determine whether and to what extent Awards, or any combination thereof, are to be granted to one or more Eligible Individuals;
(c)   to determine the number of Shares to be covered by each Award;
(d)   to determine the terms and conditions, not inconsistent with the terms and conditions of the Plan, of all Awards;
(e)   to determine the amount of cash to be covered by each Award;
(f)   to determine whether, to what extent, and under what circumstances grants of Stock Options and other Awards are to operate on a tandem basis or in conjunction with or apart from other awards made by the Company outside of the Plan;
(g)   to determine whether and under what circumstances a Stock Option may be settled in cash, Common Stock, or Restricted Shares under Section 6.3(d);
(h)   to determine whether a Stock Option is an ISO or Nonqualified Stock Option;
(i)   to impose a “blackout” period during which Stock Options and/or Stock Appreciation Rights may not be exercised;
(j)   to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired upon the exercise of an Award for a period of time as determined by the Committee after the date of the acquisition of such Award;
(k)   to modify, extend, or renew an Award, subject to Section 6.3(g) and Article XII; and
(l)   solely to the extent permitted by Applicable Law, to determine whether, to what extent, and under what circumstances to provide loans (which may be on a recourse basis and bear interest at the rate the Committee may determine) to Participants in order to exercise Stock Options.

Section 3.3   Guidelines.   Subject to Article XII, the Committee will have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and not inconsistent with the Plan), as it may deem advisable; to construe and interpret the Plan, all Awards, and all Award Agreements (and in each case any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it deems necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special terms and conditions for Persons who are residing in, or employed in, or subject to the taxes of, any domestic or foreign jurisdictions to comply with Applicable Law. Notwithstanding the foregoing terms and conditions of this Section 3.3, no action of the Committee under this Section 3.3 may materially impair the rights of any Participant under the Plan or any Award without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3, and the Plan will be limited, construed, and interpreted in a manner so as to comply therewith.
Section 3.4   Sole Discretion; Decisions Final.   Any decision, interpretation, or other action made or taken by or at the direction of the Company, the Board, or the Committee (or any of their members) arising out of or in connection with the Plan will be within the sole and absolute discretion of all and each of them, as the case may be, and will be final, binding, and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns and all other Persons having an interest in the Plan.
Section 3.5   Designation of Consultants; Delegation of Authority.
(a)   The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers to grant Awards and execute agreements and other documents on behalf of the Committee, in each case to the extent permitted by Applicable Law. In the event of any designation of authority hereunder, subject to Applicable Law and any terms and conditions imposed by the Committee in connection with such designation, such designee or designees will have the power and authority to take such actions, exercise such powers, and make such determinations that are otherwise specifically designated to the Committee hereunder.
(b)   The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant, or agent will be paid by the Company. The Committee, its members, and any Person designated under Section 3.5(a) will not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board will be liable for any action or determination made in good faith with respect to the Plan or any Award.
(c)   The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards, provided that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.
Section 3.6   Indemnification.   To the maximum extent permitted by Applicable Law and the Certificate of Incorporation and By Laws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company and each Affiliate and member or former member of the Committee and the Board will be indemnified and held harmless by the Company against all costs and expenses and liabilities, and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s, or former member’s own fraud or bad faith. Such indemnification will be in addition to any right of indemnification the employees, officers, directors, or members or former officers, directors, or members may have under Applicable Law or under the Certificate of Incorporation or By Laws of the Company or an Affiliate. Notwithstanding any other term or condition of the Plan, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to himself or herself.
ARTICLE IV
SHARE LIMITATION
Section 4.1   Shares.
(a)   Share Limits and Counting. The maximum number of Shares available for issuance under the Plan may not exceed [           ] Shares (subject to any increase or decrease under this Section 4.1 or Section 4.2) (the “Share Reserve”). The Share Reserve may consist of authorized and unissued Shares and Shares held in or acquired for the treasury of the Company. The Share Reserve will automatically increase on each January 1 that occurs after the Effective Date, for 10 years, by an amount equal to the lesser of (i) the lesser of (x) 2% of the total number of Shares outstanding on December 31 of the preceding calendar year and (y) such number of Shares that would result in the number of Shares in the Share Reserve being equal to 15% of the aggregate number of Shares outstanding as of the final day of the immediately preceding calendar year, and (ii) such lesser number as may be determined by the Board. The maximum number of Shares with respect to which ISOs may be granted is [           ] Shares. With respect to Stock Appreciation Rights settled in Shares, upon settlement, only the number of Shares delivered to a Participant will count against the Share Reserve. If any Stock Option, Stock Appreciation Right, or Other Share-Based Award expires, terminates, or is cancelled for any reason without having been exercised in full, the number of Shares underlying such Award will be added back to the Share Reserve. If any Restricted Shares, Performance Awards, or Other Share-Based Awards denominated in Shares are forfeited for any reason, the number of Shares underlying such Award will be added back to the Share Reserve. Any Award settled in cash will not count against the Share Reserve. If Shares issuable upon exercise, vesting, or settlement of an Award, or Shares owned by a Participant (that are not subject to any pledge or other security interest), are surrendered or tendered to the Company in payment of the purchase or exercise price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan, such surrendered or tendered Shares will be added back to the Share Reserve. Awards may be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not count against the Share Reserve; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Stock Options intended to qualify as ISOs will count against the ISO limit above. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards and will not count against the Share Reserve.
(b)   Annual Non-Employee Director Award Limitation. The maximum value of Awards granted during any calendar year to any Non-Employee Director, taken together with any cash fees paid to that Non-Employee Director during the calendar year and the value of awards granted to the Non-Employee Director under any other compensation plan of the Company or any Affiliate during the calendar year, may not exceed $700,000 in total value (based on the Fair Market Value of the Shares underlying the Award as of the grant date for Restricted Shares and Other Share-Based Awards, and based on the grant date fair value for accounting purposes for Stock Options and Stock Appreciation Rights).

Section 4.2   Changes.
(a)   The existence of the Plan and any Awards will not affect in any way the right or power of the Board, the Committee, or the Stockholders to make or authorize (i) any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, or preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate, or (vi) any other corporate act or proceeding.
(b)   Subject to Section 11.1:
(i)   In the event of any change in the outstanding Common Stock or in the capital structure of the Company by reason of any stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, division, exchange, spin off, extraordinary cash or stock dividend, or other relevant change in capitalization, Awards will be equitably adjusted or substituted to the extent necessary to preserve the economic intent of such Awards.
(ii)   Fractional Shares resulting from any adjustment in Awards under this Section 4.2(b) will be aggregated until, and eliminated at, the time of exercise or payment by rounding down to the nearest whole number. No cash settlements will be required with respect to fractional Shares eliminated by rounding. Notice of any adjustment will be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) will be effective and binding for all purposes of the Plan.
Section 4.3   Minimum Purchase Price.   Notwithstanding any other term or condition of the Plan, if authorized but previously unissued Shares are issued under the Plan, such Shares may not be issued for a consideration that is less than as permitted under Applicable Law.
ARTICLE V
ELIGIBILITY
Section 5.1   General Eligibility.   All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan will be determined by the Committee.
Section 5.2   ISOs.   Notwithstanding Section 5.1, only Eligible Employees of the Company, its Subsidiaries, and any Parent are eligible to be granted ISOs.
Section 5.3   General Requirement.   The vesting and exercise of Awards granted to a prospective Eligible Individual must be conditioned upon such individual actually becoming an Eligible Employee, Consultant, or Non-Employee Director, respectively.
ARTICLE VI
STOCK OPTIONS
Section 6.1   Stock Options.   Stock Options may be granted alone or in addition to other Awards. Each Stock Option will be either (a) an ISO or (b) a Nonqualified Stock Option.
Section 6.2   Grants.   The Committee will have the authority to grant to any Eligible Employee one or more ISOs, Nonqualified Stock Options, or both types of Stock Options. The Committee will have the authority to grant any Consultant or Non-Employee Director one or more Nonqualified Stock Options. To the extent that any Stock Option does not qualify as an ISO, such Stock Option or the portion thereof that does not so qualify will constitute a separate Nonqualified Stock Option.
Section 6.3   Terms and Conditions of Stock Options.   Stock Options will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)   The exercise price per Share subject to a Stock Option will be determined by the Committee at the time of grant; provided that the per Share exercise price of a Stock Option may not be less than

100% (or, in the case of an ISO granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the grant date.
(b)   The term of each Stock Option will be fixed by the Committee; provided that no Stock Option may be exercisable more than 10 years after the date the Stock Option is granted; and provided, further, that the term of an ISO granted to a Ten Percent Stockholder may not exceed five years.
(c)   Unless otherwise determined by the Committee in accordance with this Section 6.3, Stock Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any Stock Option is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after the time of grant in whole or in part.
(d)   Subject to whatever installment exercise and waiting period terms and conditions that may apply under Section 6.3(e), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice must be accompanied by payment in full of the exercise price as follows: (i) in cash or by check, bank draft, or money order payable to the Company; (ii) solely to the extent permitted by Applicable Law, if the Common Stock is listed on a national stock exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the exercise price; (iii) to the extent the Committee authorizes, having the Company withhold Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date; or (iv) on such other terms and conditions that may be acceptable to the Committee. No Shares will be issued under the Plan until payment for those Shares has been made or provided for in accordance with the Plan.
(e)   No Stock Option will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options will be exercisable, during the Participant’s lifetime, only by the Participant, except that the Committee may determine at the time of grant or thereafter that a Nonqualified Stock Option that is otherwise not Transferable under this Section 6.3(e) is Transferable to a Family Member in whole or in part on terms and conditions that are specified by the Committee. A Nonqualified Stock Option that is Transferred to a Family Member under the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Nonqualified Stock Option by a permissible transferee of a Nonqualified Stock Option or a permissible transferee under a Transfer after the exercise of the Nonqualified Stock Option will be subject to the Plan and the applicable Award Agreement.
(f)   To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which ISOs are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary, or any Parent exceeds $100,000, such Stock Options will be treated as Nonqualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary, or any Parent at all times from the time an ISO is granted until three months before the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option will be treated as a Nonqualified Stock Option. Should any term or condition of the Plan not be necessary for the Stock Options to qualify as ISOs, or should any additional terms and conditions be required, the Committee may amend the Plan accordingly.
(g)   Subject to the terms and conditions of the Plan, Stock Options will be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend, or renew outstanding Stock Options, and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding any other term or condition of the Plan, except in connection with a corporate transaction involving the Company in accordance with Section 4.2, the repricing of Stock Options (and Stock Appreciation Rights) is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) any action that is treated as a “repricing” under GAAP and (B) repurchasing for cash or cancelling a Stock Option or a Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (B) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.
(h)   The Committee may provide that a Stock Option include a term or condition whereby the Participant may elect at any time before the Participant’s Separation from Service to exercise the Stock Option as to any part or all of the Shares subject to the Stock Option before the full vesting of the Stock Option and such Shares will be subject to the terms and conditions of Article VIII and be treated as Restricted Shares. Unvested Shares so exercised may be subject to a repurchase option in favor of the Company or to any other restriction the Committee may determine.
Section 6.4   Automatic Exercise.   The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Nonqualified Stock Option on a cashless basis on the last day of the term of such Stock Option if the Participant has failed to exercise the Nonqualified Stock Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Nonqualified Stock Option exceeds the exercise price of such Nonqualified Stock Option on the date of expiration of such Stock Option, subject to Section 13.5.
ARTICLE VII
STOCK APPRECIATION RIGHTS
Section 7.1   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights may be issued either alone or in tandem with Stock Options. Stock Appreciation Rights will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)   The exercise price per Share subject to a Stock Appreciation Right will be determined by the Committee at the time of grant; provided that the per Share exercise price of a Stock Appreciation Right will not be less than 100% of the Fair Market Value of the Common Stock at the time of grant.
(b)   The term of each Stock Appreciation Right will be fixed by the Committee, but may not be greater than 10 years after the date the right is granted.
(c)   Unless otherwise determined by the Committee in accordance with this Section 7.1, Stock Appreciation Rights will be exercisable at the time or times and subject to the terms and conditions determined by the Committee at the time of grant. If the Committee provides that any such right is exercisable subject to certain terms and conditions, the Committee may waive those terms and conditions on the exercisability at any time at or after grant in whole or in part.
(d)   Subject to whatever installment exercise and waiting period terms and conditions apply under Section 7.1(c), Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Stock Appreciation Rights to be exercised.
(e)   Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive, for each right exercised, up to, but no more than, an amount in cash or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one Share on the date that the right is exercised over the Fair Market Value of one Share on the date that the right was awarded to the Participant.
(f)   No Stock Appreciation Rights will be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights will be exercisable, during the Participant’s lifetime, only by the Participant.
Section 7.2   Automatic Exercise.   The Committee may include a term or condition in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of the Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 13.5.
ARTICLE VIII
RESTRICTED SHARES
Section 8.1   Restricted Shares.   The Committee will determine the Eligible Individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2), the time or times within which such Awards will be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.
Section 8.2   Awards and Certificates.   Participants selected to receive Restricted Shares will not have any right with respect to the Award, unless and until the Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of the Award. Further, such Award will be subject to the following:
(a)   The purchase price of Restricted Shares will be fixed by the Committee. Subject to Section 4.3, the purchase price for Restricted Shares may be zero to the extent permitted by Applicable Law, and, to the extent required by Applicable Law, such purchase price may not be less than par value.
(b)   Each Participant receiving Restricted Shares will be issued a stock certificate in respect of the Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate will be registered in the name of the Participant, and will, in addition to any legends required by Applicable Law, bear an appropriate legend referring to the terms and conditions applicable to the Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance, or charge of the restricted shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the BCP QualTek HoldCo, LLC. (the “Company”) 2022 Omnibus Incentive Plan (the “Plan”) and an award agreement entered into between the registered owner and the Company dated                   (the “Agreement”). Copies of such Plan and Agreement are on file at the principal office of the Company.”
(c)   If stock certificates are issued in respect of Restricted Shares, the Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed, and that, as a condition of any grant of Restricted Shares, the Participant must deliver a duly signed stock power or other instruments of assignment, each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event that such Award is forfeited in whole or part.
Section 8.3   Terms and Conditions.   Restricted Shares will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)   The Participant is not permitted to Transfer Restricted Shares during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement, and such agreement will set forth a vesting schedule and any event that would accelerate vesting of the Restricted Shares. Within these limits, based on service, attainment of Performance Goals, or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Shares and waive the deferral terms and conditions for all or any part of any Restricted Shares.
(b)   Except as provided in Section 8.3(a) and this Section 8.3(b) or as otherwise determined by the Committee, the Participant will have, with respect to Restricted Shares, all of the rights of a

Stockholder, including the right to receive dividends, the right to vote such Restricted Shares, and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender those Shares. The Committee may determine at the time of grant that the payment of dividends will be deferred until, and conditioned upon, the expiration of the applicable Restriction Period.
(c)   If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, the certificates for such Shares will be delivered to the Participant. All legends will be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other terms and conditions imposed by the Committee.
ARTICLE IX
PERFORMANCE AWARDS
Section 9.1   Performance Awards.   The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in Restricted Shares, such Shares will be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article VIII. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in Restricted Shares (based on the then current Fair Market Value of such Shares). Each Performance Award will be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may approve. The Committee will condition the right to payment of any Performance Award upon the attainment of Performance Goals established under Section 9.2(c).
Section 9.2   Terms and Conditions.   Performance Awards will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)   At the expiration of the applicable Performance Period, the Committee will determine the extent to which the Performance Goals established under Section 9.2(c) are achieved and the percentage of each Performance Award that has been earned.
(b)   Subject to the applicable Award Agreement and the Plan, Performance Awards may not be Transferred.
(c)   The Committee will establish the Performance Goals for the earning of Performance Awards based on a Performance Period applicable to each Participant or class of Participants. Such Performance Goals may incorporate terms and conditions for disregarding (or adjusting for) changes in accounting methods, corporate transactions, and other similar type events or circumstances.
(d)   Unless otherwise determined by the Committee at the time of grant, amounts equal to dividends declared during the Performance Period with respect to the number of Shares covered by a Performance Award will not be paid to the Participant.
(e)   After the Committee’s determination in accordance with Section 9.2(a), the Company will settle Performance Awards, in such form as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards. Notwithstanding the foregoing sentence, the Committee may award an amount less than the earned Performance Awards and subject the payment of all or part of any Performance Award to additional vesting, forfeiture, and deferral terms and conditions.
(f)   Subject to the applicable Award Agreement and the Plan, upon a Participant’s Separation from Service for any reason during the Performance Period for a Performance Award, the Performance Award will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.
(g)   Based on service, performance, and any other factors or criteria the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.
ARTICLE X
OTHER SHARE-BASED AND CASH-BASED AWARDS
Section 10.1   Other Share-Based Awards.   The Committee is authorized to grant to Eligible Individuals Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including Shares awarded purely as a bonus and not subject to terms or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units (“RSUs”), and Awards valued by reference to book value of Shares. Other Share-Based Awards may be granted either alone or in addition to or in tandem with other Awards. Subject to the terms and conditions of the Plan, the Committee has the authority to determine the Eligible Individuals to whom, and the time or times at which, Other Share-Based Awards will be granted, the number of Shares to be granted under such Awards, and all other terms and conditions of the Awards.
Section 10.2   Terms and Conditions.   Other Share-Based Awards will be subject to terms and conditions, not inconsistent with the Plan, determined by the Committee, and the following:
(a)   Subject to the applicable Award Agreement and the Plan, Shares subject to Other Share-Based Awards may not be Transferred before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.
(b)   Unless otherwise determined by the Committee at the time of grant, subject to the applicable Award Agreement and the Plan, the recipient of an Other Share-Based Award will not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents in respect of the number of Shares covered by the Award.
(c)   All Other Share-Based Awards and any Shares covered by those awards will vest or be forfeited to the extent so provided in the Award Agreement.
(d)   Common Stock issued on a bonus basis under this Article IX may be issued for no cash consideration. Common Stock purchased under a purchase right awarded under this Article X will be priced as determined by the Committee.
Section 10.3   Other Cash-Based Awards.   The Committee may grant Other Cash-Based Awards to Eligible Individuals in amounts, on terms and conditions, and for consideration, including no consideration or such minimum consideration as may be required by Applicable Law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting terms and conditions or may be awarded purely as a bonus and not subject to terms and conditions, and if subject to vesting, the Committee may accelerate such vesting at any time.
ARTICLE XI
CHANGE IN CONTROL
Section 11.1   Treatment of Awards upon a Change in Control.   In the event of a Change in Control, and except as otherwise determined by the Committee in an Award Agreement, a Participant’s unvested Awards will not vest automatically and will be treated in accordance with one or more of the following methods as determined by the Committee:
(a)   Awards, whether or not then vested, will be continued, assumed, or have new rights substituted therefor, and restrictions to which Restricted Shares or any other Award granted before the Change in Control are subject will not lapse upon the Change in Control and the Restricted Shares or other Awards will receive the same distribution as other Common Stock on terms and conditions determined by the Committee; provided that the Committee may decide to award additional Restricted Shares or other Awards in lieu of any cash distribution.
(b)   The Committee may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Fair Market Value of the Shares covered by such Awards as of the Change in Control, over the aggregate purchase or exercise price of such Awards.
(c)   The Committee may terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, and other Other Share-Based Awards that provide for a Participant-elected exercise, effective as of the Change in Control, by delivering notice of termination to each Participant at least 20 days before the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the

Change in Control, each affected Participant will have the right to exercise in full all of the Participant’s Awards that are then outstanding (without regard to any terms and conditions on exercisability otherwise contained in the Award Agreements), but any such exercise will be contingent on the occurrence of the Change in Control; provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void.
(d)   The Committee may make any other determination as to the treatment of Awards in connection with a Change in Control. The treatment of Awards need not be the same for all Participants. Any escrow, holdback, earnout, or similar terms and conditions in the definitive agreements relating to the Change in Control may apply to any payment to the holders of Awards to the same extent and in the same manner as such terms and conditions apply to the holders of Shares.
Section 11.2   Change in Control.   Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” means:
(a)   any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the Stockholders in substantially the same proportions as their ownership of Common Stock), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than pursuant to a Business Combination that does not constitute a Change in Control under such Section 11.2(c);
(b)   during any period of 24 consecutive calendar months, individuals who were directors serving on the Board on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director after the first day of such period whose election, or nomination for election, by the Stockholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board;
(c)   consummation of a reorganization, merger, consolidation, or other business combination (any of the foregoing, a “Business Combination”) of the Company or any direct or indirect subsidiary of the Company with any other corporation, in any case with respect to which the Company voting securities outstanding immediately before such Business Combination do not, immediately after such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the Company or any ultimate parent thereof) more than 50% of the then outstanding voting securities entitled to vote generally in the election of directors of the Company (or its successor) or any ultimate parent thereof after the Business Combination; or
(d)   a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.
Notwithstanding the foregoing terms and conditions of this definition, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, a Change in Control will not be deemed to have occurred for purposes of such Award (or portion thereof) unless such transaction or series of related transactions also constitutes a “change in control event” with respect to the Company for purposes of Section 409A of the Code.

Section 11.3   Consummation of the Closing Not a Change in Control.   Notwithstanding the foregoing terms and conditions of the definition of Change in Control, the occurrence of the Closing will not be considered a Change in Control.
ARTICLE XII
AMENDMENT AND TERMINATION
Section 12.1   Amendment and Termination of Plan.   Subject to Section 12.3, the Board may amend or terminate the Plan at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.
Section 12.2   Amendment of Awards.   Subject to Section 12.3, the Committee may amend any Award at any time; provided, however, that no amendment will be effective unless approved by the Stockholders to the extent Stockholder approval is necessary to satisfy any Applicable Laws.
Section 12.3   No Material Impairment of Rights.   Rights under any Award granted before amendment or termination of the Plan or amendment of an Award may not be materially impaired by any such amendment or termination unless the Participant consents thereto.
ARTICLE XIII
GENERAL TERMS AND CONDITIONS
Section 13.1   Legend.   The Committee may require each person receiving Shares under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for Shares issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under Applicable Law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
Section 13.2   Book Entry.   Notwithstanding any other term or condition of the Plan, the Company may elect to satisfy any requirement under the Plan for the delivery of Share certificates through the use of another system, such as book entry or electronically.
Section 13.3   Other Plans.   Nothing contained in the Plan prevents the Board from adopting other or additional compensation arrangements, subject to Stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
Section 13.4   No Right to Employment, Consultancy, or Directorship.   Neither the Plan nor the grant of any Award gives any Person any right with respect to continuance of employment, consultancy, or directorship by the Company or any Affiliate, nor does the Plan or the grant of any Award cause any limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy, or directorship at any time.
Section 13.5   Withholding for Taxes.   The Company or an Affiliate, as the case may be, has the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by Applicable Law to be withheld (a) with respect to the vesting of or other lapse of restrictions applicable to an Award, (b) upon the issuance of any Shares upon the exercise of a Stock Option or Stock Appreciation Right, or (c) otherwise due in connection with an Award. At the time the tax obligation becomes due, the Participant must pay to the Company or the Affiliate, as the case may be, any amount that the Company or Affiliate determines to be necessary to satisfy the tax obligation. The Company or the Affiliate, as the case may be, may require or permit the Participant to satisfy the tax obligation, in whole or in part, (i) by causing the Company or Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Participant as may be necessary to satisfy such tax obligation or (ii) by delivering to the Company or Affiliate Shares already owned by the Participant. The Shares so delivered or withheld must have an aggregate Fair Market Value equal to the tax obligation. The Fair Market Value of the Shares used to satisfy the tax obligation will be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Participant may satisfy his or her tax obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. Any fraction of a Share required to satisfy tax obligations will be disregarded and the amount due must be paid instead in cash by the Participant.
Section 13.6   No Assignment of Benefits.   No Award or other benefit payable under the Plan may, except as otherwise specifically provided by Applicable Law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit will be void, and any such benefit will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any Person who will be entitled to such benefit, nor will it be subject to attachment or legal process for or against such Person.
Section 13.7   Listing and Other Terms and Conditions.
(a)   Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national stock exchange or system sponsored by a national securities association, the issuance of Shares under an Award will be conditioned upon such Shares being listed on such exchange or system. The Company will have no obligation to issue such Shares unless and until such Shares are so listed, and the right to exercise any Stock Option or other Award with respect to such Shares will be suspended until such listing has been effected.
(b)   If at any time counsel to the Company is of the opinion that any sale or delivery of Shares under an Award is or may be unlawful or result in the imposition of excise taxes on the Company, the Company will have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Stock Option or other Award will be suspended until, in the opinion of said counsel, such sale or delivery would be lawful or would not result in the imposition of excise taxes on the Company.
(c)   Upon termination of any period of suspension under this Section 13.7, any Award affected by such suspension that has not expired or terminated will be reinstated as to all Shares available before such suspension and as to Shares that would otherwise have become available during the period of such suspension, but no such suspension will extend the term of any Award.
(d)   A Participant will be required to supply the Company with certificates, representations, and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent, and approval the Company determines necessary or appropriate.
Section 13.8   Stockholders Agreement and Other Requirements.   Notwithstanding any other term or condition of the Plan, as a condition to the receipt of Shares under an Award, to the extent required by the Committee, the Participant must execute and deliver a Stockholder’s agreement and such other documentation that sets forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms and conditions as the Committee may establish. The Company may require, as a condition of exercise, the Participant to become a party to an existing Stockholders agreement (or other agreement). Any payment of cash or issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative under the Plan will, to the extent thereof, be in full satisfaction of all claims of such Persons under the plan, and the Company may require the Participant or the Participant’s legal representative, as a condition to such payment or issuance or transfer, to execute a general release of all claims in favor of the Company and each Affiliate in such form as the Company may determine.
Section 13.9   Governing Law.   The Plan and actions taken in connection with the Plan will be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws (whether of the State of Delaware or any other jurisdiction).
Section 13.10   Jurisdiction; Waiver of Jury Trial.   Any suit, action, or proceeding with respect to the Plan or any Award or Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of the Plan or any Award or Award Agreement, will be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of the Company and each Participant irrevocably and unconditionally (a) submits in any proceeding relating to the Plan or any Award or Award Agreement, or for the recognition and enforcement of any judgment in respect of the Plan or any Award or Award Agreement (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts, and agrees that all claims in respect of any Proceeding will be heard and determined in such state court or, to the extent permitted by Applicable Law, in such federal court, (b) consents that any Proceeding may and will be brought in such courts and waives any objection that the Company or the Participant may have at any time after the Effective Date to the venue or jurisdiction of any Proceeding in any such court or that the Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (c) waives all right to trial by jury in any Proceeding (whether based on contract, tort, or otherwise) arising out of or relating to the Plan or any Award or Award Agreement, (d) agrees that service of process in any Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agrees that nothing in the Plan will affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
Section 13.11   Other Benefits.   No Award will be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Affiliate or affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.
Section 13.12   Costs.   The Company will bear all expenses associated with administering the Plan, including expenses of issuing Common Stock under Awards.
Section 13.13   No Right to Same Benefits.   The terms and conditions of Awards need not be the same with respect to each Participant, and Awards to individual Participants need not be the same in subsequent years (if granted at all).
Section 13.14   Death; Disability.   The Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by the Plan.
Section 13.15   Section 16(b) of the Exchange Act.   All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving Shares are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.
Section 13.16   Section 409A.   The Plan is intended to comply with Section 409A and will be limited, construed, and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A, it will be paid in a manner that complies with Section 409A. Notwithstanding any other provision of the Plan, any Plan provision that is inconsistent with Section 409A will be deemed to be amended to comply with Section 409A and to the extent such provision cannot be amended to comply, such provision will be null and void. The Company will have no liability to a Participant, or any other party, if an Award that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant, or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties will rest solely with the affected Participants and not with the Company. Notwithstanding any other provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A) will be delayed for the first six months after such separation from service and will instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period (or, if earlier, the date of death of the specified employee). All installment payments under the Plan will be deemed separate payments for purposes of Section 409A.
Section 13.17   California Participants.   The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (a) the terms and conditions of any Stock Options and Stock Appreciation Rights, to the extent vested and exercisable upon a Participant’s Separation from Service, will include any minimum exercise periods after Separation from Service required by Section 25102(o) and (b) any repurchase right of the Company or any Affiliate will include a minimum 90-day notice requirement. Any Plan term that is inconsistent with Section 25102(o) will, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).
Section 13.18   Successor and Assigns.   The Plan will be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator, or trustee of such estate.
Section 13.19   Severability of Terms and Conditions.   If any term or condition of the Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other term or condition of the Plan, and the Plan will be construed and enforced as if such term or condition had not been included.
Section 13.20   Payments to Minors, Etc.   Any benefit payable to or for the benefit of a minor, an incompetent Person, or other Person incapable of receipt thereof will be considered paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment will fully discharge the obligations of the Committee, the Board, the Company, all Affiliates, and their employees, agents, and representatives with respect thereto.
Section 13.21   Lock-Up Agreement.   As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of Common Stock (the “Lead Underwriter”), a Participant must irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time after the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter may specify (the “Lock-Up Period”). Each Participant must sign such documents as may be requested by the Lead Underwriter to effect the foregoing. The Company may impose stop-transfer instructions with respect to Common Stock acquired under an Award until the end of such Lock-Up Period.
Section 13.22   Separation from Service for Cause; Clawbacks; Detrimental Conduct.
(a)   The Company may cancel any unvested Awards if the Participant incurs a Separation from Service for Cause.
(b)   All awards, amounts, or benefits received or outstanding under the Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any Applicable Law related to such actions. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.
(c)   Except as otherwise determined by the Committee, notwithstanding any other term or condition of the Plan, if a Participant engages in Detrimental Conduct, whether during the Participant’s service or after the Participant’s Separation from Service, in addition to any other penalties or restrictions that may apply under the Plan, Applicable Law, or otherwise, the Participant must forfeit or pay to the Company the following:
(i)   any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;
(ii)   any cash or Shares received by the Participant in connection with the Plan within the 36-month period immediately before the date the Participant engaged in Detrimental Conduct; and
(iii)   the profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant under the Plan within the 36-month period immediately before the date the Participant engaged in Detrimental Conduct.
Section 13.23   Data Protection.   A Participant’s acceptance of an Award will be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
Section 13.24   Unfunded Plan.   The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but that is not yet made to a Participant by the Company, nothing in the Plan gives any Participant any right that is greater than the rights of a general unsecured creditor of the Company. The grant of an Award will not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation under any Award.
Section 13.25   Plan Construction.   In the Plan, unless otherwise stated, the following uses apply:
(a)   references to an Applicable Law refer to such Applicable Law and any amendments and supplements thereto and any successor Applicable Law, and to all valid and binding rules and regulations promulgated thereunder, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended or supplemented, or their successors, as in effect at the relevant time;
(b)   in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until,” and “ending on” (and the like) mean “to and including”;
(c)   indications of time of day will be based upon the time applicable to the location of the principal headquarters of the Company;
(d)   the words “include,” “includes,” and “including” (and the like) mean “include, without limitation,” “includes, without limitation,” and “including, without limitation” (and the like), respectively;
(e)   all references to articles, sections, and exhibits are to articles, sections, and exhibits in or to the Plan;
(f)   all words used will be construed to be of such gender or number as the circumstances and context require;
(g)   the captions and headings of articles, sections, and exhibits have been inserted solely for convenience of reference and will not be considered a part of the Plan, nor will any of them affect the meaning or interpretation of the Plan;
(h)   any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, will mean the agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and
(i)   all accounting terms not specifically defined will be construed in accordance with GAAP.
*      *      *      *

Annex E
BCP QUALTEK HOLDCO, LLC
2022 EMPLOYEE STOCK PURCHASE PLAN
Section 1.   Purpose.   The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code to the extent possible. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, non-U.S. exchange, or securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided, the Non-423 Component, to the extent utilized by the Company, will operate and be administered in the same manner as the 423 Component.
Section 2.   Definitions.   For purposes of the Plan, the following terms will have the following meanings:
“Administrator” means the Board or any Committee designated to administer the Plan pursuant to Section 13.
“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable securities and exchange control laws of any non-U.S. country or jurisdiction where options are, or will be, granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation, or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
“Committee” means a committee of the Board appointed in accordance with Section 13.
“Common Stock” means the common stock, par value $0.001 per share, of the Company.
“Company” means BCP QualTek HoldCo, LLC, a Delaware limited liability company, or any successor thereto.
“Compensation” means an Eligible Employee’s regular and recurring straight time gross earnings, payments for overtime and shift premium, but exclusive of payments for incentive compensation, bonuses, equity compensation, and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
“Designated Company” means any Subsidiary or Affiliate that has been designated by the Administrator in its sole discretion as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided that a Subsidiary that is a Designated Company under the 423 Component may not simultaneously be a Designated Company under the Non-423 Component.

“Effective Date” means [•], 2022, subject to approval by the stockholders of the Company in the manner and to the degree required under Applicable Laws.
“Eligible Employee” means any individual who is a common law employee (and, with respect to the Non-423 Component, is not classified by the Company as an intern or temporary employee) providing services to the Company or a Designated Company and is customarily employed for more than six months in any calendar year by the Employer, or any greater or lesser number of months in any calendar year established by the Administrator in its discretion. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or that is legally protected under applicable local laws. Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Section 423 of the Code) that the definition of Eligible Employee will or will not include an individual if he or she: (a) has not completed at least one year of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (b) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (c) customarily works not more than six months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (d) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (e) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Such exclusions may be applied with respect to an Offering under a 423 Component in a manner complying with Section 423 of the Code. Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Section 423 of the Code.
“Employer” means the employer of an Eligible Employee.
“Enrollment Date” means the first Trading Day of each Offering Period.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
“Exercise Date” means the last Trading Day of each Offering Period.
“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(a)   if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported);
(b)   if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)   in the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (a) through (c) above (as applicable) on the next business day, unless otherwise determined by the Administrator.

“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. If an Offering under the 423 Component is made, to the extent permitted by Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy Section 423 of the Code.
“Offering Periods” means the periods of approximately six months during which an option granted pursuant to the Plan may be exercised, commencing on such Trading Day as designated by the Administrator and terminating on a Trading Day approximately six (6) months later, each as determined by the Administrator in its sole discretion.. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion and may consist of one or more Purchase Periods. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
“Participant” means an Eligible Employee who participates in the Plan.
“Plan” means this BCP QualTek HoldCo, LLC 2022 Employee Stock Purchase Plan.
“Purchase Period” means the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.
“Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law) or pursuant to Section 19.
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
Section 3.   Eligibility.
(a)   Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 4.
(b)   Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee may be excluded from participation in the Plan or an Offering at the discretion of the Administrator.
(c)   Any provisions of the Plan to the contrary notwithstanding, with respect to any Offering under the 423 Component, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate that exceeds $25,000 worth of stock (determined based on the Fair Market Value of the Common Stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
Section 4.   Participation.
(a)   An Eligible Employee will be entitled to participate in the first Offering Period specified in Section 2 only if such individual submits a subscription agreement authorizing payroll deductions in a form determined by the Administrator to the Company’s designated stock administrator or completes an electronic or other enrollment procedure determined by the Administrator, in each case during such period of time as the Administrator may determine (the “Enrollment Window”). An Eligible Employee’s failure to submit the subscription agreement or complete the enrollment procedure during the Enrollment Window will result in such individual being disqualified from participation in the first Offering Period under the Plan.
(b)   An Eligible Employee may participate in the Plan in any Offering Period following the first Offering Period by (i) submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator for such purpose, or (ii) completing an electronic or other enrollment procedure determined by the Administrator, in each case during the applicable Enrollment Window. Unless otherwise determined by the Administrator, a Participant’s subscription agreement and the designated rate of payroll deduction by a Participant shall continue for future Offering Periods unless the Participant changes or cancels, in accordance with procedures established by the Administrator, prior to the Enrollment Date with respect to a future Offering Period or elects to withdraw from the Plan in accordance with Section 9.
Section 5.   Payroll Deductions.
(a)   At the time a Participant enrolls in the Plan pursuant to Section 4, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation that he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have the payroll deductions made on such day applied to his or her account under the subsequent Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 9.
(b)   Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9; provided, however, that for the first Offering Period, payroll deductions will commence on the first pay day on or following the later of (i) the end of the Enrollment Window, or (ii) the Enrollment Date of the first Offering Period.
(c)   All payroll deductions made for a Participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.
(d)   A Participant may discontinue his or her participation in the Plan as provided in Section 9. If permitted by the Administrator, as determined in its sole discretion, during a Purchase Period, a Participant may increase or decrease the rate of his or her payroll deductions during the Purchase Period by (i) properly completing and submitting to the Company’s stock administrator (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) completing an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless terminated as provided in Section 9). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by Participants during any Offering Period or Purchase Period. Any change in payroll deduction rate made pursuant to this Section 5(d) will be effective as of the first full payroll period following five business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s payroll deductions may be decreased to 0% by the Administrator at any time during a Purchase Period. To the extent necessary, and subject to Section 423(b)(8) of the Code, payroll deductions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.
(f)   Notwithstanding any provisions or limits to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions or other methods instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code, or (iii) for Participants participating in the Non-423 Component.
(g)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local, or any other tax liability payable to any authority, including taxes imposed by jurisdictions outside of the U.S., national insurance, social security, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by Section 423 of the Code.
Section 6.   Grant of Options.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase under the Plan during each Purchase Period more than 1,000 shares of Common Stock (subject to any adjustment pursuant to Section 18); and provided, further, that such purchase will be subject to the limitations set forth in Sections 3(c) and 12. The Eligible Employee may accept the grant of such option in accordance with the requirements of Section 4. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 9. The option will expire on the last day of the Offering Period.
Section 7.   Exercise of Option.
(a)   Unless a Participant withdraws from the Plan as provided in Section 9, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant’s account that are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, as applicable, subject to earlier withdrawal by the Participant as provided in Section 9. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (A) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (B) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
Section 8.   Delivery.   As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or with a trustee or designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker, trustee, or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions or other dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 8.
Section 9.   Withdrawal.
(a)   A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administrator (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) completing an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s payroll deductions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 4.
(b)   A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

Section 10.   Termination of Employment.   Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.
Section 11.   Interest.   No interest will accrue on the payroll deductions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by Section 423 of the Code.
Section 12.   Stock.
(a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be equal to [           ] shares of Common Stock (the “Available Shares”). In addition, on each January 1 for the first 10 calendar years after the Effective Date, the aggregate number of shares of Common Stock reserved for issuance under the Plan will be increased automatically by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of the Common Stock on the immediately preceding December 31 (rounded down to the nearest whole share) and (ii) such number of Shares that would result in the number of Available Shares being equal to 2% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year; provided that the Administrator may in its sole discretion reduce the amount of the increase in any particular year; and provided, further, that the aggregate number of shares issued pursuant to the 423 Component over the term of the Plan will not exceed [           ] shares of Common Stock.
(b)   Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)   Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
Section 13.   Administration.   The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. To the extent permitted by Applicable Laws, the Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans, and appendices to the subscription agreement as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the U.S., the terms of which sub-plans and appendices may take precedence over other provisions of the Plan, with the exception of Section 12(a), but unless otherwise superseded by the terms of such sub-plan or appendix, the provisions of the Plan shall govern the operation of such sub-plan or appendix). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering under the 423 Component, or if the terms would not qualify under the 423 Component, in the Non-423 Component, in either case, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code.

Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of payroll deductions, making of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures, and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by Section 423 of the Code, the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final, binding, and conclusive upon all parties.
Section 14.   Designation of Beneficiary.
(a)   If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)   Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.
(c)   All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 14(a) and (b), the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by Section 423 of the Code.
Section 15.   Transferability.   Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9.
Section 16.   Use of Funds.   The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that contributions to the Plan by Participants be segregated from the Company’s or the Employer’s general corporate funds and/or deposited with an independent third party; provided that, if such segregation or deposit with an independent third party is required by Applicable Laws, it will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by Section 423 of the Code. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
Section 17.   Reports.   Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased, and the remaining cash balance, if any.

Section 18.   Adjustments, Dissolution, Liquidation, Certain Transactions.
(a)   In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share, and the class and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 5 and 12.
(b)   In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9.
(c)   In the event of a merger, consolidation, or similar transaction directly or indirectly involving the Company in which the Company is not the surviving corporation, each outstanding option will be assumed or an equivalent option substituted by the acquiring or successor corporation or a Parent or Subsidiary of the acquiring or successor corporation. If the acquiring or successor corporation does not assume or substitute the option for another award, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the proposed transaction. The Administrator will notify each Participant, in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9.
Section 19.   Amendment or Termination.
(a)   The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods, either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 11) as soon as administratively practicable.
(b)   Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange rate applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)   If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend, or terminate the Plan to reduce or eliminate such accounting consequence, including, but not limited to:
(i)   amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)   altering the Purchase Price for any Offering Period or Purchase Period, including an Offering Period underway at the time of the change in Purchase Price, but, with respect to any existing Offerings under the 423 Component, in no event below the lowest Purchase Price permitted by Section 423 of the Code;
(iii)   shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;
(iv)   reducing the maximum percentage of Compensation a Participant may elect to set aside as payroll deductions; and
(v)   reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
Section 20.   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
Section 21.   Conditions upon Issuance of Shares.   Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
Section 22.   Section 409A of the Code.   The 423 Component of the Plan is intended to be exempt from the application of Section 409A of the Code pursuant to Treasury Regulations § 1.409A-1(b)(5)(ii), and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. To the extent the options granted under the Non-423 Component are subject to U.S. taxation, the Non-423 Component is intended to be exempt from the application of Section 409A of the Code as options granted thereunder are intended to constitute “short term deferrals,” and any ambiguities herein will be interpreted such that those options shall so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company and any of its Parent or Subsidiaries shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company and any of its Parent or Subsidiaries makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.
Section 23.   Term of Plan.   The Plan will become effective as of the Effective Date, and will continue in effect until the tenth anniversary thereof, unless earlier terminated under Section 19.
Section 24.   Governing Law.   The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to any conflict of law provisions (whether of the State of Delaware or any other jurisdiction).
Section 25.   No Right to Employment.   Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate, as applicable. Furthermore, the Company or a Subsidiary or Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
Section 26.   Severability.   If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality, or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal, or unenforceable provision had not been included.
Section 27.   Compliance with Applicable Laws.   The terms of the Plan are intended to comply with all Applicable Laws and will be construed accordingly.
*      *      *      *

Annex F
FORM OF THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
QUALTEK HOLDCO, LLC
DATED AS OF [•], 2021
THE LIMITED LIABILITY COMPANY INTERESTS IN QUALTEK HOLDCO, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND HAVE BEEN OR ARE BEING ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

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Page
Exhibits
Exhibit A: Capitalization
Exhibit B: Exchange Notice
Exhibit C: Officers
Exhibit D: Joinder

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
QUALTEK HOLDCO, LLC
This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time in accordance with the terms hereof, this “LLC Agreement”) of QualTek HoldCo, LLC, a Delaware limited liability company (the “Company”), is entered into as of [•], 2021, by and among Roth CH Acquisition III Co., a Delaware corporation (“PubCo”), as a Member and the Managing Member as of the date hereof, the Members set forth on Exhibit A hereto (the “Continuing Members”) and each other Person who is or at any time becomes a Member in accordance with the terms of this LLC Agreement and the Act. Capitalized terms used in this LLC Agreement shall have the respective meanings set forth in Section 1.1.
RECITALS
WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on May 15, 2018, and was originally governed by the Limited Liability Company Agreement of the Company dated as of May 15, 2018 (the “Initial LLC Agreement”);
WHEREAS, certain of the Continuing Members entered into the Amended and Restated Operating Agreement of the Company, effective as of July 18, 2018 (the “First A&R LLC Agreement”), which amended and restated the Initial LLC Agreement in its entirety;
WHEREAS, the Continuing Members entered into the Second Amended and Restated Operating Agreement, effective as of October 4, 2019 (the “Existing LLC Agreement”), which amended and restated the First A&R LLC Agreement in its entirety;
WHEREAS, immediately prior to giving effect to the transactions contemplated by the Business Combination Agreement (as defined below), the Company was wholly owned by the Continuing Members;
WHEREAS, on [•], 2021, the Company, PubCo, Roth CH III Merger Sub, LLC , a Delaware limited liability company (the “Company Merger Sub”) and the other parties thereto entered into that certain Business Combination Agreement (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, among other things, as of the Company Effective Time, Company Merger Sub will merge with and into the Company, with the Company surviving as a Subsidiary of PubCo, and each Member will receive or retain the number of Common Units set forth next to such Member’s name on Exhibit A hereto, in accordance with Section 3.1(c) of the Business Combination Agreement;
WHEREAS, the Members desire to amend and restate the Existing LLC Agreement in its entirety as of the Company Effective Time to reflect: (a) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as such term is defined in the Business Combination Agreement), including the conversion of units pursuant to Section 3.1(c)(ii) thereof and the admission of PubCo as a Member, (b) PubCo’s designation as the sole Managing Member of the Company, and (c) the rights and obligations of the Members and other terms and provisions, in each case as set forth in this LLC Agreement; and
WHEREAS, following the Company Effective Time, each Common Unit (other than any Common Unit held by PubCo or its wholly owned Subsidiaries) may be exchanged, at the election of the holder of such Common Unit (together with the surrender and delivery by such holder of one (1) share of Class B Common Stock of PubCo), for one (1) share of Class A Common Stock of PubCo, in each case, in accordance with the terms and conditions of this LLC Agreement.
NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this LLC Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby

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acknowledged, and intending to be legally bound, the Parties hereby agree to amend and restate the Existing LLC Agreement in its entirety as follows:
ARTICLE I
DEFINITIONS
1.1   Definitions.   As used in this LLC Agreement and the Schedules and Exhibits attached to this LLC Agreement, the following definitions shall apply:
“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq.
“Action” means any action, suit, charge, litigation, arbitration, notice of violation or citation received, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.
“Adjusted Basis” has the meaning given to such term in Section 1011 of the Code.
“Adjusted Capital Account Deficit” means the deficit balance, if any, in such Member’s Capital Account at the end of any Taxable Year or other taxable period, with the following adjustments:
(a)   credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain; and
(b)   debit to such Capital Account the items described in Treasury Regulations
Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).
This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Advancement of Expenses” is defined in Section 7.4(b).
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise. For purposes of this LLC Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company.
“Appraiser FMV” means the fair market value of any Equity Security as determined by an independent appraiser mutually agreed upon by the Managing Member and the relevant Transferor, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this LLC Agreement. If the Managing Member and the relevant Transferor cannot reach agreement on an independent appraiser, each of the Managing Member and the relevant Transferor shall designate a nationally recognized accounting firm and those two firms shall jointly select a third national recognized accounting firm to serve as the appraiser. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this LLC Agreement shall be borne by the Company.
“Assumed Rate” means the highest marginal combined effective U.S. federal, state and local income tax rate (including, if applicable, under Section 1411 of the Code) applicable to the item of income based on the character of income and applicable to an individual resident in (or, if higher a corporation doing business exclusively in) New York, NY, in each case taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Taxable Year, taking into account the character of any income, gains, deductions, losses or credits, and the deductibility of state income taxes (to the extent deductible for purposes of the U.S. federal income tax). The Assumed Rate shall be the same for all Members regardless of the actual combined income tax rate of the Member or its direct or indirect owners.

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“Audit” is defined in Section 10.4(b).
“BBA Rules” means Subchapter C of Chapter 63 of the Code (Sections 6221 et seq.) as amended by the Bipartisan Budget Act of 2015, and any Treasury Regulations and other guidance promulgated thereunder, and any similar state or local legislation, regulations or guidance.
“BCP” means [BCP QualTek Investor Holdings, L.P., a Delaware limited partnership].
“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.
“Board” means the board of directors of PubCo, as constituted at any given time.
“Business Combination Agreement” is defined in the recitals to this LLC Agreement.
“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Business Opportunities Exempt Party” is defined in Section 8.3(a).
“Capital Account” means, with respect to any Member, the capital account maintained for such Member in accordance with Section 4.4. The initial Capital Account of each Member as of the Company Effective Time (the “Closing Date Capital Account Balance”) is set forth next to such Member’s name on Exhibit A hereto.
“Capital Contribution” means, with respect to any Member, the amount of cash and the Fair Market Value of any property (other than cash) contributed to the Company by such Member, net of any liabilities assumed by the Company for such Member in connection with such contribution, as set forth from time to time in the books and records of the Company. Any reference to the Capital Contribution of a Member will include any Capital Contributions made by a predecessor holder of such Member’s Units to the extent that such Capital Contribution was made in respect of Units Transferred to such Member. As of the Company Effective Time, each Member shall be deemed to have made Capital Contributions equal to the Closing Date Capital Account Balance of such Member set forth next to such Member’s name on Exhibit A hereto.
“Cash Available for Tax Distributions” is defined in Section 6.2(a).
“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the Exchange Notice Date.
“Cash Exchange Notice” has the meaning set forth in Section 4.6(a)(ii).
“Cash Exchange Payment” means with respect to a particular Exchange for which the Managing Member has elected on behalf of the Company to make a Cash Exchange Payment in accordance with Section 4.6(a)(ii):
(i)   if the Class A Common Stock trades on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Common Units subject to the Exchange set forth in the Cash Exchange Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Common Units, and (y) the Cash Exchange Class A 5-Day VWAP; or
(ii)   if the Class A Common Stock is not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (x) the number of shares of Class A Common Stock that would have been received by the Exchanging Member in the Exchange for that portion of the Common Units subject to the Exchange set forth in the Cash Exchange Notice if PubCo had paid the Stock Exchange Payment with respect to such number of Common Units, for which PubCo has elected to make a Cash Exchange Payment and (y) the Appraiser FMV of one (1) share of Class A Common Stock that would be obtained in an arms-length transaction

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between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.
“Certificate Delivery” means, in the case of any shares of Class B Common Stock to be transferred and surrendered by an Exchanging Member in connection with an Exchange which are represented by a certificate or certificates, the process by which the Exchanging Member shall also present and surrender such certificate or certificates representing such shares of Class B Common Stock during normal business hours at the principal executive offices of PubCo, or if any agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting, at the office of such transfer agent, along with any instruments of transfer reasonably required by the Managing Member or such transfer agent, as applicable, duly executed by the Exchanging Member or the Exchanging Member’s duly authorized representative.
“Change of Control” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than PubCo) acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of PubCo or the Company representing more than 50% of the combined voting power of PubCo’s or the Company’s, as applicable, then outstanding voting securities (excluding a transaction or series of related transactions described in clause (b) that would not constitute a Change of Control), (b) a merger or consolidation of PubCo or the Company is consummated with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of PubCo or the Company, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if PubCo or the Company, as applicable (or its successor) is a Subsidiary of such Person, the ultimate parent thereof, or (c) an agreement or series of related agreements for the sale or transfer, directly or indirectly, by PubCo or the Company of all or substantially all of its and its Subsidiaries’ assets (including, with respect to PubCo, the Company) is consummated. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of PubCo immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of PubCo immediately following such transaction or series of related transactions.
“Class A Common Stock” means, as applicable, (a) the Class A Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“Class B Common Stock” means, as applicable, (a) the Class B Common Stock, par value $0.0001 per share, of PubCo or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that become payable in consideration for the Class B Common Stock or into which the Class B Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“Closing Date Capital Account Balance” has the meaning set forth in the definition of “Capital Account”.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commission” means the U.S. Securities and Exchange Commission, including any Governmental Entity succeeding to the functions thereof.
“Common Units” means the common units of limited liability company interests issued under this LLC Agreement, including by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization, and any Earnout Common Units.

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“Company” is defined in the preamble to this LLC Agreement.
“Company Effective Time” has the meaning given to such term in the Business Combination Agreement.
“Company Merger Sub” is defined in the recitals to this LLC Agreement.
“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Company Representative” shall mean the Person designated under this LLC Agreement in its capacity as the “partnership representative” (as such term is defined under the BBA Rules and any analogous provision of state or local tax Law) of the Company and as the “tax matters partner” (to the extent applicable for state and local tax purposes and for U.S. federal income tax purposes for Taxable Years beginning on or before December 31, 2017) of the Company, including, as the context requires, any “designated individual” through whom the Company Representative is permitted by applicable Law to act in accordance with the terms hereof, which Person shall be, as of the Company Effective Time, PubCo.
“Confidential Information” means any and all confidential or proprietary information of the Company, PubCo or any of their respective Subsidiaries, which information includes ideas, financial information, products, services, business strategies, innovations, recipes and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, board minutes and materials, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to any Member, Confidential Information does not include information that: (a) such Member can demonstrate with reasonable evidence is in the possession of such Member on a non-confidential basis at the time of disclosure by or on behalf of the Company or any of its Affiliates; (b) before or after it has been disclosed to such Member by or on behalf of the Company or any of its Affiliates, becomes part of public knowledge, not as a result of any action or inaction of such Member (other than PubCo) in violation of this LLC Agreement or applicable Law; (c) is approved for release by written authorization of the Board; (d) is disclosed to such Member or its representatives by a third party not, to the knowledge of such Member or such representative (after reasonable inquiry under the circumstances), respectively, in violation of any obligation of confidentiality owed to the Company or any of its Affiliates with respect to such information; or (e) such Member can demonstrate with reasonable evidence was independently developed by such Member or its representatives without use or reference to the Confidential Information.
“Continuing Member Representative” means BCP or any Affiliate of BCP designated in writing by BCP to PubCo, the Company and each of the Continuing Members after the date hereof.
“Conversion Date” means, with respect to any Earnout Common Unit, the date on which a Triggering Event occurs for such Earnout Common Unit.
“Continuing Members” is defined in the preamble to this LLC Agreement.
“Covered Persons” is defined in Section 8.3(b).
“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.
“Depreciation” means, for each Taxable Year or other taxable period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such Taxable Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Taxable Year or other taxable period shall be the amount of book basis recovered for such Taxable Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Taxable Year or other taxable period, Depreciation shall be an amount which bears the same ratio to

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such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year or other taxable period bears to such beginning Adjusted Basis; provided, however, for purposes of clause (b) of this definition, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Taxable Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.
“DGCL” means the General Corporation Law of the State of Delaware.
“Disinterested Majority” means a majority of the directors of the Board who are disinterested as determined by the Board in accordance with the DGCL with respect to the matter being considered by the Board; provided that to the extent a matter being considered by the Board is required to be considered by disinterested directors under the rules of the National Securities Exchange on which the Class A Common Stock is then listed, the Securities Act or the Exchange Act, such rules with respect to the definition of disinterested director shall apply solely with respect to such matter.
“Distributable Cash” means, as of any relevant date on which a determination is being made by the Managing Member regarding a potential distribution pursuant to Section 6.1(a), the amount of cash and other funds available for any such distribution.
“DTC” is defined in Exhibit B.
“Earnout Common Units” has the meaning given to such term in the Business Combination Agreement.
“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, including convertible debt securities, or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.
“ERISA” means the Employee Retirement Security Act of 1974.
“Exchange” means the exchange by the Company of Common Units held by a Member (together with the surrender and cancellation of the same number of outstanding shares of Class B Common Stock held by such Member) for either (a) a Stock Exchange Payment or (b) a Cash Exchange Payment.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Date” means the latest of (a) the date that is five (5) Business Days after the Exchange Notice Date; (b) another date specified in the Exchange Notice; or (c) the date on which a contingency described in Section 4.6(a)(i) that is specified in the Exchange Notice is satisfied or the contingency specified in 4.1(g)(ii) is satisfied, as applicable; provided, that if the Exchange Date for any Exchange with respect to which PubCo elects to make a Stock Exchange Payment would otherwise fall within a blackout period, as determined by PubCo and communicated to its stockholders from time to time, then the Exchange Date shall occur on the next Business Day following the end of such blackout period; provided, further, that to the extent an Exchange is made in connection with an Exchanging Member’s proper exercise of its rights to participate in a Piggyback Registration pursuant to Section 3.2 of the Investor Rights Agreement, the Exchange Date shall be the date on which the offering with respect to such Piggyback Registration is completed.
“Exchange Notice” means a written election of Exchange in the form of Exhibit B, duly executed by the Exchanging Member.
“Exchange Notice Date” means, with respect to any Exchange Notice, the date such Exchange Notice is given to the Company in accordance with Section 12.9.

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“Exchanged Units” means, with respect to any Exchange, the Common Units being exchanged pursuant to a relevant Exchange Notice, and an equal number of shares of Class B Common Stock held by the relevant Exchanging Member; provided, that, such amount of Common Units shall in no event be less than the Minimum Exchange Amount.
“Exchanging Member” means any Member holding Common Units (other than PubCo and its wholly-owned Subsidiaries) whose Common Units are subject to an Exchange.
“Existing LLC Agreement” is defined in the recitals to this LLC Agreement.
“Fair Market Value” means the fair market value of any property as reasonably determined by the Managing Member in good faith consultation with the Continuing Member Representative after taking into account such factors as the Managing Member and the Continuing Member Representative shall reasonably deem appropriate.
“Family Member” means with respect to any Person, a sibling, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.
“Final Adjudication” is defined in Section 7.4(b).
“First A&R LLC Agreement” is defined in the recitals to this LLC Agreement.
“GAAP” means United States generally accepted accounting principles at the time.
“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.
“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for U.S. federal income tax purposes, except as follows:
(a)   the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;
(b)   the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking into account Section 7701(g) of the Code) in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided in this LLC Agreement, as of the following times: (i) the acquisition of a Unit (or additional Units) by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the grant of a Unit (other than a de minimis interest in the Company) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); (iii) the distribution by the Company to a Member of more than a de minimis amount of Company assets; (iv) the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1)); or (v) any other event to the extent determined by the Managing Member with the approval of the Continuing Member Representative to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(g); provided, however, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;
(c)   the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;
(d)   the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the Adjusted Basis of such assets pursuant to Code Section 734(b) or Code Section 743(b),

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but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) in the definition of “Profits” or “Losses” below or Section 5.2(h); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this clause to the extent the Managing Member determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d); and
(e)   if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article V.
“HSR Act” is defined in Section 4.6(a)(iv).
“Imputed Tax Underpayments” is defined in Section 10.4(c).
“Indemnifiable Losses” is defined in Section 7.4(a).
“Indemnitee” is defined in Section 7.4(a).
“Initial LLC Agreement” is defined in the recitals to this LLC Agreement.
“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date hereof, by and among PubCo, the Continuing Members and the other parties thereto (together with any other parties that become a party thereto from time to time upon execution of a joinder in accordance with the terms thereof by any successor or assign to any party to such Investor Rights Agreement).
“IRS” means the U.S. Internal Revenue Service.
“Law” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, orders and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
“Liability” means any debt, liability or obligation, whether accrued or fixed, asserted or unasserted, due or to become due, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.
“Liquidating Event” is defined in Section 11.1.
“Liquidity Limitations” is defined in Section 6.2(a).
“LLC Agreement” is defined in the preamble to this LLC Agreement.
“Lock-Up Period” shall have the meaning ascribed in the Investor Rights Agreement.
“Managing Member” means PubCo, in its capacity as the sole managing Member of the Company.
“Member” means any Person that executes this LLC Agreement as a Member (including the Managing Member), and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of all of such Person’s Units.
“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and 1.704-2(g)(3), as set forth in Treasury Regulations Section 1.704-2(i)(3).
“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).
“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

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“Minimum Exchange Amount” means a number of Common Units held by an Exchanging Member equal to the lesser of (a) [•] Common Units and (b) all of the Common Units then held by the applicable Exchanging Member.
“National Securities Exchange” means a securities exchange registered with the Commission under Section 6 of the Exchange Act.
“Non-Party Affiliate” is defined in Section 12.15.
“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Sections 1.704‑2(b) and 1.704-2(c).
“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2 (b)(3).
“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2. The initial Officers are listed on Exhibit C attached hereto.
“Party” and “Parties” means, individually or collectively, each Member and the Company.
“Permitted Transfer” is defined in Section 9.1(b).
“Permitted Transferee” means, with respect to any Member, (a) any Family Member of such Member and (b) any Affiliate of such Member (including any partner, shareholder or member controlling or under common control with such Member and Affiliated investment fund or vehicle of such Member), but excluding any Affiliate under this clause (b) who operates or engages in a business which competes with the business of PubCo or the Company; provided that, other than BCP’s portfolio companies, no Affiliated investment fund or vehicle of BCP shall be deemed to operate or engage in any such competing business.
“Person” means any natural person, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, Governmental Entity or other entity.
“Piggyback Registration” is defined in the Investor Rights Agreement.
“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations.
“Profits” or “Losses” means, for each Taxable Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):
(a)   any income or gain of the Company that is exempt from U.S. federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;
(b)   any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;
(c)   in the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;
(d)   gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed with reference to the Gross

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Asset Value of the asset disposed of notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;
(e)   in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such period;
(f)   to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(g)   any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any Taxable Year, but such items available to be specially allocated pursuant to Section 5.2 shall be determined by applying rules analogous to those set forth in clauses (a) through (f) above.
“PubCo” is defined in the preamble to this LLC Agreement.
“PubCo Call Notice” is defined in Section 4.6(f).
“PubCo Call Right” means PubCo’s election, in accordance with Section 4.6(f), to directly purchase Exchanged Units described in an Exchange Notice given by an Exchanging Member.
“PubCo Common Stock” means all classes of common stock of PubCo, including the Class A Common Stock and the Class B Common Stock.
“PubCo Offer” is defined in Section 4.1(g)(ii).
“PubCo Warrants” has the meaning given to “Buyer Warrants” in the Business Combination Agreement.
“Push-Out Election” is defined in Section 10.4(b).
“Reclassification Event” means any of the following: (a) any reclassification or recapitalization of PubCo Common Stock (other than the Domestication (as defined in the Business Combination Agreement), a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(h)), (b) any merger, consolidation or other combination involving PubCo or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.
“Registration Statement” means any registration statement that PubCo files pursuant to the Investor Rights Agreement.
“Regulatory Allocations” is defined in Section 5.2(j).
“Securities Act” means the Securities Act of 1933.
“Specified Audit” is defined in Section 10.4(d).
“Stock Exchange Payment” means, with respect to any Exchange of Common Units for which a Stock Exchange Payment is elected by the Managing Member on behalf of the Company, a number of shares of Class A Common Stock equal to the number of Common Units so exchanged.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

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“Tax Advances” is defined in Section 10.5(a).
“Tax Amount” means, with respect to a Taxable Year commencing after the Company Effective Time (or, in the case of a Taxable Year that includes the Company Effective Time, the portion thereof after the Company Effective Time), the excess, if any, of (a) the product of (i) an amount, if positive, equal to the product of (A) the taxable income of the Company allocable to a Member pursuant to this LLC Agreement (taking into account corrective allocations made pursuant to Section 5.3(e)) with respect to the relevant Taxable Year (or portion thereof) (determined based upon a good faith estimate by the Managing Member and updated to reflect the final Company tax returns filed for such Taxable Year, and, for purposes of this definition, (w) including adjustments to taxable income in respect of Section 704(c) of the Code, (x) excluding adjustments to taxable income in respect of Section 743(b) of the Code, (y) calculated as if allocations of such taxable income were, for such Taxable Year (or portion thereof), the sole source of income and loss for such Member, (or, as appropriate, of its direct or indirect partners or members), and (z) taking into account the carryover of items of loss, deduction and expense, including the utilization of any excess business interest expense under Code Section 163(j), previously allocated to such Member for a Taxable Year (or portion thereof) that begins after the Company Effective Time to the extent not previously taken into account for purposes of determining the Tax Amount for a Taxable Year (or portion thereof)) times (B) one-fourth (1/4) in the case of the first quarter, one-half (1/2) in the case of the second quarter, three-fourths (3/4) in the case of the third quarter, and one (1) in the case of the fourth quarter times (ii) Tier 1 Assumed Rate with respect to such Taxable Year (or portion thereof), over (b) the amount of distributions previously made to such Member pursuant to Section 6.2 with respect to such Taxable Year (or portion thereof) after the Company Effective Time.
“Tax Distribution” is defined in Section 6.2(a).
“Tax Distribution Date” means April 10, June 10, September 10, and December 10 of each calendar year, which shall be adjusted by the Managing Member as reasonably necessary to take into account changes in estimated tax payment due dates for U.S. federal income taxes under applicable Law (but in no event shall the Managing Member make adjustments such that there are more than four (4) Tax Distribution Dates in any calendar year); provided, however, that if a Tax Distribution Date in a given calendar year is not a Business Day, such Tax Distribution Date shall be the Business Day immediately prior to such date.
“Tax Receivable Agreement” means that certain tax receivable agreement, dated as of the date hereof, by and among PubCo, the Company, certain of the Continuing Members and the other parties thereto.
“Taxable Year” means the Company’s taxable year for U.S. federal income tax purposes, which shall end on December 31 of each calendar year unless otherwise required by applicable Law.
“Trading Day” means a day on which Nasdaq or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition, or legally binding agreement to undertake any of the foregoing, by the Transferor (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity securities of the Transferor, or by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity securities of the Transferor, or by operation of law or otherwise), or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided that any such indirect pledge, encumbrance or hypothecation that does not provide the counterparty thereto the right to (i) take direct possession, as the holder of record, of any Units shall not, (ii) direct the disposition of any such Units, or (iii) exercise any rights of a holder of such Units hereunder

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or under applicable Law, shall not, in any such case, be considered a “Transfer” for purposes of this Agreement. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“Transferee” is defined in Exhibit D.
“Transferor” is defined in Exhibit D.
“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.
“Triggering Event” has the meaning given to such term in the Business Combination Agreement; provided that a Triggering Event with respect to any Earnout Shares (as defined in the Business Combination Agreement) shall be deemed to be a Triggering Event with respect to the Earnout Units held by PubCo corresponding to such Earnout Shares.
“Undertaking” is defined in Section 7.4(b).
“Unitholders” is defined in Exhibit B.
“Units” means the Common Units, the Earnout Common Units, any other Equity Securities of the Company, and any rights to payments as a holder of any of the foregoing, but excluding any rights under any court-authorized charging order.
“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock, on Nasdaq or such other principal United States securities exchange on which the shares of Class A Common Stock are listed, quoted or admitted to trading, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or the equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Class A Common Stock, as applicable, on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by PubCo); provided, however, that if at any time for purposes of the Cash Exchange Class A 5-Day VWAP, shares of Class A Common Stock are not then listed, quoted or traded on a principal United States securities exchange or automated or electronic quotation system, then the VWAP shall mean the per share Appraiser FMV of one (1) share of Class A Common Stock (or such other Equity Security into which the Class A Common Stock was converted or exchanged).
1.2   Interpretive Provisions.   For all purposes of this LLC Agreement, except as otherwise provided in this LLC Agreement or unless the context otherwise requires:
(a)   the terms defined in Section 1.1 are applicable to the singular as well as the plural forms of such terms;
(b)   an accounting term not otherwise defined in this LLC Agreement has the meaning assigned to it under GAAP;
(c)   all references to currency, monetary values and dollars set forth in this LLC Agreement shall mean United States (U.S.) dollars and all payments under this LLC Agreement shall be made in United States dollars;
(d)   when a reference is made in this LLC Agreement to an Article, Section, clause, Exhibit or Schedule, such reference is to an Article, Section or clause of, or an Exhibit or Schedule to, this LLC Agreement unless otherwise indicated;
(e)   whenever the words “include”, “includes” or “including” are used in this LLC Agreement, they shall be deemed to be followed by the words “without limitation”;

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(f)   “or” is not exclusive;
(g)   pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms;
(h)   references in this LLC Agreement to any Law shall be deemed also to refer to such Law, any amendments thereto, any successor provisions thereof, and all rules and regulations promulgated thereunder;
(i)   the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this LLC Agreement, refer to this LLC Agreement as a whole and not to any particular provision of this LLC Agreement;
(j)   whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and when counting days, the date of commencement will not be included as a full day for purposes of computing any applicable time periods (except as otherwise may be required under any applicable Law; and
(k)   if any action is to be taken or given on or by a particular calendar day, and such calendar ay is not a Business Day, then such action may be deferred until the next Business Day.
ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY
2.1   Formation.   The Company has heretofore been formed and shall continue its existence as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this LLC Agreement.
2.2   Filing.   The Company’s Certificate of Formation was filed with the Secretary of State of the State of Delaware in accordance with the Act. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the operation of a limited liability company in all states and counties in which the Company may conduct business.
2.3   Name.   The name of the Company is “QualTek HoldCo, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.
2.4   Registered Office: Registered Agent.   The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.
2.5   Principal Place of Business.   The principal office of the Company shall be located at such place as the Managing Member may from time to time designate. The Company may maintain offices at such other place or places as the Managing Member deems advisable.
2.6   Purpose; Powers.   The nature of the business or purposes to be conducted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.
2.7   Term.   The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.
2.8   Intent.   It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and applicable state and local income and franchise

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tax purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax, financial and other reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action inconsistent with the intent of the Parties set forth in this Section 2.8. No election (including an entity classification election for the Company) contrary to the intent of the Parties as set forth in this Section 2.8 shall be made by the Company or any Member, and the Company shall not convert into or merge into (with the Company not being the surviving entity in such merger) an entity treated as a corporation for U.S. federal or applicable state and local income or franchise tax purposes. Notwithstanding anything to the contrary set forth in this Section 2.8, this Section 2.8 shall not prevent the Company from entering into or consummating any transaction which constitutes a Change of Control to the extent such transaction is duly authorized by the Managing Member in accordance with this LLC Agreement, subject to the rights set forth in the Tax Receivable Agreement, if any, applicable to such transaction.
ARTICLE III
CLOSING TRANSACTIONS
3.1   Business Combination Agreement Transactions.   Pursuant to the terms of the Business Combination Agreement and for the consideration set forth in the Business Combination Agreement, as of the Company Effective Time, Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a Subsidiary of PubCo. Following the consummation of the transactions contemplated by the Business Combination Agreement, the total number of Common Units (including Earnout Common Units) held by the Continuing Members and PubCo as of the Company Effective Time is set forth next to each such Member’s name on Exhibit A hereto under the headings “Effective Time Common Units” and “Effective Time Earnout Common Units”. The number of shares of Class B Common Stock held by each Continuing Member shall equal the number of Common Units held by such Continuing Member.
ARTICLE IV
OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
4.1   Authorized Units; General Provisions with Respect to Units.
(a)   Units.   Subject to the provisions of this LLC Agreement, the Company shall be authorized to issue from time to time such number of Common Units and such other Equity Securities of the Company as the Managing Member shall determine in accordance with and subject to the restrictions in this Section 4.1 and Section 4.3. Subject to this Section 4.1 and Section 4.3, each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to warrants, options, or other rights or property to acquire Units or that may be converted into Units. The Company may reissue any Units that have been repurchased or acquired by the Company; provided that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with and subject to the restrictions in this LLC Agreement. The Units shall be uncertificated. The Company shall not, and the Managing Member shall not cause the Company to, issue any Units if such issuance would result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)); provided that, for such purposes, the Company and the Managing Member shall be entitled to assume that each Continuing Member is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable Law.
(b)   Outstanding Units.   Each Continuing Member was previously admitted as a Member and shall remain a Member of the Company at the Company Effective Time. Immediately after the Company Effective Time, the Units will comprise a single class of Common Units. The Managing Member’s interest in its capacity as such shall be a non-economic interest in the Company, which does not entitle the Managing Member, solely in its capacity as such, to any Units, distributions or Tax Distributions.
(c)   Schedule of Members.   The Company shall maintain a schedule, appended hereto as Exhibit A (as updated and amended from time to time in accordance with the terms of this LLC Agreement and current as of the date set forth therein), which shall include: (i) the name and address of each Member; (ii) the

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aggregate number of and type of Units issued and outstanding and held by each Member; and (iii) each Member’s Capital Contributions following the Company Effective Time.
(d)   New PubCo Issuances.
(i)   Subject to Section 4.6 and Section 4.1(d)(ii), if, at any time after the Company Effective Time, PubCo issues shares of its Class A Common Stock or any other Equity Security of PubCo (other than shares of Class B Common Stock), (x) the Company shall concurrently issue to PubCo an equal number of Common Units (if PubCo issues shares of Class A Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by PubCo (if PubCo issues Equity Securities other than Class A Common Stock), and with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo so issued and (y) PubCo shall concurrently contribute to the Company the net proceeds or other property received by PubCo, if any, for such share of Class A Common Stock or other Equity Security, subject to the second proviso in Section 7.8.
(ii)   Notwithstanding anything to the contrary contained in Section 4.1(d)(i) or Section 4.1(d)(iii), this Section 4.1(d) shall not apply to (x) the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholder rights plan (and upon exchange of Common Units for Class A Common Stock, such Class A Common Stock shall be issued together with a corresponding right under such plan) or (y) the issuance under PubCo’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock, restricted stock units, performance based award or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards or the vesting of restricted stock (including as set forth in Section 4.1(d)(iii) below, as applicable).
(iii)   In the event any outstanding Equity Security of PubCo is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of PubCo are issued (including as a result of the exercise of PubCo Warrants), (x) the corresponding Equity Security outstanding at the Company and held by PubCo, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Common Units or equivalent Equity Securities of the Company shall be issued to PubCo as required by the first sentence of Section 4.1(d)(i), and (z) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo from any such exercise or conversion, subject to the second proviso in Section 7.8.
(e)   PubCo Debt Issuance.   If at any time PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, PubCo or such Subsidiary shall transfer to the Company the net proceeds received by PubCo or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities, subject to the second proviso in Section 7.8.
(f)   New Company Issuances.   Except pursuant to Section 4.6, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers an equal number of newly-issued shares of Class A Common Stock (or relevant Equity Security of such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with Section 4.1(d), and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith PubCo or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions

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upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with Section 4.1(d).
(g)   Repurchases and Redemptions.
(i)   Subject to Section 4.1(g)(ii), PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) shares of Class A Common Stock pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) and, substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from PubCo or such Subsidiary an equal number of Common Units for the same price per security, if any, or (B) any other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) and, substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from PubCo or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary for the same price per security, if any.
(ii)   In the event that a tender offer, share exchange offer, or take-over bid or similar transaction with respect to Class A Common Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders, the holders of Common Units (other than Earnout Common Units that have not yet (and do not in connection therewith) become unrestricted Common Units in accordance with the terms of the BCA) shall be permitted to participate in such PubCo Offer by delivery of an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such PubCo Offer (and, for the avoidance of doubt, shall be contingent upon such PubCo Offer and not be effective if such PubCo Offer is not consummated)). In the case of a PubCo Offer proposed by PubCo, PubCo shall use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Common Units (other than Earnout Common Units that have not yet (and do not in connection therewith) become unrestricted Common Units in accordance with the terms of the BCA) to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence (and without limiting the ability of any Member holding Common Units (other than Earnout Common Units that have not yet (and do not in connection therewith) become unrestricted Common Units in accordance with the terms of the BCA) to consummate an Exchange at any time pursuant to the terms of this Agreement), the Managing Member shall use its reasonable best efforts to ensure that such holders of Common Units (other than Earnout Common Units that have not yet (and do not in connection therewith)become unrestricted Common Units in accordance with the terms of the BCA) may participate in such PubCo Offer without being required to Exchange their Common Units (other than Earnout Common Units that have not yet (and do not in connection therewith) become unrestricted Common Units in accordance with the terms of the BCA) and cancel their shares of Class B Common Stock, as the case may be, (or, if so required, to ensure that any such Exchange and cancelation shall be effective only upon, and shall be conditional upon, the closing of the transactions contemplated by the PubCo Offer). For the avoidance of doubt, in no event shall the holders of Common Units (other than Earnout Common Units that have not yet (and do not in connection therewith) become unrestricted Common Units in accordance with the terms of the BCA) be entitled to receive in such PubCo Offer aggregate consideration for each Common Unit (other than Earnout Common Units that have not yet (and do not in connection therewith) become unrestricted Common Units in accordance with the terms of the BCA) and share of Class B Common Stock, taken together, that is greater than or less than the consideration payable in respect of each share of Class A Common Stock in connection with such PubCo Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).
(iii)   The Company may not redeem, repurchase or otherwise acquire (x) any Common Units from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a

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Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a Board approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board) for the same price per security an equal number of Equity Securities of PubCo (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo or such Subsidiary.
(iv)   Notwithstanding the foregoing Sections 4.1(g)(i) — 4.1(g)(iii), to the extent that any consideration payable by PubCo in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Securities of PubCo or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities of PubCo (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under PubCo’s employee benefit plans for which there is no corresponding Common Units or other Equity Securities of the Company, then the redemption, repurchase or acquisition of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.
(h)   Equity Subdivisions and Combinations.
(i)   The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless concurrently accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock or other related class or series of Equity Security of PubCo, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and Equity Securities of PubCo.
(ii)   Except in accordance with Section 4.6(c), PubCo shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock or any other class or series of Equity Security of PubCo, unless concurrently accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and Equity Securities of PubCo.
(i)   General Authority.   For the avoidance of doubt, but subject to Sections 4.1(a), (d), (f), (g), (h) and Section 4.3, the Company and PubCo (including in its capacity as the Managing Member of the Company) shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Common Units to maintain at all times a one-to-one ratio between (i) the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, and (ii) the number of outstanding shares of Class B Common Stock held by any Person (other than PubCo) and the number of Common Units held by such Person disregarding, for purposes of maintaining the one-to-one ratios in clause (i) (A) options, rights or securities of PubCo issued under any plan involving the issuance of any Equity Securities of PubCo that are convertible into or exercisable or exchangeable for Class A Common Stock, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by PubCo that are convertible or into or exercisable or exchangeable for Class A Common Stock (but in each case prior to such conversion or exchange).
4.2   Capital Contributions.   Except as otherwise expressly set forth in this LLC Agreement, no Member shall be required to make additional Capital Contributions to the Company.
4.3   Issuance of Additional Units.   Subject to the terms and conditions of this LLC Agreement (including Section 4.1 and this Section 4.3), the Managing Member shall have the right to authorize and

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cause the Company to issue on such terms (including price) as may be determined by the Managing Member (a) additional Common Units or Equity Securities in the Company having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Common Units, and (b) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person other than PubCo or then-existing Members unless such Person shall have executed a counterpart to this LLC Agreement and all other documents, agreements or instruments deemed necessary or desirable in the reasonable discretion of the Managing Member. Upon any such issuance and execution, (a) such Person shall be admitted as a Member of the Company, and (b) the Managing Member shall update the Company’s books and records and amend Exhibit A to reflect such issuance. Subject to Section 4.1, this Section 4.3 and Section 12.1, the Managing Member is hereby authorized to amend this LLC Agreement to set forth the designations, preferences, rights, powers and duties of such additional Common Units or other Equity Securities in the Company authorized or issued pursuant to this Section 4.3.
4.4   Capital Accounts.   A Capital Account shall be maintained by the Managing Member for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this LLC Agreement. Each Member’s Capital Account balance as of the Company Effective Time shall be equal to the amount of its respective Closing Date Capital Account Balance set forth opposite such Member’s name on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this LLC Agreement (including a deemed Transfer for U.S. federal income tax purposes as described in Section 4.6(i)), the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l). This Section 4.4 and other provisions of this LLC Agreement relating to the maintenance of Capital Accounts are intended to comply with the Treasury Regulations promulgated under Code Section 704(b), including Treasury Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In determining the amount of any Liability for purposes of calculating Capital Accounts, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Treasury Regulations. The Members’ Capital Accounts will normally be adjusted on an annual or other periodic basis as determined by the Managing Member, but the Capital Accounts may be adjusted more often if a new Member is admitted to the Company or if circumstances otherwise make it advisable in the judgment of the Managing Member.
4.5   Other Matters Regarding Capital Contributions.
(a)   The Company shall not be obligated to repay any Capital Contributions of any Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.
(b)   No Member shall receive any interest, salary, compensation or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.8 or other provisions of this LLC Agreement.

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(c)   A Member shall not be required to restore a deficit balance in such Member’s Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.
4.6   Exchange of Common Units.
(a)   Exchange Procedures.
(i)   Upon the terms and subject to the conditions set forth in this Section 4.6, after the expiration of the applicable Lock-Up Period, an Exchanging Member (together with its Affiliates, including other Continuing Members, and Permitted Transferees) shall be entitled to cause the Company to effect an Exchange up to two times per calendar quarter collectively (and no more frequently) plus, if necessary, any additional number of times as may be necessary to allow such Exchanging Member to participate in a transaction described in the penultimate sentence of this Section 4.6(a)(i) or in Section 4.6(h), in each case with respect to a number of Common Units at least equal to or exceeding the Minimum Exchange Amount, by delivering an Exchange Notice to the Company, with a copy to PubCo. Each Exchange Notice shall be in the form set forth on Exhibit B and shall include all information required to be included therein. An Exchange Notice may specify that the Exchange is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender offer or exchange offer, an underwritten offering or otherwise) of the shares of Class A Common Stock into which the Common Units are exchangeable, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which shares of Class A Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property. In the event that an Exchange is being exercised in order to participate in a Piggyback Registration, the Exchange Notice Date shall be prior to the expiration of the time period in which a holder of securities is required to notify PubCo that it wishes to participate in such Piggyback Registration in accordance with Section 3.2 of the Investor Rights Agreement.
(ii)   Within three (3) Business Days of the giving of an Exchange Notice, the Managing Member on behalf of the Company may, but shall not be required to, elect to settle all or a portion of the Exchange in cash in an amount equal to the Cash Exchange Payment (in lieu of shares of Class A Common Stock), exercisable by giving written notice of such election to the Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Common Units subject to the Exchange which shall be exchanged for cash in lieu of Class A Common Stock. To the extent such Exchange relates to the exercise of the Exchanging Member’s registration rights under Section 4.1 of the Investor Rights Agreement, PubCo and the Company shall cooperate in good faith with such Exchanging Member to exercise such Exchange in a manner which preserves such Exchanging Member’s rights thereunder. At any time following the giving of a Cash Exchange Notice and prior to the Exchange Date, the Managing Member may elect (exercisable by giving written notice of such election to the Exchanging Member) to revoke the Cash Exchange Notice with respect to all or any portion of the Exchanged Units and make the Stock Exchange Payment with respect to any such Exchanged Units on the Exchange Date.
(iii)   The Exchanging Member may elect to retract its Exchange Notice by giving written notice of such election to the Exchanging Member no later than (1) Business Day prior to the Exchange Date. The giving of any notice pursuant to this Section 4.6 shall terminate all of the Exchanging Member’s and the Company’s rights and obligations under this Section 4.6 arising from such retracted Exchange Notice (but not, for the avoidance of doubt, from any Exchange Notice not retracted or that may be delivered in the future).
(iv)   Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with this Section 4.6, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), then the Exchange Date with respect to all Exchanged Units which would be exchanged into an equal number of Class A Shares resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the holders of any such Exchange Units. Each of the

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Members and PubCo agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Company.
(v)   Earnout Common Units that have not satisfied the earnout criteria set forth in the Business Combination Agreement are not permitted to be treated as Exchanged Units under this LLC Agreement, and in no event shall the Company or PubCo effect an Exchange of an Earnout Common Unit unless and until a Triggering Event has occurred with respect to such Earnout Common Unit and it has been converted to an unrestricted Common Unit in accordance with the terms of the Business Combination Agreement.
(b)   Exchange Payment.   The Exchange shall be consummated on the Exchange Date. Unless PubCo has exercised its PubCo Call Right pursuant to Section 4.6(f), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date) (i) PubCo shall contribute to the Company for delivery to the Exchanging Member (x) the Stock Exchange Payment with respect to any Exchanged Units not subject to a Cash Exchange Notice and (y) the Cash Exchange Payment with respect to any Exchanged Units subject to a Cash Exchange Notice, (ii) the Exchanging Member shall transfer and surrender the Exchanged Units to the Company, free and clear of all liens and encumbrances, (iii) the Company shall issue to PubCo a number of Common Units equal to the number of Exchanged Units surrendered pursuant to clause (ii), (iv) solely to the extent necessary in connection with an Exchange, PubCo shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Stock to maintain a one-to-one ratio between the number of Common Units owned by PubCo, directly or indirectly, and the number of outstanding shares of Class A Common Stock, taking into account the issuance in clause (iii), any Stock Exchange Payment, and any other action taken in connection with this Section 4.6, (v) the Company shall (x) cancel the redeemed Common Units which were Exchanged Units held by the Exchanging Member and (y) transfer to the Exchanging Member the Cash Exchange Payment and/or the Stock Exchange Payment, as applicable, and (vi) PubCo shall cancel the surrendered shares of Class B Common Stock. On or prior to the Exchange Date, and as a condition to the Exchange, the Exchanging Member shall make any applicable Certificate Delivery. Upon the Exchange of all of a Member’s Units, such Member shall cease to be a Member of the Company.
(c)   Splits, Distributions and Reclassifications.   If there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 4.6 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Section 4.6(c) is intended to preserve the intended economic effect of Section 4.1 and this Section 4.6 and to put each Member in the same economic position, to the greatest extent possible, with respect to Exchanges as if such reclassification, reorganization, recapitalization or other similar transaction had not occurred and shall be interpreted in a manner consistent with such intent.
(d)   PubCo Covenants.   PubCo shall at all times keep available, solely for the purpose of issuance upon an Exchange, out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock that shall be issuable upon the Exchange of all outstanding Common Units (including Earnout Common Units, and other than those Common Units held by PubCo or any Subsidiary of PubCo); provided that nothing contained in this LLC Agreement shall be construed to preclude PubCo from satisfying its obligations with respect to an Exchange by delivery of a Cash Exchange Payment or shares of Class A Common Stock that are held in treasury of PubCo. PubCo covenants that all shares of Class A Common Stock that shall be issued upon an Exchange shall, upon issuance thereof, be validly issued, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Act), free and clear of all liens and encumbrances. In addition, for so long as the shares of Class A Common Stock are listed on a stock exchange or automated or electronic quotation system, PubCo shall cause all shares of Class A Common Stock issued upon an Exchange to be listed on such stock exchange or automated or electronic quotation system at the time of such issuance. For purposes of this Section 4.6(d), references to the “Class A Common Stock” shall be deemed to include any Equity Securities issued or issuable as a result of any reclassification, combination, subdivision or similar transaction of the Class A Common Stock that any Member would be entitled to receive pursuant to Section 4.6(c).

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(e)   Exchange Taxes.   The issuance of shares of Class A Common Stock upon an Exchange shall be made without charge to the Exchanging Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the Exchanging Member (subject to the restrictions in Article IX), then the Person or Persons in whose name(s) the shares are to be issued shall pay to PubCo the amount of any additional tax that may be payable in respect of any Transfer involved in such issuance in excess of the amount otherwise due if such shares were issued in the name of the Exchanging Member or shall establish to the satisfaction of PubCo that such additional tax has been paid or is not payable.
(f)   PubCo Call Rights.   Notwithstanding anything to the contrary contained in this Section 4.6, with respect to any Exchange Notice, an Exchanging Member shall be deemed to have offered to sell its Exchanged Units as described in any Exchange Notice directly to PubCo (rather than to the Company), and PubCo may, by delivery of a written notice to the Exchanging Member no later than three (3) Business Days following the giving of an Exchange Notice, in accordance with, and subject to the terms of, this Section 4.6(f) (such notice, a “PubCo Call Notice”), elect to purchase directly and acquire such Exchanged Units on the Exchange Date by paying to the Exchanging Member (or such other Person specified in the Exchange Notice) the Stock Exchange Payment and/or the Cash Exchange Payment, whereupon PubCo shall acquire the Exchanged Units on the Exchange Date and be treated for all purposes of this LLC Agreement as the owner of such Common Units. Except as otherwise provided in this Section 4.6(f), an exercise of the PubCo Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Exchange would have been consummated if PubCo had not given a PubCo Call Notice, in each case as relevant, including that Section 4.6(a)(ii) and Section 4.6(a)(iii) shall apply mutatis mutandis and that clauses (iv) and (vi) of Section 4.6(b) shall apply (notwithstanding that the other clauses thereof do not apply).
(g)   Distribution Rights.   No Exchange shall impair the right of the Exchanging Member to receive any distributions payable on the Common Units redeemed pursuant to such Exchange in respect of a record date that occurs prior to the Exchange Date for such Exchange. No Exchanging Member, or a Person designated by an Exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Units redeemed by the Company from such Exchanging Member and on shares of Class A Common Stock received by such Exchanging Member, or other Person so designated, if applicable, in such Exchange.
(h)   Exchange Restrictions.   The Managing Member may impose additional limitations and restrictions on Exchanges (including limiting Exchanges or creating priority procedures for Exchanges) to the extent it reasonably determines in good faith that such limitations and restrictions are necessary to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code; provided that, for such purposes, the Company and the Managing Member shall assume that each Continuing Member is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), unless otherwise required by applicable Law.
(i)   Tax Matters.   In connection with any Exchange, the Exchanging Member shall deliver to PubCo or the Company, as applicable, a certificate, dated as of the Exchange Date and sworn under penalties of perjury, in a form reasonably acceptable to PubCo or the Company, as applicable, certifying as to such Exchanging Member’s taxpayer identification number and, if applicable, that such Exchanging Member is a not a foreign person for purposes of Section 1445 and Section 1446(f) of the Code (which certificate may be an Internal Revenue Service Form W-9 if then sufficient for such purposes under applicable Law). For U.S. federal and applicable state and local income tax purposes, each of the Exchanging Member, the Company and PubCo agree to treat each Exchange as a sale by the Exchanging Member of the Exchanging Member’s Common Units (together with an equal number of shares of Class B Common Stock, which shares shall not be allocated any economic value) to PubCo in exchange for the payment by PubCo of the Stock Exchange Payment, the Cash Exchange Payment, or other applicable consideration to the Exchanging Member.
(j)   Representations and Warranties.   In connection with any Exchange or exercise of a PubCo Call Right, (i) upon the acceptance of the Class A Common Stock or an amount of cash equal to the Cash Exchange Payment, the Exchanging Member shall represent and warrant that the Exchanging Member is the owner of the number of Common Units that the Exchanging Member is electing to Exchange and that

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such Common Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by this LLC Agreement, the charter and governing documents of PubCo and applicable Law), and (ii) if the Managing Member elects a Stock Exchange Payment, the Managing Member shall represent that (A) the shares of Class A Common Stock issued to the Exchanging Member in settlement of the Stock Exchange Payment are duly authorized, validly issued, fully paid and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Act) and were issued in compliance in all material respects with applicable securities laws, and (B) the issuance of such shares of Class A Common Stock issued to the Exchanging Member in settlement of the Stock Exchange Payment does not conflict with or result in any breach of the organizational documents of PubCo.
4.7   Representations and Warranties of the Members.   Each Member who acquires Units after the Company Effective Time severally (and not jointly) represents and warrants to the Company and each other Member as of the date of such Member’s admittance to the Company and as of each subsequent date that such Member acquires any additional Units (other than, in the case of acquisition of additional Units, Section 4.7(b) to the extent any conflict under Section 4.7(b) is related to the occurrence of a Change of Control resulting from such acquisition) that:
(a)   Organization; Authority.
(i)   To the extent such Member is not a natural person, (x) it is duly formed, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of such Member’s formation, and if required by Law is duly qualified to conduct business and is in good standing in the jurisdiction of such Member’s principal place of business (if not formed in such jurisdiction), and (y) has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and deliver this LLC Agreement and to perform such Member’s obligations under this LLC Agreement and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other Persons necessary for the due authorization, execution, delivery and performance of this LLC Agreement by that Member have been duly taken.
(ii)   Such Member has duly executed and delivered this LLC Agreement, and this LLC Agreement is enforceable against such Member in accordance with such Member’s terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity).
(b)   Non-Contravention.
(i)   Such Member’s authorization, execution, delivery, and performance of this LLC Agreement does not breach or conflict with or constitute a default under (x) such Member’s charter or other governing documents to the extent such Member is not a natural person, (y) any material obligation under any other material agreement to which that Member is a party or by which such Member is bound or (z) applicable Law.
(ii)   No governmental, administrative or other material third party consents or approvals are required or necessary on the part of such Member in connection with such Member’s admittance as a Member or such Member’s ownership of such Member’s Units.
(c)   Due Inquiry.
(i)   Such Member has had, prior to the execution and delivery of this LLC Agreement, the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained, and received all such information about the Company and the Units as such Member has requested.
(ii)   In determining whether to enter into this LLC Agreement in respect of such Member’s Units, such Member has relied solely on such Member’s own knowledge and understanding of the Company and such Member’s business based upon such Member’s own due diligence investigation and the information furnished pursuant to this clause (c) and such Member has not relied on any other

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representations or information in making such Member’s investment decision, whether written or oral, relating to the Company, such Member’s operations and/or prospects;
(d)   Purpose of Investment.   Such Member is acquiring and holding such Member’s Units solely for investment purposes, for such Member’s own account and not for the account or benefit of any other Person and not with a view towards the distribution or dissemination thereof in violation of applicable security laws, did not decide to enter into this LLC Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act, and acknowledges and understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the offering of any Units;
(e)   Transfer Restrictions.   Such Member understands the Units are being Transferred in a transaction not involving a public offering within the meaning of the Securities Act and the Units will comprise “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act which shall not be sold, pledged, hypothecated or otherwise Transferred except in accordance with the terms of this LLC Agreement and applicable Law. Such Member agrees that, if in the future such Member decides to offer, resell, pledge or otherwise Transfer any portion of such Member’s Units, such Units may be offered, resold, pledged or otherwise Transferred only pursuant to an effective Registration Statement under the Securities Act or an applicable exemption from registration and/or qualification under the Securities Act and applicable state securities Laws, and as a condition precedent to any such Transfer, such Member may be required to deliver to the Company an opinion of counsel satisfactory to the Company, and agrees, absent registration or an exemption with respect to such Member’s Units, not to resell any such Units.
(f)   Investor Status.   Such Member (i) has adequate means of providing for such Member’s current needs and possible contingencies, is able to bear the economic risks of such Member’s investment for an indefinite period of time and has a sufficient net worth to sustain a loss of such Member’s entire investment in the Company in the event such loss should occur, (ii) is sophisticated in financial matters and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (iii) is, or is controlled by, an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D, promulgated under the Securities Act, and acknowledges the issuance of Units under this LLC Agreement is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state Law, and (iv) is treated as a single partner within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)).
ARTICLE V
ALLOCATIONS OF PROFITS AND LOSSES
5.1   Profits and Losses.   After giving effect to the allocations under Section 5.2 and subject to Section 5.2 and Section 5.4, Profits and Losses (and, to the extent reasonably determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Taxable Year or other taxable period shall be allocated among the Members during such Taxable Year or other taxable period in a manner such that, after giving effect to all distributions through the end of such Taxable Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 11.3(b)(iii) if all assets of the Company on hand at the end of such Taxable Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(b)(iii), to the Members immediately after making such allocation, minus (b) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets, and (without duplication) the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.
5.2   Special Allocations.
(a)   Nonrecourse Deductions for any Taxable Year or other taxable period shall be specially allocated to the Members on a pro rata basis in accordance with the number of Common Units owned by each Member.

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The amount of Nonrecourse Deductions for a Taxable Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Taxable Year or other taxable period over the aggregate amount of any distributions during that Taxable Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).
(b)   Any Member Nonrecourse Deductions for any Taxable Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one (1) Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
(c)   Notwithstanding any other provision of this LLC Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Taxable Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Taxable Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Taxable Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such taxable period (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 5.2(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(d)   Notwithstanding any other provision of this LLC Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Taxable Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Taxable Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such taxable period in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 5.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(e)   Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Taxable Year or other taxable period. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.
(f)   Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Taxable Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5.1 and Section 5.2 have been tentatively made as if this Section 5.2(f) were not in this LLC Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii) and shall be interpreted consistently therewith.
(g)   If any Member has a deficit balance in its Capital Account at the end of any Taxable Year or other taxable period that is in excess of the amount that the Member is deemed to be obligated to restore

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pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in Section 5.1 and Section 5.2 have been made as if Section 5.2(f) and this Section 5.2(g) were not in this LLC Agreement.
(h)   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1 (b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete or partial liquidation of such Member’s Units in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(i)   The allocations set forth in Sections 5.2(a) through 5.2(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. In general, the Members anticipate that this shall be accomplished by specially allocating other Profits and Loss among the Members so that the net amount of Regulatory Allocations and such special allocations to each such Member is zero. This Section 5.2(i) is intended to minimize to the extent possible and to the extent necessary any economic distortions that may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.
5.3   Allocations for Tax Purposes in General.
(a)   Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.
(b)   In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using (i) with respect to any such differences that exist at the Company Effective Time, the “traditional method” without curative allocations under Treasury Regulations Section 1.704-3(b) and (ii) with respect to any other such differences, any other permissible method or methods determined by the Managing Member (with the prior written consent of the Continuing Member Representative) to be appropriate and in accordance with the applicable Treasury Regulations.
(c)   Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions and (ii) tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as reasonably determined by the Managing Member taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii), 1.704-1(b)(3)(iv), and 1.704-1(b)(4)(viii).
(d)   Allocations pursuant to this Section 5.3 are solely for purposes of U.S. federal, state and local income taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this LLC Agreement.

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(e)   If, as a result of an exercise of a non-compensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x). If, pursuant to Section 5.2(i), the Managing Member causes a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Managing Member shall make corrective allocations in accordance with principles similar to those set forth in Treasury Regulations Section 1.704-1(b)(4)(x).
(f)   Any adjustment to the adjusted tax basis of Company property pursuant to Code Section 743(b) resulting from a transfer of Units shall be handled in accordance with Treasury Regulations Section 1.743-1(j).
5.4   Other Allocation Rules.
(a)   The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this LLC Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for U.S. federal and applicable state and local income tax purposes.
(b)   The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Sections 5.1, 5.2 and 5.3 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member reasonably determines that the application of the provisions in Sections 4.4, 5.1, 5.2 or 5.3 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions to the extent permitted by applicable Law, including to allocate properly items of income, gain, loss, deduction and credit to those Members who bear the economic burden or benefit associated therewith, or to otherwise cause the Members to achieve the economic objectives underlying this LLC Agreement and the Business Combination Agreement. The Managing Member also shall (i) make any adjustments that it reasonably determines are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g) and (ii) make any reasonable and appropriate modifications in the event unanticipated events would reasonably be expected to otherwise cause this LLC Agreement not to comply with Treasury Regulations Section 1.704-1(b). Notwithstanding the foregoing, no adjustment to the allocations shall be made under this Section 5.4(b) without the prior written consent of each Continuing Member that would be materially adversely affected thereby, which consent shall not be unreasonably withheld, conditioned or delayed.
(c)   With regard to PubCo’s acquisition of Common Units, Profits or Losses shall be allocated to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder. If during any Taxable Year there is any other change in any Member’s Units in the Company, the Managing Member shall consult in good faith with the Continuing Member Representative and the tax advisors to the Company and allocate the Profits or Losses to the Members of the Company so as to take into account the varying interests of the Members in the Company using an “interim closing of the books” method in a manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder; provided, however, that such allocations may instead be made in another manner that complies with the provisions of Section 706 of the Code and the Treasury Regulations thereunder and that is selected by the Managing Member (with the prior written consent of the Continuing Member Representative, not to be unreasonably withheld, conditioned or delayed).
(d)   Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Managing Member shall allocate such liabilities in such manner that complies with the Code and the Treasury Regulations thereunder and that the Managing Member reasonably determines, in a manner intended to minimize any gain of the Members to the greatest extent possible under Section 731 of the Code.

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5.5   Earnout Common Units.   The Parties intend that, for U.S. federal income tax purposes, (a) the Earnout Common Units received by the Continuing Members in connection with the Business Combination Agreement not be treated as being received in connection with the performance of services, (b) no such Member be treated as having taxable income or gain as a result of such receipt of such Earnout Common Units or as a result of holding any such Earnout Common Units at the time of any Triggering Event (other than as a result of corrective allocations made pursuant to Section 5.2(i)), (c) for purposes of the allocations described in this Article V and the determination and maintenance of Capital Accounts, each Earnout Common Unit shall be treated in the same manner as an unrestricted Common Unit. The Company shall prepare and file all tax returns consistent with such intended treatment unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.
ARTICLE VI
DISTRIBUTIONS
6.1   Distributions.
(a)   Distributions.
(i)   To the extent permitted by applicable Law, distributions to Members may be declared by the Managing Member out of Distributable Cash in such amounts, at such time and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate. All distributions made under this Section 6.1(a) shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, repurchases or redemptions made in accordance with Section 4.1(f) or payments made in accordance with Section 7.4 or Section 7.8 need not be on a pro rata basis, as long as such payments are otherwise made in accordance with the terms of this LLC Agreement) based on the number of Common Units held or deemed to be held by each such holder as of the close of business on such record date; provided, that the Managing Member shall have the obligation to make distributions as set forth in Section 6.2 and Section 11.3(b)(iii); provided, further, that notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of this Section 6.1(a) and Section 6.2(a), insolvent means the inability of the Company to meet its payment obligations when due.
(ii)   Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1(a), the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.
(b)   Successors.   For purposes of determining the amount of distributions (including Tax Distributions), each Member shall be treated as having made the Capital Contributions made by, been allocated the net taxable income of the Company (in accordance with the definition of Tax Amount) allocated to, and received the distributions made to or received by its predecessors in respect of any of such Member’s Units.
(c)   Distributions In-Kind.   Except as otherwise provided in this LLC Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as reasonably determined by the Managing Member. In the event of any distribution of (i) property in kind or (ii) both cash and property in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such property so distributed in kind (based on the Fair Market Value of such property). To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value; provided that none of the following shall be a distribution for purposes of this LLC Agreement: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other

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applicable provisions of the Code. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.1 and Section 5.2.
6.2   Tax-Related Distributions.
(a)   Effective upon the Company Effective Time, prior to making any other distributions under this LLC Agreement, on each Tax Distribution Date, unless prohibited by applicable Law, the Managing Member shall cause the Company, from available cash, available borrowings and other funds legally available therefor, including legally made distributions from available cash of the Company’s Subsidiaries (taking into account any restrictions applicable to tax distributions contained in the Company’s or its Subsidiaries’ then applicable bank financing agreements by which the Company or its Subsidiaries are bound) (collectively, “Cash Available For Tax Distributions”) to make distributions of cash (each, a “Tax Distribution”) to the Members holding Common Units, pro rata in proportion to their respective number of Common Units in an amount such that the Member with the highest Tax Amount per Common Unit receives an amount equal to such Member’s Tax Amount; provided, that if the amount of Tax Distributions actually made with respect to a quarter or a Taxable Year is greater than or less than the Tax Distributions that would have been made under this Section 6.2 for such period based on subsequent tax information and assuming no limitations based on prohibitions under applicable Law, Cash Available For Tax Distributions, or insolvency under this Section 6.2 (such limitations, the “Liquidity Limitations”) (e.g., because the estimated Tax Distributions for a Taxable Year were greater than or less than the amount calculated based on actual taxable income for such Taxable Year or because such Tax Distribution would have rendered the Company insolvent (as defined in Section 6.1(a))), then, on subsequent Tax Distribution Dates, starting with the next Tax Distribution Date, and prior to any additional distributions pursuant to Section 6.1, the Managing Member shall, subject to the Liquidity Limitations, cause the Company to adjust the next Tax Distribution and subsequent Tax Distributions downward (but not below zero) or upward (but in any event pro rata in proportion to the Members’ respective number of Common Units) to reflect such excess or shortfall; and provided, further, that notwithstanding any other provision in this LLC Agreement to the contrary, (A) Tax Distributions shall not be required to the extent any such distribution would render the Company insolvent (as defined in Section 6.1(a)), and (B) the Managing Member shall not be required to cause the Company to make any Tax Distributions on any date other than a Tax Distribution Date. Notwithstanding anything to the contrary contained in this LLC Agreement, (a) the Managing Member shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to the Members’ Tax Distributions (but in any event pro rata in proportion to the Members’ respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Member during the relevant period; provided that no such adjustments shall be made that would have a material adverse effect on the Continuing Members without the Continuing Member Representative’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed), and (b) no Tax Distributions (or downward (but not below zero) or upward adjustment to any Tax Distributions) shall be made other than on a pro rata basis in proportion to the Members’ respective number of Common Units.
6.3   Distribution Upon Withdrawal.   No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Units in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as provided in this LLC Agreement.
ARTICLE VII
MANAGEMENT
7.1   Managing Member Rights; Member and Officer Duties.
(a)   PubCo shall be the sole Managing Member of the Company and, pursuant to the governing documents of PubCo, the business and affairs of PubCo shall be managed by or under the direction of the Board. Except as otherwise required by Law or provided in this LLC Agreement, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and (iii) the Members, other than the Managing Member (in its capacity as such), shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company. Nothing set forth in this LLC Agreement shall reduce or restrict the rights set forth in the Tax Receivable Agreement, subject to the terms and conditions thereof.

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(b)   Except as otherwise required by the Act, no current or former Member (including a current or former Managing Member) or any current or former Officer shall be obligated personally for any Liability of the Company solely by reason of being a Member or, with respect to the Managing Member, acting as Managing Member of the Company, or, with respect to an Officer, acting in his or her capacity as an Officer. Notwithstanding anything to the contrary contained in this LLC Agreement, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this LLC Agreement or the Act shall not be grounds for imposing personal liability on the Managing Member for liabilities of the Company.
(c)   In connection with the performance of its duties as the Managing Member of the Company, the Managing Member (solely in its capacity as such) will owe to the other Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the other Members were stockholders of such corporation. To the extent that, at Law or in equity, any Subsidiary of the Company or any manager, director (or equivalent), officer, employee or agent of any Subsidiary of the Company has duties (including fiduciary duties) to the Company, to a Member (other than the Managing Member) or to any Person who acquires Units, all such duties (including fiduciary duties) are hereby limited solely to those expressly set forth in this Agreement (if any), to the fullest extent permitted by Law. The limitation of duties (including fiduciary duties) to the Company, each Member (other than the Managing Member) and any Person who acquires Units set forth in the preceding sentence is approved by the Company, each Member and any Person who acquires Units.
7.2   Role of Officers.
(a)   The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.
(b)   The Officers of the Company as of the Company Effective Time are set forth on Exhibit C attached hereto.
(c)   The Managing Member shall appoint a Chief Executive Officer who will be responsible for the general and active management of the business of the Company and its Subsidiaries. The Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of chief executive officer of a corporation organized under the DGCL, subject to the terms of this LLC Agreement and as may be prescribed by the Managing Member, and will have such other powers and duties as may be reasonably prescribed by the Managing Member or set forth in this LLC Agreement.
(d)   Except as set forth in this LLC Agreement, the Managing Member may appoint Officers at any time, and the Officers may include, in addition to the Chief Executive Officer, a president, one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth in this LLC Agreement, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this LLC Agreement or as reasonably determined from time to time by the Managing Member.
(e)   Subject to this LLC Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this LLC Agreement for regular appointments to that office.

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7.3   Warranted Reliance by Officers on Others.   In exercising their authority and performing their duties under this LLC Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following Persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:
(a)   one or more employees or other agents of the Company or its Subsidiaries whom the Officer reasonably believes to be reliable and competent in the matters presented; and
(b)   any attorney, public accountant, or other Person as to matters which the Officer reasonably believes to be within such Person’s professional or expert competence.
7.4   Indemnification.
(a)   Right to Indemnification.   Each Person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any Action, by reason of the fact that he, she or it is or was a Member (including the Managing Member), is or was serving as the Company Representative (including any “designated individual”) or the Continuing Member Representative or an officer, manager or director (or equivalent) or, at the discretion of the Managing Member, any employee or agent, of the Managing Member, the Company or any of its Subsidiaries, or is or was an officer, manager or director (or equivalent) or, at the discretion of the Managing Member, any employee or agent, of the Managing Member, the Company or any of its Subsidiaries serving at the request of the Managing Member or the Company or any of its Subsidiaries as an officer, manager or director (or equivalent) or, at the discretion of the Managing Member, any employee or agent, of another corporation, partnership, joint venture, limited liability company, trust or other entity or which relates to or arises out of the property, business or affairs of the Company or any of its Subsidiaries, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Action is alleged action in an official capacity as a director, manager, officer, employee or agent or in any other capacity while serving as an officer, manager, director, employee or agent, shall be indemnified by the Company against all expense, Liability and loss (including reasonable attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, such Indemnitee shall not be entitled to indemnification if such Indemnitee’s conduct constituted fraud, willful misconduct, or a knowing violation of Law; provided, further, however, except as provided in Section 7.4(d) with respect to Actions to enforce rights to indemnification, the Company shall indemnify any such Indemnitee pursuant to this Section 7.4 in connection with an Action (or part thereof but excluding any compulsory counterclaim) initiated by such Indemnitee only if such Action (or part thereof but excluding any compulsory counterclaim) was authorized by the Board.
(b)   Right to Advancement of Expenses.   The right to indemnification conferred in Section 7.4(a) shall include the right to advancement by the Company of any and all expenses (including reasonable attorneys’ fees and expenses) incurred in participating in or defending any such Action in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expense (an “Advancement of Expenses”); provided, however, that if (a) the Act requires or (b) in the case of an Advancement of Expenses made in a proceeding brought to establish or enforce a right to indemnification or advancement, an Advancement of Expenses incurred by an Indemnitee shall be made pursuant to this Section 7.4(b) only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.4(b). An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 7.4(b) is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 7.4(a) with respect to the related Action or the absence of any prior determination to the contrary.
(c)   Contract Rights.   The rights to indemnification and to the Advancement of Expenses conferred in Sections 7.4(a) and (b) shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, manager, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, estate, executors, administrators and legal representatives.

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(d)   Right of Indemnitee to Bring Suit.   If a claim under Sections 7.4(a) or (b) is not paid in full by the Company within sixty (60) calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be thirty (30) calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification under this LLC Agreement (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses, without interest, upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Act. Neither the failure of the Company (including its Managing Member or independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including the Managing Member or independent legal counsel) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right to indemnification or to an Advancement of Expenses under this LLC Agreement, or brought by the Company to recover an Advancement of Expenses under this LLC Agreement pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, shall be on the Company.
(e)   Appearance as a Witness.   Notwithstanding any other provision of this Section 7.4, the Company shall pay or reimburse out of pocket expenses incurred by any Person entitled to be indemnified pursuant to this Section 7.4 in connection with such Person’s appearance as a witness or other participation in an Action at a time when such Person is not a named defendant or respondent in the Action.
(f)   Nonexclusivity of Rights.   The rights to indemnification and the Advancement of Expenses conferred in this Section 7.4 shall not be exclusive of any other right which a Person may have or hereafter acquire under any Law, this LLC Agreement, any agreement, any vote of stockholders or disinterested directors or otherwise. Nothing contained in this Section 7.4 shall limit or otherwise affect any such other right or the Company’s power to confer any such other right.
(g)   Payments.   Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the Indemnitee as Managing Member and/or officer of the Company or as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise at the request of the indemnitee-related entities (as defined below), the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or Advancement of Expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Section 7.4, irrespective of any right of recovery the Indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation against or contribution by the indemnitee-related entities and no right of advancement, indemnification or recovery the Indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Company under this Section 7.4. In the event that any of the indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or Advancement of Expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and the Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights.
(i)   The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit

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plan or other enterprise for which the Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an Indemnitee may be entitled to indemnification or Advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.
(ii)   The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or Advancement of Expenses from both the indemnitee-related entities and the Company pursuant to applicable law, any agreement, certificate of incorporation, by-laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the indemnitee-related entities, as applicable.
(h)   Maintenance of Insurance.   The Company or PubCo shall maintain directors’ and officers’ insurance from a financially sound and reputable insurer (at a minimum, in such amounts as are standard in the industry) to protect directors and officers of the Company and its Subsidiaries against Indemnifiable Losses of such Indemnitee, whether or not the Company has the authority to indemnify such Indemnitee against such Indemnifiable Losses under this Section 7.4, in each case to the extent available under the directors’ and officers’ insurance policy of PubCo.
7.5   Resignation or Termination of Managing Member.   PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.5. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this LLC Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this LLC Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless (a) the new Managing Member executes a joinder to this LLC Agreement and agrees to be bound by the terms and conditions in this LLC Agreement, and (b) PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (i) PubCo to comply with all PubCo’s obligations under this LLC Agreement (including its obligations under Section 4.6) other than those that must necessarily be taken solely in its capacity as Managing Member and (ii) the new Managing Member to comply with all the Managing Member’s obligations under this LLC Agreement.
7.6   Reclassification Events of PubCo.   If a Reclassification Event occurs, the Managing Member or its successor as a result of such Reclassification Event, as the case may be, shall, as and to the extent necessary, amend this LLC Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the exchange rights of holders of Units set forth in Section 4.6 provide that each Common Unit (together with the surrender and delivery of one (1) share of Class B Common Stock) is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that one (1) share of Class A Common Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (b) PubCo or the successor to PubCo as a result of such Reclassification Event, as applicable, is obligated to deliver such property, securities or cash upon such exchange. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person as a result of such Reclassification Event, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this LLC Agreement.
7.7   Transactions between Company and Managing Member.   The Managing Member may cause the Company to contract and deal with the Managing Member, or any Affiliate of the Managing Member; provided such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) are (a) on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members or (b) are approved by the Disinterested Majority.
7.8   Certain Costs and Expenses.   The Managing Member shall not be compensated for its services as Managing Member of the Company. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys,

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accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company and (b) upon the good faith determination of the Managing Member, reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear such expenses of the Managing Member, including costs of securities offerings not borne directly by Members, board of directors compensation and meeting costs, costs of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs; provided that the Company shall not pay or bear any income tax obligations owed by PubCo or the cost of any Tax Benefit Payment (as defined in the Tax Receivable Agreement) or any amounts owed by PubCo under the Tax Receivable Agreement; provided, further, that in the event any cost or expense incurred by the Managing Member is paid by the Managing Member from the gross proceeds received by PubCo in connection with an offering, issuance, exercise or conversion of Equity Securities or Debt Securities and only the net amount of such proceeds is contributed to the Company, such costs or expenses shall not be reimbursed under this Section 7.8.
ARTICLE VIII
ROLE OF MEMBERS
8.1   Rights or Powers.   Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the operation, management or control of the Company or its business and affairs, transact any business in the Company’s name or to act for or bind the Company in any way and shall not have any voting rights. Notwithstanding the foregoing sentence, the Members have all the rights and powers set forth in this LLC Agreement and, to the extent not inconsistent with this LLC Agreement, in the Act, and each Unit, if and as required by the Act only, will entitle the holder thereof to one vote on all matters to be permitted to be voted on by such holder. Any Member, its Affiliates and its and their employees, managers, owners, agents, directors and officers may also be an employee or be retained as an agent of the Company. Nothing in this Article VIII shall in any way limit any Member’s rights pursuant to, and subject to the terms and conditions of, the Tax Receivable Agreement.
8.2   Various Capacities.   The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member or, in the case of PubCo, the Managing Member or the Company Representative, or, in the case of BCP or an Affiliate thereof, the Continuing Member Representative.
8.3   Investment Opportunities.
(a)   To the fullest extent permitted by applicable Law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to (a) any Member (other than PubCo in its capacity as the Managing Member, the Managing Member (if not PubCo) and Members who are officers or employees of the Company, PubCo or any of their respective Subsidiaries, in which case solely acting in their capacity as such), (b) any of their respective Affiliates (other than the Company, the Managing Member or any of their respective Subsidiaries), (c) each Continuing Member or any of its respective Affiliates (including its respective investors and equityholders and any associated Persons or investment funds or any of their respective portfolio companies or investments) or (d) any of the respective officers, managers, directors, agents, shareholders, members, and partners of any of the foregoing, including any such Person acting as a director of PubCo at the request of such Member (each, a “Business Opportunities Exempt Party”). The Company and each of the Members, on its own behalf and on behalf of their respective Affiliates and equityholders, hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Business Opportunities Exempt Party and irrevocably waives any right to require any Business Opportunity Exempt Party to act in a manner inconsistent with the provisions of this Section 8.3. No Business Opportunities Exempt Party who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for PubCo, the Company or any of their respective Subsidiaries, Affiliates or equityholders shall have any duty to communicate or offer such opportunity to the Company and none of PubCo, the

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Company or any of their respective Subsidiaries, Affiliates or equityholders will acquire or be entitled to any interest or participation in any such transaction, agreement, arrangement or other matter or opportunity as a result of participation therein by a Business Opportunity Exempt Party. This Section 8.3 shall not apply to, and no interest or expectancy of the Company is renounced with respect to, any opportunity offered to any director of PubCo if such opportunity is expressly offered or presented to, or acquired or developed by, such Person in his or her capacity as a director or officer of the Company.
(b)   In furtherance of the foregoing, to the fullest extent permitted by applicable Law, neither BCP nor any of their respective Affiliates (other than PubCo) (or any partner, officer, employee, investor, or other representative of any of the foregoing Persons) (collectively, the “Covered Persons”) shall be liable to the Company or any other Person for any claim arising out of, or based upon, (i) the investment by any Covered Person in any entity competitive with the Company or any of its Subsidiaries, or (ii) actions taken by any Covered Person to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company or its Subsidiaries; provided that such Covered Person complies with any fiduciary relationship or duties owed to PubCo, the Company or its Subsidiaries in such Covered Person’s capacity as an officer or director of PubCo, the Company or any of its Subsidiaries. For the avoidance of doubt, none of the Continuing Member Representative or any Affiliate thereof (or any partner, officer, employee, investor, or other representative of any of the foregoing Persons) will be deemed to have any fiduciary relationship or duties to the other Continuing Members by virtue of ownership of Units.
(c)   No amendment or repeal of this Section 8.3 shall apply to or have any effect on the Liability or alleged Liability of any Business Opportunities Exempt Party or any Covered Person for or with respect to any opportunities of which any such Person becomes aware, or any investment or action, prior to such amendment or repeal. Any Person purchasing or otherwise acquiring any interest in any Units shall be deemed to have notice of and consented to the provisions of this Section 8.3. Neither the amendment or repeal of this Section 8.3, nor the adoption of any provision of this LLC Agreement inconsistent with this Section 8.3, shall eliminate or reduce the effect of this Section 8.3 in respect of any business opportunity first identified or any other matter occurring, or any cause of action that, but for this Section 8.3, would accrue or arise, prior to such amendment, repeal or adoption. No action or inaction taken by any Business Opportunities Exempt Party or any Covered Person in a manner consistent with this Section 8.3 shall be deemed to be a violation of any fiduciary or other duty owed to any Person.
ARTICLE IX
TRANSFERS OF UNITS
9.1   Restrictions on Transfer.
(a)   No Member shall Transfer all or any portion of its Units, except Transfers made in accordance with the provisions of Section 9.1(b). If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Units are Transferred by such Member in violation of this Section 9.1(a), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other Parties under this LLC Agreement, the Transferee of such Units (or portion thereof) shall not be admitted to the Company as a Member nor be entitled to any rights as a Member under this LLC Agreement, and the Transferor will continue to be bound by all obligations under this LLC Agreement. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this Section 9.1(a) shall, to the fullest extent permitted by Law, be null and void and of no force or effect whatsoever. Subject to the restrictions set forth herein, (i) no shares of Class B Common Stock may be Transferred by a Member unless an equal number of Common Units are Transferred therewith in accordance with this LLC Agreement (including in respect of those Transfers permitted by Section 9.1(b)), and (ii) no Common Units may be Transferred by a Member holding Class B Common Stock unless an equal number of shares of Class B Common Stock are Transferred therewith in accordance with this LLC Agreement (including in respect of those Transfers permitted by Section 9.1(b)).
(b)   Notwithstanding anything to the contrary set forth in the Business Combination Agreement, the restrictions contained in Section 9.1(a) shall not apply to any Transfer (each, a “Permitted Transfer”): (i) in connection with an “Exchange” made in accordance with the provisions of Section 4.6, (ii) by a Member to PubCo or any of its wholly-owned Subsidiaries, or (iii) by a Member to any of such Member’s Permitted

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Transferees; provided, however, if a Transfer pursuant to clause (iii) would result in a Change of Control, such Member must provide the Managing Member with written notice of such Transfer at least sixty (60) calendar days prior to the consummation of such Transfer; provided further, that the restrictions contained in this LLC Agreement will continue to apply to Units after any Permitted Transfer of such Units, and the Transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this LLC Agreement. In the case of a Permitted Transfer of any Common Units by a Continuing Member, such Transferring Member shall be required to Transfer an equal number of shares of Class B Common Stock corresponding to the number of such Member’s Common Units that were Transferred in the transaction to such Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 9.1(c).
(c)   In addition to any other restrictions on Transfer contained in this Article IX, in no event may any Transfer or assignment of Units by any Member be made, in the reasonable determination of the Managing Member, (i) to any Person who lacks the legal right, power or capacity to own Units; (ii) if such Transfer would (A) be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1, (B) result in the Company having more than 100 partners, within the meaning of Treasury Regulations Section 1.7704-1(h) (determined taking into account the rules of Treasury Regulations Section 1.7704-1(h)(3)), (C) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or to be treated as an association taxable as a corporation pursuant to the Code, or (D) cause the Company to have a withholding obligation under Section 1446(f) of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of any equity securities issued upon any exchange of such Units, pursuant to any applicable U.S. federal or state securities Laws, and no registration statement covering such securities is then in effect; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this Section 9.1(c) shall be null and void and of no force or effect whatsoever.
9.2   Notice of Transfer.   Other than in connection with Transfers made pursuant to Section 4.6, each Member shall, after complying with the provisions of this LLC Agreement, but prior to any Transfer of Units, give written notice to the Company of such proposed Transfer. Each such notice shall describe the manner and circumstances of the Transfer and include a representation from the Transferring Member that such Transfer was made in accordance with applicable securities Laws.
9.3   Transferee Members.   A Transferee of Units pursuant to this Article IX shall have the right to become a Member only if (a) the requirements of this Article IX are met, (b) such Transferee executes a joinder in the form attached to this LLC Agreement as Exhibit D, and (c) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this LLC Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Units. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability as of the date of transfer that the Transferor may have to each remaining Member or to the Company under this LLC Agreement or any other contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member.
9.4   Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

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THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.
THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF QUALTEK HOLDCO, LLC, DATED AS OF [•], AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME IN ACCORDANCE WITH SUCH AGREEMENT (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND SHALL BE PROVIDED FREE OF CHARGE TO ANY MEMBER MAKING A REQUEST THEREFOR), AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.”
ARTICLE X
ACCOUNTING
10.1   Books of Account.   The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which complete and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.
10.2   Tax Elections.   The Company Representative shall cause the Company and any eligible Subsidiary to make an election (or continue a previously made election) pursuant to Section 754 of the Code (and any analogous provision of any applicable state, local or non-U.S. Law) for the Taxable Year that includes the date hereof and for each Taxable Year in which an Exchange occurs, and shall not thereafter revoke any such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns:
(i)   to adopt the accrual method of accounting for U.S. federal income tax purposes;
(ii)   to elect to amortize the organizational expenses of the Company as permitted by Section 709(b) of the Code; and (iii)   except as otherwise provided in this LLC Agreement, any other election the Company Representative may deem appropriate and in the best interests of the Company.
10.3   Tax Returns; Information.
(a)   The Company Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall prepare and deliver (or cause to be prepared and delivered) to each Person who was a Member at any time during the relevant quarter of the relevant Taxable Year an estimated K-1, including reasonable quarterly estimates of such Member’s state tax apportionment information and the allocations to such Member of taxable income, gains, losses, deductions or credits for such Taxable Year for U.S. federal, and applicable state and local, income tax reporting purposes at least fifteen (15) days prior to the individual or corporate quarterly estimate payment deadline for U.S. federal income taxes for calendar year filers (whichever is earlier). As promptly as reasonably practicable following the end of each Taxable Year, the Company shall prepare and deliver (or cause to be prepared and delivered) to each Person who was a Member at any time during such Taxable Year (i) in no event later than forty-five (45) days after the end of each Taxable Year, an estimated IRS Schedule K-1 (and any similar form prescribed for applicable state and local income tax purposes) or similar documents with such information of the Company and all relevant information regarding the Company reasonably necessary for the Members to estimate their taxable income for such Taxable Year, and (ii) in no event later than seventy-five (75) days after the end of each Taxable Year, a final IRS Schedule K-1 (and any similar form prescribed for applicable state and local income tax purposes) and all relevant information regarding the Company reasonably necessary for the Members to file their tax returns on a timely basis (including extensions) for such Taxable Year. The Company shall use commercially reasonable efforts to furnish to each Member and former Member, as soon as reasonably practicable after an applicable request, all information relating to the Company and in the Company’s possession reasonably requested by such Member and that is reasonably necessary for such Member to prepare and file its own tax returns and pay its own taxes or make distributions to its members in order for them to pay their taxes (including copies of the Company’s federal, state and local income tax returns). Each Member and former Member

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shall furnish to the Company all pertinent information in its possession that is reasonably necessary to enable the Company’s tax returns to be prepared and filed. Each Member further agrees (including with respect to the Taxable Year that such Member becomes a former Member) that such Member shall notify the Company and consult with the Company regarding a position on its tax return in the event such Member intends to file its tax returns in a manner that is inconsistent with the Schedule K-1 or other statements furnished by the Company to such Member for purposes of preparing tax returns.
(b)   In addition to each Member’s rights to information pursuant to and in accordance with Section 18-305 of the Act, each Member shall be entitled to examine, either directly or through its representatives, the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Managing Member shall reasonably approve during normal business hours for any purpose reasonably related to such Member’s interest as a Member of the Company with the information to which such Member shall be entitled about the Company or any of its Subsidiaries being the same information to which a stockholder of a Delaware corporation would have with respect to such corporation; provided that, in any event, the Managing Member has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Act.
10.4   Company Representative.
(a)   PubCo is hereby designated as the Company Representative. In addition, PubCo is hereby authorized to designate or remove any other Person selected by PubCo as the Company Representative; provided that all actions taken by the Company Representative pursuant to this Section 10.4 shall be subject to the overall oversight and authority of the Board. For each Taxable Year in which the Company Representative is an entity, the Company shall appoint the “designated individual” identified by the Company Representative and approved by the Board to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local Law. Each Member hereby expressly consents to such designations and agrees to take, and that the Managing Member is authorized to take (or cause the Company to take), such other actions as may be necessary or advisable pursuant to Treasury Regulations or other Internal Revenue Service or Treasury guidance or state or local Law to cause such designations or evidence such Member’s consent to such designations, including removing any Person designated as the Company Representative (including any “designated individual”) prior to the date of this LLC Agreement.
(b)   Subject to this Section 10.4, the Company Representative shall have the sole authority to act on behalf of the Company in connection with, make all relevant decisions regarding application of, and to exercise the rights and powers provided for in the BBA Rules, including making any elections under the BBA Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any Action, audit or examination before the Internal Revenue Service or any other tax authority (each an “Audit”), and to reasonably expend Company funds for professional services and other expenses reasonably incurred in connection therewith. Subject to the provisions of Section 10.4(d), the Company Representative will have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any tax authority; provided, that, except as provided in Section 10.4(h), the Company Representative shall obtain the prior written consent of the Continuing Member Representative (which consent shall not be unreasonably withheld, delayed or conditioned) before (i) making an election under Section 6226(a) of the Code (or any analogous provision of state or local Law) (a “Push-Out Election”) or (ii) taking any material action under the BBA Rules that would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Continuing Members.
(c)   The Company Representative is authorized, to the extent permissible under applicable Law, to cause the Company to pay any imputed underpayment of taxes and any related interest, penalties and additions to tax determined in accordance with Code Section 6225 that may from time to time be required to be made under Code Section 6232 and to pay any similar amounts arising under state, local, or foreign tax Laws (together, “Imputed Tax Underpayments”). Imputed Tax Underpayments also shall include any imputed underpayment within the meaning of Code Section 6225 (any similar amounts arising under state, local, or foreign tax Laws) paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by Law or contract. To the extent permissible under applicable

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Law, the Company Representative may cause the Company to allocate the amount of any Imputed Tax Underpayment among the Members (including any former Members) in an equitable manner, taking into account, among other factors, the magnitude of the Imputed Tax Underpayment, the nature of the tax items that are the subject of the adjustment giving rise to the Imputed Tax Underpayment, the classification of the Members for U.S. federal income tax purposes, and the Persons who received (and the proportions in which they received) the benefits of the activities that gave rise to that Imputed Tax Underpayment. To the extent that the Company Representative elects to cause the Company to pay an Imputed Tax Underpayment, the Company Representative shall use commercially reasonable efforts to pursue available procedures under applicable Law to reduce such Imputed Tax Underpayment on account of its Members’ (or any of the Members’ direct or indirect beneficial owners’) tax status, with any corresponding reduction being credited to the applicable Member for purposes of allocating such Imputed Tax Underpayment among the relevant Members or former Members to the extent relevant.
(d)   Without limiting the foregoing, the Company Representative shall give prompt written notice to the Continuing Member Representative of the commencement of any income tax Audit of the Company or any of its Subsidiaries that would reasonably be expected to have a material adverse effect on the Continuing Members (or their owners), other than any Audit that is the subject of Section 10.1(g) of the Business Combination Agreement to the extent that such Audit is governed by such provisions of the Business Combination Agreement (any such Audit that is not the subject of Section 10.1(g) of the Business Combination Agreement, a “Specified Audit”). The Company Representative shall (i) keep the Continuing Member Representative reasonably informed of the material developments and status of any such Specified Audit, (ii) permit the Continuing Member Representative (or its designee) to participate (including using separate counsel), in each case at the Continuing Members’ sole cost and expense, in any such Specified Audit, to the extent permitted under applicable tax Law, and (iii) promptly notify the Continuing Member Representative of receipt of a notice of a final partnership adjustment (or equivalent under applicable Laws) or a final decision of a court or IRS Appeals panel (or equivalent body under applicable Laws) with respect to such Specified Audit. The Company Representative or the Company shall promptly provide the Continuing Member Representative with copies of all material correspondence between the Company Representative or the Company (as applicable) and any Governmental Entity in connection with such Specified Audit and shall give the Continuing Member Representative a reasonable opportunity to review and comment on any material, non-ministerial correspondence, submission (including settlement or compromise offers) or filing in connection with any such Specified Audit. The Company Representative shall not (and the Company shall not (and shall not authorize the Company Representative to)) settle, compromise or abandon any Specified Audit in a manner that would reasonably be expected to have a disproportionate (compared to PubCo) and material adverse effect on the Continuing Members without the Continuing Member Representative’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The obligations of the Company and the Company Representative under this Section 10.4(d) with respect to any Specified Audit affecting Continuing Members as a result of their prior ownership of Units shall continue after the Continuing Members Transfer any or all of such Units.
(e)   If the Company Representative causes the Company to make a Push-Out Election, each Member who was a Member of the Company for U.S. federal income tax purposes for the “reviewed year” (within the meaning of Code Section 6225(d)(1) or similar concept under applicable state, local, or non-U.S. Law), shall take any adjustment to income, gain, loss, deduction, credit or otherwise (as determined in the notice of final partnership adjustment or similar concept under applicable state, local, or non-U.S. Law) into account as provided for in Code Section 6226(b) (or similar concept under applicable state, local, or non-U.S. Law). The Company shall consult in good faith with the Continuing Member Representative with respect to any material tax election with respect to the Company that could reasonably be expected to have an adverse effect on the Continuing Members.
(f)   Promptly following the written request of the Company Representative, the Company shall, to the fullest extent permitted by Law, reimburse and indemnify the Company Representative (including, for the avoidance of doubt, any “designated individual”) for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Company Representative in connection with the exercise of its rights and fulfillment of its duties under this Section 10.4. Nothing in this LLC Agreement will be construed to restrict the Company or the Company Representative from engaging an accounting firm or legal counsel to assist the Company Representative in discharging its duties under this LLC Agreement.

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(g)   Each Member agrees to cooperate in good faith with the Company Representative and to do or refrain from doing any or all things reasonably requested by the Company Representative with respect to this Section 10.4, including timely providing any information reasonably necessary or advisable for the Company Representative to comply with its obligations under Section 10.4(c), that is or are reasonably necessary or advisable to reduce the amount of any tax, interest, penalties or similar amounts the cost of which is (or would otherwise be) borne by the Company (directly or indirectly) or to make any election permitted by this LLC Agreement and the Code or other relevant tax Law unless such Member is restricted from providing such information under any applicable Law or contract. Each Member acknowledges that any action taken by the Company Representative in its capacity as such may be binding upon such Members and that such Member shall not independently act with respect to Audits affecting the Company or its Subsidiaries (but the Continuing Member shall in all events retain all rights provided to it under this LLC Agreement, including Section 10.4(d)). Notwithstanding anything to the contrary contained in this LLC Agreement, no provision of this LLC Agreement shall require, or give any Person the right to require, PubCo or the Continuing Members to file any amended tax return.
(h)   Notwithstanding anything to the contrary contained in this LLC Agreement, in the event of any conflict between Section 14.1 of the Business Combination Agreement and this LLC Agreement, Section 14.1 of the Business Combination Agreement shall control. The Company, the Company Representative, the Managing Member, and the Members hereby acknowledge and agree to the foregoing sentence and expressly agree to be bound by the terms of Section 14.1 of the Business Combination Agreement, including that with respect to any Audit of the Company or any of its Subsidiaries for any taxable period ending before or including the date of the Company Effective Time and for which a Push-Out Election is available, all such available elections shall be made in accordance with applicable Laws.
(i)   This Section 10.4 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose to the extent not prohibited by applicable Law, the Company shall be treated as continuing in existence.
10.5   Withholding Tax Payments and Obligations.
(a)   If the Company or any other Person in which the Company holds an interest is required by Law to withhold or to make tax payments on behalf of or with respect to any Member, or the Company is subjected to tax itself (including any amounts withheld from amounts directly or indirectly payable to the Company or to any other Person in which the Company holds an interest) by reason of the status of any Member as such or that is specifically attributable to a Member (including federal, state, local or foreign withholding, personal property, unincorporated business or other taxes, the amount of any Imputed Tax Underpayments allocated to a Member in accordance with Section 10.4, and any interest, penalties, additions to tax, and expenses related to any such amounts) (“Tax Advances”), the Managing Member may cause the Company to withhold such amounts and cause the Company to make such tax payments as so required, and each Member hereby authorizes the Company to do so; provided, the Company and Managing Member shall cooperate in good faith with the Continuing Member Representative to minimize, to the extent permissible under applicable Law, the amount of any such withholding which relates to any Continuing Member. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding Tax Distribution or Tax Distributions and, if applicable, the proceeds of liquidation that would otherwise have been made to such Member under this LLC Agreement; provided, that if a Tax Advance is made on behalf of a former Member, then such former Member shall indemnify and hold harmless the Company for the entire amount of such Tax Advance. For all purposes of this LLC Agreement, such Member shall be treated as having received the amount of the distribution, if applicable, that is equal to the Tax Advance at the time of such Tax Advance and (if applicable) as having paid such Tax Advance to the relevant taxing jurisdiction. Notwithstanding the foregoing, to the extent that the aggregate amount of Tax Advances for any period made on behalf of a Member exceeds the actual Tax Distributions that would have otherwise been made to such Member during the fifteen (15) months following such Tax Advances, then such Member shall indemnify and hold harmless the Company for the entire amount of such excess (which has not offset Tax Distributions pursuant to this Section 10.5); provided, that such indemnification obligation shall be the several obligation of such Member and shall not be treated as Capital Contributions. For the avoidance of doubt, any income taxes, penalties, additions to tax and interest payable by the

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Company or any fiscally transparent entity in which the Company owns an interest shall be treated as specifically attributable to the Members and shall be allocated among the Members such that the burden of (or any diminution in distributable proceeds resulting from) any such amounts is borne by those Members to whom such amounts are specifically attributable or their successors in interest (whether as a result of their status, actions, inactions or otherwise, including pursuant to an allocation made under Section 10.4(c)), in each case as reasonably determined by the Company Representative.
(b)   This Section 10.5 shall be interpreted to apply to Members and former Members and shall survive the Transfer of a Member’s Units and the termination, dissolution, liquidation and winding up of the Company and, for this purpose, to the extent not prohibited by applicable Law, the Company shall be treated as continuing in existence.
10.6   Rights of the Continuing Members.   Notwithstanding anything in this Agreement to the contrary, neither the Company Representative, the Managing Member, nor the Company shall make, change or revoke any tax election or allocation (including any allocation of Imputed Tax Underpayment), or take any tax position on any tax return or otherwise, in each case, including in connection with a tax audit or other tax proceeding, that could have a disproportionate, material and adverse effect on the Continuing Members or their direct or indirect owners without the prior written consent of the Continuing Member Representative.
ARTICLE XI
DISSOLUTION
11.1   Liquidating Events.   The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (each, a “Liquidating Event”):
(a)   the sale of all or substantially all of the assets of the Company;
(b)   the determination of the Managing Member, with the consent of the Continuing Member Representative for so long as the Continuing Members and their Permitted Transferees hold two percent (2%) or more of the Common Units held by the Common Members on the date of this Agreement;
(c)   the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member in the Company unless the Company is continued without dissolution in a manner permitted by this LLC Agreement or the Act; and
(d)   the entry of a decree of judicial dissolution under Section 18-802 of the Act.
The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event. In the event of a dissolution pursuant to Section 11.1, the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more Members and subject to compliance with applicable Laws, unless, with respect to any class of Units, (x) for so long as the Continuing Members hold Common Units and their Permitted Transferees hold two percent (2%) or more of the Common Units held by the Common Members on the date of this Agreement, the Continuing Member Representative and (y) holders of at least seventy-five percent (75%) of the Units of such class consent in writing to a treatment other than as described above.
11.2   Bankruptcy.   For purposes of this LLC Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) (i) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or (ii) a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of ninety (90) consecutive days, (b) a Member shall (i) admit in writing its inability to pay its debts when due, or make an assignment for the benefit of creditors, (ii) apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property or (iii) institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency,

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reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of ninety (90) consecutive days or any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of ninety (90) consecutive days.
11.3   Procedure.
(a)   In the event of the dissolution of the Company for any reason, the Managing Member (or in the event that there is no Managing Member or the Managing Member is in bankruptcy, any Person selected by the majority of Members holding Common Units) shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), the Managing Member shall have full right to determine in good faith the time, manner and terms of any sale or sales of the property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share Profits and Losses during the period of liquidation in the same manner and proportion as immediately prior to the Liquidating Event. The Company shall engage in no further business except as may be necessary to preserve the value of the Company’s assets during the period of dissolution and liquidation.
(b)   Following the payment of all expenses of liquidation and allocation of all Profits and Losses as provided in Article V, the net proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:
(i)   first, to the payment and discharge of all expenses of liquidation and discharge of all of the Company’s Liabilities to creditors (whether third parties or, to the fullest extent permitted by law, Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts or liabilities under 18-601 or 18-604 of the Act;
(ii)   second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent, conditional or unmatured Liabilities or future payments described in this Section 11.3(b) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of clause (iii), below); and
(iii)   third, the balance to the Members in accordance with Section 6.1(a).
(c)   Except as provided in Section 11.4(b), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.
(d)   Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Managing Member shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.
(e)   Prior to the distribution of the proceeds of the liquidation and any other funds of the Company in liquidation, a proper accounting shall be made from the date of the last previous accounting to the date of dissolution, and a final allocation of all items of income, gain, loss, deduction and credit in accordance with Article V shall be made in such a manner that, immediately before distribution of assets pursuant to Section 11.3(b)(iii), the positive balance of the Capital Account of each Member shall, to the greatest extent possible, be equal to the net amount that would so be distributed to such Member (and any non-cash assets to be distributed will first be written up or down to their Fair Market Value, thus creating hypothetical gain or loss (if any), which resulting hypothetical gain or loss shall be allocated to the Members’ Capital Accounts in accordance with the requirements of Treasury Regulation Section 1.704-1(b) and other applicable provisions of the Code and this LLC Agreement).
11.4   Rights of Members.
(a)   Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

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(b)   Except as otherwise provided in this LLC Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations. The right to a return of Capital Contributions shall be solely to the extent set forth in this LLC Agreement.
11.5   Notices of Dissolution.   In the event a Liquidating Event occurs, the Company shall, within thirty (30) days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as reasonably determined by the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.
11.6   Reasonable Time for Windig Up.   A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.
11.7   No Deficit Restoration.   No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.
ARTICLE XII
GENERAL
12.1   Amendments; Waivers.
(a)   Except as otherwise provided in this LLC Agreement, the terms and provisions of this LLC Agreement may be altered, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) only with the approval of the Managing Member; provided, that no alteration, modification or amendment shall be effective until written notice has been provided to the Members, and, for the avoidance of doubt, any Member, shall have the right to file an Exchange Notice prior to the effectiveness of such alteration, modification or amendment with respect to all of such Member’s remaining Common Units; provided, further, that no amendment to this LLC Agreement may (v) disproportionately and adversely affect, or remove a right or privilege granted to, a Member who also holds Class B Common Stock or a Member who also holds Earnout Common Units without such Member’s prior written consent, or (w) disproportionately and adversely affect a Member or remove a right or privilege granted to a Member, without such Member’s prior written consent (provided that the creation or issuance of any new Unit or Equity Security of the Company permitted pursuant to Section 4.1 and Section 4.3 and any amendments or modifications to this LLC Agreement to the extent necessary to reflect such creation or issuance shall not be deemed to disproportionately and adversely affect a Member or remove a right or privilege specifically granted to a Member in any event); or (x) modify the limited liability of any Member, or increase the Liabilities of any Member, in each case, without the prior written consent of each such affected Member; or (y) alter or change any rights, preferences or privileges of any Units in a manner that is different or prejudicial relative to any other Units in the same class of Units, without the prior written consent of each such affected Member; or (z) modify the requirement that any action, election, decision or determination that is required to be approved or made by the Disinterested Majority be so approved or made by the Disinterested Majority, without the prior written approval of the Disinterested Majority serving on the Board at such time as such modification is proposed to be made.
(b)   Notwithstanding the foregoing clause (a), the Managing Member, acting alone, may amend this LLC Agreement, including Exhibit A, (i) to reflect the admission of new Members, Transfers of Units, the issuance of additional Units, in each case in accordance with the terms of this LLC Agreement, and, subject to Section 12.1(a), subdivisions or combinations of Units made in accordance with Section 4.1(h) and (ii) as necessary, and solely to the extent necessary, based on the reasonable written advice of legal counsel or a qualified tax advisor (including any nationally recognized accounting firm) to the Company, to avoid the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
(c)   No waiver of any provision or default under, nor consent to any exception to, the terms of this LLC Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

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12.2   Further Assurances.   Each Party agrees that it will from time to time, upon the reasonable request of another Party, execute such documents and instruments and take such further action as may be reasonably required to carry out the provisions of this LLC Agreement. The consummation of Transfers, Exchanges and issuances of Equity Securities pursuant to this LLC Agreement shall be subject to, and conditioned on, the completion of any required regulatory filings with any applicable Governmental Entity (or the termination or expiration of any waiting period in connection therewith), including the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, to the extent required in connection with such Transfer, Exchange or issuance. The Members shall reasonably cooperate in connection with any such filing.
12.3   Successors and Assigns.   All of the terms and provisions of this LLC Agreement shall be binding upon the Parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms of this LLC Agreement. No Party may assign its rights under this LLC Agreement except as permitted pursuant to this LLC Agreement, including assignment of such rights to a Permitted Transferee and a Transferee of Units pursuant to and in accordance with Section 9.3.
12.4   Entire Agreement.   This LLC Agreement, together with all Exhibits and Schedules to this LLC Agreement, the Business Combination Agreement, the Investor Rights Agreement, the Tax Receivable Agreement and all other Ancillary Agreements (as such term is defined in the Business Combination Agreement), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements between the Parties in connection with such subject matter except as set forth in this LLC Agreement and therein.
12.5   Rights of Members Independent.   The rights available to the Members under this LLC Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more or any combination of such rights may be exercised by a Member or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.
12.6   Governing Law; Waiver of Jury Trial; Jurisdiction.   The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this LLC Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this LLC Agreement, and the performance of the obligations imposed by this LLC Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS LLC AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS LLC AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS LLC AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS LLC AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this LLC Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this LLC Agreement in any other courts. Nothing in this Section 12.6, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

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12.7   Headings.   The descriptive headings of the Articles, Sections and clauses of this LLC Agreement are for convenience only and do not constitute a part of this LLC Agreement.
12.8   Counterparts; Electronic Delivery.   This LLC Agreement and any amendment hereto or any other agreements delivered pursuant to this LLC Agreement may be executed and delivered in one or more counterparts and by fax, .pdf, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.
12.9   Notices.   All notices, demands and other communications to be given or delivered under this LLC Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 12.9, notices, demands and other communications shall be sent to the addresses indicated below:
If to the Pubco or the Managing Member:
CR Financial Holdings, Inc.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention:
Byron Roth
E-mail:

with a copy (which shall not constitute notice) to:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention:
Mitchell Nussbaum, Esq.
E-mail:

Attention:
Mitchell Nussbaum, Esq.
E-mail:

If to the Company,
QualTek Holdco, LLC
475 Sentry Parkway E
Blue Bell, PA 19422
Attention:
Scott Hisey
Email:

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York
Attention:
Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Tim Cruickshank, P.C.
Erika P. López

E-mail:
If to any Continuing Member, to the address for such Continuing Member set forth on Exhibit A.

F-44

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York
Attention:
Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Tim Cruickshank, P.C.
Erika P. López

E-mail:
12.10   Representation by Counsel; Interpretation.   The Parties acknowledge that each Party to this LLC Agreement has been represented by counsel in connection with this LLC Agreement and the transactions contemplated by this LLC Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this LLC Agreement against the Party that drafted it has no application and is expressly waived.
12.11   Severability.   Whenever possible, each provision of this LLC Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this LLC Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this LLC Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
12.12   Expenses.   Except as otherwise provided in this LLC Agreement (or as set forth in the Business Combination Agreement with respect to expenses incurred in connection with the entry into this LLC Agreement), each Party shall bear its own expenses in connection with the transactions contemplated by this LLC Agreement.
12.13   No Third Party Beneficiaries.   Except as provided in Section 7.4 and Section 10.3(a), this LLC Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein, express or implied, shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights under this LLC Agreement.
12.14   Confidentiality.   Except as required by applicable Law, each Member (other than the Managing Member) agrees to hold the Company’s Confidential Information in confidence and shall not, unless authorized in writing by the Managing Member, (a) disclose any Confidential Information to any third party or (b) use such information except in furtherance of the business of the Company; provided, however, that (i) each Member may disclose Confidential Information to such Member’s Affiliates, attorneys, accountants, consultants and other advisors who are bound by an obligation of confidentiality with respect to such Confidential Information; provided such Member will be responsible for any violation by any of its Affiliates, attorneys, accountants, consultants or other advisors of the confidentiality provisions in this Section 12.14, (ii) each Member may disclose Confidential Information as required in response to any summons, subpoena or other legal requirement, provided that such Member shall promptly notify the Managing Member in writing so the Company may seek a protective order or appropriate remedy, (iii) each Member may disclose Confidential Information to a proposed Transferee if such disclosure is reasonably required in connection with any proposed Transfer of Units to such Transferee pursuant to the terms of this LLC Agreement, provided, that such Transferee executed and delivers to the Company a customary non-disclosure agreement and (iv) each Member may disclose Confidential Information to the extent necessary for such Member to prepare and file its tax returns, to respond to any inquiries regarding such tax returns from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such tax returns. In addition, each of the Continuing Members that is private equity, venture capital or other investment firm or similarly regulated entity (x) may disclose Confidential Information in connection with routine supervisory audit or regulatory examinations (including by regulatory or self-regulatory bodies) to which they are subject in the course of their respective businesses without liability

F-45

hereunder and (y) shall not be required to provide notice to any party in the course of any such routine supervisory audit or regulatory examination, provided that such routine audit or examination does not specifically target PubCo, any of its subsidiaries or the Confidential Information, and (z) may provide information about the subject matter of this Agreement to prospective and existing investors in connection with fund raising, marketing, informational, transactional or reporting activities. Each Member and the Company acknowledges and agrees that the certain of the Continuing Members and their respective Affiliates may currently be invested in, may invest in, or may consider investments in companies that compete either directly or indirectly with PubCo and its Subsidiaries, or operate in the same or similar business as PubCo and its Subsidiaries, and that nothing herein shall be in any way construed to prohibit or such Continuing Members or their respective Affiliates’ ability to maintain, make or consider such other investments; provided, however, that no Confidential Information is used or disclosed in connection with such activities.
12.15   No Recourse.   Notwithstanding anything that may be expressed or implied in this LLC Agreement (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this LLC Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such Party against the Non-Party Affiliates, by the enforcement of any assessment or by any Action, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal Liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable Party under this LLC Agreement or the transactions contemplated by this LLC Agreement, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the foregoing, a Non-Party Affiliate may have obligations under any documents, agreements or instruments delivered contemporaneously herewith or otherwise required by this LLC Agreement if such Non-Party Affiliate is party to such document, agreement or instrument. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations herein, this LLC Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this LLC Agreement, or the negotiation, execution or performance of this LLC Agreement, may only be brought against the Persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is expressly intended as a third party beneficiary of this Section 12.15.
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F-46

IN WITNESS WHEREOF, each of the Parties hereto has caused this Third Amended and Restated Limited Liability Company Agreement to be executed as of the date first above written.
COMPANY:
QUALTEK HOLDCO, LLC
By:

Name:

Title:

Signature Page to Third Amended and Restated Limited Liability Company Agreement of
QualTek HoldCo, LLC

MANAGING MEMBER:
ROTH CH ACQUISITION III CO.
By:

Name:

Title:

Signature Page to Third Amended and Restated Limited Liability Company Agreement of
QualTek HoldCo, LLC

MEMBERS:
BCP QUALTEK INVESTOR HOLDINGS, L.P.
By:

Name:

Title:

Signature Page to Third Amended and Restated Limited Liability Company Agreement of
QualTek HoldCo, LLC

EXHIBIT A
Capitalization
See attached.
Exhibit A

EXHIBIT B
Exchange Notice
Dated:
QualTek HoldCo, LLC
[                  ]
[                  ]
[                  ]
Attention:      [                  ]
copy to:
[•]
[                  ]
[                  ]
[                  ]
Attention:      [                  ]
Reference is hereby made to the Third Amended and Restated Limited Liability Company Agreement of QualTek HoldCo, LLC, dated as of [•], 2021 (as amended from time to time in accordance with its terms, the “LLC Agreement”) of QualTek HoldCo, LLC, a Delaware limited liability company (the “Company”), by and among Roth CH Acquisition III Co., a Delaware corporation, the other Members set forth on Exhibit A to the LLC Agreement (the “Continuing Members”) and each other Person who is or at any time becomes a Member in accordance with the terms of this LLC Agreement and the Act (such Persons, together with PubCo and the Continuing Members, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.
Effective as of the Exchange Date as determined in accordance with the LLC Agreement, the undersigned Unitholder hereby transfers and surrenders to the Company the number of Common Units set forth below and an equal number of shares of Class B Common Stock held by such Unitholder in Exchange for the issuance to the undersigned Unitholder of that number of shares of Class A Common Stock equal to the number of Common Units so exchanged (to be issued in its name as set forth below), or, at the election of PubCo, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the LLC Agreement. The undersigned hereby acknowledges that the Exchange of Common Units shall include the cancellation of an equal number of outstanding shares of Class B Common Stock held by the undersigned that have been surrendered in such Exchange.
Legal Name of Unitholder:
Address:
Number of Common Units to be Exchanged:
Cash Exchange Payment instructions:
If the Unitholder desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

Exhibit B-1

In the event PubCo elects to certificate the shares of Class A Common Stock issued to the Unitholder, please indicate the following:
Legal Name for Certificate Delivery:
Address for Certificate Delivery:
The undersigned hereby represents and warrants that the undersigned is the owner of the number of Common Units the undersigned is electing to Exchange pursuant to this Exchange Notice, and that such Common Units are not subject to any liens or restrictions on transfer (other than restrictions imposed by the LLC Agreement, the charter and governing documents of PubCo and applicable Law).
The undersigned hereby irrevocably constitutes and appoints any officer of PubCo, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby.
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Exhibit B-2

IN WITNESS WHEREOF the undersigned has caused this Exchange Notice to be executed and delivered as of the date first set forth above.
[Unitholder]
By:
Name:
Title:

Exhibit B-3

EXHIBIT C
Officers
[•]
Exhibit C

EXHIBIT D
Form of Joinder
This Joinder (this “Joinder”) to the LLC Agreement (as defined below), made as of                 , is between                  (“Transferor”) and                  (“Transferee”).
WHEREAS, as of the date hereof, Transferee is acquiring                  (the “Acquired Interests”) from Transferor;
WHEREAS, Transferor is a party to that certain Third Amended and Restated Limited Liability Company Agreement of QualTek HoldCo, LLC (the “Company”), dated as of [•], 2021, by and among the Company, Roth CH Acquisition III Co., a Delaware corporation (“PubCo”), the Members set forth on Exhibit A to the LLC Agreement, and each other Person who is or at any time becomes a Member in accordance with the terms of the LLC Agreement (as the same may be amended or restated from time to time, the “LLC Agreement”); and
WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the LLC Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the rights and obligations as a Member) for all purposes of the LLC Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1.1   Definitions.    To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the LLC Agreement.
Section 1.2   Acquisition.    Transferor hereby Transfers to Transferee all of the Acquired Interests.
Section 1.3   Joinder.    Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the LLC Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the LLC Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the LLC Agreement.
Section 1.4   Notice.    Any notice, demand or other communication under the LLC Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 12.9 of the LLC Agreement.
Section 1.5   Governing Law.    This Joinder shall be governed by and construed in accordance with the law of the State of Delaware.
Section 1.6   Counterparts; Electronic Delivery.    This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement.
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Exhibit D-1

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.
[TRANSFEROR]
By:
Name:
Title:
[TRANSFEREE]
By:
Name:
Title:
Address for notices:

Exhibit D-2

Annex G
TAX RECEIVABLE AGREEMENT
by and among
QualTek Services Inc.
QualTek HoldCo, LLC,
BCP QualTek, LLC,
as TRA HOLDER REPRESENTATIVE,
the several TRA HOLDERS (as defined herein)
and
OTHER TRA HOLDERS
FROM TIME TO TIME PARTY HERETO
Dated as of [•], 2021

G-1

G-i

Exhibits
Exhibit A – Form of Joinder Agreement

G-ii

TAX RECEIVABLE AGREEMENT
This TAX RECEIVABLE AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [•], 2021, is hereby entered into by and among QualTek Services Inc., a Delaware corporation (the “Corporation”), QualTek HoldCo, LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined below), and each of the Purchase TRA Holders, the Exchange TRA Holders and the Blocker TRA Holders (each as defined below) from time to time party hereto (collectively, the “TRA Holders”).
RECITALS
WHEREAS, the LLC is treated as a partnership for U.S. federal income tax purposes;
WHEREAS, each of the members of the LLC other than the Corporation (such members who are parties hereto and their respective assignees who become parties hereto by satisfying the Joinder Requirement), directly or indirectly owns limited liability company interests in the LLC (the “Common Units”);
WHEREAS, pursuant to that certain Business Combination Agreement dated as of June, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the LLC, the Corporation, Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company (“Blocker Merger Sub”), BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), Roth CH III Merger Sub, LLC, a Delaware limited liability company (“Company Merger Sub”), and BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as the Equityholder Representative (as defined in the Business Combination Agreement), at the Closing (as defined in the Business Combination Agreement), among other things, (a) Blocker Merger Sub merged with and into the Blocker, with the Blocker surviving, and immediately thereafter, the Blocker merged with and into the Corporation, with the Corporation surviving (collectively, the “Reorganization Transactions”), (b) Company Merger Sub merged with and into the LLC, with the LLC surviving, and as a result, the Corporation acquired Common Units and became the Managing Member (as defined in the LLC Agreement) of the LLC and (c) certain members of the LLC (members described in this clause, in each case solely to the extent that such member is a party to this Agreement, the “Purchase TRA Holders”) received cash, Class B Common Stock and new Common Units in exchange for their Common Units ( the foregoing transactions, the “Business Combination”);
WHEREAS, in connection with the Business Combination, the LLC will revalue its property for U.S. federal income tax purposes (and any corresponding U.S. state or local tax purposes) pursuant to Section 1.704-1 of the Treasury Regulations;
WHEREAS, pursuant to and subject to the terms of the LLC Agreement, from time to time, each holder of Common Units (other than the Corporation) has the right to require the LLC to redeem (a “Redemption”) all or a portion of such holder’s Common Units for Class A Common Stock or, at the Corporation’s election, cash, in either case, to be contributed to the LLC by the Corporation; provided that, at the election of the Corporation in its sole discretion, the Corporation may effect a direct exchange (a “Direct Exchange”) of such Class A Common Stock or cash for such Common Units (holders described in this clause, in each case solely to the extent that such holder is a party to this Agreement, the “Exchange TRA Holders”);
WHEREAS, the LLC and any direct or indirect Subsidiary (owned through a chain of entities each of which is treated as a partnership or a disregarded entity for U.S. federal income tax purposes) of the LLC that is treated as a partnership for U.S. federal income tax purposes (together with the LLC and any direct or indirect Subsidiary (owned through a chain of entities each of which is treated as a partnership or a disregarded entity for U.S. federal income tax purposes) of the LLC that is treated as a disregarded entity for U.S. federal income tax purposes, the “LLC Group”) will, to the extent such direct or indirect Subsidiary is treated as a partnership for U.S. federal income tax purposes, have in effect an election under Section 754 of the Code (as defined below) for the Taxable Year (as defined below) in which the Closing and any Exchange (as defined below) occurs, which election should result in an adjustment to the Corporation’s share of the tax basis of the assets owned by the LLC Group as of the Closing Date and the date of any such Exchange; and

WHEREAS, the Parties desire to provide for certain payments and make certain arrangements with respect to (a) certain tax benefits derived by the Corporation as a result of the Closing, the Reorganization Transactions and any Exchanges, (b) certain tax attributes of the LLC Group and (c) the receipt of payments under this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1   Definitions.   As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (a) the singular and plural and (b) the active and passive forms of the terms defined).
“Advisory Firm” means any accounting firm that is nationally recognized as being an expert in Covered Tax matters and is not an Affiliate of the Corporation, provided that such Advisory Firm that is used by the Corporation shall be selected by the Corporation and be reasonably acceptable to the TRA Holder Representative.
“Actual Interest Amount” is defined in Section 3.1(b)(vii).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
“Agreed Rate” means LIBOR plus 200 basis points.
“Agreement” is defined in the preamble to this Agreement.
“Amended Schedule” is defined in Section 2.4(b).
“Assumed State and Local Tax Rate” means the tax rate equal to the sum of the products of (i) the Corporation’s income tax apportionment factor for each state and local jurisdiction in which the Corporation files income or franchise tax returns for the relevant Taxable Year and (ii) the highest corporate income and franchise tax rate in effect for such Taxable Year for each such state and local jurisdiction in which the Corporation files income tax returns for each relevant Taxable Year.
“Attributable” is defined in Section 3.1(b)(i).
“Bankruptcy Code” is defined in Section 4.1(c).
“Basis Adjustment” means a Purchase Basis Adjustment or an Exchange Basis Adjustment.
“Basis Schedule” is defined in Section 2.2.
“Blocker Attributes” means any U.S. federal, state, or local net operating losses, capital losses, disallowed interest expense carryforwards under Section 163(j) of the Code (and any comparable provision of U.S. federal, state, or local tax law), credit carryforwards, and foreign tax credits of the Blocker relating to taxable periods ending on or prior to the Closing Date.
“Blocker” is defined in the recitals to this Agreement.
“Blocker Merger Sub” is defined in the recitals to this Agreement.
“Blocker TRA Holders” means the equityholders of the Blocker as of immediately prior to the commencement of the Reorganization Transactions.
“Board” means the Board of Directors of the Corporation.
“Business Combination” is defined in the recitals to this Agreement.
“Business Combination Agreement” is defined in the recitals to this Agreement.

“Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
“Change of Control” shall have the same meaning defined in the LLC Agreement.
“Class A Common Stock” is defined in the Business Combination Agreement.
“Class B Common Stock” is defined in the Business Combination Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Common Basis” means the existing tax basis of the Reference Assets (determined, with respect to each TRA Holder, as of immediately prior to the Closing, such TRA Holder’s Exchange or the Reorganization Transactions, as applicable) that are depreciable or amortizable (including assets that will eventually be subject to depreciation or amortization, once placed in service) for U.S. federal income tax purposes attributable to Common Units acquired by the Corporation at the Closing, in an Exchange or in the Reorganization Transactions. For the avoidance of doubt, Common Basis shall not include any Basis Adjustments.
“Common Units” is defined in the recitals of this Agreement.
“Company Merger Sub” is defined in the recitals to this Agreement.
“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or other agreement.
“Corporation” is defined in the preamble to this Agreement.
“Covered Person” is defined in Section 7.17.
“Covered Tax Benefit” is defined in Section 3.3(a).
“Covered Taxes” means any and all U.S. federal, state, local, and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits and any interest related thereto.
“Cumulative Net Realized Tax Benefit” is defined in Section 3.1(b)(iii).
“Default Rate” means LIBOR plus 400 basis points.
“Default Rate Interest” is defined in Section 3.1(b)(ix).
“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of U.S. state tax law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.
“Direct Exchange” is defined in the recitals to this Agreement.
“Dispute” is defined in Section 7.8(a).
“Early Termination Effective Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.
“Early Termination Notice” is defined in Section 4.2.
“Early Termination Payment” is defined in Section 4.3(b).
“Early Termination Rate” means the LIBOR plus 200 basis points.
“Early Termination Reference Date” is defined in Section 4.2.
“Early Termination Schedule” is defined in Section 4.2.
“Estimated Tax Benefit Payment” is defined in Section 3.4.

“Exchange” means any Direct Exchange or Redemption.
“Exchange Basis Adjustment” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code (in situations where, following an Exchange, the LLC remains in existence as an entity for tax purposes) and (ii) under Sections 732 and 1012 of the Code (in situations where, as a result of one or more Exchanges, the LLC becomes an entity that is disregarded as separate from its owner for tax purposes), in each case, as a result of any Exchange and any payments made under this Agreement with respect thereto. Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Common Units shall be determined without regard to any Pre-Exchange Transfer of such Common Units and as if any such Pre-Exchange Transfer had not occurred.
“Exchange Date” means the date of any Exchange.
“Exchange TRA Holders” is defined in the recitals to this Agreement.
“Expert” is defined in Section 7.9.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Final Payment Date” means any date on which a payment is required to be made pursuant to this Agreement. For the avoidance of doubt, the Final Payment Date in respect of a Tax Benefit Payment is determined pursuant to Section 3.1(a).
“Hypothetical Tax Liability” means, with respect to any Taxable Year, the hypothetical liability of the Corporation that would arise in respect of Covered Taxes, using the same methods, elections, conventions and similar practices used on the actual relevant Tax Returns of the Corporation but (i) calculating depreciation, amortization, or other similar deductions, or otherwise calculating any items of income, gain, or loss, using the Corporation’s share of the Non-Adjusted Tax Basis as reflected on the applicable Basis Schedule, including amendments thereto for the Taxable Year, (ii) excluding the effect of any and all Blocker Attributes, and (iii) excluding any deduction attributable to Imputed Interest for the Taxable Year; provided, that for purposes determining the Hypothetical Tax Liability, the combined tax rate for U.S. state and local Covered Taxes (but not, for the avoidance of doubt, federal Covered Taxes) shall be the Assumed State and Local Tax Rate. For the avoidance of doubt, (A) the Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any tax item attributable to Imputed Interest, Basis Adjustments (or portions thereof), Blocker Attributes, or Common Basis and (B) the calculation of the Hypothetical Tax Liability shall take into account any U.S. federal income tax benefit actually realized by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes).
“Imputed Interest” is defined in Section 3.1(b)(vi).
“IRS” means the U.S. Internal Revenue Service.
“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“Joinder Requirement” is defined in Section 7.6(a).
“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, as published on the applicable Bloomberg screen page (or other commercially available source providing quotations of LIBOR) for one-month London interbank offered rates for U.S. dollar deposits for such month (or portion thereof). If LIBOR ceases to be published in accordance with the definition thereof, the Corporation and the LLC shall work together in good faith to select a replacement rate with similar characteristics that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time, and from and after the date LIBOR ceases to be so published any such replacement rate so selected shall be treated as LIBOR for purposes of this Agreement. If there is a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely (each, a “LIBOR Transition Event”), the Corporation and the LLC shall work together in good faith to select a replacement rate that gives due consideration to the prevailing market convention for determining a rate of interest as a replacement for LIBOR for U.S. dollar-denominated syndicated credit facilities at such time, and any such replacement rate so selected shall be treated as LIBOR for purposes of this Agreement (it being understood and agreed that Term SOFR is an acceptable replacement rate); provided that (i) if the Corporation and the LLC do not agree on a replacement rate within five (5) Business Days of a LIBOR Transition Event, then Term SOFR shall be the replacement rate and (ii) upon the establishment of any such replacement rate, the Corporation and the LLC may amend this Agreement to reflect any technical, administrative or operational changes that such parties decide may be appropriate to reflect the adoption, implementation and/or administration of such replacement rate.
“LLC” is defined in the preamble to this Agreement.
“LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of the LLC, dated as of the date hereof, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“LLC Group” is defined in the recitals to this Agreement.
“Maximum Rate” means is defined in Section 7.13.
“Net Tax Benefit” is defined in Section 3.1(b)(ii).
“Non-Adjusted Tax Basis” means (i) with respect to any Reference Asset, at any time, the tax basis for purposes of U.S. federal income tax law that such asset would have had at such time if no Basis Adjustments had been made, and (ii) in the case of any Reference Asset that is depreciable or amortizable (including, for the avoidance of doubt, any amortizable Section 197 intangible (as such term is used in the Code)), for purposes of U.S. federal income tax law, treating such Reference Asset as having a Common Basis of zero at all times.
“Non-Blocker TRA Holders” means the Purchase TRA Holders and the Exchange TRA Holders.
“Non-TRA Portion” is defined in Section 2.3.
“Objection Notice” is defined in Section 2.4(a)(i).
“Parties” means the parties named on the signature pages to this agreement and each additional party that satisfies the Joinder Requirement, in each case, with their respective successors and assigns.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
“Pre-Exchange Transfer” means any transfer of one or more Common Units (including upon the death of a TRA Holder) (i) that occurs after the Business Combination but prior to an Exchange of such Common Units and (ii) to which Section 743(b) of the Code applies.
“Purchase Basis Adjustment” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets under Section 734(b), 743(b), 754 or 755 of the Code, in each case, as a result of the Closing and any payments made under this Agreement with respect thereto.
“Purchase TRA Holders” is defined in the recitals to this Agreement.
“Realized Tax Benefit” is defined in Section 3.1(b)(iv).
“Realized Tax Detriment” is defined in Section 3.1(b)(v).
“Reconciliation Dispute” is defined in Section 7.9.
“Reconciliation Procedures” is defined in Section 2.4(a).

“Redemption” is defined in the recitals to this Agreement.
“Reference Asset” means any tangible or intangible asset of any member of the LLC Group or any of their respective successors or assigns, whether held directly by the LLC or indirectly by the LLC through any entity in which the LLC now holds or may subsequently hold an ownership interest (but only if such entity is treated as a partnership or disregarded entity for U.S. federal income tax purposes and for purposes of state or local income tax law), at the time of the Closing, an Exchange, the Reorganization Transaction or other applicable transaction. A Reference Asset also includes any asset the tax basis of which is determined, in whole or in part, by reference to the tax basis of an asset that is described in the preceding sentence, including “substituted basis property” within the meaning of Section 7701(a)(42) of the Code.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reorganization Transactions” is defined in the recitals to this Agreement.
“Rules” is defined in Section 7.8(a).
“Schedule” means any of the following: (i) a Basis Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule, and, in each case, any amendments thereto.
“Senior Obligations” is defined in Section 5.1.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Subsidiary” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.
“Subsidiary Stock” means any stock or other equity interest in any Subsidiary of the Corporation that is treated as a corporation for U.S. federal income tax purposes and applicable state and local tax purposes.
“Tax Benefit Payment” is defined in Section 3.1(b).
“Tax Benefit Schedule” is defined in Section 2.3(a).
“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated tax.
“Taxable Year” means a taxable year of the Corporation as defined in Section 441(b) of the Code or comparable section of U.S. state or local tax law, as applicable (and, therefore, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the Closing Date.
“Taxing Authority” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Objection Notice” is defined in Section 4.2.
“TRA Holders” is defined in the preamble to this Agreement.
“TRA Holder Representative” means BCP QualTek, LLC, a Delaware limited liability company, as of the date hereof, and any successor TRA Holder Representative that may be appointed pursuant to Section 7.17.

“TRA Portion” means Section 2.3(b).
“Treasury Regulations” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“True-Up” is defined in Section 3.4.
“U.S.” means the United States of America.
“Valuation Assumptions” means, as of an Early Termination Effective Date, the assumptions that:
(1)   in each Taxable Year ending on or after such Early Termination Effective Date, the Corporation will have taxable income sufficient to fully use the deductions arising from the Basis Adjustments, Common Basis, Blocker Attributes, and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) in which such deductions would become available, taking into account clause (4) below;
(2)   (i) the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Effective Date, except to the extent any change to such tax rates for such Taxable Year has already been enacted into law, and (ii) the combined U.S. state and local income tax rates (but not, for the avoidance of doubt, U.S. federal income tax rates) for each such Taxable Year shall be the Assumed State and Local Tax Rate for the Taxable Year that includes the Early Termination Effective Date;
(3)   all taxable income of the Corporation will be subject to the maximum applicable tax rates for each Covered Tax throughout the relevant period; provided that, the combined tax rate for U.S. state and local income taxes (but not, for the avoidance of doubt, federal income tax) shall be the Assumed State and Local Tax Rate, and, for the avoidance of doubt, the applicable calculations shall take into account any U.S. federal income tax benefit actually realized by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s applicable marginal U.S. federal income tax rate, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes);
(4)   any loss or disallowed interest or other loss carryovers or carryforwards generated by any Basis Adjustments, Common Basis, Blocker Attributes, or Imputed Interest (including any such Basis Adjustments, and Imputed Interest generated as a result of payments under this Agreement) and available as of the Early Termination Effective Date, and any Blocker Attributes that have not been previously utilized in determining a Tax Benefit Payment as of the Early Termination Effective Date, will be used by the Corporation on a pro rata basis over a fifteen-year period beginning on the Early Termination Effective Date, or up through their scheduled expiration under applicable law (if earlier) (provided that, in any year that the Corporation is prevented from fully utilizing net operating losses or other tax attributes attributable to the Blocker pursuant to Section 382, 383, or 384 of the Code, or any successor provision or similar provision under state or local law, the amount utilized for purposes of this provision shall not exceed the amount that would otherwise be utilizable under Section 382, 383, or 384 of the Code, or any successor provision or similar provision under state or local law);
(5)   any non-amortizable assets (other than Subsidiary Stock) will be disposed of on the earlier of (i) the fifteenth anniversary of the applicable Basis Adjustment (or, if such Basis Adjustment occurred more than fifteen years before the Early Termination Effective Date, the Early Termination Effective Date) and (ii) the fifteenth anniversary of the Early Termination Effective Date;
(6)   any Subsidiary Stock will be deemed never to be disposed of except if Subsidiary Stock is directly disposed of in the Change of Control;
(7)   if, on the Early Termination Effective Date, any TRA Holder has Common Units that have not been Exchanged, then such Common Units shall be deemed to be Exchanged for the fair market value that would be received by such TRA Holder if such Common Units had been Exchanged on the

Early Termination Effective Date, and such TRA Holder shall be deemed to receive the amount of cash such TRA Holder would have been entitled to pursuant to Section 4.3(a) had such Common Units actually been Exchanged on the Early Termination Effective Date; and
(8)   any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed under applicable law as of the Early Termination Effective Date excluding any extensions.
Section 1.2   Rules of Construction.   Unless otherwise specified herein:
(a)   The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)   For purposes of interpretation of this Agreement:
(i)   The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.
(ii)   References in this Agreement to a Schedule, Article, Section, clause or sub-clause refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.
(iii)   References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.
(iv)   The term “including” is by way of example and not limitation.
(v)   The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(vi)   The term “or” shall not be exclusive and shall instead mean “and/or.”
(c)   In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d)   Unless otherwise expressly provided herein, (a) references to organization documents (including the LLC Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (b) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
ARTICLE II.
DETERMINATION OF REALIZED TAX BENEFIT
Section 2.1   Basis Adjustments; LLC 754 Election; Revaluation.
(a)   Basis Adjustments.   To the fullest extent permitted by law, the Parties acknowledge and agree to treat (i) each Direct Exchange as giving rise to Basis Adjustments and (ii) each Redemption using cash or Class A Common Stock contributed to the LLC by the Corporation as a direct purchase of Common Units by the Corporation from the applicable Exchange TRA Holder pursuant to Section 707(a)(2)(B) of the Code as giving rise to Basis Adjustments.
(b)   Section 754 Election.   The Corporation shall ensure that, on and after the date hereof and continuing throughout the term of this Agreement, the LLC and each other member of the LLC Group that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Code (and under any similar provisions of applicable U.S. state or local law).

(c)   Revaluation.   Pursuant to, and in accordance with, Section 1.704-1 of the Treasury Regulations, for U.S. federal income tax purposes (and any corresponding U.S. state or local tax purposes), the LLC shall revalue its property to fair market value as of the time of the Business Combination.
Section 2.2   Basis Schedules.   Within one hundred twenty (120) days after the filing of the U.S. federal income Tax Return of the Corporation for each relevant Taxable Year, the Corporation shall deliver to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm (the “Basis Schedule”) that shows, in reasonable detail as necessary in order to understand the calculations performed under this Agreement: (a) the Purchase Basis Adjustments with respect to the Reference Assets as a result of the Closing, (b) the Exchange Basis Adjustments with respect to the Reference Assets as a result of the relevant Exchanges effected in such Taxable Year, (c) the period (or periods) over which each Basis Adjustment is amortizable or depreciable, (d) the Non-Adjusted Tax Basis with respect to the Reference Assets described in clause (a) as of the Closing and in clause (b) as of each relevant Exchange, (e) the Common Basis Attributable to the relevant TRA Holder that remains (if any) and may give rise to payments pursuant to the terms of this Agreement, (f) the period (or periods) over which the Common Basis is amortizable or depreciable, and (g) the Blocker Attributes that remain (if any) and may give rise to payments pursuant to the terms of this Agreement and any current or anticipated applicable limitations on the use of the Blocker Attributes for tax purposes (including under Section 382 of the Code). The Basis Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a) and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).
Section 2.3   Tax Benefit Schedules.
(a)   Tax Benefit Schedule.   Within one hundred twenty (120) days after the filing of the U.S. federal income Tax Return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the TRA Holder Representative a schedule developed in consultation with the Advisory Firm showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). Each Tax Benefit Schedule will become final and binding on the Parties pursuant to the procedures set forth in Section 2.4(a), and may be amended by the Parties pursuant to the procedures set forth in Section 2.4(b).
(b)   Applicable Principles.   Subject to the provisions of this Agreement, the Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability of the Corporation for Covered Taxes for such Taxable Year attributable to the Basis Adjustments, Common Basis, Blocker Attributes, and Imputed Interest, as determined using a “with and without” methodology described in Section 2.4(a). Carryovers, carryforwards, or carrybacks, of any tax item attributable to any Basis Adjustment, Common Basis, Blocker Attributes, or Imputed Interest or any other tax item in respect thereof shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state or local tax law, as applicable, governing the use, limitation, and expiration of carryovers, carryforwards, carrybacks, or other tax items of the relevant type. If a carryover or carryback of any tax item includes a portion that is attributable to any Basis Adjustments, Common Basis, Blocker Attributes, or Imputed Interest (a “TRA Portion”) and another portion that is not (a “Non-TRA Portion”), such portions shall be considered to be used in accordance with the “with and without” methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion (calculated by taking into account the provisions of Section 3.3(a) to the extent applicable); and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the prior Taxable Year. The Parties agree to treat all Tax Benefit Payments (other than Imputed Interest) to the extent permitted by applicable law (A) as subsequent upward purchase price adjustments that give rise to further Basis Adjustments in respect of the Closing or an applicable Exchange and (B) as having the effect of creating additional Basis Adjustments arising in the Taxable Year in which the applicable Tax Benefit Payment is made and, as a result of such treatment, to the extent permitted by applicable law, any additional Basis Adjustments arising from such a Tax Benefit Payment shall be treated as giving rise to a Basis Adjustment in the Taxable Year in which the Tax Benefit Payment is made on an iterative basis continuing until any incremental Basis Adjustment is immaterial as reasonably determined by the TRA Holder Representative and the Corporation in good faith and in consultation with the Advisory Firm.

Section 2.4   Procedures; Amendments.
(a)   Procedures.   Each time the Corporation delivers an applicable Schedule to the TRA Holder Representative under this Agreement, including any Amended Schedule delivered pursuant to Section 2.4(b), but excluding any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to the procedures set forth in Section 4.2, the Corporation shall also: (i) deliver supporting schedules and work papers from an Advisory Firm and any additional materials as reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing such Schedule or Amended Schedule; and (ii) allow the TRA Holder Representative and its advisors to have reasonable access to the appropriate representatives (including employees of the Corporation or its Subsidiaries), as reasonably requested by the TRA Holder Representative, at the Corporation and the applicable Advisory Firm in connection with a review of such Schedule or Amended Schedule. Without limiting the generality of the preceding sentence, the Corporation shall ensure that any Tax Benefit Schedule that is delivered to the TRA Holder Representative, along with any supporting schedules and work papers, provides a reasonably detailed presentation of the calculation of the actual liability of the Corporation for Covered Taxes (the “with” calculation) and the Hypothetical Tax Liability of the Corporation (the “without” calculation), and identifies any material assumptions or operating procedures or principles that were used for purposes of such calculations. An applicable Schedule or Amended Schedule shall become final and binding on the Parties forty-five (45) days from the date on which the TRA Holder Representative first receives the applicable Schedule or Amended Schedule unless:
(i)   the TRA Holder Representative or any TRA Holder impacted by the applicable Schedule or amendment thereto, in each case within forty-five (45) days after receiving the applicable Schedule or Amended Schedule, provides the Corporation with written notice of an objection to such Schedule or Amended Schedule that is made in good faith and that sets forth in reasonable detail the TRA Holder Representative or such TRA Holder’s objection (an “Objection Notice”); or
(ii)   the TRA Holder Representative provides a written waiver of its right to deliver an Objection Notice within the time period described in clause (i) above, in which case such Schedule or Amended Schedule becomes binding on the date such waiver from the TRA Representative is received by the Corporation.
In the event that the TRA Holder Representative or any TRA Holder timely delivers an Objection Notice pursuant to clause (i) immediately above and the Corporation and the TRA Holder Representative or applicable TRA Holder(s) are for any reason unable to successfully resolve the issues raised in the Objection Notice through good faith discussions within thirty (30) days after receipt by the Corporation of the Objection Notice, the Corporation and the TRA Holder Representative or applicable TRA Holder(s) shall employ the reconciliation procedures set forth in Section 7.9 (the “Reconciliation Procedures”).
(b)   Amended Schedule.   The applicable Schedule for any Taxable Year may be amended from time to time by the Corporation: (i) in connection with a Determination affecting such Schedule; (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the TRA Holder Representative; (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement; (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year; (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year; or (vi) to adjust a Basis Schedule to take into account any Tax Benefit Payments made pursuant to this Agreement (any such Schedule, as so amended, an “Amended Schedule”). The Corporation will promptly deliver any Amended Schedule to TRA Holder Representative and the provisions set forth in Section 2.4(a) will apply with respect thereto.

ARTICLE III.
TAX BENEFIT PAYMENTS
Section 3.1   Timing and Amount of Tax Benefit Payments.
(a)   Timing of Payments.   Except as provided in Section 3.4, and subject to Sections 3.2 and 3.3, within five (5) Business Days following the date on which each Tax Benefit Schedule that is required to be delivered by the Corporation to the TRA Holder Representative pursuant to Section 2.3(a) becomes final in accordance with Section 2.4(a), the Corporation shall pay to each relevant TRA Holder the Tax Benefit Payment as determined pursuant to Section 3.1(b) that is Attributable to the relevant TRA Holder. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, the TRA Holders shall not be required under any circumstances to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).
(b)   Amount of Payments.   For purposes of this Agreement, a “Tax Benefit Payment” with respect to any TRA Holder means an amount, not less than zero, equal to the sum of: (i) the portion of the Net Tax Benefit that is Attributable to such TRA Holder (including Imputed Interest, if any, calculated in respect of such amount) plus (ii) the Actual Interest Amount and any Default Rate Interest with respect to the Net Tax Benefit described in the foregoing clause (i).
(i)   Attributable.   A Net Tax Benefit is “Attributable” to (A) a Purchase TRA Holder to the extent that it is derived from any Common Basis, Basis Adjustment, or Imputed Interest, that is attributable to such Purchase TRA Holder (whether through the Closing or otherwise, which in the case of Common Basis shall be based on the Common Basis attributable to such Purchase TRA Holder’s Common Units exchanged at the Closing for U.S. federal income tax purposes as of immediately prior to the Closing), (B) an Exchange TRA Holder to the extent that it is derived from any Common Basis, Basis Adjustment, or Imputed Interest, that is attributable to such Exchange TRA Holder (whether through an Exchange or otherwise, which in the case of Common Basis shall be based on the Common Basis attributable to such Exchange TRA Holder’s Common Units subject to a given Exchange for U.S. federal income tax purposes as of immediately prior to the applicable Exchange(s)), and (C) any Blocker TRA Holder to the extent that it is derived from any Common Basis, Blocker Attributes, or Imputed Interest (whether attributable to the Reorganization Transactions or otherwise, which in the case of Common Basis shall be based on the Common Basis attributable to such Blocker TRA Holder’s (direct or indirect (through the Blocker)) Common Units included in the Reorganization Transactions for U.S. federal income tax purposes as of immediately prior to the Reorganization Transactions), in the case of each of the foregoing clauses (A), (B) and (C), determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from the LLC after the Closing, an applicable Exchange or the Reorganization Transactions.
(ii)   Net Tax Benefit.   The “Net Tax Benefit” for a Taxable Year equals the amount of the excess, if any, of (A) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (B) the aggregate amount of all Tax Benefit Payments previously made under this Section 3.1. For the avoidance of doubt, without limiting the Corporation’s ability to make offsets against Tax Benefit Payments with respect to a particular TRA Holder to the extent permitted by Section 3.5, if the Cumulative Net Realized Tax Benefit as of the end of any Taxable Year is less than the aggregate amount of all Tax Benefit Payments previously made, no TRA Holder shall be required to return any portion of any Tax Benefit Payment previously made by the Corporation to such TRA Holder.
(iii)   Cumulative Net Realized Tax Benefit.   The “Cumulative Net Realized Tax Benefit” for a Taxable Year equals the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same periods. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. The computation of the Cumulative Net Realized Tax Benefit shall be adjusted to reflect any applicable Determination with respect to any Realized Tax Benefits or Realized Tax Detriments.
(iv)   Realized Tax Benefit.   The “Realized Tax Benefit” for a Taxable Year equals the excess, if any, of (A) the Hypothetical Tax Liability over (B) the actual liability of the Corporation for Covered Taxes (and the Corporation shall also use the Assumed State and Local Tax Rate for purposes of determining the actual liability of the Corporation for all state and local Covered Taxes). For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit, if any, received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.
(v)   Realized Tax Detriment.   The “Realized Tax Detriment” for a Taxable Year equals the excess, if any, of (A) the actual liability of the Corporation for Covered Taxes over (B) the Hypothetical Tax Liability for such Taxable Year (and the Corporation shall also use the Assumed State and Local Tax Rate for purposes of determining the actual liability of the Corporation for all state and local Covered Taxes). For the avoidance of doubt, the calculation of the Hypothetical Tax Liability and the actual liability of the Corporation for Covered Taxes shall take into account any U.S. federal income tax benefit received by the Corporation with respect to state and local jurisdiction income taxes (with such benefit taking into account the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year, the Assumed State and Local Tax Rate, and the deductibility, if any, of state and local jurisdiction income taxes). If all or a portion of the actual liability for such Covered Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.
(vi)   Imputed Interest.   The Parties acknowledge that the principles of Sections 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local tax law, may, as applicable, apply to cause a portion of any payments by the Corporation to a TRA Holder under this Agreement to be treated as imputed interest (“Imputed Interest”). For the avoidance of doubt, the deduction for the amount of Imputed Interest, if any, as determined with respect to any payments made by the Corporation to a TRA Holder shall be excluded in determining the Hypothetical Tax Liability of the Corporation for purposes of calculating Realized Tax Benefits and Realized Tax Detriments pursuant to this Agreement.
(vii)   Actual Interest Amount.   Subject to Section 3.4, the “Actual Interest Amount” calculated in respect of the Net Tax Benefit for a Taxable Year, will equal an amount equal to interest calculated at the Agreed Rate from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the date on which the Corporation makes a timely Tax Benefit Payment to the TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1(a).
(viii)   Default Rate Interest.   In accordance with Section 5.2, in the event that the Corporation does not make timely payment of all or any portion of a Tax Benefit Payment to a TRA Holder on or before the Final Payment Date as determined pursuant to Section 3.1(a), the amount of any “Default Rate Interest” calculated and payable in accordance with Section 5.2 (if any) in respect of the Tax Benefit Payment (including previously accrued Imputed Interest and Actual Interest Amounts) for a Taxable Year will equal interest calculated at the Default Rate from the Final Payment Date for such Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes such Tax Benefit Payment to such TRA Holder.
(ix)   The Corporation and the TRA Holders hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchange that may be subject to this Agreement, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income or other applicable tax purposes. Notwithstanding anything to the contrary in this Agreement, with respect to each Exchange by any TRA Holder, if such TRA Holder notifies the Corporation in writing of a stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) to be applied with respect to such Exchange, the amount of the initial consideration received in connection with such Exchange and the aggregate Tax Benefit Payments to such TRA Holder in respect of such Exchange (other than amounts accounted for as interest under the Code) shall not exceed such stated maximum selling price.
(c)   Interest.   The provisions of Section 3.1(b) and Section 5.2 in respect of Default Rate Interest are intended to operate so that interest will effectively accrue (or in the case of Imputed Interest be treated as accruing solely for U.S. federal income or applicable state or local income tax purposes) in respect of the Net Tax Benefit (or Tax Benefit Payment in respect of any Actual Interest Amount or Default Rate Interest) for any Taxable Year as follows:
(i)   first, solely for U.S. federal income or applicable state or local income tax purposes, at the applicable rate used to determine the amount of Imputed Interest under the Code (from the Closing Date or the relevant Exchange Date until the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year and, if required under applicable law, through the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a));
(ii)   second, at the Agreed Rate (from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for such Taxable Year until the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a)); and
(iii)   third, in accordance with Section 5.2, at the Default Rate (from the Final Payment Date for a Tax Benefit Payment as determined pursuant to Section 3.1(a) until the date on which the Corporation makes the relevant Tax Benefit Payment to the applicable TRA Holder).
Section 3.2   No Duplicative Payments.   It is intended that the provisions of this Agreement will not result in the duplicative payment of any amount (including interest) that may be required under this Agreement and the provisions of this Agreement shall be consistently interpreted and applied in accordance with such intent.
Section 3.3   Pro-Ration of Payments as Between the TRA Holders.
(a)   Insufficient Taxable Income.   Notwithstanding anything in Section 3.1(b) to the contrary, if the aggregate potential depreciation, amortization or other tax benefit in respect of the Common Basis, Basis Adjustments, Blocker Attributes, Imputed Interest, Actual Interest Amounts, and Default Rate Interest for purposes of determining the Corporation’s liability for Covered Taxes (the “Covered Tax Benefit”) is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income, then the available Covered Tax Benefit for the Corporation shall be allocated among the TRA Holders in the same proportion to the respective Tax Benefit Payments that would have been payable if the Corporation had in fact had sufficient taxable income and there had been no such limitation. As an illustration of the intended operation of this Section 3.3(a), if the Corporation had $200 of aggregate potential Covered Tax Benefits in a particular Taxable Year (with $50 of such Covered Tax Benefits being attributable to TRA Holder 1 and $150 of such Covered Tax Benefits being attributable to TRA Holder 2), such that TRA Holder 1 would have potentially been entitled to a Tax Benefit Payment of $10.62 and TRA Holder 2 would have been entitled to a Tax Benefit Payment of $31.87 if the Corporation had $200 of actual taxable income (assuming for purposes of this illustration a 25% tax rate), and if the Corporation in fact (for purposes of this illustration) only had $100 of actual taxable income in such Taxable Year, then $25 of the aggregate $100 actual Covered Tax Benefit for the Corporation for such Taxable Year would be allocated to TRA Holder 1 and $75 of the aggregate $100 actual Covered Tax benefit for the Corporation would be allocated to TRA Holder 2, such that TRA Holder 1 would receive a Tax Benefit Payment of $5.31 and TRA Holder 2 would receive a Tax Benefit Payment of $15.94. Notwithstanding anything to the contrary in Section 3.1(b), in no event will the aggregate of the portions of the Net Tax Benefit that are “Attributable” to the TRA Holders exceed 100% of the Net Tax Benefit.
(b)   Late Payments.   If for any reason the Corporation is not able to timely and fully satisfy its payment obligations under this Agreement in respect of a particular Taxable Year, then Default Rate

Interest will begin to accrue pursuant to Section 5.2 and the Corporation and other Parties agree that (i) the Corporation shall pay the Tax Benefit Payments due in respect of such Taxable Year to each TRA Holder pro rata in proportion to the amount of such Tax Benefit Payments, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments to all TRA Holders in respect of all prior Taxable Years have been made in full.
Section 3.4   Optional Estimated Tax Benefit Payment Procedure.   As long as the Corporation is current in respect of its payment obligations owed to each TRA Holder pursuant to this Agreement (including, for the avoidance of doubt, there being no delinquent Tax Benefit Payments (including interest thereon) outstanding in respect of prior Taxable Years for any TRA Holder), the Corporation may, at any time on or after the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporation for a Taxable Year and at the Corporation’s option, in its sole discretion, make one or more estimated payments to the TRA Holders in respect of any anticipated amounts to be owed with respect to a Taxable Year to the TRA Holders pursuant to Section 3.1 (any such estimated payment referred to as an “Estimated Tax Benefit Payment”); provided that any Estimated Tax Benefit Payment made to a TRA Holder pursuant to this Section 3.4 is matched by a proportionately equal Estimated Tax Benefit Payment to all other TRA Holders then entitled to a Tax Benefit Payment. Any Estimated Tax Benefit Payment made under this Section 3.4 shall be paid by the Corporation to the TRA Holders and applied against the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1. The payment of an Estimated Tax Benefit Payment by the Corporation to the TRA Holders pursuant to this Section 3.4 shall also terminate the obligation of the Corporation to make payment of any Actual Interest Amount that might have otherwise accrued with respect to the portion of the Tax Benefit Payment that is being paid in advance of the applicable Tax Benefit Schedule being finalized pursuant to Section 2.4. Upon the making of any Estimated Tax Benefit Payment pursuant to this Section 3.4, the amount of such Estimated Tax Benefit Payment shall first be applied to any estimated Actual Interest Amount, and then applied to the residual amount of the Tax Benefit Payment to be made pursuant to Section 3.1. In determining the final amount of any Tax Benefit Payment to be made pursuant to Section 3.1, and for purposes of finalizing the Tax Benefit Schedule pursuant to Section 2.4, the amount of any Estimated Tax Benefit Payments that may have been made with respect to the Taxable Year shall be increased if the finally determined Tax Benefit Payment for a Taxable Year exceeds the Estimated Tax Benefit Payments made for such Taxable Year, with such increase being paid by the Corporation to the TRA Holders along with an appropriate Actual Interest Amount (and any Default Rate Interest) in respect of the amount of such increase (a “True-Up”). If the Estimated Tax Benefit Payment to a TRA Holder for a Taxable Year exceeds the finally determined Tax Benefit Payment to the TRA Holder for such Taxable Year, such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such TRA Holder. As of the date on which any Estimated Tax Benefit Payments are paid, and as of the date on which any True-Up is paid, all such payments shall be paid in the same manner and subject to the same terms and conditions as otherwise contemplated by Section 3.1 and all other applicable terms of this Agreement. For the avoidance of doubt, as is the case with Tax Benefit Payments made by the Corporation to the TRA Holders pursuant to Section 3.1, the Parties intend to treat the amount of any Estimated Tax Benefit Payments made pursuant to this Section 3.4 in part as subsequent upward purchase price adjustments that give rise to Basis Adjustments in respect of the Closing or an applicable Exchange in the Taxable Year of payment to the extent permitted by applicable law and as of the date on which such payments are made (exclusive of any amounts treated as Imputed Interest); provided that any additional Basis Adjustments arising from an Estimated Tax Benefit Payment will be determined on an iterative basis continuing until any incremental Basis Adjustment is immaterial as determined by the TRA Holder Representative and the Corporation in good faith and in consultation with the Advisory Firm.
Section 3.5   Overpayments.   To the extent the Corporation makes any Tax Benefit Payment to a TRA Holder in respect of a particular Taxable Year in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year (taking into account this Article III) under the terms of this Agreement, then such excess shall be applied to reduce the amount of any subsequent future Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) to be paid by the Corporation to such TRA Holder and such TRA Holder shall not receive any further Tax Benefit Payments (including Estimated Tax Benefit Payments, if any) until such TRA Holder has foregone an amount of Tax Benefit Payments equal to such excess. The amount of any excess Tax Benefit Payment shall be deemed to have been paid by the Corporation to the relevant TRA Holders on the original due date for the filing of the subsequent Tax Return to which the excess Tax Benefit Payment relates for purposes of determining the Actual Interest Amount to which such relevant TRA Holders shall be entitled. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the TRA Holders shall not be required, under any circumstances, to return any portion of any Tax Benefit Payment previously paid by the Corporation to the TRA Holders (including any portion of any Estimated Tax Benefit Payment or any Early Termination Payment).
ARTICLE IV.
TERMINATION
Section 4.1   Early Termination of Agreement; Breach of Agreement.
(a)   Corporation’s Early Termination Right.   The Corporation may completely terminate this Agreement, as and to the extent provided herein, with respect to all amounts payable to the TRA Holders pursuant to this Agreement by paying to the TRA Holders the Early Termination Payments; provided that Early Termination Payments may be made pursuant to this Section 4.1(a) only if made to all TRA Holders that are entitled to such a payment, and provided further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon the Corporation’s payment of the Early Termination Payments, the Corporation shall not have any further payment obligations under this Agreement other than for: (i) prior Tax Benefit Payments (including True-Ups) that are due and payable under this Agreement but that still remain unpaid as of the date of the Early Termination Notice and that remain unpaid as of the payment of the Early Termination Payments (which Tax Benefit Payments shall not be included in the Early Termination Payments) and (ii) current Tax Benefit Payments due for the Taxable Year ending on or including the date of the Early Termination Notice (except to the extent that the amount described in clause (ii) is included in the calculation of the Early Termination Payments or is included in clause (i)) that remain unpaid as of the payment of the Early Termination Payments. If an Exchange subsequently occurs with respect to Common Units for which the Corporation has exercised its termination rights under this Section 4.1(a) and paid all amounts owed in connection with the exercise of such rights, the Corporation shall have no obligations under this Agreement with respect to such Exchange.
(b)   Acceleration Upon Change of Control.   In the event of a Change of Control, the TRA Holder Representative shall have the option, in its sole discretion, by written notice to the Corporation, to cause the acceleration of all unpaid payment obligations of the Corporation hereunder as calculated pursuant to this Article IV as if an Early Termination Notice had been delivered on the closing date of the Change of Control and utilizing the Valuation Assumptions by substituting the phrase “the closing date of a Change of Control” in each place where the phrase “Early Termination Effective Date” appears. Such obligations shall include, without duplication, but not be limited to, (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control, (ii) any Tax Benefit Payments agreed to by the Corporation and the TRA Holders as due and payable but unpaid as of the Early Termination Notice (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments, and (iii) any Tax Benefit Payments due for any Taxable Year ending prior to, with or including the closing date of a Change of Control unpaid as of the Early Termination Notice (except to the extent that any amounts described in clause (iii) are included in the Early Termination Payments or are included in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. For the avoidance of doubt, Sections 4.2 and 4.3 shall apply to a Change of Control, mutadis mutandis.
(c)   Acceleration Upon Breach of Agreement.   In the event that the Corporation materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder, or by operation of law as a result of the rejection of this Agreement in a case commenced under Title 11 of the United States Code (11 U.S.C. § 101 et seq.) (the “Bankruptcy Code”) or otherwise, then, at the option, in its sole discretion, of the TRA Holder Representative, all obligations of the Corporation hereunder shall be accelerated and become immediately due and payable upon notice of acceleration from the TRA Holder Representative (provided that in the case of any proceeding under the Bankruptcy Code or other insolvency statute, such acceleration shall be automatic without any such notice), and such obligations shall be calculated as if an Early Termination

Notice had been delivered on the date of such notice of acceleration (or, in the case of any proceeding under the Bankruptcy Code or other insolvency statute, on the date of such breach) and shall include, but not be limited to: (i) the Early Termination Payments calculated as if an Early Termination Notice had been delivered on the date of such acceleration; (ii) any prior Tax Benefit Payments that are due and payable under this Agreement but that still remain unpaid as of the date of such acceleration (which Tax Benefit Payments shall not be included in the Early Termination Payments) and that remain unpaid as of the payment of the Early Termination Payments; and (iii) any current Tax Benefit Payments due for the Taxable Year ending on or including the date of such acceleration (except to the extent included in the Early Termination Payments or in clause (ii)) and that remain unpaid as of the payment of the Early Termination Payments. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement and such breach is not a material breach of a material obligation, the TRA Holder Representative and each TRA Holder shall still be entitled to enforce all of its rights otherwise available under this Agreement, excluding, for the avoidance of doubt, seeking or otherwise obtaining an acceleration of amounts payable under this Agreement pursuant to this Section 4.1(c). Without limiting the Corporation’s obligations pursuant to Section 5.2, for purposes of this Section 4.1(c), and subject to the following sentence, the Parties agree that the failure to make any payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date shall be deemed to be a material breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within sixty (60) days of the relevant Final Payment Date. Notwithstanding anything in this Agreement to the contrary, it shall not be a material breach of a material obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment within sixty (60) days of the relevant Final Payment Date to the extent that the Corporation has insufficient funds or cannot make such payment as a result of obligations imposed in connection with the Senior Obligations or under applicable law, and cannot obtain sufficient funds to make such payments by taking commercially reasonable actions or would become insolvent as a result of making such payment; provided that the interest provisions of Section 5.2 shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case Section 5.2 shall apply, but the Default Rate shall be replaced by the Agreed Rate); and further provided that such payment obligation shall nonetheless accrue for the benefit of the TRA Holders and the Corporation shall make such payment at the first opportunity that it has sufficient funds and is otherwise able to make such payment.
Section 4.2   Early Termination Notice.   If the Corporation chooses to exercise its right of early termination under Section 4.1(a), the Corporation shall deliver to the TRA Holder Representative a notice of the Corporation’s decision to exercise such right (an “Early Termination Notice”). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.1(b) or 4.1(c), the Corporation shall deliver a schedule developed in consultation with the Advisory Firm (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The Corporation shall also (a) deliver to the TRA Holder Representative supporting schedules and work papers from the Advisory Firm and any additional materials reasonably requested by the TRA Holder Representative that are reasonably necessary in order to understand the calculations that were relevant for purposes of preparing the Early Termination Schedule; and (b) allow the TRA Holder Representative and its advisors and representatives to have reasonable access to the appropriate representatives (including employees) of the Corporation and the applicable Advisory Firm as determined by the Corporation or as reasonably requested by the TRA Holder Representative, in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on each Party forty-five (45) days from the first date on which the TRA Holder Representative received such Early Termination Schedule unless:
(i)   the TRA Holder Representative, prior to the expiration of such forty-five (45) day period, provides the Corporation with notice of an objection to such Early Termination Schedule made in good faith and setting forth in reasonable detail the TRA Holder Representative’s objection (a “Termination Objection Notice”); or
(ii)   the TRA Holder Representative provides a written waiver of such right of a Termination Objection Notice within such forty-five (45) day period, in which case such Early Termination Schedule becomes binding on the date the waiver from the TRA Holder Representative is received by the Corporation.

In the event that the TRA Holder Representative timely delivers a Termination Objection Notice pursuant to clause (i) above, and if the Parties, for any reason, are unable to successfully resolve the issues raised in the Termination Objection Notice within thirty (30) days after receipt by the Corporation of the Termination Objection Notice, the Corporation and the TRA Holder Representative shall employ the Reconciliation Procedures. The date on which the Early Termination Schedule becomes final in accordance with this Section 4.2 shall be the “Early Termination Reference Date.”
Section 4.3   Payment Upon Early Termination.
(a)   Timing of Payment.   Within five (5) Business Days after the Early Termination Reference Date, the Corporation shall pay to each TRA Holder an amount equal to the Early Termination Payment for such TRA Holder. Such Early Termination Payment shall be made by the Corporation by wire transfer of immediately available funds to a bank account or accounts designated by such TRA Holder or as otherwise agreed by the Corporation and such TRA Holder.
(b)   Amount of Payment.   The “Early Termination Payment” payable to a TRA Holder pursuant to and subject to Section 4.3(a) shall equal the present value, discounted at the Early Termination Rate as determined as of the Early Termination Reference Date, of all Tax Benefit Payments that would be required to be paid (and which have not yet been paid prior to the Early Termination Effective Date) by the Corporation to such TRA Holder, whether payable with respect to Common Units that were Exchanged prior to the Early Termination Effective Date or on or after the Early Termination Effective Date, beginning from the Early Termination Effective Date and using the Valuation Assumptions.
ARTICLE V.
SUBORDINATION AND LATE PAYMENTS
Section 5.1   Subordination.   Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payments or Early Termination Payments required to be made by the Corporation to the TRA Holders under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this Section 5.1 and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the TRA Holders and the Corporation shall make any such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations. Furthermore, each TRA Holder shall enter into any subordination agreements in a form reasonably satisfactory to the TRA Holder Representative in order to effectuate the purposes of this Section 5.1.
Section 5.2   Late Payments by the Corporation.   Except as otherwise provided in this Agreement, the amount of all or any portion of any Tax Benefit Payment or Early Termination Payment not made to the TRA Holders when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the Final Payment Date on which such Tax Benefit Payment or Early Termination Payment was first due and payable to the date of actual payment of such Tax Benefit Payment or Early Termination Payment; provided that if any Tax Benefit Payment or Early Termination Payment is not made to the TRA Holders when due under the terms of this Agreement as a result of Section 5.1 and the terms of the agreements governing Senior Obligations, any such interest shall be computed at the Agreed Rate and not the Default Rate.
ARTICLE VI.
TAX MATTERS; CONSISTENCY; COOPERATION
Section 6.1   Participation in the Corporation’s Tax Matters.   Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all tax matters concerning the Corporation and its Subsidiaries including the preparation, filing, or amending of any Tax Return and defending, contesting or settling any audit, contest, or other proceeding pertaining to Taxes; provided, however, that the Corporation shall not settle or fail to contest any matter pertaining to Covered Taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under this Agreement (including by reducing or deferring the Tax Benefit Payments payable to any TRA Holder under this Agreement) without the consent of the TRA Holder Representative, such consent not to be unreasonably withheld, conditioned or delayed. The Corporation shall notify the TRA Holder Representative of, and keep it reasonably informed with respect to, any tax audit or other tax contest of the Corporation the outcome of which is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under this Agreement (including by reducing or deferring the Tax Benefit Payments payable to any TRA Holder under this Agreement) and the TRA Holder Representative, and any affected TRA Holder, shall have the right to (i) discuss with the Corporation (including the Corporation’s representatives, advisors and employees), and provide input and comment to the Corporation regarding, any portion of any such tax audit or other tax contest and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax contest to the extent it relates to matters the resolution of which would reasonably be expected to materially and adversely affect the TRA Holders’ rights and obligations under this Agreement (including by reducing or deferring the Tax Benefit Payments payable to any TRA Holder under this Agreement). To the extent there is a conflict between this Agreement and the Business Combination Agreement or the LLC Agreement relating to tax matters concerning Covered Taxes and the Corporation, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any matter pertaining to taxes, this Agreement shall control solely with respect to the matters governed by this Agreement.
Section 6.2   Consistency.   Except as otherwise required by applicable law, all calculations and determinations made hereunder, including any Basis Adjustments, the determination of any deductions arising from Common Basis, any Schedule or Amended Schedule or the determination of any Realized Tax Benefits or Realized Tax Detriments, shall be made in accordance with the elections, methodologies or positions taken by the Corporation and the LLC on their respective Tax Returns. Each TRA Holder shall prepare its Tax Returns in a manner that is consistent with the terms of this Agreement and any related calculations or determinations that are made hereunder, including any Schedule or Amended Schedule provided under this Agreement, unless otherwise required by applicable law. In the event that an Advisory Firm or Expert is used and is replaced with another Advisory Firm or Expert, such replacement Advisory Firm or Expert shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm or Expert, unless otherwise required by applicable law or unless the Corporation and the TRA Holder Representative agree to the use of other procedures and methodologies.
Section 6.3   Cooperation.   The TRA Holder Representative and each TRA Holder, on the one hand, and the Corporation, on the other hand, shall (a) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of making, reviewing, or approving any determination or computation necessary or appropriate under or with respect to this Agreement, preparing any Tax Return or contesting or defending any audit, examination, controversy or other proceeding with any Taxing Authority, or estimating any future Tax Benefit Payments hereunder, (b) make itself reasonably available to the other and its representatives to provide explanations of documents and materials and such other information as may be reasonably requested in connection with any of the matters described in the foregoing clause (a), and (c) reasonably cooperate in connection with any such matter. Subject to Section 6.1, the Corporation shall provide reasonable assistance as reasonably requested by the TRA Holder Representative on behalf of any TRA Holder in connection with such TRA Holder’s Tax Returns or financial reporting materials that are required to be prepared under applicable law or contract or the consummation of any assignment or transfer of any of its rights or obligations under this Agreement, including providing any information or executing any documentation. The requesting Party shall reimburse the other Party for any reasonable and documented out-of-pocket costs and expenses incurred by such other Party pursuant to Section 6.3(a).
ARTICLE VII.
MISCELLANEOUS
Section 7.1   Notices.   All notices, requests, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by certified or registered mail

(postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 7.1). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:
If to the Corporation, to:
QualTek Services Inc.
475 Sentry Parkway E
Blue Bell, PA 19422
Attention: [•]
with a copy (which shall not constitute notice to the Corporation) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Jared M. Rusman, P.C.
Timothy Cruickshank, P.C.
Vivek Ratnam
Erika P. López

E-mail:
If to the TRA Holder Representative:
BCP QualTek, LLC
650 5th Avenue
New York, New York 10019
Attention:
Andrew Weinberg
Matthew Allard

E-mail:
with a copy (which shall not constitute notice to the TRA Holder Representative) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:
Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Jared M. Rusman, P.C.
Timothy Cruickshank, P.C.
Vivek Ratnam
Erika P. López

E-mail:
Any Party may change its address, fax number or e-mail address by giving each of the other Parties written notice thereof in the manner set forth above.
Section 7.2   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3   Entire Agreement; No Third Party Beneficiaries.   This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 7.4   Governing Law.   This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.
Section 7.5   Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected by the absence of any such invalid, illegal or incapable of being enforced term or other provision in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 7.6   Assignments; Amendments; Successors; No Waiver.
(a)   Assignment.   Each TRA Holder may assign, sell, pledge, or otherwise alienate or transfer any interest in this Agreement, including the right to receive any Tax Benefit Payments under this Agreement, without the consent of the Corporation, to any Person only if such Person executes and delivers to the Corporation a Joinder agreeing to succeed to the applicable portion of such TRA Holder’s interest in this Agreement and to become a Party and TRA Holder for all purposes of this Agreement for all times after such sale, pledge or other alienation or transfer (the “Joinder Requirement”) and any purported sale, pledge or other alienation or transfer without such execution and delivery of a Joinder shall be null and void; provided, that, in the event of any such assignment, the assigning TRA Holder will provide prompt notice of such assignment to the Corporation along with the identity and contact information of the assignee and an explanation of the rights and interests so assigned. For the avoidance of doubt, if a TRA Holder transfers Common Units in accordance with the terms of the LLC Agreement but does not assign to the transferee of such Common Units its rights under and pursuant to this Agreement with respect to such transferred Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments arising in respect of a subsequent Exchange of such Common Units (and any such transferred Common Units shall be separately identified, so as to facilitate the determination of Tax Benefit Payments hereunder). The Corporation may not assign any of its rights or obligations under this Agreement to any Person (other than any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation) without the prior written consent of the TRA Holder Representative (and any purported assignment without such consent shall be null and void).
(b)   Amendments.   No provision of this Agreement may be amended unless such amendment is approved in writing by (i) the Corporation, (ii) the TRA Holder Representative, and (iii) TRA Holders who would be entitled to receive at least a majority of the Early Termination Payments payable to all TRA Holders in the event the Corporation exercised its rights pursuant to Section 4.1(a) as of the later of the most recent Exchange Date or the most recent Reorganization Transaction. Notwithstanding the foregoing, no such amendment shall be effective if such amendment would have a disproportionate adverse impact on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately impacted TRA Holders consent in writing to such amendment (such consent not to be unreasonably withheld, conditioned or delayed). No provision of this Agreement may be waived unless such waiver is in writing and signed by the Party against whom the waiver is to be effective.
(c)   Successors.   Except as provided in Section 7.6(a), all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise)

to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to (i) assume all obligations under, and agree to perform, this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place and (ii) become a Party to this Agreement.
(d)   Waiver.   No failure by any Party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.
Section 7.7   Titles and Subtitles.   The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
Section 7.8   Resolution of Disputes.
(a)   Except for Reconciliation Disputes subject to Section 7.9, any and all disputes which cannot be settled amicably, including any ancillary claims of any Party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration (the “Rules”) by three arbitrators, of which the Corporation shall appoint one arbitrator and the TRA Holder Representative shall appoint one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York.
(b)   Notwithstanding the provisions of Section 7.8(a), any Party may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another Party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, or enforcing an arbitration award and, for the purposes of this Section 7.8(b), each Party (i) expressly consents to the application of Section 7.8(c) to any such action or proceeding, and (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate. For the avoidance of doubt, this Section 7.8 shall not apply to Reconciliation Disputes to be settled in accordance with the procedures set forth in Section 7.9.
(c)   Each Party irrevocably consents to service of process by means of notice in the manner provided for in Section 7.1. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable law.
(d)   WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
(e)   In the event the Parties are unable to agree in good faith whether a dispute between them is a Reconciliation Dispute subject to the dispute resolution procedure set forth in Section 7.9 or a Dispute subject to the dispute resolution procedure set forth in this Section 7.8, such disagreement shall be decided and resolved in accordance with the procedure set forth in this Section 7.8.
Section 7.9   Reconciliation.   In the event that the Corporation and the TRA Holder Representative (or any applicable TRA Holder) are unable to resolve a disagreement with respect to a Schedule or Amended Schedule prepared in accordance with the procedures set forth in Section 2.4, or with respect to an Early Termination Schedule prepared in accordance with the procedures set forth in Section 4.2, within the relevant time period designated in this Agreement (a “Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to the disputing Parties. The Expert shall be a partner or principal in a nationally recognized accounting firm, and unless the Corporation and the TRA Holder Representative (or any applicable TRA Holder) agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporation, the TRA Holder Representative (or any applicable TRA Holder) or other actual or potential conflict of interest. If the disputing Parties are unable to agree on an Expert within fifteen (15) days of receipt by the responding Party of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a Dispute subject to Section 7.8 and an arbitration panel shall pick an Expert from a nationally recognized accounting firm that does not have any material relationship with the Corporation, the TRA Holder Representative (or any applicable TRA Holder) or other actual or potential conflict of interest. The Expert shall resolve any matter relating to any Schedule or Amended Schedule or the Early Termination Schedule or an amendment thereto within thirty (30) days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution; provided that, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The Corporation and the applicable TRA Holder(s) shall bear their own costs and expenses of such proceeding, unless (a) the Expert adopts the TRA Holder Representative or applicable TRA Holder(s)’s position, in which case the Corporation shall reimburse the TRA Holder Representative or applicable TRA Holder(s) for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt any costs and expenses incurred by the TRA Holder Representative or any applicable TRA Holder(s) relating to the engagement of the Expert or amending any applicable Tax Return), or (b) the Expert adopts the Corporation’s position, in which case the applicable TRA Holder(s) (or the TRA Holder Representative on behalf of such TRA Holder(s)) shall reimburse the Corporation for any reasonable and documented out-of-pocket costs and expenses in such proceeding (including for the avoidance of doubt costs and expenses incurred by the Corporation relating to the engagement of the Expert or amending any applicable Tax Return). The Corporation may withhold payments under this Agreement to collect amounts due under the preceding sentence. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporation, the TRA Holder Representative and the TRA Holders and may be entered and enforced in any court having competent jurisdiction.
Section 7.10   Withholding.   Notwithstanding anything in this Agreement to the contrary, the Corporation, or any other applicable withholding agent, shall be entitled to deduct and withhold (or cause there to be deduction or withholding), from any payment that is payable to any TRA Holder (or any other person) pursuant to this Agreement any taxes or other amounts as the Corporation or other applicable withholding agent is required to deduct and withhold with respect to the making of any such payment under the Code or any provision of U.S. state, local or foreign tax law or other applicable tax law. Any such deducted or withheld taxes or other amounts, to the extent paid over to the appropriate Taxing Authority or other governmental entity shall be treated for all purposes of this Agreement as having been paid by the Corporation (or other applicable withholding agent) to the relevant TRA Holder or other person in respect of which such deduction or withholding was made. Each TRA Holder or other recipient of any payments hereunder shall provide the Corporation with any applicable tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any other information or certifications reasonably requested by the Corporation or other applicable withholding agent in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law. Notwithstanding the foregoing, if a withholding obligation arises as a result of a Change of Control or other transaction that causes the Corporation (or its successor) to become a non-U.S. Person (for U.S. federal income tax purposes), any amount payable to a TRA Holder under this Agreement shall be increased such that after all required deductions and withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this sentence), the relevant TRA Holder receives an amount equal to the sum that it would have received had no such deductions or withholdings been made.

Section 7.11   Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.
(a)   If the Corporation is or becomes a member of an affiliated or consolidated group of corporations that files a consolidated income Tax Return pursuant to Section 1501 or other applicable Sections of the Code governing affiliated or consolidated groups, or any corresponding provisions of U.S. state or local tax law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated Covered Taxes of the group as a whole.
(b)   If the Corporation, its successor in interest, any member of a group described in Section 7.11(a) or any member of the LLC Group transfers one or more Reference Assets to a corporation (or a Person classified as a corporation for U.S. federal income tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment due hereunder, shall be treated as having disposed of such Reference Asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred Reference Asset as determined by a valuation expert mutually agreed upon by the Corporation and the TRA Holder Representative plus, without duplication, (i) the amount of debt to which any such Reference Assets is subject, in the case of a transfer of an encumbered Reference Asset or (ii) the amount of debt allocated to any such Reference Asset, in the case of a transfer of a partnership interest. For purposes of this Section 7.11, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. Notwithstanding anything to the contrary set forth herein, if the Corporation, its successor in interest or any member of a group described in Section 7.11(a), transfers its assets pursuant to a transaction that qualifies as a “reorganization” (within the meaning of Section 368(a) of the Code) in which such entity does not survive or pursuant to any other transaction, in each case, to which Section 381(a) of the Code applies (other than any such reorganization or any such other transaction, in each case, pursuant to which such entity transfers assets to a corporation with which the Corporation, its successor in interest or any member of the group described in Section 7.11(a) (other than any such member being transferred in such reorganization or other transaction) does not file a consolidated Tax Return pursuant to Section 1501 of the Code), the transfer will not cause such entity to be treated as having transferred any assets to a corporation (or a Person classified as a corporation for U.S. income tax purposes) pursuant to this Section 7.11(b).
Section 7.12   Change in Law.   Notwithstanding anything herein to the contrary, if, as a result of or, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause adverse tax consequences to such TRA Holder or any direct or indirect owner of such TRA Holder, then at the written election of such TRA Holder in its sole discretion (in an instrument signed by such TRA Holder and delivered to the Corporation and the TRA Holder Representative) and to the extent specified therein by such TRA Holder, this Agreement shall cease to have further effect with respect to, and shall not apply to, such TRA Holder after a date specified by such TRA Holder.
Section 7.13   Interest Rate Limitation.   Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any TRA Holder hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If any TRA Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, Estimated Tax Benefit Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any TRA Holder exceeds the Maximum Rate, such TRA Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such TRA Holder hereunder. Notwithstanding the foregoing, it is the intention of the Parties to conform strictly to any applicable usury laws.

Section 7.14   Independent Nature of Rights and Obligations.   The rights and obligations of each TRA Holder hereunder are several and not joint with the rights and obligations of any other TRA Holder or any other Person. A TRA Holder shall not be responsible in any way for the performance of the obligations of any other TRA Holder or any other Person hereunder, nor shall a TRA Holder have the right to enforce the rights or obligations of any other TRA Holder or any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any TRA Holder pursuant hereto or thereto, shall be deemed to constitute the TRA Holders acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.
Section 7.15   LLC Agreement.   This Agreement shall be treated as part of the LLC Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.
Section 7.16   Confidentiality.
(a)   Except as required by applicable law, each TRA Holder, as well as any TRA Holder Representative, agrees to hold the confidential information of the Corporation and its Affiliates in confidence and shall not, unless authorized in writing by the Corporation, (i) disclose any confidential information of the Corporation and its Affiliates to any third party or (ii) use such information except in furtherance of the business of the Corporation; provided, however, that (x) each TRA Holder, as well as any TRA Holder Representative, may disclose confidential information of the Corporation and its Affiliates to its Affiliates, attorneys, accountants, consultants and other advisors who are bound by an obligation of confidentiality with respect to such confidential information of the Corporation and its Affiliates (provided it will be responsible for any violation by any of its Affiliates, attorneys, accountants, consultants or other advisors of the confidentiality provisions in this Section 7.16); (y) each TRA Holder, as well as any TRA Holder Representative, may disclose confidential information of the Corporation and its Affiliates as required in response to any summons, subpoena or other legal requirement, (provided that it shall promptly notify the Corporation in writing so the Corporation may seek a protective order or appropriate remedy); and (z) each TRA Holder, as well as any TRA Holder Representative, may disclose confidential information of the Corporation and its Affiliates to the extent necessary for it to prepare and file its tax returns, to respond to any inquiries regarding such tax returns from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such tax returns. In addition, each TRA Holder or TRA Holder Representative that is a private equity, venture capital or other investment firm or similarly regulated entity (I) may disclose confidential information of the Corporation and its Affiliates in connection with routine supervisory audit or regulatory examinations (including by regulatory or self-regulatory bodies) to which they are subject in the course of their respective businesses without liability hereunder, (II) shall not be required to provide notice to any party in the course of any such routine supervisory audit or regulatory examination, provided that such routine audit or examination does not specifically target the Corporation, any of its subsidiaries or the confidential information of the Corporation and its Affiliates, and (III) may provide information about the subject matter of this Agreement to prospective and existing investors in connection with fund raising, marketing, informational, transactional or reporting activities. Each TRA Holder and TRA Holder Representative and the Corporation acknowledges and agrees that the certain of the TRA Holders or TRA Holder Representatives and their respective Affiliates may currently be invested in, may invest in, or may consider investments in companies that compete either directly or indirectly with the Corporation and its Subsidiaries, or operate in the same or similar business as the Corporation and its Subsidiaries, and that nothing herein shall be in any way construed to prohibit or such TRA Holders or TRA Holder Representatives or their respective Affiliates’ ability to maintain, make or consider such other investments; provided, however, that no confidential information of the Corporation and its Affiliates is used or disclosed in connection with such activities.
(b)   If a TRA Holder Representative or a TRA Holder commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.16, the Corporation shall have the right and remedy to seek to have the provisions of this Section 7.16 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.
Section 7.17   TRA Holder Representative.   By executing this Agreement, each of the TRA Holders shall be deemed to have irrevocably constituted and appointed BCP QualTek, LLC (in the capacity described in this Section 7.17 and each successor as provided below, the “TRA Holder Representative”) as its agent and attorney in fact with full power of substitution to act from and after the date hereof and to do any and all things and execute any and all documents on behalf of such TRA Holder which may be necessary, convenient or appropriate to facilitate any matters under this Agreement, including but not limited to, and unless otherwise provided by this Agreement: (a) execution of the documents and certificates required pursuant to this Agreement; (b) receipt and forwarding of notices and communications pursuant to this Agreement; (c) administration of the provisions of this Agreement; (d) giving or agreeing to, on behalf of such TRA Holder, any and all consents, waivers, amendments or modifications deemed by the TRA Holder Representative, in its sole discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (e) taking actions the TRA Holder Representative is expressly authorized to take pursuant to the other provisions of this Agreement; (f) negotiating and compromising, on behalf of such TRA Holder, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby and executing, on behalf of such TRA Holder, any settlement agreement, release or other document with respect to such dispute or remedy; (g) engaging attorneys, accountants, agents or consultants on behalf of such TRA Holders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto; and (h) effectuating the purposes of Section 5.1. If the TRA Holder Representative is unwilling to so serve, then the person then-serving as the TRA Holder Representative shall appoint its successor which such successor shall be subject to the approval of TRA Holders who would be entitled to receive at least a majority of the Early Termination Payments payable to all TRA Holders in the event the Corporation exercised its rights pursuant to Section 4.1(a) as of the later of the most recent Exchange Date or the most recent Reorganization Transaction. To the fullest extent permitted by law, none of the TRA Holder Representative, any of its Affiliates, or any of the TRA Holder Representative’s or its Affiliate’s members, partners, equityholders, shareholders, directors, managers, officers, employees or other agents (each, a “Covered Person”) shall be liable, responsible or accountable in damages or otherwise to any TRA Holder, the LLC, or the Corporation for damages arising from any action taken or omitted to be taken by the TRA Holder Representative or any other Person, except in the case of any action or omission which constitutes, with respect to such Person, willful misconduct or fraud. Each of the Covered Persons may consult with legal counsel, accountants, and other advisors selected by it, and any act or omission suffered or taken by it in good faith in reliance upon and in accordance with the advice of such counsel, accountants, or other advisors shall create a rebuttable presumption of the good faith and due care of such Covered Person with respect to such act or omission; provided that such counsel, accountants, or other advisors were selected with reasonable care. Each of the Covered Persons may rely in good faith upon, and shall have no liability to the LLC, the Corporation or the TRA Holders for acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. For the avoidance of doubt, notwithstanding the foregoing, if a provision of this Agreement provides a right or entitlement of any kind to a TRA Holder, this Section 7.17 shall not override such TRA Holder’s ability to exercise or enforce such right or enjoy such entitlement.
Section 7.18   Non-Effect of Other Tax Receivable Agreements.   If the Corporation enters into any other agreement after the date hereof (for the avoidance of doubt other than the Business Combination Agreement, the LLC Agreement, or any related agreement entered into in connection with the execution of the Business Combination Agreement or as contemplated by the Business Combination Agreement in connection with the consummation of the transactions contemplated thereby) after the date of the execution of this Agreement that obligates the Corporation to make payments to another party in exchange for tax benefits conferred upon the Corporation, unless otherwise agreed by the TRA Holder Representative, such tax benefits and such payments shall be ignored for all purposes of this Agreement (including for purposes of calculating the Hypothetical Tax Liability and the actual Tax liability of the Corporation hereunder).
[Signature Page Follows This Page]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.
CORPORATION:
QUALTEK SERVICES INC.
By:
Name:
Title:

THE LLC:
QUALTEK HOLDCO, LLC
By:
Name:
Title:

TRA HOLDER REPRESENTATIVE:
BCP QUALTEK, LLC
By:
Name:
Title:

TRA HOLDER:
By:
Name:
Title:

Exhibit A
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of                  , 20    (this “Joinder”), is delivered pursuant to that certain Tax Receivable Agreement, dated as of June 16, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Tax Receivable Agreement”) by and among QualTek Services Inc., a Delaware corporation (the “Corporation”), QualTek HoldCo, LLC, a Delaware limited liability company (the “LLC”), the TRA Holder Representative (as defined in the Tax Receivable Agreement), and each of the TRA Holders from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Tax Receivable Agreement.
1.
Joinder to the Tax Receivable Agreement.   Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a TRA Holder under the Tax Receivable Agreement and a Party thereto, with all the rights, privileges, obligations and responsibilities of a TRA Holder thereunder including, without limitation, under Sections 7.16 (Confidentiality) and 7.17 (TRA Holder Representative) thereto. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Tax Receivable Agreement as if it had been a signatory thereto as of the date thereof.

2.
Incorporation by Reference.   All terms and conditions of the Tax Receivable Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.
Address.   All notices under the Tax Receivable Agreement to the undersigned shall be direct to:

[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.
[NAME OF NEW PARTY]
By:
Name:
Title:

Acknowledged and agreed as of the date first set forth above:
QUALTEK SERVICES INC.
By:
Name:
Title:
QUALTEK HOLDCO, LLC
By:
Name:
Title:

Annex H
INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with its terms, the “Investor Rights Agreement”), dated as of [•], 2021 (the “Effective Date”), is made by and among (i) Roth CH Acquisition III Co., a Delaware corporation (“PubCo”); (ii) each of the parties listed on Schedule 1 attached hereto (each, a “Seller” and collectively, the “Sellers”); (iii) the Equityholder Representative; (iv) the Persons listed as Sponsors on the signature pages hereto (the “Sponsors”); (v) the Sponsor Representative; and (vi) the Persons listed as Other Holders on the signature pages hereto and other Person who executes a joinder as an “Other Holder” (collectively, the “Other Holders”). Each of PubCo, the Sellers, the Equityholder Representative, the Sponsors, the Sponsor Representative, and the Other Holders may be referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the BCA (as defined below).
RECITALS
WHEREAS, PubCo has entered into that certain Business Combination Agreement, dated as of [l] (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “BCA”), by and among (i) PubCo, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Pubco (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Pubco (“Company Merger Sub”), (v) BCP QualTek Holdco, LLC, a Delaware limited liability company (the “Company”), and (vi) the Equityholder Representative in connection with the business combination (the “Business Combination”) set forth in the BCA;
WHEREAS, pursuant to the BCA, (i) Blocker Merger Sub will merge with and into the Blocker, with the Blocker as the surviving company and wholly-owned subsidiary of the Pubco (the “Blocker Merger”) and thereafter, the Blocker will merge with and into the Pubco, with the Pubco as the surviving company (the “Pubco Merger”); and (ii) immediately following the Pubco Merger, Company Merger Sub will merge with and into the Company, with the Company as the surviving company (the “Company Merger”, and together with the Blocker Merger and the Pubco Merger, the “Mergers”);
WHEREAS, upon the consummation of the Business Combination, PubCo, the Sellers, and certain other parties thereto entered into that certain third amended and restated limited liability company agreement of the Company (as it may be amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “LLC Agreement”);
WHEREAS, PubCo and the Other Holders entered into that certain Registration Rights Agreement, dated as of March 2, 2021 (the “Original RRA”);
WHEREAS, in connection with the execution of this Investor Rights Agreement, PubCo, and the Other Holders desire to terminate the Original RRA and replace it with this Investor Rights Agreement; and
WHEREAS, on the Effective Date, the Parties desire to set forth their agreement with respect to governance, registration rights and certain other matters, in each case in accordance with the terms and conditions of this Investor Rights Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Investor Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   As used in this Investor Rights Agreement, the following terms shall have the following meanings:

“Action” has the meaning set forth in Section 5.12(a).
“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide business purpose for not making such information public.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party or affiliate thereof shall be deemed an Affiliate of PubCo or any of its Subsidiaries for purposes of this Investor Rights Agreement.
“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.
“BCA” has the meaning set forth in the Recitals.
“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
“Blocker” has the meaning set forth in the Recitals.
“Blocker Merger” has the meaning set forth in the Recitals.
“Blocker Merger Sub” has the meaning set forth in the Recitals.
“Board” means the board of directors of PubCo.
“Business Combination” has the meaning set forth in the Recitals.
“Bylaws” means the A&R Buyer Bylaws (as defined in the BCA), as the same may be amended from time to time.
“Certificate of Incorporation” means the A&R Buyer Certificate of Incorporation (as defined in the BCA), as the same may be amended from time to time.
“Class A Common Stock” means, the Class A common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class A common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.
“Class B Voting Stock” means, the Class B common stock, par value $0.0001 per share, of PubCo, including (a) any shares of such Class B common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class B common stock and (b) any Equity Securities of PubCo that are issued or distributed or may be issuable with respect to such Class B common stock by way of conversion, dividend, stock split or other distribution, consolidation, merger, exchange, reclassification, recapitalization or other similar transaction.
“Code” has the meaning set forth in Section 4.2.
“Common Stock” means shares of the Class A Common Stock and the Class B Voting Stock, including any shares of the Class A Common Stock and the Class B Voting Stock issuable upon the exercise of any warrant or other right to acquire shares of the Class A Common Stock and the Class B Voting Stock.
“Company” has the meaning set forth in the Recitals.

“Company A&R LLCA” has the meaning set forth in the Recitals.
“Company Merger” has the meaning set forth in the Recitals.
“Company Merger Sub” has the meaning set forth in the Recitals.
“Company Units” means Company Units (as defined in the Company A&R LLCA) owned by one or more of the Sellers or any of their Permitted Transferees, including the Earnout Common Units.
“Confidential Information” has the meaning set forth in Section 2.3.
“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner or in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member or in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits and (e) any other entity which such Person or such Person’s Family Members or Affiliates are the legal and beneficial owner of all the outstanding equity securities or similar interests.
“Demanding Holders” has the meaning set forth in Section 3.1(c).
“Effective Date” has the meaning set forth in the Preamble.
“Effectiveness Deadline” has the meaning set forth in Section 3.1(a).
“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.
“Equityholder Representative” means BCP QualTek, LLC, or such other Person who is identified as the replacement Equityholder Representative by the then existing Equityholder Representative giving prior written notice to PubCo.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, as the same shall be in effect from time to time.
“Family Member” means with respect to any Person, such Person’s spouse, domestic partner, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.
“Filing Deadline” has the meaning set forth in Section 3.1(a).
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Form S-1 Shelf” has the meaning set forth in Section 3.1(a).
“Form S-3 Shelf” has the meaning set forth in Section 3.1(a).
“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Investor Rights Agreement pursuant to Section 5.1; provided that, a Party who does not hold

Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a Holder until such Party gives Pubco a representation in writing of the number of Registrable Securities it holds.
“Holder Indemnitees” has the meaning set forth in Section 5.12(a).
“Holder Information” has the meaning set forth in Section 3.9(b).
“Indemnification Sources” has the meaning set forth in Section 5.12(c).
“Indemnified Liabilities” has the meaning set forth in Section 5.12(a).
“Indemnitee-Related Entities” has the meaning set forth in Section 5.12(c).
“Investor Rights Agreement” has the meaning set forth in the Preamble.
“Joint Director” has the meaning set forth in Section 2.1(a).
“Jointly Indemnifiable Claims” has the meaning set forth in Section 5.12(c).
“LLC Agreement” has the meaning set forth in the Recitals.
“Lock-Up Period” has the meaning set forth in Section 4.1(a).
“Lock-Up Shares” has the meaning set forth in Section 4.1(a).
“Maximum Number of Securities” has the meaning set forth in Section 3.1(d).
“Mergers” has the meaning set forth in the Recitals.
“Minimum Takedown Threshold” has the meaning set forth in Section 3.1(c).
“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.
“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and are within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of PubCo.
“Organizational Documents” means the Certificate of Incorporation and the Bylaws.
“Original RRA” has the meaning set forth in the Recitals.
“Other Holder” has the meaning set forth in the Preamble.
“Party” has the meaning set forth in the Preamble.
“Permitted Transferee” means with respect to any Person, (a) any Family Member of such Person, (b) any Affiliate of such Person, (c) any Affiliate of any Family Member of such Person (excluding any Affiliate under this clause (c) who operates or engages in a business which competes with the business of PubCo or the Company) and (d) any Controlled Entity of such Person.
“Piggyback Registration” has the meaning set forth in Section 3.2(a).

“PIPE RRAs” has the meaning set forth in Section 3.10.
“Pre-PIPE RRAs” has the meaning set forth in Section 3.10.
“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.
“PubCo” has the meaning set forth in the Preamble.
“PubCo Merger” has the meaning set forth in the Recitals.
“Registrable Securities” means at any time (a) any shares of Class A Common Stock (including any shares of Class A Common Stock issued or issuable pursuant to the LLC Agreement upon exchange of Company Units or Class B Voting Stock and any Earnout Shares), (b) any warrants or other rights to acquire shares of Class A Common Stock or any shares of Class A Common Stock issued or issuable upon the exercise thereof, and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder, other than any security received pursuant to an incentive plan adopted by PubCo on or after the Closing Date; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding, (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction, or (D) (i) for purposes of ARTICLE III hereof, the Holder thereof, together with its, his or her Permitted Transferees, Beneficially Owns less than one percent (1%) of the shares of Class A Common Stock that are outstanding at such time and (ii) such shares of Class A Common Stock are eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 or any other restriction under Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to PubCo’s transfer agent and the affected Holder (which opinion may assume that such Holder (and any predecessor holder of such shares of Class A Common Stock) is not, and has not been at any time during the 90 days immediately before the date of such opinion, an Affiliate of PubCo except with respect to any control determined to be established under this Investor Rights Agreement), as reasonably determined by PubCo, upon the advice of counsel to PubCo. For purposes of this Investor Rights Agreement, any calculation of shares of Class A Common Stock Beneficially Owned by a Holder shall be completed on an as-converted and as-exchanged basis, assuming the exchange of all Company Units and shares of Class B Voting Stock for shares of Class A Common Stock.
“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.
“Registration Expenses” means the expenses of a Registration or other Transfer pursuant to the terms of this Investor Rights Agreement, including the following:
(a)   all SEC or securities exchange registration and filing fees (including fees with respect to filings required to be made with FINRA);
(b)   all fees and expenses of compliance with securities or blue sky Laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(c)   all printing, messenger, telephone and delivery expenses;
(d)   all fees and expenses incurred in connection with the listing of the Registrable Securities as required hereunder;
(e)   all fees and disbursements of counsel for PubCo;

(f)   all fees and disbursements of all independent registered public accountants of PubCo incurred in connection with such Registration or Transfer, including the expenses of any special audits or comfort letters required or incident to such performance and compliance;
(g)   reasonable and documented fees and disbursements of one (1) legal counsel selected by the majority-in-interest of the Holders participating in such other Transfer;
(h)   the costs and expenses of PubCo relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration or marketing of the Registrable Securities (including the expenses of the Holders); and
(i)   any other fees and disbursements customarily paid by the issuers of securities.
“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Investor Rights Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Regulations” has the meaning set forth in Section 4.2.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, managers, members, equityholders, employees, agents, attorneys, accountants, actuaries, consultants, or financial advisors or other Person acting on behalf of such Person.
“Requesting Holder” means any Holder requesting piggyback rights pursuant to Section 3.2 with respect to an Underwritten Shelf Takedown.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.
“Seller Director” has the meaning set forth in Section 2.1(a).
“Seller Lock-Up Period” has the meaning set forth in Section 4.1(a).
“Sellers” has the meaning set forth in the Preamble.
“Shared Representative” has the meaning set forth in Section 2.3.
“Shelf” has the meaning set forth in Section 3.1(a).
“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.
“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“Sponsors” has the meaning set forth in the Preamble.
“Sponsor Director” has the meaning set forth in Section 2.1(a).
“Sponsor Lock-Up Period” has the meaning set forth in Section 4.1(a).
“Sponsor Representative” means John Lipman, or such other Person who is identified as the replacement Sponsor Representative by the then existing Sponsor Representative giving prior written notice to PubCo.
“Subsequent Shelf Registration” has the meaning set forth in Section 3.1(b).
“Takedown Requesting Holder” has the meaning set forth in Section 3.1(c).
“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge or hypothecation, distribution or other disposition by the Transferor (whether by operation of Law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges or hypothecates, distributes or otherwise disposes of (whether by operation of Law or otherwise), including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided that, the sale, assignment and transfer of the Company Units by Sellers to Pubco pursuant to and in accordance with the BCA shall not be considered a Transfer. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.
“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.
“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(c).
“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.
“Withdrawal Notice” has the meaning set forth in Section 3.1(e).
Section 1.2   Interpretive Provisions.   For all purposes of this Investor Rights Agreement, except as otherwise provided in this Investor Rights Agreement or unless the context otherwise requires:
(a)   the singular shall include the plural, and the plural shall include the singular, unless the context clearly prohibits that construction.
(b)   the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Investor Rights Agreement, refer to this Investor Rights Agreement as a whole and not to any particular provision of this Investor Rights Agreement.
(c)   references in this Investor Rights Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.
(d)   whenever the words “include”, “includes” or “including” are used in this Investor Rights Agreement, they shall mean “without limitation.”
(e)   the captions and headings of this Investor Rights Agreement are for convenience of reference only and shall not affect the interpretation of this Investor Rights Agreement.
(f)   pronouns of any gender or neuter shall include, as appropriate, the other pronoun forms.
(g)   the words “neither,” “nor,” “any,” “either” and “or” shall not be exclusive, unless the context clearly prohibits that construction.
(h)   the phrase “to the extent” shall be construed to mean “the degree by which.”
(i)   the word “or” shall not be exclusive unless the context clearly requires the selection of one (1) (but not more than one (1)) of a number of items.
ARTICLE II
GOVERNANCE
Section 2.1   Board of Directors.
(a)   Composition of the Board.   Each of the Sellers, the Other Holders, the Sponsors and PubCo shall take all Necessary Action to cause the Board to be comprised at Closing of nine (9) directors, (i) seven (7) of whom have been nominated by the Equityholder Representative (each, a “Seller Director”), (ii) one (1) of whom has been nominated by the Sponsor Representative (the “Sponsor

Director”) and (iii) one (1) of whom has been jointly nominated by the Sponsor Representative and the Equityholder Representative (the “Joint Director”). At the Closing, each of the Sellers, the Other Holders, the Sponsors and PubCo shall take all Necessary Action to cause the foregoing directors to be divided into three (3) classes of directors, with each class serving for staggered three year-terms.
(i)   the Class I directors shall initially be: [two (2) Seller Directors and one (1) Sponsor Director];
(ii)   the Class II directors shall initially be: [two (2) Seller Directors and one (1) Joint Director]; and
(iii)   the Class III directors shall initially be: [three (3) Seller Directors].
Any vacancies existing on the Board as of the date hereof shall be filled in accordance with Section 2.1(d). The initial term of the Class I directors shall expire immediately following PubCo’s 2022 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2024 annual meeting of stockholders at which directors are elected.
(b)   Seller Representation.   For so long as the Sellers and their Permitted Transferees, either individually or as a group (as such term is construed in accordance with the Exchange Act) Beneficially Own Common Stock in PubCo representing at least the percentage, shown below, of the Common Stock held by the Sellers and their Permitted Transferees immediately after the Closing, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Equityholder Representative that, if elected, will result in the Sellers having the number of directors serving on the Board that is shown below.
Common Stock Beneficially Owned by the Sellers as a Percentage of the Common Stock Beneficially Owned by the Sellers on the Closing Date	Number of Seller Directors
70% or greater	7
60% or greater, but less than 70%	6
50% or greater, but less than 60%	5
40% or greater, but less than 50%	4
30% or greater, but less than 40%	3
20% or greater, but less than 30%	2
Greater than 10%, but less than 20%	1
(c)   Sponsor and Other Holders Representation.   For so long as the Sponsors and the Other Holders and their respective Permitted Transferees Beneficially Own Common Stock in PubCo representing at least the percentage, shown below, of the Common Stock held by the Sponsors and the Other Holders and their respective Permitted Transferees immediately after the Closing, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by the Sponsor Representative (acting upon the instructions of the holders of a majority of the Common Stock Beneficially Owned by the Sponsors and the Other Holders and their respective Permitted Transferees) that, if elected, will result in the Sponsors and the Other Holders having the number of directors serving on the Board that is shown below.
Common Stock Beneficially Owned by the Sponsors and the Other Holders and their respective Permitted
Transferees as a Percentage of the Common Stock Beneficially Owned by the Sponsors or the Other Holders and
their respective Permitted Transferees on the Closing Date	Number of Sponsors Directors
40% or greater	1
(d)   Decrease in Directors.   Upon any decrease in the number of directors that the Seller Representative is or the Sponsors are, as applicable, entitled to designate for nomination to the Board pursuant to Section 2.1(a), the Sellers, the Other Holders or the Sponsors, as applicable, shall take all Necessary Action to cause the appropriate number of Seller Directors, the Joint Director or Sponsor Directors, as applicable, to offer to tender their resignation at least 60 days prior to the expected date of PubCo’s next annual meeting of stockholders; provided that, for the avoidance of doubt, such resignation may be made effective as of the last day of the term of such director. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion, recommend for nomination the Joint Director, the Seller Director or Sponsor Director that has tendered his or her resignation pursuant to this Section 2.1(d).
(e)   Removal; Vacancies.   The Equityholder Representative or the Sponsor Representative, as applicable, shall have the exclusive right to (i) remove their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate or nominate directors for election or appointment, as applicable, to the Board to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and PubCo shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Party to fill any such vacancies created pursuant to clause (i) or (ii) above to be filled by replacement directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 2.1, no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated or designated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Investor Rights Agreement.
(f)   Committees.   In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. To the fullest extent permitted by applicable Law, including the rules of any applicable securities exchange, the Compensation and Nominating and Corporate Governance Committees should include the director, if any, elected to the Board pursuant to Section 2.1(c) hereof.
(g)   Independent Directors.   PubCo has determined that the initial slate of directors referenced in Section 2.1(a) includes the requisite number of individuals meeting the independence requirements of Nasdaq. From and after such initial slate is constituted, PubCo shall take all Necessary Action to ensure that the Board consists of the requisite number of directors meeting the independence requirements of Nasdaq or any other securities exchange on which the Equity Securities of PubCo are then listed, in each case giving effect, when applicable, to Section 2.1(h).
(h)   Controlled Company Exception.   At all times in which PubCo is a “controlled company” under the rules of Nasdaq or any other securities exchange on which the Equity Securities of PubCo are then listed as a result of the ownership of Common Stock, among others, any Sellers or their Permitted Transferees, PubCo shall take all Necessary Action to avail itself of all “controlled company” exemptions to the rules of Nasdaq or any other exchange on which the Equity Securities of PubCo are then listed and shall comply with all requirements under Law (including Item 407(a) of Regulation S-K) and all disclosure requirements to take such actions. Among other things, unless otherwise agreed in writing by the Seller Representative, for so long as PubCo is a “controlled company” under the rules of Nasdaq or any other securities exchange on which the Equity Securities of PubCo are then listed as a result of the ownership of Common Stock, among others, any Sellers or their Permitted Transferees, PubCo shall take all Necessary Action to exempt itself from each of (i) any requirement that a majority of the Board consist of independent directors; (ii) any requirement that the Nominating and Governance Committee be composed entirely of independent directors or have a written charter addressing the committee’s purpose and responsibilities; (iii) any requirement that the Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; (iv) the requirement for an annual performance evaluation of the Nominating and Governance Committee and Compensation Committee; and (v) each other requirement that a “controlled company” is eligible to be exempted from under the rules of Nasdaq or any other exchange on which the Equity Securities of PubCo are then listed.

(i)   Reimbursement of Expenses.   PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.
(j)   Indemnification.   For so long as any Joint Director, Seller Director or Sponsor Director serves as a director of PubCo, (i) PubCo shall provide such Joint Director, Seller Director or Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Joint Director, Seller Director or Sponsor Director nominated pursuant to this Investor Rights Agreement as and to the extent consistent with applicable Law, Articles VIII and X of the Certificate of Incorporation, Article V of the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).
(k)   D&O Insurance.   PubCo shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as any Joint Director, Seller Director or Sponsor Director serves as a director, maintain such directors’ and officers’ liability insurance coverage with respect to such director; provided, that upon removal or resignation of such Joint Director, Seller Director or Sponsor Director for any reason, PubCo shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to such Joint Director, Seller Director or Sponsor Director for a period of not less than six (6) years from any such event in respect of any act or omission of such Joint Director, Seller Director or Sponsor Director occurring at or prior to such event.
Section 2.2   PubCo Cooperation.   PubCo shall take all Necessary Action to cause the Board to consist of the number of directors specified in Section 2.1 and to include in the slate of nominees to be voted upon by the stockholders of PubCo the Persons designated for nomination to the Board in accordance with Section 2.1. The Parties agree that the rights of the Sellers, the Sponsors and the Other Holders to nominate a number of directors specified in Section 2.1 shall be reduced to the extent required by the rules of Nasdaq or any other securities exchange on which the Equity Securities of PubCo are then listed.
Section 2.3   Sharing of Information.   To the extent permitted by antitrust, competition or any other applicable Law, each of PubCo, the Sellers, the Other Holders and the Sponsors agrees and acknowledges that the directors designated by the Equityholder Representative and the Sponsor Representative may share confidential, non-public information about PubCo and its Subsidiaries (“Confidential Information”) with the Sellers, the Other Holders and the Sponsors, as applicable. Each of the Sellers, the Other Holders and the Sponsors recognizes that it, or its Affiliates and Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause PubCo or its Subsidiaries substantial loss and damages that could not be readily calculated and for which no remedy at Law would be adequate. Accordingly, each of the Sellers, the Other Holders and the Sponsors covenants and agrees with PubCo that it will not (and will cause its respective controlled Affiliates and Representatives not to) at any time, except with the prior written consent of PubCo, directly or indirectly, disclose any Confidential Information known to it to any third party, unless (a) such information becomes known to the public through no fault of such Party, (b) disclosure is required by applicable Law (including any filing following the Closing Date with the SEC pursuant to applicable securities laws) or court of competent jurisdiction or requested by a Governmental Entity; provided, that (other than in the case of any required following the Closing Date with the SEC or in connection with any routine audit or examination as described below) such Party promptly notifies PubCo of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of PubCo, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to such Party before, on or after the Effective Date, without restriction, from a source (other than PubCo or its Subsidiaries) without any breach of duty to PubCo or its Subsidiaries or (d) such information was independently developed by such Party or its Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Investor Rights Agreement shall prohibit the Sellers, the Other Holders or the Sponsors from disclosing Confidential Information to (x) any Affiliate, Representative, limited partner, member or shareholder of such Party; provided that such Person shall be bound by an obligation of confidentiality with respect to such Confidential Information and such Party shall be responsible for any breach of this Section 2.3 by any such Person or (y) if such disclosure is made to a governmental or regulatory authority with jurisdiction over such Party in connection with a routine audit or examination that is not specifically directed at PubCo or the Confidential Information, provided that such Party shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any Person, including any Affiliate of the Sellers, the Other Holders or the Sponsors, unless such Confidential Information is actually provided to such Person, and furthermore, receipt of Confidential Information shall not be imputed to any Affiliate of the Sellers, the Other Holders or the Sponsors solely by virtue of the fact that the party serves in a similar capacity for such Affiliate (a “Shared Representative”) and has received Confidential Information unless a Shared Representative (x) conveys, shares or communicates, in any manner, Confidential Information to such Affiliate or (y) participates, directly or indirectly, on behalf of such Affiliate in activities prohibited by this Investor Rights Agreement.
ARTICLE III
REGISTRATION RIGHTS
Section 3.1   Shelf Registration.
(a)   Filing.   PubCo shall file, within 30 days of the Closing Date (the “Filing Deadline”) a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), or if PubCo is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis. PubCo shall use its reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. PubCo shall maintain the Shelf in accordance with the terms of this Investor Rights Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event PubCo files a Form S-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.
(b)   Subsequent Shelf Registration.   If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities outstanding, PubCo shall use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities outstanding. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment)

or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms of this Investor Rights Agreement.
(c)   Requests for Underwritten Shelf Takedowns.   At any time and from time to time after the Shelf has been declared effective by the SEC, the Holders may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $30 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown; provided that each Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 2.2. PubCo shall give written notice of such request to all Holders of Registrable Securities promptly (but in any even within five business days after receipt of such request for an Underwritten Shelf Takedown) and shall include in any Underwritten Shelf Takedown the securities requested to be included by any holder (each a “Takedown Requesting Holder”) at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such Holder (including those set forth herein).The Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one (1) or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, in no event shall any Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period applicable to such Person. There shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Holder, subject to the proviso in the first sentence of this Section 3.1(c).
(d)   Reduction of Underwritten Shelf Takedowns.   If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other Equity Securities that PubCo desires to sell and all other Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other Equity Securities of other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.
(e)   Withdrawal.   Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or

Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by PubCo; provided that a Holder not so withdrawing may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Holder. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 3.1(e).
(f)   Long-Form Demands.   Upon the expiration of the Lock-Up Period applicable to such Person, and during such times as no Shelf is effective, each of the Sellers, together with its, his or her Permitted Transferees, and the Sponsor Representative (acting upon the instructions of the holders of a majority of the Registrable Securities held by the Sponsors and the Other Holders) may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Holder’s or Holders’ Registrable Securities. PubCo shall file such Registration Statement within 30 days of receipt of such demand and use its reasonable best efforts to cause the same to be declared effective within 60 days of filing. The provisions of Section 3.1(c), Section 3.1(d) and Section 3.1(e) shall apply to this Section 3.1(f) as if a demand under this Section 3.1(f) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 3.1(f), such withdrawal must be received by PubCo prior to PubCo having publicly filed a Registration Statement pursuant to this Section 3.1(f).
Section 3.2   Piggyback Registration.
(a)   Piggyback Rights.   If PubCo or any Holder proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities of PubCo, or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities of PubCo, for its own account or for the account of stockholders of PubCo (or by PubCo and by the stockholders of PubCo including an Underwritten Shelf Takedown pursuant to Section 3.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of PubCo, or (iv) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed offering to all Holders as soon as practicable but not less than three (3) calendar days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Holders the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within two (2) calendar day after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 2.2. PubCo shall cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 3.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 3.6 below.
(b)   Reduction of Piggyback Registration.   If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Holders participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other Equity Securities that PubCo desires to sell, taken together with (i) the Common Stock or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders hereunder and (ii) the Common Stock or other Equity Securities, if any, as to which registration has been requested pursuant to Section 3.2, exceeds the Maximum Number of Securities, then:
(i)   If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or
(ii)   If the Registration is pursuant to a request by Persons other than the Holders, then PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities, if any, of such requesting Persons, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 3.2(a) (pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.
Notwithstanding anything to the contrary in this Section 3.2(b), in the event a Demanding Holder has submitted notice for a bona fide Underwritten Shelf Takedown and all sales pursuant to such Underwritten Shelf Takedown pursuant to Section 3.1 have not been effected in accordance with the applicable plan of distribution or submitted a Withdrawal Notice prior to such time that PubCo has given written notice of a Piggyback Registration to all Holders pursuant to Section 3.2, then any reduction in the number of Registrable Securities to be offered in such offering shall be determined in accordance with Section 3.1(d), instead of this Section 3.2(b).
(c)   Piggyback Registration Withdrawal.   Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth in this Investor Rights Agreement, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 3.2(c).

(d)   Restriction on Transfer.   In connection with any Underwritten Offering of Equity Securities of PubCo, each Holder that holds more than 5% of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Company Units for Class A Common Stock) agrees that it shall not Transfer any Common Stock (other than those included in such offering pursuant to this Investor Rights Agreement), without the prior written consent of PubCo, during the five (5) days prior (to the extent notice of such Underwritten Offering has been provided) to and the 90-day period beginning on the date of pricing of such offering (or such shorter period as agreed with the Underwriter managing the offering), subject to customary exceptions agreed with the Underwriter managing the offering, and except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, a Holder shall not be subject to this Section 3.3 with respect to an Underwritten Offering unless each Holder that holds at least 5% of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Company Units) and each of PubCo’s directors and executive officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.
Section 3.3   General Procedures.   In connection with effecting any Registration or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its reasonable best efforts to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:
(a)   prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;
(b)   prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
(c)   prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
(d)   prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
(e)   cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;
(f)   provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
(g)   advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
(h)   at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus furnish a draft thereof to each Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
(i)   notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.7;
(j)   permit Representatives of the Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any Holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration, and cause PubCo’s officers, directors and employees to cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in reasonably requested meetings with Underwriters, attorneys, accountants and potential investors; provided, however, that such Persons agree to confidentiality arrangements reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;
(k)   obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
(l)   on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurances letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the participating Holders;

(m)   in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;
(n)   make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning within three months after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);
(o)   if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50 million, use its reasonable best efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
(p)   otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Holders, in connection with such Registration.
Section 3.4   Registration Expenses.   The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.
Section 3.5   Requirements for Participating in Underwritten Offerings.   Notwithstanding anything to the contrary contained in this Investor Rights Agreement, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration under this Investor Rights Agreement unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 3.1(c) and 3.3(o), the exclusion of a Holder’s Registrable Securities as a result of this Section 3.5 shall not affect the registration of the other Registrable Securities to be included in such Registration.
Section 3.6   Suspension of Sales; Adverse Disclosure.   Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If (1) the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control or (2) PubCo determines that the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would reasonably be expected to have a material adverse effect on any proposal or plan by PubCo or any of its subsidiaries to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization, financing or other transaction involving PubCo, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event may PubCo exercise the right to delay or suspend for more than two periods in any twelve (12) month period and not more than ninety (90) days in the aggregate in any twelve

(12) month period, determined in good faith by PubCo to be necessary for such purpose (a “Blackout Period”). In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any Blackout Period during which it exercised its rights under this Section 3.6. Notwithstanding the foregoing, PubCo shall not exercise its rights under this Section 3.6 to invoke a Blackout Period unless it applies the same Blackout Period restrictions contained herein to all other securityholders of the Company with contractual registration rights.
Section 3.7   Reporting Obligations.   As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 3.7.
Section 3.8   Other Obligations.   In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, PubCo shall, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.
Section 3.9   Indemnification and Contribution.
(a)   PubCo agrees to indemnify and hold harmless each Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, losses, liabilities and expenses (including attorneys’ fees) (or actions in respect thereto) caused by, resulting from, arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or similar document incident to any Registration, qualification, compliance or sale effected pursuant to this ARTICLE III or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by PubCo of the Securities Act or any other similar federal or state securities Laws, and will reimburse, as incurred, each such Holder, its officers, managers, directors, trustees, equityholders, beneficiaries, affiliates, agents and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that, PubCo will not be liable in any such case to the extent that any such claim, damage, loss, liability or expense are caused by or arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.
(b)   In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the

“Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify and hold harmless PubCo, its directors, officers, employees, equityholders, affiliates and agents and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) (or actions in respect thereof) arising out of, resulting from or based on any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or similar document or any amendment thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.
(c)   Any Person entitled to indemnification under this Section 3.9 shall (i) give prompt written notice, after such Person has actual knowledge thereof, to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in the defense of any such claim or any such litigation) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (not be unreasonably withheld, conditioned or delayed) and the indemnified party may participate in such defense at the indemnifying party’s expense if representation of such indemnified party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. An indemnifying party, in the defense of any such claim or litigation, without the consent of each indemnified party, may consent to the entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such indemnified party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the indemnifying party.
(d)   The indemnification provided under this Investor Rights Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities.
(e)   If the indemnification provided in this Section 3.9 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 3.9(e) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.9(a), 3.9(b) and 3.9(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.9(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 3.9(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 3.9(e) from any Person who was not guilty of such fraudulent misrepresentation.
Section 3.10   Other Registration Rights.   Other than the registration rights set forth in the Original RRA, in the registration rights agreements entered into with the PIPE Investors (the “PIPE RRAs”), and the registration rights agreements entered into with the Pre-PIPE Investors (the “Pre-PIPE RRAs”), PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant to this Investor Rights Agreement, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo, the Other Holders and the Sponsors represents and warrants that this Investor Rights Agreement supersedes any other registration rights agreement or agreements (including the Original RRA), other than the PIPE RRAs and the Pre-PIPE RRAs.
Section 3.11   Rule 144.   With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the request of any Holder, PubCo will deliver to such Holder a written statement as to whether PubCo has complied with such information requirements, and, if not, the specific reasons for non-compliance.
Section 3.12   Term.   ARTICLE III shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.10 shall survive any such termination with respect to such Holder.
Section 3.13   Holder Information.   Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations under this Investor Rights Agreement, including for purposes of Section 3.12. Other than the Sellers, a Party who does not hold Registrable Securities as of the Closing Date and who acquires Registrable Securities after the Closing Date will not be a “Holder” until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.
Section 3.14   Termination of Original RRA.   Upon the Closing, PubCo, the Other Holders and the Sponsors hereby agree that the Original RRA and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.
Section 3.15   Distributions.
(a)   In the event that a Seller distributes all or a portion of its Registrable Securities to its direct equity holders, such distributees shall be treated as a Seller under this Investor Rights Agreement; provided that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred on a Seller, as if such Seller remained a single party to this Investor Rights Agreement.
(b)   In the event that any Sponsor that is an entity distributes all or a portion of its Registrable Securities to its direct equity holders, such distributees shall be treated as a Sponsor under this Investor Rights Agreement; provided that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred on such distributing Sponsor, as if such distributing Sponsor remained a single party to this Investor Rights Agreement.
(c)   In the event that an Other Holder distributes all or a portion of its Registrable Securities to its direct equity holders, such distributees shall be treated as an Other Holder under this Investor Rights

Agreement; provided that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred on an Other Holder, as if such Other Holder remained a single party to this Investor Rights Agreement.
(d)   Notwithstanding the foregoing, no distribution for purposes of this Section 3.15 may occur prior to the conclusion of any Lock-Up Period applicable to the Sponsors, such Other Holder or such Seller, as applicable.
Section 3.16   Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Investor Rights Agreement, as may be required, so that the rights, privileges, duties and obligations under this Investor Rights Agreement shall continue with respect to the Common Stock as so changed.
ARTICLE IV
LOCK-UP
Section 4.1   Lock-Up.
(a)   No Holder shall effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period (as defined below) applicable to such Person; provided, that such prohibition shall not apply to Transfers (i) permitted pursuant to Section 4.2, (ii) permitted pursuant to ARTICLE III, (iii) any Transfer by the Sellers of any Company Units in accordance with the Company A&R LLCA (and any related Transfer of Class B Voting Stock), (iv) by any Seller following the Seller Lock-Up Period (as defined below), (v) by the Other Holders following the Other Holder Lock-Up Period (as defined below) or (vi) by any Sponsor following the Sponsor Lock-Up Period (as defined below). The “Seller Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the date that is six (6) months after the Closing Date; provided that, the Seller Lock-Up Period with respect to the Earnout Shares and the Earnout Common Units shall not end prior to the date that such Earnout Shares or such Earnout Common Units are earned in accordance with the BCA. The “Other Holder Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the date that is six (6) months after the Closing Date. The “Sponsor Lock-Up Period” shall be the period commencing on the Closing Date and continuing until the date that is six (6) months after the Closing Date. “Lock-Up Period” means with respect to the Sellers (including any Person who succeeds to such Seller’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Seller Lock-Up Period, with respect to the Other Holders (including any Person who succeeds to such Other Holder’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Other Holder Lock-Up Period and with respect to the Sponsors (including any Person who succeeds to such Sponsor’s rights under this Investor Rights Agreement pursuant to Section 5.1), the Sponsor Lock-Up Period. “Lock-Up Shares” means (i) the Equity Securities in PubCo and the Company held by the Holders as of the Closing Date, including Class A Common Stock, Class B Voting Stock and the Company Units, (ii) the Earnout Shares and the Earnout Common Units, in each case, whether or not earned prior to the end of the Seller Lock-Up Period, and (iii) shares of Class A Common Stock issued pursuant to the Company A&R LLCA upon exchange of Company Units held as of the Closing Date, along with an equal number of Class B Voting Stock, for Class A Common Stock.
(b)   During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Investor Rights Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose; provided that the Sellers shall be permitted to exchange any Company Unit or Class B Voting Stock held by such Sellers for Class A Common Stock.
(c)   The Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Investor Rights Agreement, the Equity Securities in the Company (including the Earnout Shares, the Earnout Common Units, shares of Class B Voting Stock and shares of Class A Common Stock), in each case, Beneficially Owned by such Person shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC.

Section 4.2   Permitted Transfers.   Notwithstanding anything to the contrary contained in this Investor Rights Agreement, during the Lock-Up Period applicable to such Person, the Holders may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares to (i) any of such Person’s Permitted Transferees, upon written notice to PubCo and, in the case of such a Transfer by a Sponsor, an Other Holder or its, his or her Permitted Transferees, the Equityholder Representative, and in the case of such a Transfer by a Seller or its, his or her Permitted Transferees, the Sponsor Representative; (ii) (a) a charitable organization, upon written notice to PubCo and, in the case of such a Transfer by a Sponsor, an Other Holder or its, his or her Permitted Transferees, the Equityholder Representative, and in the case of such a Transfer by a Seller or its, his or her Permitted Transferees, the Sponsor Representative; (b) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual; (c) in the case of an individual, by operation of Law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement; (d) as a distribution to limited partners, members or stockholders of such Holder; or (e) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under this clause (ii); (iii) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Business Combination; (iv) pledges of Lock-up Shares as security or collateral in connection with a borrowing or the incurrence of any indebtedness by the Holder, provided, however, that such borrowing or incurrence of indebtedness is secured by either a portfolio of assets or equity interests issued by multiple issuers; (v) pursuant to an order or decree of a governmental authority; (vi) from an employee to PubCo or its Subsidiary death, disability or termination of employment, in each case, of such employee; (vii) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of PubCo (including negotiating and entering into an agreement providing for any such transaction); provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares subject to this Agreement shall remain subject to this Agreement; (viii) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for the transfer of Lock-up Shares during the Lock-Up Period; (ix) to PubCo (a) pursuant to the exercise of any option to purchase Common Stock granted by PubCo pursuant to any employee benefit plans or arrangements (including any employee benefit plans or arrangements assumed in connection with the Merger), or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any stock-based awards granted by PubCo pursuant to employee benefit plans or arrangements (including any employee benefit plans or arrangements assumed in connection with the Merger); or (x) with the prior written consent of PubCo pursuant to a written instrument executed by both PubCo and, if Seller has a right to a board designee pursuant to this Agreement, any board designees of Seller, or, if such person is not serving as a director of PubCo, Byron Roth or John Lipman; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (ii) and (iii) above, (A) the restrictions and obligations contained in Section 4.1 and this Section 4.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and such Transferee shall agree to be bound by such restrictions and obligations in writing and acknowledged by Pubco, and (B) the Transferee of such Lock-Up Shares shall have no rights under this Investor Rights Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Investor Rights Agreement. Any Transferee of Lock-Up Shares who is a Permitted Transferee of the Transferor pursuant to this Section 4.2 shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement. Notwithstanding the foregoing provisions of this Section 4.2, a Holder may not make a Transfer to a Permitted Transferee if such Transfer has as a purpose the avoidance of, or is otherwise undertaken in contemplation of avoiding, the restrictions on Transfers in this Agreement (it being understood that the purpose of this provision includes prohibiting the Transfer to a Permitted Transferee (A) that has been formed to facilitate a material change with respect to who or which entities Beneficially Own the underlying Lock-Up Shares or (B) followed by a change in the relationship between the Holder and the Permitted Transferee (or a change of control of such Holder or Permitted Transferee) after the Transfer with the result and effect that the Holder has indirectly made a Transfer of Lock-Up Shares by using a Permitted Transferee, which Transfer would not have been directly permitted under this ARTICLE IV had such change in such relationship occurred prior to such Transfer).

ARTICLE V
GENERAL PROVISIONS
Section 5.1   Assignment; Successors and Assigns; No Third Party Beneficiaries.
(a)   Except as otherwise permitted pursuant to this Investor Rights Agreement, no Party may assign such Party’s rights and obligations under this Investor Rights Agreement, in whole or in part, without the prior written consent of the Equityholder Representative, in the case of (i) an assignment by a Sponsor or a Permitted Transferee thereof or (ii) an assignment by an Other Holder or a Permitted Transferee thereof, or the Sponsor Representative, in the case of an assignment by a Seller or a Permitted Transferee thereof. Any such assignee may not again assign those rights, other than in accordance with this ARTICLE V. Any attempted assignment of rights or obligations in violation of this ARTICLE V shall be null and void.
(b)   Notwithstanding anything to the contrary contained in this Investor Rights Agreement (other than the succeeding sentence of this Section 5.1(b)), (i) prior to the expiration of the Lock-Up Period applicable to such Holder, no Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 4.2; and (ii) after the expiration of the Lock-Up Period applicable to such Holder, a Holder may Transfer such Holder’s rights or obligations under this Investor Rights Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (x) any of such Holder’s Permitted Transferees, or (y) any Person with the prior written consent of PubCo. In no event can the Sponsors, the Other Holders, the Sellers, the Equityholder Representative, or the Sponsor Representative assign any of such Person’s rights under Section 2.1. Any Transferee of Registrable Securities (other than pursuant to an effective Registration Statement or a Rule 144 transaction) pursuant to this Section 5.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Investor Rights Agreement by executing and delivering a joinder in the form attached to this Investor Rights Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Investor Rights Agreement. No Transfer of Registrable Securities by a Holder shall be registered on PubCo’s books and records, and such Transfer of Registrable Securities shall be null and void and not otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Investor Rights Agreement, and PubCo is hereby authorized by all of the Holders to enter appropriate stop transfer notations on its transfer records to give effect to this Investor Rights Agreement.
(c)   All of the terms and provisions of this Investor Rights Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms of this Investor Rights Agreement.
(d)   Nothing in this Investor Rights Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Investor Rights Agreement or otherwise create any third party beneficiary hereto.
Section 5.2   Termination.   Except for Section 2.1(i) — (k), ARTICLE II shall terminate automatically (without any action by any Party) as to the Sellers, the Other Holders, or the Sponsors at such time at which such Party no longer has the right to designate an individual for nomination to the Board under this Investor Rights Agreement. ARTICLE III of this Investor Rights Agreement shall terminate as set forth in Section 3.13. The remainder of this Investor Rights Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to Beneficially Own any Registrable Securities; provided that, the provisions of Section 3.10 shall survive any such termination with respect to such Holder.
Section 5.3   Severability.   If any provision of this Investor Rights Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Investor Rights Agreement, to the extent permitted by Law shall remain in full force and effect.

Section 5.4   Entire Agreement; Amendments; No Waiver.
(a)   This Investor Rights Agreement, together with the Exhibit to this Investor Rights Agreement, the BCA, the LLC Agreement, and all other Ancillary Agreements (as defined in the BCA), constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Investor Rights Agreement and therein.
(b)   No provision of this Investor Rights Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the Sellers and their Permitted Transferees collectively Beneficially Own Class A Common Stock (in the Company and PubCo, without duplication) representing 10% or more of the Class A Common Stock held by the Sellers immediately after the Closing (excluding for these purposes from both the percentage Beneficially Owned immediately after the Closing and percentage then Beneficially Owned at any time, the number of Company Units and the corresponding number of shares of Buyer Class B Voting Stock, in each case, sold, assigned and transferred by Sellers to Pubco pursuant to and in accordance with the BCA), the Equityholder Representative, (iii) for so long as the Sponsors and its, his or her Permitted Transferees or the Other Holders and its, his or her Permitted Transferees collectively Beneficially Own Class A Common Stock in PubCo representing 50% or more of the Class A Common Stock held by the Sponsors or the Other Holders immediately after the Closing, the Sponsor Representative, and (iv) in any event at least the Holders holding in the aggregate more than fifty percent (50%) of the Registrable Securities Beneficially Owned by the Holders; provided that any such amendment or modification that would be materially and disproportionately adverse in any respect to any Holder shall require the prior written consent of such Holder; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Class A Common Stock shall not be considered in computing any percentages) with respect to amending or modifying such provision.
(c)   No waiver of any provision or default under, nor consent to any exception to, the terms of this Investor Rights Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.
Section 5.5   Counterparts; Electronic Delivery.   This Investor Rights Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Investor Rights Agreement may be executed and delivered in one or more counterparts and by fax, e-mail or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine, e-mail or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine, email or other electronic transmission as a defense to the formation or enforceability of a Contract and each Party forever waives any such defense.
Section 5.6   Notices.   All notices, demands and other communications to be given or delivered under this Investor Rights Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 5.6, notices, demands and other communications shall be sent to the addresses indicated below:
if to the Company, to:
BCP QualTek Holdco, LLC
475 Sentry Parkway E
Blue Bell, PA 19422
Attention:
Scott Hisey

E-mail:

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York
Attention:
Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Tim Cruickshank, P.C.
Erika P. López

E-mail:
if to the Sellers or Equityholder Representative, to:
BCP QualTek Holdco, LLC
475 Sentry Parkway E
Blue Bell, PA 19422
Attention:
Scott Hisey

E-mail:
and
BCP QualTek, LLC
650 5th Avenue
New York, New York 10019
Attention:
Andrew Weinberg
Matthew Allard

E-mail:
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York
Attention:
Michael E. Weisser, P.C.
Matthew S. Arenson, P.C.
Tim Cruickshank, P.C.
Erika P. López

E-mail:
if to the Other Holders, Sponsors, the Sponsor Representative or Pubco, as applicable, to:
CR Financial Holdings, Inc.
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660
Attention:
Byron Roth

E-mail:
with a copy (which shall not constitute notice) to:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention:
Mitchell Nussbaum, Esq.

E-mail:
Section 5.7   Governing Law; Waiver of Jury Trial; Jurisdiction.   The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Investor Rights Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Investor Rights Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions

(whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS INVESTOR RIGHTS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS INVESTOR RIGHTS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS INVESTOR RIGHTS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Investor Rights Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Investor Rights Agreement in any other courts. Nothing in this Section 5.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.
Section 5.8   Specific Performance.   Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that, in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching Party would have no adequate remedy at Law) and the non-breaching Party would be irreparably damaged. Accordingly, each Party agrees that each other Party shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Investor Rights Agreement to the extent expressly contemplated herein or therein and the terms and provisions hereof in any Action, in addition to any other remedy to which such Person may be entitled. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Investor Rights Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 5.8 shall not be required to provide any bond or other security in connection with any such injunction.
Section 5.9   Subsequent Acquisition of Shares.   Any Equity Securities of PubCo or the Company acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Investor Rights Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Investor Rights Agreement.
Section 5.10   Legends.   Each of the Holders acknowledges that (i) no Transfer, hypothecation or assignment of any Registrable Securities Beneficially Owned by such Holder may be made except in compliance with applicable federal and state securities laws and (ii) PubCo shall (x) place customary restrictive legends on the certificates or book entries representing the Registrable Securities subject to this Investor Rights Agreement and (y) remove such restrictive legends at the time the applicable Transfer and other restrictions contemplated thereby are no longer applicable to the Registrable Securities represented by such certificates or book entries.
Section 5.11   No Third Party Liabilities.   This Investor Rights Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including any representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement), may be made only against the Persons that are expressly identified as parties hereto, as applicable; and no past, present or future direct or indirect director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such Party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any Party hereto (including any Person negotiating or executing this Investor Rights Agreement on behalf of a Party hereto), unless a Party to this Investor Rights Agreement, shall have any liability or obligation with respect to this Investor Rights Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Investor Rights Agreement, or the negotiation, execution or performance of this Investor Rights Agreement (including a representation or warranty made in or in connection with this Investor Rights Agreement or as an inducement to enter into this Investor Rights Agreement).
Section 5.12   Indemnification; Exculpation.
(a)   PubCo will, and PubCo will cause each of its subsidiaries to, jointly and severally indemnify, exonerate and hold the Holders and each of their respective direct and indirect partners, equityholders, members, managers, Affiliates, directors, officers, shareholders, fiduciaries, managers, controlling Persons, employees, representatives and agents and each of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Holder Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Holder Indemnitees or any of them before or after the date of this Investor Rights Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim (each, an “Action”) to the extent arising directly or indirectly out of, or in any way relating to, (i) any Holder’s or its Affiliates’ ownership of Equity Securities of PubCo or control or ability to influence PubCo or any of its subsidiaries (other than any such Indemnified Liabilities (x) to the extent such Indemnified Liabilities arise out of any breach of this Investor Rights Agreement by such Holder Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Holder Indemnitee to its direct or indirect equity holders, creditors or Affiliates, (y) to the extent such control or the ability to control PubCo or any of its subsidiaries derives from such Holder’s or its Affiliates’ capacity as an officer or director of PubCo or any of its subsidiaries, or (z) to the extent such Indemnified Liabilities are directly caused by such Person’s willful misconduct), (ii) the business, operations, properties, assets or other rights or liabilities of PubCo or any of its subsidiaries or (iii) any services provided prior to, on or after the date of this Investor Rights Agreement by any Holder or its Affiliates to PubCo or any of their subsidiaries; provided, however, that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, PubCo will, and will cause its subsidiaries to, make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law. For the purposes of this Section 5.12, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Holder Indemnitee as to any previously advanced indemnity payments made by PubCo or any of its subsidiaries, then such payments shall be promptly repaid by such Holder Indemnitee to PubCo and its subsidiaries. The rights of any Holder Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Law or regulation or under the organizational or governing documents of PubCo or its subsidiaries.
(b)   PubCo will, and will cause each of its subsidiaries to, jointly and severally, reimburse any Holder Indemnitee for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Action for which the Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, or any action or proceeding arising therefrom, whether or not such Holder Indemnitee is a party thereto. PubCo or its subsidiaries, in the defense of any Action for which a Holder Indemnitee would be entitled to indemnification under the terms of this Section 5.12, may, without the consent of such Holder Indemnitee, consent to entry of any judgment or enter into any settlement if and only if it (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Holder Indemnitee of an unconditional release from all liability with respect to such Action, (ii) does not impose any limitations (equitable or otherwise) on such Holder Indemnitee, and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Holder Indemnitee, and provided, that the only penalty imposed in connection with such settlement is a monetary payment that will be paid in full by PubCo or its subsidiaries.
(c)   PubCo acknowledges and agrees that PubCo shall, and to the extent applicable shall cause its subsidiaries to, be fully and primarily responsible for the payment to any Holder Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law and the Organizational Documents, each as amended, (ii) any director indemnification agreement, (iii) this Investor Rights Agreement, any other agreement between PubCo or any of its subsidiaries and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, (iv) the Laws of the jurisdiction of incorporation or organization of any subsidiary of PubCo or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any subsidiary of PubCo ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery such Holder Indemnitee (or its Affiliates) may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than PubCo, any of its subsidiaries or the insurer under and pursuant to an insurance policy of PubCo or any of its subsidiaries) from whom such Holder Indemnitee may be entitled to indemnification with respect to which, in whole or in part, PubCo or any of its subsidiaries may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall PubCo or any of its subsidiaries be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery any Holder Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of such Holder Indemnitee or the obligations of PubCo or any of its subsidiaries under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to any Holder Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) PubCo shall, and to the extent applicable shall cause its subsidiaries to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by PubCo or any of its subsidiaries pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Holder Indemnitee against PubCo or any of its subsidiaries, as applicable, and (z) such Holder Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. Each of the Parties agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.12(c), entitled to enforce this Section 5.12(c) as though each such Indemnitee-Related Entity were a party to this Investor Rights Agreement. PubCo shall cause each of its subsidiaries to perform the terms and obligations of this Section 5.12(c) as though each such subsidiary were a party to this Investor Rights Agreement. For purposes of this Section 5.12(c), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which any Holder Indemnitee shall be entitled to indemnification from both (1) PubCo or any of its subsidiaries pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and such Holder Indemnitee (or its Affiliates) pursuant to which such Holder Indemnitee is indemnified, the Laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.
(d)   In no event shall any Holder Indemnitee be liable to PubCo or any of its subsidiaries for any act, alleged act, omission or alleged omission that does not constitute willful misconduct or fraud of such Holder Indemnitee as determined by a final, nonappealable determination of a court of competent jurisdiction.

(e)   Notwithstanding anything to the contrary contained in this Investor Rights Agreement, for purposes of this Section 5.12, the term Holder Indemnitees shall not include any Holder or its any of its partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents or any of the partners, equityholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of any of the foregoing who is an officer or director of PubCo or any of its subsidiaries in such capacity as officer or director. Such officers and directors are or will be subject to separate indemnification in such capacity through this Investor Rights Agreement or the certificate of incorporation or organization, bylaws or limited partnership agreements and other instruments of PubCo and its subsidiaries.
(f)   The rights of any Holder Indemnitee to indemnification pursuant to this Section 5.12 will be in addition to any other rights any such Person may have under any other section of this Investor Rights Agreement or any other agreement or instrument to which such Holder Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of PubCo or any of its subsidiaries.
Section 5.13   Other Opportunities.
(a)   The Parties expressly acknowledge and agree that to the fullest extent permitted by applicable Law: (i) each of the Holders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Joint Director, the Seller Directors and the Sponsor Directors has the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as PubCo or any of its subsidiaries or deemed to be competing with PubCo or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to PubCo or any of its subsidiaries, or any other Holder the right to participate therein; (ii) each of the Holders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the Joint Director and the Seller Directors and the Sponsor Directors may invest in, or provide services to, any Person that directly or indirectly competes with PubCo or any of its subsidiaries; and (iii) in the event that any of the Holders (including (A) their respective Affiliates, (B) any portfolio company in which they or any of their respective investment fund Affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any Joint Director, Seller Director or Sponsor Director, respectively, acquires knowledge of a potential transaction or matter that may be a corporate or other business opportunity for PubCo or any of its subsidiaries, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to PubCo or any of its subsidiaries or any other Holder, as the case may be, and, notwithstanding any provision of this Investor Rights Agreement to the contrary, shall not be liable to PubCo or any of its subsidiaries or any other Holder (or its Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to PubCo or any of its subsidiaries or any other Holder (or its Affiliates). For the avoidance of doubt, the Parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable Law , any right of PubCo or any of its subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by Law.
(b)   Each of the Parties hereby, to the fullest extent permitted by applicable Law:
(i)   confirms that none of the Holders or any of their respective Affiliates have any duty to PubCo or any of its subsidiaries or to any other Holder other than the specific covenants and agreements set forth in this Investor Rights Agreement;

(ii)   acknowledges and agrees that (A) in the event of any conflict of interest between PubCo or any of its subsidiaries, on the one hand, and any of the Holders or any of their respective Affiliates (or any Joint Director, Seller Director or Sponsor Director acting in his or her capacity as such), on the other hand, such applicable Holder or applicable Affiliates (or any Joint Director, Seller Director or Sponsor Director acting in his or her capacity as a director) may act in its best interest and (B) none of the Holders or any of their respective Affiliates or any Joint Director, Seller Director or Sponsor Director acting in his or her capacity as a director or observer, shall be obligated (1) to reveal to PubCo or any of its subsidiaries confidential information belonging to or relating to the business of such Person or any of its Affiliates or (2) to recommend or take any action in its capacity as a direct or indirect stockholder or director, as the case may be, that prefers the interest of PubCo or its subsidiaries over the interest of such Person; and
(iii)   waives any claim or cause of action against any of the Holders and any of their respective Affiliates, and any officer, employee, agent or Affiliate of any such Person that may from time to time arise in respect of a breach by any such person of any duty or obligation disclaimed under Section 5.13(b)(i) or Section 5.13(b)(ii).
(c)   Each of the parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 5.13 shall not apply to any alleged claim or cause of action against any of the Holders based upon the breach or nonperformance by such Person of this Investor Rights Agreement or any other agreement to which such Person is a party.
(d)   The provisions of this Section 5.13, to the extent that they restrict the duties and liabilities of any of the Holders or any of their respective Affiliates or any Joint Director, Seller Director or Sponsor Director otherwise existing at Law or in equity, are agreed by the Parties to replace such other duties and liabilities of the Holders or any of their respective Affiliates or any such Joint Director, Seller Director or Sponsor Director to the fullest extent permitted by applicable Law.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Investor Rights Agreement as of the Effective Date.
PUBCO:
ROTH CH ACQUISITION III CO.
By:

Name:
Title:
SPONSORS:
CR FINANCIAL HOLDINGS, INC.
By:

Name:
Title:
[•]
SPONSOR REPRESENTATIVE:

John Lipman
Signature Page
to
Investor Rights Agreement

EQUITYHOLDER REPRESENTATIVE:
BCP QualTek, LLC
By:

Name:
Title:
SELLERS:
[•]
OTHER HOLDERS:
[•]
Signature Page
to
Investor Rights Agreement

Exhibit A
Form of Joinder
This Joinder (this “Joinder”) to the Investor Rights Agreement, made as of                 , is between                 (“Transferor”) and                 (“Transferee”).
WHEREAS, as of the date hereof, Transferee is acquiring                 Registrable Securities (the “Acquired Interests”) from Transferor;
WHEREAS, Transferor is a party to that certain Investor Rights Agreement, dated as of June [l], 2021, among Roth CH Acquisition III Co. (“PubCo”) and the other persons party thereto (the “Investor Rights Agreement”); and
WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Investor Rights Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
Section 1.1   Definitions.   To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Investor Rights Agreement.
Section 1.2   Acquisition.   The Transferor hereby Transfers to the Transferee all of the Acquired Interests.
Section 1.3   Joinder.   Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Investor Rights Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Investor Rights Agreement and (c) such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of the Investor Rights Agreement.
Section 1.4   Notice.   Any notice, demand or other communication under the Investor Rights Agreement to Transferee shall be given to Transferee at the address set forth on the signature page hereto in accordance with Section 5.6 of the Investor Rights Agreement.
Section 1.5   Governing Law.   This Joinder shall be governed by and construed in accordance with the Law of the State of Delaware.
Section 1.6   Counterparts; Electronic Delivery.   This Joinder may be executed and delivered in one or more counterparts, by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Exhibit A
to
Investor Rights Agreement

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.
[TRANSFEROR]
By:

Name:
Title:
[TRANSFEREE]
By:

Name:
Title:
Address for notices:

Exhibit A
Signature Page
to
Investor Rights Agreement